Oppenheimer Pennsylvania Municipal Fund

Prospectus dated September 24, 2003

                                          Oppenheimer Pennsylvania Municipal
                                          Fund is a mutual fund that seeks
                                          current income exempt from federal
                                          and Pennsylvania personal income
                                          taxes while attempting to preserve
                                          capital. It invests mainly in
                                          municipal securities.

                                             This Prospectus contains
                                          important information about the
                                          Fund's objective, its investment
                                          policies, strategies and risks.  It
                                          also contains important information
                                          about how to buy and sell shares of
                                          the Fund and other account
                                          features.  Please read this
                                          Prospectus carefully before you
As with all mutual funds, the             invest and keep it for future
Securities and Exchange Commission        reference about your account.
has not approved or disapproved the
Fund's securities nor has it
determined that this Prospectus is
accurate or complete.  It is a
criminal offense to represent
otherwise.

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                                                       [OppenheimerFunds logo]

Contents
            About The Fund
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            The Fund's Investment Objective and Principal Strategies

            Main Risks of Investing in the Fund

            The Fund's Past Performance

            Fees and Expenses of the Fund

            About the Fund's Investments

            How the Fund is Managed

            About Your Account
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            How to Buy Shares
            Class A Shares
            Class B Shares
            Class C Shares

            Special Investor Services
            AccountLink
            PhoneLink
            OppenheimerFunds Internet Website

            How to Sell Shares
            By Mail
            By Telephone
            By Checkwriting

            How to Exchange Shares

            Shareholder Account Rules and Policies

            Dividends, Capital Gains and Taxes

            Financial Highlights
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About the Fund
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The Fund's Investment Objective and Principal Strategies

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What Is The  Fund's  Investment  Objective?  The Fund seeks as high a level of current interest income exempt from federal and  Pennsylvania  personal income taxes as is available from municipal securities,  consistent with preservation of capital.
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What  Does  the Fund  Invest  In?  The Fund  invests  mainly  in  Pennsylvania municipal  securities that pay interest  exempt from federal and  Pennsylvania personal  income  taxes,  and from the  investment  income  tax of the  school district of Philadelphia.  These securities  primarily include municipal bonds
(which  are debt  obligations  having a  maturity  of more  than one year when issued), municipal notes (short-term obligations),  and interests in municipal leases.  Most of the  securities  the Fund  buys  must be  "investment  grade"
(securities  rated in the four highest  rating  categories of national  rating organizations,  such as Moody's Investors Services ("Moody's")),  although the
Fund  can  hold  lower-grade   securities  as  well  (sometimes  called  "Junk
Bonds").  Under normal market conditions,  the Fund attempts to invest 100% of its assets in municipal  securities,  and as a fundamental  policy  invests at least 80% of its net assets  (plus  borrowings  for  investment  purposes)  in
Pennsylvania  municipal  securities.  This includes  securities  that generate income subject to the alternative minimum tax.

      The Fund does not limit its  investments  to  securities of a particular maturity range, and may hold both short- and long- term  securities.  However, it currently  focuses on longer-term  securities to seek higher yields.  These investments  are more  fully  explained  in "About  the  Fund's  Investments,"
below.

      |X| How Do the  Portfolio  Managers  Decide  What  Securities  to Buy or
Sell?  In selecting  securities  for the Fund,  the  portfolio  managers  look primarily throughout  Pennsylvania for municipal securities using a variety of factors  that may  change  over  time and may vary in  particular  cases.  The portfolio managers currently look for:
            |_|  Securities that provide high current income
|_|   A wide  range of  securities  of  different  issuers  within  the state, including different agencies and municipalities, to spread risk
|_|   Securities having favorable credit characteristics
|_|   Special situations that provide opportunities for value
|_|   Unrated bonds that might provide high income
|_|   Securities  of  smaller  issuers  that  might  be  overlooked  by  other investors and funds
|_|   Special situations of higher rated bonds that provide  opportunities for above average income with limited volatility.
|_|   Buying  issues  across a wide range of  municipal  sectors,  coupons and revenue sources.

Who Is the Fund  Designed For? The Fund is designed for  individual  investors who are seeking income exempt from federal and  Pennsylvania  personal  income taxes.  The Fund does not seek capital gains or growth.  Because it invests in tax-exempt  securities,  the  Fund  is not  appropriate  for  retirement  plan accounts or for investors  seeking capital growth.  The Fund is not a complete investment program.

Main Risks of Investing in the Fund

      All investments  have risks to some degree.  The Fund's  investments are subject to changes in their value from a number of factors,  described  below.
There is also the risk that poor security  selection by the Fund's  investment
Manager,  OppenheimerFunds,  Inc., will cause the Fund to  underperform  other funds having a similar objective.

      These  risks  collectively  form  the risk  profile  of the Fund and can affect the value of the Fund's investments,  its investment  performance,  and the  prices  of its  shares.  These  risks  mean  that you can  lose  money by investing  in the Fund.  When you redeem your  shares,  they may be worth more or less  than  what you paid for  them.  There is no  assurance  that the Fund will achieve its objective.

      |X| Credit  Risk.  Municipal  securities  are  subject  to credit  risk.
Credit  risk is the risk that the  issuer of a  municipal  security  might not make  interest and  principal  payments on the security as they become due. If the issuer fails to pay interest,  the Fund's income may be reduced and if the issuer fails to repay principal,  the value of that security and of the Fund's shares  may be  reduced.  Because  the Fund can  invest  as much as 25% of its assets in municipal  securities  below investment grade to seek higher income, the  Fund's  credit  risks  are  greater  than  those of  funds  that buy only investment-grade  bonds.  A downgrade  in an issuer's  credit  rating or other adverse  news about an issuer can  reduce  the market  value of that  issuer's securities.

      |X| Interest Rate Risk.  Municipal  securities are debt  securities that are subject to changes in value when  prevailing  interest rates change.  When interest  rates  fall,  the  values  of  already-issued  municipal  securities
generally  rise.   When   prevailing   interest  rates  rise,  the  values  of
already-issued  municipal  securities  generally  fall, and the securities may sell at a discount  from their  face  amount.  The  magnitude  of these  price changes is  generally  greater  for bonds  with  longer  maturities.  The Fund currently  focuses on longer-term  securities to seek higher income.  Callable bonds the Fund buys are more  likely to be called  when  interest  rates fall, and the  Fund  might  then  have to  reinvest  the  proceeds  of the  callable instrument in other securities that have lower yields, reducing its income.

      |X| Borrowing  for  Leverage.  The Fund can borrow from banks in amounts up to one third of its total assets  (including the amount  borrowed) less all liabilities and indebtedness  other than borrowings.  It may also borrow up to
5% of its total assets for  temporary  purposes  from any person.  This use of leverage  will subject the Fund to greater costs than funds that do not borrow for  leverage,  and may also make the Fund's  share  price more  sensitive  to interest  rate  changes.  The  interest on borrowed  money is an expense  that might reduce the Fund's yield.

      |X| Risks of  Non-Diversification.  The Fund is "non-diversified."  That means that  compared  to funds that are  diversified,  it can invest a greater portion of its assets in the  securities  of one issuer,  such as bonds issued by the Commonwealth of Pennsylvania.  Having a higher percentage of its assets invested in the securities of fewer issuers,  particularly  government issuers of one state, could result in greater  fluctuations of the Fund's share prices due to economic, regulatory or political problems in Pennsylvania.

      |X|   Risks  in  Using   Derivative   Investments.   The  Fund  can  use
derivatives to seek  increased  returns or to try to hedge  investment  risks.
In general  terms,  a derivative  investment is an investment  contract  whose value  depends  on (or is  derived  from)  the value of an  underlying  asset, interest rate or index.  "Inverse  floaters" are examples of  derivatives  the
Fund can use.

      If the issuer of the derivative  investment does not pay the amount due, the Fund can lose money on its  investment.  Also, the underlying  security or investment on which the derivative is based,  and the derivative  itself,  may not perform the way the Manager expected it to perform.  If that happens,  the
Fund will get less income than expected or its share price could  decline.  To try to  preserve  capital,  the Fund has  limits on the  amount of  particular types of  derivatives it can hold.  However,  using  derivatives  can increase the volatility of the Fund's share prices.  Some  derivatives may be illiquid, making it difficult for the Fund to sell them quickly at an acceptable price.

      |X| Inverse  Floaters Have Special  Risks.  Variable rate bonds known as
"inverse  floaters" pay interest at rates that move in the opposite  direction of yields on  short-term  bonds in  response  to market  changes.  As interest rates rise,  inverse  floaters  produce less current income,  and their market value  can  become  volatile.  Inverse  floaters  are a  type  of  "derivative security."  Some  have a "cap,"  so that if  interest  rates  rise  above  the
"cap," the security  pays  additional  interest  income.  If rates do not rise above the  "cap," the Fund will have paid an  additional  amount for a feature that  proves  worthless.  The Fund will not invest  more than 20% of its total assets in inverse floaters.

How  Risky Is the Fund  Overall?  The  value of the  Fund's  investments  will change over time due to a number of factors.  They include  changes in general bond market  movements,  the change in value of particular bonds because of an event affecting the issuer,  or changes in interest rates that can affect bond prices overall.  The Fund focuses its  investments in  Pennsylvania  municipal securities  and is  non-diversified.  It will  therefore be  vulnerable to the effects of economic  changes that affect  Pennsylvania  governmental  issuers.
These  changes can affect the value of the Fund's  investments  and its prices per  share.  The  Fund's  focus on  longer-term  bonds and its use of  inverse
floaters  can  cause   fluctuations  in  the  Fund's  share  prices.   In  the
OppenheimerFunds  spectrum,  the Fund is more  conservative than some types of taxable bond funds,  such as high yield bond funds, but has greater risks than money market funds.

      An  investment  in the Fund is not a  deposit  of any  bank,  and is not insured or  guaranteed by the Federal  Deposit  Insurance  Corporation  or any
other government agency.

The Fund's Past Performance

The bar chart and table  below show one measure of the risks of  investing  in the Fund,  by  showing  changes  in the  Fund's  performance  (for its Class A shares)  from year to year for the last 10  calendar  years and by showing how the average annual total returns of the Fund's  shares,  both before and after taxes, compare to a broad-based market index.

The  after-tax  returns are shown for Class A shares  only and are  calculated using the historical  highest  individual federal marginal income tax rates in effect  during the  periods  shown,  and do not reflect the impact of state or local  taxes.  The  after-tax  returns  for the other  classes of shares  will vary.  In  certain  cases,  the figure  representing  "Return  After  Taxes on
Distributions  and Sale of Fund  Shares" may be higher  than the other  return figures  for the same  period.  A higher  after-tax  return may result  when a capital  loss  occurs  upon  redemption  and  translates  into an assumed  tax deduction that benefits the shareholder.  The after-tax returns are calculated based on certain assumptions  mandated by regulation and your actual after-tax returns  may  differ  from  those  shown,  depending  on your  individual  tax situation. The Fund's past investment performance,  before and after taxes, is not necessarily an indication of how the Fund will perform in the future.

[See bar chart in Appendix to the Prospectus]

Sales  charges  and taxes are not  included in the  calculations  of return in this bar chart, and if those charges and taxes were included,  the returns may be less than those  shown.  For the period from 1/1/03  through  6/30/03,  the cumulative  return  (not  annualized)  before  taxes  for  Class A shares  was
4.45%.

During the period shown in the bar chart,  the highest return (not annualized)
before  taxes for a  calendar  quarter  was 7.22%  (1Qtr  '95) and the  lowest return (not  annualized)  before taxes for a calendar quarter was -5.35% (1Qtr
'94).

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                                                                   10 Years
Average Annual Total Returns         1 Year         5 Years       (or Life of
for the periods ended December                                  Class if Less)

31, 2002

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Class A Shares (inception

9/18/89)                              5.68%          3.38%           5.07%
Return Before Taxes                   5.68%          3.38%           5.06%
Return After Taxes on
Distributions                         5.84%          3.76%           5.16%
Return After Taxes on
Distributions and Sale of Fund
Shares

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Lehman Brothers Municipal Bond

Index (reflects no deduction          9.60%          6.06%          6.711%
for fees, expenses or taxes)

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                                      5.11%          3.29%           4.71%

Class B Shares (inception
5/3/93)
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                                      9.12%          3.61%           4.79%

Class C Shares (inception
8/29/95)
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1.    From 12/31/92.
  The Fund's average annual total returns include the applicable sales charges: for Class A shares, the current maximum initial sales charge of
  4.75%; for Class B shares, the contingent deferred sales charges of 5%
  (1-year) and 2% (5-years) and for Class C shares, the 1% contingent deferred sales charge for the 1-year period.  Because Class B shares convert to Class A shares 72 months after purchase, Class B "life-of-class"
  performance does not include any contingent deferred sales charge and uses
  Class A performance for the period after conversion.  The returns measure the performance of a hypothetical account and assume that all dividends and capital gains distributions have been reinvested in additional shares.  The performance of the Fund's Class A shares is compared to the Lehman Brothers
  Municipal Bond Index, an unmanaged index of a broad range of investment grade municipal bonds.  The index includes municipal securities from many states while the Fund focuses on Pennsylvania municipal securities.  The index performance includes reinvestment of income but does not reflect transaction costs, fees, expenses or taxes. The Fund's investments vary from those in the index.

Fees and Expenses of the Fund

The following tables are meant to help you understand the fees and expenses you may pay if you buy and hold shares of the Fund. The Fund pays a variety of expenses directly for management of its assets, administration, distribution of its shares and other services. Those expenses are subtracted from the Fund's assets to calculate the Fund's net asset values per share.
All shareholders therefore pay those expenses indirectly. Shareholders pay other expenses directly, such as sales charges and account transaction charges. The numbers below are based on the Fund's expenses during its fiscal year ended July 31, 2003.

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Shareholder Fees (charges paid directly from your investment):

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                                 Class A Shares Class B Shares  Class C Shares
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Maximum  Sales Charge  (Load) on
purchases  (as  a % of  offering     4.75%           None            None
price)
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Maximum  Deferred  Sales  Charge
(Load)  (as % of  the  lower  of
the original  offering  price or     None1            5%2            1%3
redemption proceeds)
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Annual Fund Operating Expenses (deducted from Fund assets):
(% of average daily net assets)

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                                    Class A    Class B Shares  Class C Shares
                                    Shares

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Management Fees                      0.57%          0.57%           0.57%

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Distribution and/or Service          0.14%          0.90%           0.90%
(12b-1) Fees

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Other Expenses                       0.15%          0.16%           0.16%

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Total Annual Operating Expenses      0.86%          1.63%           1.63%

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1.  A  contingent   deferred   sales  charge  may  apply  to   redemptions  of
investments  of $1 million or more of Class A shares.  See "How to Buy Shares"
for details.
2.    Applies to  redemptions  in first year after  purchase.  The  contingent deferred  sales charge  declines to 1% in the sixth year and is  eliminated after that.
3.    Applies to shares redeemed within 12 months of purchase.

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Expenses may vary in future years. "Other expenses" include transfer agent fees, custodial  fees,  and  accounting  and legal  expenses  that the Fund pays.  The
Transfer  Agent has  voluntarily  undertaken  to the Fund to limit the  transfer agent fees to 0.35% of average daily net assets per fiscal year for all classes.
That  undertaking  may be amended or  withdrawn  at any time  without  notice to shareholders. For the Fund's fiscal year ended July 31, 2003, the transfer agent fees did not exceed the expense limitation described above.

Examples.  The  following  examples are intended to help you compare the cost of investing  in the Fund with the cost of investing  in other  mutual  funds.  The examples assume that you invest $10,000 in a class of shares of the Fund for the time periods indicated, and reinvest your dividends and distributions.

     The first example  assumes that you redeem all of your shares at the end of those periods.  The second example  assumes you keep your shares.  Both examples also assume that your  investment has a 5% return each year and that the class's operating  expenses  remain the same.  Your actual  costs may be higher or lower because expenses will vary over time.  Based on these  assumptions your expenses would be as follows:

If shares are redeemed:
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                             1 year         3 years         5 years   10 years
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Class A Shares               $559         $736        $ 929          $1,485

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Class B Shares               $666         $814        $1,087        $1,5381

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Class C Shares               $266         $514        $ 887          $1,933

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If    shares    are   not   1 year      3 years      5 years        10 years
redeemed:
---------------------------------------------------------------------------------
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Class A Shares               $559         $736        $ 929          $1,485

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Class B Shares               $166         $514         $887         $1,5381

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Class C Shares               $166         $514        $ 887          $1,933

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In the first  example,  expenses  include the initial sales charge for Class A and the applicable  Class B or Class C contingent  deferred sales charges.  In the second example,  the Class A expenses include the sales charge,  but Class
B and Class C expenses do not include contingent deferred sales charges.
1.  Class B  expenses  for years 7 through  10 are based on Class A  expenses, because  Class B shares  automatically  convert  to Class A shares  72  months after purchase.

About the Fund's Investments

The Fund's  Principal  Investment  Policies and Risks.  The  allocation of the
Fund's  portfolio  among  different  types of investments  will vary over time based on the Manager's  evaluation of economic and market  trends.  The Fund's portfolio  might not always include all of the different  types of investments described below.

      The  Manager  tries to  reduce  risks by  selecting  a wide  variety  of municipal investments and by carefully researching  securities before they are purchased.  However,  changes  in  the  overall  market  prices  of  municipal securities  and the  income  they pay can  occur at any  time.  The  yield and share prices of the Fund will change  daily based on changes in market  prices of securities,  interest rates and market  conditions and in response to other economic  events.  The  Statement  of  Additional  Information  contains  more detailed information about the Fund's investment policies and risks.

What is A Municipal  Security?  A municipal  security is essentially a loan by the buyer to the issuer of the security.  The issuer  promises to pay back the principal  amount of the loan and normally pays  interest  exempt from federal personal income taxes.

      |X|  Municipal  Securities.  The Fund buys  municipal  bonds and  notes,
certificates   of   participation   in   municipal   leases   and  other  debt
obligations.  These debt obligations are issued by state governments,  as well as their  political  subdivisions  (such as cities,  towns and counties),  and
their  agencies  and  authorities.   Pennsylvania   municipal  securities  are
municipal securities that are not subject to Pennsylvania  personal income tax
(in  the  opinion  of  bond  counsel  to  the   issuer).   They  include  debt
obligations  issued by the  Commonwealth  of  Pennsylvania  and its  political subdivisions.  They also may include debt  obligations  of the  governments of certain  possessions,  territories and  commonwealths  of the United States if the interest is not subject to Pennsylvania personal income tax.

      The  Fund  can  also  buy  other  municipal  securities  issued  by  the governments  of the  District  of  Columbia  and of  other  states,  or by any commonwealths,  territories  or  possessions  of the United  States,  or their respective agencies,  instrumentalities  or authorities,  if the interest paid on the security is not subject to federal  personal income tax (in the opinion of bond counsel to the issuer at the time the security is issued).

      Municipal  securities  are issued to raise money for a variety of public
or  private  purposes,   including   financing  state  or  local  governments,
financing  specific  projects  or  public  facilities.  The  Fund can buy both long-term and short-term  municipal  securities.  Long-term  securities have a maturity  of more than one year.  The Fund  generally  focuses on  longer-term securities, to seek higher income.

      The Fund can buy municipal  securities  that are "general  obligations,"
secured by the issuer's pledge of its full faith,  credit and taxing power for the  payment  of  principal  and  interest.  The Fund  can  also buy  "revenue obligations,"  whose interest is payable only from the revenues derived from a particular facility or class of facilities,  or a specific excise tax or other revenue source.  Some of these revenue  obligations are private activity bonds that pay interest that may be a tax preference  item for investors  subject to the federal alternative minimum tax.

      |X|  Municipal  Lease  Obligations.  Municipal  leases are used by state and local  government  authorities to obtain funds to acquire land,  equipment or  facilities.  The Fund can invest in  certificates  of  participation  that represent a  proportionate  interest in payments  made under  municipal  lease obligations.  Most  municipal  leases,  while secured by the leased  property, are not general  obligations of the issuing  municipality.  They often contain
"non-appropriation"  clauses  under  which  the  municipal  government  has no obligation to make lease or installment  payments in future years unless money is  appropriated  on a yearly basis.  If the government  stops making payments or transfers  its payment  obligations  to a private  entity,  the  obligation could lose value or become taxable.  Some lease  obligations might not have an active trading  market,  making it difficult for the Fund to sell them quickly at an acceptable price.

      |X|  Ratings  of  Municipal  Securities  the  Fund  Buys.  Most  of  the
municipal  securities  the Fund  buys are  "investment  grade"  at the time of purchase.  The Fund  does not  invest  more  than 25% of its  total  assets in municipal securities that at the time of purchase are not  "investment-grade."

 Securities  that are rated  below  "investment  grade" are those  rated below
"Baa" by Moody's,  or lower than "BBB" by Standard & Poor's  Rating  Services, or comparable ratings by other nationally recognized rating organizations,  or
(if unrated) judged by the Manager to be comparable to rated  investment grade securities.  Rating  categories  are  described in the Statement of Additional
Information.  If a security  the Fund buys is not rated,  the Manager will use its  judgment to assign a rating that it believes is  comparable  to that of a rating organization.

      The  Manager  relies  to some  extent on credit  ratings  by  nationally recognized  rating  organizations  in evaluating the credit risk of securities selected  for  the  Fund's  portfolio.  It also  uses  its  own  research  and analysis to evaluate  risks.  Many factors affect an issuer's  ability to make timely  payments,  and the credit  risks of a  particular  security may change over  time.  If the rating of a  security  is reduced  after the Fund buys it, the Fund is not required  automatically to dispose of that security.  However, the Manager will evaluate those  securities to determine  whether to keep them in the Fund's portfolio.

      The Fund can  invest a  significant  portion  of its  assets in  unrated securities.  Some of these unrated  securities  may not have an active trading market,  which  means  that the Fund might have  difficulty  valuing  them and selling them promptly at an acceptable price.

      |X|  Special   Credit  Risks  of   Lower-Grade   Securities.   Municipal
securities  below  investment-grade  (sometimes  called "junk bonds")  usually offer  higher  yields  than  investment-grade  securities  but are  subject to greater  price  fluctuations  and risks of loss of income and  principal  than investment-grade  municipal  securities.  Securities  that are (or  that  have fallen)  below  investment  grade have a greater risk that the issuers may not
meet   their   debt   obligations.   They  may  also  be  less   liquid   than
investment-grade  securities  making it harder for the Fund to sell them at an acceptable price.

      |X| Floating  Rate/Variable Rate Obligations.  Some municipal securities have variable or floating  interest  rates.  Variable  rates are adjustable at
stated  periodic   intervals.   Floating  rates  are  automatically   adjusted
according  to a  specified  market  rate  for  such  investments,  such as the percentage  of the  prime  rate of a bank,  or the  ninety-one  (91)  day U.S.
Treasury Bill rate.

Can the Fund's Investment  Objective and Policies Change?  The Fund's Board of
Trustees can change  non-fundamental  policies without  shareholder  approval,
although   significant  changes  will  be  described  in  amendments  to  this
Prospectus.  Fundamental  policies cannot be changed without the approval of a majority  of the Fund's  outstanding  voting  shares.  The  Fund's  investment objective is a fundamental  policy.  Other  investment  restrictions  that are fundamental  policies are listed in the Statement of  Additional  Information.
An investment  policy or technique is not  fundamental  unless this Prospectus or the Statement of Additional Information says that it is.

Other  Investment  Strategies.  To seek its  objective,  the Fund can also use the investment  techniques and strategies  described  below. The Manager might not  always  use all of the  different  types of  techniques  and  investments described below.  These techniques  involve risks,  although some are designed to help reduce overall investment or market risk.

      |X|  "When-Issued"  and "Delayed  Delivery"  Transactions.  The Fund can
purchase  municipal  securities on a  "when-issued"  basis and can purchase or sell such securities on a "delayed  delivery" basis.  Between the purchase and settlement,  no payment is made for the  security  and no interest  accrues to the  buyer  from  the  investment.  There is a risk of loss to the Fund if the value of the when-issued security declines prior to the settlement date.

      |X| Puts and  Stand-By  Commitments.  The  Fund  can  acquire  "stand-by commitments" or "puts" with respect to municipal  securities.  The investments give the Fund the  right to sell  securities  at a set  price on demand to the issuing  broker-dealer  or bank.  However,  a security having this feature may have a lower  interest  rate.  The Fund will acquire  stand-by  commitments or puts solely to enhance portfolio liquidity.

      |X|  Illiquid and  Restricted  Securities.  Investments  may be illiquid because of the absence of an active  trading  market,  making it  difficult to value them or dispose of them  promptly  at an  acceptable  price.  Restricted securities  may have terms that limit their  resale to other  investors or may require  registration  under federal  securities  laws before they can be sold publicly.  The Fund  will  not  invest  more  than  15% of its net  assets  in illiquid  securities  and  cannot  invest  more than 10% of its net  assets in restricted  securities.  Certain  restricted  securities that are eligible for resale  to  qualified  institutional  purchasers  may not be  subject  to that limit.  The Manager  monitors  holdings of illiquid  securities  on an ongoing basis  to  determine  whether  to  sell  any  holdings  to  maintain  adequate liquidity.

      |X|  Hedging.  The Fund can  purchase  and sell  derivatives  for use as
"hedging   instruments."  The  Fund  does  not  use  hedging  instruments  for speculative  purposes,  and has  limits on its use of them.  The Fund does not use hedging  instruments  to a  substantial  degree and is not required to use them in seeking its investment objective.

      Hedging  involves  risks.  If the Manager uses a hedging  instrument  at the wrong time or judges  market  conditions  incorrectly,  the hedge might be unsuccessful  and the strategy could reduce the Fund's return.  The Fund could also  experience  losses if the prices of its futures  and  options  positions were not correlated with its other  investments or if it could not close out a position because of an illiquid market for the future or option.

Portfolio  Turnover.  A change in the securities  held by the Fund is known as
"portfolio  turnover."  The Fund can engage in active and frequent  trading to try to achieve its  objective,  and may have a high  portfolio  turnover  rate
(for example,  over 100%).  While  portfolio  turnover can affect  transaction costs  the  Fund  pays,  in  most  cases  the  Fund  does  not  pay  brokerage commissions  on debt  securities it buys.  If the Fund realizes  capital gains when it sells its  portfolio  investments,  it must  generally pay those gains out to  shareholders,  increasing their taxable  distributions.  The Financial
Highlights  table at the end of this  Prospectus  shows the  Fund's  portfolio turnover rates during prior fiscal years.

Temporary  Defensive  and Interim  Investments.  In times of unstable  adverse market or  economic  conditions,  the Fund can  invest up to 100% of its total assets in  temporary  defensive  investments  that are  inconsistent  with the
Fund's  principal  investment  strategies.  Generally,  the  Fund's  defensive investments  will  be  short-term  municipal  securities,  but  could  be U.S.
government  securities or highly-rated  corporate debt securities.  The income from  some  temporary  defensive  investments  might  not be  tax-exempt,  and therefore  when  making  those  investments  the Fund  might not  achieve  its objective.

      Under normal  market  conditions,  the Fund can also hold these types of investments  for cash management  purposes  pending the investment of proceeds from the sale of Fund shares or portfolio  securities  or to meet  anticipated redemptions of Fund shares.

How the Fund is Managed

The  Manager.  The  Manager  chooses  the Fund's  investments  and handles its day-to-day  business.  The  Manager  carries  out its  duties,  subject to the policies  established by the Board of Trustees,  under an investment  advisory agreement that states the Manager's  responsibilities.  The agreement sets the fees the Fund pays to the Manager and  describes the expenses that the Fund is responsible to pay to conduct its business.

      The Manager has operated as an  investment  advisor  since January 1960.
The Manager and its subsidiaries and controlled  affiliates  managed more than
$130 billion in assets as of June 30, 2003,  including other Oppenheimer funds with more than 7 million shareholder  accounts.  The Manager is located at 498
Seventh Avenue, New York, New York 10018.

      |X| Portfolio  Managers.  The Fund is managed by a portfolio  management team comprised of Ronald Fielding and other investment  professionals selected from the Manager's  Rochester  Division.  This  portfolio  management  team is primarily responsible for the day-to-day management of the Fund's portfolio.

      Mr.  Fielding is a Senior Vice  President of the Manager  since  January
1996 and a Vice  President  of the  Fund.  Mr.  Fielding  serves  in a similar capacity for other Oppenheimer funds.

      |X| Advisory Fees.  Under the investment  advisory  agreement,  the Fund pays the  Manager  an  advisory  fee at an annual  rate that  declines  as the
Fund's  assets  grow:  0.60% of the first $200  million of average  annual net assets, 0.55% of the next $100 million,  0.50% of the next $200 million, 0.45%
of the next  $250  million,  0.40%  of the next  $250  million,  and  0.35% of average  annual net  assets in excess of $1  billion.  The  Fund's  management fees for its last  fiscal  year  ended  July 31,  2003,  was 0.57% of  average annual net assets for each class of shares.

Effective  January  1,  2002,  the  Manager  has  voluntarily  agreed to waive advisory  fees at an annual  rate equal to 0.05% of the Fund's  average  daily net assets if the Fund's trailing one year  performance  percentile at the end of the  preceding  quarter  is in the fourth or fifth  quintile  of the Fund's
Lipper peer group.  The  foregoing  waiver may be amended or  withdrawn by the
Manager at any time.  For the Fund's  fiscal  year  ended July 31,  2003,  the
Manager did not waive its fee as described above.

 ABOUT your account

How to Buy Shares

You can buy shares several ways, as described below. The Fund's Distributor,
OppenheimerFunds Distributor, Inc., may appoint servicing agents to accept purchase (and redemption) orders. The Distributor, in its sole discretion, may reject any purchase order for the Fund's shares.

Buying Shares Through Your Dealer. You can buy shares through any dealer, broker or financial institution that has a sales agreement with the
      Distributor. Your dealer will place your order with the Distributor on your behalf.
Buying Shares Through the Distributor. Complete an OppenheimerFunds New
      Account Application and return it with a check payable to
      "OppenheimerFunds Distributor, Inc." Mail it to P.O. Box 5270, Denver,
      Colorado 80217. If you don't list a dealer on the application, the
      Distributor will act as your agent in buying the shares. However, we recommend that you discuss your investment with a financial advisor before you make a purchase to be sure that the Fund is appropriate for you.
o     Paying by Federal Funds Wire. Shares purchased through the Distributor may be paid for by Federal Funds wire. The minimum investment is
      $2,500. Before sending a wire, call the Distributor's Wire Department at 1.800.225.5677 to notify the Distributor of the wire and to receive further instructions.
o     Buying Shares Through OppenheimerFunds AccountLink. With AccountLink,
      you pay for shares by electronic funds transfers from your bank account. Shares are purchased for your account by a transfer of money from your bank account through the Automated Clearing House (ACH)
      system. You can provide those instructions automatically, under an
      Asset Builder Plan, described below, or by telephone instructions using
      OppenheimerFunds PhoneLink, also described below. Please refer to
      "AccountLink," below for more details.
o     Buying Shares Through Asset Builder Plans. You may purchase shares of the Fund automatically each month from your account at a bank or other financial institution under an Asset Builder Plan with AccountLink.
      Details are in the Asset Builder Application and the Statement of
      Additional Information.

WHAT IS THE MINIMUM AMOUNT YOU MUST INVEST? In most cases, you can buy Fund shares with a minimum initial investment of $1,000 and make additional investments at any time with as little as $50. There are reduced minimums available under the following special investment plans:
o     By using an Asset Builder Plan or Automatic Exchange Plan (details are in the Statement of Additional Information), or government allotment plan, you can make subsequent investments (after making the initial investment of $500) for as little as $50. For any type of account established under one of these plans prior to November 1, 2002, the minimum additional investment will remain $25.
o     The minimum investment requirement does not apply to reinvesting dividends from the Fund or other Oppenheimer funds (a list of them appears in the Statement of Additional Information, or you can ask your dealer or call the Transfer Agent), or reinvesting distributions from unit investment trusts that have made arrangements with the Distributor.

AT WHAT PRICE ARE SHARES SOLD? Shares are sold at their offering price which is the net asset value per share plus any initial sales charge that applies.
The offering price that applies to a purchase order is based on the next calculation of the net asset value per share that is made after the
Distributor receives the purchase order at its offices in Colorado, or after any agent appointed by the Distributor receives the order.

Net Asset Value. The Fund calculates the net asset value of each class of shares as of the close of The New York Stock Exchange ("the Exchange"), on each day the Exchange is open for trading (referred to in this
      Prospectus as a "regular business day"). The Exchange normally closes at 4:00 P.M., Eastern time, but may close earlier on some days. All references to time in this Prospectus mean "Eastern time."

      The net asset value per share is determined by dividing the value of the Fund's net assets attributable to a class by the number of shares of that class that are outstanding. To determine net asset value, the
      Fund's Board of Trustees has established procedures to value the Fund's securities, in general, based on market value. The Board has adopted special procedures for valuing illiquid and restricted securities and obligations for which market values cannot be readily obtained.

      If, after the close of the principal market on which a security held by the Fund is traded, and before the time the Fund's securities are priced that day, an event occurs that the Manager deems likely to cause a material change in the value of such security, the Fund's Board of
      Trustees has authorized the Manager, subject to the Board's review, to ascertain a fair value for such security.  A security's valuation may differ depending on the method used for determining value.

The Offering Price. To receive the offering price for a particular day, in most cases the Distributor or its designated agent must receive your order by the time the Exchange closes that day. If your order is received on a day when the Exchange is closed or after it has closed, the order will receive the next offering price that is determined after your order is received.
Buying Through a Dealer. If you buy shares through a dealer, your dealer must receive the order by the close of the Exchange and transmit it to the
      Distributor so that it is received before the Distributor's close of business on a regular business day (normally 5:00 P.M.) to receive that day's offering price, unless your dealer has made alternative arrangements with the Distributor. Otherwise, the order will receive the next offering price that is determined.

------------------------------------------------------------------------------
WHAT CLASSES OF SHARES DOES THE FUND OFFER? The Fund offers investors three different classes of shares.  The different classes of shares represent investments in the same portfolio of securities, but the classes are subject to different expenses and will likely have different share prices. When you buy shares, be sure to specify the class of shares. If you do not choose a class, your investment will be made in Class A shares.
------------------------------------------------------------------------------
------------------------------------------------------------------------------

------------------------------------------------------------------------------
------------------------------------------------------------------------------
Class A Shares. If you buy Class A shares, you pay an initial sales charge
      (on investments up to $1 million). The amount of that sales charge will vary depending on the amount you invest. The sales charge rates are listed in "How Can You Buy Class A Shares?" below.
------------------------------------------------------------------------------
Class B Shares. If you buy Class B shares, you pay no sales charge at the time of purchase, but you will pay an annual asset-based sales charge.
      If you sell your shares within 6 years of buying them, you will normally pay a contingent deferred sales charge. That contingent deferred sales charge varies depending on how long you own your shares, as described in "How Can You Buy Class B Shares?" below.
------------------------------------------------------------------------------
Class C Shares. If you buy Class C shares, you pay no sales charge at the time of purchase, but you will pay an annual asset-based sales charge.
      If you sell your shares within 12 months of buying them, you will normally pay a contingent deferred sales charge of 1.0%, as described in "How Can You Buy Class C Shares?" below.
------------------------------------------------------------------------------

WHICH CLASS OF SHARES SHOULD YOU CHOOSE? Once you decide that the Fund is an appropriate investment for you, the decision as to which class of shares is best suited to your needs depends on a number of factors that you should discuss with your financial advisor. Some factors to consider are how much you plan to invest and how long you plan to hold your investment. If your goals and objectives change over time and you plan to purchase additional shares, you should re-evaluate those factors to see if you should consider another class of shares. The Fund's operating costs that apply to a class of shares and the effect of the different types of sales charges on your investment will vary your investment results over time.

      The discussion below is not intended to be investment advice or a recommendation, because each investor's financial considerations are different. The discussion below assumes that you will purchase only one class of shares and not a combination of shares of different classes. Of course, these examples are based on approximations of the effects of current sales charges and expenses projected over time, and do not detail all of the considerations in selecting a class of shares. You should analyze your options carefully with your financial advisor before making that choice.

How Long Do You Expect to Hold Your Investment? While future financial needs cannot be predicted with certainty, knowing how long you expect to hold your investment will assist you in selecting the appropriate class of shares. Because of the effect of class-based expenses, your choice will also depend on how much you plan to invest. For example, the reduced sales charges available for larger purchases of Class A shares may, over time, offset the effect of paying an initial sales charge on your investment, compared to the effect over time of higher class-based expenses on shares of Class B or Class C.

   o  Investing for the Shorter Term. While the Fund is meant to be a long-term investment, if you have a relatively short-term investment horizon (that is, you plan to hold your shares for not more than six years), you should most likely purchase Class A or Class C shares rather than Class B shares. That is because of the effect of the Class
      B contingent deferred sales charge if you redeem within six years, as well as the effect of the Class B asset-based sales charge on the investment return for that class in the short-term. Class C shares might be the appropriate choice (especially for investments of less than $100,000), because there is no initial sales charge on Class C shares, and the contingent deferred sales charge does not apply to amounts you sell after holding them one year.

      However, if you plan to invest more than $100,000 for the shorter term, then as your investment horizon increases toward six years, Class C shares might not be as advantageous as Class A shares. That is because the annual asset-based sales charge on Class C shares will have a greater impact on your account over the longer term than the reduced front-end sales charge available for larger purchases of Class A shares.

      And for investors who invest $1 million or more, in most cases Class A shares will be the most advantageous choice, no matter how long you intend to hold your shares. For that reason, the Distributor normally will not accept purchase orders of $500,000 or more of Class B shares or $1 million or more of Class C shares from a single investor.

o     Investing for the Longer Term.  If you are investing  less than $100,000 for the  longer-term,  for example for retirement,  and do not expect to need  access to your money for seven  years or more,  Class B shares may be appropriate.

Are There  Differences  in Account  Features  That Matter to You? Some account features  may not be  available  to  Class B and  Class C  shareholders.
      Other  features  may not be  advisable  (because  of the  effect  of the contingent  deferred sales charge) for Class B and Class C shareholders.
      Therefore,  you  should  carefully  review  how  you  plan  to use  your investment account before deciding which class of shares to buy.

      Additionally, the dividends payable to Class B and Class C shareholders will be reduced by the additional expenses borne by those classes that are not borne by Class A shares, such as the Class B and Class C asset-based sales charge described below and in the Statement of
      Additional Information. Share certificates are only available on Class
      A shares. If you are considering using your shares as collateral for a loan, that may be a factor to consider. Also, checkwriting is not available on accounts subject to a contingent deferred sales charge.

How Do Share Classes Affect Payments to Your Broker? A financial advisor may receive different compensation for selling one class of shares than for selling another class. It is important to remember that Class B and
      Class C contingent deferred sales charges and asset-based sales charges have the same purpose as the front-end sales charge on sales of Class A shares: to compensate the Distributor for concessions and expenses it pays to dealers and financial institutions for selling shares. The
      Distributor may pay additional compensation from its own resources to securities dealers or financial institutions based upon the value of shares of the Fund owned by the dealer or financial institution for its own account or for its customers.

SPECIAL SALES CHARGE ARRANGEMENTS AND WAIVERS. Appendix C to the Statement of
Additional Information details the conditions for the waiver of sales charges that apply in certain cases and the special sales charge rates that apply to purchases of shares of the Fund by certain groups, or in other special types of transactions. To receive a waiver or special sales charge rate, you must advise the Distributor when purchasing shares or the Transfer Agent when redeeming shares that a special condition applies.

HOW CAN YOU BUY CLASS A SHARES? Class A shares are sold at their offering price, which is normally net asset value plus an initial sales charge.
However, in some cases, described below, purchases are not subject to an initial sales charge, and the offering price will be the net asset value. In other cases, reduced sales charges may be available, as described below or in the Statement of Additional Information. Out of the amount you invest, the
Fund receives the net asset value to invest for your account.

      The sales charge varies depending on the amount of your purchase. A portion of the sales charge may be retained by the Distributor or allocated to your dealer as concession. The Distributor reserves the right to reallow the entire concession to dealers. The current sales charge rates and concessions paid to dealers and brokers are as follows:

 ------------------------------------------------------------------------------
 Amount of Purchase       Front-End Sales  Front-End Sales   Concession As
                                           Charge As a
                          Charge As a      Percentage of
                          Percentage of    Net               Percentage of
                          Offering Price   Amount Invested   Offering Price
 ------------------------------------------------------------------------------
 ------------------------------------------------------------------------------
 Less than $50,000             4.75%             4.98%             4.00%
 ------------------------------------------------------------------------------
 ------------------------------------------------------------------------------
 $50,000 or more but           4.50%             4.71%             4.00%
 less than $100,000
 ------------------------------------------------------------------------------
 ------------------------------------------------------------------------------
 $100,000 or more but          3.50%             3.63%             3.00%
 less than $250,000
 ------------------------------------------------------------------------------
 ------------------------------------------------------------------------------
 $250,000 or more but          2.50%             2.56%             2.25%
 less than $500,000
 ------------------------------------------------------------------------------
 ------------------------------------------------------------------------------
 $500,000 or more but          2.00%             2.04%             1.80%
 less than $1 million
 ------------------------------------------------------------------------------

Can You Reduce Class A Sales Charges? You may be eligible to buy Class A shares at reduced sales charge rates under the Fund's "Right of
      Accumulation" or a Letter of Intent, as described in "Reduced Sales
      Charges" in the Statement of Additional Information.

Class A Contingent Deferred Sales Charge. There is no initial sales charge on purchases of Class A shares of any one or more of the Oppenheimer funds aggregating $1 million or more. The Distributor pays dealers of record concessions in an amount equal to 0.50% of purchases of $1 million or more (other than purchases by retirement plans, which are not permitted in the Fund). That concession will not be paid on purchases of shares by exchange or that were previously subject to a front-end sales charge and dealer concession.

      If you redeem any of those shares within an 18 month "holding period"
      measured from the beginning of the calendar month of their purchase, a contingent deferred sales charge (called the "Class A contingent deferred sales charge") may be deducted from the redemption proceeds.
      That sales charge will be equal to 1.0% of the lesser of:
o     the aggregate net asset value of the redeemed shares at the time of redemption (excluding shares purchased by reinvestment of dividends or capital gain distributions) or
o     the original net asset value of the redeemed shares.

      The Class A contingent deferred sales charge will not exceed the aggregate amount of the concessions the Distributor paid to your dealer on all purchases of Class A shares of all Oppenheimer funds you made that were subject to the Class A contingent deferred sales charge.

HOW CAN YOU BUY CLASS B SHARES? Class B shares are sold at net asset value per share without an initial sales charge. However, if Class B shares are redeemed within six years from the beginning of the calendar month of their purchase, a contingent deferred sales charge will be deducted from the redemption proceeds. The Class B contingent deferred sales charge is paid to compensate the Distributor for its expenses of providing distribution-related services to the Fund in connection with the sale of Class B shares.

      The amount of the contingent deferred sales charge will depend on the number of years since you invested and the dollar amount being redeemed, according to the following schedule for the Class B contingent deferred sales charge holding period:

--------------------------------------------------------------------------------
Years Since Beginning of Month in       Contingent Deferred Sales Charge on
Which Purchase Order was Accepted       Redemptions in That Year
                                        (As % of Amount Subject to Charge)
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
0 - 1                                   5.0%
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
1 - 2                                   4.0%
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
2 - 3                                   3.0%
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
3 - 4                                   3.0%
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
4 - 5                                   2.0%
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
5 - 6                                   1.0%
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
More than 6                             None
--------------------------------------------------------------------------------

               In the table,  a "year" is a 12-month  period.  In applying the contingent  deferred  sales charge,  all purchases are considered to have been made on the first regular  business day of the month in which the purchase was made.

Automatic Conversion of Class B Shares. Class B shares automatically convert to Class A shares 72 months after you purchase them. This conversion feature relieves Class B shareholders of the asset-based sales charge that applies to Class B shares under the Class B Distribution and
      Service Plan, described below. The conversion is based on the relative net asset value of the two classes, and no sales load or other charge is imposed. When any Class B shares that you hold convert, any other
      Class B shares that were acquired by reinvesting dividends and distributions on the converted shares will also convert to Class A shares. For further information on the conversion feature and its tax implications, see "Class B Conversion" in the Statement of Additional
      Information.

How Can you Buy Class C Shares? Class C shares are sold at net asset value per share without an initial sales charge. However, if Class C shares are redeemed within a holding period of 12 months from the beginning of the calendar month of their purchase, a contingent deferred sales charge of 1.0%
will be deducted from the redemption proceeds. The Class C contingent deferred sales charge is paid to compensate the Distributor for its expenses of providing distribution-related services to the Fund in connection with the sale of Class C shares.

DISTRIBUTION AND SERVICE (12b-1) PLANS.

Service Plan for Class A Shares. The Fund has adopted a Service Plan for
      Class A shares. It reimburses the Distributor for a portion of its costs incurred for services provided to accounts that hold Class A shares.  Reimbursement is made quarterly at an annual rate of up to
      0.15% of the average annual net assets of Class A shares of the Fund.
      The Distributor currently uses all of those fees to pay dealers, brokers, banks and other financial institutions quarterly for providing personal service and maintenance of accounts of their customers that hold Class A shares.

Distribution and Service Plans for Class B and Class C Shares. The Fund has
      adopted Distribution and Service Plans for Class B and Class C shares to pay the Distributor for its services and costs in distributing Class
      B and Class C shares and servicing accounts. Under the plans, the Fund pays the Distributor an annual asset-based sales charge of 0.75% per year on Class B shares and on Class C shares.  The Distributor also receives a service fee of up to 0.15% per year under each plan.

      The asset-based sales charge and service fees increase Class B and
      Class C expenses by 0.90% of the net assets per year of the respective class. Because these fees are paid out of the Fund's assets on an ongoing basis, over time these fees will increase the cost of your investment and may cost you more than other types of sales charges.

      The Distributor uses the service fees to compensate dealers for providing personal services for accounts that hold Class B or Class C shares. The Distributor normally pays the 0.15%  service fees to dealers in advance for the first year after the shares are sold by the dealer. After the shares have been held for a year, the Distributor pays the service fees to dealers on a quarterly basis.

      The Distributor currently pays a sales concession of 3.85% of the purchase price of Class B shares to dealers from its own resources at the time of sale. Including the advance of the service fee, the total amount paid by the Distributor to the dealer at the time of sale of
      Class B shares is therefore 4.00% of the purchase price.  The
      Distributor normally retains the Class B asset-based sales charge.  See the Statement of Additional Information for exceptions.

      The Distributor currently pays a sales concession of 0.75% of the purchase price of Class C shares to dealers from its own resources at the time of sale. Including the advance of the service fee, the total amount paid by the Distributor to the dealer at the time of sale of
      Class C shares is therefore 0.90% of the purchase price. The
      Distributor normally pays the asset-based sales charge as an ongoing concession to the dealer on Class C shares that have been outstanding for a year or more. The Distributor normally retains the Class C asset-based sales charge during the first year after the Class C shares are purchased. See the Statement of Additional Information for exceptions.

Special Investor Services

ACCOUNTLINK. You can use our AccountLink feature to link your Fund account with an account at a U.S. bank or other financial institution. It must be an
Automated Clearing House (ACH) member. AccountLink lets you:
    o transmit funds electronically to purchase shares by telephone (through a service representative or by PhoneLink) or automatically under Asset
      Builder Plans, or
    o have the Transfer Agent send redemption proceeds or transmit dividends and distributions directly to your bank account. Please call the
      Transfer Agent for more information.
      You may purchase shares by telephone only after your account has been established. To purchase shares in amounts up to $250,000 through a telephone representative, call the Distributor at 1.800.225.5677. The purchase payment will be debited from your bank account.

      AccountLink privileges should be requested on your Application or your dealer's settlement instructions if you buy your shares through a dealer.
After your account is established, you can request AccountLink privileges by sending signature-guaranteed instructions and proper documentation to the
Transfer Agent. AccountLink privileges will apply to each shareholder listed in the registration on your account as well as to your dealer representative of record unless and until the Transfer Agent receives written instructions terminating or changing those privileges. After you establish AccountLink for your account, any change of bank account information must be made by signature-guaranteed instructions to the Transfer Agent signed by all shareholders who own the account.

PHONELINK. PhoneLink is the OppenheimerFunds automated telephone system that enables shareholders to perform a number of account transactions automatically using a touch-tone phone. PhoneLink may be used on already-established Fund accounts after you obtain a Personal Identification
Number (PIN), by calling the PhoneLink number, 1.800.225.5677.
Purchasing Shares. You may purchase shares in amounts up to $100,000 by phone, by calling 1.800.225.5677. You must have established AccountLink privileges to link your bank account with the Fund to pay for these purchases.
Exchanging Shares. With the OppenheimerFunds Exchange Privilege, described below, you can exchange shares automatically by phone from your Fund account to another OppenheimerFunds account you have already established by calling the special PhoneLink number.
Selling Shares. You can redeem shares by telephone automatically by calling the PhoneLink number and the Fund will send the proceeds directly to your AccountLink bank account. Please refer to "How to Sell Shares,"
      below for details.

CAN YOU SUBMIT TRANSACTION REQUESTS BY FAX? You may send requests for certain types of account transactions to the Transfer Agent by fax (telecopier).
Please call 1.800.225.5677 for information about which transactions may be handled this way. Transaction requests submitted by fax are subject to the same rules and restrictions as written and telephone requests described in this Prospectus.

OPPENHEIMERFUNDS INTERNET WEBSITE. You can obtain information about the Fund, as well as your account balance, on the OppenheimerFunds Internet website, at
www.oppenheimerfunds.com. Additionally, shareholders listed in the account
------------------------
registration (and the dealer of record) may request certain account transactions through a special section of that website. To perform account transactions or obtain account information online, you must first obtain a user I.D. and password on that website. If you do not want to have Internet account transaction capability for your account, please call the Transfer
Agent at 1.800.225.5677. At times, the website may be inaccessible or its transaction features may be unavailable.

AUTOMATIC WITHDRAWAL AND EXCHANGE PLANS. The Fund has several plans that enable you to sell shares automatically or exchange them to another
OppenheimerFunds account on a regular basis. Please call the Transfer Agent or consult the Statement of Additional Information for details.

REINVESTMENT PRIVILEGE. If you redeem some or all of your Class A or Class B shares of the Fund, you have up to six months to reinvest all or part of the redemption proceeds in Class A shares of the Fund or other Oppenheimer funds without paying a sales charge. This privilege applies only to Class A shares that you purchased subject to an initial sales charge and to Class A or Class
B shares on which you paid a contingent deferred sales charge when you redeemed them. This privilege does not apply to Class C shares. You must be sure to ask the Distributor for this privilege when you send your payment.

How to Sell Shares

You can sell (redeem) some or all of your shares on any regular business day.
Your shares will be sold at the next net asset value calculated after your order is received in proper form (which means that it must comply with the procedures described below) and is accepted by the Transfer Agent. The Fund lets you sell your shares by writing a letter, by using the Fund's checkwriting privilege, or by telephone. You can also set up Automatic
Withdrawal Plans to redeem shares on a regular basis. If you have questions about any of these procedures, and especially if you are redeeming shares in a special situation, such as due to the death of the owner, please call the
Transfer Agent first, at 1.800.225.5677, for assistance.

Certain Requests Require a Signature Guarantee. To protect you and the Fund from fraud, the following redemption requests must be in writing and must include a signature guarantee (although there may be other situations that also require a signature guarantee):
   o  You wish to redeem more than $100,000 and receive a check
   o  The redemption check is not payable to all shareholders listed on the account statement
   o  The redemption check is not sent to the address of record on your account statement
   o  Shares are being transferred to a Fund account with a different owner or name
   o  Shares are being redeemed by someone (such as an Executor) other than the owners.

Where Can You Have Your Signature Guaranteed? The Transfer Agent will accept a guarantee of your signature by a number of financial institutions, including:
o     a U.S. bank, trust company, credit union or savings association,
o     a foreign bank that has a U.S. correspondent bank,
o     a U.S. registered dealer or broker in securities, municipal securities or government securities, or
o     a U.S. national securities exchange, a registered securities association or a clearing agency.
      If you are signing on behalf of a corporation, partnership or other business or as a fiduciary, you must also include your title in the signature.

Checkwriting. To write checks against your Fund account, request that privilege on your account application, or contact the Transfer Agent for signature cards. They must be signed (with a signature guarantee) by all owners of the account and returned to the Transfer Agent so that checks can be sent to you to use. Shareholders with joint accounts can elect in writing to have checks paid over the signature of one owner. If you previously signed a signature card to establish checkwriting in another Oppenheimer fund, simply call 1.800.225.5677 to request checkwriting for an account in this
Fund with the same registration as the other account.

o     Checks can be written to the order of whomever you wish, but may not be cashed at the bank the checks are payable through or the Fund's custodian bank.
o     Checkwriting privileges are not available for accounts holding shares that are subject to a contingent deferred sales charge.
o     Checks must be written for at least $500. Checks written below the stated amount on the check will not be accepted. However, if you have existing checks indicating a $100 minimum, you may still use them for amounts of $100 or more.
o     Checks cannot be paid if they are written for more than your account value. Remember, your shares fluctuate in value and you should not write a check close to the total account value.
o     You may not write a check that would require the Fund to redeem shares that were purchased by check or Asset Builder Plan payments within the prior 10 days.
o     Don't use your checks if you changed your Fund account number, until you receive new checks.

HOW DO you SELL SHARES BY MAIL? Write a letter of instruction that includes:
   o  Your name
   o  The Fund's name
   o  Your Fund account number (from your account statement)
   o  The dollar amount or number of shares to be redeemed
   o  Any special payment instructions
   o  Any share certificates for the shares you are selling
   o  The signatures of all registered owners exactly as the account is registered, and
   o  Any special documents requested by the Transfer Agent to assure proper authorization of the person asking to sell the shares.

Use the following address for            Send courier or express mail

requests by mail:                        requests to:
OppenheimerFunds Services                OppenheimerFunds Services
P.O. Box 5270                            10200 E. Girard Avenue, Building D
Denver, Colorado 80217                   Denver, Colorado 80231

HOW DO you SELL SHARES BY TELEPHONE? You and your dealer representative of record may also sell your shares by telephone. To receive the redemption price calculated on a particular regular business day, your call must be received by the Transfer Agent by the close of the Exchange that day, which is normally 4:00 P.M., but may be earlier on some days. You may not redeem shares under a share certificate by telephone.

   o  To redeem shares through a service representative or automatically on
      PhoneLink, call 1.800.225.5677.
            Whichever method you use, you may have a check sent to the address on the account statement, or, if you have linked your
            Fund account to your bank account on AccountLink, you may have the proceeds sent to that bank account.

Are There Limits on Amounts Redeemed by Telephone?
Telephone Redemptions Paid by Check. Up to $100,000 may be redeemed by telephone in any seven-day period. The check must be payable to all owners of record of the shares and must be sent to the address on the account statement. This service is not available within 30 days of changing the address on an account.

Telephone Redemptions Through AccountLink.  There are no dollar limits on telephone redemption proceeds sent to a bank account designated when you establish AccountLink. Normally the ACH transfer to your bank is initiated on the business day after the redemption. You do not receive dividends on the proceeds of the shares you redeemed while they are waiting to be transferred.

CAN YOU SELL SHARES THROUGH your DEALER? The Distributor has made arrangements to repurchase Fund shares from dealers and brokers on behalf of their customers. Brokers or dealers may charge for that service. If your shares are held in the name of your dealer, you must redeem them through your dealer.

HOW CONTINGENT DEFERRED SALES CHARGES AFFECT REDEMPTIONS. If you purchase shares subject to a Class A, Class B or Class C contingent deferred sales charge and redeem any of those shares during the applicable holding period for the class of shares, the contingent deferred sales charge will be deducted from the redemption proceeds (unless you are eligible for a waiver of that sales charge based on the categories listed in Appendix C to the
Statement of Additional Information and you advise the Transfer Agent of your eligibility for the waiver when you place your redemption request.)

      A  contingent  deferred  sales charge will be based on the lesser of the net  asset  value of the  redeemed  shares  at the time of  redemption  or the original net asset value.  A contingent  deferred  sales charge is not imposed on:
o     the amount of your  account  value  represented  by an  increase  in net asset value over the initial purchase price,
o     shares  purchased by the  reinvestment  of  dividends  or capital  gains distributions, or
o     shares redeemed in the special circumstances  described in Appendix C to the Statement of Additional Information
      To determine whether a contingent deferred sales charge applies to a redemption, the Fund redeems shares in the following order:
   1. shares acquired by reinvestment of dividends and capital gains distributions,
   2. shares held for the holding period that applies to the class, and
   3. shares held the longest during the holding period.
      Contingent deferred sales charges are not charged when you exchange shares of the Fund for shares of other Oppenheimer funds. However, if you exchange them within the applicable contingent deferred sales charge holding period, the holding period will carry over to the fund whose shares you acquire. Similarly, if you acquire shares of this Fund by exchanging shares of another Oppenheimer fund that are still subject to a contingent deferred sales charge holding period, that holding period will carry over to this Fund.

How to Exchange Shares

Shares of the Fund may be exchanged for shares of certain Oppenheimer funds at net asset value per share at the time of exchange, without sales charge.
Shares of the Fund can be purchased by exchange of shares of other
Oppenheimer funds on the same basis. To exchange shares, you must meet several conditions:
   o  Shares of the fund selected for exchange must be available for sale in your state of residence.
   o  The prospectuses of both funds must offer the exchange privilege.
   o  You must hold the shares you buy when you establish your account for at least seven days before you can exchange them. After the account is open seven days, you can exchange shares every regular business day.
   o  You must meet the minimum purchase requirements for the fund whose shares you purchase by exchange.
   o  Before exchanging into a fund, you must obtain and read its prospectus.
      Shares of a particular class of the Fund may be exchanged only for shares of the same class in the other Oppenheimer funds. For example, you can exchange Class A shares of this Fund only for Class A shares of another fund.
In some cases, sales charges may be imposed on exchange transactions. For tax purposes, exchanges of shares involve a sale of the shares of the fund you own and a purchase of the shares of the other fund, which may result in a capital gain or loss. Please refer to "How to Exchange Shares" in the
Statement of Additional Information for more details.

      You can find a list of Oppenheimer funds currently available for exchanges in the Statement of Additional Information or obtain one by calling a service representative at 1.800.225.5677. That list can change from time to time.

HOW DO you SUBMIT EXCHANGE REQUESTS? Exchanges may be requested in writing or by telephone:

Written Exchange Requests. Submit an OppenheimerFunds Exchange Request form, signed by all owners of the account. Send it to the Transfer Agent at the address on the back cover. Exchanges of shares held under certificates cannot be processed unless the Transfer Agent receives the certificates with the request.

Telephone  Exchange  Requests.  Telephone exchange requests may be made either by calling a service  representative or by using PhoneLink for automated exchanges by calling  1.800.225.5677.  Telephone  exchanges  may be made only  between  accounts  that are  registered  with the same name(s) and address.  Shares  held  under  certificates  may  not  be  exchanged  by telephone.

ARE THERE LIMITATIONS ON EXCHANGES? There are certain exchange policies you should be aware of:
o     Shares are redeemed from one fund and purchased from the other fund in the exchange transaction on the same regular business day on which the
      Transfer Agent receives an exchange request that conforms to the policies described above. It must be received by the close of the
      Exchange that day, which is normally 4:00 P.M. but may be earlier on some days.
o     The interests of the Fund's long-term shareholders and its ability to manage its investments may be adversely affected when its shares are repeatedly bought and sold in response to short-term market fluctuations--also known as "market timing." When large dollar amounts are involved, the Fund may have difficulty implementing long-term investment strategies, because it cannot predict how much cash it will have to invest. Market timing also may force the Fund to sell portfolio securities at disadvantageous times to raise the cash needed to buy a market timer's Fund shares. These factors may hurt the Fund's performance and its shareholders. When the Manager believes frequent trading would have a disruptive effect on the Fund's ability to manage its investments, the Manager and the Fund may reject purchase orders and exchanges into the Fund by any person, group or account that the
      Manager believes to be a market timer. All accounts under common ownership or control within the Oppenheimer funds complex may be counted together for purposes of determining market timing with respect to any exchange involving this Fund.
   o  The Fund may amend, suspend or terminate the exchange privilege at any time. The Fund may refuse any exchange order and is currently not obligated to provide notice before rejecting an exchange order.

   o  If the Transfer Agent cannot exchange all the shares you request because of a restriction cited above, only the shares eligible for exchange will be exchanged.

Shareholder Account Rules and Policies

More information about the Fund's policies and procedures for buying, selling and exchanging shares is contained in the Statement of Additional Information.
A $12 annual fee is assessed on any account valued at less than $500. The fee is automatically deducted from accounts annually on or about the second to last business day of September. See the Statement of Additional
      Information, or existing shareholders may visit the OppenheimerFunds website, to learn how you can avoid this fee and for circumstances when this fee will not be assessed.

The offering of shares may be suspended during any period in which the determination of net asset value is suspended, and the offering may be suspended by the Board of Trustees at any time the Board believes it is in the Fund's best interest to do so.
Telephone transaction privileges for purchases, redemptions or exchanges may be modified, suspended or terminated by the Fund at any time. The Fund will provide you notice whenever it is required to do so by applicable law. If an account has more than one owner, the Fund and the Transfer
      Agent may rely on the instructions of any one owner. Telephone privileges apply to each owner of the account and the dealer representative of record for the account unless the Transfer Agent receives cancellation instructions from an owner of the account.
The Transfer Agent will record any telephone calls to verify data concerning transactions and has adopted other procedures to confirm that telephone instructions are genuine, by requiring callers to provide tax identification numbers and other account data or by using PINs, and by confirming such transactions in writing. The Transfer Agent and the
      Fund will not be liable for losses or expenses arising out of telephone instructions reasonably believed to be genuine.
Redemption or transfer requests will not be honored until the Transfer Agent receives all required documents in proper form. From time to time, the
      Transfer Agent in its discretion may waive certain of the requirements for redemptions stated in this Prospectus.
Dealers that perform account transactions for their clients by participating in NETWORKING through the National Securities Clearing Corporation are responsible for obtaining their clients' permission to perform those transactions, and are responsible to their clients who are shareholders of the Fund if the dealer performs any transaction erroneously or improperly.
The redemption price for shares will vary from day to day because the value of the securities in the Fund's portfolio fluctuates. The redemption price, which is the net asset value per share, will normally differ for each class of shares. The redemption value of your shares may be more or less than their original cost.
Payment for redeemed shares ordinarily is made in cash. It is forwarded by check, or through AccountLink within seven days after the Transfer
      Agent receives redemption instructions in proper form. However, under unusual circumstances determined by the Securities and Exchange
      Commission, payment may be delayed or suspended. For accounts registered in the name of a broker-dealer, payment will normally be forwarded within three business days after redemption.
The Transfer Agent may delay processing any type of redemption payment as described under "How to Sell Shares" for recently purchased shares, but only until the purchase payment has cleared. That delay may be as much as 10 days from the date the shares were purchased. That delay may be avoided if you purchase shares by Federal Funds wire or certified check, or arrange with your bank to provide telephone or written assurance to the Transfer Agent that your purchase payment has cleared.
Involuntary redemptions of small accounts may be made by the Fund if the account value has fallen below $200 for reasons other than the fact that the market value of shares has dropped. In some cases, involuntary redemptions may be made to repay the Distributor for losses from the cancellation of share purchase orders.
Shares may be "redeemed in kind" under unusual circumstances (such as a lack of liquidity in the Fund's portfolio to meet redemptions). This means that the redemption proceeds will be paid with liquid securities from the Fund's portfolio.

Federal regulations may require the Fund to obtain your name, your date of birth (for a natural person), your residential street address or principal place of business and your Social Security number, Employer
      Identification Number or other government issued identification when you open an account. Additional information may be required in certain circumstances or to open corporate accounts.  The Fund or the Transfer
      Agent may use this information to attempt to verify your identity.  The
      Fund may not be able to establish an account if the necessary information is not received.  The Fund may also place limits on account transactions while it is in the process of attempting to verify your identity.  Additionally, if the Fund is unable to verify your identity after your account is established, the Fund may be required to redeem your shares and close your account.

"Backup withholding" of federal income tax may be applied against taxable dividends, distributions and redemption proceeds (including exchanges)
      if you fail to furnish the Fund your correct, certified Social Security or Employer Identification Number when you sign your application, or if you under-report your income to the Internal Revenue Service.
To avoid sending duplicate copies of materials to households, the Fund will mail only one copy of each prospectus, annual and semi-annual report and annual notice of the Fund's privacy policy to shareholders having the same last name and address on the Fund's records. The consolidation of these mailings, called householding, benefits the Fund through reduced mailing expense.

      If you want to receive multiple copies of these materials, you may call the Transfer Agent at 1.800.225.5677. You may also notify the Transfer
      Agent in writing. Individual copies of prospectuses, reports and privacy notices will be sent to you commencing 30 days after the
      Transfer Agent receives your request to stop householding.

Dividends, Capital Gains and Taxes

DIVIDENDS. The Fund intends to declare dividends separately for each class of shares from net tax-exempt income and/or net taxable investment income each regular business day and to pay those dividends to shareholders monthly on a date selected by the Board of Trustees. Daily dividends will not be declared or paid on newly-purchased shares until Federal Funds are available to the
Fund from the purchase payment for such shares.

       The Fund attempts to pay dividends on Class A shares at a constant level. There is no assurance that it will be able to do so. The Board of
Trustees may change the targeted dividend level at any time, without prior notice to shareholders. Additionally, the amount of those dividends and any other distributions paid on Class B and Class C shares may vary over time, depending on market conditions, the composition of the Fund's portfolio, and expenses borne by the particular class of shares. Dividends and other distributions paid on Class A shares will generally be higher than for Class
B and Class C shares, which normally have higher expenses than Class A.  The
Fund cannot guarantee that it will pay any dividends or other distributions.

Capital Gains. Although the Fund does not seek capital gains, it may realize capital gains on the sale of portfolio securities. If it does, it may make distributions out of any net short-term or long-term capital gains in
December of each year. The Fund may make supplemental distributions of dividends and capital gains following the end of its fiscal year. There can be no assurance that the Fund will pay any capital gains distributions in a particular year. Long-term capital gains will be separately identified in the tax information the Fund sends you after the end of the calendar year.

WHAT CHOICES DO YOU HAVE FOR RECEIVING DISTRIBUTIONS? When you open your account, specify on your application how you want to receive your dividends and distributions. You have four options:
Reinvest All Distributions in the Fund. You can elect to reinvest all dividends and capital gains distributions in additional shares of the
      Fund.
Reinvest Dividends or Capital Gains. You can elect to reinvest some distributions (dividends, short-term capital gains or long-term capital gains distributions) in the Fund while receiving the other types of distributions by check or having them sent to your bank account through
      AccountLink.
Receive All Distributions in Cash. You can elect to receive a check for all dividends and capital gains distributions or have them sent to your bank through AccountLink.
Reinvest Your Distributions in Another OppenheimerFunds Account. You can
      reinvest all distributions in the same class of shares of another
      OppenheimerFunds account you have established.

Taxes. Dividends paid from net investment income earned by the Fund on municipal securities will be excludable from gross income for federal income tax purposes. All or a portion of the dividends paid by the Fund that are derived from interest paid on certain "private activity bonds" may be an item of tax preference if you are subject to the federal alternative minimum tax.

      Dividends and capital gains distributions may be subject to federal, state or local taxes. Any short-term capital gain distributions are taxable to you as ordinary income. Any long-term capital gain distributions are taxable to you as long-term capital gains, no matter how long you have owned shares in the Fund. The Fund may derive gains in part from municipal obligations the Fund purchased below their principal or face values. All, or a portion of these gains may be taxable to you as ordinary income rather than capital gains. Whether you reinvest your distributions in additional shares or take them in cash, the tax treatment is the same.

      Exempt-interest dividends earned by residents of Pennsylvania should not be subject to federal, state, or local income taxes, and for
Philadelphia residents, from the investment income tax of the School
District of Philadelphia. Shares of the Fund will be exempt from
Pennsylvania county personal property taxes to the extent that the Fund's portfolio securities consist of Pennsylvania municipal securities on the annual assessment date. The portion of the Fund's dividends that are attributable to income earned on other obligations (not Pennsylvania municipal securities) will normally be subject to Pennsylvania personal income taxes.

     Every year the Fund will send you and the IRS a statement showing the amount of any taxable distribution you received in the previous year as well as the amount of your tax-exempt income.

Remember, There May be Taxes on Transactions. Because the Fund's share prices fluctuate, you may have a capital gain or loss when you sell or exchange your shares. A capital gain or loss is the difference between the price you paid for the shares and the price you received when you sold them. Any capital gain is subject to capital gains tax.
Returns of Capital Can Occur. In certain cases, distributions made by the
      Fund may be considered a non-taxable return of capital to shareholders.
      If that occurs, it will be identified in notices to shareholders.

      This information is only a summary of certain federal and state income tax information about your investment. You should consult with your tax advisor about the effect of an investment in the Fund on your particular tax situation.

Financial Highlights

The Financial Highlights Table is presented to help you understand the Fund's financial performance for the past five fiscal years.  Certain information reflects financial results for a single Fund share. The total returns in the table represent the rate that an investor would have earned (or lost) on an investment in the Fund (assuming reinvestment of all dividends and distributions). This information has been audited by KPMG LLP, the Fund's independent auditors, whose report, along with the Fund's financial statements, is included in the Statement of Additional Information, which is available on request.

FINANCIAL HIGHLIGHTS

 Class A    Year Ended July 31,                  2003          2002
2001          2000          1999
-----------------------------------------------------------------------------

 Per Share Operating Data

 Net asset value, beginning of period        $  11.57      $  11.46      $
11.28       $ 12.08       $ 12.42
-----------------------------------------------------------------------------
 Income (loss) from investment operations:

 Net investment income                            .75           .70
..67           .67           .63
 Net realized and unrealized gain (loss)         (.11)          .11
..21          (.81)         (.37)

-----------------------------------------------------------------
 Total from investment operations                 .64           .81
..88          (.14)          .26
-----------------------------------------------------------------------------
 Dividends and/or distributions to shareholders:
 Dividends from net investment income            (.73)         (.70)
(.70)         (.66)         (.60)
--------------------------------------------------------------------------------------------------------------
 Net asset value, end of period              $  11.48      $  11.57
$11.46       $ 11.28       $ 12.08

=================================================================
-----------------------------------------------------------------------------
 Total Return, At Net Asset Value 1              5.36%         7.36%
8.10%        (1.00)%        2.01%

-----------------------------------------------------------------------------
 Ratios/Supplemental Data

 Net assets, end of period (in thousands)    $184,638      $144,592
$100,222       $64,336       $72,794
-----------------------------------------------------------------------------
 Average net assets (in thousands)           $172,228      $120,251      $
77,048       $67,252       $71,835
-----------------------------------------------------------------------------
 Ratios to average net assets: 2
 Net investment income                           6.11%        6.03%
5.84%         5.93%         5.03%
 Total expenses                                  0.86%        0.85%
0.94%         1.10%         0.95%
 Expenses after expense reimbursement or fee
 waiver and reduction to custodian expenses       N/A 3       0.82% 4
0.87% 4       0.93% 4       0.90% 4
-----------------------------------------------------------------------------
 Portfolio turnover rate                           33%
39%            58%           98%           37%

1. Assumes an investment on the business day before the first day of the fiscal
period, with all dividends and distributions reinvested in additional shares on
the reinvestment date, and redemption at the net asset value calculated on the last business day of the fiscal period. Sales charges are not reflected in the total returns. Total returns are not annualized for periods of less than one full year. Returns do not reflect the deduction of taxes that a shareholder would pay on Fund distributions or the redemption of Fund shares.
2. Annualized for periods of less than one full year.
3. Reduction to custodian expenses less than 0.01%.
4. Excludes interest expense.

FINANCIAL HIGHLIGHTS Continued

 Class B    Year Ended July 31,                  2003           2002
2001          2000          1999
-----------------------------------------------------------------------------

 Per Share Operating Data

 Net asset value, beginning of period        $  11.57       $  11.46       $
11.27       $ 12.07       $ 12.42
-----------------------------------------------------------------------------
 Income (loss) from investment operations:
 Net investment income                            .65
..62           .59           .58           .53
 Net realized and unrealized gain (loss)         (.11)
..11           .22          (.81)         (.38)

------------------------------------------------------------------
 Total from investment operations                 .54
..73           .81          (.23)          .15
-----------------------------------------------------------------------------
 Dividends and/or distributions to shareholders:
 Dividends from net investment income            (.63)          (.62)
(.62)         (.57)         (.50)
---------------------------------------------------------------------------------------------------------------
 Net asset value, end of period              $  11.48       $  11.57       $
11.46       $ 11.27       $ 12.07

==================================================================

-----------------------------------------------------------------------------
 Total Return, At Net Asset Value 1              4.56%          6.55%
7.40%        (1.75)%        1.16%

-----------------------------------------------------------------------------
 Ratios/Supplemental Data
 Net assets, end of period (in thousands)    $146,369       $101,126
$52,926       $21,696       $24,206
-----------------------------------------------------------------------------
 Average net assets (in thousands)           $127,280       $ 75,772
$32,037       $21,368       $23,845
-----------------------------------------------------------------------------
 Ratios to average net assets: 2
 Net investment income                           5.34%          5.26%
5.03%         5.16%         4.26%
 Total expenses                                  1.63%          1.61%
1.68%         1.96%         1.80%
 Expenses after expense reimbursement or fee
 waiver and reduction to custodian expenses       N/A 3        1.58% 4
1.62% 4       1.68% 4       1.65% 4
-----------------------------------------------------------------------------
 Portfolio turnover rate                           33%
39%           58%           98%           37%

1. Assumes an investment on the business day before the first day of the fiscal
period, with all dividends and distributions reinvested in additional shares on
the reinvestment date, and redemption at the net asset value calculated on the last business day of the fiscal period. Sales charges are not reflected in the total returns. Total returns are not annualized for periods of less than one full year. Returns do not reflect the deduction of taxes that a shareholder would pay on Fund distributions or the redemption of Fund shares.
2. Annualized for periods of less than one full year.
3. Reduction to custodian expenses less than 0.01%.
4. Excludes interest expense.

Class C    Year Ended July 31,                  2003           2002
2001          2000          1999
-----------------------------------------------------------------------------

 Per Share Operating Data
 Net asset value, beginning of period         $ 11.56        $ 11.45       $
11.27        $12.07        $12.41
-----------------------------------------------------------------------------
 Income (loss) from investment operations:
 Net investment income                            .65
..61           .57           .57           .53
 Net realized and unrealized gain (loss)         (.11)
..12           .23          (.80)         (.37)

-----------------------------------------------------------------
 Total from investment operations                 .54
..73           .80          (.23)          .16
-----------------------------------------------------------------------------
 Dividends and/or distributions to shareholders:
 Dividends from net investment income            (.63)          (.62)
(.62)         (.57)         (.50)
-----------------------------------------------------------------------------
 Net asset value, end of period               $ 11.47        $ 11.56       $
11.45        $11.27        $12.07

=================================================================

-----------------------------------------------------------------------------
 Total Return, At Net Asset Value 1              4.57%          6.55%
7.30%        (1.75)%        1.25%

-----------------------------------------------------------------------------
 Ratios/Supplemental Data

 Net assets, end of period (in thousands)     $69,916        $47,163
$19,494        $6,607        $5,826
-----------------------------------------------------------------------------
 Average net assets (in thousands)            $60,202        $33,327
$10,913        $5,542        $5,867
-----------------------------------------------------------------------------
 Ratios to average net assets: 2
 Net investment income                           5.34%          5.26%
5.01%         5.16%         4.26%
 Total expenses                                  1.63%          1.61%
1.68%         1.95%         1.80%
 Expenses after expense reimbursement or fee
 waiver and reduction to custodian expenses       N/A 3        1.58% 4
1.62% 4       1.68% 4       1.65% 4
-----------------------------------------------------------------------------
 Portfolio turnover rate                           33%
39%           58%           98%           37%

1. Assumes an investment on the business day before the first day of the fiscal
period, with all dividends and distributions reinvested in additional shares on
the reinvestment date, and redemption at the net asset value calculated on the last business day of the fiscal period. Sales charges are not reflected in the total returns. Total returns are not annualized for periods of less than one full year. Returns do not reflect the deduction of taxes that a shareholder would pay on Fund distributions or the redemption of Fund shares.
2. Annualized for periods of less than one full year.
3. Reduction to custodian expenses less than 0.01%.
4. Excludes interest expense.

INFORMATION AND SERVICES

For More Information on Oppenheimer Pennsylvania Municipal Fund
The following additional information about the Fund is available without charge upon request:

STATEMENT OF ADDITIONAL INFORMATION. This document includes additional information about the Fund's investment policies, risks, and operations. It is incorporated by reference into this Prospectus (which means it is legally part of this Prospectus).

ANNUAL AND SEMI-ANNUAL REPORTS. Additional information about the Fund's investments and performance is available in the Fund's Annual and Semi-Annual
Reports to shareholders. The Annual Report includes a discussion of market conditions and investment strategies that significantly affected the Fund's performance during its last fiscal year.

How to Get More Information
You can request the Statement of Additional Information, the Annual and
Semi-Annual Reports, the notice explaining the Fund's privacy policy and other information about the Fund or your account:

------------------------------------------------------------------------------
By Telephone:                 Call OppenheimerFunds Services toll-free:

                              1.800.CALL OPP (225.5677)

------------------------------------------------------------------------------
------------------------------------------------------------------------------
By Mail:                      Write to:
                              OppenheimerFunds Services
                              P.O. Box 5270
                              Denver, Colorado 80217-5270
------------------------------------------------------------------------------
------------------------------------------------------------------------------
On the Internet:              You can send us a request by e-mail or read or
                              download documents on the OppenheimerFunds
                              website: www.oppenheimerfunds.com
                                       ------------------------
------------------------------------------------------------------------------

Information about the Fund including the Statement of Additional Information can be reviewed and copied at the SEC's Public Reference Room in Washington,
D.C. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1.202.942.8090.  Reports and other information about the Fund are available on the EDGAR database on the SEC's Internet website at www.sec.gov. Copies may be obtained after payment of a duplicating
           -----------
fee by electronic request at the SEC's e-mail address: publicinfo@sec.gov or by writing to the SEC's Public Reference Section, Washington, D.C. 20549-0102.
No one has been authorized to provide any information about the Fund or to make any representations about the Fund other than what is contained in this
Prospectus. This Prospectus is not an offer to sell shares of the Fund, nor a solicitation of an offer to buy shares of the Fund, to any person in any state or other jurisdiction where it is unlawful to make such an offer.

The Fund's shares are distributed by:                [logo]   OppenheimerFunds
Distributor, Inc.

The Fund's SEC File No. 811-5867
PR0740.001.0903
Printed on recycled paper

                          Appendix to Prospectus of
                   Oppenheimer Pennsylvania Municipal Fund

      Graphic material included in the Prospectus of Oppenheimer Pennsylvania
Municipal Fund: "Annual Total Returns (Class A) (% as of 12/31 each year)":

      A bar chart will be included in the Prospectus of Oppenheimer
Pennsylvania Municipal Fund (the "Fund") depicting the annual total returns of a hypothetical $10,000 investment in Class A shares of the Fund for each of the eight most recent calendar years, without deducting sales charges.
Set forth below are the relevant data points that will appear on the bar chart:

Calendar                  Oppenheimer
Year                      Pennsylvania Municipal Fund
Ended                     Class A Shares
-----                     --------------

12/31/93                   13.12%
12/31/94                    -7.67%
12/31/95                   16.95%
12/31/96                     4.35%
12/31/97                     8.97%
12/31/98                     4.45%
12/31/99                    -6.18%
12/31/00                     7.06%
12/31/01                     6.51%
12/31/02                   10.95%

------------------------------------------------------------------------------
Oppenheimer Pennsylvania Municipal Fund
------------------------------------------------------------------------------

6803 South Tucson Way, Centennial, Colorado 80112-3924
1-.800-.CALL- OPP (225-.5677)

Statement of Additional Information dated September 24, 2003

     This Statement of Additional Information is not a Prospectus. This document contains  additional  information about the Fund and supplements  information in the  Prospectus  dated  September  24, 2003. It should be read together with the
Prospectus.  You can obtain  the  Prospectus  by writing to the Fund's  Transfer
Agent, OppenheimerFunds Services, at P.O. Box 5270, Denver, Colorado 80217 or by
calling the Transfer Agent at the toll-free number shown above or by downloading it from the OppenheimerFunds Internet website at www.oppenheimerfunds.com.

Contents                                                                Page

About the Fund

About Your Account

Financial Information About the Fund

------------------------------------------------------------------------------
ABOUT THE FUND
------------------------------------------------------------------------------

Additional Information About the Fund's Investment Policies and Risks

      The investment objective, the principal investment policies and the main risks of the Fund are described in the Prospectus.  This Statement of
Additional Information contains supplemental information about those policies and the types of securities that the Fund's investment Manager,
OppenheimerFunds, Inc., can select for the Fund.  Additional information is also provided about the strategies the Fund may use to try to achieve its objective.

The Fund's Investment Policies.  The composition of the Fund's portfolio and the techniques and strategies that the Fund's Manager may use in selecting portfolio securities will vary over time.  The Fund is not required to use all of the investment techniques and strategies described below at all times in seeking its goals.  It may use some of the special investment techniques and strategies at some times or not at all.

      The Fund does not make investments with the objective of seeking capital growth , since that would generally be inconsistent with its goal of seeking tax-exempt income.  However, the values of the securities held by the
Fund may be affected by changes in general interest rates and other factors prior to their maturity.  Because the current value of debt securities vary inversely with changes in prevailing interest rates, if interest rates increased after a security is purchased, that security will normally decline in value.  Conversely, should interest rates decrease after a security is purchased, normally its value will rise.

      However, those fluctuations in value will not generally result in realized gains or losses to the Fund unless the Fund sells the security prior to the security's maturity.  A debt security held to maturity is redeemable by its issuer at full principal value plus accrued interest. The Fund does not usually intend to dispose of securities prior to their maturity, but may do so for liquidity purposes, or because of other factors affecting the issuer that cause the Manager to sell the particular security. In that case, the Fund could realize a capital gain or loss on the sale.

      There are variations in the credit quality of municipal securities, both within a particular rating classification and between classifications.
These variations depend on numerous factors.  The yields of municipal securities depend on a number of factors, including general conditions in the municipal securities market, the size of a particular offering, the maturity of the obligation and rating (if any) of the issue.  These factors are discussed in greater detail below.

Municipal Securities.  The types of municipal securities in which the Fund may invest are described in the Prospectus under "About the Fund's
Investments."  The Manager has interpreted the Fund's policy regarding investment in municipal securities to require the Fund to invest at least 80%
of the Fund's net assets in municipal securities. Municipal securities are generally classified as general obligation bonds, revenue bonds and notes.  A discussion of the general characteristics of these principal types of municipal securities follows below.

      |X| Municipal Bonds.  We have classified municipal securities having a maturity (when the security is issued) of more than one (1) year as
"municipal bonds."  The principal classifications of long-term municipal bonds are "general obligation" and "revenue" (including "industrial development") bonds.  They may have fixed, variable or floating rates of interest, as described below.

      Some bonds may be "callable," allowing the issuer to redeem them before their maturity date. To protect bondholders, callable bonds may be issued with provisions that prevent them from being called for a period of time.
Typically, that is five (5) to ten (10) years from the issuance date.  When interest rates decline, if the call provision on a bond has expired, it is more likely that the issuer may call the bond.  If that occurs, the Fund might have to reinvest the proceeds of the called bond in bonds that have a lower rate of return.

            |X| General Obligation Bonds.  The basic security behind general obligation bonds is the issuer's pledge of its full faith and credit and taxing power, if any, for the repayment of principal and the payment of interest. Issuers of general obligation bonds include states, counties, cities, towns, and regional districts.  The proceeds of these obligations are used to fund a wide range of public projects, including construction or improvement of schools, highways and roads, and water and sewer systems. The rate of taxes that can be levied for the payment of debt service on these bonds may be limited or unlimited. Additionally, there may be limits as to the rate or amount of special assessments that can be levied to meet these obligations.

            |X| Revenue Bonds.  The principal security for a revenue bond is generally the net revenues derived from a particular facility, group of facilities, or, in some cases, the proceeds of a special excise tax or other specific revenue source.  Revenue bonds are issued to finance a wide variety of capital projects. Examples include electric, gas, water and sewer systems;
highways, bridges, and tunnels; port and airport facilities; colleges and universities; and hospitals.

            Although the principal security for these types of bonds may vary from bond to bond, many provide additional security in the form of a debt service reserve fund that may be used to make principal and interest payments on the issuer's obligations.  Housing finance authorities have a wide range of security, including partially or fully insured mortgages, rent subsidized and/or collateralized mortgages, and/or the net revenues from housing or other public projects.  Some authorities provide further security in the form of a state's ability (without obligation) to make up deficiencies in the debt service reserve fund.

            |X| Industrial Development Bonds.  Industrial development bonds are considered municipal bonds if the interest paid is exempt from federal income tax.  They are issued by or on behalf of public authorities to raise money to finance various privately operated facilities for business and manufacturing, housing, sports, and pollution control.  These bonds may also be used to finance public facilities such as airports, mass transit systems, ports, and parking.  The payment of the principal and interest on such bonds is dependent solely on the ability of the facility's user to meet its financial obligations and the pledge, if any, of real and personal property financed by the bond as security for those payments.

            |X| Private Activity Municipal Securities.  The Tax Reform Act of
1986 (the "Tax Reform Act") reorganized, as well as amended, the rules governing tax exemption for interest on certain types of municipal securities.  The Tax Reform Act generally did not change the tax treatment of bonds issued in order to finance governmental operations.  Thus, interest on general obligation bonds issued by or on behalf of state or local governments, the proceeds of which are used to finance the operations of such governments, continues to be tax-exempt.  However, the Tax Reform Act limited the use of tax-exempt bonds for non-governmental (private) purposes.  More stringent restrictions were placed on the use of proceeds of such bonds.
Interest on certain private activity bonds is taxable under the revised rules.  There is an exception for "qualified" tax-exempt private activity bonds, for example, exempt facility bonds including certain industrial development bonds, qualified mortgage bonds, qualified Section 501(c)(3)
bonds, and qualified student loan bonds.

      In addition, limitations as to the amount of private activity bonds which each state may issue were revised downward by the Tax Reform Act, which will reduce the supply of such bonds.  The value of the Fund's portfolio could be affected if there is a reduction in the availability of such bonds.

      Interest on certain private activity bonds issued after August 7, 1986, which continues to be tax-exempt, will be treated as a tax preference item subject to the federal alternative minimum tax (discussed below) to which certain taxpayers are subject.  The Fund may hold municipal securities the interest on which (and thus a proportionate share of the exempt-interest dividends paid by the Fund) will be subject to the Federal alternative minimum tax on individuals and corporations. There are no limits on the amount of assets the Fund may invest in private activity securities.

      The Federal alternative minimum tax is designed to ensure that all persons who receive income pay some tax, even if their regular tax is zero.
This is accomplished in part by including in taxable income certain tax preference items that are used to calculate alternative minimum taxable income.  The Tax Reform Act made tax-exempt interest from certain private activity bonds a tax preference item for purposes of the alternative minimum tax on individuals and corporations.  Any exempt-interest dividend paid by a regulated investment company will be treated as interest on a specific private activity bond to the extent of the proportionate relationship the interest the investment company receives on such bonds bears to all its exempt interest dividends.

      In addition, corporate taxpayers subject to the alternative minimum tax may, under some circumstances, have to include exempt-interest dividends in calculating their alternative minimum taxable income. That could occur in situations where the "adjusted current earnings" of the corporation exceeds its alternative minimum taxable income.

      To determine whether a municipal security is treated as a taxable private activity bond, it is subject to a test for: (a) a trade or business use and security interest, or (b) a private loan restriction. Under the trade or business use and security interest test, an obligation is a private activity bond if: (i) more than 10% of the bond proceeds are used for private business purposes and (ii) 10% or more of the payment of principal or interest on the issue is directly or indirectly derived from such private use or is secured by the privately used property or the payments related to the use of the property. For certain types of uses, a 5% threshold is substituted for this 10% threshold.

      The term "private business use" means any direct or indirect use in a trade or business carried on by an individual or entity other than a state or municipal governmental unit.  Under the private loan restriction, the amount of bond proceeds that may be used to make private loans is limited to the lesser of 5% or $5.0 million of the proceeds.  Thus, certain issues of municipal securities could lose their tax-exempt status retroactively if the issuer fails to meet certain requirements as to the expenditure of the proceeds of that issue or the use of the bond-financed facility. The Fund makes

no independent investigation of the users of such bonds or their use of proceeds of the bonds.  If the Fund should hold a bond that loses its tax-exempt status retroactively, there might be an adjustment to the tax-exempt income previously distributed to shareholders.

      Additionally, a private activity bond that would otherwise be a qualified tax-exempt private activity bond will not, under Internal Revenue
Code Section 147(a), be a qualified bond for any period during which it is held by a person who is a "substantial user" of the facilities or by a
"related person" of such a substantial user.  This "substantial user"
provision applies primarily to exempt facility bonds, including industrial development bonds. The Fund may invest in industrial development bonds and other private activity bonds.  Therefore, the Fund may not be an appropriate investment for entities which are "substantial users" (or persons related to
"substantial users") of such exempt facilities.  Those entities and persons should consult their tax advisers before purchasing shares of the Fund.

      A "substantial user" of such facilities is defined generally as a
"non-exempt person who regularly uses part of a facility" financed from the proceeds of exempt facility bonds.  Generally, an individual will not be a
"related person" under the Internal Revenue Code unless such individual or the individual's immediate family (spouse, brothers, sisters and immediate descendants) own directly or indirectly in the aggregate more than 50% in value of the equity of a corporation or partnership which is a "substantial user" of a facility financed from the proceeds of exempt facility bonds.

      |X| Municipal Notes.  Municipal securities having a maturity (when the security is issued) of less than one (1) year are generally known as municipal notes.  Municipal notes generally are used to provide for short-term working capital needs.  Some of the types of municipal notes the
Fund can invest in are described below.

      |X| Tax Anticipation Notes.  These are issued to finance working capital needs of municipalities.  Generally, they are issued in anticipation of various seasonal tax revenue, such as income, sales, use or other business taxes, and are payable from these specific future taxes.

      |X| Revenue Anticipation Notes.  These are notes issued in expectation of receipt of other types of revenue, such as Federal revenues available under Federal revenue-sharing programs.

      |X| Bond Anticipation Notes.  Bond anticipation notes are issued to provide interim financing until long-term financing can be arranged.  The long-term bonds that are issued typically also provide the money for the repayment of the notes.

      |X| Construction Loan Notes.  These are sold to provide project construction financing until permanent financing can be secured.  After successful completion and acceptance of the project, it may receive permanent financing through public agencies, such as the Federal Housing Administration.

      |X| Municipal  Lease  Obligations.  The Fund's  investments in municipal lease  obligations  may be  through  certificates  of  participation  that are offered to investors by public  entities.  Municipal  leases may take the form of a lease or an  installment  purchase  contract  issued  by a state or local government  authority  to obtain  funds to acquire a wide variety of equipment and facilities.

      Some  municipal  lease   securities  may  be  deemed  to  be  "illiquid"
securities.  Their purchase by the Fund would be limited as described below in
"Illiquid  Securities."  From time to time the Fund may invest more than 5% of its net assets in municipal lease  obligations that the Manager has determined to be liquid under  guidelines set by the Board of Trustees.  Those guidelines require the Manager to evaluate:

      |_| the frequency of trades and price quotations for such securities;
      |_| the number of dealers or other potential  buyers willing to purchase or sell such securities;
      |_| the availability of market-makers; and
      |_| the nature of the trades for such securities.

      Municipal  leases  have  special  risk  considerations.  Although  lease obligations do not constitute  general  obligations  of the  municipality  for which the  municipality's  taxing  power is  pledged,  a lease  obligation  is ordinarily backed by the  municipality's  covenant to budget for,  appropriate and make the payments due under the lease obligation.  However,  certain lease
obligations  contain   "non-appropriation"  clauses  which  provide  that  the
municipality has no obligation to make lease or installment  purchase payments in future  years  unless  money is  appropriated  for that purpose on a yearly basis.  While  the  obligation  might be  secured  by the  lease,  it might be difficult to dispose of that property in case of a default.  The  Commonwealth of  Pennsylvania  is not required by law to appropriate  or otherwise  provide moneys from which the lease payments are to be made.

      Projects financed with  certificates of participation  generally are not
subject  to  state   constitutional   debt   limitations  or  other  statutory
requirements  that may apply to other  municipal  securities.  Payments by the public entity on the obligation  underlying the  certificates are derived from available  revenue  sources.  That revenue might be diverted to the funding of other municipal service  projects.  Payments of interest and/or principal with respect  to the  certificates  are not  guaranteed  and do not  constitute  an obligation of a state or any of its political subdivisions.

      In  addition  to  the  risk  of  "non-appropriation,"   municipal  lease
securities  do not have as highly  liquid a market as  conventional  municipal bonds.  Municipal leases,  like other municipal debt obligations,  are subject to the risk of  non-payment  of  interest or  repayment  of  principal  by the issuer.  The  ability of  issuers of  municipal  leases to make  timely  lease payments  may be  adversely  affected  in general  economic  downturns  and as relative  governmental cost burdens are reallocated  among federal,  state and local  governmental  units.  A default in payment of income  would result in a reduction  of income to the Fund.  It could also result in a reduction  in the value of the  municipal  lease and that,  as well as a default in repayment of principal,  could  result in a  decrease  in the net asset  value of the Fund.
While the Fund holds such  securities,  the  Manager  will also  evaluate  the likelihood  of a  continuing  market  for these  securities  and their  credit quality.

      |X| Ratings of Municipal  Securities.  Ratings by ratings  organizations such as Moody's Investors Service, Inc. ("Moody's"),  Standard & Poor's Rating
Services,  a division of the McGraw-Hill  Companies,  Inc.  ("S&P") and Fitch,
Inc.  ("Fitch")  represent  the  respective  rating  agency's  opinions of the credit quality of the municipal  securities  they undertake to rate.  However, their  ratings  are  general  opinions  and are  not  guarantees  of  quality.
Municipal  securities that have the same maturity,  coupon and rating may have different  yields,  while  other  municipal  securities  that  have  the  same maturity and coupon but different ratings may have the same yield.

      Lower grade  securities may have a higher yield than securities rated in the  higher  rating  categories.  In  addition  to  having a  greater  risk of default  than  higher-grade,  securities,  there  may be less of a market  for these  securities.  As a result  they may be harder  to sell at an  acceptable
price.   The  additional  risks  mean  that  the  Fund  may  not  receive  the anticipated  level of income from these  securities,  and the Fund's net asset value may be  affected by  declines  in the value of  lower-grade  securities.
However,  because  the added  risk of lower  quality  securities  might not be consistent with the Fund's policy of preservation of capital,  the Fund limits its investments in lower quality securities.

      Subsequent  to its purchase by the Fund, a municipal  security may cease to be rated or its  rating  may be  reduced  below the  minimum  required  for purchase by the Fund.  Neither  event  requires the Fund to sell the security, but the Manager  will  consider  such events in  determining  whether the Fund should  continue to hold the  security.  To the extent that  ratings  given by
Moody's,  S&P,  or  Fitch  change  as a result  of  changes  in  those  rating
organizations  or  their  rating  systems,   the  Fund  will  attempt  to  use
comparable  ratings as standards for investments in accordance with the Fund's investment policies.

      The Fund may buy  municipal  securities  that  are  "pre-refunded."  The issuer's  obligation to repay the principal value of the security is generally collateralized  with U.S.  government  securities placed in an escrow account.
This causes the  pre-refunded  security to have  essentially the same risks of default as a AAA-rated security.

      The  rating  definitions  of  Moody's,   S&P  and  Fitch  for  municipal
securities  are  contained  in  Appendix  A to this  Statement  of  Additional
Information.  The Fund can purchase  securities that are unrated by nationally recognized rating  organizations.  The Manager will make its own assessment of the credit  quality of unrated  issues  the Fund buys.  The  Manager  will use criteria  similar to those used by the  rating  agencies,  and assign a rating category  to a security  that is  comparable  to what the  Manager  believes a rating agency would assign to that  security.  However,  the Manager's  rating does not constitute a guarantee of the quality of a particular issue.

Special Risks of Investing  Primarily in  Pennsylvania  Municipal  Securities.
Because the Fund focuses its investments  primarily on Pennsylvania  municipal securities,  the value of its portfolio  investments  will be highly sensitive to events  affecting the fiscal  stability of the Commonwealth of Pennsylvania and its  municipalities,  authorities and other  instrumentalities  that issue securities  in  which  the Fund  invests,  including  political  developments, economic problems and legislation.  Many different  social,  environmental and economic  factors may affect the financial  condition of Pennsylvania  and its political  subdivisions.  From time to time  Pennsylvania  and  certain of its political  subdivisions  have  encountered  financial  difficulties  that have adversely  affected their respective credit standings.  Other factors that may negatively effect economic conditions in Pennsylvania  include adverse changes in  employment  rates,  federal  revenue  sharing  or  laws  with  respect  to tax-exempt  financing.  In addition,  the recent national  economic  recession and the  continuing  economic  uncertainty  has had and may continue to have a negative impact on the Pennsylvania economy.

      It is not  possible  to  predict  the  future  impact  of the  political developments,  economic  problems and legislation on the long-term  ability of the  Commonwealth of Pennsylvania  or  Pennsylvania  municipal  issuers to pay interest  or repay  principal  on their  obligations.  The  information  below about these  conditions is only a brief summary,  based upon  information  the
Fund has drawn from sources that it believes are reliable,  including official statements  relating to  securities  offerings of  Pennsylvania  issuers.  The information below is general in nature and does not provide  information about financial  condition of the state or specific  issuers in whose securities the
Fund may invest, or the risks of those specific investments.

      |X|  The  Effect  of  General  Economic  Conditions  in the  State.  The
Commonwealth  of  Pennsylvania  is one of the most  populous  states,  ranking sixth behind California,  Texas, New York, Florida and Illinois.  Pennsylvania
is an established  state with a diversified  economy.  It is the  headquarters for many major  corporations.  Pennsylvania had  historically  been identified as a heavy industry  state.  That  reputation has changed over the last thirty
years  as  the  coal,   steel  and  railroad   industries   declined  and  the
Commonwealth's   business  environment  readjusted  with  a  more  diversified economic base. This economic  readjustment  was a direct result of a long-term shift in jobs,  investment  and workers  away from the  northeast  part of the nation.  Currently,  the major  sources of growth in  Pennsylvania  are in the service sector,  including trade,  medical and the health services,  education and  financial  institutions.  Pennsylvania's  5.7  million-person  work force ranks as the sixth largest labor pool in the nation.

      The Commonwealth  uses the fund method of accounting.  The General Fund, the Commonwealth's  largest fund, receives all tax revenues,  non-tax revenues and  federal  grants  and  entitlements  that are not  specified  by law to be
deposited  elsewhere.   The  majority  of  the  Commonwealth's  operating  and
administrative  expenses are payable from the General  Fund.  Debt service and all bonded  indebtedness of the  Commonwealth,  except that issued for highway purposes or for the benefit of other special  revenue  funds,  is payable from the General Fund.

      The national recession during fiscal year 2002 was unanticipated in the revenue and expenditure projections for the 2002 fiscal year enacted budget.
Actual Commonwealth revenues for fiscal year 2002 were $1.268 billion, or
5.9%, below estimate.  The shortfall of revenues to the budget was offset by
(i) a decision by the Governor to limit expenditures leading to appropriation lapses totaling $457 million, (ii) the transfer of the $1,038 million balance from the  Tax Stabilization Reserve Fund, and (iii) the partial draw down of a portion of the $336 million fiscal year beginning balance.  Absent these actions the Commonwealth would have ended the fiscal year with an operating deficit and a negative fiscal year-end budgetary basis balance. The budgetary basis unappropriated surplus balance at the close of fiscal year 2002 was
$142.8 million.

      The fiscal year 2003 enacted General Fund budget includes a number of provisions that are expected to result in increased tax and revenue receipts for the fiscal year.  These increased revenues and a projection that the national economy will continue to make a slow and modest recovery from the recession are anticipated to cause Commonwealth revenue (prior to reserves for tax refunds) to increase over fiscal year 2002 revenue by 8.7%.  For fiscal year 2003, appropriations are budgeted to rise by 0.4% over fiscal year 2002 appropriations.  The enacted 2003 budget is projected to have a preliminary ending balance of $309.6 million of which $300 million is to be transferred to the new Budget Stabilization Reserve Fund along with 25% of the actual ending balance for fiscal year 2003.

      The five-year period ending with fiscal year 2001 generally was a time of economic growth with modest rates of growth at the beginning of the period, larger increases during the most recent fiscal years until the beginning of a recession late in fiscal year 2001.  Throughout the period, inflation has remained relatively low, helping to restrain expenditure growth.  Favorable economic conditions have helped amounts categorized as total revenues and other sources rise at an average annual rate of 5.1% (5.3%
on a "GAAP" basis) during the five-year period.  Expenditure and other uses during the fiscal year 1997 through fiscal year 2001 period rose at a 5.7%
(also 5.7% on a "GAAP" basis) average annual rate.

      At the end of the 2000 fiscal year the  unappropriated  surplus  balance
(prior to the transfer to the Tax  Stabilization  Reserve Fund) totaled $718.3 million,  a $280.6 million  increase from fiscal 1999  year-end.  The gain was due to higher than  anticipated  revenues and  appropriation  lapses that were partially offset by additional  supplemental  appropriations  and reserves for tax  refunds.  $107.7  million  was  transferred  from the  surplus to the Tax
Stabilization  Reserve  Fund,  representing  the  then  statutory  15%  annual
transfer.   The  remaining  $610.5  million  fiscal  year-end   unappropriated
surplus  balance  was  carried  over to the  2001  fiscal  year.  Commonwealth revenues for the 2000 fiscal year totaled  $20,256.7  million,  an increase of
5.4%  ($1,030  million)  over the  prior  fiscal  year.  Expenditures  for the fiscal year (excluding  intergovernmental  transfer  transaction  expenditures and net of  appropriation  lapses) were $19,171  million  representing  a 5.7%
($1,026 million), increase over the prior fiscal year.

      For GAAP purposes,  assets  increased  $1,731.4  million in fiscal 2000, chiefly due to higher temporary  investment.  Liabilities also rose during the period  by  $331.1  million.  Together,  these  changes  produced  a  $1,400.3 million  increase to the fund  balance at June 30,  2000.  The fund balance at the end of  fiscal  2000  was  $4,263.6  million,  the  largest  fund  balance achieved  since  audited  GAAP  reporting  was  instituted  in  1984  for  the
Commonwealth.   The  $1,105   million   June  30,  2000  balance  in  the  Tax
Stabilization  Reserve Fund is included in the GAAP basis fund balance for the
General  Fund.  Revenues  from  taxed and other  sources  during  fiscal  2000 increased  5.9% over the fiscal 1999 level.  Expenditures  and other uses rose during the fiscal year by 6.8%.

      For the 2001 fiscal year,  revenues were above estimate and expenditures were lower than  projected,  enabling  the General Fund to end the fiscal year with an  unappropriated  surplus balance of $335.5 million.  Expenditures from
Commonwealth  revenues for the fiscal year,  net of  appropriation  lapses and
intergovernmental  transfer  transaction   contributions,   totaled  $19,966.2
million against Commonwealth  revenues, net of tax refund and rebate reserves, of $19,691.1  million.  Financial  operation during the fiscal year caused the total  unappropriated  surplus  balance to decline by $275  million as of June
30, 2001, an amount smaller than budgeted.

      Commonwealth  revenues  (prior  to  reserves  for tax  refunds)  totaled
$20,561.7  million,  $81.2  million  (.4%) above the estimate made at the time the  budget  was  enacted.  Appropriations  from  Commonwealth  funds  in  the enacted budget for fiscal 2001 (including  supplemental  appropriations)  were
2.9% over fiscal 2000 appropriations.

      For GAAP purposes, assets increased $454.2 million, primarily due to higher amount of funds in investments.  Liabilities also rose during fiscal year 2001, increasing $232.9 million to $3,698.2 million.  The increase of assets over liabilities for fiscal year 2000 caused the fund balance to increase by $221.3 million to $4,485.0 million as of June 30, 2001.  The unreserved-undesignated fund balance as of June 30, 2001 was $1,524.8 million, a $175.3 million reduction from the prior fiscal year.  Revenues and other sources for fiscal 2001 increased by 5.3% over the prior fiscal year while expenditures and other uses grew by 5.7%.  However, revenues and other sources for the fiscal year exceeded expenditures, other uses, and residual equity transfers to produce a $221.3 million increase in fund balance at June
30, 2001.  An increase in tobacco settlement amounts of $384.5 million included in other designated funds accounted for all of the increase in fund balance during the fiscal year.

      Largely due to the effects of the national recession on tax and other receipts, actual fiscal year 2002 revenues were below estimate by 5.9% or
$1.268 billion.  Total fiscal year 2002 revenues net of reserves for tax refunds and including intergovernmental transfers were $19,642.3 million.
Actual expenditures from fiscal year 2002 appropriations were 1.2% below the original appropriated levels.  Total expenditures net of appropriation lapses and including intergovernmental transfers totaled $20,870.4 million.  An unappropriated surplus balance at the close of the fiscal year was maintained by the transfer of the $1,038 million balance of the Tax Stabilization
Reserve Fund to the General Fund and a partial draw down of the $336.5 million General Fund balance at the beginning of the fiscal year.  The unappropriated balance at the close of the 2002 fiscal year was $142.8 million.

      Commonwealth tax revenues for the fiscal year declined 2.6% from fiscal year 2001 tax receipts, the first year over year decrease in tax receipts since fiscal year 1962, largely due to the national economic recession during the 2002 fiscal year.  Most major tax categories experienced collections below their budget estimate.  Non-tax revenue receipts were $155.4 million
(24.2%) below the estimate for fiscal year 2002 led by a decline in miscellaneous revenues, primarily earnings on investments.  Reserves for tax refunds in fiscal year 2002 were $967.2 million, an increase of 11.2% over fiscal year 2001 reserves.  Recent tax and tax rate changes are believed to contribute to the growth rate in refunds.  Actual tax refunds in recent fiscal years have been rising at a rate faster than the increase in reserves for tax refunds, causing the amount of reserves carried forward from one fiscal year to the next to decline. At the end of fiscal year 2002, approximately $151 million of reserves were available for making tax refunds in the following fiscal year.  Expenditures of Commonwealth revenues during fiscal year 2002, including supplemental appropriations, intergovernmental transfers and net of appropriation lapses, were $20,874.4 million, representing a 4.5% increase over the prior fiscal year.  A total of $457.4 million of appropriations were lapsed during fiscal year 2002 as part of a comprehensive effort to limit spending growth in response to decreased revenues resulting from the national recession.

      The adopted budget for fiscal year 2003 is based on an estimated 1.8%
increase for Commonwealth revenues before accounting for any changes in tax and revenue provisions.  After adjustments for various tax rate and tax base changes and special fund transfers and non-tax revenue changes enacted for the fiscal year 2003 budget, total Commonwealth revenues are projected to increase by 8.7% over fiscal year 2002 actual receipts and total $21,812.1 million.  The tax revenue component of Commonwealth revenues is estimated to rise 7.3% above fiscal year 2002 receipts.  Approximately two-thirds of this expected increase in tax revenues is due to the various tax rate and tax base changes enacted for the fiscal year 2003 budget.

      The fiscal year 2003 estimate for Commonwealth revenues was prepared in
June 2002 at the time of budget enactment based upon an economic forecast for national real gross domestic product to grow at a 3.9% rate from the second quarter of 2002 to the second quarter of 2003.  The forecast anticipates that economic growth will recover from the 2001-2002 recession at a pace below that which normally follows a recession.  Inflation is expected to be low for fiscal year 2003 and unemployment levels are believed to have peaked in the second quarter of 2002.  Trends in the Pennsylvania economy are expected to maintain their current close association with national economic trends.
Personal income growth in Pennsylvania is anticipated to remain slightly below that of the U.S., while the Pennsylvania unemployment rate is anticipated to be close to the national rate. The enacted fiscal year 2003 budget provides $20,695.8 million of appropriations from Commonwealth revenues, a 0.4% decrease from fiscal year 2002 appropriations.  $300 million is appropriated from the General Fund for transfer to the newly created
Budget Stabilization Reserve Fund, successor to the Tax Stabilization Reserve
Fund.  In addition 25%percent of the 2003 General Fund fiscal year-end unappropriated balance will be transferred into the fund.  The fiscal year
2003 ending balance, net of transfers, is currently estimated to be $7.1 million.  The amount of the anticipated ending balance does not take into consideration the possible availability of appropriation lapses that normally occur during a fiscal year and fund supplemental appropriations or increase the unappropriated surplus.  Achieving the financial results as budgeted may be adversely affected by a number of trends or events, including developments in the projected recovery of national and state economy from the recession of
2001-2002 and adverse developments in industries accounting for significant employment and economic production in the Commonwealth.

      According to a  Pennsylvania  Department  of Revenue News Release  dated
November 1, 2001,  the state  collected  $1.6 billion in General Fund revenues
in  October  -  $14.9  million,   or  0.9%  more  than   anticipated.   Fiscal
year-to-date  General  Fund  collections  total $6.3  billion,  which is $74.2 million, or 1.2%, below estimate.

      The current  constitutional  provisions  relating to  Commonwealth  debt permit the  issuance  of the  following  types of debt:  (i) debt to  suppress insurrection  or  rehabilitate  areas  affected by disaster,  (ii)  electorate approved debt,  (iii) debt for capital  projects  subject to an aggregate debt limit of 1.75 times the annual  average tax revenue of the preceding  five (5)
fiscal years,  and (iv) tax  anticipation  notes payable in the fiscal year of issuance.  All  debt  except  tax  anticipation  notes  must be  amortized  in substantial and regular amounts.  Outstanding  general obligation debt totaled
$6,032.6 million at June 30, 2002.

      Other  state-related  obligations  include  "moral  obligations."  Moral obligation  indebtedness may be issued by the Pennsylvania  Housing  Financing
Agency, a state-created  agency which provides financing for housing for lower
and  moderate  income  families,   and  the  Hospitals  and  Higher  Education
Facilities  Authority of Philadelphia,  a municipal authority organized by the
City of  Philadelphia  to,  among other  things,  acquire and prepare  various sites for use as intermediate care facilities for the mentally retarded.

      The  Commonwealth,  through  several of its  departments  and  agencies, leases various real property and equipment.  Some leases and their  respective lease payments are, with the Commonwealth's approval,  pledged as security for debt  obligations  issued by  certain  public  authorities  or other  entities within the state. All lease payments  payable by Commonwealth  departments and agencies are subject to and dependent  upon an annual  spending  authorization approved through the  Commonwealth's  annual budget process.  The Commonwealth is not required by law to appropriate  or otherwise  provide moneys from which the lease payments are to be paid. The  obligations to be paid from such lease payments are not bonded debt of the Commonwealth.

      In addition,  certain  Commonwealth-created  organizations had statutory authorization to issue debt for which Commonwealth  appropriations to pay debt service thereon are not required.  The debt of these  organizations  is funded by the assets of, or revenues derived from, the various projects  financed and is not a statutory  or moral  obligation  of the  Commonwealth.  Some of these
agencies,   however,  are  indirectly  dependent  on  Commonwealth   operating
appropriations.  The Commonwealth  also maintains pension plans covering state employees,  public school  employees  and  employees of certain  state-related organizations.

      Pennsylvania's average annual unemployment rate was equivalent to the national average throughout the 1990's. Slower economic growth caused the unemployment rate in the Commonwealth to rise to 7.6% in 1992.  The resumption of faster economic growth resulted in an annual decrease in the
Commonwealth's unemployment rate to 4.7% in 2001.  From 1997 through 2001,
Pennsylvania's annual average unemployment rate was below the Middle Atlantic
Region's average, but slightly higher than that of the United States.  As of
August, 2002, the seasonally adjusted unemployment rate for the Commonwealth was 5.3%

      As of November  14, 2002,  Pennsylvania  general  obligation  bonds were rated AA by S&P,  Aa2 by Moody's  and AA by Fitch.  Those  ratings are subject to change.

      |X| Local Tax  Considerations.  Pennsylvania  municipalities  and school districts  are,  with certain  limitations,  authorized to impose a variety of taxes.  The real estate tax is the only tax  authorized by law to be levied by
all  classes  of  local  government  in  the  state.  Thus,   property  owners
generally  pay  real  estate  taxes  to three  independent  authorities  - the county, the municipality and the school district.

      The  Local  Tax  Enabling  Act,   applicable  to  almost  all  political
subdivisions in Pennsylvania,  gives local  governments  (other than counties)
and school  districts  in  Pennsylvania  a broad range of non-real  estate tax sources.  The taxes  commonly in use  include  the earned  income or wage tax, per capita taxes, occupation taxes,  occupational privilege taxes, real estate transfer  taxes,  amusement and admission  taxes and business  gross  receipts taxes  (although  the  authority  of  political  subdivisions  to  impose  new business  gross  receipts  taxes is limited).  Counties are also  permitted to impose intangible personal property taxes.

      In addition,  the City and School District of Philadelphia have separate taxing  authority to impose a variety of business  taxes,  wage taxes,  income and other various taxes.

      There is  various  litigation  pending  against  the  Commonwealth,  its officers  and  employees.  An adverse  decision  in one or more of these cases could materially affect the Commonwealth's governmental operations.

      Other  Investment  Techniques and Strategies.  In seeking its objective, the Fund may from time to time employ the types of investment  strategies  and investments  described  below.  It  is  not  required  to  use  all  of  these strategies at all times, and at times may not use them.

      Portfolio  Turnover.  A change in the  securities  held by the Fund from buying and selling  investments is known as "portfolio  turnover."  Short-term trading  increases  the rate of  portfolio  turnover  and could  increase  the
Fund's  transaction  costs.  However,  the Fund ordinarily incurs little or no brokerage  expense  because  most of the  Fund's  portfolio  transactions  are principal trades that do not require payment of brokerage commissions.

      The Fund ordinarily does not trade  securities to achieve capital gains, because they would not be tax-exempt  income.  To a limited  degree,  the Fund may engage in  short-term  trading to attempt to take  advantage of short-term market  variations.  It may  also do so to  dispose  of a  portfolio  security prior  to its  maturity.  That  might be done if,  on the  basis of a  revised credit evaluation of the issuer or other considerations,  the Manager believes such  disposition  is advisable or the Fund needs to generate  cash to satisfy requests  to  redeem  Fund  shares.  In those  cases,  the Fund may  realize a capital gain or loss on its investments.

      |X| Floating  Rate and Variable Rate  Obligations.  Variable rate demand obligations  have a  demand  feature  that  allows  the  Fund  to  tender  the obligation to the issuer or a third party to its  maturity.  The tender may be at par value plus accrued interest, according to the terms of the obligation.

      The  interest  rate on a floating  rate demand note is based on a stated
prevailing  market rate,  such as a bank's prime rate, the ninety-one (91) day
U.S.   Treasury   Bill  rate,  or  some  other   standard,   and  is  adjusted
automatically  each  time  such  rate  is  adjusted.  The  interest  rate on a variable  rate  demand note is also based on a stated  prevailing  market rate but is adjusted  automatically  at  specified  intervals  of not less than one year.  Generally,  the changes in the interest rate on such securities  reduce the  fluctuation  in  their  market  value.  As  interest  rates  decrease  or increase,  the potential for capital appreciation or depreciation is less than that for fixed-rate obligations of the same maturity.

      The  Manager may  determine  that an unrated  floating  rate or variable rate demand  obligation meets the Fund's quality  standards by reason of being backed by a letter of credit or  guarantee  issued by a bank that meets  those quality standards.

      Floating  rate  and  variable  rate  demand  notes  that  have a  stated
maturity  in excess of one year may have  features  that  permit the holder to
recover  the  principal  amount  of  the  underlying   security  at  specified
intervals  not  exceeding one (1) year and upon no more than thirty (30) days'
notice.  The issuer of that type of note  normally has a  corresponding  right in its discretion,  after a given period, to prepay the outstanding  principal amount of the note plus accrued  interest.  Generally  the issuer must provide a specified  number of days' notice to the holder.  Floating  rate or variable rate  obligations  that do not  provide  for the  recovery  of  principal  and interest  within  seven (7) days are  subject  to the  Fund's  limitations  on investments in illiquid securities.

      |X|  Inverse   Floaters  and  Other  Derivative   Investments.   Inverse
floaters may offer  relatively  high  current  income,  reflecting  the spread between  short-term and long-term tax exempt  interest  rates.  As long as the municipal  yield curve  remains  relatively  steep and short term rates remain relatively low,  owners of inverse  floaters will have the opportunity to earn interest at  above-market  rates  because they receive  interest at the higher long-term  rates but have paid for bonds with lower  short-term  rates. If the yield curve  flattens and shifts  upward,  an inverse  floater will lose value more  quickly  than a  conventional  long-term  bond.  The Fund will invest in inverse  floaters to seek higher  tax-exempt  yields than are  available  from fixed-rate bonds that have comparable  maturities and credit ratings.  In some cases,  the holder of an  inverse  floater  may have an option to convert  the floater to a fixed-rate bond, pursuant to a "rate-lock option."

      Some inverse  floaters have a feature known as an interest rate "cap" as part of the terms of the investment.  Investing in inverse  floaters that have interest rate caps might be part of a portfolio  strategy to try to maintain a high  current  yield  for the  Fund  when the Fund  has  invested  in  inverse floaters  that  expose  the  Fund to the  risk  of  short-term  interest  rate fluctuations.  "Embedded"  caps can be used to hedge a portion  of the  Fund's
exposure  to  rising   interest   rates.   When   interest   rates   exceed  a
pre-determined  rate, the cap generates  additional cash flows that offset the
decline  in  interest  rates  on  the  inverse  floater,   and  the  hedge  is
successful.  However,  the Fund bears the risk that if  interest  rates do not
rise  above  the  pre-determined   rate,  the  cap  (which  is  purchased  for
additional  cost)  will not  provide  additional  cash  flows and will  expire worthless.

      Inverse   floaters  are  a  form  of  derivative   investment.   Certain
derivatives,  such as options,  futures,  indexed securities and entering into swap  agreements,  can be used to increase or decrease the Fund's  exposure to changing  security  prices,  interest  rates or other  factors that affect the value of securities.  However,  these techniques could result in losses to the
Fund,  if the  Manager  judges  market  conditions  incorrectly  or  employs a strategy  that does not  correlate  well with the  Fund's  other  investments.
These  techniques  can cause losses if the  counterparty  does not perform its promises.  An additional  risk of investing in municipal  securities  that are derivative  investments  is that their  market value could be expected to vary to a much greater  extent than the market value of municipal  securities  that are not derivative  investments  but have similar credit  quality,  redemption provisions and maturities.

      |X|  "When-Issued"  and "Delayed  Delivery"  Transactions.  The Fund can
purchase  securities on a "when-issued"  basis,  and may purchase or sell such
securities  on  a  "delayed   delivery"  (or  "forward   commitment")   basis.
"When-issued"  or  "delayed  delivery"  refers to  securities  whose terms and indenture  are  available  and for  which a market  exists,  but which are not available for immediate delivery.

      When such  transactions  are  negotiated  the price  (which is generally expressed  in yield  terms)  is fixed  at the  time  the  commitment  is made.
Delivery and payment for the securities  take place at a later date.  Normally the  settlement  date is within six (6) months of the  purchase  of  municipal bonds  and  notes.  However,  the  Fund  may,  from  time  to  time,  purchase municipal  securities  having a  settlement  date more than six (6) months and possibly  as  long  as two (2)  years  or  more  after  the  trade  date.  The securities are subject to change in value from market  fluctuation  during the settlement  period.  The  value at  delivery  may be less  than  the  purchase price.  For example,  changes in interest rates in a direction other than that expected  by the  Manager  before  settlement  will  affect  the value of such securities  and may cause loss to the Fund.  No income begins to accrue to the
Fund on a  when-issued  security  until  the Fund  receives  the  security  at settlement of the trade.

      The Fund will  engage  in  when-issued  transactions  in order to secure what is  considered  to be an  advantageous  price  and  yield  at the time of entering  into the  obligation.  When  the  Fund  engages  in  when-issued  or delayed delivery  transactions,  it relies on the buyer or seller, as the case may be, to  complete  the  transaction.  Their  failure to do so may cause the
Fund to lose the  opportunity  to obtain the  security at a price and yield it considers advantageous.

      When the Fund engages in when-issued and delayed delivery  transactions, it does so for the purpose of acquiring or selling securities  consistent with its  investment  objective  and  policies  for its  portfolio  or for delivery pursuant to options  contracts it has entered  into,  and not for the purposes of  investment  leverage.  Although  the Fund will enter into  when-issued  or delayed-delivery  purchase  transactions to acquire  securities,  the Fund may dispose of a commitment  prior to  settlement.  If the Fund chooses to dispose of the right to acquire a when-issued  security prior to its acquisition or to dispose of its right to deliver or receive  against a forward  commitment,  it may incur a gain or loss.

      At the time the Fund makes a  commitment  to purchase or sell a security on a when-issued or forward  commitment  basis,  it records the transaction on its  books  and  reflects  the  value  of the  security  purchased.  In a sale transaction,  it records the proceeds to be received,  in determining  its net asset  value.  The Fund will  identify on its books liquid  securities  of any type at least equal to the value of purchase  commitments  until the Fund pays for the investment.

      When-issued  transactions  and  forward  commitments  can be used by the
Fund  as a  defensive  technique  to  hedge  against  anticipated  changes  in interest rates and prices.  For instance,  in periods of rising interest rates and falling  prices,  the Fund might sell  securities  in its  portfolio  on a forward  commitment  basis to attempt  to limit its  exposure  to  anticipated falling prices.  In periods of falling  interest rates and rising prices,  the
Fund  might  sell  portfolio  securities  and  purchase  the  same or  similar securities  on a  when-issued  or  forward  commitment  basis,  to obtain  the benefit of currently higher cash yields.

      |X|  Zero-Coupon  Securities.  The Fund may buy  zero-coupon and delayed interest  municipal  securities.  Zero-coupon  securities do not make periodic interest  payments and are sold at a deep discount from their face value.  The buyer  recognizes a rate of return  determined by the gradual  appreciation of the security,  which is redeemed at face value on a specified  maturity  date.
This  discount  depends  on the  time  remaining  until  maturity,  as well as prevailing  interest  rates,  the  liquidity  of the  security  and the credit quality of the  issuer.  In the  absence of  threats  to the  issuer's  credit quality,  the discount  typically  decreases as the maturity date  approaches.
Some  zero-coupon  securities are  convertible,  in that they are  zero-coupon securities  until a  predetermined  date,  at which  time  they  convert  to a security with a specified coupon rate.

      Because   zero-coupon   securities   pay  no   interest   and   compound
semi-annually at the rate fixed at the time of their issuance,  their value is generally more volatile than the value of other debt  securities.  Their value may fall more dramatically than the value of interest-bearing  securities when
interest  rates  rise.  When  prevailing  interest  rates  fall,   zero-coupon
securities  tend to rise more rapidly in value  because they have a fixed rate of return.

      The Fund's  investment in  zero-coupon  securities may cause the Fund to recognize  income and make  distributions  to shareholders  before it receives any cash payments on the zero-coupon  investment.  To generate cash to satisfy
those  distribution  requirements,   the  Fund  may  have  to  sell  portfolio
securities  that it  otherwise  might  have  continued  to hold or to use cash flows from other sources such as the sale of Fund shares.

      |X| Puts  and  Standby  Commitments.  When  the  Fund  buys a  municipal security subject to a standby commitment to repurchase the security,  the Fund is entitled to same-day  settlement  from the purchaser.  The Fund receives an exercise  price equal to the amortized  cost of the  underlying  security plus any accrued  interest at the time of exercise.  A put purchased in conjunction with a municipal  security  enables the Fund to sell the  underlying  security within a specified period of time at a fixed exercise price.

      The Fund might  purchase a standby  commitment or put separately in cash or it might acquire the security subject to the standby  commitment or put (at a price  that  reflects  that  additional  feature).  The Fund will enter into these  transactions  only  with  banks and  securities  dealers  that,  in the
Manager's  opinion,  present  minimal  credit  risks.  The  Fund's  ability to exercise a put or standby  commitment  will  depend on the ability of the bank or  dealer  to pay for the  securities  if the put or  standby  commitment  is exercised.  If the bank or dealer should default on its  obligation,  the Fund might not be able to  recover  all or a  portion  of any loss  sustained  from having to sell the security elsewhere.

      Puts and standby  commitments  are not  transferable  by the Fund.  They terminate  if the Fund sells the  underlying  security to a third  party.  The
Fund  intends  to  enter  into  these  arrangements  to  facilitate  portfolio liquidity,  although  such  arrangements  might  enable  the  Fund  to  sell a security  at a  pre-arranged  price  that may be  higher  than the  prevailing market  price  at  the  time  the  put or  standby  commitment  is  exercised.
However,  the Fund might refrain from  exercising a put or standby  commitment if the  exercise  price is  significantly  higher than the  prevailing  market price,  to avoid  imposing a loss on the  seller  that  could  jeopardize  the
Fund's business relationships with the seller.

      A put or  standby  commitment  increases  the cost of the  security  and reduces the yield  otherwise  available from the security.  Any  consideration paid by the Fund for the put or standby  commitment  will be  reflected on the
Fund's books as unrealized  depreciation  while the put or standby  commitment is held,  and a realized  gain or loss when the put or commitment is exercised or expires.  Interest  income  received by the Fund from municipal  securities subject to puts or stand-by  commitments  may not qualify as tax exempt in its hands if the terms of the put or stand-by  commitment cause the Fund not to be treated as the tax owner of the underlying municipal securities.

      |X| Repurchase  Agreements.  The Fund may acquire  securities subject to
repurchase   agreements.   It  may  do  so  for  liquidity  purposes  to  meet
anticipated  redemptions  of Fund  shares,  or pending the  investment  of the proceeds  from sales of Fund shares,  or pending the  settlement  of portfolio securities.

      In a repurchase  transaction,  the Fund  acquires a security  from,  and simultaneously  resells it to an  approved  vendor for  delivery  on an agreed upon future  date.  The resale price  exceeds the purchase  price by an amount that reflects an  agreed-upon  interest  rate  effective for the period during which the repurchase  agreement is in effect.  Approved  vendors  include U.S.
commercial banks,  U.S. branches of foreign banks or broker-dealers  that have been  designated as primary dealers in government  securities.  They must meet credit requirements set by the Manager from time to time.

      The  majority  of  these  transactions  run  from  day to day.  Delivery pursuant  to resale  typically  will occur  within one (1) to five (5) days of the purchase.  Repurchase  agreements  having a maturity beyond seven (7) days are subject to the Fund's limits on holding illiquid investments.  There is no limit  on the  amount  of the  Fund's  net  assets  that  may  be  subject  to repurchase agreements of seven (7) days or less.

      Repurchase  agreements,  considered "loans" under the Investment Company
Act of 1940 ("Investment  Company Act"), are  collateralized by the underlying security.  The Fund's  repurchase  agreements  require that at all times while the repurchase  agreement is in effect,  the collateral's  value must equal or exceed the repurchase price to fully collateralize the repayment obligation.

      The Manager will monitor the vendor's  creditworthiness  to confirm that
the  vendor  is   financially   sound  and  will   continuously   monitor  the
collateral's  value.  However,  if the vendor fails to pay the resale price on the delivery  date,  the Fund may incur costs in  disposing of the  collateral and may experience losses if there is any delay in its ability to do so.

      Pursuant to an Exemptive Order issued by the Securities and Exchange
Commission, the Fund, along with other affiliated entities managed by the
Manager, may transfer uninvested cash balances into one or more joint repurchase accounts. These balances are invested in one or more repurchase agreements, secured by U.S. government securities. Securities that are pledged as collateral for repurchase agreements are held by a custodian bank until the agreements mature. Each joint repurchase arrangement requires that the market value of the collateral be sufficient to cover payments of interest and principal; however, in the event of default by the other party to the agreement, retention or sale of the collateral may be subject to legal proceedings.

      |X|  Illiquid  and  Restricted  Securities.   The  Fund  has  percentage
limitations that apply to purchases of illiquid and restricted securities,  as stated in the  Prospectus.  The Manager  monitors  holdings  of  illiquid  and restricted  securities  on an ongoing  basis to determine  whether to sell any holdings to maintain adequate liquidity.

Investment in Other Investment Companies. The Fund can also invest in the securities of other investment companies, which can include open-end funds, closed-end funds and unit investment trusts, subject to the limits set forth in the Investment Company Act that apply to those types of investments.  For example, the Fund can invest in Exchange-Traded Funds, which are typically open-end funds or unit investment trusts, listed on a stock exchange.  The
Fund might do so as a way of gaining exposure to the segments of the equity or fixed-income markets represented by the Exchange-Traded Funds' portfolio, at times when the Fund may not be able to buy those portfolio securities directly.

      Investing  in another  investment  company  may  involve  the payment of substantial  premiums above the value of such investment  company's  portfolio securities  and is subject to limitations  under the  Investment  Company Act.
The Fund does not intend to invest in other  investment  companies  unless the
Manager  believes that the potential  benefits of the  investment  justify the payment of any premiums or sales  charges.  As a shareholder  of an investment company,  the Fund would be subject to its  ratable  share of that  investment company's expenses,  including its advisory and administration  expenses.  The
Fund does not anticipate  investing a substantial  amount of its net assets in shares of other investment companies.

      |X|  Borrowing  for  Leverage.  The Fund has the  ability to borrow from banks on an unsecured basis in amounts limited (as a fundamental  policy) to a maximum of 10% of its total assets for  extraordinary  or emergency  purposes.
The Fund may also borrow up to 5% of its total  assets to invest the  borrowed funds in portfolio  securities.  This  technique is known as  "leverage."  The
Fund may borrow only from banks for investment  purposes and  extraordinary or emergency purposes,  and may borrow from affiliated  investment companies only for  extraordinary  or emergency  purposes  subject to obtaining  all required authorizations  and regulatory  approvals.  Under applicable laws,  borrowings can be made only to the extent that the value of the Fund's  assets,  less its liabilities  other  than  borrowings,  is  equal  to  at  least  300%  of  all borrowings  (including  the  proposed  borrowing).  If the value of the Fund's assets  fails  to meet  this  300%  asset  coverage  requirement,  the Fund is required  to  reduce  its  bank  debt  within  three  (3)  days  to  meet  the requirement.  To do  so,  the  Fund  might  have  to  sell  a  portion  of its investments at a disadvantageous time.

      The Fund will pay interest on these  loans,  and that  interest  expense will raise the  overall  expenses  of the Fund and reduce its  returns.  If it does borrow,  its expenses will be greater than  comparable  funds that do not borrow for  leverage.  The interest on a loan might be more (or less) than the yield on the securities  purchased with the loan proceeds.  Additionally,  the
Fund's net asset value per share might  fluctuate more than that of funds that do not borrow.

      |X| Interfund Borrowing and Lending Arrangements. Consistent with its fundamental policies and pursuant to an exemptive order issued by the
Securities and Exchange Commission ("SEC"), the Fund may engage in borrowing and lending activities with other funds in the OppenheimerFunds complex.
Borrowing money from affiliated funds may afford the Fund the flexibility to use the most cost-effective alternative to satisfy its borrowing requirements. Lending money to an affiliated fund may allow the Fund to obtain a higher rate of return than it could from interest rates on alternative short-term investments.  Implementation of interfund lending is being accomplished consistent with applicable regulatory requirements, including the provisions of the SEC order.

o     Interfund Borrowing. The Fund will not borrow from affiliated funds unless the terms of the borrowing arrangement are at least as favorable as the terms the Fund could otherwise negotiate with a third party.  To assure that the Fund will not be disadvantaged by borrowing from an affiliated fund, certain safeguards are being implemented.  Examples of these safeguards include the following:
o     the Fund will not borrow money from affiliated funds unless the interest rate is more favorable than available bank loan
               rates;
o     the Fund's borrowing from affiliated funds must be consistent with its investment objective and investment policies;
o     the loan rates will be the average of the overnight repurchase agreement rate available through the OppenheimerFunds joint repurchase agreement account and a pre-established formula based on quotations from independent banks to approximate the lowest interest rate at which bank loans would be available to the Fund;
o     if the Fund has outstanding borrowings from all sources greater than
               10% of its total assets, then the Fund must secure each
               additional outstanding interfund loan by segregating liquid assets of the Fund as collateral;
o     the Fund cannot borrow from an affiliated fund in excess of 125% of its total redemptions for the preceding seven days;
o     each interfund loan may be repaid on any day by the Fund; and
o     the Trustees will be provided with a report of all interfund loans and the Trustees will monitor all such borrowings to ensure that the Fund's participation is appropriate.

      There is a risk that a borrowing fund could have a loan called on one days' notice.  In that circumstance, the Fund might have to borrow from a bank at a higher interest cost if money to lend were not available from another Oppenheimer fund.

o     Interfund Lending. To assure that the Fund will not be disadvantaged by making loans to affiliated funds, certain safeguards are being implemented.
Examples of these safeguards include the following:

o     the Fund will not lend money to affiliated funds unless the interest rate on such loan is determined to be reasonable under the circumstances;
o     the Fund may not make interfund loans in excess of 15% of its net assets;
o     an interfund loan to any one affiliated fund shall not exceed 5% of the
               Fund's net assets;
o     an interfund loan may not be outstanding for more than seven days;
o     each interfund loan may be called on one business day's notice; and
o     the Manager will provide the Trustees reports on all interfund loans demonstrating that the Fund's participation is appropriate and that the loan is consistent with its investment objectives and policies.

      When the Fund  lends  assets to  another  affiliated  fund,  the Fund is subject to the risk that the borrowing fund might fail to repay the loan.

      |X| Loans of Portfolio  Securities.  To attempt to raise income or raise cash for liquidity  purposes,  the Fund may lend its  portfolio  securities to brokers,  dealers  and other  financial  institutions  approved  by the Fund's
Board of  Trustees.  These loans are limited to not more than 25% of the value of the Fund's total assets.  The Fund  presently  does not intend to engage in loans of  securities  that will  exceed 5% of the  value of the  Fund's  total assets in the coming year.  Income from  securities  loans does not constitute exempt-interest income for the purpose of paying tax-exempt dividends.

      There are risks in connection  with securities  lending.  The Fund might experience a delay in receiving  additional  collateral to secure a loan, or a delay in recovery of the loaned  securities.  The Fund must receive collateral for a loan.  Under  current  applicable  regulatory  requirements  (which  are subject to change),  on each business day the loan collateral must be at least equal to the value of the loaned  securities.  It must  consist of cash,  bank letters  of credit,  securities  of the U.S.  government  or its  agencies  or instrumentalities,  or other cash  equivalents  in which the Fund is permitted to invest.  To be acceptable as collateral,  letters of credit must obligate a bank to pay amounts  demanded by the Fund if the demand meets the terms of the letter.  The terms of the letter of credit and the  issuing  bank both must be satisfactory to the Fund.

      When it  lends  securities,  the  Fund  receives  amounts  equal  to the dividends or interest on the loaned  securities.  It also receives one or more of (a) negotiated  loan fees,  (b) interest on securities  used as collateral, and (c)  interest  on  short-term  debt  securities  purchased  with  the loan collateral.  Either type of  interest  may be shared  with the  borrower.  The
Fund may pay reasonable  finder's,  custodian and administrative or other fees in  connection  with  these  loans.  The terms of the  Fund's  loans must meet applicable  tests under the Internal  Revenue Code and must permit the Fund to reacquire  loaned  securities  on five (5) days'  notice or in time to vote on any important matter.

      |X|  Hedging.  The Fund may use  hedging to  attempt to protect  against declines in the market  value of its  portfolio,  to permit the Fund to retain unrealized gains in the value of portfolio  securities that have  appreciated, or to facilitate  selling  securities  for  investment  reasons.  To do so the
Fund could:

      |_| sell interest rate futures or municipal bond index futures,
      |_| buy puts on such futures or securities, or
      |_| write  covered calls on  securities,  broadly-based  municipal  bond indices, interest rate futures or municipal bond index futures.

      The Fund can also write covered  calls on debt  securities to attempt to increase  the  Fund's  income,  but  that  income  would  not  be  tax-exempt.
Therefore  it is  unlikely  that the Fund would write  covered  calls for that purpose.

      The Fund may  also use  hedging  to  establish  a  position  in the debt securities  market as a temporary  substitute for purchasing  individual  debt securities.  In  that  case  the  Fund  will  normally  seek to  purchase  the securities,  and then  terminate  that  hedging  position.  For  this  type of hedging, the Fund could:

      |_| buy interest rate futures or municipal bond index futures, or
      |_| buy calls on such futures or on securities.

      The Fund is not obligated to use hedging instruments,  even though it is permitted to use them in the Manager's  discretion,  as described  below.  The
Fund's  strategy  of hedging  with  futures  and  options  on futures  will be incidental to the Fund's investment  activities in the underlying cash market.
The particular  hedging  instruments the Fund can use are described below. The
Fund  may  employ  new  hedging  instruments  and  strategies  when  they  are developed,  if  those  investment  methods  are  consistent  with  the  Fund's
investment   objective  and  are  permissible  under  applicable   regulations
governing the Fund.

      |X|  Futures.  The Fund may buy and sell futures  contracts  relating to debt securities  (these are called "interest rate futures") and municipal bond indices (these are referred to as "municipal bond index futures").

      An  interest  rate  future  obligates  the  seller to  deliver  (and the purchaser  to take) cash or a  specific  type of debt  security  to settle the futures  transaction.  Either  party  could  also  enter  into  an  offsetting contract to close out the futures position.

      A "municipal bond index" assigns  relative values to the municipal bonds in the index,  and is used as the basis for trading  long-term  municipal bond futures  contracts.  Municipal bond index futures are similar to interest rate futures  except that  settlement is made only in cash.  The  obligation  under the contract may also be satisfied by entering  into an  offsetting  contract.
The  strategies  which the Fund employs in using  municipal bond index futures are similar to those with regard to interest rate futures.

      No money is paid by or received  by the Fund on the  purchase or sale of a futures contract.  Upon entering into a futures  transaction,  the Fund will be required to deposit an initial  margin  payment in cash or U.S.  government securities  with the  futures  commission  merchant  (the  "futures  broker").
Initial  margin  payments  will be deposited  with the Fund's  Custodian in an account registered in the futures broker's name.  However,  the futures broker can gain access to that account only under certain  specified  conditions.  As the  future is marked to market  (that is,  its value on the  Fund's  books is changed) to reflect changes in its market value,  subsequent  margin payments, called variation margin, will be paid to or by the futures broker daily.

      At any time prior to the  expiration  of the Future,  the Fund may elect to close out its  position  by taking an  opposite  position  at which  time a final  determination  of  variation  margin  is made  and  additional  cash is required  to be paid by or  released  to the  Fund.  Any  gain or loss is then realized by the Fund on the Future for tax  purposes.  Although  Interest Rate
Futures  by  their  terms  call  for   settlement  by  the  delivery  of  debt
securities,  in most cases the  obligation is fulfilled  without such delivery by entering  into an  offsetting  transaction.  All futures  transactions  are effected  through a clearing house  associated  with the exchange on which the contracts are traded.

      The Fund may concurrently  buy and sell futures  contracts in a strategy anticipating  that the future the Fund  purchased will perform better than the future the Fund sold.  For example,  the Fund might buy municipal bond futures and  concurrently  sell U.S.  Treasury  Bond futures (a type of interest  rate future).  The Fund would benefit if municipal bonds  outperform U.S.  Treasury
Bonds on a duration-adjusted basis.

      Duration is a volatility measure that refers to the expected  percentage change in the value of a bond  resulting  from a change  in  general  interest rates (measured by each 1% change in the rates on U.S.  Treasury  securities).
For  example,  if a bond  has an  effective  duration  of  three  years,  a 1%
increase  in general  interest  rates  would be expected to cause the value of the bond to  decline  about  3%.  There are  risks  that this type of  futures strategy will not be successful.  U.S.  Treasury bonds might perform better on a  duration-adjusted  basis than municipal  bonds,  and the assumptions  about duration  that were used might be  incorrect  (for  example,  the  duration of municipal  bonds relative to U.S.  Treasury Bonds might have been greater than anticipated).

      |X| Put and Call  Options.  The Fund may buy and sell  certain  kinds of put options (puts) and call options  (calls).  These  strategies are described below.

      |X| Writing  Covered  Call  Options.  The Fund may write (that is, sell)
call   options.   The  Fund's   call   writing  is  subject  to  a  number  of
restrictions:

(1)   After  the Fund  writes a call,  not more than 25% of the  Fund's  total assets may be subject to calls.
(2)   Calls  the Fund  sells  must be listed on a  securities  or  commodities exchange or quoted on NASDAQ,  the automated  quotation system of The
         Nasdaq Stock Market, Inc. or traded in the over-the-counter market.
(3)   Each call the Fund writes  must be  "covered"  while it is  outstanding.
         That  means  the Fund must own the  investment  on which the call was written.

      When  the  Fund  writes  a call  on a  security,  it  receives  cash  (a premium).  The Fund agrees to sell the  underlying  investment  to a purchaser of a  corresponding  call on the same  security  during  the call  period at a fixed  exercise  price  regardless  of market  price  changes  during the call period.  The call period is usually not more than nine  months.  The  exercise price may differ from the market price of the  underlying  security.  The Fund has  retained the risk of loss that the price of the  underlying  security may decline  during  the call  period.  That risk may be offset to some  extent by the premium the Fund receives.  If the value of the  investment  does not rise above the call  price,  it is likely  that the call will lapse  without  being exercised.  In that  case  the  Fund  would  keep  the  cash  premium  and the investment.

      When the Fund writes a call on an index,  it receives  cash (a premium).
If the  buyer of the call  exercises  it,  the Fund will pay an amount of cash equal  to the  difference  between  the  closing  price  of the  call  and the exercise  price,  multiplied by the specified  multiple  that  determines  the total  value of the call for each  point of  difference.  If the  value of the underlying  investment  does not rise above the call price,  it is likely that the call will lapse  without  being  exercised.  In that case,  the Fund would keep the cash premium.

      The  Fund's  custodian,  or  a  securities  depository  acting  for  the
Custodian,  will act as the Fund's escrow agent through the  facilities of the
Options Clearing  Corporation ("OCC"), as to the investments on which the Fund has  written  calls  traded on  exchanges,  or as to other  acceptable  escrow securities.  In that way, no margin will be  required  for such  transactions.
OCC will release the  securities  on the  expiration  of the calls or upon the
Fund's entering into a closing purchase transaction.

      When the Fund writes an  over-the-counter  ("OTC") option, it will enter into an arrangement  with a primary U.S.  Government  securities  dealer which will  establish a formula price at which the Fund will have the absolute right to repurchase  that OTC option.  The formula price would generally be based on a multiple of the premium  received  for the option,  plus the amount by which the option is exercisable  below the market price of the  underlying  security
(that is, the option is  "in-the-money").  When the Fund writes an OTC option, it will  treat as  illiquid  (for  purposes  of its  restriction  on  illiquid securities) the mark-to-market  value of any OTC option held by it, unless the option is  subject  to a  buy-back  agreement  by the  executing  broker.  The
Securities  and Exchange  Commission is evaluating  whether OTC options should be  considered  liquid  securities.  The  procedure  described  above could be affected by the outcome of that evaluation.

      To  terminate  its  obligation  on a call it has  written,  the Fund may purchase a corresponding  call in a "closing  purchase  transaction." The Fund will then  realize a profit or loss,  depending  upon  whether  the net of the amount of the option  transaction  costs and the premium  received on the call the Fund wrote was more or less than the price of the call the Fund  purchased to close  out the  transaction.  A profit  may  also be  realized  if the call lapses  unexercised,  because the Fund retains the  underlying  investment and the premium  received.  Any such  profits are  considered  short-term  capital gains  for  Federal  tax  purposes,  as are  premiums  on lapsed  calls.  When distributed by the Fund they are taxable as ordinary income.

      The Fund may also write calls on futures  contracts  without  owning the futures contract or securities  deliverable  under the contract.  To do so, at the time the call is written,  the Fund must cover the call by  segregating in escrow in all  appropriate  cases an equivalent  dollar value of liquid assets identified  on the Fund's books.  The Fund will  segregate  additional  liquid assets if the value of the  escrowed  assets  drops  below 100% of the current value of the future.  Because of this escrow requirement,  in no circumstances would the Fund's receipt of an exercise  notice as to that future put the Fund in a "short" futures position.

      |_|  Purchasing  Calls  and  Puts.  The  Fund  may  buy  calls  only  on
securities,   broadly-based  municipal  bond  indices,  municipal  bond  index futures and interest rate  futures.  It may also buy calls to close out a call it has written,  as discussed  above.  Calls the Fund buys must be listed on a securities  or  commodities  exchange,  or quoted on NASDAQ,  or traded in the over-the-counter  market.  A call or put  option may not be  purchased  if the purchase  would  cause the value of all the  Fund's  put and call  options  to exceed 5% of its total assets.

      When  the  Fund  purchases  a call  (other  than in a  closing  purchase transaction),  it pays a premium.  For calls on securities that the Fund buys, it has  the  right  to buy  the  underlying  investment  from  a  seller  of a corresponding  call on the same  investment  during the call period at a fixed exercise  price.  The Fund  benefits  only if (1) the call is sold at a profit or (2)  the  call  is  exercised  when  the  market  price  of the  underlying investment is above the sum of the exercise price plus the  transaction  costs and premium  paid for the call.  If the call is not either  exercised  or sold
(whether  or not at a profit),  it will  become  worthless  at its  expiration date.  In that case the Fund will lose its  premium  payment  and the right to purchase the underlying investment.

      Calls on municipal  bond  indices,  interest  rate futures and municipal bond  index  futures  are  settled  in  cash  rather  than by  delivering  the underlying  investment.  Gain or loss  depends on  changes  in the  securities included in the index in  question  (and thus on price  movements  in the debt
securities   market  generally)  rather  than  on  changes  in  price  of  the individual futures contract.

      The Fund may buy only  those  puts that  relate to  securities  that the
Fund owns, broadly-based municipal bond indices,  municipal bond index futures or  interest  rate  futures  (whether or not the Fund owns the  futures).  The
Fund may not sell puts other than puts it has previously purchased.

      When the Fund  purchases  a put,  it pays a  premium.  The Fund then has the right to sell the  underlying  investment  to a seller of a  corresponding put on the same  investment  during the put period at a fixed exercise  price.
Puts on  municipal  bond  indices are settled in cash.  Buying a put on a debt security,  interest  rate future or municipal  bond index future the Fund owns enables it to protect  itself  during the put period  against a decline in the value of the underlying investment below the exercise price.

      If the market price of the  underlying  investment  is equal to or above the exercise  price and as a result the put is not  exercised  or resold,  the put will become  worthless at its expiration  date. In that case the Fund will lose its premium  payment and the right to sell the underlying  investment.  A put may be sold prior to expiration (whether or not at a profit).

      |_| Risks of  Hedging  with  Options  and  Futures.  The use of  hedging instruments  requires  special  skills and knowledge of investment  techniques that are different than what is required for normal portfolio  management.  If the  Manager  uses a hedging  instrument  at the wrong  time or judges  market conditions  incorrectly,  hedging  strategies  may reduce the Fund's  returns.
The Fund  could  also  experience  losses  if the  prices of its  futures  and options positions were not correlated with is other investments.

      The Fund's option activities may affect its portfolio  turnover rate and brokerage  commissions.  The  exercise of calls  written by the Fund may cause the Fund to sell related  portfolio  securities,  thus increasing its turnover rate.  The exercise by the Fund of puts on  securities  will cause the sale of underlying investments,  increasing portfolio turnover.  Although the decision whether to  exercise a put it holds is within  the Fund's  control,  holding a put might cause the Fund to sell the  related  investments  for  reasons  that would not exist in the absence of the put.

      The  Fund may pay a  brokerage  commission  each  time it buys a call or put,  sells a call  or put,  or buys or  sells  an  underlying  investment  in connection  with  the  exercise  of a call or  put.  Such  commissions  may be higher on a relative basis than the commissions for direct  purchases or sales of the  underlying  investments.  Premiums  paid  for  options  are  small  in relation  to the market  value of the  underlying  investments.  Consequently, put and call options  offer large  amounts of leverage.  The leverage  offered by trading in options  could  result in the Fund's net asset  value being more sensitive to changes in the value of the underlying investment.

      If a covered  call  written by the Fund is  exercised  on an  investment that has increased in value,  the Fund will be required to sell the investment at the  call  price.  It  will  not be  able  to  realize  any  profit  if the investment has increased in value above the call price.

      There is a risk in using short hedging by selling  interest rate futures and municipal bond index futures or purchasing  puts on municipal bond indices or futures to attempt to protect  against  declines in the value of the Fund's securities.  The risk is that the  prices of such  futures  or the  applicable index  will  correlate  imperfectly  with the  behavior  of the cash (that is, market)  prices of the Fund's  securities.  It is possible for  example,  that while the Fund has used hedging  instruments in a short hedge,  the market may advance and the value of debt  securities  held in the Fund's  portfolio might decline.  If  that  occurred,  the  Fund  would  lose  money  on  the  hedging instruments  and also  experience  a decline in value of its debt  securities.
However,  while  this  could  occur  over a brief  period  or to a very  small degree,  over time the value of a  diversified  portfolio  of debt  securities will tend to move in the same  direction as the indices upon which the hedging instruments are based.

      The risk of imperfect  correlation  increases as the  composition of the
Fund's  portfolio  diverges  from the  securities  included in the  applicable index.  To compensate for the imperfect  correlation of movements in the price of debt  securities  being  hedged and  movements  in the price of the hedging instruments,  the Fund may use hedging  instruments in a greater dollar amount than the dollar  amount of debt  securities  being  hedged.  It might do so if the historical  volatility of the prices of the debt  securities  being hedged is greater than the historical volatility of the applicable index.

      The ordinary  spreads between prices in the cash and futures markets are subject to  distortions  due to  differences  in the natures of those markets.
All  participants  in the futures  markets  are subject to margin  deposit and maintenance  requirements.  Rather  than  meeting  additional  margin  deposit requirements,  investors may close out futures  contracts  through  offsetting transactions which could distort the normal relationship  between the cash and
futures  markets.  From  the  point  of  view  of  speculators,   the  deposit
requirements in the futures markets are less onerous than margin  requirements in the securities markets.  Therefore,  increased participation by speculators in the futures markets may cause temporary price distortions.

      The Fund may use  hedging  instruments  to  establish  a position in the municipal  securities  markets as a temporary  substitute  for the purchase of individual  securities  (long  hedging).  It is  possible  that the market may decline.  If the Fund then concludes not to invest in such securities  because of concerns  that there may be further  market  decline or for other  reasons, the Fund will realize a loss on the hedging  instruments that is not offset by a reduction in the purchase price of the securities.

      An option  position  may be closed  out only on a market  that  provides secondary  trading for options of the same series.  There is no assurance that a liquid  secondary  market will exist for a  particular  option.  If the Fund could not effect a closing purchase  transaction due to a lack of a market, it would  have to hold the  callable  investment  until  the call  lapsed  or was exercised.

      |_|  Interest  Rate Swap  Transactions.  In an interest  rate swap,  the
Fund and another party exchange their right to receive or their  obligation to pay  interest on a  security.  For  example,  they may swap a right to receive floating  rate  payments for fixed rate  payments.  The Fund enters into swaps only on  securities  it owns.  The Fund can enter into  swaps with  respect to more than 25% of its  total  assets.  Also,  the Fund  will  segregate  liquid assets (such as cash or U.S.  Government  securities)  to cover any amounts it could owe under swaps that  exceed the amounts it is entitled to receive,  and it will adjust that amount daily,  as needed.  Income from interest rate swaps may be taxable.

      Swap  agreements  entail both interest rate risk and credit risk.  There is a risk that,  based on  movements  of  interest  rates in the  future,  the payments made by the Fund under a swap  agreement  will have been greater than those  received  by it.  Credit  risk  arises  from the  possibility  that the counterparty  will  default.  If the  counterparty  to an  interest  rate swap defaults,  the  Fund's  loss will  consist  of the net  amount of  contractual interest  payments  that the  Fund  has not yet  received.  The  Manager  will monitor the  creditworthiness  of  counterparties  to the Fund's interest rate swap transactions on an ongoing basis.

      The  Fund  will   enter   into  swap   transactions   with   appropriate
counterparties  pursuant  to  master  netting  agreements.  A  master  netting agreement  provides that all swaps done between the Fund and that counterparty under  the  master  agreement  shall  be  regarded  as  parts  of an  integral agreement.  If on  any  date  amounts  are  payable  under  one or  more  swap transactions,  the  net  amount  payable  on  that  date  shall  be  paid.  In addition,  the master netting agreement may provide that if one party defaults generally or on one swap, the  counterparty  may terminate the swaps with that party. Under master netting  agreements,  if there is a default resulting in a loss to one party,  that party's  damages are  calculated  by reference to the average cost of a  replacement  swap with respect to each swap.  The gains and losses on all  swaps are then  netted,  and the  result is the  counterparty's gain or loss on  termination.  The termination of all swaps and the netting of gains and losses on termination is generally referred to as "aggregation."

       |_| Regulatory Aspects of Hedging  Instruments.  When using futures and options on futures,  the Fund is required to operate within certain guidelines and restrictions  established by the Commodity Futures Trading Commission (the
"CFTC").  In particular,  the Fund is exempted from registration with the CFTC as a "commodity  pool operator" if the Fund complies with the  requirements of
Rule 4.5 adopted by the CFTC.  That Rule does not limit the  percentage of the
Fund's  assets  that  may be used  for  futures  margin  and  related  options premiums for a bona fide hedging  position.  However,  under the Rule the Fund must limit its aggregate  initial futures margin and related options  premiums to no more than 5% of the Fund's net assets for  hedging  strategies  that are not considered bona fide hedging  strategies  under the Rule.  Under the Rule, the Fund also must use short futures and options on futures  positions  solely for  bona  fide  hedging  purposes  within  the  meaning  and  intent  of  the applicable provisions of the Commodity Exchange Act.

      Transactions   in  options  by  the  Fund  are  subject  to  limitations
established by the option  exchanges.  The exchanges  limit the maximum number of  options  that  may be  written  or held by a single  investor  or group of investors  acting in concert.  Those  limits apply  regardless  of whether the options were written or purchased on the same or different  exchanges,  or are held in one or more  accounts or through one or more  different  exchanges  or through one or more  brokers.  Thus,  the number of options  that the Fund may write or hold may be  affected by options  written or held by other  entities, including other  investment  companies having the same adviser as the Fund (or an adviser that is an affiliate of the Fund's  adviser).  The  exchanges  also impose  position  limits on futures  transactions.  An exchange  may order the liquidation  of  positions  found to be in  violation  of those limits and may impose certain other sanctions.

      Under  interpretations  of staff members of the  Securities and Exchange
Commission  regarding  applicable  provisions of the  Investment  Company Act, when the Fund  purchases  an  interest  rate  future or  municipal  bond index
future,  it  must  segregate  cash  or  readily  marketable   short-term  debt
instruments in an amount equal to the purchase  price of the future,  less the margin deposit  applicable to it. The account must be a segregated  account or accounts held by its custodian  bank.  Accordingly,  segregated  accounts will be maintained for these and all other derivative transactions,  as required by the Investment Company Act.

      |X|  Temporary  Defensive  Investments.  The  securities  the  Fund  may invest in for temporary defensive purposes include the following:

          |_|   short-term municipal securities;
          |_| obligations  issued or guaranteed by the U.S.  Government or its agencies or instrumentalities;
          |_| corporate debt securities  rated within the three highest grades by a nationally recognized rating agency;
          |_| commercial  paper rated "A-1" by S&P, or a comparable  rating by another nationally recognized rating agency; and
          |_|  certificates  of deposit of  domestic  banks with  assets of $1 billion or more.

      |X| Taxable Investments.  While the Fund can invest up to 20% of its net assets (plus borrowings for investment  purposes) in investments that generate income subject to income taxes, it does not anticipate  investing  substantial amounts of its assets in taxable  investments  under normal market  conditions or as part of its normal  trading  strategies  and policies.  To the extent it invests  in  taxable  securities,  the  Fund  would  not be able  to meet  its objective  of  providing  tax  exempt  income  to  its  shareholders.  Taxable investments include, for example, hedging instruments,  repurchase agreements, and the types of securities it would buy for temporary defensive purposes.

Investment Restrictions

      |X| What Are  "Fundamental  Policies?"  Fundamental  policies  are those policies  that the Fund has  adopted  to govern  its  investments  that can be changed  only by the vote of a  "majority"  of the Fund's  outstanding  voting securities.  Under the  Investment  Company  Act,  such a  "majority"  vote is defined as the vote of the holders of the lesser of:

      |_| 67% or more of the  shares  present  or  represented  by  proxy at a shareholder  meeting, if the holders of more than 50% of the outstanding shares are present or represented by proxy, or
      |_| more than 50% of the outstanding shares.

      The  Fund's  investment   objective  is  a  fundamental  policy.   Other
policies   described  in  the  Prospectus  or  this  Statement  of  Additional
Information  are  "fundamental"  only if they  are  identified  as  such.  The
Fund's  Board  of  Trustees  can  change   non-fundamental   policies  without
shareholder  approval.  However,  significant  changes to investment  policies will  be  described  in  supplements  or  updates  to the  Prospectus  or this
Statement  of  Additional  Information,   as  appropriate.   The  Fund's  most
significant investment policies are described in the Prospectus.

      |X| Does the Fund Have Additional  Fundamental  Policies?  The following investment restrictions are fundamental policies of the Fund:

      |_| The Fund cannot  concentrate its investments to the extent of 25% of its total assets in any  industry.  However,  there is no limitation as to the
Fund's  investments  in  municipal  securities  in general or in  Pennsylvania municipal securities,  or in obligations issued by the U.S. Government and its agencies or instrumentalities.

      |_| The Fund cannot invest in real estate.  This  restriction  shall not prevent the Fund from  investing in municipal  securities  or other  permitted securities that are secured by real estate or interests in real estate.

      |_|  The  Fund  cannot  make  loans  except  (a)  by  lending  portfolio securities,  (b) through the purchase of debt instruments or similar evidences of  indebtedness,  (c)  through  repurchase  agreements,  and (d)  through  an interfund  lending  program with other  affiliated  funds. No such loan may be made through interfund  lending if, as a result,  the aggregate of those loans would exceed 33 1/3% of the value of the Fund's total assets  (taken at market value at the time the loan is made).

      |_| The Fund cannot borrow money or securities for any purposes,  except that (a)  borrowing  up to 10% of the Fund's  total  assets from banks  and/or affiliated  investment  companies as a temporary  measure for extraordinary or emergency  purposes and (b) borrowing up to 5% of the Fund's total assets from banks for investment purposes, is permitted.

      |_|  The  Fund  cannot  underwrite  securities  of  other  companies.  A permitted  exception  is in case it is deemed to be an  underwriter  under the
Securities  Act of  1933  when  reselling  any  securities  held  in  its  own portfolio.

      |_| The  Fund  cannot  issue  "senior  securities,"  but  this  does not prohibit  certain  investment  activities  for  which  assets  of the Fund are designated as segregated,  or margin,  collateral or escrow  arrangements  are established,  to cover the related  obligations.  Examples of those activities include borrowing money, reverse repurchase  agreements,  delayed-delivery and when-issued arrangements for portfolio securities transactions,  and contracts to buy or sell derivatives, hedging instruments, options or futures.

      Unless the  Prospectus  or Statement of  Additional  Information  states that a percentage  restriction applies on an ongoing basis, it applies only at the time the Fund  makes an  investment.  In that  case the Fund need not sell securities  to meet the  percentage  limits  if the  value  of the  investment increases in proportion to the size of the Fund.

      |X| Does The  Fund  Have  Other  Restrictions  That Are Not  Fundamental
Policies?

      The Fund has several additional  restrictions on its investment policies that are not  fundamental,  which  means that they can be changed by the Board of Trustees, without obtaining shareholder approval:

      |_| The Fund cannot  invest in  securities  or other  investments  other
than  municipal  securities,   the  temporary  investments  described  in  its
Prospectus,  repurchase agreements,  covered calls, private activity municipal securities  and  hedging  instruments  described  in  "About  the Fund" in the
Prospectus or this Statement of Additional Information.

      |_| The Fund cannot pledge, mortgage or otherwise encumber,  transfer or assign  its  assets  to  secure a debt.  However,  the use of  escrow or other collateral  arrangements in connection with the Fund's policy on borrowing and hedging instruments is permitted.

      |_| The Fund cannot purchase  securities other than hedging  instruments on  margin.  However,  the  Fund may  obtain  short-term  credits  that may be necessary for the clearance of purchases and sales of securities.

      |_| The Fund cannot sell securities short.

      |_| The Fund cannot buy or sell futures  contracts  other than  interest rate futures and municipal bond index futures.

      |_| The  Fund  will  not  invest  more  than  10% of its net  assets  in
securities   which  are  restricted  as  to  disposition   under  the  federal
securities  laws,  except that the Fund may  purchase  without  regard to this limitation  restricted  securities  which are eligible for resale  pursuant to
Rule 144A under the Securities Act of 1933.

Non-Diversification    of   the    Fund's    Investments.     The    Fund   is
"non-diversified,"  as defined in the  Investment  Company Act. Funds that are diversified have  restrictions  against  investing too much of their assets in the  securities of any one "issuer."  That means that the Fund can invest more of its  assets  in the  securities  of a  single  issuer  than a fund  that is diversified.

      Being  non-diversified poses additional investment risks, because if the
Fund invests more of its assets in fewer  issuers,  the value of its shares is subject to greater  fluctuations from adverse conditions  affecting any one of those issuers.  However, the Fund does limit its investments in the securities of any one issuer to  qualify  for tax  purposes  as a  "regulated  investment company" under the Internal  Revenue Code. By qualifying,  it does not have to pay federal  income taxes if more than 90% of its earnings are  distributed to shareholders.  To qualify,  the Fund must meet a number of conditions.  First, not more  than 25% of the  market  value of the  Fund's  total  assets  may be invested in the  securities of a single  issuer.  Second,  with respect to 50%
of the  market  value of its total  assets,  (1) no more than 5% of the market value of its  total  assets  may be  invested  in the  securities  of a single issuer,  and (2) the Fund must not own more than 10% of the outstanding voting securities of a single issuer.

      The  identification of the issuer of a municipal security depends on the terms and  conditions  of the  security.  When the assets and  revenues  of an
agency,   authority,   instrumentality  or  other  political  subdivision  are
separate from those of the  government  creating it and the security is backed only by the assets and  revenues  of the  subdivision,  agency,  authority  or instrumentality,  the latter would be deemed to be the sole issuer. Similarly, if an  industrial  development  bond is backed only by the assets and revenues of the  non-governmental  user,  then that user would be deemed to be the sole issuer.  However,  if in either  case the  creating  government  or some other entity  guarantees a security,  the  guarantee  would be considered a separate security and would be treated as an issue of such government or other entity.

Applying the Restriction  Against  Concentration.  To implement its policy not
to   concentrate   its   investments,   the  Fund  has  adopted  the  industry
classifications  set  forth in  Appendix  B to this  Statement  of  Additional
Information.  Those industry classifications are not a fundamental policy.

      In implementing  the Fund's policy not to concentrate  its  investments, the Manager will consider a  non-governmental  user of facilities  financed by industrial  development bonds as being in a particular industry.  That is done even though the bonds are  municipal  securities,  as to which the Fund has no concentration  limitation.  Although  this  application  of the  concentration restriction  is not a  fundamental  policy of the Fund, it will not be changed without  shareholder  approval.  The  Manager  has  no  present  intention  of investing  more  than 25% of the  Fund's  total  assets in  securities  paying interest from  revenues of similar type projects or in industrial  development bonds.  This is not a  fundamental  policy  and  therefore  could  be  changed
without  shareholder  approval.   However,  if  that  change  were  made,  the
Prospectus or this Statement of Additional  Information  would be supplemented to reflect the change.

How the Fund Is Managed

Organization  and  History.  The Trust was  originally  organized in 1989 as a
Massachusetts  business  trust having one series,  the Fund. In 1993 the Trust was  reorganized to be a multi-series  business trust (now called  Oppenheimer
Multi-State  Municipal  Trust).  The Fund  became a  separate  series  of that
Trust. The Fund is an open-end,  non-diversified management investment company with an unlimited  number of authorized  shares of beneficial  interest.  Each of the three (3)  series of the Trust is a separate  fund that  issues its own shares,  has its  own  investment  portfolio,  and  has  its  own  assets  and liabilities.

|X|  Classes of Shares.  The  Trustees  are  authorized,  without  shareholder approval,  to create new  series and  classes  of  shares.  The  Trustees  may reclassify  unissued shares of the Fund into  additional  series or classes of shares.  The Trustees  also may divide or combine the shares of a class into a greater  or  lesser  number  of  shares  without  changing  the  proportionate beneficial  interest  of a  shareholder  in  the  Fund.  Shares  do  not  have cumulative voting rights or preemptive or subscription  rights.  Shares may be voted in person or by proxy at shareholder meetings.

      The Fund currently has three classes of sharesshares: Class A, Class B and Class C.  All classes invest in the same investment portfolio.  Each class of shares:
o     has its own dividends and distributions,
o     pays certain expenses which may be different for the different classes,
o     may have a different net asset value,
o     may have separate voting rights on matters in which interests of one class are different from interests of another class, and
o     votes as a class on matters that affect that class alone.

      Shares are freely transferable, and each share of each class has one vote at shareholder meetings, with fractional shares voting proportionally on matters submitted to the vote of shareholders.  Each share of the Fund represents an interest in the Fund proportionately equal to the interest of each other share of the same class.

Shares are freely  transferable,  and each share of each class |X| Meetings of
Shareholders.  As a Massachusetts  business trust, the Fund is not required to hold, and does not plan to hold, regular annual meetings of shareholders.  The
Fund will hold meetings when required to do so by the  Investment  Company Act or other  applicable  law.  It will also do so when a  shareholder  meeting is called by the Trustees or upon proper request of the shareholders.

      Shareholders have the right, upon the declaration in writing or vote of two-thirds of the outstanding shares of the Fund, to remove a Trustee.  The
Trustees will call a meeting of shareholders to vote on the removal of a
Trustee upon the written request of the record holders of 10% of its outstanding shares.  If the Trustees receive a request from at least 10 shareholders stating that they wish to communicate with other shareholders to request a meeting to remove a Trustee, the Trustees will then either make the
Fund's shareholder list available to the applicants or mail their communication to all other shareholders at the applicants' expense. The shareholders making the request must have been shareholders for at least six months and must hold shares of the Fund valued at $25,000 or more or constituting at least 1% of the Fund's outstanding shares. The Trustees may also take other action as permitted by the Investment Company Act.

      |X| Shareholder and Trustee Liability.  The Fund's Declaration of Trust
contains an express disclaimer of shareholder or Trustee liability for the
Fund's obligations. It also provides for indemnification and reimbursement of expenses out of the Fund's property for any shareholder held personally liable for its obligations.  The Declaration of Trust also states that upon request, the Fund shall assume the defense of any claim made against a shareholder for any act or obligation of the Fund and shall satisfy any judgment on that claim.  Massachusetts law permits a shareholder of a business trust (such as the Fund) to be held personally liable as a "partner"
under certain circumstances. However, the risk that a Fund shareholder will incur financial loss from being held liable as a "partner" of the Fund is limited to the relatively remote circumstances in which the Fund would be unable to meet its obligations.

10FundsapplicantsFundsshares.FundsFundsFund)partnerThe Fund's contractual arrangements state that any person doing business with the Fund (and each shareholder of the Fund) agrees under its Declaration of Trust to look solely to the assets of the Fund for satisfaction of any claim or demand that may arise out of any dealings with the Fund. Additionally, the Trustees shall have no personal liability to any such person, to the extent permitted by law.

Board of Trustees and Oversight Committees. The Fund is governed by a Board of Trustees, which is responsible for protecting the interests of shareholders under Massachusetts law. The Trustees meet periodically throughout the year to oversee the Fund's activities, review its performance, and review the actions of the Manager.  Although the Fund will not normally hold annual meetings of its shareholders, it may hold shareholder meetings from time to time on important matters, and shareholders have the right to call a meeting to remove a Trustee or to take other action described in the
Fund's Declaration of Trust.

      The Board of Trustees has an Audit Committee, a Study Committee, a
Corporate Governance Committee and a Proxy Committee.  The Audit Committee is
comprised solely of Independent Trustees.  The members of the Audit Committee are Edward Regan (Chairman), Kenneth Randall (Chairman), Benjamin Lipstein
and Edward ReganRussell Reynolds.  The Audit Committee held _____ meetings during the Fund's fiscal year ended July 31, 2002.2003.  The Audit Committee provides the Board with recommendations regarding the selection of the Fund's independent auditor. The Audit Committee also reviews the scope and results of audits and the audit fees charged, reviews reports from the Fund's independent auditor concerning the Fund's internal accounting procedures, and controls and reviews reports of the Manager's internal auditor, among other duties as set forth in the Committee's charter.

      The members of the Study Committee are Robert Galli (Chairman), Joel
Motley and Phillip Griffiths. The Study Committee held ____ meetings during the Fund's fiscal year ended July 31, 2003.  The Study Committee evaluates and reports to the Board on the Fund's contractual arrangements, including the Investment Advisory and Distribution Agreements, transfer and shareholder service agreements and custodian agreements as well as the policies and procedures adopted by the Fund to comply with the Investment Company Act and other applicable law, among other duties as set forth in the Committee's charter.

      The member of the Corporate Governance Committee are Elizabeth Moynihan
(Chairman), Phillip Griffiths, Kenneth Randall and John Murphy. The Corporate
Governance Committee held ____ meetings during the Fund's fiscal year ended
July 31, 2003.  The Corporate Governance Committee reviews the Fund's governance guidelines and recommends changes it deems appropriate to the
Board, assesses the adequacy of the Fund's Codes of Ethics, and develops qualification criteria for Board members consistent with the Fund's governance guidelines, among other duties set forth in the Committee's charter.

      The members of the Proxy Committee are Edward Regan (Chairman), Russell
Reynolds and John Murphy.  The Proxy Committee held ____ meeting during the
Fund's fiscal year ended July 31, 2003.  The Proxy Committee provides the
Board with recommendations for proxy voting and monitors proxy voting by the
Fund.

      The members of the Study Committee are Benjamin Lipstein (Chairman),
Robert Galli and Elizabeth Moynihan.  The Study Committee held  meetings during the Funds fiscal year ended July 31, 2002. The Study Committee evaluates and reports to the Board on the Funds contractual arrangements, including the Investment Advisory and Distribution Agreements, transfer and shareholder service agreements and custodian agreements as well as the policies and procedures adopted by the Fund to comply with the Investment
Company Act and other applicable law, among other duties as set forth in the
Committees charter.

Trustees and Officers of the Fund. Except for Mr. Murphy, each of the
Trustees is an "Independent Trustee," as defined in the Investment Company
Act.  Mr. Murphy is an "Interested Trustee," because he is affiliated with the Manager by virtue of his positions as an officer and director of the
Manager, and as a shareholder of its parent company.

      The members of the Proxy Committee are Edward Regan (Chairman), Russell
Reynolds and Clayton Yeutter.  The Proxy Committee held  meeting during the
Funds fiscal year ended July 31, 2002.  The Proxy Committee provides the
Board with recommendations for proxy voting and monitors proxy voting by the
Fund.
      The Fund's Trustees and officers and their positions held with the Fund and length of service in such position(s) and their principal occupations and business affiliations during the past five years are listed in the chart below. The information for the Trustees also includes the dollar range of shares of the Fund as well as the aggregate dollar range of shares beneficially owned in any of the Oppenheimer funds overseen by the Trustees.
All of the Trustees are also trustees or directors of the following publicly offered Oppenheimer funds (referred to as "Board I Funds"):

Except for Mr. Murphy, each of the Trustees is an independent trustee of the
Fund (Independent Trustee). Mr. Murphy is an Interested Trustee, because he is affiliated with the Manager by virtue of his positions as an officer and director of the Manager, and as a shareholder of its parent company.

      The  Fundspositions  held with the Fund and  length of  service  in such position(s)  and their years are listed in the chart  below.  The  information for the Trustees  also includes the dollar range of shares of the Fund as well as the  aggregate  dollar  range of  shares  beneficially  owned in any of the
Oppenheimer funds overseen by the Trustees.also  trustees or directorspublicly

Fund                                    OppenheimereInternationalnGrowthiFundl
                                        Oppenheimer  International Small Company
Oppenheimer Capital Appreciation Fund   Fund

Oppenheimer Capital Preservation Fund   Oppenheimer Money Market Fund, Inc.
Oppenheimer Developing Markets Fund     Oppenheimer Multiple Strategies Fund
Oppenheimer Discovery Fund              Oppenheimer Multi-Sector Income Trust
Oppenheimer Emerging Growth Fund        Oppenheimer Multi-State Municipal Trust
Oppenheimer                    Emerging Oppenheimer     Multi-State     Municipal
GrowthTechnologies Fund                 TrustBond Fund
Oppenheimer Enterprise Fund             Oppenheimer New York Municipal Fund
Oppenheimer Emerging Technologies Fund  Oppenheimer Municipal Bond Fund
Oppenheimer Enterprise Fund             Oppenheimer New York Municipal Fund
Oppenheimer Europe Fund                 Oppenheimer Series Fund, Inc.
Oppenheimer Global Fund                 Oppenheimer Trinity Core Fund
Oppenheimer Global Growth & Income Fund Oppenheimer Trinity Large Cap Growth Fund
Oppenheimer  Global Growth & IncomeGold Oppenheimer     Trinity     Large     Cap
& Special Minerals Fund                 GrowthValue Fund
Oppenheimer  Gold  &  Special  Minerals
Fund                                    Oppenheimer Trinity Value Fund
Oppenheimer Growth Fund                 Oppenheimer U.S. Government Trust

      In addition to being a trustee or director of the Board I Funds, Mr.
Galli is also a director or trustee of 10 other portfolios in the
OppenheimerFunds complex. Present or former officers, directors, trustees and employees (and their immediate family members) of the Fund, the Manager and its affiliates, and retirement plans established by them for their employees are permitted to purchase Class A shares of the Fund and the other
Oppenheimer funds at net asset value without sales charge. The sales charges on Class A shares is waived for that group because of the economies of sales efforts realized by the Distributor.

      Messrs.  Murphy,  Masterson,   Molleur,   Vottiero,  Wixted,  Zack,  and
Fielding and Tanner, and Mses.  Bechtolt,  Feld and Ives respectively hold the same  offices  with one or more of the  other  Board I Funds as with the Fund.
As of  ____________,  November ,  20022003,  the  Trustees and officers of the
Fund, as a group,  owned of record or beneficially  less than 1% of each class of shares of the Fund. The foregoing  statement does not reflect  ownership of shares of the Fund held of record by an employee  benefit  plan for  employees of the  Manager,  other than the shares  beneficially  owned under the plan by the officers of the Fund listed above. In addition, each Independent Trustee, and his or her family members, do not own securities of either the Manager or
Distributor of the Board I Funds or any person directly or indirectly controlling, controlled by or under common control with the Manager or
Distributor.

|X|   Affiliated Transactions and Material Business Relationships. Mr.
Reynolds has reported he has a controlling interest in The Directorship
Search Group, Inc. ("The Directorship Search Group"), a director recruiting firm that provided consulting services to Massachusetts Mutual Life Insurance
Company (which controls the Manager) for fees aggregating $110,000247,500 from January 1, 20002001 through December 31, 2001, an amount representing less than 5% of the annual revenues of The Directorship Search Group2002. Mr.
Reynolds estimates that The Directorship Search Group will bill not provide consulting services to Massachusetts Mutual Life Insurance Company $150,000
for services to be provided during the calendar year 20022003.

      The Independent Trustees have unanimously (except for Mr. Reynolds, who abstained) determined that the consulting arrangements between The
Directorship Search Group and Massachusetts Mutual Life Insurance Company
were not material business or professional relationships that would compromise Mr. Reynolds' status as an Independent Trustee. Nonetheless, to assure certainty as to determinations of the Board and the Independent
Trustees as to matters upon which the Investment Company Act or the rules thereunder require approval by a majority of Independent Trustees, Mr.
Reynolds will not be counted for purposes of determining whether a quorum of
Independent Trustees was present or whether a majority of Independent
Trustees approved the matter.

      The address of each Trustee in the chart below is 6803 S. Tucson Way,
Centennial, CO 80112-3924. Each Trustee serves for an indefinite term, until his or her resignation, retirement, death or removal.

-----------------------------------------------------------------------------------
                               Independent Trustees
-----------------------------------------------------------------------------------
-----------------------------------------------------------------------------------
Name,               Principal Occupation(s) During Past 5   Dollar     Aggregate
                                                                       Dollar
                                                                       Range Of
                                                                       Shares
                                                                       Beneficially
                                                                       Owned in
                    Years;                                  Range of   Any of the
Position(s) Held    Other Trusteeships/Directorships Held   Shares     Oppenheimer
with Fund,          by Trustee;                             BeneficiallFunds
Length of Service,  Number of Portfolios in Fund Complex    Owned in   Overseen
Age                 Currently Overseen by Trustee           the Fund   by Trustee
-----------------------------------------------------------------------------------
-----------------------------------------------------------------------------------
                                                              As of December 31,

                                                                     2002

-----------------------------------------------------------------------------------
-----------------------------------------------------------------------------------

Clayton K.          Of Counsel (since 1993), Hogan &        $0         $50,001-$100,000
Yeutter, Chairman   Hartson (a law firm). Other
of the Board of     directorships: Weyerhaeuser Corp.
Trustees since      (since 1999) and Danielson Holding
2003;               Corp. (since 2002); formerly a
Trustee since 1991  director of Caterpillar, Inc.
Age: 72             (1993-December 2002). Oversees 29

                    portfolios in the OppenheimerFunds
                    complex.
-----------------------------------------------------------------------------------
-----------------------------------------------------------------------------------

Robert G. Galli,    A trustee or director of other          Over       Over
Trustee since 1993  Oppenheimer funds. Formerly Trustee     $100,000   $100,000
Age: 70             (May 2000-2002) of Research Foundation
                    of AIMR (investment research,
                    non-profit) and Vice Chairman (October
                    1995-December 1997) of the Manager.
                    Oversees 39 portfolios in the
                    OppenheimerFunds complex.

-----------------------------------------------------------------------------------
-----------------------------------------------------------------------------------

Phillip A.          A director (since 1991) of the          $0         Over
Griffiths,          Institute for Advanced Study,                      $100,000
Trustee, since 1999 Princeton, N.J., a director (since
Age: 64             2001) of GSI Lumonics, a trustee
                    (since 1983) of Woodward Academy, a
                    Senior Advisor (since 2001) of The
                    Andrew W. Mellon Foundation. A member
                    of: the National Academy of Sciences
                    (since 1979), American Academy of Arts
                    and Sciences (since 1995), American
                    Philosophical Society (since 1996) and
                    Council on Foreign Relations (since
                    2002). Formerly a director of Bankers
                    Trust New York Corporation
                    (1994-1999). Oversees 29 portfolios in
                    the OppenheimerFunds complex.

-----------------------------------------------------------------------------------
-----------------------------------------------------------------------------------

Joel W. Motley,     Director (since 2002) Columbia Equity   None1      None1
Trustee since 2002  Financial Corp. (privately-held
Age: 51             financial adviser); Managing Director
                    (since 2002) Carmona Motley, Inc.
                    (privately-held financial adviser);
                    Formerly he held the following
                    positions: Managing Director (January
                    1998-December 2001), Carmona Motley
                    Hoffman Inc. (privately-held financial
                    adviser); Managing Director (January
                    1992-December 1997), Carmona Motley &
                    Co. (privately-held financial
                    adviser). Oversees 29 portfolios in
                    the OppenheimerFunds complex.

-----------------------------------------------------------------------------------
-----------------------------------------------------------------------------------

Kenneth A.          A director of Dominion Resources, Inc.  $0         Over
Randall, Trustee    (electric utility holding company) and             $100,000
since 1989          Prime Retail, Inc. (real estate
Age: 76             investment trust); formerly a director
                    of Dominion Energy, Inc. (electric
                    power and oil & gas producer),
                    President and Chief Executive Officer
                    of The Conference Board, Inc.
                    (international economic and business
                    research) and a director of Lumbermens
                    Mutual Casualty Company, American
                    Motorists Insurance Company and
                    American Manufacturers Mutual
                    Insurance Company. Oversees 29
                    portfolios in the OppenheimerFunds
                    complex.

-----------------------------------------------------------------------------------
-----------------------------------------------------------------------------------

Edward V. Regan,    President, Baruch College, CUNY; a      $1-$10,000 $50,001-$100,000
Trustee since 1993  director of RBAsset (real estate
Age: 73             manager); a director of OffitBank;
                    formerly Trustee, Financial Accounting
                    Foundation (FASB and GASB), Senior
                    Fellow of Jerome Levy Economics
                    Institute, Bard College, Chairman of
                    Municipal Assistance Corporation for
                    the City of New York, New York State
                    Comptroller and Trustee of New York
                    State and Local Retirement Fund.
                    Oversees 29 investment companies in
                    the OppenheimerFunds complex.

-----------------------------------------------------------------------------------
-----------------------------------------------------------------------------------

Russell S.          Chairman (since 1993) of The            $0         $10,001-$50,000
Reynolds, Jr.,      Directorship Search Group, Inc.
Trustee since 1989  (corporate governance consulting and
Age: 71             executive recruiting); a life trustee
                    of International House (non-profit
                    educational organization), and a
                    trustee (since 1996) of the Greenwich
                    Historical Society. Oversees 29
                    portfolios in the OppenheimerFunds
                    complex.

-----------------------------------------------------------------------------------
-----------------------------------------------------------------------------------

Donald W. Spiro,    Chairman Emeritus (since January 1991)  $0         Over
Vice Chairman of    of the Manager. Formerly a director                $100,000
the Board of        (January 1969-August 1999) of the
Trustees,           Manager. Oversees 29 portfolios in the
Trustee since 1989  OppenheimerFunds complex.
Age: 77

-----------------------------------------------------------------------------------
-------------------------------------------------------------------------------------

     The address of Mr.  Murphy in the chart below is 498  Seventh  Avenue,  New
York, NY 10018. Mr. Murphy serves for an indefinite term, until his resignation, death or removal.

Interested Trustee
    and Officer
-------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------
Name,               Principal Occupation(s) During Past 5     Dollar     Aggregate
                                                                         Dollar
                                                                         Range Of
                                                                         Shares
                    Years;                                    Range of   Beneficially
Position(s) Held    Other Trusteeships/Directorships Held by  Shares     Owned in
with Fund,          Trustee;                                  BeneficiallAny of the
Length of Service   Number of Portfolios in Fund Complex      Owned in   Oppenheimer
Age                 Currently Overseen by Trustee             the Fund   Funds
-------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------
                                                                As of December 31,

                                                                       2002

-------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------

John V. Murphy,     Chairman, Chief Executive Officer and     $0            Over
President and       director (since June 2001) and President              $100,000
Trustee,            (since September 2000) of the Manager;
Trustee since 2001  President and a director or trustee of
Age: 54             other Oppenheimer funds; President and a
                    director (since July 2001) of
                    Oppenheimer Acquisition Corp. (the
                    Manager's parent holding company) and of
                    Oppenheimer Partnership Holdings, Inc.
                    (a holding company subsidiary of the
                    Manager); a director (since November
                    2001) of OppenheimerFunds Distributor,
                    Inc. (a subsidiary of the Manager);
                    Chairman and a director (since July
                    2001) of Shareholder Services, Inc. and
                    of Shareholder Financial Services, Inc.
                    (transfer agent subsidiaries of the
                    Manager); President and a director
                    (since July 2001) of OppenheimerFunds
                    Legacy Program (a charitable trust
                    program established by the Manager); a
                    director of the investment advisory
                    subsidiaries of the Manager: OFI
                    Institutional Asset Management, Inc. and
                    Centennial Asset Management Corporation
                    (since November 2001), HarbourView Asset
                    Management Corporation and OFI Private
                    Investments, Inc. (since July 2001);
                    President (since November 1, 2001) and a
                    director (since July 2001) of
                    Oppenheimer Real Asset Management, Inc.;
                    a director (since November 2001) of
                    Trinity Investment Management Corp. and
                    Tremont Advisers, Inc. (investment
                    advisory affiliates of the Manager);
                    Executive Vice President (since February
                    1997) of Massachusetts Mutual Life
                    Insurance Company (the Manager's parent
                    company); a director (since June 1995)
                    of DLB Acquisition Corporation (a
                    holding company that owns the shares of
                    David L. Babson & Company, Inc.);
                    formerly, Chief Operating Officer
                    (September 2000-June 2001) of the
                    Manager; President and trustee (November
                    1999-November 2001) of MML Series
                    Investment Fund and MassMutual
                    Institutional Funds (open-end investment
                    companies); a director (September
                    1999-August 2000) of C.M. Life Insurance
                    Company; President, Chief Executive
                    Officer and director (September
                    1999-August 2000) of MML Bay State Life
                    Insurance Company; a director (June
                    1989-June 1998) of Emerald Isle Bancorp
                    and Hibernia Savings Bank (a
                    wholly-owned subsidiary of Emerald Isle
                    Bancorp). Oversees 75 portfolios in the
                    OppenheimerFunds complex.

-------------------------------------------------------------------------------------

      The address of the Officers in the chart below is as follows: for
Messrs. Fielding, Molleur and Zack and Ms. Feld, 498 Seventh Avenue, New
York, NY 10018, for Messrs. Masterson, Vottiero and Wixted and Mses. Bechtolt
and Ives, 6803 S. Tucson Way, Centennial, CO 80112-3924. Each Officer serves for an annual term or until his or her earlier resignation, death or removal.
-------------------------------------------------------------------------------------
                                Officers of the Fund
-------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------
Name,                   Principal Occupation(s) During Past 5 Years
Position(s) Held with
Fund, Length of
Service,
Age
-------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------
Ronald H. Fielding,     Senior Vice  President  (since January 1996) of the Manager;
Vice President and      Chairman of the  Rochester  Division  of the Manager  (since

Portfolio Manager       January   1996);   an  officer  of  9   portfolios   in  the
since 1999              OppenheimerFunds complex.
Age: 54

-------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------

Brian W. Wixted,        Senior Vice  President and  Treasurer  (since March 1999) of
Treasurer since 1999    the Manager;  Treasurer  (since  March 1999) of  HarbourView
Age: 43                 Asset Management  Corporation,  Shareholder Services,  Inc.,
                        Oppenheimer Real Asset Management  Corporation,  Shareholder
                        Financial Services,  Inc., Oppenheimer Partnership Holdings,
                        Inc.,  OFI Private  Investments,  Inc.  (since  March 2000),
                        OppenheimerFunds  International  Ltd.  and  OppenheimerFunds
                        plc   (since   May   2000)  and  OFI   Institutional   Asset
                        Management,   Inc.  (since  November  2000)  (offshore  fund
                        management  subsidiaries  of  the  Manager);  Treasurer  and
                        Chief  Financial  Officer  (since  May 2000) of  Oppenheimer
                        Trust Company (a trust  company  subsidiary of the Manager);
                        Assistant   Treasurer  (since  March  1999)  of  Oppenheimer
                        Acquisition  Corp.  and   OppenheimerFunds   Legacy  Program
                        (since April 2000);  formerly  Principal and Chief Operating
                        Officer    (March    1995-March    1999),    Bankers   Trust
                        Company-Mutual  Fund  Services  Division.  An  officer of 91 portfolios in the OppenheimerFunds complex.

-------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------

Connie Bechtolt,        Assistant Vice President of the Manager  (since September
Assistant Treasurer     1998); formerly Manager/Fund Accounting (September
since 2002              1994-September 1998) of the Manager. An officer of 91
Age: 40                 portfolios in the OppenheimerFunds complex.

-------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------

Philip Vottiero,        Vice  President/Fund  Accounting of the Manager (since March
Assistant Treasurer     2002); formerly Vice  President/Corporate  Accounting of the
since 2002              Manager (July  1999-March  2002) prior to which he was Chief
Age: 40                 Financial  Officer at Sovlink  Corporation  (April 1996-June
                        1999).  An officer of 91 portfolios in the  OppenheimerFunds complex.

-------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------

Robert G. Zack,         Senior Vice President  (since May 1985) and General  Counsel
Secretary since 2001    (since February 2002) of the Manager;  General Counsel and a
Age: 55                 director   (since   November   2001)   of   OppenheimerFunds
                        Distributor,   Inc.;   Senior  Vice  President  and  General
                        Counsel  (since   November   2001)  of   HarbourView   Asset
                        Management  Corporation;   Vice  President  and  a  director
                        (since November 2000) of Oppenheimer  Partnership  Holdings,
                        Inc.; Senior Vice President,  General Counsel and a director
                        (since  November  2001)  of  Shareholder   Services,   Inc.,
                        Shareholder   Financial   Services,    Inc.,   OFI   Private
                        Investments,   Inc.,   Oppenheimer  Trust  Company  and  OFI
                        Institutional   Asset  Management,   Inc.;  General  Counsel
                        (since  November  2001)  of  Centennial   Asset   Management
                        Corporation;   a   director   (since   November   2001)   of
                        Oppenheimer   Real   Asset   Management,   Inc.;   Assistant
                        Secretary   and  a  director   (since   November   2001)  of
                        OppenheimerFunds  International  Ltd.; Vice President (since
                        November   2001)   of   OppenheimerFunds   Legacy   Program;
                        Secretary  (since November 2001) of Oppenheimer  Acquisition
                        Corp.;    formerly   Acting   General   Counsel    (November
                        2001-February  2002)  and  Associate  General  Counsel  (May
                        1981-October  2001) of the Manager;  Assistant  Secretary of
                        Shareholder   Services,   Inc.  (May  1985-November   2001),
                        Shareholder     Financial    Services,     Inc.    (November
                        1989-November  2001);  OppenheimerFunds  International  Ltd.
                        and  OppenheimerFunds  plc (October  1997-November 2001). An
                        officer of 91 portfolios in the OppenheimerFunds complex.

-------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------

Katherine P. Feld,      Vice  President and Senior  Counsel (since July 1999) of the
Assistant Secretary     Manager;    Vice    President    (since    June   1990)   of
since 2001              OppenheimerFunds    Distributor,    Inc.;   Director,   Vice
Age: 45                 President  and  Assistant  Secretary  (since  June  1999) of
                        Centennial  Asset  Management  Corporation;  Vice  President
                        (since 1997) of  Oppenheimer  Real Asset  Management,  Inc.;
                        formerly  Vice  President  and  Associate   Counsel  of  the
                        Manager (June  1990-July  1999). An officer of 91 portfolios in the OppenheimerFunds complex.

-------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------

Kathleen T. Ives,       Vice  President and Assistant  Counsel  (since June 1998) of
Assistant Secretary     the    Manager;    Vice    President    (since    1999)   of
since 2001              OppenheimerFunds  Distributor,   Inc.;  Vice  President  and
Age: 37                 Assistant  Secretary  (since 1999) of Shareholder  Services,
                        Inc.;   Assistant   Secretary   (since   December  2001)  of
                        OppenheimerFunds  Legacy Program and  Shareholder  Financial
                        Services,   Inc.;  formerly  Assistant  Vice  President  and
                        Assistant  Counsel of the Manager (August  1997-June  1998);
                        Assistant Counsel of the Manager (August  1994-August 1997).
                        An officer of 91 portfolios in the OppenheimerFunds complex.

-------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------

Philip T. Masterson,    Vice  President and Assistant  Counsel of the Manager (since
Assistant Secretary     July 1998);  formerly,  an associate with Davis,  Graham,  &
since 2002              Stubbs  LLP  (January  1997-June  1998).  An  officer  of 91
Age: 39                 portfolios in the OppenheimerFunds complex.

-------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------
Denis R. Molleur,       Vice  President  and Senior  Counsel of the  Manager  (since
Assistant Secretary     July 1999);  formerly a Vice President and Associate Counsel
since 2001              of the Manager (September  1995-July 1999). An officer of 82
Age: 45                 portfolios in the OppenheimerFunds complex.
-------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------

Estimated AnnualgRetirementmBenefitsnto be Paid Upon
Total Compensation From All Oppenheimer Funds For Which Individual
      |X|
BenefitsServeseAsaTrustee/Directorxpenses2

Remuneration  of  Trustees.  The officers of the Fund and one of the Trustees of the Fund (Mr.  Murphy) who are affiliated  with the Manager receive no salary or fee from the Fund. The remaining  Trustees of the Fund received the compensation shown below from the Fund with respect to the Fund's  fiscal year ended July 31,
2003.  The  compensation  from all 31 of the Board I Funds  (including the Fund)
represents compensation received for serving as a director or trustee and member of a committee (if  applicable) of the boards of those funds during the calendar year 2002.

Trustee Name and Other
Fund Position(s)
(as applicable)                                 Retirement3

-------------------------------------------------------------------------------------
------------------------------------------------------------------------------------

Clayton K. Yeutter           $ 4             $0          $36,372        $71,792
Chairman of the Board

------------------------------------------------------------------------------------
------------------------------------------------------------------------------------

Robert G. Galli               $              $0          $55,6785      $198,3866
Regulatory & Oversight
Committee Chairman

------------------------------------------------------------------------------------
------------------------------------------------------------------------------------

Phillip Griffiths
Regulatory & Oversight
Committee Member and         $ 7             $0          $10,256        $60,861
Governance Committee
Member

------------------------------------------------------------------------------------
------------------------------------------------------------------------------------

Joel W. Motley
Governance Committee
Acting Chairman and          $ 8             $0             $0          $14,453
Regulatory & Oversight
Committee Member

------------------------------------------------------------------------------------
------------------------------------------------------------------------------------

Kenneth A. Randall            $              $0          $74,471        $97,012
Audit Committee Member
and Governance
Committee Member

------------------------------------------------------------------------------------
------------------------------------------------------------------------------------

Edward V. Regan               $              $0          $46,313        $95,960
Audit Committee
Chairman and Proxy
Committee Chairman

------------------------------------------------------------------------------------
------------------------------------------------------------------------------------

Russell S. Reynolds,          $              $0          $48,991        $71,792
Jr.
Proxy Committee Member
and Audit Committee
Member

------------------------------------------------------------------------------------
------------------------------------------------------------------------------------

Donald Spiro                  $              $0          $9,3969        $64,080

------------------------------------------------------------------------------------

* Messrs.  Leon Levy and Benjamin Lipstein and Ms. Elizabeth  Moynihan retired as Trustees from the Board I Funds effective  January 1, 2003,  March 31, 2003 and July 31,  2003,  respectively.  For the calendar  year ended  December 31,
2002,  Messrs.  Levy and Lipstein and Ms. Moynihan received total compensation from all of the Board I Funds for which they  served as  Trustee of  $173,700,
$150,152 and  $105,760,  respectively.  For the fiscal year ended  __________,
Messrs.  Levy and Lipstein and Ms. Moynihan  received  aggregate  compensation from the Fund of  $______,  $______  and  $_______,  respectively.  Upon their retirement,  Messrs.  Levy and Lipstein  and Ms.  Moynihan (in the case of Mr.
Levy,  his  beneficiary)  started  receiving  retirement  plan  benefits on an annual  basis paid by the Board I Funds as described  below under  "Retirement
Plan for Trustees," of $80,995, $88,869 and $_______, respectively.
1.    Aggregate   Compensation   From   Fund   includes   fees  and   deferred
   compensation, if any, for a Trustee.
2.    No  retirement  benefits were accrued by the Fund during its fiscal year ended  ______,  2003 due to a  reallocation  of  retirement  plan  benefits previously accrued for a deceased Trustee.
3.    Estimated  Annual  Retirement  Benefits  to be Paid Upon  Retirement  is
   based on a straight life payment plan election with the  assumption  that a
   Trustee  will  retire  at the age of 75 and is  eligible  (after 7 years of service)  to receive  retirement  plan  benefits as  described  below under
   "Retirement Plan for Trustees."
4.    Includes  $___ deferred by Mr.  Yeutter under the Deferred  Compensation
   Plan described below.
5.    Includes  $24,989  estimated  to be paid to Mr.  Galli for  serving as a trustee  or  director  of 10 other  Oppenheimer  funds that are not Board I
   Funds.
6.    Includes  $92,626  paid to Mr.  Galli for serving as trustee or director of 10 other Oppenheimer funds that are not Board I Funds.
7.    Includes $___ deferred by Mr. Griffiths under the Deferred  Compensation
   Plan described below.
8.    Includes  $____  deferred by Mr. Motley under the Deferred  Compensation
   Plan described below.
9.    The amount for Mr. Spiro is based on the assumption  that he will retire at age 82 when he becomes  eligible  to receive  retirement  plan  benefits
   (after 7 years of service).

|X|   Retirement Plan for Trustees.  The Fund has adopted a retirement plan that provides for payments to retired Independent Trustees. Payments are up to 80% of the average compensation paid during a Trustee's five years of service in which the highest compensation was received. A Trustee must serve as trustee for any of the Board I Funds for at least seven years in order to be eligible for retirement plan benefits and must serve for at least 15 years to be eligible for the maximum benefit. Each Trustee's retirement benefits will depend on the amount of the Trustee's future compensation and length of service. Therefore the amount of those benefits cannot be determined at this time, nor can we estimate the number of years of credited service that will be used to determine those benefits.

|X|   Deferred Compensation Plan for Trustees.  The Board of Trustees has
adopted a Deferred Compensation Plan for disinterested trustees that enables them to elect to defer receipt of all or a portion of the annual fees they are entitled to receive from the Fund. Under the plan, the compensation deferred by a Trustee is periodically adjusted as though an equivalent amount had been invested in shares of one or more Oppenheimer funds selected by the
Trustee. The amount paid to the Trustee under the plan is determined based upon the performance of the selected funds.

      Deferral of Trustees' fees under the plan will not materially affect the Fund's assets, liabilities or net income per share. The plan will not obligate the Fund to retain the services of any Trustee or to pay any particular level of compensation to any Trustee. Pursuant to an Order issued by the Securities and Exchange Commission, the Fund may invest in the funds selected by the Trustee under the plan without shareholder approval for the limited purpose of determining the value of the Trustee's deferred fee account.

     |X| Major  Shareholders.  As of  ____________,  2003,  the only persons who owned of record or who were known by the Fund to own  beneficially 5% or more of the Fund's outstanding Class A, Class B or Class C shares were:

     MLPF & S for the sole benefit of its  customers,  Attn:  Fund  Admn/#97HF6,
4800 Deer Lake Dr. E., FL 3, Jacksonville, FL 32246-6484, which owned 428,074.07
Class C shares (9.00% of the Class C shares then outstanding).

The Manager.  The Manager is  wholly-owned by Oppenheimer  Acquisition  Corp., a holding company controlled by Massachusetts Mutual Life Insurance Company.

     |X| Code of Ethics.  The Fund, the Manager and the Distributor  have a Code of Ethics.  It is designed to detect and prevent  improper  personal  trading by certain employees, including portfolio managers, that would compete with or take advantage of the Fund's portfolio transactions.  Covered persons include persons with  knowledge of the  investments  and  investment  intentions of the Fund and other funds  advised by the  Manager.  The Code of Ethics does permit  personnel subject to the Code to invest in securities,  including  securities  that may be purchased or held by the Fund, subject to a number of restrictions and controls.
Compliance  with the Code of Ethics is carefully  monitored  and enforced by the
Manager.

     The Code of Ethics is an exhibit to the Fund's registration statement filed with the  Securities  and Exchange  Commission and can be reviewed and copied at the SEC's Public Reference Room in Washington,  D.C. You can obtain  information about the hours of operation of the Public  Reference Room by calling the SEC at
1-202-942-8090.  The Code of Ethics  can also be  viewed  as part of the  Fund's registration statement on the SEC's EDGAR database at the SEC's internet website at  www.sec.gov.  Copies may be  obtained,  after paying a  duplicating  fee, by electronic  request at the following E-mail address:  publicinfo@sec.gov,  or by writing to the SEC's Public Reference Section, Washington, D.C. 20549-0102.

Portfolio Proxy Voting. The Fund has adopted Portfolio Proxy Voting Policies and
Procedures under which the Fund votes proxies relating to securities ("portfolio proxies") held by the Fund. The Fund's primary consideration in voting portfolio proxies is the financial  interests of the Fund and its  shareholders.  The Fund has retained an unaffiliated  third-party as its agent to vote portfolio proxies in accordance with the Fund's Portfolio Proxy Voting  Guidelines and to maintain records of such  portfolio  proxy voting.  The Proxy Voting  Guidelines  include provisions to address  conflicts of interest that may arise between the Fund and
OFI where an OFI  directly-controlled  affiliated  manages  or  administers  the assets of a  pension  plan of the  company  soliciting  the  proxy.  The  Fund's
Portfolio Proxy Voting Guidelines on routine and non-routine proxy proposals are summarized below.

o    The Fund  votes  with the  recommendation  of the  issuer's  management  on routine matters,  including  election of directors  nominated by management and ratification of auditors, unless circumstances indicate otherwise.

o    In  general,  the  Fund  opposes   anti-takeover   proposals  and  supports
     elimination of anti-takeover proposals, absent unusual circumstances.

o    The Fund supports  shareholder  proposals to reduce a  super-majority  vote requirement,  and opposes management proposals to add a super-majority vote requirement.

o    The Fund opposes proposals to classify the board of directors.

o    The Fund support proposals to eliminate cumulative voting.

o    The Fund opposes re-pricing of stock options.

o    The Fund generally considers executive compensation questions such as stock option plans and bonus plans to be ordinary business activity.

The Fund  analyzes  stock option  plans,  paying  particular  attention to their dilutive effect.  While the Fund generally supports  management  proposals,  the
Fund opposes plans it considers to be excessive

     The Fund will be required to file new Form N-PX,  with its  complete  proxy voting  record for the 12 months  ended June 30th,  no later than August 31st of each year.  The first such filing is due no later than August 31, 2004,  for the twelve months ended June 30, 2004. Once filed,  the Fund's Form N-PX filing will be available (i) without charge,  upon request, by calling the Fund toll-free at
1.800.225.5677 and (ii) on the SEC's website at www.sec.gov
                                                -----------

     |X| The Investment  Advisory  Agreement.  The Manager  provides  investment advisory  and  management  services  to the Fund  under an  investment  advisory agreement  between the Manager and the Fund. The Manager selects  securities for the Fund's portfolio and handles its day-to day business. The portfolio managers of the Fund are employed by the Manager and are the persons who are  principally responsible for the day-to-day management of the Fund's portfolio. Other members of the Manager's Fixed-Income Portfolio Team provide the portfolio managers with counsel in and support in managing the Fund's portfolio.

     The investment  advisory agreement requires the Manager, at its expense, to provide the Fund with adequate office space,  facilities and equipment.  It also
requires  the  Manager  to  provide  and   supervise   the   activities  of  all
administrative   and   clerical   personnel   required   to  provide   effective
administration for the Fund. Those responsibilities  include the compilation and maintenance  of records  with respect to its  operations,  the  preparation  and filing of specified reports, and composition of proxy materials and registration statements for continuous public sale of shares of the Fund.

     The Fund pays  expenses  not  expressly  assumed by the  Manager  under the advisory  agreement.  The advisory  agreement lists examples of expenses paid by the Fund. The major categories relate to interest,  taxes, fees to disinterested
Trustees, legal and audit expenses, custodian and transfer agent expenses, share issuance costs, certain printing and registration costs,  brokerage commissions, and non-recurring expenses,  including litigation cost. The management fees paid by the  Fund  to the  Manager  are  calculated  at the  rates  described  in the
Prospectus, which are applied to the assets of the Fund as a whole. The fees are allocated  to each class of shares  based upon the  relative  proportion  of the
-------------------------------------------------------------------------------------
Fund's  net  assets  Management  Fee  Paid to  represented  by that  class.  The management fees paid by the Fund to the Manager during the Fund's last three (3)
fiscal years are listed below.

Fiscal Year                  Management Fee             OppenheimerFunds, Inc.
Ended 7/31             (Without Voluntary Waiver)           (after waiver)
-------------------------------------------------------------------------------------
--------------------------------------------------------------------------------
2001                          $718,004                         N/A
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
2002                         $1,358,312                        N/A
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

2003                         $2,046,970                        N/A

--------------------------------------------------------------------------------

      The investment advisory agreement states that in the absence of willful misfeasance, bad faith, gross negligence in the performance of its duties or reckless disregard for its obligations and duties under the investment advisory agreement, the Manager is not liable for any loss by reason of any investment of the Fund assets made with due care and in good faith.  The agreement permits the Manager to act as investment adviser for any other person, firm or corporation.  The Manager can use the name "Oppenheimer" in connection with other investment companies for which it or an affiliate is the investment adviser or general distributor.  If the Manager shall no longer act as investment adviser to the Fund, the Manager can withdraw its permission to the Fund to use the name "Oppenheimer" as part of its name.

         |X|      Annual Approval of Investment Advisory Agreement. Each
year, the Board of Trustees including a majority of the Independent Trustees is required to approve the renewal of the investment advisory agreement. The
Investment Company Act requires that the Board request and evaluate and the
Manager provide such information as may be reasonably necessary to evaluate the terms of the investment advisory agreement.  The Board employs an independent consultant to prepare a report that provides such information as the Board requests for this purpose.

      The Board also receives information about the 12b-1 distribution fees the Fund pays.  These distribution fees are reviewed and approved at a different time of the year.

      The Board reviewed the foregoing information in arriving at its decision to renew the investment advisory agreement.  Among other factors, the Board considered:
o     The nature, cost, and quality of the services provided to the Fund and its shareholders;
o     The profitability of the Fund to the Manager;
o     The investment performance of the Fund in comparison to regular market indices
o     Economies of scale that may be available to the Fund from the Manager;
o     Fees paid by other mutual funds for similar services;
o     The value and quality of any other benefits or services received by the

         Fund from its relationship with the Manager, and
o     The direct and indirect benefits the Manager received from its relationship with the Fund.  These included services provided by the
         Distributor and the Transfer Agent, and brokerage and soft dollar arrangements permissible under Section 28(e) of the Securities
         Exchange Act.

      The Board considered that the Manager must be able to pay and retain high quality personnel at competitive rates to provide services to the Fund.
The Board also considered that maintaining the financial viability of the
Manager is important so that the Manager will be able to continue to provide quality services to the Fund and its shareholders in adverse times.  The
Board also considered the investment performance of other mutual funds advised by the Manager. The Board is aware that there are alternatives to the use of the Manager.

      These matters were also considered by the Independent Trustees meeting separately from the full Board with experienced Counsel to the Fund who assisted the Board in its deliberations.  The Fund's Counsel is independent of the Manager within the meaning and intent of the SEC Rules regarding the independence of counsel.

            After careful deliberation,  the Board of concluded that it was in the  best  interest  of  shareholders  to  continue  the  investment  advisory agreement  for another  year.  In  arriving  at a decision,  the Board did not single out any one factor or group of  factors  as being more  important  than other  factors,  but  considered  all factors  together.  The Board judged the terms and  conditions  of the  investment  advisory  agreement,  including the investment advisory fee, in light of all of the surrounding circumstances.

Brokerage Policies of the Fund

Brokerage Provisions of the Investment Advisory Agreement.  One of the duties of the Manager under the investment advisory agreement is to buy and sell portfolio securities for the Fund.  The investment advisory agreement allows the Manager to use broker-dealers to effect the Fund's portfolio transactions.  Under the agreement, the Manager may employ those broker-dealers (including "affiliated" brokers, as that term is defined in the Investment Company Act) that, in the Manager's best judgment based on all relevant factors, will implement the Fund's policy to obtain, at reasonable expense, the "best execution" of portfolio transactions.  "Best execution"
refers to prompt and reliable execution at the most favorable price obtainable.  The Manager need not seek competitive commission bidding.
However, the Manager is expected to minimize the commissions paid to the extent consistent with the interest and policies of the Fund as established by its Board of Trustees.

      Under the investment advisory agreement, the Manager may select brokers that provide brokerage and/or research services for the Fund and/or the other accounts over which the Manager or its affiliates have investment discretion.  The commissions paid to such brokers may be higher than another qualified broker would charge, if the Manager makes a good faith determination that the commission is fair and reasonable in relation to the services provided.  Subject to those other considerations, as a factor in selecting brokers for the Fund's portfolio transactions, the Manager may also consider sales of shares of the Fund and other investment companies managed by the Manager or its affiliates.

Brokerage Practices Followed by the Manager.  The Manager allocates brokerage for the Fund subject to the provisions of the investment advisory agreement and the procedures and rules described above. Generally the Manager's portfolio traders allocate brokerage upon recommendations from the Manager's portfolio managers.  In certain instances, portfolio managers may directly place trades and allocate brokerage.  In either case, the Manager's executive officers supervise the allocation of brokerage.

      Most securities purchases made by the Fund are in principal transactions at net prices. The Fund usually deals directly with the selling or purchasing principal or market maker without incurring charges for the services of a broker on its behalf unless the Manager determines that a better price or execution may be obtained by using the services of a broker.
Therefore, the Fund does not incur substantial brokerage costs.  Portfolio securities purchased from underwriters include a commission or concession paid by the issuer to the underwriter in the price of the security.
Portfolio securities purchased from dealers include a spread between the bid and asked price.

      The Fund seeks to obtain prompt execution of orders at the most favorable net prices.  In an option transaction, the Fund ordinarily uses the same broker for the purchase or sale of the option and any transaction in the investment to which the option relates.  Other funds advised by the Manager have investment objectives and policies similar to those of the Fund.  Those other funds may purchase or sell the same securities as the Fund at the same time as the Fund, which could affect the supply and price of the securities.
When possible, the Manager tries to combine concurrent orders to purchase or sell the same security by more than one of the accounts managed by the
Manager or its affiliates.  The transactions under those combined orders are averaged as to price and allocated in accordance with the purchase or sale orders actually placed for each account.

      The investment advisory agreement permits the Manager to allocate brokerage for research services.  The research services provided by a particular broker may be useful only to one or more of the advisory accounts of the Manager and its affiliates. Investment research received by the
Manager for the commissions paid by those other accounts may be useful both to the Fund and one or more of the Manager's other accounts.  Investment research services may be supplied to the Manager by a third party at the instance of a broker through which trades are placed. Investment research services include information and analyses on particular companies and industries as well as market or economic trends and portfolio strategy, market quotations for portfolio evaluations, information systems, computer hardware and similar products and services.  If a research service also assists the Manager in a non-research capacity (such as bookkeeping or other administrative functions), then only the percentage or component that provides assistance to the Manager in the investment decision-making process may be paid in commission dollars.

      The Board of Trustees has permitted the Manager to use commissions on fixed-price offerings to obtain research, in the same manner as is permitted for agency transactions.  The Board permits the Manager to use stated
commissions on secondary fixed-income agency trades to obtain research if the broker represents to the Manager that: (i) the trade is not from or for the broker's own inventory, (ii) the trade was executed by the broker on an agency basis at the stated commission, and (iii) the trade is not a riskless principal transaction.

      The research services provided by brokers broaden the scope and supplement the research activities of the Manager.  That research provides additional views and comparisons for consideration and helps the Manager to obtain market information for the valuation of securities that are either held in the Fund's portfolio or are being considered for purchase.  The
Manager provides information to the Board of the Fund about the commissions paid to brokers furnishing research services, together with the Manager's representation that the amount of such commissions was reasonably related to the value or benefit of such services.

Distribution and Service Plans

The Distributor.  Under its General Distributor's Agreement with the Fund, the Distributor whose primary address is P.O. Box 5270, Denver, CO., 80127 acts as the Fund's principal underwriter in the continuous public offering of the different classes of shares of the Fund. The Distributor bears the expenses normally attributable to sales, including advertising and the cost of printing and mailing prospectuses other than those furnished to existing shareholders.  The Distributor is not obligated to sell a specific number of shares.  Expenses normally attributable to sales are borne by the
Distributor.

      The sales charges and concessions paid to, or retained by, the
Distributor from the sale of shares during the Fund's three most recent fiscal years, and the contingent deferred sales charges retained by the
Distributor on the redemption of shares for the three most recent fiscal years are shown in the tables below:

 ------------------------------------------------------------------------------

                        Class A
 Fiscal   Aggregate     Front-End    Concessions    Concessions  Concessions
 Year     Front-End     Sales        on Class A     on Class B   on Class C
 Ended    Sales         Charges      Shares         Shares       Shares
 7/31:    Charges on    Retained by  Advanced by    Advanced by  Advanced by
          Class A       Distributor* Distributor1   Distributor1 Distributor1
          Shares
 ------------------------------------------------------------------------------
 ------------------------------------------------------------------------------
   2001     $ 872,799     $169,241      $32,186      $1,334,305    $124,243
 ------------------------------------------------------------------------------
 ------------------------------------------------------------------------------
   2002    $1,342,756     $254,020      $20,251      $1,942,287    $256,782
 ------------------------------------------------------------------------------
 ------------------------------------------------------------------------------

   2003    $1,351,585     $238,281      $25,800      $2,138,403    $297,755

 ------------------------------------------------------------------------------
1.    The  Distributor  advances  concession  payments  to dealers for certain sales of Class A shares  and for sales of Class B and  Class C shares  from its own resources at the time of sale.
 * Includes  amounts  retained by a  broker-dealer  that is an  affiliate or a parent of the Distributor.

 ------------------------------------------------------------------------------

             Class A Contingent   Class B Contingent    Class C Contingent
 Fiscal      Deferred Sales       Deferred Sales        Deferred Sales
 Year  Ended Charges Retained by  Charges Retained by   Charges Retained by
 7/31:       Distributor          Distributor           Distributor
 ------------------------------------------------------------------------------
 ------------------------------------------------------------------------------
    2001           $24,363              $ 68,718               $21,866
 ------------------------------------------------------------------------------
 ------------------------------------------------------------------------------
    2002           $ 3,889              $120,115               $ 8,974
 ------------------------------------------------------------------------------
 ------------------------------------------------------------------------------

    2003            $ 553               $252,776               $15,290

 ------------------------------------------------------------------------------

      For  additional  information  about  distribution  of the Fund's shares, including  fees and  expenses,  please  refer  to  "Distribution  and  Service
Plans."

Distribution and Service Plans.  The Fund has adopted a Service Plan for its
Class A shares and Distribution and Service Plans for its Class B and Class C
shares under Rule 12b-1 of the Investment Company Act.  Under those plans, the Fund makes payments to the Distributor in connection with the distribution and/or servicing of the shares of the particular class.  Each plan has been approved by a vote of the Board of Trustees, including a majority of the Independent Trustees,2 cast in person at a meeting called for the purpose of voting on that plan.

      Under the plans, the Manager and the Distributor may make payments to affiliates and in their sole discretion, from time to time may use their own resources (at no direct cost to the Fund) to make payments to brokers, dealers or other financial institutions for distribution and administrative services they perform.  The Manager may use profits from the advisory fee it receives from the Fund. The Distributor and the Manager may, in their sole discretion, increase or decrease the amount of payments they make to plan recipients from their own resources.

      Unless a plan is terminated as described below, the plan continues in effect from year to year, but only if the Fund's Board of Trustees and its
Independent Trustees specifically vote annually to approve its continuance.
Approval must be by a vote cast in person at a meeting called for the purpose of voting on continuing the plan.  A plan may be terminated at any time by the vote of a majority of the Independent Trustees or by the vote of the holders of a "majority" (as defined in the Investment Company Act) of the outstanding shares of that class.

      The Board of Trustees and the Independent Trustees must approve all material amendments to a plan.  An amendment to increase materially the amount of payments to be made under the plan must be approved by shareholders of the class affected by the amendment.  Because Class B shares of the Fund automatically convert into Class A shares 72 months after purchase, the Fund must obtain the approval of both Class A and Class B shareholders for a proposed material amendment to the Class A plan that would materially increase payments under the plan.  The approval must be by a "majority" (as defined in the Investment Company Act) of the shares of each class, voting separately by class.

      While the plans are in effect, the Treasurer of the Fund shall provide separate written reports on the plans to the Fund's Board of Trustees at least quarterly for its review.  The reports shall detail the amount of all payments made under a plan and the purpose for which the payments were made.
Those reports are subject to the review and approval of the Independent
Trustees in the exercise of their fiduciary duty.

      Each plan states that while it is in effect, the selection or replacement and nomination of those Trustees of the Fund who are not
"interested persons" of the Fund is committed to the discretion of the
Independent Trustees.  This provision does not prevent the involvement of others in the selection and nomination process as long as the final decision as to selection or nomination is approved by a majority of the Independent
Trustees.

      Under the plans, no payment will be made to any recipient in any quarter in which the aggregate net asset value of all Fund shares held by the recipient for itself and its customers does not exceed a minimum amount, if any, that may be set from time to time by a majority of the Fund's
Independent Trustees.  Initially, the Board of Trustees has set the fees at the maximum rate allowed under the plans and has set no minimum asset amount needed to qualify for payments.

      |_|   Class A Service Plan Fees.  Under the Class A service plan, the
Distributor currently uses the fees it receives from the Fund to pay brokers, dealers and other financial institutions (they are referred to as
"recipients") for personal services and account maintenance services they provide for their customers who hold Class A shares.  The services include, among others, answering customer inquiries about the Fund, assisting in establishing and maintaining accounts in the Fund, making the Fund's investment plans available and providing other services at the request of the
Fund or the Distributor.  The Distributor makes payments to plan recipients quarterly at an annual rate not to exceed 0.15% of the average annual net assets of Class A shares held in accounts of the service providers or their customers.

      For the fiscal year ended July 31, 2003, payments under the Class A plan totaled $247,126, all of which was paid by the Distributor to recipients. That included $15,200 paid to an affiliate of the Distributor.
Any unreimbursed expenses the Distributor incurs with respect to Class A shares for any fiscal year may not be recovered in subsequent years.  The
Distributor may not use payments received under the Class A plan to pay any of its interest expenses, carrying charges, other financial costs, or allocation of overhead.

|_|   Class B and Class C Service and Distribution Plans.

      Under each plan, service fees and distribution fees are computed on the average of the net asset value of shares in the respective class, determined as of the close of each regular business day during the period.  The Class B and Class C plans provide for the Distributor to be compensated at a flat rate, whether the Distributor's distribution expenses are more or less than the amounts paid by the Fund under the plans during that period.  The types of services that recipients provide for the service fee are similar to the services provided under Class A plans described above.

      The Class B and Class C plans permit the Distributor to retain both the asset-based sales charges and the service fee on shares or to pay recipients the service fee on a quarterly basis, without payment in advance.  The types of services that recipients provide for the service fee are similar to the services provided under Class A plans described above.  The Distributor presently intends to pay recipients the service fee on Class B and Class C shares in advance for the first year the shares are outstanding.  After the first year shares are outstanding, the Distributor makes payments quarterly on those shares.  The advance payment is based on the net asset value of shares sold.  Shares purchased by exchange do not qualify for an advance service fee payment.  If Class B or Class C shares are redeemed during the first year after their purchase, the recipient of the service fees on those shares will be obligated to repay the Distributor a pro rata portion of the advance payment made on those shares.

      The Distributor retains the asset-based sales charge on Class B shares.  The Distributor retains the asset-based sales charge on Class C shares during the first year the shares are outstanding. It pays the asset-based sales charge as an ongoing concession to the dealer on Class C shares outstanding for a year or more. If a dealer has a special agreement with the Distributor, the Distributor will pay the Class B and/or Class C service fees and the asset-based sales charge to the dealer quarterly in lieu of paying the sales concession and service fee in advance at the time of purchase.

      The asset-based sales charge on Class B and Class C shares allows investors to buy shares without a front-end sales charge while allowing the
Distributor to compensate dealers that sell those shares.  The Distributor's actual expenses in selling Class B and Class C shares may be more than the payments it receives from contingent deferred sales charges collected on redeemed shares and from the Fund under the plans.  The Fund pays the asset-based sales charge to the Distributor for its services rendered in distributing Class B and Class C shares. The payments are made to the
Distributor in recognition that the Distributor:

|_|   pays sales concessions to authorized brokers and dealers at the time of sale and pays service fees as described above,
|_|   may finance payment of sales concessions and/or the advance of the service fee payment to recipients under the plans, or may provide such financing from its own resources or from the resources of an affiliate,
|_|   employs personnel to support distribution of Class B and Class C shares,
|_|   bears the costs of sales literature, advertising and prospectuses
      (other than those furnished to current shareholders) and state "blue sky" registration fees and certain other distribution expenses,
|_|   may not be able to adequately compensate dealers that sell Class B and
      Class C shares without receiving payment under the plans and therefore may not be able to offer such Classes for sale absent the plans,
|_|   receives payments under the plans consistent with the service fees and asset-based sales charges paid by other non-proprietary funds that charge 12b-1 fees,
|_|   may use the payments under the plan to include the Fund in various third-party distribution programs that may increase sales of Fund shares,
|_|   may experience increased difficulty selling the Fund's shares if payments under the plan are discontinued because most competitor funds have plans that pay dealers for rendering distribution services as much or more than the amounts currently being paid by the Fund, and
|_|   may not be able to continue providing, at the same or at a lesser cost, the same quality distribution sales efforts and services, or to obtain such services from brokers and dealers, if the plan payments were to be discontinued.

      When Class B and Class C shares are sold without the designation of a broker-dealer, the Distributor is automatically designated as the broker-dealer of record. In those cases, the Distributor retains the service fee and asset-based sales charge paid on Class B and Class C shares.

      If either the Class B or Class C plan is terminated by the Fund, the
Board of Trustees may allow the Fund to continue payments of the asset-based sales charge to the Distributor for distributing shares before the plan was terminated.

 -------------------------------------------------------------------------------

   Distribution Fees Paid to the Distributor in the Fiscal Year Ended 7/31/03

 -------------------------------------------------------------------------------
 -------------------------------------------------------------------------------
 Class:      Total Payments  Amount Retained  Distributor's    Distributor's
                                              Aggregate        Unreimbursed
                                              Unreimbursed     Expenses as %
                                              Expenses Under   of Net Assets
             Under Plan      by Distributor   Plan             of Class
 -------------------------------------------------------------------------------
 -------------------------------------------------------------------------------

 Class B       $1,144,392      $1,027,5471       $5,361,999         3.66%

 Plan
 -------------------------------------------------------------------------------
 -------------------------------------------------------------------------------

 Class C        $541,241        $253,1452        $ 815,340          1.17%

 Plan
 -------------------------------------------------------------------------------

1.    Includes $2,348 paid to an affiliate of the Distributor's parent company.
2.    Includes $17,724 paid to an affiliate of the Distributor's parent company.

      All payments under the Class B and Class C plans are subject to the limitations imposed by the Conduct Rules of the National Association of
Securities Dealers, Inc. on payments of asset-based sales charges and service fees to NASD members.

Performance of the Fund

Explanation of Performance Terminology. The Fund uses a variety of terms to illustrate its performance.  These terms include "standardized yield,"
"tax-equivalent yield," "dividend yield," "average annual total return,"
"cumulative total return," "average annual total return at net asset value"
and "total return at net asset value."  An explanation of how yields and total returns are calculated is set forth below.  The charts below show the
Fund's performance during its most recent fiscal year end. You can obtain current performance information by calling the Fund's Transfer Agent at
1.800.225.5677 or by visiting the OppenheimerFunds Internet website at
www.oppenheimerfunds.com.

      The Fund's illustrations of its performance data in advertisements must comply with rules of the Securities and Exchange Commission.  Those rules describe the types of performance data that may be used and how it is to be calculated.  In general, any advertisement by the Fund of its performance data must include the average annual total returns for the advertised class of shares of the Fund.  Those returns must be shown for the 1, 5 and 10-year periods (or the life of the class, if less) ending as of the most recently ended calendar quarter prior to the publication of the advertisement (or its submission for publication).  Certain types of yields may also be shown, provided that they are accompanied by standardized average annual total returns.

      Use of standardized performance calculations enables an investor to compare the Fund's performance to the performance of other funds for the same periods.  However, a number of factors should be considered before using the
Fund's performance information as a basis for comparison with other investments:
      |_| Yields and total returns measure the performance of a hypothetical account in the Fund over various periods and do not show the performance of each shareholder's account. Your account's performance will vary from the model performance data if your dividends are received in cash, or you buy or sell shares during the period, or you bought your shares at a different time and price than the shares used in the model.
      |_| The Fund's performance returns may not reflect the effect of taxes on distributions.
      |_| An investment in the Fund is not insured by the FDIC or any other government agency.
      |_| The principal value of the Fund's shares, and its yields and total returns are not guaranteed and normally will fluctuate on a daily basis.
      |_| When an investor's shares are redeemed, they may be worth more or less than their original cost.
      |_| Yields and total returns for any given past period represent historical performance information and are not, and should not be considered, a prediction of future yields or returns.

      The performance of each class of shares is shown separately, because the performance of each class of shares will usually be different.  That is because of the different kinds of expenses each class bears.  The yields and total returns of each class of shares of the Fund are affected by market conditions, the quality of the Fund's investments, the maturity of those investments, the types of investments the Fund holds, and its operating expenses that are allocated to the particular class.

      |X| Yields.  The Fund uses a variety of different yields to illustrate its current returns. Each class of shares calculates its yield separately because of the different expenses that affect each class.

      |_| Standardized Yield.  The "standardized yield" (sometimes referred to just as "yield") is shown for a class of shares for a stated thirty (30)
day period.  It is not based on actual distributions paid by the Fund to shareholders in the thirty (30) day period, but is a hypothetical yield based upon the net investment income from the Fund's portfolio investments for that period.  It may therefore differ from the "dividend yield" for the same class of shares, described below.

      Standardized yield is calculated using the following formula set forth in rules adopted by the Securities and Exchange Commission, designed to assure uniformity in the way that all funds calculate their yields:

STANDARDIZED YIELD = 2 (A - B + 1) - 1
                       --------
                         CD
      The symbols above represent the following factors:
      a =  dividends and interest earned during the thirty (30) day period.
      b =  expenses accrued for the period (net of any expense assumptions).
      c =  the average daily number of shares of that class outstanding during the thirty (30) day period that were entitled to receive dividends.
      d =  the maximum offering price per share of that class on the last day of the period, adjusted for undistributed net investment income.

      The standardized yield for a particular thirty (30) day period may differ from the yield for other periods.  The SEC formula assumes that the standardized yield for a thirty (30) day period occurs at a constant rate for a six (6) month period and is annualized at the end of the six (6) month period.  Additionally, because each class of shares is subject to different expenses, it is likely that the standardized yields of the Fund's classes of shares will differ for any thirty (30) day period.

      |_| Dividend Yield.  The Fund may quote a "dividend yield" for each class of its shares. Dividend yield is based on the dividends paid on a class of shares during the actual dividend period. To calculate dividend yield, the dividends of a class declared during a stated period are added together, and the sum is multiplied by twelve (12) (to annualize the yield) and divided by the maximum offering price on the last day of the dividend period.  The formula is shown below:

            Dividend Yield = dividends paid during monthly period x
12/maximum offering price (payment date)

      The maximum offering price for Class A shares includes the current maximum initial sales charge.  The maximum offering price for Class B and
Class C shares is the net asset value per share, without considering the effect of contingent deferred sales charges.  The Class A dividend yield may also be quoted without deducting the maximum initial sales charge.

      |_| Tax-Equivalent Yield.  The "tax-equivalent yield" of a class of shares is the equivalent yield that would have to be earned on a taxable investment to achieve the after-tax results represented by the Fund's tax-equivalent yield.  It adjusts the Fund's standardized yield, as calculated above, by a stated Federal tax rate.  Using different tax rates to show different tax equivalent yields shows investors in different tax brackets the tax equivalent yield of the Fund based on their own tax bracket.

      The tax-equivalent yield is based on a thirty (30) day period, and is computed by dividing the tax-exempt portion of the Fund's current yield (as calculated above) by one minus a stated income tax rate.  The result is added to the portion (if any) of the Fund's current yield that is not tax-exempt.

      The tax-equivalent yield may be used to compare the tax effects of income derived from the Fund with income from taxable investments at the tax rates stated.  Your tax bracket is determined by your Federal and state taxable income (the net amount subject to Federal and state income tax after deductions and exemptions).  The tax-equivalent yield table assumes that the investor is taxed at the highest bracket, regardless of whether a switch to non-taxable investments would cause a lower bracket to apply.

---------------------------------------------------------------------------------

             The Fund's Yields for the 30-Day Periods Ended 7/31/03

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
                                                           Tax-Equivalent Yield

                 Dividend Yield      Standardized Yield      (36.82% Combined

                                                           Federal/Pennsylvania
                                                               Tax Bracket)
Class of
Shares
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
             Without    After       Without    After      Without     After
             Sales      Sales       Sales      Sales      Sales       Sales
             Charge     Charge      Charge     Charge     Charge      Charge
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

Class A           5.89%       5.61%      6.43%      6.12%      10.18%      9.69%

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

Class B           5.17%         N/A      5.64%        N/A       8.92%        N/A

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

Class C           5.17%         N/A      5.64%        N/A       8.92%        N/A

---------------------------------------------------------------------------------

      |X| Total Return Information.  There are different types of "total returns" to measure the Fund's performance.  Total return is the change in value of a hypothetical investment in the Fund over a given period, assuming that all dividends and capital gains distributions are reinvested in additional shares and that the investment is redeemed at the end of the period.  Because of differences in expenses for each class of shares, the total returns for each class are separately measured.  The cumulative total return measures the change in value over the entire period (for example, ten
(10) years).  An average annual total return shows the average rate of return for each year in a period that would produce the cumulative total return over the entire period.  However, average annual total returns do not show actual year-by-year performance.  The Fund uses standardized calculations for its total returns as prescribed by the SEC.  The methodology is discussed below.

      In calculating total returns for Class A shares, the current maximum sales charge of 4.75% (as a percentage of the offering price) is deducted from the initial investment ("P") (unless the return is shown without sales charge, as described below).  For Class B shares, payment of the applicable contingent deferred sales charge is applied, depending on the period for which the return is shown: 5.0% in the first year, 4.0% in the second year,
3.0% in the third and fourth years, 2.0% in the fifth year, 1.0% in the sixth year and none thereafter.  For Class C shares, the 1% contingent deferred sales charge is deducted for returns for the one (1) year period.

      |_| Average Annual Total Return.  The "average annual total return" of each class is an average annual compounded rate of return for each year in a specified number of years.  It is the rate of return based on the change in value of a hypothetical initial investment of $1,000 ("P" in the formula below) held for a number of years ("n") to achieve an Ending Redeemable Value
("ERV" in the formula) of that investment, according to the following formula:

ERV - P = AVERAGE ANNUAL TOTAL RETURN

|_|   Average Annual Total Return (After Taxes on Distributions). The
"average annual total return (after taxes on distributions)" of Class A shares is an average annual compounded rate of return for each year in a specified number of years, adjusted to show the effect of federal taxes
(calculated using the highest individual marginal federal income tax rates in effect on any reinvestment date) on any distributions made by the Fund during the specified period. It is the rate of return based on the change in value of a hypothetical initial investment of $1,000 ("P" in the formula below)
held for a number of years ("n" in the formula) to achieve an ending value
("ATVD" in the formula) of that investment, after taking into account the effect of taxes on Fund distributions, but not on the redemption of Fund shares, according to the following formula:

ATVD        - 1=  Average Annual Total Return (After Taxes on
----
1/n         Distributions)
  P

|_|   Average Annual Total Return (After Taxes on Distributions and
Redemptions).  The "average annual total return (after taxes on distributions and redemptions)" of Class A shares is an average annual compounded rate of return for each year in a specified number of years, adjusted to show the effect of federal taxes (calculated using the highest individual marginal federal income tax rates in effect on any reinvestment date) on any distributions made by the Fund during the specified period and the effect of capital gains taxes or capital loss tax benefits (each calculated using the highest federal individual capital gains tax rate in effect on the redemption date) resulting from the redemption of the shares at the end of the period.
It is the rate of return based on the change in value of a hypothetical initial investment of $1,000 ("P" in the formula below) held for a number of years ("n" in the formula) to achieve an ending value ("ATVDR" in the formula) of that investment, after taking into account the effect of taxes on fund distributions and on the redemption of Fund shares, according to the following formula:

ATVDR       - 1=  Average Annual Total Return (After Taxes on
-----
1/n         Distributions and Redemption)
  P

ERV - P = TOTAL RETURN
-------
   P

      |_| Cumulative Total Return.  The "cumulative total return"  calculation measures the change in value of a  hypothetical  investment  of $1,000 over an entire  period of years.  Its  calculation  uses some of the same  factors  as average annual total return,  but it does not average the rate of return on an annual basis.  Cumulative total return is determined as follows:
      |_| Total  Returns  at Net Asset  Value.  From time to time the Fund may also  quote a  cumulative  or an  average  annual  total  return "at net asset value"  (without  deducting  sales  charges)  for Class A,  Class B or Class C shares.  Each is based on the  difference  in net asset value per share at the beginning  and the end of the period  for a  hypothetical  investment  in that class of shares (without  considering  front-end or contingent  deferred sales charges)  and takes into  consideration  the  reinvestment  of  dividends  and capital gains distributions.

---------------------------------------------------------------------------------

             The Fund's Total Returns for the Periods Ended 7/31/03

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
          Cumulative Total              Average Annual Total Returns
             Returns (10
          years or life of
               class)
Class of
Shares
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
                                                                    10-Year
                                  1-Year            5-Year        (or life of
                                                                     class)
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
          After    Without  After    Without   After    Without After   Without
          Sales    Sales    Sales    Sales     Sales    Sales   Sales   Sales
           Charge   Charge   Charge   Charge    Charge  Charge  Charge   Charge
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

Class A   53.86%1  61.53%1   0.35%     5.36%    3.30%    4.31%   4.40%   4.91%

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

Class B   54.27%2  54.27%2   -0.40%    4.56%    3.20%    3.53%  4.43%2   4.43%2

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

Class C   42.16%3  42.16%3   3.58%     4.57%    3.53%    3.53%  4.54%3   4.54%3

---------------------------------------------------------------------------------
1   Inception of Class A:     9/18/89
2   Inception of Class B:     5/3/93
3   Inception of Class C:     8/29/95

 -------------------------------------------------------------------------------
     Average Annual Total Returns for Class A Shares1 (After Sales Charge)

                         For the Periods Ended 7/31/03

 -------------------------------------------------------------------------------
 -------------------------------------------------------------------------------

                                   1-Year           5-Year         10 Years
 -------------------------------------------------------------------------------
 -------------------------------------------------------------------------------

 After Taxes on Distributions       0.36%           3.30%            4.39%

 -------------------------------------------------------------------------------
 -------------------------------------------------------------------------------
 After Taxes on Distributions

 and Redemption of Fund Shares      2.32%           3.62%            4.55%

 -------------------------------------------------------------------------------
  1. Inception of Class A shares: 9/18/89

Other Performance  Comparisons.  The Fund compares its performance annually to that of an  appropriate  broadly  based market  index in its Annual  Report to shareholders.  You can obtain that  information  by  contacting  the  Transfer
Agent  at the  addresses  or  telephone  numbers  shown  on the  cover of this
Statement  of   Additional   Information.   The  Fund  may  also  compare  its
performance to that of other  investments,  including  other mutual funds,  or use rankings of its performance by independent  ranking entities.  Examples of these performance comparisons are set forth below.

      |_|  Lipper  Rankings.  From  time to time  the  Fund  may  publish  the ranking  of  the  performance  of  its  classes  of  shares  by  Lipper,  Inc.
("Lipper").  Lipper is a widely-recognized  independent mutual fund monitoring service.  Lipper monitors the performance of regulated  investment  companies, including the Fund, and ranks their  performance  for various periods based on categories relating to investment  objectives.  The performance of the Fund is ranked by Lipper against all other general  municipal  debt funds,  other than money market funds,  and other  municipal bond funds.  The Lipper  performance rankings are based on total returns that include the  reinvestment  of capital gain  distributions  and income  dividends  but do not take  sales  charges or taxes into consideration.  Lipper also publishes  "peer-group"  indices of the performance  of all mutual  funds in a category  that it monitors and averages of the performance of the funds in particular categories.

|X|   Morningstar  Ratings.  From time to time the Fund may  publish  the star rating of the  performance of its classes of shares by  Morningstar,  Inc., an independent  mutual fund monitoring  service.  Morningstar  rates mutual funds in their  specialized  market  sector.  The Fund is rated among the  municipal single state long category.

      Morningstar proprietary ratings reflect historical risk-adjusted total investment return. For each fund with at least a three-year history,
 Morningstar calculates a Morningstar Rating(TM)based on a Morningstar
 Risk-Adjusted Return measure that accounts for variation in a fund's monthly performance (including the effects of sales charges, loads, and redemption fees), placing more emphasis on downward variations and rewarding consistent
 performance.   The top 10% of funds in each category receive 5 stars, the next 22.5% receive 4 stars, the next 35% receive 3 stars, the next 22.5%
 receive 2 stars, and the bottom 10% receive 1 star.  (Each share class is counted as a fraction of one fund within this scale and rated separately, which may cause slight variations in the distribution percentages.) The
 Overall Morningstar Rating for a fund is derived from a weighted average of the performance figures associated with its three-, five-and ten-year (if applicable) Morningstar Rating metrics.

      |_|   Performance   Rankings  and  Comparisons  by  Other  Entities  and
Publications.  From time to time the Fund may  include  in its  advertisements
and  sales  literature  performance   information  about  the  Fund  cited  in
newspapers and other  periodicals  such as The New York Times, the Wall Street
Journal,  Barron's,  or similar  publications.  That  information  may include performance  quotations from other sources,  including Lipper and Morningstar.
The  performance  of the  Fund's  Class A,  Class B or  Class C shares  may be compared in  publications  to the  performance  of various  market  indices or other  investments,  and averages,  performance  rankings or other  benchmarks prepared by recognized mutual fund statistical services.

      Investors  may also wish to compare the Fund's Class A, Class B or Class
C returns to the return on fixed-income  investments  available from banks and
thrift  institutions.   Those  include   certificates  of  deposit,   ordinary
interest-paying  checking  and savings  accounts,  and other forms of fixed or variable  time  deposits,  and  various  other  instruments  such as  Treasury bills.  However,  the Fund's  returns  and share price are not  guaranteed  or insured by the FDIC or any other agency and will fluctuate  daily,  while bank depository  obligations may be insured by the FDIC and may provide fixed rates of return.  Repayment  of  principal  and  payment  of  interest  on  Treasury securities is backed by the full faith and credit of the U.S. government.

      From time to time,  the Fund may  publish  rankings  or  ratings  of the
Manager or Transfer Agent,  and of the investor  services  provided by them to shareholders of the Oppenheimer funds, other than performance  rankings of the
Oppenheimer  funds  themselves.  Those ratings or rankings of shareholder  and investor  services by third parties may include  comparisons of their services to those  provided  by other  mutual fund  families  selected by the rating or ranking  services.  They  may be based  upon the  opinions  of the  rating  or ranking service itself, using its research or judgment,  or based upon surveys of investors, brokers, shareholders or others.

      From time to time the Fund may include in its advertisements and sales literature the total return performance of a hypothetical investment account that includes shares of the fund and other Oppenheimer funds. The combined account may be part of an illustration of an asset allocation model or similar presentation. The account performance may combine total return performance of the fund and the total return performance of other Oppenheimer funds included in the account. Additionally, from time to time, the Fund's advertisements and sales literature may include, for illustrative or comparative purposes, statistical data or other information about general or specific market and economic conditions. That may include, for example,
o     information about the performance of certain securities or commodities markets or segments of those markets,
o     information about the performance of the economies of particular countries or regions,
o     the earnings of companies included in segments of particular industries, sectors, securities markets, countries or regions,
o     the availability of different types of securities or offerings of securities,
o     information relating to the gross national or gross domestic product of the United States or other countries or regions,
o     comparisons of various market sectors or indices to demonstrate performance, risk, or other characteristics of the Fund.

ABOUT your account

How to Buy Shares

Additional information is presented below about the methods that can be used to buy shares of the Fund. Appendix C contains more information about the special sales charge arrangements offered by the Fund, and the circumstances in which sales charges may be reduced or waived for certain classes of investors.

AccountLink. When shares are purchased through AccountLink, each purchase must be at least $50 and shareholders must invest at least $500 before an
                     ---
Asset Builder Plan (described below) can be established on a new account.
Accounts established prior to November 1, 2002 will remain at $25 for additional purchases. Shares will be purchased on the regular business day the Distributor is instructed to initiate the Automated Clearing House
("ACH") transfer to buy the shares. Dividends will begin to accrue on shares purchased with the proceeds of ACH transfers on the business day the Fund receives Federal Funds for the purchase through the ACH system before the close of The New York Stock Exchange ("the Exchange"). The Exchange normally closes at 4:00 P.M., but may close earlier on certain days. If Federal Funds are received on a business day after the close of the Exchange, the shares will be purchased and dividends will begin to accrue on the next regular business day. The proceeds of ACH transfers are normally received by the Fund three days after the transfers are initiated. If the proceeds of the ACH transfer are not received on a timely basis, the Distributor reserves the right to cancel the purchase order. The Distributor and the Fund are not responsible for any delays in purchasing shares resulting from delays in ACH transmissions.

Reduced Sales Charges. As discussed in the Prospectus, a reduced sales charge rate may be obtained for Class A shares under Right of Accumulation and
Letters of Intent because of the economies of sales efforts and reduction in expenses realized by the Distributor, dealers and brokers making such sales.
No sales charge is imposed in certain other circumstances described in
Appendix C to this Statement of Additional Information because the
Distributor or dealer or broker incurs little or no selling expenses.

|X|   Right of Accumulation. To qualify for the lower sales charge rates that apply to larger purchases of Class A shares, you and your spouse can add together:
o     Class A and Class B shares you purchase for your individual accounts
            (including IRAs and 403(b) plans), or for your joint accounts, or for trust or custodial accounts on behalf of your children who are minors, and
o     Current purchases of Class A and Class B shares of the Fund and other
            Oppenheimer funds to reduce the sales charge rate that applies to current purchases of Class A shares, and
o     Class A and Class B shares of Oppenheimer funds you previously purchased subject to an initial or contingent deferred sales charge to reduce the sales charge rate for current purchases of
            Class A shares, provided that you still hold your investment in one of the Oppenheimer funds.

      A fiduciary can count all shares purchased for a trust, estate or other fiduciary account (including one or more employee benefit plans of the same employer) that has multiple accounts. The Distributor will add the value, at current offering price, of the shares you previously purchased and currently own to the value of current purchases to determine the sales charge rate that applies. The reduced sales charge will apply only to current purchases. You must request it when you buy shares.

|X|   The Oppenheimer Funds. The Oppenheimer funds are those mutual funds for which the Distributor acts as the distributor and currently include the following:

Oppenheimer AMT-Free New York Municipals  Oppenheimer Multiple Strategies Fund
Oppenheimer Bond Fund                     Oppenheimer Municipal Bond Fund
Oppenheimer California Municipal Fund     Oppenheimer New Jersey Municipal Fund
Oppenheimer Capital Appreciation Fund     Oppenheimer Pennsylvania Municipal Fund
Oppenheimer Capital Preservation Fund     Oppenheimer Quest Balanced Value Fund
                                          Oppenheimer  Quest  Capital  Value Fund,
Oppenheimer Capital Income Fund           Inc.
                                          Oppenheimer  Quest  Global  Value  Fund,

Oppenheimer Champion Income Fund          Inc.

Oppenheimer Convertible Securities Fund   Oppenheimer Quest Opportunity Value Fund
Oppenheimer Developing Markets Fund       Oppenheimer Quest Value Fund, Inc.
Oppenheimer Disciplined Allocation Fund   Oppenheimer Real Asset Fund
                                          Oppenheimer      Rochester      National
Oppenheimer Discovery Fund                Municipals
Oppenheimer Emerging Growth Fund          Oppenheimer Senior Floating Rate Fund
Oppenheimer Emerging Technologies Fund    Oppenheimer Small Cap Value Fund
Oppenheimer Enterprise Fund               Oppenheimer Strategic Income Fund
Oppenheimer Europe Fund                   Oppenheimer Total Return Fund, Inc.
Oppenheimer Global Fund                   Oppenheimer Trinity Core Fund
                                          Oppenheimer  Trinity  Large  Cap  Growth

Oppenheimer Global Growth & Income Fund   Fund

Oppenheimer Gold & Special Minerals Fund  Oppenheimer Trinity Value Fund
Oppenheimer Growth Fund                   Oppenheimer U.S. Government Trust
Oppenheimer High Yield Fund               Oppenheimer Value Fund
Oppenheimer International Bond Fund       Limited-Term New York Municipal Fund
Oppenheimer International Growth Fund     Rochester Fund Municipals
Oppenheimer  International  Small Company
Fund                                      OSM1- Gartmore Millennium Growth Fund II
Oppenheimer Limited-Term Government Fund  OSM1 - Jennison Growth Fund
                                          OSM1 -  Mercury  Advisors  S&P 500 Index

Oppenheimer Limited Term Municipal Fund   Fund

Oppenheimer  Main Street  Growth & Income OSM1 -  Mercury  Advisors  Focus  Growth
Fund                                      Fund
Oppenheimer Main Street Opportunity Fund  OSM1 - QM Active Balanced Fund
Oppenheimer Main Street Small Cap Fund    OSM1 - Salomon Brothers All Cap Fund
Oppenheimer MidCap Fund
And the following money market funds:

Oppenheimer Cash Reserves                 Centennial Government Trust
Oppenheimer Money Market Fund, Inc.       Centennial Money Market Trust
Centennial America Fund, L. P.            Centennial New York Tax Exempt Trust
Centennial California Tax Exempt Trust    Centennial Tax Exempt Trust

1 - "OSM" stands for Oppenheimer Select
Managers

     There is an initial  sales charge on the purchase of Class A shares of each of the  Oppenheimer  funds  described  above  except the money  market funds and
Oppenheimer Senior Floating Rate Fund. Under certain circumstances  described in this Statement of Additional  Information,  redemption proceeds of certain money market fund shares may be subject to a contingent deferred sales charge.

Letters of Intent.  Under a Letter of Intent,  if you purchase Class A shares or
Class A and  Class B shares  of the Fund and other  Oppenheimer  funds  during a
13-month  period,  you can reduce  the sales  charge  rate that  applies to your purchases of Class A shares. The total amount of your intended purchases of both
Class A and Class B shares will  determine the reduced sales charge rate for the
Class A shares purchased during that period.  You can include  purchases made up to 90 days  before the date of the  Letter.  Letters  of Intent do not  consider
Class C shares you purchase or may have purchased.

     A Letter of Intent is an investor's statement in writing to the Distributor of the intention to purchase Class A shares or Class A and Class B shares of the
Fund (and other  Oppenheimer  funds)  during a 13-month  period (the  "Letter of
Intent period").  At the investor's request,  this may include purchases made up to 90 days prior to the date of the  Letter.  The Letter  states the  investor's intention to make the aggregate amount of purchases of shares which,  when added to the  investor's  holdings of shares of those funds,  will equal or exceed the amount  specified in the Letter.  Purchases made by reinvestment of dividends or distributions  of capital  gains and  purchases  made at net asset value without sales charge do not count toward satisfying the amount of the Letter.

     A Letter  enables  an  investor  to count  the  Class A and  Class B shares purchased  under the Letter to obtain the reduced sales charge rate on purchases of Class A shares of the Fund (and other  Oppenheimer  funds) that applies under the Right of Accumulation to current purchases of Class A shares.  Each purchase of Class A shares under the Letter will be made at the offering price (including the sales  charge) that applies to a single  lump-sum  purchase of shares in the amount intended to be purchased under the Letter.

     In  submitting  a Letter,  the  investor  makes no  commitment  to purchase shares.  However,  if the  investor's  purchases of shares  within the Letter of
Intent  period,  when added to the value (at offering  price) of the  investor's holdings  of shares on the last day of that  period,  do not equal or exceed the intended  purchase amount,  the investor agrees to pay the additional  amount of sales charge applicable to such purchases. That amount is described in "Terms of
Escrow,"  below  (those  terms may be  amended by the  Distributor  from time to time).  The  investor  agrees that shares  equal in value to 5% of the  intended purchase  amount  will be held in escrow by the  Transfer  Agent  subject to the
Terms of  Escrow.  Also,  the  investor  agrees  to be bound by the terms of the
Prospectus,  this Statement of Additional  Information and the application  used for a Letter of Intent. If those terms are amended,  as they may be from time to time by the Fund, the investor  agrees to be bound by the amended terms and that those amendments will apply automatically to existing Letters of Intent.

     If the total eligible  purchases made during the Letter of Intent period do not equal or exceed the intended  purchase  amount,  the concessions  previously paid to the dealer of record  for the  account  and the  amount of sales  charge retained by the Distributor  will be adjusted to the rates  applicable to actual total purchases.  If total eligible purchases during the Letter of Intent period exceed the intended  purchase amount and exceed the amount needed to qualify for the next sales  charge rate  reduction  set forth in the  Prospectus,  the sales charges paid will be adjusted to the lower rate.  That  adjustment  will be made only if and when the dealer returns to the  Distributor the excess of the amount of concessions allowed or paid to the dealer over the amount of concessions that apply to the actual amount of purchases.  The excess concessions returned to the
Distributor  will be used  to  purchase  additional  shares  for the  investor's account at the net asset value per share in effect on the date of such purchase, promptly after the Distributor's receipt thereof.

     In determining  the total amount of purchases  made under a Letter,  shares redeemed by the investor prior to the termination of the Letter of Intent period will be deducted.  It is the  responsibility  of the dealer of record and/or the investor  to advise the  Distributor  about the Letter in placing  any  purchase orders  for the  investor  during  the  Letter  of  Intent  period.  All of such purchases must be made through the Distributor.

     |X| Terms of Escrow That Apply to Letters of Intent.

     1. Out of the initial purchase (or subsequent  purchases if necessary) made pursuant to a Letter, shares of the Fund equal in value up to 5% of the intended purchase amount  specified in the Letter shall be held in escrow by the Transfer
Agent. For example, if the intended purchase amount is $50,000, the escrow shall be  shares  valued  in the  amount of $2,500  (computed  at the  offering  price adjusted for a $50,000 purchase).  Any dividends and capital gains distributions on the escrowed shares will be credited to the investor's account.

     2. If the total minimum investment  specified under the Letter is completed within  the  13-month  Letter of Intent  period,  the  escrowed  shares  will be promptly released to the investor.

     3. If,  at the end of the  13-month  Letter  of  Intent  period  the  total purchases  pursuant  to the Letter are less than the  intended  purchase  amount specified in the Letter,  the investor must remit to the  Distributor  an amount equal to the difference between the dollar amount of sales charges actually paid and the amount of sales  charges  which would have been paid if the total amount purchased  had been made at a single  time.  That sales charge  adjustment  will apply to any shares  redeemed  prior to the  completion  of the  Letter.  If the difference  in sales charges is not paid within twenty days after a request from the Distributor or the dealer,  the Distributor  will,  within sixty days of the expiration  of the Letter,  redeem the number of escrowed  shares  necessary  to realize such difference in sales charges.  Full and fractional  shares remaining after such redemption will be released from escrow.  If a request is received to redeem escrowed shares prior to the payment of such additional sales charge, the sales charge will be withheld from the redemption proceeds.

     4. By signing the Letter, the investor irrevocably constitutes and appoints the Transfer  Agent as  attorney-in-fact  to surrender for redemption any or all escrowed shares.

     5. The shares  eligible  for  purchase  under the Letter (or the holding of which may be counted toward completion of a Letter) include:
(a)  Class A shares sold with a front-end  sales  charge or subject to a Class A contingent deferred sales charge,
(b)  Class B shares of other  Oppenheimer funds acquired subject to a contingent deferred sales charge, and
(c)  Class A or Class B shares acquired by exchange of either (1) Class A shares of one of the other Oppenheimer funds that were acquired subject to a Class
     A initial or contingent  deferred sales charge or (2) Class B shares of one of the other  Oppenheimer  funds that were acquired subject to a contingent deferred sales charge.

     6. Shares held in escrow  hereunder  will  automatically  be exchanged  for shares of another  fund to which an exchange is  requested,  as described in the section of the Prospectus  entitled "How to Exchange Shares" and the escrow will be transferred to that other fund.

Asset  Builder  Plans.  As  explained  in the  Prospectus,  you  must  initially establish  your  account  with $500.  Subsequently,  you can  establish an Asset
Builder Plan to automatically  purchase  additional  shares directly from a bank account for as little as $50. For those accounts  established  prior to November
1, 2002 and which have previously  established  Asset Builder Plans,  additional purchases  will remain at $25.  Shares  purchased by Asset Builder Plan payments from bank  accounts  are  subject  to the  redemption  restrictions  for  recent purchases described in the Prospectus. Asset Builder Plans are available only if your bank is an ACH member.  Asset  Builder  Plans may not be used to buy shares for OppenheimerFunds  employer-sponsored  qualified  retirement accounts.  Asset
Builder Plans also enable shareholders of Oppenheimer Cash Reserves to use their fund account to make monthly  automatic  purchases of shares of up to four other
Oppenheimer funds.

     If you make payments from your bank account to purchase shares of the Fund, your bank account will be debited automatically. Normally the debit will be made
two  business  days  prior  to  the  investment   dates  you  selected  on  your
application.  Neither the  Distributor,  the Transfer Agent or the Fund shall be responsible  for any delays in purchasing  shares that result from delays in ACH transmissions.

     Before you establish Asset Builder payments, you should obtain a prospectus of the selected  fund(s) from your financial  advisor (or the  Distributor)  and request an application from the Distributor. Complete the application and return
it. You may change the amount of your Asset Builder payment or you can terminate these automatic  investments at any time by writing to the Transfer  Agent.  The
Transfer  Agent  requires a  reasonable  period  (approximately  10 days)  after receipt of your  instructions  to implement them. The Fund reserves the right to amend,  suspend or discontinue  offering Asset Builder plans at any time without prior notice.

Cancellation of Purchase Orders.  Cancellation of purchase orders for the Fund's shares (for  example,  when a purchase  check is  returned  to the Fund  unpaid)
causes a loss to be incurred  when the net asset values of the Fund's  shares on the  cancellation  date is less than on the purchase date. That loss is equal to the amount of the  decline in the net asset  value per share  multiplied  by the number of shares in the purchase  order.  The investor is  responsible  for that loss. If the investor fails to compensate the Fund for the loss, the Distributor will do so. The Fund may reimburse the  Distributor for that amount by redeeming shares from any account  registered in that investor's  name, or the Fund or the
Distributor may seek other redress.

Classes of Shares.  Each class of shares of the Fund  represents  an interest in the same portfolio of investments of the Fund. However, each class has different shareholder  privileges and features.  The net income attributable to Class B or
Class C shares and the  dividends  payable on Class B or Class C shares  will be reduced by  incremental  expenses  borne  solely by that class.  Those  expenses include the asset-based sales charges to which Class B and Class C are subject.

     The  availability  of  different  classes of shares  permits an investor to choose  the  method  of  purchasing  shares  that  is more  appropriate  for the investor.  That may depend on the amount of the purchase, the length of time the investor  expects to hold  shares,  and other  relevant  circumstances.  Class A shares  normally are sold subject to an initial sales charge.  While Class B and
Class C shares have no initial sales charge,  the purpose of the deferred  sales charge and asset-based sales charge on Class B and Class C shares is the same as that  of the  initial  sales  charge  on  Class A  shares  - to  compensate  the
Distributor and brokers,  dealers and financial institutions that sell shares of the Fund. A salesperson who is entitled to receive  compensation from his or her firm for selling Fund shares may receive  different  levels of compensation  for selling one class of shares rather than another.

     The Distributor will not accept any order in the amount of $500,000 or more for  Class B shares  or $1  million  or more for  Class C shares  on behalf of a single investor (not including dealer "street name" or omnibus  accounts).  That is because  generally it will be more advantageous for that investor to purchase
Class A shares of the Fund.

     |X| Class B Conversion. Under current interpretations of applicable federal income tax law by the Internal Revenue Service, the conversion of Class B shares to Class A shares 72 months after purchase is not treated as a taxable event for the shareholder.  If those laws or the IRS  interpretation  of those laws should change,  the automatic  conversion  feature may be suspended.  In that event, no further conversions of Class B shares would occur while that suspension remained in effect. Although Class B shares could then be exchanged for Class A shares on the basis of relative net asset value of the two classes, without the imposition of a sales charge or fee, such exchange could constitute a taxable event for the shareholder,  and absent  such  exchange,  Class B shares  might  continue to be subject to the asset-based sales charge for longer than six years.

     |X|  Allocation of Expenses.  The Fund pays  expenses  related to its daily operations,  such as custodian fees, Trustees' fees, transfer agency fees, legal fees and auditing  costs.  Those  expenses are paid out of the Fund's assets and are not paid directly by  shareholders.  However,  those expenses reduce the net asset values of shares,  and  therefore  are  indirectly  borne by  shareholders through their investment.

     The  methodology  for  calculating  the  net  asset  value,  dividends  and distributions  of the Fund's  share  classes  recognizes  two types of expenses.
General expenses that do not pertain specifically to any one class are allocated pro rata to the shares of all classes. The allocation is based on the percentage of the Fund's total assets that is represented by the assets of each class,  and then  equally to each  outstanding  share  within a given  class.  Such  general expenses include  management fees, legal,  bookkeeping and audit fees,  printing and mailing costs of shareholder reports, Prospectuses, Statements of Additional
Information and other materials for current  shareholders,  fees to unaffiliated
Trustees,  custodian expenses,  share issuance costs,  organization and start-up costs, interest,  taxes and brokerage commissions,  and non-recurring  expenses, such as litigation costs.

     Other  expenses that are directly  attributable  to a particular  class are allocated equally to each outstanding share within that class.  Examples of such expenses  include  distribution  and service  plan  (12b-1)  fees,  transfer and shareholder  servicing agent fees and expenses and shareholder  meeting expenses
(to the extent that such expenses pertain only to a specific class).

Account Fees. As stated in the
Prospectus, a $12 annual fee is assessed
on any account valued at less than $500.
This fee will not be assessed on the
following accounts:
o    Accounts that have balances  below $500 due to the automatic  conversion of shares from Class B to Class A shares;
o    Accounts  with an active Asset Builder Plan,  payroll  deduction  plan or a military allotment plan;
o    OppenheimerFunds-sponsored   group  retirement  accounts  that  are  making
     continuing purchases;
o    Certain  accounts held by  broker-dealers  through the National  Securities
     Clearing Corporation; and
o    Accounts  that  fall  below  the  $500   threshold  due  solely  to  market
     fluctuations  within  the  12-month  period  preceding  the date the fee is deducted.

     The fee is automatically  deducted from qualifying  accounts annually on or about the second to last  business day of  September.  This annual fee is waived for any  shareholders  who  elect to  access  their  account  documents  through electronic  document delivery rather than in paper copy and who elect to utilize the Internet or PhoneLink as their primary  source for their  general  servicing needs. To sign up to access account documents  electronically  via eDocs Direct, please visit the Service  Center on our website at  www.oppenheimerfunds.com  or call 1.888.470.0862 for instructions.

Determination  of Net Asset Values Per Share.  The net asset values per share of each class of shares of the Fund are  determined  as of the close of business of the Exchange on each day that the Exchange is open.  The  calculation is done by dividing  the value of the  Fund's  net  assets  attributable  to a class by the number of shares of that  class  that are  outstanding.  The  Exchange  normally closes at 4:00 P.M., Eastern time, but may close earlier on some other days (for example,  in case  of  weather  emergencies  or on days  falling  before  a U.S.
holiday).  All  references to time in this  Statement of Additional  Information mean "Eastern  time." The Exchange's most recent annual  announcement  (which is subject to change)  states that it will close on New Year's Day,  Martin  Luther
King, Jr. Day,  Presidents' Day, Good Friday,  Memorial Day,  Independence  Day,
Labor Day, Thanksgiving Day and Christmas Day. It may also close on other days.

     Dealers  other than  Exchange  members  may  conduct  trading in  municipal securities  on days on which the  Exchange  is closed  (including  weekends  and holidays) or after 4:00 P.M. on a regular  business day.  Because the Fund's net asset values will not be calculated  on those days,  the Fund's net asset values per share may be significantly  affected on such days when  shareholders may not purchase or redeem shares.

     |X|  Securities  Valuation.  The Fund's Board of Trustees  has  established procedures  for  the  valuation  of the  Fund's  securities.  In  general  those procedures are as follows:

o Long-term debt securities having a remaining maturity in excess of 60 days are valued based on the mean between the "bid" and "asked"  prices  determined  by a portfolio  pricing service  approved by the Fund's Board of Trustees or obtained by the Manager  from two active  market  makers in the  security on the basis of reasonable inquiry.

o The following  securities are valued at the mean between the "bid" and "asked"
prices  determined by a pricing service approved by the Fund's Board of Trustees or obtained by the Manager from two active  market makers in the security on the basis of reasonable inquiry:
(1)  debt instruments that have a maturity of more than 397 days when issued,
(2)  debt  instruments  that had a maturity  of 397 days or less when issued and have a remaining maturity of more than 60 days, and
(3)  non-money  market debt  instruments that had a maturity of 397 days or less when issued and which have a remaining maturity of 60 days or less.

     o The following securities are valued at cost, adjusted for amortization of premiums and accretion of discounts:
(1)  money  market debt  securities  held by a non-money  market fund that had a maturity of less than 397 days when  issued that have a remaining  maturity of 60 days or less, and
(2)  debt instruments held by a money market fund that have a remaining maturity of 397 days or less.

     o Securities (including restricted securities) not having readily-available market  quotations  are valued at fair value  determined  under the Board's procedures.

     If the  Manager  is unable to locate  two  market  makers  willing  to give quotes,  a  security  may be priced at the mean  between  the "bid" and  "asked"
prices  provided by a single  active market maker (which in certain cases may be the "bid" price if no "asked" price is available).

     In the case of  municipal  securities,  when last sale  information  is not generally available,  the Manager may use pricing services approved by the Board of Trustees.  The pricing service may use "matrix" comparisons to the prices for comparable  instruments  on the  basis of  quality,  yield and  maturity.  Other special  factors may be involved (such as the tax-exempt  status of the interest paid by  municipal  securities).  The Manager  will  monitor the accuracy of the pricing  services.  That  monitoring  may  include  comparing  prices  used  for portfolio valuation to actual sales prices of selected securities.

     Puts,  calls,  futures and  municipal  bond index futures are valued at the last  sale  price on the  principal  exchange  on which  they are  traded  or on
Nasdaq(R), as applicable, as determined by a pricing service approved by the Board of Trustees or by the  Manager.  If there were no sales that day,  they shall be valued at the last sale price on the  preceding  trading day if it is within the spread of the closing "bid" and "asked"  prices on the principal  exchange or on
Nasdaq on the  valuation  date. If not, the value shall be the closing bid price on the principal  exchange or on Nasdaq on the valuation  date. If the put, call or future is not traded on an exchange  or on Nasdaq,  it shall be valued by the mean between  "bid" and "asked"  prices  obtained by the Manager from two active market  makers.  In certain  cases that may be at the "bid"  price if no "asked"
price is available.

     When the Fund writes an option,  an amount equal to the premium received is included  in the Fund's  Statement  of Assets and  Liabilities  as an asset.  An equivalent credit is included in the liability  section.  The credit is adjusted
("marked-to-market")  to reflect the  current  market  value of the  option.  In determining the Fund's gain on investments, if a call or put written by the Fund is exercised,  the proceeds are increased by the premium received.  If a call or put  written  by the Fund  expires,  the Fund  has a gain in the  amount  of the premium. If the Fund enters into a closing purchase transaction,  it will have a gain or loss,  depending  on whether the premium  received was more or less than the cost of the closing  transaction.  If the Fund exercises a put it holds, the amount the Fund receives on its sale of the underlying  investment is reduced by the amount of premium paid by the Fund.

How to Sell Shares

The information  below supplements the terms and conditions for redeeming shares set forth in the Prospectus.

Checkwriting. When a check is presented to United Missouri Bank (the "Bank") for clearance,  the Bank will ask the Fund to redeem a sufficient number of full and fractional shares in the shareholder's account to cover the amount of the check.
This enables the  shareholder  to continue  receiving  dividends on those shares until the  check is  presented  to the Fund.  Checks  may not be  presented  for payment at the offices of the Bank or the Fund's custodian. This limitation does not affect the use of checks for the payment of bills or to obtain cash at other banks.  The Fund reserves the right to amend,  suspend or  discontinue  offering checkwriting  privileges at any time. The Fund will provide you notice  whenever it is required to do so by applicable law.

     In choosing to take advantage of the Checkwriting privilege, by signing the account  application or by completing a Checkwriting  card,  each individual who signs:
(1)  for individual  accounts,  represents that they are the registered owner(s)
     of the shares of the Fund in that account;
(2)  for accounts for  corporations,  partnerships,  trusts and other  entities, represents  that they are an  officer,  general  partner,  trustee or other fiduciary or agent, as applicable,  duly authorized to act on behalf of the registered owner(s);
(3)  authorizes  the Fund,  its Transfer  Agent and any bank  through  which the
     Fund's  drafts  (checks)  are  payable to pay all checks  drawn on the Fund account of such person(s) and to redeem a sufficient  amount of shares from that account to cover payment of each check;
(4)  specifically  acknowledges  that if they  choose  to  permit  checks  to be honored  if there is a single  signature  on  checks  drawn  against  joint accounts,  or  accounts  for  corporations,  partnerships,  trusts or other entities,  the signature of any one signatory on a check will be sufficient to authorize payment of that check and redemption from the account, even if that  account  is  registered  in the names of more than one person or more than one  authorized  signature  appears  on the  Checkwriting  card or the application, as applicable;
(5)  understands that the Checkwriting privilege may be terminated or amended at any time by the Fund and/or the Fund's bank; and
(6)  acknowledges  and agrees that neither the Fund nor its bank shall incur any liability for that amendment or termination of  checkwriting  privileges or for  redeeming  shares  to pay  checks  reasonably  believed  by them to be genuine,  or for returning or not paying checks that have not been accepted for any reason.

Reinvestment  Privilege.  Within six months of a redemption,  a shareholder  may reinvest all or part of the redemption proceeds of:
o    Class A shares  purchased  subject  to an initial  sales  charge or Class A shares on which a contingent deferred sales charge was paid, or
o    Class B shares that were subject to the Class B contingent  deferred  sales charge when redeemed.

     The reinvestment may be made without sales charge only in Class A shares of the Fund or any of the other Oppenheimer funds into which shares of the Fund are exchangeable as described in "How to Exchange Shares" below.  Reinvestment  will be at the net asset value next computed  after the Transfer  Agent  receives the reinvestment  order.  The  shareholder  must  ask the  Transfer  Agent  for that privilege at the time of reinvestment.  This privilege does not apply to Class C shares.  The  Fund  may  amend,  suspend  or cease  offering  this  reinvestment privilege at any time as to shares  redeemed  after the date of such  amendment, suspension or cessation.

     Any  capital  gain that was  realized  when the  shares  were  redeemed  is taxable,  and reinvestment  will not alter any capital gains tax payable on that gain.  If there has been a capital  loss on the  redemption,  some or all of the loss may not be tax  deductible,  depending  on the  timing  and  amount  of the reinvestment.  Under the Internal  Revenue Code, if the  redemption  proceeds of
Fund  shares on which a sales  charge was paid are  reinvested  in shares of the
Fund or another of the Oppenheimer  funds within 90 days of payment of the sales charge, the shareholder's basis in the shares of the Fund that were redeemed may not include the amount of the sales charge  paid.  That would reduce the loss or increase the gain  recognized  from the  redemption.  However,  in that case the sales  charge  would  be  added  to the  basis  of the  shares  acquired  by the reinvestment of the redemption proceeds.

Payments "In Kind".  The Prospectus  states that payment for shares tendered for redemption is ordinarily made in cash. However, under certain circumstances, the
Board of Trustees of the Fund may determine  that it would be detrimental to the best  interests of the remaining  shareholders  of the Fund to make payment of a redemption  order wholly or partly in cash.  In that case,  the Fund may pay the redemption  proceeds in whole or in part by a  distribution  "in kind" of liquid securities from the portfolio of the Fund, in lieu of cash.

     The Fund has  elected to be  governed  by Rule 18f-1  under the  Investment
Company Act.  Under that rule,  the Fund is obligated to redeem shares solely in cash up to the lesser of $250,000 or 1% of the net assets of the Fund during any
90-day  period for any one  shareholder.  If shares are  redeemed  in kind,  the redeeming  shareholder  might  incur  brokerage  or other  costs in selling  the securities for cash. The Fund will value  securities  used to pay redemptions in kind  using the same  method  the Fund uses to value  its  portfolio  securities described  above  under  "Determination  of Net Asset  Values Per  Share."  That
valuation will be made as of the time the redemption price is determined.

Involuntary Redemptions. The Fund's Board of Trustees has the right to cause the involuntary  redemption  of the shares held in any account if the  aggregate net asset value of those shares is less than $200 or such lesser amount as the Board may fix.  The Board of Trustees  will not cause the  involuntary  redemption  of shares in an account if the  aggregate net asset value of such shares has fallen below the stated minimum solely as a result of market fluctuations. If the Board exercises  this  right,  it may also fix the  requirements  for any notice to be given to the  shareholders  in question  (not less than 30 days).  The Board may alternatively  set  requirements for the shareholder to increase the investment, or set other terms and conditions so that the shares would not be  involuntarily redeemed.

Transfers of Shares. A transfer of shares to a different  registration is not an event that  triggers  the payment of sales  charges.  Therefore,  shares are not subject to the payment of a contingent deferred sales charge of any class at the time of  transfer  to the name of another  person or entity.  It does not matter whether the transfer occurs by absolute assignment,  gift or bequest, as long as it does not involve,  directly or indirectly,  a public sale of the shares. When shares  subject to a  contingent  deferred  sales  charge are  transferred,  the transferred shares will remain subject to the contingent  deferred sales charge.
It  will  be  calculated  as if the  transferee  shareholder  had  acquired  the transferred  shares in the same manner and at the same time as the  transferring shareholder.

     If less than all shares  held in an account are  transferred,  and some but not all shares in the account  would be subject to a contingent  deferred  sales charge if redeemed at the time of  transfer,  the  priorities  described  in the
Prospectus  under "How to Buy Shares" for the imposition of the Class B or Class
C contingent  deferred sales charge will be followed in determining the order in which shares are transferred.

Special  Arrangements  for  Repurchase  of Shares from Dealers and Brokers.  The
Distributor is the Fund's agent to repurchase its shares from authorized dealers or brokers  on behalf of their  customers.  Shareholders  should  contact  their broker or dealer to arrange this type of redemption.  The  repurchase  price per share will be the net asset value next computed after the  Distributor  receives an order placed by the dealer or broker.  However, if the Distributor receives a repurchase  order from a dealer or broker  after the close of the  Exchange on a regular  business day, it will be processed at that day's net asset value if the order was received by the dealer or broker from its customers  prior to the time the Exchange closes.  Normally,  the Exchange closes at 4:00 P.M., but may do so earlier on some days. Additionally,  the order must have been transmitted to and received by the  Distributor  prior to its close of business  that day (normally
5:00 P.M.).

     Ordinarily,  for accounts redeemed by a broker-dealer under this procedure, payment  will be made  within  three  business  days after the shares  have been redeemed upon the Distributor's  receipt of the required redemption documents in proper  form.  The  signature(s)  of the  registered  owners  on the  redemption documents must be guaranteed as described in the Prospectus.

Automatic  Withdrawal and Exchange  Plans.  Investors  owning shares of the Fund valued at $5,000  or more can  authorize  the  Transfer  Agent to redeem  shares
(having  a  value  of at  least  $50)  automatically  on a  monthly,  quarterly, semi-annual or annual basis under an Automatic  Withdrawal Plan.  Shares will be redeemed three business days prior to the date requested by the  shareholder for receipt of the payment.  Automatic  withdrawals of up to $1,500 per month may be requested  by  telephone  if  payments  are to be made by check  payable  to all shareholders of record.  Payments must also be sent to the address of record for the account and the address must not have been changed within the prior 30 days.
Required minimum distributions from OppenheimerFunds-sponsored  retirement plans may not be arranged on this basis.

     Payments are normally made by check,  but shareholders  having  AccountLink privileges  (see "How To Buy Shares") may arrange to have  Automatic  Withdrawal
Plan  payments  transferred  to the  bank  account  designated  on  the  account application or by signature-guaranteed  instructions sent to the Transfer Agent.
Shares are  normally  redeemed  pursuant to an Automatic  Withdrawal  Plan three business  days  before the  payment  transmittal  date you select in the account application.  If a contingent  deferred sales charge applies to the  redemption, the amount of the check or payment will be reduced accordingly.

     The Fund cannot guarantee  receipt of a payment on the date requested.  The
Fund reserves the right to amend, suspend or discontinue offering these plans at any time without prior notice.  Because of the sales charge  assessed on Class A share purchases,  shareholders  should not make regular additional Class A share purchases while participating in an Automatic Withdrawal Plan. Class B and Class
C shareholders should not establish automatic  withdrawal plans,  because of the potential imposition of the contingent deferred sales charge on such withdrawals
(except  where the  contingent  deferred  sales charge is waived as described in
Appendix C to this Statement of Additional Information).

     By requesting an Automatic  Withdrawal or Exchange  Plan,  the  shareholder agrees to the terms and  conditions  that apply to such plans,  as stated below.
These  provisions  may be  amended  from  time to time by the  Fund  and/or  the
Distributor.  When adopted,  any amendments will automatically apply to existing
Plans.

     |X| Automatic Exchange Plans. Shareholders can authorize the Transfer Agent to  exchange  a  pre-determined  amount of shares of the Fund for shares (of the same class) of other  Oppenheimer funds  automatically on a monthly,  quarterly, semi-annual or annual basis under an Automatic Exchange Plan. The minimum amount that may be exchanged to each other fund account is $50.  Instructions should be
provided   on   the   OppenheimerFunds   Application   or   signature-guaranteed
instructions.  Exchanges made under these plans are subject to the  restrictions that  apply  to  exchanges  as set  forth  in "How to  Exchange  Shares"  in the
Prospectus and below in this Statement of Additional Information.

     |X| Automatic  Withdrawal  Plans. Fund shares will be redeemed as necessary to meet  withdrawal  payments.  Shares  acquired  without a sales charge will be redeemed  first.  Shares  acquired with  reinvested  dividends and capital gains distributions  will be redeemed next,  followed by shares  acquired with a sales charge, to the extent necessary to make withdrawal payments.  Depending upon the amount withdrawn, the investor's principal may be depleted.  Payments made under these plans should not be considered as a yield or income on your investment.

     The Transfer Agent will administer the investor's Automatic Withdrawal Plan as  agent  for the  shareholder(s)  (the  "Planholder")  who  executed  the Plan authorization and application  submitted to the Transfer Agent. Neither the Fund nor the  Transfer  Agent shall incur any  liability  to the  Planholder  for any action taken or not taken by the Transfer  Agent in good faith to administer the
Plan. Share certificates will not be issued for shares of the Fund purchased for and held under the Plan,  but the Transfer  Agent will credit all such shares to the account of the Planholder on the records of the Fund. Any share certificates held by a Planholder  may be  surrendered  unendorsed to the Transfer Agent with the Plan  application so that the shares  represented by the  certificate may be held under the Plan.

     For  accounts  subject to  Automatic  Withdrawal  Plans,  distributions  of capital gains must be  reinvested  in shares of the Fund,  which will be done at net asset value without a sales charge.  Dividends on shares held in the account may be paid in cash or reinvested.

     Shares will be redeemed to make withdrawal  payments at the net asset value per share  determined on the redemption  date.  Checks or  AccountLink  payments representing the proceeds of Plan withdrawals will normally be transmitted three business days prior to the date  selected for receipt of the payment,  according to the choice specified in writing by the Planholder.  Receipt of payment on the date selected cannot be guaranteed.

     The amount and the  interval of  disbursement  payments  and the address to which  checks  are to be mailed or  AccountLink  payments  are to be sent may be changed at any time by the  Planholder  by writing to the  Transfer  Agent.  The
Planholder should allow at least two weeks' time after mailing such notification for the requested  change to be put in effect.  The Planholder may, at any time, instruct the Transfer Agent by written notice to redeem all, or any part of, the shares held under the Plan.  That  notice  must be in proper form in  accordance with the requirements of the then-current  Prospectus of the Fund. In that case, the Transfer  Agent will redeem the number of shares  requested at the net asset value  per  share  in  effect  and will  mail a check  for the  proceeds  to the
Planholder.

     The  Planholder may terminate a Plan at any time by writing to the Transfer
Agent.  The Fund may also give  directions to the Transfer  Agent to terminate a
Plan. The Transfer Agent will also terminate a Plan upon its receipt of evidence satisfactory  to it that the  Planholder  has died or is legally  incapacitated.
Upon  termination of a Plan by the Transfer Agent or the Fund,  shares that have not  been  redeemed  will  be  held in  uncertificated  form in the  name of the
Planholder. The account will continue as a dividend-reinvestment, uncertificated account unless and until proper  instructions  are received from the Planholder, his or her executor or guardian, or another authorized person.

     To use shares held under the Plan as collateral  for a debt, the Planholder may  request  issuance  of a portion of the shares in  certificated  form.  Upon written  request from the  Planholder,  the Transfer  Agent will  determine  the number of shares  for which a  certificate  may be issued  without  causing  the withdrawal checks to stop.  However,  should such  uncertificated  shares become exhausted, Plan withdrawals will terminate.

     If the  Transfer  Agent ceases to act as transfer  agent for the Fund,  the
Planholder will be deemed to have appointed any successor  transfer agent to act as agent in administering the Plan.

How to Exchange Shares

As stated in the Prospectus,  shares of a particular class of Oppenheimer  funds having  more than one class of shares  may be  exchanged  only for shares of the same class of other Oppenheimer  funds.  Shares of Oppenheimer funds that have a single class  without a class  designation  are deemed "Class A" shares for this purpose.  You can obtain a current list showing  which funds offer which classes of shares by calling the Distributor.

o    All of the Oppenheimer  funds currently offer Class A, B, C, N and Y shares with the following exceptions:

      The following funds only offer
      Class A shares:
Centennial America Fund, L.P.             Centennial New York Tax Exempt Trust
      Centennial California Tax Exempt      Centennial Tax Exempt Trust
      Trust
      Centennial Government Trust           Oppenheimer Money Market Fund, Inc.
      Centennial Money Market Trust

      The following funds do not offer Class N shares:

      Oppenheimer AMT-Free New York          Oppenheimer Pennsylvania Municipal
      Municipals                             Fund
      Oppenheimer California Municipal Fund  Oppenheimer Rochester National

                                             Municipals

      Oppenheimer Limited Term Municipal     Oppenheimer Senior Floating Rate
      Fund                                   Fund
      Oppenheimer Municipal Bond Fund        Limited Term New York Municipal Fund
      Oppenheimer New Jersey Municipal Fund  Rochester Fund Municipals

      The following funds do not offer Class Y shares:

      Oppenheimer AMT-Free New York           Oppenheimer International Small
      Municipals                              Company Fund
      Oppenheimer California Municipal Fund   Oppenheimer Limited Term Municipal

                                              Fund

      Oppenheimer Capital Income Fund         Oppenheimer Multiple Strategies Fund
      Oppenheimer Cash Reserves               Oppenheimer New Jersey Municipal Fund
      Oppenheimer Champion Income Fund        Oppenheimer Pennsylvania Municipal

                                              Fund

      Oppenheimer Convertible Securities Fund Oppenheimer Quest Capital Value
                                              Fund, Inc.
      Oppenheimer Disciplined Allocation Fund Oppenheimer Quest Global Value Fund,
                                              Inc.
      Oppenheimer Developing Markets Fund     Oppenheimer Rochester National
                                              Municipals
      Oppenheimer Gold & Special Minerals     Oppenheimer Senior Floating Rate Fund
      Fund
      Oppenheimer International Bond Fund     Oppenheimer Small Cap Value Fund
      Oppenheimer International Growth Fund   Limited Term New York Municipal Fund

o    Class Y shares of  Oppenheimer  Real  Asset Fund may not be  exchanged  for shares of any other fund.
o    Class B,  Class C and  Class N shares  of  Oppenheimer  Cash  Reserves  are generally available only by exchange from the same class of shares of other
     Oppenheimer funds or through OppenheimerFunds-sponsored 401(k) plans.
o    Class M shares of Oppenheimer  Convertible Securities Fund may be exchanged only  for  Class A  shares  of  other  Oppenheimer  funds.  They may not be acquired by exchange of shares of any class of any other  Oppenheimer funds except Class A shares of Oppenheimer  Money Market Fund or Oppenheimer Cash
     Reserves acquired by exchange of Class M shares.
o    Class X shares of Limited  Term New York  Municipal  Fund may be  exchanged only for Class B shares of other  Oppenheimer funds and no exchanges may be made to Class X shares.
o    Shares of Oppenheimer  Capital  Preservation  Fund may not be exchanged for shares of Oppenheimer Money Market Fund, Inc., Oppenheimer Cash Reserves or
     Oppenheimer  Limited-Term  Government  Fund.  Only  participants in certain retirement  plans may purchase shares of Oppenheimer  Capital  Preservation
     Fund, and only those  participants may exchange shares of other Oppenheimer funds for shares of Oppenheimer Capital Preservation Fund.
o    Class A shares of Oppenheimer  Senior  Floating Rate Fund are not available by exchange of shares of Oppenheimer Money Market Fund or Class A shares of
     Oppenheimer Cash Reserves.
o    Shares of Oppenheimer  Select Managers  Mercury Advisors S&P Index Fund and
     Oppenheimer  Select  Managers QM Active Balanced Fund are only available to retirement  plans and are available only by exchange from the same class of shares of other Oppenheimer funds held by retirement plans.
o    Class A shares of Oppenheimer funds may be exchanged at net asset value for shares of any money market fund offered by the  Distributor.  Shares of any money market fund  purchased  without a sales  charge may be exchanged  for shares of Oppenheimer funds offered with a sales charge upon payment of the sales charge. They may also be used to purchase shares of Oppenheimer funds subject to an early withdrawal charge or contingent deferred sales charge.
o    Shares of Oppenheimer Money Market Fund, Inc. purchased with the redemption proceeds of shares of other mutual  funds (other than funds  managed by the
     Manager  or its  subsidiaries)  redeemed  within  the 30 days prior to that purchase  may  subsequently  be exchanged  for shares of other  Oppenheimer funds  without  being  subject to an  initial  sales  charge or  contingent deferred sales charge.  To qualify for that privilege,  the investor or the investor's  dealer  must notify the  Distributor  of  eligibility  for this privilege at the time the shares of Oppenheimer Money Market Fund, Inc. are purchased.  If  requested,  they must supply proof of  entitlement  to this privilege.
o    Shares of the Fund acquired by reinvestment  of dividends or  distributions from any of the other  Oppenheimer  funds or from any unit investment trust for which reinvestment arrangements have been made with the Distributor may be exchanged at net asset value for shares of any of the Oppenheimer funds.

     The Fund may amend,  suspend or  terminate  the  exchange  privilege at any time.  Although the Fund may impose these  changes at any time,  it will provide you with notice of those changes  whenever it is required to do so by applicable law. It may be required to provide 60 days' notice prior to materially  amending or  terminating  the exchange  privilege.  That 60 day notice is not required in extraordinary circumstances.

     |X| How Exchanges Affect Contingent  Deferred Sales Charges.  No contingent deferred  sales charge is imposed on exchanges of shares of any class  purchased subject to a contingent deferred sales charge, with the following exceptions:
o    When Class A shares of any Oppenheimer fund (other than Rochester  National
     Municipals and Rochester Fund  Municipals)  acquired by exchange of Class A shares of any  Oppenheimer  fund purchased  subject to a Class A contingent deferred  sales  charge are  redeemed  within 18 months  measured  from the beginning of the calendar  month of the initial  purchase of the  exchanged
     Class A shares, the Class A contingent  deferred sales charge is imposed on the redeemed shares.
o    When Class A shares of Rochester  National  Municipals  and Rochester  Fund
     Municipals  acquired by exchange of Class A shares of any Oppenheimer  fund purchased  subject  to a Class  A  contingent  deferred  sales  charge  are redeemed  within 24 months of the  beginning of the  calendar  month of the initial  purchase of the exchanged  Class A shares,  the Class A contingent deferred sales charge is imposed on the redeemed shares.
o    If any Class A shares of another  Oppenheimer  fund that are  exchanged for
     Class A shares of Oppenheimer  Senior Floating Rate Fund are subject to the
     Class A contingent  deferred sales charge of the other  Oppenheimer fund at the time of  exchange,  the  holding  period  for that  Class A  contingent deferred  sales charge will carry over to the Class A shares of Oppenheimer
     Senior  Floating Rate Fund acquired in the exchange.  The Class A shares of
     Oppenheimer  Senior  Floating  Rate Fund  acquired in that exchange will be subject  to the  Class A Early  Withdrawal  Charge  of  Oppenheimer  Senior
     Floating  Rate Fund if they are  repurchased  before the  expiration of the holding period.
o    When Class A shares of  Oppenheimer  Cash  Reserves and  Oppenheimer  Money
     Market Fund, Inc. acquired by exchange of Class A shares of any Oppenheimer fund  purchased  subject to a Class A contingent  deferred sales charge are redeemed  within  the  Class A holding  period  of the fund from  which the shares were exchanged,  the Class A contingent deferred sales charge of the fund from  which the shares  were  exchanged  is  imposed  on the  redeemed shares.
o    With  respect  to Class B shares,  the Class B  contingent  deferred  sales charge  is  imposed  on Class B shares  acquired  by  exchange  if they are redeemed within six years of the initial  purchase of the exchanged Class B shares.
o    With  respect  to Class C shares,  the Class C  contingent  deferred  sales charge  is  imposed  on Class C shares  acquired  by  exchange  if they are redeemed within 12 months of the initial  purchase of the exchanged Class C shares.
o    With respect to Class N shares, a 1% contingent  deferred sales charge will be imposed if the retirement  plan (not including IRAs and 403(b) plans) is terminated or Class N shares of all Oppenheimer  funds are terminated as an investment  option of the plan and Class N shares  are  redeemed  within 18 months after the plan's first purchase of Class N shares of any Oppenheimer fund or with respect to an individual retirement plan or 403(b) plan, Class
     N shares are  redeemed  within 18 months of the plan's  first  purchase  of
     Class N shares of any Oppenheimer fund.
o    When Class B, Class C or Class N shares are redeemed to effect an exchange, the  priorities  described in "How To Buy Shares" in the Prospectus for the imposition  of the Class B, Class C or Class N  contingent  deferred  sales charge will be followed  in  determining  the order in which the shares are exchanged.  Before exchanging shares, shareholders should take into account how the exchange may affect any contingent deferred sales charge that might be imposed in the subsequent redemption of remaining shares.

     Shareholders  owning shares of more than one class must specify which class of shares they wish to exchange.

     |X| Limits on Multiple  Exchange  Orders.  The Fund  reserves  the right to reject  telephone or written  exchange  requests  submitted in bulk by anyone on behalf of more than one account.  The Fund may accept  requests for exchanges of up to 50  accounts  per day from  representatives  of  authorized  dealers  that qualify for this privilege.

     |X| Telephone  Exchange  Requests.  When exchanging shares by telephone,  a shareholder  must have an existing  account in the fund to which the exchange is to be made.  Otherwise,  the  investors  must obtain a  prospectus  of that fund before the exchange  request may be submitted.  If all telephone  lines are busy
(which  might  occur,  for  example,   during  periods  of  substantial   market
fluctuations),  shareholders might not be able to request exchanges by telephone and would have to submit written exchange requests.

     |X| Processing  Exchange  Requests.  Shares to be exchanged are redeemed on the regular  business day the  Transfer  Agent  receives an exchange  request in proper form (the "Redemption Date"). Normally, shares of the fund to be acquired are  purchased on the  Redemption  Date,  but such  purchases  may be delayed by either  fund up to  five  business  days  if it  determines  that  it  would  be disadvantaged  by an immediate  transfer of the  redemption  proceeds.  The Fund reserves the right, in its discretion,  to refuse any exchange  request that may disadvantage it. For example,  if the receipt of multiple exchange requests from a dealer might require the disposition of portfolio securities at a time or at a price  that  might be  disadvantageous  to the  Fund,  the Fund may  refuse  the request.

     When you exchange some or all of your shares from one fund to another,  any special  account  feature such as an Asset Builder Plan or Automatic  Withdrawal
Plan will be switched to the new fund account unless you tell the Transfer Agent not  to do so.  However,  special  redemption  and  exchange  features  such  as
Automatic Exchange Plans and Automatic Withdrawal Plans cannot be switched to an account in Oppenheimer Senior Floating Rate Fund.

     In connection with any exchange request, the number of shares exchanged may be less than the number  requested if the exchange or the number requested would include  shares  subject  to a  restriction  cited  in the  Prospectus  or  this
Statement of Additional Information,  or would include shares covered by a share certificate  that is not  tendered  with the request.  In those cases,  only the shares available for exchange without restriction will be exchanged.

     The different  Oppenheimer  funds  available  for exchange  have  different investment objectives,  policies and risks. A shareholder should assure that the fund selected is  appropriate  for his or her  investment and should be aware of the tax  consequences  of an  exchange.  For  federal  income tax  purposes,  an exchange  transaction  is  treated as a  redemption  of shares of one fund and a purchase of shares of another.  "Reinvestment  Privilege," above, discusses some of the tax  consequences of  reinvestment of redemption  proceeds in such cases.
The  Fund,  the  Distributor,  and the  Transfer  Agent are  unable  to  provide investment,  tax or legal advice to a shareholder in connection with an exchange request or any other investment transaction.

Dividends, Capital Gains and Taxes

Dividends and Distributions.  Dividends will be payable on shares held of record at the time of the previous  determination  of net asset value,  or as otherwise described in "How to Buy Shares."  Daily  dividends will not be declared or paid on newly purchased  shares until such time as Federal Funds (funds credited to a member  bank's  account at the  Federal  Reserve  Bank) are  available  from the purchase  payment for such  shares.  Normally,  purchase  checks  received  from investors  are  converted  to Federal  Funds on the next  business  day.  Shares purchased through dealers or brokers normally are paid for by the third business day following the placement of the purchase order.

     Shares  redeemed  through the  regular  redemption  procedure  will be paid dividends  through  and  including  the day on which the  redemption  request is received by the  Transfer  Agent in proper form.  Dividends  will be declared on shares  repurchased  by a dealer or broker for three business days following the trade  date (that is, up to and  including  the day prior to  settlement  of the repurchase).  If all shares in an account are redeemed, all dividends accrued on shares  of the  same  class  in the  account  will be  paid  together  with  the redemption proceeds.

     The Fund's  practice of  attempting to pay dividends on Class A shares at a constant  level  requires  the Manager to monitor the Fund's  portfolio  and, if necessary, to select higher-yielding securities when it is deemed appropriate to seek income at the level  needed to meet the target.  Those  securities  must be within  the  Fund's  investment  parameters,  however.  The Fund  expects to pay dividends  at a  targeted  level  from  its  net  investment  income  and  other distributable income without any impact on the net asset values per share.

     Dividends,  distributions  and  proceeds of the  redemption  of Fund shares represented  by checks  returned to the Transfer  Agent by the Postal Service as undeliverable  will be invested in shares of Oppenheimer Money Market Fund, Inc.
Reinvestment  will be made as  promptly  as  possible  after the  return of such checks  to the  Transfer  Agent,  to  enable  the  investor  to earn a return on otherwise  idle funds.  Unclaimed  accounts may be subject to state  escheatment laws, and the Fund and the Transfer Agent will not be liable to  shareholders or their representatives for compliance with those laws in good faith.

     The amount of a  distribution  paid on a class of shares may vary from time to time depending on market conditions, the composition of the Fund's portfolio, and expenses  borne by the Fund or borne  separately  by a class.  Dividends are calculated  in the same manner,  at the same time and on the same day for shares of each class. However,  dividends on Class B and Class C shares are expected to be lower  than  dividends  on Class A shares.  That is due to the  effect of the asset-based  sales charge on Class B and Class C shares.  Those  dividends  will also  differ in amount as a  consequence  of any  difference  in net asset value among the different classes of shares.

Tax Status of the Fund's Dividends, Distributions and Redemptions of Shares. The
federal tax treatment of the Fund's  distributions is briefly highlighted in the
Prospectus.   The  following  is  only  a  summary  of  certain  additional  tax considerations generally affecting the Fund and its shareholders.

     The tax  discussion  in the  Prospectus  and this  Statement of  Additional
Information is based on tax law in effect on the date of the Prospectus and this
Statement of Additional  Information.  Those laws and regulations may be changed by legislative,  judicial, or administrative action,  sometimes with retroactive effect. State and local tax treatment of exempt-interest dividends and potential capital gain distributions from regulated  investment  companies may differ from the  treatment  under the  Internal  Revenue  Code  described  below.  Potential purchasers  of shares of the Fund are urged to consult  their tax advisers  with specific reference to their own tax circumstances as well as the consequences of federal, state and local tax rules affecting an investment in the Fund.

     |X| Qualification as a Regulated  Investment Company.  The Fund has elected to be taxed as a regulated investment company under Subchapter M of the Internal
Revenue Code of 1986, as amended. As a regulated investment company, the Fund is not subject to federal  income tax on the portion of its net  investment  income
(that is, taxable interest, dividends, and other taxable ordinary income, net of expenses)  and  capital  gain net income  (that is, the excess of net  long-term capital  gains  over net  short-term  capital  losses)  that it  distributes  to shareholders.

     If the  Fund  qualifies  as a  "regulated  investment  company"  under  the
Internal  Revenue Code, it will not be liable for federal  income tax on amounts it pays as dividends and other  distributions.  That  qualification  enables the
Fund to "pass  through" its income and realized  capital  gains to  shareholders without having to pay tax on them. The Fund qualified as a regulated  investment company in its last  fiscal  year and  intends to qualify in future  years,  but reserves the right not to qualify.  The Internal  Revenue Code contains a number of complex  tests to determine  whether the Fund  qualifies.  The Fund might not meet those tests in a particular year. If it does not qualify,  the Fund will be treated  for tax  purposes as an ordinary  corporation  and will  receive no tax
deduction   for  payments  of  dividends   and  other   distributions   made  to
shareholders.  In such an instance, all of the Fund's dividends would be taxable to shareholders.

     To qualify as a regulated  investment company,  the Fund must distribute at least 90% of its investment  company  taxable  income (in brief,  net investment income and the excess of net short-term  capital gain over net long-term capital loss) and at least 90% of its net  tax-exempt  income for the taxable year.  The
Fund must also satisfy certain other  requirements of the Internal Revenue Code, some of which are  described  below.  Distributions  by the Fund made during the taxable year or, under specified circumstances, within 12 months after the close of the taxable year,  will be considered  distributions  of income and gains for
the  taxable  year  and  will  therefore   count  toward   satisfaction  of  the
above-mentioned requirement.

     To qualify as a regulated investment company, the Fund must derive at least
90% of its gross income from dividends,  interest, certain payments with respect to  securities  loans,  gains  from the sale or  other  disposition  of stock or securities or foreign currencies (to the extent such currency gains are directly related to the regulated investment company's principal business of investing in stock or securities) and certain other income.

     In addition to satisfying the  requirements  described above, the Fund must satisfy  an  asset  diversification  test in  order to  qualify  as a  regulated investment company.  Under that test, at the close of each quarter of the Fund's taxable  year,  at least 50% of the value of the Fund's  assets must  consist of cash  and  cash  items  (including  receivables),  U.S.  government  securities, securities of other  regulated  investment  companies,  and  securities of other issuers. As to each of those issuers,  the Fund must not have invested more than
5% of the value of the Fund's total assets in securities of each such issuer and the Fund must not hold more than 10% of the  outstanding  voting  securities  of each such  issuer.  No more than 25% of the  value of its  total  assets  may be invested  in the  securities  of any one  issuer  (other  than  U.S.  government securities and securities of other regulated investment companies), or in two or more  issuers  which the Fund  controls  and which  are  engaged  in the same or similar trades or businesses.  For purposes of this test,  obligations issued or guaranteed by certain agencies or  instrumentalities  of the U.S. government are treated as U.S. government securities.

|X| Excise Tax on Regulated  Investment  Companies.  Under the Internal  Revenue
Code,  by December  31 each year,  the Fund must  distribute  98% of its taxable investment income earned from January 1 through December 31 of that year and 98%
of its capital  gains  realized in the period from  November 1 of the prior year through  October 31 of the current  year.  If it does not,  the Fund must pay an excise tax on the amounts not distributed.  It is presently anticipated that the
Fund  will  meet  those  requirements.  To meet  this  requirement,  in  certain circumstances the Fund might be required to liquidate  portfolio  investments to make sufficient distributions to avoid excise tax liability.  However, the Board of Trustees and the Manager might  determine in a particular  year that it would be in the  best  interests  of  shareholders  for  the  Fund  not to  make  such distributions  at  the  required  levels  and  to  pay  the  excise  tax  on the undistributed  amounts.  That would reduce the amount of income or capital gains available for distribution to shareholders.

|X|  Taxation  of Fund  Distributions.  The Fund  intends to  qualify  under the
Internal Revenue Code during each fiscal year to pay "exempt-interest dividends"
to its shareholders.  To satisfy this qualification,  at the end of each quarter of its  taxable  year,  at least 50% of the  value of the  Fund's  total  assets consists of  obligations  as defined in Section  103(a) of the Internal  Revenue
Code, as amended. Exempt-interest dividends that are derived from net investment income earned by the Fund on municipal  securities will be excludable from gross income of shareholders  for federal income tax purposes.  To the extent the Fund fails to  qualify  to pay  exempt-interest  dividends  in any given  form,  such dividends  would be included  in the gross  income of  shareholders  for federal income tax purposes.

     Net investment income includes the allocation of amounts of income from the municipal  securities in the Fund's  portfolio that are free from federal income taxes.  This  allocation  will be made by the use of one  designated  percentage applied  uniformly to all income dividends paid during the Fund's tax year. That designation  will  normally be made  following the end of each fiscal year as to income dividends paid in the prior year. The percentage of income  designated as tax-exempt  may  substantially  differ from the  percentage of the Fund's income that was tax-exempt for a given period.

     A portion of the exempt-interest  dividends paid by the Fund may be an item of tax preference for shareholders  subject to the federal  alternative  minimum tax.  The  amount of any  dividends  attributable  to tax  preference  items for purposes of the alternative  minimum tax will be identified when tax information is distributed by the Fund.

     A shareholder  receiving a dividend from income earned by the Fund from one or more of the following  sources must treat the dividend as ordinary  income in the  computation of the  shareholder's  gross income,  regardless of whether the dividend is reinvested:

(1)  certain  taxable  temporary  investments  (such as certificates of deposit, repurchase  agreements,  commercial  paper  and  obligations  of  the  U.S.
     government, its agencies and instrumentalities);
(2)  income from securities loans;
(3)  income or gains from options or futures,
(4)  any net short-term capital gain; and
(5)  any market discount amortization on tax-exempt bonds.

     The  Fund's  dividends  will  not be  eligible  for the  dividends-received deduction for corporations.  Shareholders  receiving Social Security or railroad retirement benefits should be aware that exempt-interest  dividends are a factor in  determining  whether (and the extent to which) such  benefits are subject to federal income tax.  Losses  realized by  shareholders on the redemption of Fund shares within six months of purchase will be disallowed  for federal  income tax purposes to the extent of exempt-interest dividends received on such shares.

     Shares  of the  Fund  will be  exempt  from  Pennsylvania  county  personal property  taxes to the  extent  that on the  annual  assessment  date the Fund's portfolio securities consist of :
o    Pennsylvania municipal securities,
o    obligations of the U.S.  government (and certain qualifying  obligations of governments of U.S. territories, agencies and instrumentalities), and
o    certain other  obligations  that are not subject to such personal  property taxes.

     To the extent that distributions paid by the Fund are derived from interest on  Pennsylvania  municipal  securities,  qualifying  obligations  of  the  U.S.
government   and  certain   qualifying   obligations   of  governments  of  U.S.
territories,  agencies and  instrumentalities,  those distributions will also be exempt from  Pennsylvania  personal  income tax, and in the case of residents of
Philadelphia,  exempt from the investment  income tax of the School  District of
Philadelphia.  Distributions  from the Fund  attributable to income from sources other than those will generally be subject to Pennsylvania personal income tax.

     Corporations that are subject to the Pennsylvania  corporate net income tax will not be subject to tax on distributions received from the Fund provided that such  distributions are not included in federal taxable income determined before net  operating  loss  deductions  and  special  deductions.  As  a  result  of a pronouncement  by the Pennsylvania  Department of Revenue,  an investment in the
Fund by a corporate  shareholder will apparently  qualify as an exempt asset for purposes of the single asset  apportionment  fraction available in computing the
Pennsylvania capital  stock/foreign  franchise tax to the extent that the Fund's portfolio securities comprise investments in Pennsylvania and/or U.S. government securities that would be exempt assets if owned directly by the corporation.

     The Fund may either retain or distribute  to  shareholders  its net capital gain for each taxable year.  The Fund  currently  intends to distribute any such amounts. If the net capital gain is distributed and designated as a capital gain distribution, it will be taxable to shareholders as a long-term capital gain and will be properly  identified in reports sent to  shareholders in January of each year.  Such treatment will apply no matter how long the shareholder has held his or her  shares  or  whether  that gain was  recognized  by the Fund  before  the shareholder acquired his or her shares.

     If the Fund elects to retain its net capital gain, the Fund will be subject to tax on it at the 35% corporate tax rate. If the Fund elects to retain its net capital gain, the Fund will provide to shareholders of record on the last day of its taxable year information  regarding their pro rata share of the gain and tax paid. As a result,  each  shareholder  will be required to report his or her pro rata  share of such gain on their tax return as  long-term  capital  gain,  will receive a  refundable  tax credit for  his/her pro rata share of tax paid by the
Fund on the gain,  and will  increase  the tax basis  for  his/her  shares by an amount equal to the deemed distribution less the tax credit.

     Distributions  by the Fund will be treated in the  manner  described  above regardless  of  whether  the  distributions  are paid in cash or  reinvested  in additional  shares of the Fund (or of another  fund).  Shareholders  receiving a distribution  in the form of  additional  shares will be treated as  receiving a distribution in an amount equal to the fair market value of the shares received, determined as of the reinvestment date.

     The  Fund  will be  required  in  certain  cases to  withhold  30% (29% for payments  after December 31, 2003) of ordinary  income  dividends (not including
"exempt-interest dividends"),  capital gains distributions (including short-term and  long-term)  and the  proceeds  of the  redemption  of  shares,  paid to any shareholder  (1) who has  failed to  provide a correct  taxpayer  identification number or to properly  certify that number when required,  (2) who is subject to backup  withholding  for  failure to report the  receipt of interest or dividend income  properly,  or (3) who  has  failed  to  certify  to the  Fund  that  the shareholder  is not subject to backup  withholding  or is an "exempt  recipient"
(such as a corporation). All income and any tax withheld by the Fund is remitted by the  Fund to the  U.S.  Treasury  and is  identified  in  reports  mailed  to shareholders in January of each year.

|X| Tax Effects of  Redemptions  of Shares.  If a  shareholder  redeems all or a portion of his/her shares,  the shareholder will recognize a gain or loss on the redeemed shares in an amount equal to the difference between the proceeds of the redeemed shares and the shareholder's adjusted tax basis in the shares. All or a portion  of  any  loss  recognized  in  that  manner  may be  disallowed  if the shareholder  purchases  other  shares of the Fund within 30 days before or after the redemption.

     In general,  any gain or loss arising from the  redemption of shares of the
Fund will be  considered  capital  gain or loss,  if the  shares  were held as a capital asset. It will be long-term capital gain or loss if the shares were held for more than one year. However, any capital loss arising from the redemption of shares held for six months or less will be treated as a long-term  capital  loss to the extent of the amount of capital gain dividends  received on those shares.
Special holding period rules under the Internal  Revenue Code apply in this case to  determine  the  holding  period  of  shares  and  there  are  limits  on the deductibility of capital losses in any year.

|X| Foreign Shareholders. Under U.S. tax law, taxation of a shareholder who is a foreign person (to include,  but not limited to, a nonresident alien individual, a  foreign  trust,  a  foreign  estate,  a  foreign  corporation,  or a  foreign partnership)  primarily  depends on whether the foreign person's income from the
Fund is  effectively  connected  with the conduct of a U.S.  trade or  business.
Typically,   ordinary  income  dividends  paid  (not  including  exempt-interest dividends paid by the Fund) from a mutual fund are not  considered  "effectively connected" income.

     Ordinary  income  dividends  that are paid by the Fund (and are  deemed not
"effectively connected income") to foreign persons will be subject to a U.S. tax withheld  by the Fund at a rate of 30%,  provided  the Fund  obtains a  properly completed and signed  Certificate of Foreign Status. The tax rate may be reduced if the  foreign  person's  country of  residence  has a tax treaty with the U.S.
allowing for a reduced tax rate on ordinary  income  dividends paid by the Fund.
All income and any tax  withheld by the Fund is remitted by the Fund to the U.S.
Treasury and is identified in reports  mailed to  shareholders  in March of each year.

     If the ordinary income  dividends from the Fund are  effectively  connected with the conduct of a U.S. trade or business,  then the foreign person may claim an  exemption  from the U.S.  tax  described  above  provided the Fund obtains a properly completed and signed Certificate of Foreign Status.

     If the foreign person fails to provide a  certification  of his/her foreign status, the Fund will be required to withhold U.S. tax at a rate of 30% (29% for payments  after December 31, 2003) on ordinary  income  dividends (not including
"exempt-interest dividends"),  capital gains distributions (including short-term and long-term) and the proceeds of the redemption of shares, paid to any foreign person.  All  income and any tax  withheld  (in this  situation)  by the Fund is remitted by the Fund to the U.S. Treasury and is identified in reports mailed to shareholders in January of each year.

     The tax  consequences to foreign persons  entitled to claim the benefits of an applicable tax treaty may be different from those described  herein.  Foreign shareholders  are urged to consult  their own tax advisors or the U.S.  Internal
Revenue  Service with respect to the particular tax  consequences  to them of an investment in the Fund,  including  the  applicability  of the U.S.  withholding taxes described above.

Dividend  Reinvestment  in Another Fund.  Shareholders  of the Fund may elect to reinvest all dividends and/or capital gains  distributions in shares of the same class of any of the other Oppenheimer  funds listed above.  Reinvestment will be made  without  sales  charge at the net  asset  value per share in effect at the close of business on the payable date of the dividend or distribution.  To elect this option,  the shareholder must notify the Transfer Agent in writing and must have an existing  account in the fund selected for  reinvestment.  Otherwise the shareholder first must obtain a prospectus for that fund and an application from the Distributor to establish an account.  Dividends  and/or  distributions  from shares of certain other Oppenheimer funds (other than Oppenheimer Cash Reserves)
may be invested in shares of this Fund on the same basis.

Additional Information About the Fund

The Distributor.  The Fund's shares are sold through dealers,  brokers and other financial  institutions  that  have  a  sales  agreement  with  OppenheimerFunds
Distributor,  Inc.  a  subsidiary  of  the  Manager  that  acts  as  the  Fund's
Distributor.  The Distributor also distributes  shares of the other  Oppenheimer funds and is sub-distributor for funds managed by a subsidiary of the Manager.

The Transfer Agent.  OppenheimerFunds  Services, the Fund's Transfer Agent, is a
division  of  the  Manager.   It  is  responsible  for  maintaining  the  Fund's
shareholder  registry  and  shareholder   accounting  records,  and  for  paying
dividends  and  distributions  to  shareholders.  It  also  handles  shareholder servicing and administrative  functions.  It serves as the Transfer Agent for an annual per account  fee.  It also acts as  shareholder  servicing  agent for the other  Oppenheimer  funds.  Shareholders  should  direct  inquiries  about their accounts to the Transfer Agent at the address and toll-free numbers shown on the back cover.

The Custodian Bank.  Citibank,  N.A. is the custodian of the Fund's assets.  The custodian's  responsibilities  include  safeguarding  and controlling the Fund's portfolio  securities  and handling the delivery of such  securities to and from the Fund.  It is the practice of the Fund to deal with the custodian in a manner uninfluenced by any banking relationship the custodian may have with the Manager and its  affiliates.  The Fund's cash  balances  with the custodian in excess of
$100,000  are not  protected  by  federal  deposit  insurance.  Those  uninsured balances at times may be substantial.

Independent  Auditors.  KPMG LLP are the independent  auditors of the Fund. They audit the Fund's financial  statements and perform other related audit services.
They also act as auditors for certain other funds advised by the Manager and its affiliates.

      OPPENHEIMER PENNSYLVANIA MUNICIPAL FUND

      INDEPENDENT AUDITORS' REPORT

      --------------------------------------------------------------------------------
The Board of Trustees and  Shareholders  of  Oppenheimer  Multi-State  Municipal
Trust:

     We have  audited  the  accompanying  statement  of assets  and  liabilities including the Statement of  Investments of  Oppenheimer  Pennsylvania  Municipal
Fund (one of the portfolios  constituting the Oppenheimer  Multi-State Municipal
Trust) as of July 31, 2003, and the related statement of operations for the year then ended, the statements of changes in net assets for each of the two years in the period then ended,  and the financial  highlights for each of the five years in the period then ended.  These financial  statements and financial  highlights are the  responsibility  of the  Fund's  management.  Our  responsibility  is to express an opinion on these financial  statements and financial highlights based on our audits.

     We conducted our audits in accordance  with  auditing  standards  generally accepted in the United States of America.  Those standards  require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement.  An audit includes  examining,  on a test  basis,  evidence  supporting  the  amounts  and disclosures in the financial statements. Our procedures included confirmation of securities owned as of July 31, 2003, by  correspondence  with the custodian and brokers or by other appropriate  auditing  procedures where replies from brokers were not received.  An audit also includes  assessing the accounting  principles used and  significant  estimates made by  management,  as well as evaluating the overall financial statement  presentation.  We believe that our audits provide a reasonable basis for our opinion.

     In our opinion,  the financial statements and financial highlights referred to above present fairly,  in all material  respects,  the financial  position of
Oppenheimer  Pennsylvania Municipal Fund as of July 31, 2003, the results of its operations  for the year then  ended,  the changes in its net assets for each of the two years in the period then ended, and the financial highlights for each of the  five  years  in the  period  then  ended,  in  conformity  with  accounting principles generally accepted in the United States of America.

      /s/KPMG LLP
      ------------------
       KPMG LLP

       Denver, Colorado
       August 21, 2003

      OPPENHEIMER PENNSYLVANIA MUNICIPAL FUND

      STATEMENT OF INVESTMENTS  July 31, 2003

      Principal
      Market Value

      Amount
      Coupon             Maturity
      See Note 1
      --------------------------------------------------------------------------------------------------------------------------
       Municipal Bonds and Notes--104.2%
      --------------------------------------------------------------------------------------------------------------------------

       Pennsylvania--75.4%
      $  445,000 Allegheny County HDA
      (Catholic Health
      East)
      5.375%          11/15/2022
      $     428,166
      --------------------------------------------------------------------------------------------------------------------------
          50,000 Allegheny County HDA
      (Health Center Devel.,
      Inc.)               6.300
      09/01/2013               51,195
      --------------------------------------------------------------------------------------------------------------------------
          15,000 Allegheny County HDA
      (Magee-Womens
      Hospital)
      5.375
      10/01/2013               15,377
      --------------------------------------------------------------------------------------------------------------------------
       1,500,000 Allegheny County HDA (The
      Covenant at South Hills)
      8.625           02/01/2021
      1,561,560
      --------------------------------------------------------------------------------------------------------------------------
          30,000 Allegheny County HDA (The
      Covenant at South Hills)
      8.750
      02/01/2031               31,195
      --------------------------------------------------------------------------------------------------------------------------
         350,000 Allegheny County HDA RITES
      a
      22.099 f
      11/15/2030              485,093
      --------------------------------------------------------------------------------------------------------------------------
       1,900,000 Allegheny County HDA RITES
      a
      22.099 f         11/15/2030
      2,633,362
      --------------------------------------------------------------------------------------------------------------------------
       2,000,000 Allegheny County HEBA
      (Chatham
      College)
      5.750           11/15/2028
      1,979,040
      --------------------------------------------------------------------------------------------------------------------------
       2,925,000 Allegheny County HEBA
      (Chatham
      College)
      5.750           11/15/2035
      2,857,988
      --------------------------------------------------------------------------------------------------------------------------
       1,000,000 Allegheny County HEBA
      (Chatham
      College)
      5.850           03/01/2022
      1,022,740
      --------------------------------------------------------------------------------------------------------------------------
       1,000,000 Allegheny County HEBA
      (Chatham
      College)
      5.950           03/01/2032
      1,015,980
      --------------------------------------------------------------------------------------------------------------------------
          20,000 Allegheny County HEBA
      (Robert Morris
      College)
      6.200
      02/15/2010               21,079
      --------------------------------------------------------------------------------------------------------------------------
       2,110,000 Allegheny County HEBA
      (Robert Morris
      College)
      6.250           02/15/2026
      2,145,258
      --------------------------------------------------------------------------------------------------------------------------
       1,775,000 Allegheny County IDA
                 (Airport Special
      Facilities/U S Airways)
      a                      8.875
      03/01/2021              670,950
      --------------------------------------------------------------------------------------------------------------------------
          15,000 Allegheny County IDA
      (Kroger
      Company)
      8.500
      05/01/2010               15,050
      --------------------------------------------------------------------------------------------------------------------------
       1,145,000 Allegheny County IDA
      (Residential
      Resources)
      5.700           09/01/2012
      1,122,718
      --------------------------------------------------------------------------------------------------------------------------
         905,000 Allegheny County IDA
      (Residential
      Resources)
      6.600
      09/01/2031              862,836
      --------------------------------------------------------------------------------------------------------------------------
         315,000 Allegheny County IDA (USX
      Corp.)
      5.500
      12/01/2029              300,255
      --------------------------------------------------------------------------------------------------------------------------
         115,000 Allegheny County IDA (USX
      Corp.)
      5.600
      09/01/2030              110,702
      --------------------------------------------------------------------------------------------------------------------------
         700,000 Allegheny County IDA (USX
      Corp.)
      6.000
      01/15/2014              735,826
      --------------------------------------------------------------------------------------------------------------------------
         105,000 Allegheny County IDA (USX
      Corp.)
      6.100
      01/15/2018              107,932
      --------------------------------------------------------------------------------------------------------------------------
          10,000 Allegheny County IDA (USX
      Corp.)
      6.100
      07/15/2020               10,185
      --------------------------------------------------------------------------------------------------------------------------
         475,000 Allegheny County IDA (USX
      Corp.)
      6.700
      12/01/2020              497,681
      --------------------------------------------------------------------------------------------------------------------------
           5,000 Allegheny County
      Residential Finance
      Authority
      5.625
      11/01/2023                5,027
      --------------------------------------------------------------------------------------------------------------------------
          30,000 Allegheny County
      Residential Finance
      Authority
      6.250
      11/01/2016               31,094
      --------------------------------------------------------------------------------------------------------------------------
          20,000 Allegheny County
      Residential Finance Authority
               6.600
      11/01/2014               20,247
      --------------------------------------------------------------------------------------------------------------------------
          95,000 Allegheny County
      Residential Finance
      Authority
      7.100
      05/01/2024               96,422
      --------------------------------------------------------------------------------------------------------------------------
         420,000 Allegheny County HDA
                 (West Penn Allegheny Health
      System)
      9.250
      11/15/2015              409,416
      --------------------------------------------------------------------------------------------------------------------------
       1,100,000 Allegheny County HDA
                 (West Penn Allegheny Health
      System)
      9.250           11/15/2022
      1,066,175
      --------------------------------------------------------------------------------------------------------------------------
      12,640,000 Allegheny County HDA
                 (West Penn Allegheny Health
      System)
      9.250           11/15/2030
      12,211,504
      --------------------------------------------------------------------------------------------------------------------------
         100,000 Beaver County IDA
                 (Cleveland Electric
      Illuminating
      Company)
      7.750
      07/15/2025              108,195
      --------------------------------------------------------------------------------------------------------------------------
         155,000 Beaver County IDA
                 (Cleveland Electric
      Illuminating
      Company)
      7.625
      05/01/2025              166,406
      --------------------------------------------------------------------------------------------------------------------------
          65,000 Beaver County IDA (J. Ray
      McDermott & Company)
      6.800
      02/01/2009               35,946
      --------------------------------------------------------------------------------------------------------------------------
         180,000 Beaver County IDA (Ohio
      Edison
      Company)
      5.450
      09/15/2033              180,274
      --------------------------------------------------------------------------------------------------------------------------
         170,000 Beaver County IDA (St. Joe
      Minerals Corp.)
      6.000
      05/01/2007              170,381
      --------------------------------------------------------------------------------------------------------------------------
         525,000 Beaver County IDA (Toledo
      Edison Company)
      7.625
      05/01/2020              563,635
      --------------------------------------------------------------------------------------------------------------------------
       2,100,000 Beaver County IDA (Toledo
      Edison Company)
      7.750           05/01/2020
      2,290,806
      --------------------------------------------------------------------------------------------------------------------------
          25,000 Beaver County IDA (Toledo
      Edison Company)
      7.750
      05/01/2020               27,271
      --------------------------------------------------------------------------------------------------------------------------
         750,000 Blair County IDA (Village
      of PA State)
      6.900
      01/01/2022              757,702

      Principal
      Market Value

      Amount

      Coupon             Maturity
      See Note 1
      --------------------------------------------------------------------------------------------------------------------------

       Pennsylvania Continued
      $2,400,000  Blair County IDA (Village
      of PA State)
      7.000%          01/01/2034        $
      2,424,696
      --------------------------------------------------------------------------------------------------------------------------
          20,000  Bradford County IDA
      (International Paper
      Company)              5.900
      12/01/2019               20,272
      --------------------------------------------------------------------------------------------------------------------------
       1,300,000  Bucks County IDA (Chandler
      Hall Health Care Facility)
      6.300            05/01/2029
      1,193,517
      --------------------------------------------------------------------------------------------------------------------------
       1,000,000  Bucks County IDA
      (Pennswood
      Village)
      6.000           10/01/2027
      1,005,570
      --------------------------------------------------------------------------------------------------------------------------
         330,000  Bucks County IDA (USX
      Corp.)
      5.600
      03/01/2033              317,232
      --------------------------------------------------------------------------------------------------------------------------
       2,000,000  Bucks County IDA RITES
      a
      18.219 f         09/01/2032
      2,154,320
      --------------------------------------------------------------------------------------------------------------------------
         480,000  Butler County IDA
      (Greenview Gardens
      Apartments)
      6.000
      07/01/2023              468,538
      --------------------------------------------------------------------------------------------------------------------------
         880,000  Butler County IDA
      (Greenview Gardens
      Apartments)
      6.250
      07/01/2033              855,606
      --------------------------------------------------------------------------------------------------------------------------
         580,000  Butler County IDA (Witco
      Corp.)
      5.850
      12/01/2023              508,741
      --------------------------------------------------------------------------------------------------------------------------
          10,000  Cambria County IDA (PA
      Electric
      Company)
      6.050
      11/01/2025               10,598
      --------------------------------------------------------------------------------------------------------------------------
       2,800,000  Carbon County IDA (Panther
      Creek Partners)
      6.650           05/01/2010
      2,955,988
      --------------------------------------------------------------------------------------------------------------------------
          95,000  Chester County H&EFA
      (Devereaux
      Foundation)
      6.000
      11/01/2019               97,616
      --------------------------------------------------------------------------------------------------------------------------
          30,000  Chester County H&EFA
      (Immaculata
      College)
      5.600
      10/15/2018               30,357
      --------------------------------------------------------------------------------------------------------------------------
       7,500,000  Chester County H&EFA
      (Jenners Pond)
                    7.625
      07/01/2034            7,333,125
      --------------------------------------------------------------------------------------------------------------------------
         370,000  Columbia County HA
      (Bloomsburg
      Hospital)
      5.900
      06/01/2029              295,156
      --------------------------------------------------------------------------------------------------------------------------
         750,000  Crawford County HA
                  (Wesbury United Methodist
      Community)
      6.125
      08/15/2019              723,007
      --------------------------------------------------------------------------------------------------------------------------
         100,000  Cumberland County
      Municipal Authority
                  (Presbyterian
      Homes)
      6.000
      12/01/2017               99,487
      --------------------------------------------------------------------------------------------------------------------------
         135,000  Cumberland County
      Municipal Authority
                  (Presbyterian
      Homes)
      6.000
      12/01/2026              136,589
      --------------------------------------------------------------------------------------------------------------------------
       6,000,000  Cumberland County
      Municipal Authority
                  (Wesley Affiliated
      Services)
      7.250           01/01/2035
      5,861,640
      --------------------------------------------------------------------------------------------------------------------------
          10,000  Dauphin County General
      Authority
                  (Tressler Lutheran
      Services)
      6.800
      01/01/2008               10,016
      --------------------------------------------------------------------------------------------------------------------------
          95,000  Dauphin County IDA
                  (Jersey Central Power &
      Light Company)
      7.125
      01/01/2009               95,426
      --------------------------------------------------------------------------------------------------------------------------
          55,000  Delaware County Authority
      (Elwyn, Inc.)
      5.500
      06/01/2020               56,616
      --------------------------------------------------------------------------------------------------------------------------
       1,000,000  Delaware County Authority
      (Neumann College)
      5.375
      10/01/2018              986,160
      --------------------------------------------------------------------------------------------------------------------------
       2,500,000  Delaware County Authority
      (Neumann College)
      6.000           10/01/2031
      2,531,275
      --------------------------------------------------------------------------------------------------------------------------
         750,000  Delaware County Authority
      (White Horse Village)
      7.625
      07/01/2030              778,470
      --------------------------------------------------------------------------------------------------------------------------
         100,000  Erie County HA (St. Mary's
      Home of Erie)
      6.000
      08/15/2029              104,847
      --------------------------------------------------------------------------------------------------------------------------
          10,000  Erie HEBA (Gannon
      University)
      8.375
      06/01/2008               10,331
      --------------------------------------------------------------------------------------------------------------------------
          40,000  Erie HEBA (Mercyhurst
      College)
      5.750
      03/15/2013               41,446
      --------------------------------------------------------------------------------------------------------------------------
       2,010,000  Erie HEBA (Mercyhurst
      College)
      5.750           03/15/2020
      2,013,960
      --------------------------------------------------------------------------------------------------------------------------
          35,000  Erie HEBA (Mercyhurst
      College)
      5.750
      03/15/2020               34,446
      --------------------------------------------------------------------------------------------------------------------------
          25,000  Erie HEBA (Mercyhurst
      College)
      5.750
      03/15/2023               25,000
      --------------------------------------------------------------------------------------------------------------------------
          10,000  Exeter Township Sewer
      Authority
      6.500
      04/01/2008               10,044
      --------------------------------------------------------------------------------------------------------------------------
          60,000  Ferndale Area School
      District
      GO
      6.750
      07/15/2009               60,256
      --------------------------------------------------------------------------------------------------------------------------
          30,000  Harrisburg Parking
      Authority, Series
      F
      6.300
      11/15/2016               30,381
      --------------------------------------------------------------------------------------------------------------------------
       2,250,000  Indiana County IDA
      Pollution Control (PSEG Power
      LLC)          5.850
      06/01/2027            2,200,320
      --------------------------------------------------------------------------------------------------------------------------
         250,000  Jeannette Health Services
      Authority
                  (Jeannette District
      Memorial
      Hospital)
      6.000
      11/01/2018              216,437
      --------------------------------------------------------------------------------------------------------------------------
         250,000  Lancaster County Hospital
      Authority
                  (Willow Valley Retirement
      Communities)
      5.875
      06/01/2021              251,875
      --------------------------------------------------------------------------------------------------------------------------
       1,650,000  Lancaster County IDA
      (Garden Spot
      Village)
      7.625           05/01/2031
      1,694,566
      --------------------------------------------------------------------------------------------------------------------------
       5,000,000  Lawrence County IDA
      (Shenango Presbyterian
      Center)             7.500
      11/15/2031            4,709,950

      STATEMENT OF INVESTMENTS  Continued

      Principal

      Market Value

      Amount
      Coupon             Maturity
      See Note 1
      --------------------------------------------------------------------------------------------------------------------------

       Pennsylvania Continued
      $  450,000  Lebanon County Health
      Facilities Authority
                  (Pleasant View Retirement
      Community)
      6.625%          12/15/2029
      $     430,605
      --------------------------------------------------------------------------------------------------------------------------
       1,000,000  Lehigh County GPA (Bible
      Fellowship Church Home)
      6.000
      12/15/2023              865,040
      --------------------------------------------------------------------------------------------------------------------------
       1,000,000  Lehigh County GPA (Bible
      Fellowship Church Home)
      7.625           11/01/2021
      1,025,170
      --------------------------------------------------------------------------------------------------------------------------
         750,000  Lehigh County GPA (Bible
      Fellowship Church Home)
      7.750
      11/01/2033              770,122
      --------------------------------------------------------------------------------------------------------------------------
          35,000  Lehigh County GPA (Cedar
      Crest College)
      6.600
      04/01/2010               34,589
      --------------------------------------------------------------------------------------------------------------------------
          70,000  Lehigh County GPA (Cedar
      Crest College)
      6.650
      04/01/2017               73,256
      --------------------------------------------------------------------------------------------------------------------------
          60,000  Lehigh County GPA (Cedar
      Crest College)
      6.700
      04/01/2026               62,186
      --------------------------------------------------------------------------------------------------------------------------
          50,000  Lehigh County GPA
      (Kidspeace Obligated
      Group)                  5.800
               11/01/2012
      49,146
      --------------------------------------------------------------------------------------------------------------------------
       7,985,000  Lehigh County GPA
      (Kidspeace Obligated
      Group)
      6.000           11/01/2018
      7,765,173
      --------------------------------------------------------------------------------------------------------------------------
       1,000,000  Lehigh County GPA
      (Kidspeace Obligated
      Group)
      6.000           11/01/2023
                   944,130
      --------------------------------------------------------------------------------------------------------------------------
          25,000  Lehigh County IDA (PA
      Power & Light
      Company)
      5.500           02/15/2027
          25,476
      --------------------------------------------------------------------------------------------------------------------------
          70,000  Lehigh County IDA (PA
      Power & Light
      Company)
      6.150
      08/01/2029               76,249
      --------------------------------------------------------------------------------------------------------------------------
          60,000  Lehigh County IDA (PA
      Power & Light
      Company)
      6.400
      09/01/2029               63,988
      --------------------------------------------------------------------------------------------------------------------------
          10,000  Luzerne County IDA (PA Gas
      & Water Company)
      6.050
      01/01/2019               10,154
      --------------------------------------------------------------------------------------------------------------------------
          25,000  McKean County Hospital
      Authority (Bradford
      Hospital)           6.100
      10/01/2020               25,104
      --------------------------------------------------------------------------------------------------------------------------
           5,000  McKean County IDA (Kmart
      Corp.) a
      6.875
      04/01/2004                3,062
      --------------------------------------------------------------------------------------------------------------------------
       4,000,000  Monroe County Hospital
      Authority
                  (Pocono Medical
      Center)
      5.625           01/01/2032
      4,039,840
      --------------------------------------------------------------------------------------------------------------------------
         700,000  Montgomery County HEHA
                  (Philadelphia Geriatric
      Center)
      7.375           12/01/2030
                   684,544
      --------------------------------------------------------------------------------------------------------------------------
          50,000  Montgomery County HEHA
                  (Temple Continuing Care
      Center) d
      6.625
      07/01/2019               22,234
      --------------------------------------------------------------------------------------------------------------------------
       3,150,000  Montgomery County HEHA
                  (Temple Continuing Care
      Center) d
      6.750           07/01/2029
      1,399,324
      --------------------------------------------------------------------------------------------------------------------------
          20,000  Montgomery County HEHA
      (Waverly Heights)
                   6.000
      01/01/2008               20,011
      --------------------------------------------------------------------------------------------------------------------------
       3,115,000  Montgomery County IDA
      (ACTS/BPE Obligated Group)
         5.875
      11/15/2022            3,132,226
      --------------------------------------------------------------------------------------------------------------------------
       1,750,000  Montgomery County IDA
      (Meadowood
      Corp.)                        6.250
               12/01/2017
      1,621,795
      --------------------------------------------------------------------------------------------------------------------------
       3,840,000  Montgomery County IDA
      (Wordsworth
      Academy)
      8.000           09/01/2024
      3,957,888
      --------------------------------------------------------------------------------------------------------------------------
         810,000  North Penn HHEA (Maple
      Village)
      7.800           10/01/2024
                   791,848
      --------------------------------------------------------------------------------------------------------------------------
       1,205,000  North Penn HHEA (Maple
      Village)
      8.000           10/01/2032
      1,183,455
      --------------------------------------------------------------------------------------------------------------------------
          50,000  Northampton County IDA
                  (Metropolitan Edison
      Company)
      6.100
      07/15/2021               53,830
      --------------------------------------------------------------------------------------------------------------------------
          80,000  Northeastern PA HEA
      (Wilkes
      University)
      5.625
      10/01/2018               82,018
      --------------------------------------------------------------------------------------------------------------------------
       4,000,000  Northumberland County IDA
      (NHS Youth Services)
      7.750           02/15/2029
      3,878,560
      --------------------------------------------------------------------------------------------------------------------------
       2,000,000  Ontelaunee Township
      Municipal
      Authority
      6.250           11/15/2032
      1,910,760
      --------------------------------------------------------------------------------------------------------------------------
          10,000  PA Convention Center
      Authority, Series
      A
      6.750
      09/01/2019               10,618
      --------------------------------------------------------------------------------------------------------------------------
       1,150,000  PA Convention Center
      Authority, Series
      A
      6.750           09/01/2019
      1,233,076
      --------------------------------------------------------------------------------------------------------------------------
       5,000,000  PA EDFA (30th St.
      Garage)
      5.800           06/01/2023
      5,090,950
      --------------------------------------------------------------------------------------------------------------------------
       8,000,000  PA EDFA (30th St.
      Garage)
      5.875           06/01/2033
      8,114,480
      --------------------------------------------------------------------------------------------------------------------------
       1,000,000  PA EDFA
      (Colver)
      7.050           12/01/2010
      1,035,680
      --------------------------------------------------------------------------------------------------------------------------
       1,500,000  PA EDFA
      (Colver)
      7.125           12/01/2015
      1,552,200
      --------------------------------------------------------------------------------------------------------------------------
       6,000,000  PA EDFA
      (Colver)
      7.150           12/01/2018
      6,236,580
      --------------------------------------------------------------------------------------------------------------------------
      13,700,000  PA EDFA (National Gypsum
      Company)
      6.125           11/02/2027
      12,367,401
      --------------------------------------------------------------------------------------------------------------------------
       5,000,000  PA EDFA (National Gypsum
      Company)
      6.250           11/01/2027
      4,586,350
      --------------------------------------------------------------------------------------------------------------------------
       4,500,000  PA EDFA (Northampton
      Generating)
      6.400           01/01/2009
      4,613,400

      Principal
                       Market Value

      Amount
      Coupon             Maturity
      See Note 1
      --------------------------------------------------------------------------------------------------------------------------

       Pennsylvania Continued
      $3,950,000  PA EDFA (Northampton
      Generating)
      6.500%          01/01/2013        $
      4,007,709
      --------------------------------------------------------------------------------------------------------------------------
       3,750,000  PA EDFA (Northampton
      Generating)
      6.600           01/01/2019
      3,792,112
      --------------------------------------------------------------------------------------------------------------------------
       1,000,000  PA EDFA (Northampton
      Generating)
      6.750           01/01/2007
      1,029,310
      --------------------------------------------------------------------------------------------------------------------------
      13,660,000  PA EDFA (Sun
      Company)
      7.600           12/01/2024
      14,416,218
      --------------------------------------------------------------------------------------------------------------------------
          35,000  PA Finance Authority
      Municipal Capital
                  Improvements
      Program
      6.600
      11/01/2009               36,122
      --------------------------------------------------------------------------------------------------------------------------
       1,500,000  PA HEFA (CA University of
      PA Student Association)
      6.750           09/01/2020
      1,569,780
      --------------------------------------------------------------------------------------------------------------------------
          30,000  PA HEFA (CA University of
      PA Student Association)
      6.800
      09/01/2025               31,076
      --------------------------------------------------------------------------------------------------------------------------
         740,000  PA HEFA (College of
      Science &
      Agriculture)
      5.250
      04/15/2012              741,621
      --------------------------------------------------------------------------------------------------------------------------
         515,000  PA HEFA (College of
      Science &
      Agriculture)
      5.250
      04/15/2018              486,454
      --------------------------------------------------------------------------------------------------------------------------
       2,250,000  PA HEFA (College of
      Science &
      Agriculture)
      5.350           04/15/2028
      2,022,367
      --------------------------------------------------------------------------------------------------------------------------
       1,800,000  PA HEFA (Geneva
      College)
      5.375           04/01/2023
      1,736,964
      --------------------------------------------------------------------------------------------------------------------------
       2,360,000  PA HEFA (Geneva
      College)
      5.450           04/01/2018
      2,365,428
      --------------------------------------------------------------------------------------------------------------------------
       1,000,000  PA HEFA (Geneva
      College)
      6.125           04/01/2022
      1,010,270
      --------------------------------------------------------------------------------------------------------------------------
       1,095,000  PA HEFA (Gwynedd-Mercy
      College)
      5.450           11/01/2026
      1,109,662
      --------------------------------------------------------------------------------------------------------------------------
         880,000  PA HEFA (Gwynedd-Mercy
      College)
      5.500
      11/01/2031              893,851
      --------------------------------------------------------------------------------------------------------------------------
       3,200,000  PA HEFA (Moravian
      College)
      5.375           07/01/2023
      3,247,232
      --------------------------------------------------------------------------------------------------------------------------
         770,000  PA HEFA (Moravian
      College)
      5.375
      07/01/2031              775,883
      --------------------------------------------------------------------------------------------------------------------------
          15,000  PA HEFA (Philadelphia
      University)
      6.100
      06/01/2030               15,520
      --------------------------------------------------------------------------------------------------------------------------
           5,000  PA HEFA (Temple
      University)
      7.400
      10/01/2010                5,024
      --------------------------------------------------------------------------------------------------------------------------
          35,000  PA HEFA (University of PA
      Health Services)
      5.750
      01/01/2017               35,847
      --------------------------------------------------------------------------------------------------------------------------
          80,000  PA HEFA (University of PA
      Health Services)
      5.750
      01/01/2022               81,130
      --------------------------------------------------------------------------------------------------------------------------
          10,000  PA HEFA (University of PA
      Presbyterian Medical Center)
      5.875
      01/01/2015               10,312
      --------------------------------------------------------------------------------------------------------------------------
         300,000  PA HEFA (University of the
      Arts)
      5.625
      03/15/2025              306,288
      --------------------------------------------------------------------------------------------------------------------------
       7,500,000  PA HEFA (UPMC Health
      System)
      6.000           01/15/2022
      7,758,300
      --------------------------------------------------------------------------------------------------------------------------
         125,000  PA HFA (Multifamily FHA
      Mtg.)
      8.200
      07/01/2024              126,483
      --------------------------------------------------------------------------------------------------------------------------
           5,000  PA HFA (Multifamily FHA
      Mtg.)
      9.375
      08/01/2010                5,102
      --------------------------------------------------------------------------------------------------------------------------
          15,000  PA HFA (Rental
      Hsg.)
                     5.800
      07/01/2018               15,203
      --------------------------------------------------------------------------------------------------------------------------
       2,500,000  PA HFA (Single Family
      Mtg.) RITES a
          16.428 f
      10/01/2020            2,493,200
      --------------------------------------------------------------------------------------------------------------------------
       2,500,000  PA HFA (Single Family
      Mtg.) RITES
      a                           16.628
      f         10/01/2022
      2,427,150
      --------------------------------------------------------------------------------------------------------------------------
       2,000,000  PA HFA (Single Family
      Mtg.) RITES
      a                           17.122
      f         04/01/2021
      2,013,600
      --------------------------------------------------------------------------------------------------------------------------
       2,850,000  PA HFA (Single Family
      Mtg.) RITES
      a                           17.428
      f         10/01/2022
      2,924,100
      --------------------------------------------------------------------------------------------------------------------------
       2,000,000  PA HFA (Single Family
      Mtg.) RITES
      a                           19.464
      f         10/01/2018
      2,236,720
      --------------------------------------------------------------------------------------------------------------------------
          30,000  PA HFA (Single Family
      Mtg.), Series
      37A
      5.450
      10/01/2017               30,708
      --------------------------------------------------------------------------------------------------------------------------
          30,000  PA HFA (Single Family
      Mtg.), Series
      37B
      5.600
      10/01/2025               30,158
      --------------------------------------------------------------------------------------------------------------------------
          45,000  PA HFA (Single Family
      Mtg.), Series
      37B
      5.600
      10/01/2025               45,054
      --------------------------------------------------------------------------------------------------------------------------
          45,000  PA HFA (Single Family
      Mtg.), Series
      39A
      6.600
      04/01/2017               45,708
      --------------------------------------------------------------------------------------------------------------------------
          65,000  PA HFA (Single Family
      Mtg.), Series
      39B
      6.750
      04/01/2016               65,899
      --------------------------------------------------------------------------------------------------------------------------
       1,625,000  PA HFA (Single Family
      Mtg.), Series
      39B
      6.875           10/01/2024
      1,655,908
      --------------------------------------------------------------------------------------------------------------------------
       1,200,000  PA HFA (Single Family
      Mtg.), Series
      39B
      6.875           10/01/2024
      1,232,400
      --------------------------------------------------------------------------------------------------------------------------
       2,050,000  PA HFA (Single Family
      Mtg.), Series
      40
      6.800           10/01/2015
      2,099,262
      --------------------------------------------------------------------------------------------------------------------------
         175,000  PA HFA (Single Family
      Mtg.), Series
      40
      6.900
      04/01/2025              178,896
      --------------------------------------------------------------------------------------------------------------------------
          10,000  PA HFA (Single Family
      Mtg.), Series
      41B
      6.300
      04/01/2009               10,091
      --------------------------------------------------------------------------------------------------------------------------
          10,000  PA HFA (Single Family
      Mtg.), Series
      41B
      6.450
      10/01/2012               10,130
      --------------------------------------------------------------------------------------------------------------------------
       2,635,000  PA HFA (Single Family
      Mtg.), Series
      41B
      6.650           04/01/2025
      2,703,431

      STATEMENT OF INVESTMENTS  Continued

      Principal

      Market Value

      Amount
      Coupon             Maturity
      See Note 1
      --------------------------------------------------------------------------------------------------------------------------

       Pennsylvania Continued
      $  670,000  PA HFA (Single Family
      Mtg.), Series
      41B                        6.650%
               04/01/2025        $
      687,400
      --------------------------------------------------------------------------------------------------------------------------
          15,000  PA HFA (Single Family
      Mtg.), Series
      42
      6.750
      10/01/2014               15,332
      --------------------------------------------------------------------------------------------------------------------------
          65,000  PA HFA (Single Family
      Mtg.), Series
      42
      6.850           04/01/2025
                    66,776
      --------------------------------------------------------------------------------------------------------------------------
          15,000  PA HFA (Single Family
      Mtg.), Series
      43
      6.750           04/01/2005
          15,218
      --------------------------------------------------------------------------------------------------------------------------
          50,000  PA HFA (Single Family
      Mtg.), Series
      43
      6.850
      10/01/2006               51,312
      --------------------------------------------------------------------------------------------------------------------------
       1,330,000  PA HFA (Single Family
      Mtg.), Series
      44C
      6.650           10/01/2021
      1,373,358
      --------------------------------------------------------------------------------------------------------------------------
          50,000  PA HFA (Single Family
      Mtg.), Series
      46
      6.200
      10/01/2014               51,343
      --------------------------------------------------------------------------------------------------------------------------
          25,000  PA HFA (Single Family
      Mtg.), Series
      47
      5.700
      10/01/2016               25,589
      --------------------------------------------------------------------------------------------------------------------------
         180,000  PA HFA (Single Family
      Mtg.), Series
      47
      5.700
      10/01/2026              181,696
      --------------------------------------------------------------------------------------------------------------------------
          10,000  PA HFA (Single Family
      Mtg.), Series
      48
      6.150
      04/01/2025               10,221
      --------------------------------------------------------------------------------------------------------------------------
           5,000  PA HFA (Single Family
      Mtg.), Series
      50B
      6.350
      10/01/2027                5,165
      --------------------------------------------------------------------------------------------------------------------------
          70,000  PA HFA (Single Family
      Mtg.), Series
      51
      6.300
      10/01/2015               71,215
      --------------------------------------------------------------------------------------------------------------------------
          90,000  PA HFA (Single Family
      Mtg.), Series
      51
      6.375
      04/01/2028               92,487
      --------------------------------------------------------------------------------------------------------------------------
         305,000  PA HFA (Single Family
      Mtg.), Series
      52B
      6.250
      10/01/2024              313,266
      --------------------------------------------------------------------------------------------------------------------------
         500,000  PA HFA (Single Family
      Mtg.), Series
      53A
      6.000
      10/01/2015              514,230
      --------------------------------------------------------------------------------------------------------------------------
         115,000  PA HFA (Single Family
      Mtg.), Series
      53A
      6.050
      04/01/2018              117,946
      --------------------------------------------------------------------------------------------------------------------------
          35,000  PA HFA (Single Family
      Mtg.), Series
      53A
      6.150
      10/01/2024               35,957
      --------------------------------------------------------------------------------------------------------------------------
          20,000  PA HFA (Single Family
      Mtg.), Series
      54A
      6.150
      10/01/2022               20,589
      --------------------------------------------------------------------------------------------------------------------------
          75,000  PA HFA (Single Family
      Mtg.), Series
      56A
      6.050
      10/01/2016               77,672
      --------------------------------------------------------------------------------------------------------------------------
       2,590,000  PA HFA (Single Family
      Mtg.), Series
      59A
      5.750           10/01/2023
      2,643,587
      --------------------------------------------------------------------------------------------------------------------------
       2,095,000  PA HFA (Single Family
      Mtg.), Series
      59A
      5.800           10/01/2029
      2,133,883
      --------------------------------------------------------------------------------------------------------------------------
          50,000  PA HFA (Single Family
      Mtg.), Series
      60A
      5.850
      10/01/2027               50,935
      --------------------------------------------------------------------------------------------------------------------------
          20,000  PA HFA (Single Family
      Mtg.), Series
      61A
      5.450
      10/01/2021               20,196
      --------------------------------------------------------------------------------------------------------------------------
          75,000  PA HFA (Single Family
      Mtg.), Series 61A
                         5.500
      04/01/2029               75,422
      --------------------------------------------------------------------------------------------------------------------------
         985,000  PA HFA (Single Family
      Mtg.), Series 62A
               5.500
      10/01/2022              996,968
      --------------------------------------------------------------------------------------------------------------------------
          20,000  PA HFA (Single Family
      Mtg.), Series
      66A
      5.650
      04/01/2029               20,125
      --------------------------------------------------------------------------------------------------------------------------
         100,000  PA HFA (Single Family
      Mtg.), Series
      67A                        5.850
           10/01/2018              102,959
      --------------------------------------------------------------------------------------------------------------------------
          90,000  PA HFA (Single Family
      Mtg.), Series
      67A
      5.900
      10/01/2030               92,076
      --------------------------------------------------------------------------------------------------------------------------
       1,845,000  PA HFA (Single Family
      Mtg.), Series
      69A
      6.250           04/01/2031
      1,912,859
      --------------------------------------------------------------------------------------------------------------------------
       4,740,000  PA HFA (Single Family
      Mtg.), Series
      70A
      5.800           04/01/2027
      4,859,543
      --------------------------------------------------------------------------------------------------------------------------
         230,000  PA HFA (Single Family
      Mtg.), Series
      72A
      5.250
      04/01/2021              230,391
      --------------------------------------------------------------------------------------------------------------------------
         155,000  PA HFA (Single Family
      Mtg.), Series
      73A
      5.350
      10/01/2022              156,008
      --------------------------------------------------------------------------------------------------------------------------
         345,000  PA HFA (Single Family
      Mtg.), Series
      74B
      5.150
      10/01/2022              342,485
      --------------------------------------------------------------------------------------------------------------------------
          50,000  PA HFA Linked
      BPO
      6.100
      10/01/2013               50,782
      --------------------------------------------------------------------------------------------------------------------------
       2,000,000  Philadelphia Airport
      Authority for
                  Industrial Devel. RITES
      a
      17.283 f         07/01/2022
      2,114,320
      --------------------------------------------------------------------------------------------------------------------------
          25,000  Philadelphia Airport
      System, Series
      A
      5.750
      06/15/2010               27,062
      --------------------------------------------------------------------------------------------------------------------------
         130,000  Philadelphia Airport
      System, Series
      A
      6.000
      06/15/2015              139,924
      --------------------------------------------------------------------------------------------------------------------------
          55,000  Philadelphia Gas
      Works
      5.250
      08/01/2015               55,661
      --------------------------------------------------------------------------------------------------------------------------
       1,780,000  Philadelphia Gas Works
      RITES a
      16.657 f         08/01/2031
      1,717,273
      --------------------------------------------------------------------------------------------------------------------------
       2,000,000  Philadelphia Gas Works
      RITES a
      17.260 f         08/01/2021
      2,167,560
      --------------------------------------------------------------------------------------------------------------------------
       1,210,000  Philadelphia H&HEFA
                  (Centralized Comprehensive
      Human Services)
      7.250           01/01/2021
      1,208,354
      --------------------------------------------------------------------------------------------------------------------------
          30,000  Philadelphia H&HEFA
      (Chestnut Hill
      Hospital)
      6.375
      11/15/2011               30,226
      --------------------------------------------------------------------------------------------------------------------------
          60,000  Philadelphia H&HEFA
      (Frankford
      Hospital)
      6.000
      06/01/2023               60,191

      Principal

      Market Value

      Amount
      Coupon             Maturity
      See Note 1
      --------------------------------------------------------------------------------------------------------------------------

       Pennsylvania Continued
      $2,350,000    Philadelphia H&HEFA
      (Jeanes Health System)
                        6.600%
      07/01/2010        $   2,430,582
      --------------------------------------------------------------------------------------------------------------------------
         635,000  Philadelphia H&HEFA
      (Jeanes Hospital)
              5.875
      07/01/2017              613,899
      --------------------------------------------------------------------------------------------------------------------------
       3,380,000  Philadelphia H&HEFA
      (Philadelphia Protestant
      Home)             6.500
      07/01/2027            3,181,155
      --------------------------------------------------------------------------------------------------------------------------
          10,000  Philadelphia H&HEFA
      (Temple University
      Hospital)               6.500
          11/15/2008               10,561
      --------------------------------------------------------------------------------------------------------------------------
       3,870,000  Philadelphia IDA (Air
      Cargo)
      7.500           01/01/2025
      3,932,230
      --------------------------------------------------------------------------------------------------------------------------
         150,000  Philadelphia IDA (American
      College of Physicians)
      6.000           06/15/2030
              157,866
      --------------------------------------------------------------------------------------------------------------------------
          65,000  Philadelphia IDA (Baker's
      Bay Nursing Home Associates)
      5.750
      08/01/2023               66,115
      --------------------------------------------------------------------------------------------------------------------------
       1,950,000  Philadelphia IDA (Baptist
      Home of Philadelphia)
      5.600           11/15/2028
      1,663,077
      --------------------------------------------------------------------------------------------------------------------------
         450,000  Philadelphia IDA
      (Cathedral
      Village)
      6.750
      04/01/2023              439,007
      --------------------------------------------------------------------------------------------------------------------------
       1,000,000  Philadelphia IDA
      (Cathedral
      Village)
      6.875
      04/01/2034              973,730
      --------------------------------------------------------------------------------------------------------------------------
       3,150,000  Philadelphia IDA (First
      Mtg.-CPAP)
      6.125           04/01/2019
      2,799,153
      --------------------------------------------------------------------------------------------------------------------------
       2,000,000  Philadelphia IDA
                  (International Educational
      & Community Project)
      5.875           06/01/2022
      2,056,320
      --------------------------------------------------------------------------------------------------------------------------
       3,000,000  Philadelphia IDA
                  (International Educational
      & Community Project)
      6.000           06/01/2032
      3,080,280
      --------------------------------------------------------------------------------------------------------------------------
          25,000  Philadelphia IDA (The
      Franklin
      Institute)
      5.200
      06/15/2018               24,439
      --------------------------------------------------------------------------------------------------------------------------
          25,000  Philadelphia Municipal
      Authority, Series
      A                     5.625
      11/15/2014               25,743
      --------------------------------------------------------------------------------------------------------------------------
         135,000  Philadelphia Municipal
      Authority, Series
      A                     5.625
      11/15/2018              139,012
      --------------------------------------------------------------------------------------------------------------------------
          75,000  Philadelphia Municipal
      Authority, Series
      B                     6.400
      11/15/2016               76,781
      --------------------------------------------------------------------------------------------------------------------------
          25,000  Philadelphia Municipal
      Authority, Series
      C                     5.250
      04/01/2018               25,560
      --------------------------------------------------------------------------------------------------------------------------
          20,000  Philadelphia Municipal
      Authority, Series
      D                     6.300
      07/15/2017               20,417
      --------------------------------------------------------------------------------------------------------------------------
         200,000  Philadelphia Municipal
      Authority, Series
      D                     6.400
      11/15/2016              206,574
      --------------------------------------------------------------------------------------------------------------------------
         120,000  Philadelphia Redevelopment
      Authority
                  (FHA Title I Insured
      Loan)
      6.100
      06/01/2017              123,313
      --------------------------------------------------------------------------------------------------------------------------
         200,000  Philadelphia Redevelopment
      Authority
                  (Multifamily
      Hsg.)
      5.450           02/01/2023
          201,556
      --------------------------------------------------------------------------------------------------------------------------
         500,000  Philadelphia Redevelopment
      Authority
                  (Pavilion
      Apartments)
         6.000
      10/01/2023              485,175
      --------------------------------------------------------------------------------------------------------------------------
       4,100,000  Philadelphia Redevelopment
      Authority
                  (Pavilion
      Apartments)
      6.250           10/01/2032
      3,961,051
      --------------------------------------------------------------------------------------------------------------------------
       2,100,000  Philadelphia Regional Port
      Authority MVRICS
      11.420 f         09/01/2020
      2,211,510
      --------------------------------------------------------------------------------------------------------------------------
       2,000,000  Philadelphia School
      District GO RITES a
                           18.670 f
      08/01/2022            2,456,800
      --------------------------------------------------------------------------------------------------------------------------
          45,000  Pittsburgh URA Mtg.,
      Series A
                  5.650
      10/01/2024               44,667
      --------------------------------------------------------------------------------------------------------------------------
          30,000  Pittsburgh URA Mtg.,
      Series
      A
      5.650
      10/01/2024               29,961
      --------------------------------------------------------------------------------------------------------------------------
          70,000  Pittsburgh URA Mtg.,
      Series
      A
      6.050
      10/01/2026               71,519
      --------------------------------------------------------------------------------------------------------------------------
          40,000  Pittsburgh URA Mtg.,
      Series
      A
      7.250
      02/01/2024               40,212
      --------------------------------------------------------------------------------------------------------------------------
          10,000  Pittsburgh URA Mtg.,
      Series
      C
      5.700           04/01/2030
                   10,075
      --------------------------------------------------------------------------------------------------------------------------
         100,000  Pittsburgh URA Mtg.,
      Series
      C
      5.950           10/01/2029
        101,899
      --------------------------------------------------------------------------------------------------------------------------
       1,245,000  Pittsburgh URA Mtg.,
      Series
      C
      6.550           04/01/2028
      1,268,842
      --------------------------------------------------------------------------------------------------------------------------
          25,000  Pittsburgh URA Mtg.,
      Series
      C
      7.125
      08/01/2013               24,969
      --------------------------------------------------------------------------------------------------------------------------
          40,000  Pittsburgh URA Mtg.,
      Series
      H
      6.850
      04/01/2016               40,042
      --------------------------------------------------------------------------------------------------------------------------
       2,000,000  Sayre Health Care
      Facilities (Guthrie Healthcare
      System)       1.000 v
      12/01/2031            2,174,440
      --------------------------------------------------------------------------------------------------------------------------
       2,060,000  Sayre Health Care
      Facilities (Guthrie Healthcare
      System)       5.750
      12/01/2021            2,051,966
      --------------------------------------------------------------------------------------------------------------------------
       1,000,000  Sayre Health Care
      Facilities (Guthrie Healthcare
      System)       5.875
      12/01/2031            1,000,970
      --------------------------------------------------------------------------------------------------------------------------
         590,000  Sayre Health Care
      Facilities
                  (VHA PA/VHA East Financing
      Program)
      6.375
      07/01/2022              610,768
      --------------------------------------------------------------------------------------------------------------------------
       6,605,000  Schuylkill County IDA
      (Schuylkill Energy
      Resources)            6.500
      01/01/2010            6,634,921

      STATEMENT OF INVESTMENTS  Continued

      Principal
      Market Value

      Amount
      Coupon             Maturity
      See Note 1
      --------------------------------------------------------------------------------------------------------------------------

      Pennsylvania Continued
      $1,000,000  Somerset County Hospital
      Authority
                  (Somerset Community
      Hospital)
      5.450%          03/01/2032
      $     985,280
      --------------------------------------------------------------------------------------------------------------------------
          95,000  St. Mary Hospital
      Authority (Catholic Health
      Initiatives)      5.000
      12/01/2028               93,174
      --------------------------------------------------------------------------------------------------------------------------
       2,000,000  Susquehanna Regional
      Airport
      Authority
      5.375           01/01/2018
      1,887,760
      --------------------------------------------------------------------------------------------------------------------------
          50,000  Upper Merion Area School
      District GO
      5.500
      09/01/2016               50,971
      --------------------------------------------------------------------------------------------------------------------------
          25,000  Upper Merion Municipal
      Utility
      Authority
      6.000
      08/15/2016               25,049
      --------------------------------------------------------------------------------------------------------------------------
       1,000,000  West Cornwall Township
      Municipal Authority
                  (Elizabethtown
      College)
      6.000           12/15/2022
      1,020,010
      --------------------------------------------------------------------------------------------------------------------------
         300,000  West Shore Area Hospital
      Authority
                  (Holy Spirit
      Hospital)
      6.250
      01/01/2032              301,635
      --------------------------------------------------------------------------------------------------------------------------
         500,000  Westmoreland County IDA
                  (Redstone Health Care
      Facilities)
      8.000
      11/15/2023              537,925
      --------------------------------------------------------------------------------------------------------------------------
          60,000  Westmoreland County IDA
      (Westmoreland Hospital)
      6.000
      07/01/2022               61,383
      --------------------------------------------------------------------------------------------------------------------------
          25,000  York County Hospital
      Authority (York
      Hospital)
      5.500
      07/01/2008               25,546
      --------------------------------------------------------------------------------------------------------------------------
          40,000  York Hsg. Corp. Mtg.,
      Series
      A
      6.875
      11/01/2009               39,250

      ------------

      302,283,449

      --------------------------------------------------------------------------------------------------------------------------
       Other States--2.7%
       1,500,000  Badger, WI Tobacco Asset
      Securitization Corp.
      6.375           06/01/2032
      1,265,625
      --------------------------------------------------------------------------------------------------------------------------
       3,000,000  CA Golden State Tobacco
      Securitization Corp.
      7.900           06/01/2042
      2,993,370
      --------------------------------------------------------------------------------------------------------------------------
       8,000,000  NJ Tobacco Settlement
      Financing Corp.
      (TASC)
      6.250           06/01/2043
      6,537,760

      ------------

      10,796,755

      --------------------------------------------------------------------------------------------------------------------------
       U.S. Possessions--26.1%
         190,000  Guam Airport Authority,
      Series B
      6.700
      10/01/2023              194,493
      --------------------------------------------------------------------------------------------------------------------------
         800,000  Guam EDA
      (TASC)
      5.400
      05/15/2031              693,752
      --------------------------------------------------------------------------------------------------------------------------
       2,650,000  Guam EDA
      (TASC)
      5.500           05/15/2041
      2,250,830
      --------------------------------------------------------------------------------------------------------------------------
          60,000  Northern Mariana Islands,
      Series A
      6.000
      06/01/2014               63,415
      --------------------------------------------------------------------------------------------------------------------------
       1,460,000  Northern Mariana Islands,
      Series A
      6.600           03/15/2028
      1,534,066
      --------------------------------------------------------------------------------------------------------------------------
      45,605,000  Puerto Rico Children's
      Trust Fund (TASC)
      w                     5.375
      05/15/2033           39,550,024
      --------------------------------------------------------------------------------------------------------------------------
      26,725,000  Puerto Rico Children's
      Trust Fund (TASC)
      w                     5.500
      05/15/2039           22,784,132
      --------------------------------------------------------------------------------------------------------------------------
      24,605,000  Puerto Rico Children's
      Trust Fund
      (TASC)
      5.625           05/15/2043
      21,287,508
      --------------------------------------------------------------------------------------------------------------------------
           5,000  Puerto Rico
      HFC
      7.500
      10/01/2015                5,006
      --------------------------------------------------------------------------------------------------------------------------
          20,000  Puerto Rico
      Infrastructure
      7.500
      07/01/2009               20,453
      --------------------------------------------------------------------------------------------------------------------------
       7,725,000  Puerto Rico Port Authority
      (American Airlines), Series A
      6.250           06/01/2026
      4,171,577
      --------------------------------------------------------------------------------------------------------------------------
       1,155,000  Puerto Rico Port Authority
      (American Airlines), Series A
      6.300
      06/01/2023              623,688
      --------------------------------------------------------------------------------------------------------------------------
         115,000  Puerto Rico Port
      Authority, Series D

      7.000
      07/01/2014              118,519
      --------------------------------------------------------------------------------------------------------------------------
         140,000  Puerto Rico Urban Renewal
      & Hsg. Corp.
      7.875
      10/01/2004              143,612
      --------------------------------------------------------------------------------------------------------------------------
       6,645,000  V.I. Government Refinery
      Facilities (Hovensa Coker)
      6.500           07/01/2021
      6,660,749
      --------------------------------------------------------------------------------------------------------------------------
       4,000,000  V.I. Public Finance
      Authority (Hovensa
      Coker)                  6.500
                07/01/2021
      4,009,480
      --------------------------------------------------------------------------------------------------------------------------
         600,000  V.I. Tobacco Settlement
      Financing Corp. (TASC)
      5.000
      05/15/2031              489,162

      ------------

                104,600,466
      --------------------------------------------------------------------------------------------------------------------------
       Total Investments, At Value (COST
      $419,258,450)--104.2%
      417,680,670
      --------------------------------------------------------------------------------------------------------------------------
       Liabilities in Excess of Other
      Assets--(4.2)
      (16,758,439)

      ------------
       Net
      Assets--100.0%
      $400,922,231

      ============

     Footnotes to Statement of Investments a. Identifies issues considered to be illiquid. See Note 5 of Notes to Financial Statements.

     d. Issuer is in default.  See Note 1 of Notes to Financial  Statements.  f.
Represents  the  current  interest  rate for a  variable  rate bond  known as an
"inverse floater".  See Note 1 of Notes to Financial  Statements.  v. Represents
the current interest rate for a variable or increasing rate security.

     w.  When-issued  security to be delivered  and settled after July 31, 2003.
See Note 1 of Notes to Financial Statements.

     To simplify  the  listings of  securities,  abbreviations  are used per the table below:

      ACTS     Adult Communities Total
      Services
      BPE      Brittany Pointe Estates
      BPO      Bond Payment Obligations
      CPAP     Crime Prevention Association
      of Philadelphia
      EDA      Economic Development Authority
      EDFA     Economic Development Finance
      Authority
      FHA      Federal Housing Authority
      GO       General Obligation
      GPA      General Purpose Authority
      H&EFA    Health and Education
      Facilities Authority
      H&HEFA   Hospitals and Higher
      Education Facilities Authority
      HA       Hospital Authority
      HDA      Hospital Development Authority
      HEA      Hospital and Education
      Authority
      HEBA     Higher Education Building
      Authority
      HEHA     Higher Education and Health
      Authority
      HFA      Housing Finance Agency
      HFC      Housing Finance Corp.
      HHEA     Health, Hospital and
      Education Authority
      IDA      Industrial Development Agency
      MVRICS   Municipal Variable Rate
      Inverse Class Securities
      RITES    Residual Interest Tax Exempt
      Security
      TASC     Tobacco Settlement
      Asset-Backed Bonds
      UPMC     University of Pittsburgh
      Medical Center
      URA      Urban Redevelopment Authority
      VHA      Voluntary Hospitals of America
      VI       United States Virgin Islands

      --------------------------------------------------------------------------------
      Industry Concentrations  July 31, 2003

      Distribution of investments by
      industry of issue, as a percentage of
      total
      investments at value, is as follows:

      Industry
      Market Value        Percent
      --------------------------------------------------------------------------------
      Tobacco Settlements
                                   $
      97,852,163          23.4%
      Adult Living
      Facilities
      47,086,724          11.3
      Resource
      Recovery
      46,274,118          11.1
      Hospital/Health
      Care
      40,668,122           9.8
      Higher
      Education
      32,462,405           7.8
      Single Family
      Housing
      32,203,703           7.7
      Not-for-Profit
      Organization
      22,710,013           5.4
      Paper, Containers &
      Packaging
      16,974,023           4.1
      Pollution
      Control
      15,849,027           3.8
      Multifamily
      Housing
      13,628,574           3.3
      Parking Fee
      Revenue
      13,235,811           3.2
      Marine/Aviation
      Facilities
      12,159,884           2.9
      Airlines
      5,466,215           1.3
      Education

      5,136,600           1.2
      Gas
      Utilities
      3,940,494           0.9
      Electric
      Utilities
      3,442,611           0.8
      General
      Obligation
       2,631,442           0.6
      Water
      Utilities
      2,164,474           0.5
      Sewer
      Utilities
      1,945,853           0.5
      Sales Tax
      Revenue
      1,300,269           0.3
      Municipal
      Leases
      494,087           0.1
      Manufacturing, Durable
      Goods
      35,946            --
      Manufacturing, Non-Durable
      Goods
      18,112            --

      ----------------------------
      Total
      $417,680,670         100.0%

      ============================

      STATEMENT OF INVESTMENTS  Continued

      --------------------------------------------------------------------------------
      Summary of Ratings  July 31, 2003 /
      Unaudited

      Distribution of investments by rating
      category, as a percentage of total
      investments at value, is as follows:

       Rating

      Percent
      --------------------------------------------------------------------------------

      AAA
      5.5%
       AA

      11.4

      A
      31.3

      BBB
      30.8

      BB
                         3.0

      B
      3.3

      CCC
      1.2

      CC
      0.0

      C
      0.2

      D
      0.0
       Not
      Rated
      13.3

      ------

      Total
      100.0%

      ======

     Bonds rated by any nationally  recognized  statistical rating  organization are included in the equivalent  Standard & Poor's rating category.  As a general matter,  unrated bonds may be backed by mortgage liens or equipment liens on the underlying  property,  and also may be  guaranteed.  Bonds which are backed by a letter of credit or by other financial  institutions or agencies may be assigned an  investment-grade  rating by the Manager,  which  reflects the quality of the guarantor,  institution  or agency.  Unrated bonds may also be assigned a rating
when  the  issuer  has  rated   bonds   outstanding   with   comparable   credit
characteristics,  or when,  in the  opinion  of the  Manager,  the  bond  itself possesses credit  characteristics  which allow for rating.  The unrated bonds in the portfolio  are  predominantly  smaller  issuers which have not applied for a bond rating. Only those unrated bonds which subsequent to purchase have not been designated  investment  grade by the  Manager  are  included  in the "Not Rated"
category.

      See accompanying Notes to Financial
      Statements.

      STATEMENT OF ASSETS AND LIABILITIES
      July 31, 2003

      -------------------------------------------------------------------------------------------------
       Assets

       Investments, at value (cost
      $419,258,450)--see accompanying
      statement             $417,680,670
      -------------------------------------------------------------------------------------------------

      Cash
       164,998
      -------------------------------------------------------------------------------------------------
       Receivables and other assets:

      Interest
      7,044,694
       Shares of beneficial interest
      sold
      1,819,297
       Investments
      sold
      278,972

      Other
          3,270

      --------------
       Total
      assets
      426,991,901

      -------------------------------------------------------------------------------------------------
       Liabilities

       Payables and other liabilities:
       Notes payable to bank (interest rate
      1.75% at July 31,
      2003)                        20,200,000
       Investments purchased (including
      $4,548,809 purchased on
       a when-issued or forward commitment
      basis)
      4,627,369
       Shares of beneficial interest
      redeemed
      572,086

      Dividends
                      477,143
       Shareholder
      reports
      67,264
       Distribution and service plan
      fees
      51,073
       Trustees'
      compensation

      27,921
       Transfer and shareholder servicing
      agent
      fees
      19,397

      Other
      27,417

      --------------
       Total
      liabilities
      26,069,670

      -------------------------------------------------------------------------------------------------
       Net
      Assets
      $400,922,231

      ==============

      -------------------------------------------------------------------------------------------------
       Composition of Net Assets

       Paid-in
      capital
      $405,125,078
      -------------------------------------------------------------------------------------------------
       Overdistributed net investment
      income
      (304,098)
      -------------------------------------------------------------------------------------------------
       Accumulated net realized loss on
      investment
      transactions
      (2,320,969)
      -------------------------------------------------------------------------------------------------
       Net unrealized depreciation on
      investments
      (1,577,780)

      --------------
       Net
      Assets
      $400,922,231

      ==============

      STATEMENT OF ASSETS AND LIABILITIES
      Continued

      ----------------------------------------------------------------------------------------------
       Net Asset Value Per Share

       Class A Shares:
       Net asset value and redemption price
      per share (based on net assets of
       $184,637,767 and 16,082,122 shares of
      beneficial interest
      outstanding)                  $11.48
       Maximum offering price per share (net
      asset value plus sales charge of 4.75%
      of
       offering
      price)
      $12.05
      -------------------------------------------------------------------------------------------------
       Class B Shares:
       Net asset value, redemption price
      (excludes applicable contingent
      deferred
       sales charge) and offering price per
      share (based on net assets of
      $146,368,862
       and 12,752,768 shares of beneficial
      interest
      outstanding)
      $11.48
      -------------------------------------------------------------------------------------------------
       Class C Shares:
       Net asset value, redemption price
      (excludes applicable contingent
      deferred
       sales charge) and offering price per
      share (based on net assets of
      $69,915,602
       and 6,096,252 shares of beneficial
      interest
      outstanding)
      $11.47

       See accompanying Notes to Financial
      Statements.

      STATEMENT OF OPERATIONS  For the Year
      Ended July 31, 2003

      -----------------------------------------------------------------------------------

       Investment Income

      Interest
      $  25,064,625

      -----------------------------------------------------------------------------------
       Expenses

       Management
      fees
      2,046,970
      -----------------------------------------------------------------------------------
       Distribution and service plan fees:
       Class
      A
      247,126
       Class
      B
      1,144,392
       Class
      C
      541,241
      -----------------------------------------------------------------------------------
       Transfer and shareholder servicing
      agent fees:
       Class
      A
      87,209
       Class B

      73,736
       Class
      C
      33,779
      -----------------------------------------------------------------------------------
       Interest expense

      156,991
      -----------------------------------------------------------------------------------
       Shareholder
      reports
      115,262
      -----------------------------------------------------------------------------------
       Custodian fees and
      expenses
      27,773
      -----------------------------------------------------------------------------------
       Trustees'
      compensation
                                16,870
      -----------------------------------------------------------------------------------

      Other
      31,618

                     ------------
       Total
      expenses
      4,522,967
       Less reduction to custodian
      expenses
      (5,387)

                ------------
       Net
      expenses
      4,517,580

      -----------------------------------------------------------------------------------
       Net Investment
      Income
             20,547,045

      -----------------------------------------------------------------------------------
       Realized and Unrealized Gain (Loss)

       Net realized gain on
      investments
      2,444,605
      -----------------------------------------------------------------------------------
       Net change in unrealized depreciation
      on investments
      (7,146,660)

      -----------------------------------------------------------------------------------
       Net Increase in Net Assets Resulting
      From Operations
      $15,844,990

      ============

      See accompanying Notes to Financial
      Statements.

      STATEMENTS OF CHANGES IN NET ASSETS

       Year Ended July 31,

      2003                2002
      ------------------------------------------------------------------------------------------------------------

       Operations
       Net investment
      income
      $ 20,547,045        $ 12,987,967
      ------------------------------------------------------------------------------------------------------------
       Net realized gain
      (loss)
      2,444,605            (891,365)
      ------------------------------------------------------------------------------------------------------------
       Net change in unrealized appreciation
      (depreciation)
      (7,146,660)          4,004,254

      ----------------------------------
       Net increase in net assets resulting
      from operations
      15,844,990          16,100,856

      ------------------------------------------------------------------------------------------------------------
       Dividends and/or Distributions to
      Shareholders

       Dividends from net investment income:
       Class
      A

      (10,349,999)         (7,383,457)
       Class
      B
      (6,656,148)         (4,061,062)
       Class
      C
      (3,154,016)         (1,787,351)

      ------------------------------------------------------------------------------------------------------------
       Beneficial Interest Transactions

       Net increase in net assets resulting
      from beneficial interest transactions:
       Class A

      41,848,794          42,964,197
       Class
      B
      46,875,679          47,176,497
       Class
      C

      23,631,773          27,229,342

      ------------------------------------------------------------------------------------------------------------
       Net Assets

       Total
      increase
      108,041,073         120,239,022
      ------------------------------------------------------------------------------------------------------------
       Beginning of
      period
      292,881,158         172,642,136

      ----------------------------------
       End of period [including
      overdistributed net investment
       income of $304,098 and $690,980,
      respectively]
      $400,922,231        $292,881,158

      ==================================

       See accompanying Notes to Financial
      Statements.

      FINANCIAL HIGHLIGHTS

       Class A    Year Ended July
      31,                  2003
      2002          2001
      2000          1999
      --------------------------------------------------------------------------------------------------------------

       Per Share Operating Data

       Net asset value, beginning of
      period        $  11.57      $
      11.46      $  11.28       $
      12.08       $ 12.42
      --------------------------------------------------------------------------------------------------------------
       Income (loss) from investment
      operations:

       Net investment
      income
      .75           .70
      .67           .67           .63
       Net realized and unrealized gain
      (loss)         (.11)
      .11           .21
      (.81)         (.37)

      -----------------------------------------------------------------
       Total from investment
      operations
      .64           .81
      .88          (.14)          .26
      --------------------------------------------------------------------------------------------------------------
       Dividends and/or distributions to
      shareholders:
       Dividends from net investment
      income            (.73)
      (.70)         (.70)
      (.66)         (.60)
      --------------------------------------------------------------------------------------------------------------
       Net asset value, end of
      period              $  11.48      $
      11.57        $11.46       $
      11.28       $ 12.08

      =================================================================

      --------------------------------------------------------------------------------------------------------------
       Total Return, At Net Asset Value
      1              5.36%
      7.36%         8.10%
      (1.00)%        2.01%

      --------------------------------------------------------------------------------------------------------------
       Ratios/Supplemental Data

       Net assets, end of period (in
      thousands)    $184,638
      $144,592      $100,222
      $64,336       $72,794
      --------------------------------------------------------------------------------------------------------------
       Average net assets (in
      thousands)           $172,228
      $120,251      $ 77,048
      $67,252       $71,835
      --------------------------------------------------------------------------------------------------------------
       Ratios to average net assets: 2
       Net investment
      income
      6.11%        6.03%
      5.84%         5.93%         5.03%
       Total expenses
                          0.86%
      0.85%          0.94%
      1.10%         0.95%
       Expenses after expense reimbursement
      or fee
       waiver and reduction to custodian
      expenses       N/A 3       0.82%
      4        0.87% 4       0.93% 4
      0.90% 4
      --------------------------------------------------------------------------------------------------------------
       Portfolio turnover
      rate
      33%          39%
      58%           98%           37%

1. Assumes an  investment on the business day before the first day of the fiscal period, with all dividends and distributions  reinvested in additional shares on the  reinvestment  date, and redemption at the net asset value calculated on the last business day of the fiscal  period.  Sales charges are not reflected in the total  returns.  Total returns are not  annualized  for periods of less than one full year.  Returns do not reflect  the  deduction  of taxes that a  shareholder would pay on Fund  distributions or the redemption of Fund shares. 2. Annualized for periods of less than one full year.

3. Reduction to custodian expenses less than 0.01%.

4. Excludes interest expense.

      See accompanying Notes to Financial
      Statements.

      FINANCIAL HIGHLIGHTS Continued

       Class B    Year Ended July
      31,                  2003
      2002          2001
      2000          1999
      ---------------------------------------------------------------------------------------------------------------

       Per Share Operating Data

       Net asset value, beginning of
      period        $  11.57       $
      11.46       $ 11.27       $
      12.07       $ 12.42
      ---------------------------------------------------------------------------------------------------------------
       Income (loss) from investment
      operations:
       Net investment
      income
      .65            .62
      .59           .58           .53
       Net realized and unrealized gain
      (loss)         (.11)
      .11           .22
      (.81)         (.38)

      ------------------------------------------------------------------
       Total from investment
      operations
      .54            .73
      .81          (.23)          .15
      ---------------------------------------------------------------------------------------------------------------
       Dividends and/or distributions to
      shareholders:
       Dividends from net investment
      income            (.63)
      (.62)         (.62)
      (.57)         (.50)
      ---------------------------------------------------------------------------------------------------------------
       Net asset value, end of
      period              $  11.48       $
      11.57       $ 11.46       $
      11.27       $ 12.07

      ==================================================================

      ---------------------------------------------------------------------------------------------------------------
       Total Return, At Net Asset Value
      1              4.56%
      6.55%         7.40%
      (1.75)%        1.16%

      ---------------------------------------------------------------------------------------------------------------
       Ratios/Supplemental Data
       Net assets, end of period (in
      thousands)    $146,369
      $101,126       $52,926
      $21,696       $24,206
      ---------------------------------------------------------------------------------------------------------------
       Average net assets (in
      thousands)           $127,280       $
      75,772       $32,037
      $21,368       $23,845
      ---------------------------------------------------------------------------------------------------------------
       Ratios to average net assets: 2
       Net investment
      income
      5.34%          5.26%
      5.03%         5.16%         4.26%
       Total
      expenses
      1.63%          1.61%
      1.68%         1.96%         1.80%
       Expenses after expense reimbursement
      or fee
       waiver and reduction to custodian
      expenses       N/A 3        1.58%
      4        1.62% 4       1.68% 4
      1.65% 4
      ---------------------------------------------------------------------------------------------------------------
       Portfolio turnover
      rate
      33%            39%           58%
               98%           37%

1. Assumes an  investment on the business day before the first day of the fiscal period, with all dividends and distributions  reinvested in additional shares on the  reinvestment  date, and redemption at the net asset value calculated on the last business day of the fiscal  period.  Sales charges are not reflected in the total  returns.  Total returns are not  annualized  for periods of less than one full year.  Returns do not reflect  the  deduction  of taxes that a  shareholder would pay on Fund  distributions or the redemption of Fund shares. 2. Annualized for periods of less than one full year.
3. Reduction to custodian expenses less than 0.01%.
4. Excludes interest expense.

       See accompanying Notes to Financial
      Statements.

       Class C    Year Ended July
      31,                  2003
      2002          2001
      2000          1999
      ---------------------------------------------------------------------------------------------------------------

       Per Share Operating Data

       Net asset value, beginning of
      period         $ 11.56        $
      11.45       $ 11.27
      $12.07        $12.41
      ---------------------------------------------------------------------------------------------------------------
       Income (loss) from investment
      operations:
       Net investment
      income
      .65            .61
      .57           .57           .53
       Net realized and unrealized gain
      (loss)         (.11)
      .12           .23
      (.80)         (.37)

      -----------------------------------------------------------------
       Total from investment
      operations
      .54            .73
      .80          (.23)          .16
      ---------------------------------------------------------------------------------------------------------------
       Dividends and/or distributions to
      shareholders:
       Dividends from net investment
      income            (.63)
      (.62)         (.62)
      (.57)         (.50)
      ---------------------------------------------------------------------------------------------------------------
       Net asset value, end of
      period               $ 11.47        $
      11.56       $ 11.45
      $11.27        $12.07

      =================================================================

      ---------------------------------------------------------------------------------------------------------------
       Total Return, At Net Asset Value
      1              4.57%
      6.55%         7.30%
      (1.75)%        1.25%

      ---------------------------------------------------------------------------------------------------------------
       Ratios/Supplemental Data

       Net assets, end of period (in
      thousands)     $69,916
      $47,163       $19,494
      $6,607        $5,826
      ---------------------------------------------------------------------------------------------------------------
       Average net assets (in
      thousands)            $60,202
      $33,327       $10,913
      $5,542        $5,867
      ---------------------------------------------------------------------------------------------------------------
       Ratios to average net assets: 2
       Net investment
      income
      5.34%          5.26%
      5.01%         5.16%         4.26%
       Total
      expenses
      1.63%          1.61%
      1.68%         1.95%         1.80%
       Expenses after expense reimbursement
      or fee
       waiver and reduction to custodian
      expenses       N/A 3        1.58%
      4        1.62% 4       1.68% 4
      1.65% 4
      ---------------------------------------------------------------------------------------------------------------
       Portfolio turnover
      rate
      33%            39%           58%
              98%           37%

1. Assumes an  investment on the business day before the first day of the fiscal period, with all dividends and distributions  reinvested in additional shares on the  reinvestment  date, and redemption at the net asset value calculated on the last business day of the fiscal  period.  Sales charges are not reflected in the total  returns.  Total returns are not  annualized  for periods of less than one full year.  Returns do not reflect  the  deduction  of taxes that a  shareholder would pay on Fund  distributions or the redemption of Fund shares. 2. Annualized for periods of less than one full year.
3. Reduction to custodian expenses less than 0.01%.
4. Excludes interest expense.

       See accompanying Notes to Financial
      Statements.

      NOTES TO FINANCIAL STATEMENTS

      --------------------------------------------------------------------------------

1. Significant Accounting Policies Oppenheimer  Pennsylvania Municipal Fund (the
Fund) is a  separate  series  of  Oppenheimer  Multi-State  Municipal  Trust,  a non-diversified,  open-end  management  investment  company registered under the
Investment Company Act of 1940, as amended.  The Fund's investment  objective is to seek as high a level of current  interest  income  exempt  from  federal  and
Pennsylvania  personal  income taxes as is available from municipal  securities, consistent  with  preservation  of  capital.  The Fund's  investment  advisor is
OppenheimerFunds, Inc. (the Manager).

     The Fund  offers  Class A,  Class B and Class C shares.  Class A shares are sold at their offering price, which is normally net asset value plus a front-end sales  charge.  Class B and Class C shares are sold  without a  front-end  sales charge but may be subject to a  contingent  deferred  sales charge  (CDSC).  All classes of shares have identical rights and voting privileges.

     Earnings,  net  assets  and net asset  value per share may  differ by minor amounts due to each class having its own expenses directly  attributable to that class. Classes A, B and C have separate distribution and/or service plans. Class
B shares will  automatically  convert to Class A shares six years after the date of purchase.  The  following  is a summary of  significant  accounting  policies consistently followed by the Fund.

--------------------------------------------------------------------------------

Securities Valuation. Securities listed or traded on National Stock Exchanges or other  domestic or foreign  exchanges are valued based on the last sale price of the security  traded on that  exchange  prior to the time when the Fund's assets are valued.  Securities  traded on NASDAQ are valued based on the closing  price provided by NASDAQ prior to the time when the Fund's  assets are valued.  In the absence of a sale,  the  security  is valued at the last sale price on the prior trading day, if it is within the spread of the closing bid and asked prices, and if not, at the closing bid price.  Securities (including restricted  securities)
for which  quotations  are not  readily  available  are valued  primarily  using dealer-supplied  valuations, a portfolio pricing service authorized by the Board of  Trustees,  or at their fair value.  Fair value is  determined  in good faith using  consistently  applied  procedures  under the  supervision of the Board of
Trustees.   Short-term  "money  market  type"  debt  securities  with  remaining
maturities  of  sixty  days  or  less  are  valued  at  amortized   cost  (which
approximates market value).

--------------------------------------------------------------------------------

Securities Purchased on a When-Issued or Forward Commitment Basis.  Delivery and
payment for  securities  that have been  purchased by the Fund on a  when-issued basis  can  take  place a month or more  after  the  trade  date.  Normally  the settlement date occurs within six months after the trade date; however, the Fund may, from time to time,  purchase  securities  whose settlement date extends six months or more beyond trade date.  During this period,  such  securities  do not earn interest, are subject to market fluctuation and may increase or decrease in value  prior to their  delivery.  The Fund  maintains  segregated  assets with a market value equal to or greater  than the amount of its  purchase  commitments.
The purchase of securities on a when-issued  (or forward  commitment)  basis may increase  the  volatility  of the Fund's net asset  value to the extent the Fund executes such transactions while remaining  substantially fully invested.  As of
July 31, 2003,  the Fund had entered into  when-issued  purchase  commitments or forward commitments of $4,548,809.

--------------------------------------------------------------------------------

Inverse  Floating  Rate  Securities.  The Fund invests in inverse  floating rate securities  that pay interest at a rate that varies  inversely  with  short-term interest  rates.  Certain of these  securities  may be  leveraged,  whereby  the interest rate varies inversely at a multiple of the change in short-term  rates.
As interest rates rise,  inverse floaters produce less current income. The price of such securities is more volatile than comparable fixed rate  securities.  The
Fund intends to invest no more than 20% of its total assets in inverse floaters.
Inverse floaters amount to $28,035,008 as of July 31, 2003. Including the effect of leverage,  inverse floaters represent 17.66% of the Fund's total assets as of
July 31, 2003.

      --------------------------------------------------------------------------------

Security  Credit Risk. The Fund invests in high-yield  securities,  which may be subject to a greater  degree of credit  risk,  market  fluctuations  and loss of income and  principal,  and may be more  sensitive to economic  conditions  than lower-yielding,  higher-rated  fixed-income  securities.  The Fund  may  acquire securities  in default,  and is not  obligated  to dispose of  securities  whose issuers subsequently  default. As of July 31, 2003, securities with an aggregate market value of $1,421,558, representing 0.35% of the Fund's net assets, were in default.

     There are certain risks arising from geographic concentration in any State.
Certain  revenue or tax  related  events in a state may  impair  the  ability of certain  issuers of municipal  securities to pay principal and interest on their obligations.

 --------------------------------------------------------------------------------

Allocation of Income,  Expenses,  Gains and Losses. Income, expenses (other than those  attributable  to a specific  class),  gains and losses are allocated on a daily basis to each class of shares  based upon the relative  proportion  of net assets represented by such class.  Operating expenses directly attributable to a specific class are charged against the operations of that class.

--------------------------------------------------------------------------------

Federal  Taxes.  The Fund  intends to comply  with  provisions  of the  Internal
Revenue Code  applicable  to regulated  investment  companies  and to distribute substantially  all of its investment  company taxable income,  including any net realized gain on investments not offset by capital loss  carryforwards,  if any, to  shareholders,  therefore,  no  federal  income or excise  tax  provision  is required.

NOTES TO FINANCIAL STATEMENTS Continued

      --------------------------------------------------------------------------------

1. Significant Accounting Policies Continued The tax components of capital shown in the table below  represent  distribution  requirements  the Fund must satisfy under the income tax regulations,  losses the Fund may be able to offset against income  and gains  realized  in  future  years and  unrealized  appreciation  or depreciation of investment for federal income tax purposes.

      Net Unrealized

      Undistributed
      Depreciation Based
            Net
      Undistributed        Accumulated
      On Cost of Securities
            Investment
      Long-Term               Loss
      for Federal Income
            Income                 Gain
      Carryforward 1,2              Tax
      Purposes

      ------------------------------------------------------------------------
            $199,305
      $--         $2,320,972
      $1,577,780

1.  As  of  July  31,  2003,  the  Fund  had  $2,320,972  of  net  capital  loss carryforwards  available to offset future  realized  capital gains,  if any, and thereby reduce future taxable gain  distributions.  As of July 31, 2003, details of the capital loss carryforwards were as follows:

                                    Expiring

      ----------------------

      2009        $  955,323

      2010         1,365,649

      ----------

      Total       $2,320,972

      ==========

2.  During the fiscal  years  ended July 31,  2003 and July 31,  2002,  the Fund utilized $2,261,627 and $834,493, respectively, of capital loss carryforwards to offset capital gains realized in the respective fiscal years.

The tax character of distributions paid during the years ended July 31, 2003 and
July 31, 2002 was as follows:

      Year Ended         Year Ended

      July 31, 2003      July 31, 2002

      -------------------------------------------------------------
                   Distributions paid from:
                   Exempt-interest
      dividends      $20,160,163
      $13,231,870

The aggregate cost of investments and the composition of unrealized appreciation and  depreciation  of investments for federal income tax purposes as of July 31,
2003 are noted below. The primary  difference  between book and tax appreciation or  depreciation  of  investments,  if applicable,  is  attributable  to the tax deferral of losses or tax realization of financial statement  unrealized gain or loss.

                           Federal Tax
      Cost                 $419,258,450

      ------------
                           Gross unrealized
      appreciation    $  8,716,554
                           Gross unrealized
      depreciation     (10,294,334)

      ------------
                           Net unrealized
      depreciation      $ (1,577,780)

      ============

      --------------------------------------------------------------------------------

Trustees' Compensation. The Fund has adopted an unfunded retirement plan for the
Fund's  independent  trustees.  Benefits  are based on years of service and fees paid to each trustee during the years of service. During the year ended July 31,
2003,  the Fund's  projected  benefit  obligations  were increased by $2,506 and payments of $2,091 were made to retired  trustees,  resulting in an  accumulated liability of $26,261 as of July 31, 2003.

     The  Board  of  Trustees  has  adopted  a  deferred  compensation  plan for independent trustees that enables trustees to elect to defer receipt of all or a portion of the annual  compensation  they are entitled to receive from the Fund.
Under the plan,  deferred amounts are treated as though equal dollar amounts had been  invested  in  shares  of  the  Fund  or are  invested  in  other  selected
Oppenheimer funds. Deferral of trustees' fees under the plan will not affect the net  assets of the Fund,  and will not  materially  affect  the  Fund's  assets, liabilities or net investment  income per share.  Amounts will be deferred until distributed in accordance to the Plan.
 --------------------------------------------------------------------------------
Dividends and  Distributions  to  Shareholders.  Dividends and  distributions to shareholders,  which are determined in accordance  with income tax  regulations, are recorded on the ex-dividend date. Income distributions, if any, are declared daily and paid  monthly.  Capital gain  distributions,  if any, are declared and paid annually.
--------------------------------------------------------------------------------
Investment  Income.  Interest income,  which includes  accretion of discount and amortization of premium, is accrued as earned.
--------------------------------------------------------------------------------
Expense Offset Arrangement.  The reduction of custodian fees represents earnings on cash balances maintained by the Fund.
--------------------------------------------------------------------------------
Security  Transactions.  Security  transactions  are recorded on the trade date.
Realized  gains and losses on  securities  sold are  determined  on the basis of identified cost.
--------------------------------------------------------------------------------

Other.  The  preparation of financial  statements in conformity  with accounting
principles   generally  accepted  in  the  United  States  of  America  requires management to make estimates and assumptions that affect the reported amounts of assets and  liabilities  and disclosure of contingent  assets and liabilities at the date of the  financial  statements  and the  reported  amounts of income and expenses  during the reporting  period.  Actual  results could differ from those estimates.

2. Shares of Beneficial  Interest The Fund has authorized an unlimited number of no par value shares of beneficial interest of each class. Transactions in shares of beneficial interest were as follows:

                                       Year
      Ended July 31, 2003          Year
      Ended July 31, 2002

      Shares             Amount
      Shares             Amount
      ---------------------------------------------------------------------------------------------

       Class A
       Sold
      5,485,109        $64,107,249
      4,682,260        $53,495,965
       Dividends and/or
       distributions reinvested
      498,875          5,832,342
      322,303          3,678,979
       Redeemed
      (2,400,518)       (28,090,797)
      (1,248,217)       (14,210,747)

      -----------------------------------------------------------------
       Net increase
      3,583,466        $41,848,794
      3,756,346        $42,964,197

      =================================================================

      NOTES TO FINANCIAL STATEMENTS
      Continued

      --------------------------------------------------------------------------------
       2. Shares of Beneficial Interest
      Continued

                                       Year
      Ended July 31, 2003          Year
      Ended July 31, 2002

      Shares             Amount
      Shares             Amount
      --------------------------------------------------------------------------------------------

       Class B
       Sold
      4,839,117        $56,581,145
      4,526,817        $51,733,814
       Dividends and/or
       distributions reinvested
      291,066          3,402,315
      173,331          1,977,100
       Redeemed
      (1,121,467)       (13,107,781)
      (574,433)        (6,534,417)

      ----------------------------------------------------------------
       Net increase
      4,008,716        $46,875,679
      4,125,715        $47,176,497

      ================================================================
      --------------------------------------------------------------------------------
       Class C
       Sold
      3,007,339        $35,159,594
      2,612,530        $29,865,127
       Dividends and/or
       distributions reinvested
      182,644          2,133,402
      102,798          1,171,471
       Redeemed
      (1,174,699)       (13,661,223)
      (336,326)        (3,807,256)

      ----------------------------------------------------------------
       Net increase
      2,015,284        $23,631,773
      2,379,002
      $27,229,342
      ================================================================
      --------------------------------------------------------------------------------

3.  Purchases  and Sales of  Securities  The  aggregate  cost of  purchases  and proceeds from sales of securities,  other than short-term  obligations,  for the year ended July 31, 2003, were $238,835,139 and $120,180,058, respectively.

      --------------------------------------------------------------------------------
4. Fees and Other Transactions With Affiliates  Management Fees. Management fees paid to the Manager were in accordance  with the investment  advisory  agreement with the Fund which  provides  for a fee at an annual rate of 0.60% of the first
$200 million of average annual net assets, 0.55% of the next $100 million, 0.50%
of the next $200 million, 0.45% of the next $250 million, 0.40% of the next $250 million,  and 0.35% of  average  annual  net  assets  in  excess of $1  billion.
Effective January 1, 2002, the Manager voluntarily agreed to waive advisory fees at an annual rate equal to 0.05% of the Fund's  average  daily net assets if the
Fund's  trailing one year  performance  percentile  at the end of the  preceding quarter is in the fourth or fifth quintile of the Fund's Lipper peer group.  The foregoing waiver is voluntary and may be terminated by the Manager at any time.
 --------------------------------------------------------------------------------
Transfer Agent Fees. OppenheimerFunds Services (OFS), a division of the Manager, acts as the transfer and shareholder servicing agent for the Fund. The Fund pays
OFS a per account fee. For the year ended July 31, 2003,  the Fund paid $198,014 to OFS for services to the Fund.  OFS has  voluntarily  agreed to limit transfer and shareholder  servicing  agent fees for all classes,  up to an annual rate of
0.35% of  average  net  assets per  class.  This  undertaking  may be amended or withdrawn at any time.

      --------------------------------------------------------------------------------

Distribution  and Service Plan  (12B-1)  Fees.  Under its General  Distributor's
Agreement with the Manager, OppenheimerFunds Distributor, Inc. (the Distributor)
acts as the Fund's  principal  underwriter in the continuous  public offering of the different classes of shares of the Fund.

The  compensation  paid to (or  retained  by) the  Distributor  from the sale of shares or on the redemption of shares is shown in the table below for the period indicated.

      Aggregate        Class A
      Concessions      Concessions
      Concessions
                              Front-end
      Front-End      On Class A       On
      Class B       On Class C
                          Sales Charges
      Sales Charges
      Shares           Shares
      Shares
                             On Class A
      Retained by     Advanced by
      Advanced by      Advanced by
       Year Ended                Shares
      Distributor   Distributor 1
      Distributor 1    Distributor 1
      --------------------------------------------------------------------------------

       July 31, 2003
      $1,351,585       $238,281
      $25,800       $2,138,403
      $297,755

1. The Distributor  advances concession payments to dealers for certain sales of
Class A  shares  and for  sales  of  Class B and  Class C  shares  from  its own resources at the time of sale.

      Class A         Class B        Class C

      Contingent      Contingent
      Contingent

      Deferred        Deferred       Deferred

      Sales Charges   Sales Charges  Sales
      Charges

      Retained by     Retained by
      Retained by
       Year
      Ended
      Distributor     Distributor
      Distributor
      --------------------------------------------------------------------------------

       July 31,
      2003
      $553        $252,776        $15,290
      --------------------------------------------------------------------------------

Service Plan for Class A Shares. The Fund has adopted a Service Plan for Class A
Shares.  It reimburses the  Distributor  for a portion of its costs incurred for services  provided to accounts that hold Class A shares.  Reimbursement  is made quarterly  at an annual rate of up to 0.15% of the average  annual net assets of
Class A shares of the Fund. For the year ended July 31, 2003,  expense under the
Class A Plan  totaled  $247,126,  all of which were paid by the  Distributor  to recipients,  which  included  $15,200 paid to an  affiliate of the Manager.  Any unreimbursed  expenses the Distributor  incurs with respect to Class A shares in any fiscal year cannot be recovered in subsequent years.
--------------------------------------------------------------------------------
Distribution  and  Service  Plans for  Class B and Class C Shares.  The Fund has
adopted Distribution and Service Plans for Class B and Class C shares. Under the plans, the Fund pays the Distributor an annual asset-based sales charge of 0.75%
per year on Class B shares and on Class C shares.  The Distributor also receives a service fee of 0.15% per year under each plan.

Distribution fees paid to the Distributor for the year ended July 31, 2003, were as follows:

      Distributor's

      Distributor's         Aggregate

      Aggregate      Unreimbursed

      Unreimbursed     Expenses as %
                               Total
      Payments  Amount Retained
      Expenses     of Net Assets
                                   Under
      Plan   by Distributor      Under
      Plan          of Class
      --------------------------------------------------------------------------------------------

       Class B Plan
      $1,144,392       $1,027,547
      $5,361,999              3.66%
       Class C Plan
      541,241          253,145
      815,340              1.17

      NOTES TO FINANCIAL STATEMENTS
      Continued

      --------------------------------------------------------------------------------

5. Illiquid Securities.  As of July 31, 2003, investments in securities included issues that are illiquid.  A security may be  considered  illiquid if it lacks a readily  available  market or if its  valuation  has not  changed  for a certain period of time.  The Fund  intends  to invest no more than 15% of its net assets
(determined  at the time of  purchase  and  reviewed  periodically)  in illiquid
securities.   The  aggregate  value  of  illiquid  securities  subject  to  this limitation as of July 31, 2003 was  $26,497,510,  which  represents 6.61% of the
Fund's net assets.

6. Bank  Borrowings The Fund may borrow up to 5% of its total assets from a bank to purchase portfolio securities,  or for temporary and emergency purposes.  The purchase of securities  with borrowed  funds creates  leverage in the Fund.  The
Fund has entered into an agreement which enables it to participate  with certain other  Oppenheimer  funds in a committed,  unsecured line of credit with a bank, which permits borrowings up to $350 million,  collectively.  Interest is charged to each fund, based on its borrowings, at a rate equal to the Federal Funds Rate plus 0.625%.  The Fund also pays a commitment fee equal to its pro rata share of the  average  unutilized  amount of the credit  facility  at a rate of 0.09% per annum.

     The Fund had  borrowings  outstanding of $20,200,000 at July 31, 2003 at an interest rate of 1.75%.  For the year ended July 31, 2003,  the average  monthly loan balance was  $8,011,950  at an average daily  interest rate of 2.008%.  The
Fund had  gross  borrowings  and  gross  loan  repayments  of  $137,100,000  and
$116,900,000,  respectively,  during the year ended July 31,  2003.  The maximum amount of borrowings outstanding at any month-end was $20,800,000. The Fund paid
$1,007 in commitment fees during the year ended July 31, 2003.

      FEDERAL INCOME TAX INFORMATION
      Unaudited

      --------------------------------------------------------------------------------

In early 2004, if applicable,  shareholders  of record will receive  information regarding  all  dividends  and  distributions  paid to them by the  Fund  during calendar year 2003. Regulations of the U.S. Treasury Department require the Fund to  report  this  information  to the  Internal  Revenue  Service.  None  of the
dividends  paid by the Fund during the year ended July 31, 2003 are eligible for the  corporate  dividend-received  deduction.  The  dividends  were derived from interest on municipal  bonds and are not subject to federal income taxes. To the extent a shareholder  is subject to any state or local tax laws,  some or all of the dividends received may be taxable. The foregoing information is presented to assist  shareholders  in reporting  distributions  received from the Fund to the
Internal Revenue Service.  Because of the complexity of the federal  regulations which may affect your individual tax return and the many variations in state and local tax  regulations,  we  recommend  that you  consult  your tax  advisor for specific guidance.

                    Appendix A

        MUNICIPAL BOND RATINGS DEFINITIONS
        ----------------------------------

Below are summaries of the rating definitions used by the  nationally-recognized rating agencies listed below for municipal  securities.  Those ratings represent the opinion of the agency as to the credit quality of issues that they rate. The summaries below are based upon  publicly-available  information  provided by the rating organizations.

Moody's Investors Service, Inc. ("Moody's")

      LONG-TERM BOND RATINGS

Aaa:  Bonds  rated  "Aaa" are  judged  to be the best  quality.  They  carry the smallest degree of investment risk.  Interest  payments are protected by a large or by an exceptionally  stable margin and principal is secure. While the various protective  elements are likely to change,  the changes that can be expected are most unlikely to impair the fundamentally strong position of such issues.

Aa: Bonds rated "Aa" are judged to be of high quality by all standards. Together with the "Aaa" group,  they  comprise  what are  generally  known as  high-grade bonds.  They are rated lower than the best bonds  because  margins of protection may not be as large as with Aaa securities or fluctuation of protective elements may be of greater  amplitude or there may be other  elements  present which make the long-term risk appear somewhat larger than the of "Aaa" securities.

A: Bonds rated "A" possess many  favorable  investment  attributes and are to be
considered  as  upper-medium-grade  obligations.   Factors  giving  security  to
principal and interest are considered adequate but elements may be present which suggest a susceptibility to impairment some time in the future.

Baa: Bonds rated "Baa" are considered  medium-grade  obligations;  that is, they are neither highly protected nor poorly secured. Interest payments and principal security appear adequate for the present but certain protective  elements may be lacking or may be  characteristically  unreliable over any great length of time.
Such bonds lack  outstanding  investment  characteristics  and have  speculative characteristics as well.

Ba:  Bonds  rated "Ba" are judged to have  speculative  elements.  Their  future cannot  be  considered  well-assured.  Often  the  protection  of  interest  and principal  payments may be very moderate and thereby not well safeguarded during both good and bad times over the future.  Uncertainty of position  characterizes bonds in this class.

B: Bonds rated "B" generally lack  characteristics of the desirable  investment.
Assurance of interest and principal payments or of maintenance of other terms of the contract over any long period of time may be small.

Caa:  Bonds rated "Caa" are of poor  standing.  Such issues may be in default or there may be present elements of danger with respect to principal or interest.

Ca:  Bonds rated "Ca"  represent  obligations  which are  speculative  in a high degree. Such issues are often in default or have other marked shortcomings.

C: Bonds  rated "C" are the lowest  class of rated  bonds and can be regarded as having extremely poor prospects of ever attaining any real investment standing.

Con. (...): Bonds for which the security  depends on the completion of some act or the  fulfillment  of some  condition  are rated  conditionally.  These bonds are secured by (a) earnings of projects under construction, (b) earnings of projects unseasoned in operating  experience,  (c) rentals that begin when facilities are completed,  or (d) payments to which some other limiting condition attaches. The
parenthetical   rating  denotes  probable  credit  stature  upon  completion  of construction or elimination of the basis of the condition.

Moody's  applies  numerical  modifiers  1,  2,  and  3 in  each  generic  rating classification  from "Aa" through  "Caa." The modifier  "1"  indicates  that the obligation ranks in the higher end of its generic rating category;  the modifier
"2" indicates a mid-range  ranking;  and the modifier "3" indicates a ranking in the lower end of that generic rating category. Advanced refunded issues that are secured by certain assets are identified with a # symbol.

SHORT-TERM RATINGS - U.S. TAX-EXEMPT MUNICIPALS

There are three ratings for short-term  obligations  that are investment  grade.
Short-term speculative obligations are designated "SG." For variable rate demand obligations,  a  two-component  rating  is  assigned.  The first  (MIG)  element represents  an  evaluation  by  Moody's of the  degree of risk  associated  with scheduled principal and interest payments.  The second element (VMIG) represents an evaluation of the degree of risk associated with the demand feature.

MIG 1/VMIG 1: Denotes superior credit quality.  Excellent protection is afforded by established  cash flows,  highly reliable  liquidity  support or demonstrated broad-based access to the market for refinancing..

MIG 2/VMIG 2: Denotes  strong credit  quality.  Margins of protection  are ample although not as large as in the preceding group.

MIG  3/VMIG 3:  Denotes  acceptable  credit  quality.  Liquidity  and  cash-flow protection may be narrow, and market access for refinancing is likely to be less well established.

SG: Denotes  speculative-grade credit quality. Debt instruments in this category may lack margins of protection.

Standard & Poor's Ratings  Services,  a division of The  McGraw-Hill  Companies,
Inc. ("Standard & Poor's")

LONG-TERM CREDIT RATINGS

AAA: Bonds rated `AAA' has the highest rating assigned by Standard & Poor's. The obligor's  capacity  to meet  its  financial  commitment  on the  obligation  is extremely strong.

AA: Bonds rated `AA' differs from the  highest-rated  obligations  only in small degree.  The  obligor's  capacity  to  meet  its  financial  commitment  on  the obligation is very strong.

A: Bonds rated `A' are  somewhat  more  susceptible  to the  adverse  effects of
changes  in   circumstances   and  economic   conditions  than   obligations  in
higher-rated  categories.  However, the obligor's capacity to meet its financial commitment on the obligation is still strong.

BBB: Bonds rated `BBB' exhibits adequate protection parameters. However, adverse economic  conditions  or  changing  circumstances  are more  likely to lead to a weakened  capacity  of the  obligor  to meet  its  financial  commitment  on the obligation.

BB, B, CCC, CC, and C

Obligations  rated  `BB',  `B',  `CCC',  `CC',  and `C' are  regarded  as having significant  speculative  characteristics.  `BB'  indicates  the least degree of speculation and `C' the highest.  While such  obligations  will likely have some quality  and  protective  characteristics,  these  may be  outweighed  by  large uncertainties or major exposures to adverse conditions.

BB: Bonds rated `BB' are less  vulnerable to nonpayment  than other  speculative issues.  However,  it faces major ongoing  uncertainties  or exposure to adverse business,  financial, or economic conditions,  which could lead to the obligor's inadequate capacity to meet its financial commitment on the obligation.

B: Bonds rated `B' are more  vulnerable to  nonpayment  than  obligations  rated
`BB',  but  the  obligor  currently  has the  capacity  to  meet  its  financial
commitment  on  the  obligation.   Adverse  business,   financial,  or  economic
conditions will likely impair the obligor's  capacity or willingness to meet its financial commitment on the obligation.

CCC: Bonds rated `CCC' are currently  vulnerable to nonpayment and are dependent upon favorable business,  financial,  and economic conditions for the obligor to meet its  financial  commitment  on the  obligation.  In the  event  of  adverse business,  financial, or economic conditions,  the obligor is not likely to have the capacity to meet its financial commitment on the obligation.

CC: Bonds rated `CC' are currently highly vulnerable to nonpayment.

C: The `C' rating may be used to cover a situation  where a bankruptcy  petition has been filed or similar action has been taken, but payments on this obligation are being continued.

D: Bonds rated `D' are in payment default.  The `D' rating category is used when payments on an  obligation  are not made on the date due even if the  applicable grace  period  has not  expired,  unless  Standard & Poor's  believes  that such payments will be made during such grace period. The `D' rating also will be used upon the filing of a  bankruptcy  petition or the taking of a similar  action if payments on an obligation are jeopardized.

The  ratings  from `AA' to `CCC' may be  modified  by the  addition of a plus or minus sign to show relative standing within the major rating categories.

c: The `c' subscript is used to provide additional information to investors that the  bank  may  terminate  its  obligation  to  purchase  tendered  bonds if the long-term credit rating of the issuer is below an investment-grade  level and/or the issuer's bonds are deemed taxable.
p: The letter `p' indicates that the rating is provisional. A provisional rating assumes the  successful  completion  of the  project  financed by the debt being rated and  indicates  that  payment of debt service  requirements  is largely or entirely dependent upon the successful,  timely completion of the project.  This rating, however, while addressing credit quality subsequent to completion of the project,  makes no comment  on the  likelihood  of or the risk of  default  upon failure of such  completion.  The investor should exercise his own judgment with respect to such likelihood and risk.
r: The `r' highlights  derivative,  hybrid,  and certain other  obligations that
Standard & Poor's believes may experience high volatility or high variability in expected  returns as a result of noncredit  risks.  Examples of such obligations
are  securities   with  principal  or  interest   return  indexed  to  equities,
commodities,  or currencies;  certain swaps and options;  and  interest-only and principal-only  mortgage securities.  The absence of an `r' symbol should not be taken  as an  indication  that an  obligation  will  exhibit  no  volatility  or variability in total return.

      SHORT-TERM ISSUE CREDIT RATINGS

SP-1: Strong capacity to pay principal and interest. An issue with a very strong capacity to pay debt service is given a (+) designation.

SP-2:   Satisfactory   capacity  to  pay  principal  and  interest,   with  some
vulnerability  to adverse  financial  and economic  changes over the term of the notes.

SP-3: Speculative capacity to pay principal and interest.

      Fitch, Inc.

      INTERNATIONAL LONG-TERM CREDIT RATINGS

      Investment Grade:

AAA:  Highest Credit  Quality.  "AAA" ratings  denote the lowest  expectation of credit risk. They are assigned only in the case of exceptionally strong capacity for timely payment of financial commitments. This capacity is highly unlikely to be adversely affected by foreseeable events.

AA: Very High Credit  Quality.  "AA" ratings  denote a very low  expectation  of credit  risk.  They  indicate  a very  strong  capacity  for  timely  payment of
financial  commitments.   This  capacity  is  not  significantly  vulnerable  to
foreseeable events.

A: High Credit Quality. "A" ratings denote a low expectation of credit risk. The capacity for timely payment of financial  commitments is considered strong. This capacity may, nevertheless, be more vulnerable to changes in circumstances or in economic conditions than is the case for higher ratings.

BBB: Good Credit Quality.  "BBB" ratings  indicate that there is currently a low expectation  of credit  risk.  The  capacity  for timely  payment  of  financial commitments is considered adequate,  but adverse changes in circumstances and in economic conditions are more likely to impair this capacity.  This is the lowest investment-grade category.

      Speculative Grade:

BB:  Speculative.  "BB" ratings  indicate that there is a possibility  of credit risk  developing,  particularly  as the result of adverse  economic  change over time.  However,  business or  financial  alternatives  may be available to allow financial  commitments  to be met.  Securities  rated in this  category  are not investment grade.

B: Highly  Speculative.  "B" ratings  indicate that  significant  credit risk is present,  but a limited  margin of safety  remains.  Financial  commitments  are currently being met. However,  capacity for continued payment is contingent upon a sustained, favorable business and economic environment.

CCC,  CC C: High  Default  Risk.  Default is a real  possibility.  Capacity  for meeting  financial  commitments  is solely  reliant  upon  sustained,  favorable business or economic developments.  A "CC" rating indicates that default of some kind appears probable. "C" ratings signal imminent default.

DDD, DD, and D: Default.  The ratings of  obligations in this category are based on their prospects for achieving partial or full recovery in a reorganization or
liquidation  of  the  obligor.   While  expected   recovery  values  are  highly
speculative  and cannot be estimated with any precision,  the following serve as general  guidelines.  "DDD" obligations have the highest potential for recovery, around  90%-100% of  outstanding  amounts and accrued  interest.  "DD" indicates potential  recoveries  in the  range of  50%-90%,  and "D" the  lowest  recovery potential, i.e., below 50%.

Entities  rated  in  this  category  have  defaulted  on  some  or all of  their obligations.  Entities  rated "DDD" have the highest  prospect for resumption of performance  or  continued  operation  with or  without a formal  reorganization process.  Entities  rated  "DD"  and  "D"  are  generally  undergoing  a  formal reorganization or liquidation process;  those rated "DD" are likely to satisfy a higher portion of their outstanding obligations, while entities rated "D" have a poor prospect for repaying all obligations.

Plus (+) and  minus  (-)  signs  may be  appended  to a rating  symbol to denote relative status within the major rating categories. Plus and minus signs are not added to the "AAA"  category or to  categories  below  "CCC," nor to  short-term ratings other than "F1" (see below).

      INTERNATIONAL SHORT-TERM CREDIT RATINGS

F1: Highest credit quality.  Strongest  capacity for timely payment of financial commitments.  May have an added "+" to denote any  exceptionally  strong  credit feature.

F2: Good credit quality. A satisfactory capacity for timely payment of financial commitments,  but the  margin of safety is not as great as in the case of higher ratings.

F3: Fair credit quality. Capacity for timely payment of financial commitments is adequate.  However,  near-term  adverse  changes  could result in a reduction to non-investment grade.

B:  Speculative.  Minimal capacity for timely payment of financial  commitments, plus  vulnerability  to  near-term  adverse  changes in  financial  and economic conditions.

C: High  default  risk.  Default is a real  possibility.  Capacity  for  meeting financial commitments is solely reliant upon a sustained, favorable business and economic environment.

D: Default. Denotes actual or imminent payment default.

                                   Appendix B

                     Municipal Bond Industry Classifications

      Adult Living Facilities
Airlines
Education
Electric Utilities
Gas Utilities
General Obligation
Higher Education
Highways/Railways
Hospital/Healthcare
Hotels, Restaurants & Leisure
Manufacturing, Durable Goods
Manufacturing, Non Durable Goods
Marine/Aviation Facilities
Multi-Family Housing
Municipal Leases
Non Profit Organization
Paper, Containers & Packaging
Parking Fee Revenue
Pollution Control
Resource Recovery
Sales Tax Revenue
Sewer Utilities
Single Family Housing
Special Assessment
Special Tax
Sports Facility Revenue
Student Loans
Telephone Utilities
Tobacco
Water Utilities

                                  Appendix C

OppenheimerFunds Special Sales Charge Arrangements and Waivers
--------------------------------------------------------------

In certain cases, the initial sales charge that applies to purchases of Class
A shares1 of the Oppenheimer funds or the contingent deferred sales charge that may apply to Class A, Class B or Class C shares may be waived.2  That is because of the economies of sales efforts realized by OppenheimerFunds
Distributor, Inc., (referred to in this document as the "Distributor"), or by dealers or other financial institutions that offer those shares to certain classes of investors.

Not all waivers apply to all funds. For example, waivers relating to
Retirement Plans do not apply to Oppenheimer municipal funds, because shares of those funds are not available for purchase by or on behalf of retirement plans. Other waivers apply only to shareholders of certain funds.

For the purposes of some of the waivers described below and in the Prospectus and Statement of Additional Information of the applicable Oppenheimer funds, the term "Retirement Plan" refers to the following types of plans:
         1) plans qualified under Sections 401(a) or 401(k) of the Internal
            Revenue Code,
         2) non-qualified deferred compensation plans,
         3) employee benefit plans3
         4) Group Retirement Plans4
         5) 403(b)(7) custodial plan accounts
         6) Individual Retirement Accounts ("IRAs"), including traditional
            IRAs, Roth IRAs, SEP-IRAs, SARSEPs or SIMPLE plans

The interpretation of these provisions as to the applicability of a special arrangement or waiver in a particular case is in the sole discretion of the
Distributor or the transfer agent (referred to in this document as the
"Transfer Agent") of the particular Oppenheimer fund. These waivers and special arrangements may be amended or terminated at any time by a particular fund, the Distributor, and/or OppenheimerFunds, Inc. (referred to in this document as the "Manager").

Waivers that apply at the time shares are redeemed must be requested by the shareholder and/or dealer in the redemption request.
I.

 Applicability of Class A Contingent Deferred Sales Charges in Certain Cases
------------------------------------------------------------------------------

Purchases of Class A Shares of Oppenheimer Funds That Are Not Subject to
Initial Sales Charge but May Be Subject to the Class A Contingent Deferred
Sales Charge (unless a waiver applies).

      There is no initial sales charge on purchases of Class A shares of any of the Oppenheimer funds in the cases listed below. However, these purchases may be subject to the Class A contingent deferred sales charge if redeemed within 18 months (24 months in the case of Oppenheimer Rochester National
Municipals and Rochester Fund Municipals) of the beginning of the calendar month of their purchase, as described in the Prospectus (unless a waiver described elsewhere in this Appendix applies to the redemption).
Additionally, on shares purchased under these waivers that are subject to the
Class A contingent deferred sales charge, the Distributor will pay the applicable concession described in the Prospectus under "Class A Contingent
Deferred Sales Charge."5 This waiver provision applies to:
|_|   Purchases of Class A shares aggregating $1 million or more.
|_|   Purchases of Class A shares by a Retirement Plan that was permitted to purchase such shares at net asset value but subject to a contingent deferred sales charge prior to March 1, 2001. That included plans
         (other than IRA or 403(b)(7) Custodial Plans) that: 1) bought shares costing $500,000 or more, 2) had at the time of purchase 100 or more eligible employees or total plan assets of $500,000 or more, or 3)
         certified to the Distributor that it projects to have annual plan purchases of $200,000 or more.
|_|   Purchases by an OppenheimerFunds-sponsored Rollover IRA, if the purchases are made:
         1) through a broker, dealer, bank or registered investment adviser that has made special arrangements with the Distributor for those purchases, or
         2) by a direct rollover of a distribution from a qualified
            Retirement Plan if the administrator of that Plan has made special arrangements with the Distributor for those purchases.
|_|   Purchases of Class A shares by Retirement Plans that have any of the following record-keeping arrangements:
         1) The record keeping is performed by Merrill Lynch Pierce Fenner &
            Smith, Inc. ("Merrill Lynch") on a daily valuation basis for the
            Retirement Plan. On the date the plan sponsor signs the
            record-keeping service agreement with Merrill Lynch, the Plan must have $3 million or more of its assets invested in (a) mutual funds, other than those advised or managed by Merrill Lynch
            Investment Management, L.P. ("MLIM"), that are made available under a Service Agreement between Merrill Lynch and the mutual fund's principal underwriter or distributor, and  (b)  funds advised or managed by MLIM (the funds described in (a) and (b)
            are referred to as "Applicable Investments").
         2) The record keeping for the Retirement Plan is performed on a daily valuation basis by a record keeper whose services are provided under a contract or arrangement between the Retirement
            Plan and Merrill Lynch. On the date the plan sponsor signs the record keeping service agreement with Merrill Lynch, the Plan must have $3 million or more of its assets (excluding assets invested in money market funds) invested in Applicable
            Investments.
         3) The record keeping for a Retirement Plan is handled under a service agreement with Merrill Lynch and on the date the plan sponsor signs that agreement, the Plan has 500 or more eligible employees (as determined by the Merrill Lynch plan conversion manager).
II.
            Waivers of Class A Sales Charges of Oppenheimer Funds
------------------------------------------------------------------------------

A. Waivers of Initial and Contingent Deferred Sales Charges for Certain
Purchasers.

Class A shares purchased by the following investors are not subject to any
Class A sales charges (and no concessions are paid by the Distributor on such purchases):
|_|   The Manager or its affiliates.
|_|   Present or former officers, directors, trustees and employees (and their "immediate families") of the Fund, the Manager and its affiliates, and retirement plans established by them for their employees. The term "immediate family" refers to one's spouse, children, grandchildren, grandparents, parents, parents-in-law, brothers and sisters, sons- and daughters-in-law, a sibling's spouse, a spouse's siblings, aunts, uncles, nieces and nephews;
         relatives by virtue of a remarriage (step-children, step-parents, etc.) are included.
|_|   Registered management investment companies, or separate accounts of insurance companies having an agreement with the Manager or the
         Distributor for that purpose.
|_|   Dealers or brokers that have a sales agreement with the Distributor, if they purchase shares for their own accounts or for retirement plans for their employees.
|_|   Employees and registered representatives (and their spouses) of dealers or brokers described above or financial institutions that have entered into sales arrangements with such dealers or brokers (and which are identified as such to the Distributor) or with the
         Distributor. The purchaser must certify to the Distributor at the time of purchase that the purchase is for the purchaser's own account (or for the benefit of such employee's spouse or minor children).
|_|   Dealers, brokers, banks or registered investment advisors that have entered into an agreement with the Distributor providing
         specifically for the use of shares of the Fund in particular investment products made available to their clients. Those clients may be charged a transaction fee by their dealer, broker, bank or advisor for the purchase or sale of Fund shares.
|_|   Investment advisors and financial planners who have entered into an agreement for this purpose with the Distributor and who charge an advisory, consulting or other fee for their services and buy shares for their own accounts or the accounts of their clients.
|_|   "Rabbi trusts" that buy shares for their own accounts, if the purchases are made through a broker or agent or other financial intermediary that has made special arrangements with the Distributor for those purchases.
|_|   Clients of investment advisors or financial planners (that have entered into an agreement for this purpose with the Distributor) who buy shares for their own accounts may also purchase shares without sales charge but only if their accounts are linked to a master account of their investment advisor or financial planner on the books and records of the broker, agent or financial intermediary with which the Distributor has made such special arrangements . Each of these investors may be charged a fee by the broker, agent or financial intermediary for purchasing shares.
|_|   Directors, trustees, officers or full-time employees of OpCap Advisors or its affiliates, their relatives or any trust, pension, profit sharing or other benefit plan which beneficially owns shares for those persons.
|_|   Accounts for which Oppenheimer Capital (or its successor) is the investment advisor (the Distributor must be advised of this arrangement) and persons who are directors or trustees of the company or trust which is the beneficial owner of such accounts.
|_|   A unit investment trust that has entered into an appropriate agreement with the Distributor.
|_|   Dealers, brokers, banks, or registered investment advisers that have entered into an agreement with the Distributor to sell shares to defined contribution employee retirement plans for which the dealer, broker or investment adviser provides administration services.
|-|
      Retirement Plans and deferred compensation plans and trusts used to fund those plans (including, for example, plans qualified or created under sections 401(a), 401(k), 403(b) or 457 of the Internal Revenue
         Code), in each case if those purchases are made through a broker, agent or other financial intermediary that has made special arrangements with the Distributor for those purchases.
|_|   A TRAC-2000 401(k) plan (sponsored by the former Quest for Value
         Advisors) whose Class B or Class C shares of a Former Quest for
         Value Fund were exchanged for Class A shares of that Fund due to the termination of the Class B and Class C TRAC-2000 program on November
         24, 1995.
|_|   A qualified Retirement Plan that had agreed with the former Quest for
         Value Advisors to purchase shares of any of the Former Quest for
         Value Funds at net asset value, with such shares to be held through
         DCXchange, a sub-transfer agency mutual fund clearinghouse, if that arrangement was consummated and share purchases commenced by
         December 31, 1996.

B. Waivers of Initial and Contingent Deferred Sales Charges in Certain
Transactions.

Class A shares issued or purchased in the following transactions are not subject to sales charges (and no concessions are paid by the Distributor on such purchases):
|_|   Shares issued in plans of reorganization, such as mergers, asset acquisitions and exchange offers, to which the Fund is a party.
|_|   Shares purchased by the reinvestment of dividends or other distributions reinvested from the Fund or other Oppenheimer funds
         (other than Oppenheimer Cash Reserves) or unit investment trusts for which reinvestment arrangements have been made with the Distributor.
|_|   Shares purchased through a broker-dealer that has entered into a special agreement with the Distributor to allow the broker's customers to purchase and pay for shares of Oppenheimer funds using the proceeds of shares redeemed in the prior 30 days from a mutual fund (other than a fund managed by the Manager or any of its subsidiaries) on which an initial sales charge or contingent deferred sales charge was paid. This waiver also applies to shares purchased by exchange of shares of Oppenheimer Money Market Fund,
         Inc. that were purchased and paid for in this manner. This waiver must be requested when the purchase order is placed for shares of the Fund, and the Distributor may require evidence of qualification for this waiver.
|_|   Shares purchased with the proceeds of maturing principal units of any
         Qualified Unit Investment Liquid Trust Series.
|_|   Shares purchased by the reinvestment of loan repayments by a participant in a Retirement Plan for which the Manager or an affiliate acts as sponsor.

C. Waivers of the Class A Contingent Deferred Sales Charge for Certain
Redemptions.

The Class A contingent deferred sales charge is also waived if shares that would otherwise be subject to the contingent deferred sales charge are redeemed in the following cases:
|_|   To make Automatic Withdrawal Plan payments that are limited annually to no more than 12% of the account value adjusted annually.
|_|   Involuntary redemptions of shares by operation of law or involuntary redemptions of small accounts (please refer to "Shareholder Account
         Rules and Policies," in the applicable fund Prospectus).
|_|   For distributions from Retirement Plans, deferred compensation plans or other employee benefit plans for any of the following purposes:
         1) Following the death or disability (as defined in the Internal

            Revenue Code) of the participant or beneficiary. The death or disability must occur after the participant's account was
            established.

         2) To return excess contributions.
         3) To return contributions made due to a mistake of fact.
         4) Hardship withdrawals, as defined in the plan.6
         5) Under a Qualified Domestic Relations Order, as defined in the
            Internal Revenue Code, or, in the case of an IRA, a divorce or separation agreement described in Section 71(b) of the Internal
            Revenue Code.
         6) To meet the minimum distribution requirements of the Internal
            Revenue Code.
         7) To make "substantially equal periodic payments" as described in
            Section 72(t) of the Internal Revenue Code.
         8) For loans to participants or beneficiaries.
         9) Separation from service.7
         10)      Participant-directed redemptions to purchase shares of a
            mutual fund (other than a fund managed by the Manager or a subsidiary of the Manager) if the plan has made special
            arrangements with the Distributor.
         11)      Plan termination or "in-service distributions," if the
            redemption proceeds are rolled over directly to an
            OppenheimerFunds-sponsored IRA.
|_|   For distributions from 401(k) plans sponsored by broker-dealers that have entered into a special agreement with the Distributor allowing this waiver.
|_|   For distributions from retirement plans that have $10 million or more in plan assets and that have entered into a special agreement with the Distributor.
|_|   For distributions from retirement plans which are part of a retirement plan product or platform offered by certain banks, broker-dealers, financial advisors, insurance companies or record keepers which have entered into a special agreement with the Distributor.
III.    Waivers of Class B, Class C and Class N Sales Charges of Oppenheimer
                                        Funds
--------------------------------------------------------------------------------

The Class B, Class C and Class N contingent deferred sales charges will not be applied to shares purchased in certain types of transactions or redeemed in certain circumstances described below.

A. Waivers for Redemptions in Certain Cases.

The Class B, Class C and Class N contingent deferred sales charges will be waived for redemptions of shares in the following cases:
|_|   Shares redeemed involuntarily, as described in "Shareholder Account
         Rules and Policies," in the applicable Prospectus.
|_|   Redemptions from accounts other than Retirement Plans following the death or disability of the last surviving shareholder. The death or disability must have occurred after the account was established, and for disability you must provide evidence of a determination of disability by the Social Security Administration.
|_|   The contingent deferred sales charges are generally not waived following the death or disability of a grantor or trustee for a trust account. The contingent deferred sales charges will only be waived in the limited case of the death of the trustee of a grantor trust or revocable living trust for which the trustee is also the sole beneficiary. The death or disability must have occurred after the account was established, and for disability you must provide evidence of a determination of disability by the Social Security
         Administration.
|_|   Distributions from accounts for which the broker-dealer of record has entered into a special agreement with the Distributor allowing this waiver.
|_|   Redemptions of Class B shares held by Retirement Plans whose records are maintained on a daily valuation basis by Merrill Lynch or an independent record keeper under a contract with Merrill Lynch.
|_|   Redemptions of Class C shares of Oppenheimer U.S. Government Trust from accounts of clients of financial institutions that have entered into a special arrangement with the Distributor for this purpose.
|_|   Redemptions requested in writing by a Retirement Plan sponsor of Class
         C shares of an Oppenheimer fund in amounts of $500,000 or more and made more than 12 months after the Retirement Plan's first purchase of Class C shares, if the redemption proceeds are invested in Class
         N shares of one or more Oppenheimer funds.
|_|   Distributions8 from Retirement Plans or other employee benefit plans for any of the following purposes:
         1) Following the death or disability (as defined in the Internal
            Revenue Code) of the participant or beneficiary. The death or disability must occur after the participant's account was
            established in an Oppenheimer fund.
         2) To return excess contributions made to a participant's account.
         3) To return contributions made due to a mistake of fact.
         4) To make hardship withdrawals, as defined in the plan.9
         5) To make distributions required under a Qualified Domestic
            Relations Order or, in the case of an IRA, a divorce or
            separation agreement described in Section 71(b) of the Internal
            Revenue Code.
         6) To meet the minimum distribution requirements of the Internal
            Revenue Code.
         7) To make "substantially equal periodic payments" as described in
            Section 72(t) of the Internal Revenue Code.
         8) For loans to participants or beneficiaries.10
         9) On account of the participant's separation from service.11
         10)      Participant-directed redemptions to purchase shares of a
            mutual fund (other than a fund managed by the Manager or a subsidiary of the Manager) offered as an investment option in a
            Retirement Plan if the plan has made special arrangements with the Distributor.
         11)      Distributions made on account of a plan termination or
            "in-service" distributions, if the redemption proceeds are rolled over directly to an OppenheimerFunds-sponsored IRA.
         12)      For distributions from a participant's account under an
            Automatic Withdrawal Plan after the participant reaches age 59 1/2, as long as the aggregate value of the distributions does not exceed 10% of the account's value, adjusted annually.
         13)      Redemptions of Class B shares under an Automatic Withdrawal
            Plan for an account other than a Retirement Plan, if the
            aggregate value of the redeemed shares does not exceed 10% of the account's value, adjusted annually.
         14)      For distributions from 401(k) plans sponsored by
            broker-dealers that have entered into a special arrangement with the Distributor allowing this waiver.

|_|   Redemptions of Class B shares or Class C shares under an Automatic
         Withdrawal Plan from an account other than a Retirement Plan if the aggregate value of the redeemed shares does not exceed 10% of the account's value annually.

B. Waivers for Shares Sold or Issued in Certain Transactions.

The contingent deferred sales charge is also waived on Class B and Class C shares sold or issued in the following cases:
|_|   Shares sold to the Manager or its affiliates.
|_|   Shares sold to registered management investment companies or separate accounts of insurance companies having an agreement with the Manager or the Distributor for that purpose.
|_|   Shares issued in plans of reorganization to which the Fund is a party.
|_|   Shares sold to present or former officers, directors, trustees or employees (and their "immediate families" as defined above in
         Section I.A.) of the Fund, the Manager and its affiliates and retirement plans established by them for their employees.
IV.        Special Sales Charge Arrangements for Shareholders of Certain
      Oppenheimer Funds Who Were Shareholders of Former Quest for Value Funds
------------------------------------------------------------------------------

The initial and contingent deferred sales charge rates and waivers for Class
A, Class B and Class C shares described in the Prospectus or Statement of
Additional Information of the Oppenheimer funds are modified as described below for certain persons who were shareholders of the former Quest for Value
Funds.  To be eligible, those persons must have been shareholders on November
24, 1995, when OppenheimerFunds, Inc. became the investment advisor to those former Quest for Value Funds.  Those funds include:
   Oppenheimer Quest Value Fund, Inc.           Oppenheimer Small Cap Value
   Fund
   Oppenheimer Quest Balanced Value Fund        Oppenheimer Quest Global
   Value Fund, Inc.
   Oppenheimer Quest Opportunity Value Fund

      These arrangements also apply to shareholders of the following funds when they merged (were reorganized) into various Oppenheimer funds on
November 24, 1995:

   Quest for Value U.S. Government Income Fund  Quest for Value New York
   Tax-Exempt Fund
   Quest for Value Investment Quality Income Fund     Quest for Value
   National Tax-Exempt Fund
   Quest for Value Global Income Fund     Quest for Value California
   Tax-Exempt Fund

      All of the funds listed above are referred to in this Appendix as the
"Former Quest for Value Funds."  The waivers of initial and contingent deferred sales charges described in this Appendix apply to shares of an
Oppenheimer fund that are either:
|_|   acquired by such shareholder pursuant to an exchange of shares of an
         Oppenheimer fund that was one of the Former Quest for Value Funds,
         or
|_|   purchased by such shareholder by exchange of shares of another
         Oppenheimer fund that were acquired pursuant to the merger of any of the Former Quest for Value Funds into that other Oppenheimer fund on
         November 24, 1995.

A. Reductions or Waivers of Class A Sales Charges.

|X|   Reduced Class A Initial Sales Charge Rates for Certain Former Quest for
Value Funds Shareholders.

Purchases by Groups and Associations.  The following table sets forth the initial sales charge rates for Class A shares purchased by members of
"Associations" formed for any purpose other than the purchase of securities.
The rates in the table apply if that Association purchased shares of any of the Former Quest for Value Funds or received a proposal to purchase such shares from OCC Distributors prior to November 24, 1995.

--------------------------------------------------------------------------------
                      Initial Sales       Initial Sales Charge   Concession as
Number of Eligible    Charge as a % of    as a % of Net Amount   % of Offering
Employees or Members  Offering Price      Invested               Price
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
9 or Fewer                   2.50%                2.56%              2.00%
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
At  least  10 but not        2.00%                2.04%              1.60%
more than 49
--------------------------------------------------------------------------------

------------------------------------------------------------------------------
      For purchases by Associations having 50 or more eligible employees or members, there is no initial sales charge on purchases of Class A shares, but those shares are subject to the Class A contingent deferred sales charge described in the applicable fund's Prospectus.

      Purchases made under this arrangement qualify for the lower of either the sales charge rate in the table based on the number of members of an
Association, or the sales charge rate that applies under the Right of
Accumulation described in the applicable fund's Prospectus and Statement of
Additional Information. Individuals who qualify under this arrangement for reduced sales charge rates as members of Associations also may purchase shares for their individual or custodial accounts at these reduced sales charge rates, upon request to the Distributor.

|X|   Waiver of Class A Sales Charges for Certain Shareholders.  Class A
shares purchased by the following investors are not subject to any Class A initial or contingent deferred sales charges:
         Shareholders who were shareholders of the AMA Family of Funds on
            February 28, 1991 and who acquired shares of any of the Former
            Quest for Value Funds by merger of a portfolio of the AMA Family of Funds.
         Shareholders who acquired shares of any Former Quest for Value Fund by merger of any of the portfolios of the Unified Funds.

|X|   Waiver of Class A Contingent Deferred Sales Charge in Certain
Transactions.  The Class A contingent deferred sales charge will not apply to redemptions of Class A shares purchased by the following investors who were shareholders of any Former Quest for Value Fund:

      Investors who purchased Class A shares from a dealer that is or was not permitted to receive a sales load or redemption fee imposed on a shareholder with whom that dealer has a fiduciary relationship, under the Employee
Retirement Income Security Act of 1974 and regulations adopted under that law.

B. Class A, Class B and Class C Contingent Deferred Sales Charge Waivers.

|X|   Waivers for Redemptions of Shares Purchased Prior to March 6, 1995.  In
the following cases, the contingent deferred sales charge will be waived for redemptions of Class A, Class B or Class C shares of an Oppenheimer fund. The shares must have been acquired by the merger of a Former Quest for Value Fund into the fund or by exchange from an Oppenheimer fund that was a Former Quest for Value Fund or into which such fund merged. Those shares must have been purchased prior to March 6, 1995 in connection with:
         withdrawals under an automatic withdrawal plan holding only either
            Class B or Class C shares if the annual withdrawal does not exceed 10% of the initial value of the account value, adjusted annually, and
         liquidation of a shareholder's account if the aggregate net asset value of shares held in the account is less than the required minimum value of such accounts.

|X|   Waivers for Redemptions of Shares Purchased on or After March 6, 1995
but Prior to November 24, 1995. In the following cases, the contingent deferred sales charge will be waived for redemptions of Class A, Class B or
Class C shares of an Oppenheimer fund. The shares must have been acquired by the merger of a Former Quest for Value Fund into the fund or by exchange from an Oppenheimer fund that was a Former Quest For Value Fund or into which such
Former Quest for Value Fund merged. Those shares must have been purchased on or after March 6, 1995, but prior to November 24, 1995:
         redemptions following the death or disability of the shareholder(s)
            (as evidenced by a determination of total disability by the U.S.
            Social Security Administration);
         withdrawals under an automatic withdrawal plan (but only for Class B or Class C shares) where the annual withdrawals do not exceed 10%
            of the initial value of the account value; adjusted annually, and liquidation of a shareholder's account if the aggregate net asset value of shares held in the account is less than the required minimum account value.

      A shareholder's account will be credited with the amount of any contingent deferred sales charge paid on the redemption of any Class A, Class
B or Class C shares of the Oppenheimer fund described in this section if the proceeds are invested in the same Class of shares in that fund or another
Oppenheimer fund within 90 days after redemption.
V.         Special Sales Charge Arrangements for Shareholders of Certain
          Oppenheimer Funds Who Were Shareholders of Connecticut Mutual
                            Investment Accounts, Inc.
---------------------------------------------------------------------------

The initial and contingent deferred sale charge rates and waivers for Class A and Class B shares described in the respective Prospectus (or this Appendix)
of the following Oppenheimer funds (each is referred to as a "Fund" in this section):
   Oppenheimer U. S. Government Trust,
   Oppenheimer Bond Fund,
   Oppenheimer Value Fund and
   Oppenheimer Disciplined Allocation Fund
are modified as described below for those Fund shareholders who were shareholders of the following funds (referred to as the "Former Connecticut
Mutual Funds") on March 1, 1996, when OppenheimerFunds, Inc. became the investment adviser to the Former Connecticut Mutual Funds:
   Connecticut Mutual Liquid Account      Connecticut Mutual Total Return
   Account
   Connecticut Mutual Government Securities Account   CMIA LifeSpan Capital
   Appreciation Account
   Connecticut Mutual Income Account      CMIA LifeSpan Balanced Account
   Connecticut Mutual Growth Account      CMIA Diversified Income Account

A. Prior Class A CDSC and Class A Sales Charge Waivers.

|X|   Class A Contingent Deferred Sales Charge. Certain shareholders of a
Fund and the other Former Connecticut Mutual Funds are entitled to continue to make additional purchases of Class A shares at net asset value without a
Class A initial sales charge, but subject to the Class A contingent deferred sales charge that was in effect prior to March 18, 1996 (the "prior Class A
CDSC"). Under the prior Class A CDSC, if any of those shares are redeemed within one year of purchase, they will be assessed a 1% contingent deferred sales charge on an amount equal to the current market value or the original purchase price of the shares sold, whichever is smaller (in such redemptions, any shares not subject to the prior Class A CDSC will be redeemed first).

      Those shareholders who are eligible for the prior Class A CDSC are:
         1) persons whose purchases of Class A shares of a Fund and other
            Former Connecticut Mutual Funds were $500,000 prior to March 18,
            1996, as a result of direct purchases or purchases pursuant to the Fund's policies on Combined Purchases or Rights of
            Accumulation, who still hold those shares in that Fund or other
            Former Connecticut Mutual Funds, and
         2) persons whose intended purchases under a Statement of Intention entered into prior to March 18, 1996, with the former general distributor of the Former Connecticut Mutual Funds to purchase shares valued at $500,000 or more over a 13-month period entitled those persons to purchase shares at net asset value without being subject to the Class A initial sales charge

      Any of the Class A shares of a Fund and the other Former Connecticut
Mutual Funds that were purchased at net asset value prior to March 18, 1996, remain subject to the prior Class A CDSC, or if any additional shares are purchased by those shareholders at net asset value pursuant to this arrangement they will be subject to the prior Class A CDSC.

|X|   Class A Sales Charge Waivers. Additional Class A shares of a Fund may be purchased without a sales charge, by a person who was in one (or more) of the categories below and acquired Class A shares prior to March 18, 1996, and still holds Class A shares:
         1) any purchaser, provided the total initial amount invested in the
            Fund or any one or more of the Former Connecticut Mutual Funds totaled $500,000 or more, including investments made pursuant to the Combined Purchases, Statement of Intention and Rights of
            Accumulation features available at the time of the initial purchase and such investment is still held in one or more of the
            Former Connecticut Mutual Funds or a Fund into which such Fund merged;
         2) any participant in a qualified plan, provided that the total initial amount invested by the plan in the Fund or any one or more of the Former Connecticut Mutual Funds totaled $500,000 or more;
         3) Directors of the Fund or any one or more of the Former
            Connecticut Mutual Funds and members of their immediate families;
         4) employee benefit plans sponsored by Connecticut Mutual Financial
            Services, L.L.C. ("CMFS"), the prior distributor of the Former
            Connecticut Mutual Funds, and its affiliated companies;
         5) one or more members of a group of at least 1,000 persons (and persons who are retirees from such group) engaged in a common business, profession, civic or charitable endeavor or other activity, and the spouses and minor dependent children of such persons, pursuant to a marketing program between CMFS and such group; and
         6) an institution acting as a fiduciary on behalf of an individual or individuals, if such institution was directly compensated by the individual(s) for recommending the purchase of the shares of the Fund or any one or more of the Former Connecticut Mutual
            Funds, provided the institution had an agreement with CMFS.

      Purchases of Class A shares made pursuant to (1) and (2) above may be subject to the Class A CDSC of the Former Connecticut Mutual Funds described above.

      Additionally, Class A shares of a Fund may be purchased without a sales charge by any holder of a variable annuity contract issued in New York State by Connecticut Mutual Life Insurance Company through the Panorama Separate
Account which is beyond the applicable surrender charge period and which was used to fund a qualified plan, if that holder exchanges the variable annuity contract proceeds to buy Class A shares of the Fund.

B. Class A and Class B Contingent Deferred Sales Charge Waivers.

In addition to the waivers set forth in the Prospectus and in this Appendix, above, the contingent deferred sales charge will be waived for redemptions of
Class A and Class B shares of a Fund and exchanges of Class A or Class B shares of a Fund into Class A or Class B shares of a Former Connecticut
Mutual Fund provided that the Class A or Class B shares of the Fund to be redeemed or exchanged were (i) acquired prior to March 18, 1996 or (ii) were acquired by exchange from an Oppenheimer fund that was a Former Connecticut
Mutual Fund. Additionally, the shares of such Former Connecticut Mutual Fund must have been purchased prior to March 18, 1996:
   1) by the estate of a deceased shareholder;
   2) upon the disability of a shareholder, as defined in Section 72(m)(7) of the Internal Revenue Code;
   3) for retirement distributions (or loans) to participants or beneficiaries from retirement plans qualified under Sections 401(a) or
      403(b)(7)of the Code, or from IRAs, deferred compensation plans created under Section 457 of the Code, or other employee benefit plans;
   4) as tax-free returns of excess contributions to such retirement or employee benefit plans;
   5) in whole or in part, in connection with shares sold to any state, county, or city, or any instrumentality, department, authority, or agency thereof, that is prohibited by applicable investment laws from paying a sales charge or concession in connection with the purchase of shares of any registered investment management company;
   6) in connection with the redemption of shares of the Fund due to a combination with another investment company by virtue of a merger, acquisition or similar reorganization transaction;
   7) in connection with the Fund's right to involuntarily redeem or liquidate the Fund;
   8) in connection with automatic redemptions of Class A shares and Class B shares in certain retirement plan accounts pursuant to an Automatic
      Withdrawal Plan but limited to no more than 12% of the original value annually; or

   9) as involuntary redemptions of shares by operation of law, or under procedures set forth in the Fund's Articles of Incorporation, or as adopted by the Board of Directors of the Fund.

VI.       Special Reduced Sales Charge for Former Shareholders of Advance
                                America Funds, Inc.
------------------------------------------------------------------------------

Shareholders of Oppenheimer Municipal Bond Fund, Oppenheimer U.S. Government
Trust, Oppenheimer Strategic Income Fund and Oppenheimer Capital Income Fund
who acquired (and still hold) shares of those funds as a result of the reorganization of series of Advance America Funds, Inc. into those
Oppenheimer funds on October 18, 1991, and who held shares of Advance America
Funds, Inc. on March 30, 1990, may purchase Class A shares of those four
Oppenheimer funds at a maximum sales charge rate of 4.50%.
VII.     Sales Charge Waivers on Purchases of Class M Shares of Oppenheimer
                            Convertible Securities Fund
------------------------------------------------------------------------------

Oppenheimer Convertible Securities Fund (referred to as the "Fund" in this section) may sell Class M shares at net asset value without any initial sales charge to the classes of investors listed below who, prior to March 11, 1996, owned shares of the Fund's then-existing Class A and were permitted to purchase those shares at net asset value without sales charge:
|_|   the Manager and its affiliates,
|_|   present or former officers, directors, trustees and employees (and their "immediate families" as defined in the Fund's Statement of
         Additional Information) of the Fund, the Manager and its affiliates, and retirement plans established by them or the prior investment advisor of the Fund for their employees,
|_|   registered management investment companies or separate accounts of insurance companies that had an agreement with the Fund's prior investment advisor or distributor for that purpose,
|_|   dealers or brokers that have a sales agreement with the Distributor, if they purchase shares for their own accounts or for retirement plans for their employees,
|_|   employees and registered representatives (and their spouses) of dealers or brokers described in the preceding section or financial institutions that have entered into sales arrangements with those dealers or brokers (and whose identity is made known to the
         Distributor) or with the Distributor, but only if the purchaser certifies to the Distributor at the time of purchase that the purchaser meets these qualifications,
|_|   dealers, brokers, or registered investment advisors that had entered into an agreement with the Distributor or the prior distributor of the Fund specifically providing for the use of Class M shares of the
         Fund in specific investment products made available to their clients, and

            dealers, brokers or registered investment advisors that had entered into an agreement with the Distributor or prior distributor of the Fund's shares to sell shares to defined contribution employee retirement plans for which the dealer, broker, or investment advisor provides administrative services.

Oppenheimer Pennsylvania Municipal Fund

Internet Website
     www.oppenheimerfunds.com
     ------------------------

Investment Advisor

     OppenheimerFunds, Inc.
     498 Seventh Avenue
     New York, New York 10018

Distributor
     OppenheimerFunds Distributor, Inc.
     498 Seventh Avenue
     New York, New York 10018

Transfer Agent
     OppenheimerFunds Services

     P.O. Box 5270
     Denver, Colorado 80217
     1.800.CALL OPP(225.5677)

Custodian Bank

     Citibank, N.A.
     111 Wall Street
     New York, New York 10005

Independent Auditors
     KPMG LLP

     707 Seventeenth Street
     Denver, Colorado 80202

Legal Counsel
     Mayer, Brown, Rowe & Maw LLP
     1675 Broadway
     New York, New York 10019

1234
PX740.0903

Oppenheimer Rochester National Municipals

Prospectus dated September 24, 2003

                                          Oppenheimer Rochester National
                                          Municipals is a mutual fund that
                                          seeks high current income exempt
                                          from federal income taxes. It
                                          invests in high-yield municipal
                                          securities.

                                             This Prospectus contains
                                          important information about the
                                          Fund's objective, its investment
                                          policies, strategies and risks.  It
                                          also contains important information
                                          about how to buy and sell shares of
                                          the Fund and other account
                                          features.  Please read this
                                          Prospectus carefully before you
                                          invest and keep it for future
As with all mutual funds, the             reference about your account.
Securities and Exchange Commission
has not approved or disapproved the
Fund's securities nor has it
determined that this Prospectus is
accurate or complete.  It is a
criminal offense to represent
otherwise.

                                                                          1234

                                                       [OppenheimerFunds logo]

Contents
            About The Fund
------------------------------------------------------------------------------

            The Fund's Investment Objective and Principal Strategies

            Main Risks of Investing in the Fund

            The Fund's Past Performance

            Fees and Expenses of the Fund

            About the Fund's Investments

            How the Fund is Managed

            About Your Account
-------------------------------------------------------------------------------

            How to Buy Shares
            Class A Shares
            Class B Shares
            Class C Shares

            Special Investor Services
            AccountLink
            PhoneLink
            OppenheimerFunds Internet Website

            How to Sell Shares
            By Mail
            By Telephone
            By Checkwriting

            How to Exchange Shares

            Shareholder Account Rules and Policies

            Dividends, Capital Gains and Taxes

            Financial Highlights

------------------------------------------------------------------------------
About the Fund
------------------------------------------------------------------------------

The Fund's Investment Objective and Principal Strategies

------------------------------------------------------------------------------
What Is the  Fund's  Investment  Objective?  The  Fund  seeks a high  level of current income exempt from federal  income taxes for  individual  investors by investing in a diversified portfolio of high-yield municipal securities.
------------------------------------------------------------------------------

What Does the Fund Invest In?   To seek its investment objective, under
normal market conditions, the Fund attempts to invest 100% of its assets in municipal securities that pay interest exempt from federal individual income tax, and as a fundamental policy, the Fund invests at least 80% of its net assets (plus borrowing for investment purposes) in municipal securities.
This includes securities that generate income subject to the alternative minimum tax.  Although up to 100% of the securities the Fund buys may be high-yield, lower-grade fixed income securities, commonly called "junk bonds," under normal market conditions the Fund intends to invest 50% to 70%
of its total assets in these types of securities.  Lower-grade debt securities are those rated below "Baa" by Moody's Investors Service, Inc.
("Moody's") or lower than "BBB" by Standard & Poor's Rating Services ("S&P")
or comparable ratings by other nationally recognized rating organizations
(or, in the case of unrated securities, determined by the Fund's investment manager, OppenheimerFunds, Inc., to be comparable to securities rated below investment grade).  See Appendix A to the Statement of Additional Information
for a description of the Bond Ratings.

      The Fund does not limit its investments to securities of a particular maturity range, and may include municipal bonds (which are long term obligations), municipal notes (short term obligations), interests in municipal leases and tax-exempt commercial paper.  However, the Fund currently focuses on longer-term securities to seek higher yields.  The Fund can buy general obligation bonds as well as "private activity" municipal securities that pay income subject to alternative minimum taxation.  A substantial percentage of the municipal securities the Fund buys may be
"callable," allowing the issuer of the securities to redeem them before their maturity date.  The Fund also uses certain derivative investments such as
"inverse floaters" and variable rate obligations to try to increase income.
The high yield, lower-grade fixed income securities the Fund buys may be less liquid than investment grade securities and the small issues that the Fund may buy tend to be less liquid than larger issues. These investments are more fully explained in "About the Fund's Investments," below.

      Since the Fund may invest in lower rated securities without limit, the
Fund's investments should be considered speculative.  Further, since market risks are inherent in all securities to varying degrees, there can be no assurance that the Fund's investment objectives will be met.  See "Main Risks of Investing in the Fund" below.

      |X| How Do the Portfolio Managers Decide What Securities to Buy or
Sell?  In selecting securities for the Fund, the portfolio managers currently look for high-yield, tax-exempt municipal securities using a variety of factors, which may change over time and may vary in particular cases.
Currently, the portfolio managers focus on:

|_|   Finding primarily lower-grade securities that offer high-income opportunities.
|_|   Buying a wide range of securities of different issuers for portfolio diversification to help spread credit risks.
|_|   Looking for unrated bonds that might provide high income and securities of smaller issuers that might be overlooked by other investors and funds.
|_|   Special situations that provide opportunities for value.
|_|   Special situations of higher rated bonds that provide opportunities for above average income with limited volatility.
|_|   Buying issues across a wide range of municipal sectors, coupons, and revenue sources.

Who Is the Fund Designed For?  The Fund is designed for individual investors who are seeking a high level of current income exempt from federal income taxes through investment in a fund that may invest without limit in lower-grade municipal debt securities. Those investors should be willing to assume the greater risks of short-term share price fluctuations that are typical for a fund that invests in those debt securities, which also have special credit risks.  Since the Fund's income level will fluctuate, it is not designed for investors needing an assured level of current income.  The
Fund does not seek capital gains or growth.  Because it invests in tax-exempt securities, the Fund is not appropriate for retirement plan accounts or for investors seeking capital growth.  The Fund is not a complete investment program.

Main Risks of Investing in the Fund

      All investments have risks to some degree.  The Fund's investments are subject to changes in their value from a number of factors, described below.
There is also the risk that poor security selection by the Manager will cause the Fund to underperform other funds having a similar objective.

      These risks collectively form the risk profile of the Fund and can affect the value of the Fund's investments, its investment performance, and the prices of its shares.  These risks mean that you can lose money by investing in the Fund.  When you redeem your shares, they may be worth more or less than what you paid for them.  There is no assurance that the Fund will achieve its objective.

|X|   Credit Risk.  Municipal securities are subject to credit risk.  Credit risk is the risk that the issuer of a municipal security might not make interest and principal payments on the security as they become due.  If the issuer fails to pay interest, the Fund's income may be reduced and if the issuer fails to repay principal, the value of that security and of the Fund's shares may be reduced. Because the Fund can invest without limit in municipal securities below investment grade to seek higher income, the Fund's credit risks are greater than those of funds that buy only investment-grade bonds.
A downgrade in an issuer's credit rating or other adverse news about an issuer can reduce the market value of that issuer's securities.

|X|   Special Risks of Lower-Grade Securities.  The Fund's credit risks are greater than those of funds that buy only investment-grade securities.
Lower-grade debt securities may be subject to greater market fluctuations and
greater risks of loss of income and principal than |X|
investment-grade debt securities.  Securities that are (or that have fallen)
below investment grade are exposed to a greater risk that the issuers of those securities might not meet their debt obligations.  These risks can reduce the Fund's share prices and the income it earns.

      While investment grade securities are subject to risks of non-payment of interest and principal, generally, higher yielding lower-grade bonds, whether rated or unrated, have greater risks than investment grade securities.  The market for lower-grade securities may be less liquid, especially during times of general economic distress, and therefore they may be harder to sell at an acceptable price.

      |X|  Interest Rate Risk.  Municipal securities are debt securities that are subject to changes in value when prevailing interest rates change.  When interest rates fall, the values of already-issued municipal securities generally rise.  When prevailing interest rates rise, the values of already-issued municipal securities generally fall, and the securities may sell at a discount from their face amount. The magnitude of these price changes is generally greater for bonds with longer maturities. When the average maturity of the Fund's portfolio is longer, its share price may fluctuate more if interest rates change. Additionally, the Fund can buy variable rate obligations. When interest rates fall, the yields of these securities decline. Callable bonds the Fund buys are more likely to be called when interest rates fall, and the Fund might then have to reinvest the proceeds of the callable instrument in other securities that have lower yields, reducing its income. When interest rates fall, the income the Fund earns on its investments, and the Fund's distributions to shareholders, may decline. The Fund currently focuses on longer-term securities to seek higher income.

|X|   Borrowing for Leverage.  The Fund can borrow from banks in amounts up to one third of its total assets (including the amount borrowed) less all liabilities and indebtedness other than borrowings.  It may also borrow up to
5% of its total assets for temporary purposes from any person.  This use of leverage will subject the Fund to greater costs than funds that do not borrow for leverage, and may also make the Fund's share price more sensitive to interest rate changes.  The interest on borrowed money is an expense that might reduce the Fund's yield.

      |X| Risks of Using Derivative Investments.  The Fund can use
derivatives to seek increased returns or to try to hedge investment risks.
In general terms, a derivative investment is an investment contract whose value depends on (or is derived from) the value of an underlying asset, interest rate or index.  "Inverse floaters" are examples of derivatives the
Fund may use.

      If the issuer of the derivative investment does not pay the amount due, the Fund can lose money on its investment.  Also, the underlying security or investment on which the derivative is based, and the derivative itself, may not perform the way the Manager expected it to perform.  If that happens, the
Fund will get less income than expected or its share price could decline.  To try to preserve capital, the Fund has limits on the amount of particular types of derivatives it can hold.  However, using derivatives can increase the volatility of the Fund's share prices.  Also, some derivatives may be illiquid, making it difficult for the Fund to sell them quickly at an acceptable price.

      Inverse Floaters Have Special Risks.  Variable rate bonds known as
"inverse floaters" pay interest at rates that move in the opposite direction of yields on short-term bonds in response to market changes.  As interest rates rise, inverse floaters produce less current income, and their market value can become volatile. Inverse floaters are a type of "derivative security."  Some have a "cap," so that if interest rates rise above the
"cap," the security pays additional interest income.  If rates do not rise above the "cap," the Fund will have paid an additional amount for a feature that proves worthless. The Fund will not invest more than 35% of its total assets in inverse floaters.

How Risky Is the Fund Overall?  The risks described above collectively form the overall risk profile of the Fund and can affect the value of the Fund's investments, its investment performance and the prices of its shares.  These risks mean that you can lose money by investing in the Fund.  When you redeem your shares, they may be worth more or less than what you paid for them.
There is no assurance that the Fund will achieve its objectives.

      The value of the Fund's investments will change over time due to a number of factors.  They include changes in general bond market movements, changes in values of particular bonds because of events affecting the issuer, changes in interest rates that can affect bond prices overall and changes in perceptions about the high-yield market among investors.  Also, defaults by issuers of lower-grade securities could reduce the Fund's income and share prices.  These changes can affect the value of the Fund's investments and its prices per share.  In the OppenheimerFunds spectrum, the Fund is likely to be more volatile and has more risks than funds that focus on investing in investment grade bonds.

      An investment in the Fund is not a deposit of any bank, and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any
other government agency.

The Fund's Past Performance

The bar chart and table below show one measure of the risks of investing in the Fund, by showing changes in the Fund's performance (for its Class A shares) from year to year for the full calendar years since the Fund's inception and by showing how the average annual total returns of the Fund's shares, both before and after taxes, compare to those of a broad-based market index.

The after-tax returns are shown for Class A shares only and are calculated using the historical highest individual federal marginal income tax rates in effect during the periods shown, and do not reflect the impact of state or local taxes.  The after-tax returns for the other classes of shares will vary.  In certain cases, the figure representing "Return After Taxes on
Distributions and Sale of Fund Shares" may be higher than the other return figures for the same period.  A higher after-tax return may result when a capital loss occurs upon redemption and translates into an assumed tax deduction that benefits the shareholder.  The after-tax returns are calculated based on certain assumptions mandated by regulation and your actual after-tax returns may differ from those shown, depending on your individual tax situation.  The Fund's past investment performance, both before and after taxes, is not necessarily an indication of how the Fund will perform in the future.

Annual Total Returns (Class A) (as of 12/31 each year)

[See  appendix  to  prospectus  for data in bar  chart  showing  annual  total returns]

Sales  charges  and taxes are not  included in the  calculations  of return in this bar chart, and if those charges and taxes were included,  the returns may be less than those shown.

For the period  from  1/1/03  through  6/30/03,  the  cumulative  return  (not annualized)  before  taxes for Class A shares  was  4.56%.  During  the period shown in the bar chart, the highest return (not  annualized)  before taxes for a  calendar  quarter  was  7.65%  (1st  Qtr  95) and the  lowest  return  (not annualized) before taxes for a calendar quarter was -6.62% (1st Qtr 94).

---------------------------------------------------------------------------------
Average   Annual  Total  Returns
for the periods  ended  December 1 Year         5 Years          Life of Class

31, 2002

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Class A Shares (inception

10/1/93)                         0.75%          3.39%            4.63%
Return Before Taxes              0.75%          3.38%            4.63%
Return After Taxes on
Distributions                    3.26%          3.78%            4.78%
Return After Taxes on
Distributions and Sale of Fund
Shares

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Lehman  Brothers  Municipal Bond

Index   (reflects  no  deduction 9.60%          6.06%            6.09%1
for fees, expenses or taxes)

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

Class B Shares (inception        0.04%          3.30%            4.69%

10/1/93)
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

Class C Shares (inception        3.99%          3.62%            4.81%

8/29/95)
---------------------------------------------------------------------------------
1 From 9/30/93.

The Fund's average annual total returns in the table include applicable sales charges: for Class A shares, the current maximum initial sales charge of
4.75%; for Class B shares, the contingent deferred sales charges of 5%
(1-year) and 2% (5-years); and for Class C shares, the 1% contingent deferred sales charge for the 1-year period.  Because Class B shares convert to Class
A shares 72 months after purchase, Class B "life-of-class" performance does not include the contingent deferred sales charge and uses Class A performance for the period after conversion.  The returns measure the performance of a hypothetical account and assume that all dividends and capital gains distributions have been reinvested in additional shares.  The performance of the Fund's Class A shares is compared to the Lehman Brothers Municipal Bond
Index, an unmanaged index of a broad range of investment grade municipal bonds that is a measure of the performance of the general municipal bond market.  The index performance includes the reinvestment of income but does not reflect transaction costs, fees, expenses or taxes.  The Fund's investments vary from those in the index.

Fees and Expenses of the Fund

      The following tables are meant to help you understand the fees and expenses you may pay if you buy and hold shares of the Fund.  The Fund pays a variety of expenses directly for management of its assets, administration, distribution of its shares and other services.  Those expenses are subtracted from the Fund's assets to calculate the Fund's net asset values per share.
All shareholders therefore pay those expenses indirectly.  Shareholders pay other expenses directly, such as sales charges and account transaction charges.  The numbers below are based on the Fund's expenses during its fiscal year ended July 31, 2003.

---------------------------------------------------------------------------------

Shareholder Fees (charges paid directly from your investment):

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
                                  Class A Shares  Class B Shares  Class C Shares
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Maximum Sales Charge (Load) on
purchases (as a % of offering     4.75%           None            None
price)
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Maximum Deferred Sales Charge
(Load) (as % of the lower of the  None1           5%2             1%3
original offering price or
redemption proceeds)
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

Annual Fund Operating Expenses (deducted from Fund assets):
(% of average daily net assets)

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
                               Class A Shares   Class B Shares   Class C Shares
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

Management Fees                0.55%            0.55%            0.55%

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Distribution and/or Service
(12b-1) Fees                   0.15%            0.90%            0.90%
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

Other Expenses                 0.34%            0.36%            0.35%

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

Total Annual Operating         1.04%            1.81%            1.80%
Expenses

---------------------------------------------------------------------------------

1. A 1% contingent deferred sales charge may apply to redemptions of investments of $1 million or more of Class A shares.  See "How to Buy
   Shares" for details.
2.    Applies to redemptions in first year after purchase.  The contingent deferred sales charge declines to 1% in the sixth year and is eliminated after that.
3.    Applies to shares redeemed within twelve (12) months of purchase.

Expenses may vary in future years. "Other expenses" include transfer agent fees, custodial fees, and accounting and legal expenses that the Fund pays.
The Transfer Agent has voluntarily undertaken to the Fund to limit the transfer agent fees to 0.35% of average daily net assets per fiscal year for all classes. That undertaking may be amended or withdrawn at any time without notice to shareholders.  For the Fund's fiscal year ended July 31, 2003, the transfer agent fees did not exceed the expense limitation described above.

Examples.  The following examples are intended to help you compare the cost of investing in the Fund with the cost of investing in other mutual funds.
The examples assume that you invest $10,000 in a class of shares of the Fund for the time periods indicated, and reinvest your dividends and distributions.

      The first example assumes that you redeem all of your shares at the end of those periods.  The second example assumes you keep your shares. Both examples also assume that your investment has a 5% return each year and that the class's operating expenses remain the same. Your actual costs may be higher or lower because expenses will vary over time. Based on these assumptions your expenses would be as follows:

---------------------------------------------------------------------------------
If shares are redeemed:     1 year      3 years      5 years        10 years
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

Class A Shares               $576         $790        $1,022         $1,686

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

Class B Shares               $684         $869        $1,180        $1,7391

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Class C Shares               $283         $566         $975          $2,116
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
If    shares    are   not   1 year      3 years      5 years        10 years
redeemed:
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

Class A Shares               $576         $790        $1,022         $1,686

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

Class B Shares               $184         $569         $980         $1,7391

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Class C Shares               $183         $566         $975          $2,116
---------------------------------------------------------------------------------

In the first example, expenses include the initial sales charge for Class A and the applicable Class B or Class C contingent deferred sales charges. In the second example, the Class A expenses include the sales charge, but Class
B and Class C expenses do not include contingent deferred sales charges.
1.  Class B expenses for years 7 through 10 are based on Class A expenses, because Class B shares automatically convert to Class A shares 72 months after purchase.

About the Fund's Investments

The Fund's Principal Investment Policies and Risks.  The allocation of the
Fund's portfolio among different types of investments will vary over time based on the Manager's evaluation of economic and market trends.  The Fund's portfolio might not always include all of the different types of investments described below.

      The Manager tries to reduce risks by carefully researching securities before they are purchased.  The Fund attempts to reduce its exposure to market risks by diversifying its investments, that is, by not holding a substantial amount of securities of any one issuer and by not investing too great a percentage of the Fund's assets in any one issuer.  However, changes in the overall market prices of municipal securities and the income they pay can occur at any time.  The yield and share prices of the Fund will change daily based on changes in market prices of securities, interest rates and market conditions and in response to other economic events.  The Statement of
Additional Information contains more detailed information about the Fund's investment policies and risks.

What is A Municipal Security?  A municipal security is essentially a loan by the buyer to the issuer of the security.  The issuer promises to pay back the principal amount of the loan and normally pay interest exempt from federal individual income taxes.

      |X| Municipal Securities. The Fund buys municipal bonds and notes, tax-exempt commercial paper, certificates of participation in municipal leases and other debt obligations.  These debt obligations are issued by state governments, as well as their political subdivisions (such as cities, towns and counties), and their agencies and authorities.  The Fund can also buy securities issued by the District of Columbia, any commonwealths, territories or possessions of the United States, or their respective agencies, instrumentalities or authorities, if the interest paid on the security is not subject to federal individual income tax (in the opinion of bond counsel to the issuer at the time the security is issued).

      Municipal securities are issued to raise money for a variety of public or private purposes, including financing state or local governments, financing specific projects or public facilities.  The Fund can buy both long-term and short-term municipal securities.  Long-term securities have a maturity of more than one (1) year.  The Fund generally focuses on longer-term securities, to seek higher income.

      The Fund can buy municipal securities that are "general obligations,"
secured by the issuer's pledge of its full faith, credit and taxing power for the payment of principal and interest.  Some debt securities, such as zero-coupon securities, do not pay current interest.  Other securities may be subject to calls by the issuer to redeem the debt or to prepayment prior to their stated maturity.  The Fund can also buy "revenue obligations," payable only from the revenues derived from a particular facility or class of facilities, or a specific excise tax or other revenue source.  Some of these revenue obligations are private activity bonds that pay interest that may be a tax preference item subject to alternative minimum taxation for investors subject to federal alternative minimum tax.

      |X|  Municipal  Lease  Obligations.  Municipal  leases are used by state
and  local  governments  to  obtain  funds  to  acquire  land,   equipment  or
facilities.  The  Fund  can  invest  in  certificates  of  participation  that represent a  proportionate  interest in payments  made under  municipal  lease obligations.  Most  municipal  leases,  while secured by the leased  property, are not general  obligations of the issuing  municipality.  They often contain
"non-appropriation"  clauses that provide that the municipal government has no obligation to make lease or installment  payments in future years unless money is appropriated on a yearly basis.

      If the  government  stops  making  payments  or  transfers  its  payment obligations to a private  entity,  the  obligation  could lose value or become taxable.  Some  lease  obligations  might not have an active  trading  market, making it difficult for the Fund to sell them quickly at an acceptable price.

      |X| Floating  Rate/Variable Rate Obligations.  Some municipal securities have variable or floating  interest  rates.  Variable  rates are adjustable at
stated  periodic   intervals.   Floating  rates  are  automatically   adjusted
according  to a  specified  market  rate  for  such  investments,  such as the percentage  of the  prime  rate of a bank,  or the  ninety-one  (91)  day U.S.
Treasury  Bill rate.  These  obligations  may be  secured  by bank  letters of credit or other credit support arrangements.

      |X|  Ratings  of  Municipal  Securities  the Fund  Buys.  The Fund  buys lower-grade,  high-yield  municipal  securities  to seek high current  income.
There are no limits on the amount of the Fund's  assets  that can be  invested in debt securities  below  investment  grade.  Securities that are rated below
"investment  grade" are those  rated  below  "Baa" by  Moody's,  or lower than
"BBB" by Standard & Poor's Rating  Services,  or  comparable  ratings by other
nationally   recognized   rating   organizations.   The  Fund  can  invest  in
securities  rated as low as "C" or "D" or which may be in  default at the time the Fund buys them.  Rating  categories  are  described  in the  Statement  of
Additional  Information.  If a  security  the  Fund  buys  is not  rated,  the
Manager  will  use its  judgment  to  assign  a  rating  that it  believes  is comparable  to that of a rating  organization.  If a rating of a  security  is reduced  after the Fund buys it,  the Fund is not  required  automatically  to
dispose  of  that   security.   However,   the  Manager  will  evaluate  those
securities to determine whether to keep them in the Fund's portfolio.

      The  Manager  relies  to some  extent on credit  ratings  by  nationally recognized  rating  agencies  in  evaluating  the  credit  risk of  securities selected  for  the  Fund's  portfolio.  It also  uses  its  own  research  and analysis.  Many factors  affect an issuer's  ability to make timely  payments, and the credit  risks of a  particular  security  may change  over time.  If a rating of a  security  is  reduced  after  the Fund  buys it,  the Fund is not required  automatically  to dispose of that  security.  However,  the  Manager will  evaluate  those  securities  to  determine  whether  to keep them in the
Fund's portfolio.

      The Fund can  invest a  significant  portion  of its  assets in  unrated securities.  Some of these unrated  securities  may not have an active trading market,  which  means  that the Fund might have  difficulty  valuing  them and selling them promptly at an acceptable price.

      |X| Can  the  Fund's  Investment  Objective  and  Policies  Change?  The
Fund's  Board  of  Trustees  can  change   non-fundamental   policies  without
shareholder  approval,  although  significant  changes  will be  described  in
amendments  to  this  Prospectus.   Fundamental  policies  cannot  be  changed
without the approval of a majority of the Fund's  outstanding  voting  shares.
The Fund's  investment  objective is a fundamental  policy.  Other  investment restrictions  that are  fundamental  policies  are listed in the  Statement of
Additional  Information.  An investment policy or technique is not fundamental unless this  Prospectus or the Statement of Additional  Information  says that it is.

Other  Investment  Strategies.  To seek its  objective,  the Fund can also use the investment  techniques and strategies  described  below. The Manager might not  always  use all of the  different  types of  techniques  and  investments described below.  These techniques  involve risks,  although some are designed to help reduce investment or market risk.

      |X|  "When-Issued"  and "Delayed  Delivery"  Transactions.  The Fund can
purchase  municipal  securities on a  "when-issued"  basis and can purchase or sell such securities on a "delayed  delivery" basis.  Between the purchase and settlement,  no payment is made for the  security  and no interest  accrues to the  buyer  from  the  investment.  There is a risk of loss to the Fund if the value of the security declines prior to the settlement date.

      |X| Puts and  Stand-By  Commitments.  The  Fund  can  acquire  "stand-by commitments" or "puts" with respect to municipal  securities.  The investments give the Fund the  right to sell  securities  at a set  price on demand to the issuing  broker-dealer  or bank.  However,  a security having this feature may have a lower  interest  rate.  The Fund will acquire  stand-by  commitments or puts solely to enhance portfolio liquidity.

      |X|  Illiquid and  Restricted  Securities.  Investments  may be illiquid because  they do not have an active  trading  market,  making it  difficult to value them or dispose of them  promptly  at an  acceptable  price.  Restricted securities  may have terms that limit their  resale to other  investors or may require  registration  under federal  securities  laws before they can be sold publicly.  The Fund  will  not  invest  more  than  15% of its net  assets  in illiquid  securities  and  cannot  invest  more than 10% of its net  assets in restricted  securities.  Those limits include  unrated or illiquid  tax-exempt municipal  leases  that  cannot make up more than 5% of the Fund's net assets.
Certain  restricted  securities  that are  eligible  for  resale to  qualified institutional  purchasers  may not be subject to the 10%  limit.  The  Manager monitors  holdings of illiquid  securities  on an ongoing  basis to  determine whether to sell any holdings to maintain adequate liquidity.

      |X|  Hedging.  The Fund can  purchase  and sell  derivatives  for use as
"hedging   instruments."  The  Fund  does  not  use  hedging  instruments  for speculative  purposes,  and has  limits on its use of them.  The Fund does not use hedging  instruments  to a  substantial  degree and is not required to use them in seeking its investment objective.

      Hedging  involves  risks.  If the Manager uses a hedging  instrument  at the wrong time or judges  market  conditions  incorrectly,  the hedge might be unsuccessful  and the strategy could reduce the Fund's return.  The Fund could also  experience  losses if the prices of its futures  and  options  positions were not correlated with its other  investments or if it could not close out a position because of an illiquid market for the future or option.

      |X| Other Derivatives.          The Fund can invest in other  derivative
securities  that  pay  interest  that  depends  on the  change  in value of an underlying  asset,  interest rate or index.  Examples are interest rate swaps, municipal bond indices or swap indices.

      Interest  rate  swaps are  subject  to credit  risks and  interest  rate risks.  The Fund  could be  obligated  to pay more  under its swap  agreements than it receives  under them, as a result of interest  rate changes.  The Fund cannot enter into swaps with respect to more than 25% of its total assets.

Portfolio  Turnover.  A change in the securities  held by the Fund is known as
"portfolio  turnover."  The Fund may engage in active and frequent  trading to try to achieve its  objective,  and may have a high  portfolio  turnover  rate
(for example,  over 100%).  While  portfolio  turnover can affect  transaction costs  the  Fund  pays,  in  most  cases  the  Fund  does  not  pay  brokerage commissions  on debt  securities it buys.  If the Fund realizes  capital gains when it sells its  portfolio  investments,  it generally  must pay those gains out to  shareholders,  increasing their taxable  distributions.  The Financial
Highlights  table at the end of this  Prospectus  shows the  Fund's  portfolio turnover rates during recent prior fiscal years.

Temporary  Defensive  and Interim  Investments.  In times of unstable  adverse market or  economic  conditions,  the Fund can  invest up to 100% of its total assets in  temporary  defensive  investments  that are  inconsistent  with the
Fund's  principal  investment  strategies.  Generally,  the  Fund's  defensive investments  will  be  short-term  municipal  securities,  but  could  be U.S.
government  securities or highly-rated  corporate debt securities.  The income from  some  temporary  defensive  investments  might  not be  tax-exempt,  and therefore  when  making  those  investments  the Fund  might not  achieve  its objective.

      Under normal  market  conditions,  the Fund can also hold these types of investments  for cash management  purposes  pending the investment of proceeds from the sale of Fund shares or portfolio  securities  or to meet  anticipated redemptions of Fund shares.

How the Fund is Managed

The  Manager.  The  Manager  chooses  the Fund's  investments  and handles its day-to-day  business.  The  Manager  carries  out its  duties,  subject to the policies established by the Board of Trustees,
under  an   investment   advisory   agreement   that   states  the   Manager's
responsibilities.  The  agreement  sets the fees the Fund pays to the  Manager and describes the expenses that the Fund is  responsible to pay to conduct its business.

      The Manager has operated as an  investment  advisor  since January 1960.
The Manager and its subsidiaries and controlled  affiliates  managed more than
$130 billion in assets as of June 30, 2003,  including other Oppenheimer funds with more than 7 million shareholder  accounts.  The Manager is located at 498
Seventh Avenue, New York, New York 10018.

      |X| Portfolio  Managers.  The Fund is managed by a portfolio  management team comprised of Ronald Fielding and other investment  professionals selected from the Manager's  Rochester  Division.  This  portfolio  management  team is primarily responsible for the day-to-day management of the Fund's portfolio.

Mr.  Fielding is a Senior Vice President of the Manager since January 1996 and a Vice President of the Fund. Mr.  Fielding  serves in a similar  capacity for other Oppenheimer funds.

      |X| Advisory Fees.  Under the investment  advisory  agreement,  the Fund pays the  Manager  an  advisory  fee at an annual  rate that  declines  as the
Fund's  assets  grow:  0.60% of the first $200  million of average  annual net assets, 0.55% of the next $100 million,  0.50% of the next $200 million, 0.45%
of the next  $250  million,  0.40%  of the next  $250  million,  and  0.35% of average  annual net  assets in excess of $1  billion.  The  Fund's  management fees for its last  fiscal  year  ended  July 31,  2003,  was 0.55% of  average annual net assets for each class of shares.

ABOUT your account

How to Buy Shares

You can buy shares several ways, as described below. The Fund's Distributor,
OppenheimerFunds Distributor, Inc., may appoint servicing agents to accept purchase (and redemption) orders. The Distributor, in its sole discretion, may reject any purchase order for the Fund's shares.

Buying Shares Through Your Dealer. You can buy shares through any dealer, broker or financial institution that has a sales agreement with the
      Distributor. Your dealer will place your order with the Distributor on your behalf.
Buying Shares Through the Distributor. Complete an OppenheimerFunds New
      Account Application and return it with a check payable to
      "OppenheimerFunds Distributor, Inc." Mail it to P.O. Box 5270, Denver,
      Colorado 80217. If you don't list a dealer on the application, the
      Distributor will act as your agent in buying the shares. However, we recommend that you discuss your investment with a financial advisor before you make a purchase to be sure that the Fund is appropriate for you.
o     Paying by Federal Funds Wire. Shares purchased through the Distributor may be paid for by Federal Funds wire. The minimum investment is
      $2,500. Before sending a wire, call the Distributor's Wire Department at 1.800.225.5677 to notify the Distributor of the wire and to receive further instructions.
o     Buying Shares Through OppenheimerFunds AccountLink. With AccountLink,
      you pay for shares by electronic funds transfers from your bank account. Shares are purchased for your account by a transfer of money from your bank account through the Automated Clearing House (ACH)
      system. You can provide those instructions automatically, under an
      Asset Builder Plan, described below, or by telephone instructions using
      OppenheimerFunds PhoneLink, also described below. Please refer to
      "AccountLink," below for more details.
o     Buying Shares Through Asset Builder Plans. You may purchase shares of the Fund automatically each month from your account at a bank or other financial institution under an Asset Builder Plan with AccountLink.
      Details are in the Asset Builder Application and the Statement of
      Additional Information.

WHAT IS THE MINIMUM AMOUNT YOU MUST INVEST? In most cases, you can buy Fund shares with a minimum initial investment of $1,000 and make additional investments at any time with as little as $50. There are reduced minimums available under the following special investment plans:
o     By using an Asset Builder Plan or Automatic Exchange Plan (details are in the Statement of Additional Information), or government allotment plan, you can make subsequent investments (after making the initial investment of $500) for as little as $50. For any type of account established under one of these plans prior to November 1, 2002, the minimum additional investment will remain $25.
o     The minimum investment requirement does not apply to reinvesting dividends from the Fund or other Oppenheimer funds (a list of them appears in the Statement of Additional Information, or you can ask your dealer or call the Transfer Agent), or reinvesting distributions from unit investment trusts that have made arrangements with the Distributor.

AT WHAT PRICE ARE SHARES SOLD? Shares are sold at their offering price which is the net asset value per share plus any initial sales charge that applies.
The offering price that applies to a purchase order is based on the next calculation of the net asset value per share that is made after the
Distributor receives the purchase order at its offices in Colorado, or after any agent appointed by the Distributor receives the order.

Net Asset Value. The Fund calculates the net asset value of each class of shares as of the close of The New York Stock Exchange ("the Exchange"), on each day the Exchange is open for trading (referred to in this
      Prospectus as a "regular business day"). The Exchange normally closes at 4:00 P.M., Eastern time, but may close earlier on some days. All references to time in this Prospectus mean "Eastern time."

      The net asset value per share is determined by dividing the value of the Fund's net assets attributable to a class by the number of shares of that class that are outstanding. To determine net asset value, the
      Fund's Board of Trustees has established procedures to value the Fund's securities, in general, based on market value. The Board has adopted special procedures for valuing illiquid and restricted securities and obligations for which market values cannot be readily obtained.

      If, after the close of the principal market on which a security held by the Fund is traded, and before the time the Fund's securities are priced that day, an event occurs that the Manager deems likely to cause a material change in the value of such security, the Fund's Board of
      Trustees has authorized the Manager, subject to the Board's review, to ascertain a fair value for such security.  A security's valuation may differ depending on the method used for determining value.

The Offering Price. To receive the offering price for a particular day, in most cases the Distributor or its designated agent must receive your order by the time the Exchange closes that day. If your order is received on a day when the Exchange is closed or after it has closed, the order will receive the next offering price that is determined after your order is received.
Buying Through a Dealer. If you buy shares through a dealer, your dealer must receive the order by the close of the Exchange and transmit it to the
      Distributor so that it is received before the Distributor's close of business on a regular business day (normally 5:00 P.M.) to receive that day's offering price, unless your dealer has made alternative arrangements with the Distributor. Otherwise, the order will receive the next offering price that is determined.

------------------------------------------------------------------------------

WHAT CLASSES OF SHARES DOES THE FUND OFFER? The Fund offers investors three different classes of shares.  The different classes of shares represent investments in the same portfolio of securities, but the classes are subject to different expenses and will likely have different share prices. When you buy shares, be sure to specify the class of shares. If you do not choose a class, your investment will be made in Class A shares.

------------------------------------------------------------------------------
------------------------------------------------------------------------------
Class A Shares. If you buy Class A shares, you pay an initial sales charge
      (on investments up to $1 million). The amount of that sales charge will vary depending on the amount you invest. The sales charge rates are listed in "How Can You Buy Class A Shares?" below.
------------------------------------------------------------------------------
Class B Shares. If you buy Class B shares, you pay no sales charge at the time of purchase, but you will pay an annual asset-based sales charge.
      If you sell your shares within 6 years of buying them, you will normally pay a contingent deferred sales charge. That contingent deferred sales charge varies depending on how long you own your shares, as described in "How Can You Buy Class B Shares?" below.
------------------------------------------------------------------------------
Class C Shares. If you buy Class C shares, you pay no sales charge at the time of purchase, but you will pay an annual asset-based sales charge.
      If you sell your shares within 12 months of buying them, you will normally pay a contingent deferred sales charge of 1.0%, as described in "How Can You Buy Class C Shares?" below.
------------------------------------------------------------------------------

WHICH CLASS OF SHARES SHOULD YOU CHOOSE? Once you decide that the Fund is an appropriate investment for you, the decision as to which class of shares is best suited to your needs depends on a number of factors that you should discuss with your financial advisor. Some factors to consider are how much you plan to invest and how long you plan to hold your investment. If your goals and objectives change over time and you plan to purchase additional shares, you should re-evaluate those factors to see if you should consider another class of shares. The Fund's operating costs that apply to a class of shares and the effect of the different types of sales charges on your investment will vary your investment results over time.

      The discussion below is not intended to be investment advice or a recommendation, because each investor's financial considerations are different. The discussion below assumes that you will purchase only one class of shares and not a combination of shares of different classes. Of course, these examples are based on approximations of the effects of current sales charges and expenses projected over time, and do not detail all of the considerations in selecting a class of shares. You should analyze your options carefully with your financial advisor before making that choice.

How Long Do You Expect to Hold Your Investment? While future financial needs cannot be predicted with certainty, knowing how long you expect to hold your investment will assist you in selecting the appropriate class of shares. Because of the effect of class-based expenses, your choice will also depend on how much you plan to invest. For example, the reduced sales charges available for larger purchases of Class A shares may, over time, offset the effect of paying an initial sales charge on your investment, compared to the effect over time of higher class-based expenses on shares of Class B or Class C.

   o  Investing for the Shorter Term. While the Fund is meant to be a long-term investment, if you have a relatively short-term investment horizon (that is, you plan to hold your shares for not more than six years), you should most likely purchase Class A or Class C shares rather than Class B shares. That is because of the effect of the Class
      B contingent deferred sales charge if you redeem within six years, as well as the effect of the Class B asset-based sales charge on the investment return for that class in the short-term. Class C shares might be the appropriate choice (especially for investments of less than $100,000), because there is no initial sales charge on Class C shares, and the contingent deferred sales charge does not apply to amounts you sell after holding them one year.

      However, if you plan to invest more than $100,000 for the shorter term, then as your investment horizon increases toward six years, Class C shares might not be as advantageous as Class A shares. That is because the annual asset-based sales charge on Class C shares will have a greater impact on your account over the longer term than the reduced front-end sales charge available for larger purchases of Class A shares.

      And for investors who invest $1 million or more, in most cases Class A shares will be the most advantageous choice, no matter how long you intend to hold your shares. For that reason, the Distributor normally will not accept purchase orders of $500,000 or more of Class B shares or $1 million or more of Class C shares from a single investor.

o     Investing for the Longer Term.  If you are investing  less than $100,000 for the  longer-term,  for example for retirement,  and do not expect to need  access to your money for seven  years or more,  Class B shares may be appropriate.

Are There  Differences  in Account  Features  That Matter to You? Some account features  may not be  available  to  Class B and  Class C  shareholders.
      Other  features  may not be  advisable  (because  of the  effect  of the contingent  deferred sales charge) for Class B and Class C shareholders.
      Therefore,  you  should  carefully  review  how  you  plan  to use  your investment account before deciding which class of shares to buy.

      Additionally, the dividends payable to Class B and Class C shareholders will be reduced by the additional expenses borne by those classes that are not borne by Class A shares, such as the Class B and Class C asset-based sales charge described below and in the Statement of
      Additional Information. Share certificates are only available on Class
      A shares. If you are considering using your shares as collateral for a loan, that may be a factor to consider. Also, checkwriting is not available on accounts subject to a contingent deferred sales charge.

How Do Share Classes Affect Payments to Your Broker? A financial advisor may receive different compensation for selling one class of shares than for selling another class. It is important to remember that Class B and
      Class C contingent deferred sales charges and asset-based sales charges have the same purpose as the front-end sales charge on sales of Class A shares: to compensate the Distributor for concessions and expenses it pays to dealers and financial institutions for selling shares. The
      Distributor may pay additional compensation from its own resources to securities dealers or financial institutions based upon the value of shares of the Fund owned by the dealer or financial institution for its own account or for its customers.

SPECIAL SALES CHARGE ARRANGEMENTS AND WAIVERS. Appendix C to the Statement of
Additional Information details the conditions for the waiver of sales charges that apply in certain cases and the special sales charge rates that apply to purchases of shares of the Fund by certain groups, or in other special types of transactions. To receive a waiver or special sales charge rate, you must advise the Distributor when purchasing shares or the Transfer Agent when redeeming shares that a special condition applies.

HOW CAN YOU BUY CLASS A SHARES? Class A shares are sold at their offering price, which is normally net asset value plus an initial sales charge.
However, in some cases, described below, purchases are not subject to an initial sales charge, and the offering price will be the net asset value. In other cases, reduced sales charges may be available, as described below or in the Statement of Additional Information. Out of the amount you invest, the
Fund receives the net asset value to invest for your account.

      The sales charge varies depending on the amount of your purchase. A portion of the sales charge may be retained by the Distributor or allocated to your dealer as concession. The Distributor reserves the right to reallow the entire concession to dealers. The current sales charge rates and concessions paid to dealers and brokers are as follows:

 ------------------------

 ------------------------------------------------------------------------------
 Amount of Purchase       Front-End Sales  Front-End Sales   Concession As
                          ---------------- Charge As a
                          Charge As a      Percentage of
                          Percentage of    Net               Percentage of
                          Offering Price   Amount Invested   Offering Price
 ------------------------------------------------------------------------------
 ------------------------------------------------------------------------------
 Less than $50,000             4.75%             4.98%             4.00%
 ------------------------------------------------------------------------------
 ------------------------------------------------------------------------------
 $50,000 or more but           4.50%             4.71%             4.00%
 less than $100,000
 ------------------------------------------------------------------------------
 ------------------------------------------------------------------------------
 $100,000 or more but          3.50%             3.63%             3.00%
 less than $250,000
 ------------------------------------------------------------------------------
 ------------------------------------------------------------------------------
 $250,000 or more but          2.50%             2.56%             2.25%
 less than $500,000
 ------------------------------------------------------------------------------
 ------------------------------------------------------------------------------
 $500,000 or more but          2.00%             2.04%             1.80%
 less than $1 million
 ------------------------------------------------------------------------------

Can You Reduce Class A Sales Charges? You may be eligible to buy Class A shares at reduced sales charge rates under the Fund's "Right of
      Accumulation" or a Letter of Intent, as described in "Reduced Sales
      Charges" in the Statement of Additional Information.

Class A Contingent Deferred Sales Charge. There is no initial sales charge on purchases of Class A shares of any one or more of the Oppenheimer funds aggregating $1 million or more. The Distributor pays dealers of record concessions in an amount equal to 1.0% of purchases of $1 million or more (other than purchases by retirement plans, which are not permitted in the Fund). That concession will not be paid on purchases of shares by exchange or that were previously subject to a front-end sales charge and dealer concession.

      If you redeem any of those shares within a 24 month "holding period"
      measured from the beginning of the calendar month of their purchase, a contingent deferred sales charge (called the "Class A contingent deferred sales charge") may be deducted from the redemption proceeds.
      That sales charge will be equal to 1.0% of the lesser of:
o     the aggregate net asset value of the redeemed shares at the time of redemption (excluding shares purchased by reinvestment of dividends or capital gain distributions) or
o     the original net asset value of the redeemed shares.

      The Class A contingent deferred sales charge will not exceed the aggregate amount of the concessions the Distributor paid to your dealer on all purchases of Class A shares of all Oppenheimer funds you made that were subject to the Class A contingent deferred sales charge.

HOW CAN YOU BUY CLASS B SHARES? Class B shares are sold at net asset value per share without an initial sales charge. However, if Class B shares are redeemed within six years from the beginning of the calendar month of their purchase, a contingent deferred sales charge will be deducted from the redemption proceeds. The Class B contingent deferred sales charge is paid to compensate the Distributor for its expenses of providing distribution-related services to the Fund in connection with the sale of Class B shares.

      The amount of the contingent deferred sales charge will depend on the number of years since you invested and the dollar amount being redeemed, according to the following schedule for the Class B contingent deferred sales charge holding period:

--------------------------------------------------------------------------------
Years Since Beginning of Month in       Contingent Deferred Sales Charge on
Which Purchase Order was Accepted       Redemptions in That Year
                                        (As % of Amount Subject to Charge)
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
0 - 1                                   5.0%
--------------------------------------------------------------------------------
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1 - 2                                   4.0%
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
2 - 3                                   3.0%
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
3 - 4                                   3.0%
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
4 - 5                                   2.0%
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
5 - 6                                   1.0%
--------------------------------------------------------------------------------
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More than 6                             None
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In the table,  a "year" is a  12-month  period.  In  applying  the  contingent deferred  sales charge,  all purchases are considered to have been made on the first regular business day of the month in which the purchase was made.

Automatic Conversion of Class B Shares.  Class B shares automatically convert to Class A shares 72 months after you purchase them. This conversion feature relieves Class B shareholders of the asset-based sales charge that applies to Class B shares under the Class B Distribution and
      Service Plan, described below. The conversion is based on the relative net asset value of the two classes, and no sales load or other charge is imposed. When any Class B shares that you hold convert, any other
      Class B shares that were acquired by reinvesting dividends and distributions on the converted shares will also convert to Class A shares. For further information on the conversion feature and its tax implications, see "Class B Conversion" in the Statement of Additional
      Information.

How Can you Buy Class C Shares? Class C shares are sold at net asset value per share without an initial sales charge. However, if Class C shares are redeemed within a holding period of 12 months from the beginning of the calendar month of their purchase, a contingent deferred sales charge of 1.0%
will be deducted from the redemption proceeds. The Class C contingent deferred sales charge is paid to compensate the Distributor for its expenses of providing distribution-related services to the Fund in connection with the sale of Class C shares.

DISTRIBUTION AND SERVICE (12b-1) PLANS.

Service Plan for Class A Shares. The Fund has adopted a Service Plan for
      Class A shares. It reimburses the Distributor for a portion of its costs incurred for services provided to accounts that hold Class A shares.  Reimbursement is made quarterly at an annual rate of up to
      0.15% of the average annual net assets of Class A shares of the Fund.
      The Board of Trustees can increase that fee to 0.25% of average annual net assets without shareholder approval. Shareholders will be notified of any such change.  The Distributor currently uses all of those fees to pay dealers, brokers, banks and other financial institutions quarterly for providing personal service and maintenance of accounts of their customers that hold Class A shares.

Distribution and Service Plans for Class B and Class C Shares. The Fund has
      adopted Distribution and Service Plans for Class B and Class C shares to pay the Distributor for its services and costs in distributing Class
      B and Class C shares and servicing accounts. Under the plans, the Fund pays the Distributor an annual asset-based sales charge of 0.75% per year on Class B shares and on Class C shares.  The Distributor also receives a service fee of up to 0.15% per year under each plan.
      However, the Board of Trustees can increase that fee to 0.25% of average annual net assets without shareholder approval.  Shareholders will be notified of any such change.

      The asset-based sales charge and service fees increase Class B and
      Class C expenses by 0.90% of the net assets per year of the respective class. Because these fees are paid out of the Fund's assets on an ongoing basis, over time these fees will increase the cost of your investment and may cost you more than other types of sales charges.

      The Distributor uses the service fees to compensate dealers for providing personal services for accounts that hold Class B or Class C shares. The Distributor normally pays the 0.15%  service fees to dealers in advance for the first year after the shares are sold by the dealer. After the shares have been held for a year, the Distributor pays the service fees to dealers on a quarterly basis.

      The Distributor currently pays a sales concession of 3.85% of the purchase price of Class B shares to dealers from its own resources at the time of sale. Including the advance of the service fee, the total amount paid by the Distributor to the dealer at the time of sale of
      Class B shares is therefore 4.00% of the purchase price. The
      Distributor normally retains the Class B asset-based sales charge. See the Statement of Additional Information for exceptions.

      The Distributor currently pays a sales concession of 0.75% of the purchase price of Class C shares to dealers from its own resources at the time of sale. Including the advance of the service fee, the total amount paid by the Distributor to the dealer at the time of sale of
      Class C shares is therefore 0.90% of the purchase price. The
      Distributor normally pays the asset-based sales charge as an ongoing concession to the dealer on Class C shares that have been outstanding for a year or more. The Distributor normally retains the Class C asset-based sales charge during the first year after Class C shares are purchased. See the Statement of Additional Information for exceptions.

Special Investor Services

ACCOUNTLINK. You can use our AccountLink feature to link your Fund account with an account at a U.S. bank or other financial institution. It must be an
Automated Clearing House (ACH) member. AccountLink lets you:
    o transmit funds electronically to purchase shares by telephone (through a service representative or by PhoneLink) or automatically under Asset
      Builder Plans, or
    o have the Transfer Agent send redemption proceeds or transmit dividends and distributions directly to your bank account. Please call the
      Transfer Agent for more information.
      You may purchase shares by telephone only after your account has been established. To purchase shares in amounts up to $250,000 through a telephone representative, call the Distributor at 1.800.225.5677. The purchase payment will be debited from your bank account.

      AccountLink privileges should be requested on your Application or your dealer's settlement instructions if you buy your shares through a dealer.
After your account is established, you can request AccountLink privileges by sending signature-guaranteed instructions and proper documentation to the
Transfer Agent. AccountLink privileges will apply to each shareholder listed in the registration on your account as well as to your dealer representative of record unless and until the Transfer Agent receives written instructions terminating or changing those privileges. After you establish AccountLink for your account, any change of bank account information must be made by signature-guaranteed instructions to the Transfer Agent signed by all shareholders who own the account.

PHONELINK. PhoneLink is the OppenheimerFunds automated telephone system that enables shareholders to perform a number of account transactions automatically using a touch-tone phone. PhoneLink may be used on already-established Fund accounts after you obtain a Personal Identification
Number (PIN), by calling the PhoneLink number, 1.800.225.5677.
Purchasing Shares. You may purchase shares in amounts up to $100,000 by phone, by calling 1.800.225.5677. You must have established AccountLink privileges to link your bank account with the Fund to pay for these purchases.
Exchanging Shares. With the OppenheimerFunds Exchange Privilege, described below, you can exchange shares automatically by phone from your Fund account to another OppenheimerFunds account you have already established by calling the special PhoneLink number.
Selling Shares. You can redeem shares by telephone automatically by calling the PhoneLink number and the Fund will send the proceeds directly to your AccountLink bank account. Please refer to "How to Sell Shares,"
      below for details.

CAN YOU SUBMIT TRANSACTION REQUESTS BY FAX? You may send requests for certain types of account transactions to the Transfer Agent by fax (telecopier).
Please call 1.800.225.5677 for information about which transactions may be handled this way. Transaction requests submitted by fax are subject to the same rules and restrictions as written and telephone requests described in this Prospectus.

OPPENHEIMERFUNDS INTERNET WEBSITE. You can obtain information about the Fund, as well as your account balance, on the OppenheimerFunds Internet website, at
www.oppenheimerfunds.com. Additionally, shareholders listed in the account
------------------------
registration (and the dealer of record) may request certain account transactions through a special section of that website. To perform account transactions or obtain account information online, you must first obtain a user I.D. and password on that website. If you do not want to have Internet account transaction capability for your account, please call the Transfer
Agent at 1.800.225.5677. At times, the website may be inaccessible or its transaction features may be unavailable.

AUTOMATIC WITHDRAWAL AND EXCHANGE PLANS. The Fund has several plans that enable you to sell shares automatically or exchange them to another
OppenheimerFunds account on a regular basis. Please call the Transfer Agent or consult the Statement of Additional Information for details.

REINVESTMENT PRIVILEGE. If you redeem some or all of your Class A or Class B shares of the Fund, you have up to six months to reinvest all or part of the redemption proceeds in Class A shares of the Fund or other Oppenheimer funds without paying a sales charge. This privilege applies only to Class A shares that you purchased subject to an initial sales charge and to Class A or Class
B shares on which you paid a contingent deferred sales charge when you redeemed them. This privilege does not apply to Class C shares. You must be sure to ask the Distributor for this privilege when you send your payment.

How to Sell Shares

You can sell (redeem) some or all of your shares on any regular business day.
Your shares will be sold at the next net asset value calculated after your order is received in proper form (which means that it must comply with the procedures described below) and is accepted by the Transfer Agent. The Fund lets you sell your shares by writing a letter, by using the Fund's checkwriting privilege, or by telephone. You can also set up Automatic
Withdrawal Plans to redeem shares on a regular basis. If you have questions about any of these procedures, and especially if you are redeeming shares in a special situation, such as due to the death of the owner, please call the
Transfer Agent first, at 1.800.225.5677, for assistance.

Certain Requests Require a Signature Guarantee. To protect you and the Fund from fraud, the following redemption requests must be in writing and must include a signature guarantee (although there may be other situations that also require a signature guarantee):
   o  You wish to redeem more than $100,000 and receive a check
   o  The redemption check is not payable to all shareholders listed on the account statement
   o  The redemption check is not sent to the address of record on your account statement
   o  Shares are being transferred to a Fund account with a different owner or name
   o  Shares are being redeemed by someone (such as an Executor) other than the owners.

Where Can You Have Your Signature Guaranteed? The Transfer Agent will accept a guarantee of your signature by a number of financial institutions, including:
o     a U.S. bank, trust company, credit union or savings association,
o     a foreign bank that has a U.S. correspondent bank,
o     a U.S. registered dealer or broker in securities, municipal securities or government securities, or
o     a U.S. national securities exchange, a registered securities association or a clearing agency.
      If you are signing on behalf of a corporation, partnership or other business or as a fiduciary, you must also include your title in the signature.

Checkwriting. To write checks against your Fund account, request that privilege on your account application, or contact the Transfer Agent for signature cards. They must be signed (with a signature guarantee) by all owners of the account and returned to the Transfer Agent so that checks can be sent to you to use. Shareholders with joint accounts can elect in writing to have checks paid over the signature of one owner. If you previously signed a signature card to establish checkwriting in another Oppenheimer fund, simply call 1.800.225.5677 to request checkwriting for an account in this
Fund with the same registration as the other account.

o     Checks can be written to the order of whomever you wish, but may not be cashed at the bank the checks are payable through or the Fund's custodian bank.
o     Checkwriting privileges are not available for accounts holding shares that are subject to a contingent deferred sales charge.
o     Checks must be written for at least $500. Checks written below the stated amount on the check will not be accepted. However, if you have existing checks indicating a $100 minimum, you may still use them for amounts of $100 or more.
o     Checks cannot be paid if they are written for more than your account value. Remember, your shares fluctuate in value and you should not write a check close to the total account value.
o     You may not write a check that would require the Fund to redeem shares that were purchased by check or Asset Builder Plan payments within the prior 10 days.
o     Don't use your checks if you changed your Fund account number, until you receive new checks.

HOW DO you SELL SHARES BY MAIL? Write a letter of instruction that includes:
   o  Your name
   o  The Fund's name
   o  Your Fund account number (from your account statement)
   o  The dollar amount or number of shares to be redeemed
   o  Any special payment instructions
   o  Any share certificates for the shares you are selling
   o  The signatures of all registered owners exactly as the account is registered, and
   o  Any special documents requested by the Transfer Agent to assure proper authorization of the person asking to sell the shares.

Use the following address for            Send courier or express mail
requests by mail:                        requests to:

OppenheimerFunds Services                OppenheimerFunds Services
P.O. Box 5270                            10200 E. Girard Avenue, Building D
Denver, Colorado 80217                   Denver, Colorado 80231

HOW DO you SELL SHARES BY TELEPHONE? You and your dealer representative of record may also sell your shares by telephone. To receive the redemption price calculated on a particular regular business day, your call must be received by the Transfer Agent by the close of the Exchange that day, which is normally 4:00 P.M., but may be earlier on some days. You may not redeem shares under a share certificate by telephone.

   o  To redeem shares through a service representative or automatically on
      PhoneLink, call 1.800.225.5677.

  Whichever method you use, you may have a check sent to the address on the account statement, or, if you have linked your Fund account to your bank account on AccountLink, you may have the proceeds sent to that bank account.

Are There Limits on Amounts Redeemed by Telephone?
Telephone Redemptions Paid by Check. Up to $100,000 may be redeemed by telephone in any seven-day period. The check must be payable to all owners of record of the shares and must be sent to the address on the account statement. This service is not available within 30 days of changing the address on an account.

Telephone Redemptions Through AccountLink.  There are no dollar limits on telephone redemption proceeds sent to a bank account designated when you establish AccountLink. Normally the ACH transfer to your bank is initiated on the business day after the redemption. You do not receive dividends on the proceeds of the shares you redeemed while they are waiting to be transferred.

CAN YOU SELL SHARES THROUGH your DEALER? The Distributor has made arrangements to repurchase Fund shares from dealers and brokers on behalf of their customers. Brokers or dealers may charge for that service. If your shares are held in the name of your dealer, you must redeem them through your dealer.

HOW CONTINGENT DEFERRED SALES CHARGES AFFECT REDEMPTIONS. If you purchase shares subject to a Class A, Class B or Class C contingent deferred sales charge and redeem any of those shares during the applicable holding period for the class of shares, the contingent deferred sales charge will be deducted from the redemption proceeds (unless you are eligible for a waiver of that sales charge based on the categories listed in Appendix C to the
Statement of Additional Information and you advise the Transfer Agent of your eligibility for the waiver when you place your redemption request.)

      A  contingent  deferred  sales charge will be based on the lesser of the net  asset  value of the  redeemed  shares  at the time of  redemption  or the original net asset value.  A contingent  deferred  sales charge is not imposed on:
o     the amount of your  account  value  represented  by an  increase  in net asset value over the initial purchase price,
o     shares  purchased by the  reinvestment  of  dividends  or capital  gains distributions, or
o     shares redeemed in the special circumstances  described in Appendix C to the Statement of Additional Information
      To determine whether a contingent deferred sales charge applies to a redemption, the Fund redeems shares in the following order:
   1. shares acquired by reinvestment of dividends and capital gains distributions,
   2. shares held for the holding period that applies to the class, and
   3. shares held the longest during the holding period.
      Contingent deferred sales charges are not charged when you exchange shares of the Fund for shares of other Oppenheimer funds. However, if you acquire Class B or Class C shares of this Fund by exchanging shares of another Oppenheimer fund that are still subject to a contingent deferred sales charge holding period, that holding period will carry over to this
Fund. If you exchange Class A shares subject to a contingent deferred sales charge of another Oppenheimer fund for Class A shares of this Fund, the 24 month contingent deferred sales charge holding period applicable to Class A shares of this Fund will apply. If you exchange Class A shares subject to a contingent deferred sales charge holding period of this Fund for Class A shares of another Oppenheimer fund, the holding period of the other
Oppenheimer fund will normally apply.

How to Exchange Shares

Shares of the Fund may be exchanged for shares of certain Oppenheimer funds at net asset value per share at the time of exchange, without sales charge.
Shares of the Fund can be purchased by exchange of shares of other
Oppenheimer funds on the same basis. To exchange shares, you must meet several conditions:
   o  Shares of the fund selected for exchange must be available for sale in your state of residence.
   o  The prospectuses of both funds must offer the exchange privilege.
   o  You must hold the shares you buy when you establish your account for at least seven days before you can exchange them. After the account is open seven days, you can exchange shares every regular business day.
   o  You must meet the minimum purchase requirements for the fund whose shares you purchase by exchange.
   o  Before exchanging into a fund, you must obtain and read its prospectus.
      Shares of a particular class of the Fund may be exchanged only for shares of the same class in the other Oppenheimer funds. For example, you can exchange Class A shares of this Fund only for Class A shares of another fund.
In some cases, sales charges may be imposed on exchange transactions. For tax purposes, exchanges of shares involve a sale of the shares of the fund you own and a purchase of the shares of the other fund, which may result in a capital gain or loss. Please refer to "How to Exchange Shares" in the
Statement of Additional Information for more details.

      You can find a list of Oppenheimer funds currently available for exchanges in the Statement of Additional Information or obtain one by calling a service representative at 1.800.225.5677. That list can change from time to time.

HOW DO you SUBMIT EXCHANGE REQUESTS? Exchanges may be requested in writing or by telephone:

Written Exchange Requests. Submit an OppenheimerFunds Exchange Request form, signed by all owners of the account. Send it to the Transfer Agent at the address on the back cover. Exchanges of shares held under certificates cannot be processed unless the Transfer Agent receives the certificates with the request.
Telephone  Exchange  Requests.  Telephone exchange requests may be made either by calling a service  representative or by using PhoneLink for automated exchanges by calling  1.800.225.5677.  Telephone  exchanges  may be made only  between  accounts  that are  registered  with the same name(s) and address.  Shares  held  under  certificates  may  not  be  exchanged  by telephone.

ARE THERE LIMITATIONS ON EXCHANGES? There are certain exchange policies you should be aware of:
o     Shares are redeemed from one fund and purchased from the other fund in the exchange transaction on the same regular business day on which the
      Transfer Agent receives an exchange request that conforms to the policies described above. It must be received by the close of the
      Exchange that day, which is normally 4:00 P.M. but may be earlier on some days.
o     The interests of the Fund's long-term shareholders and its ability to manage its investments may be adversely affected when its shares are repeatedly bought and sold in response to short-term market fluctuations--also known as "market timing." When large dollar amounts are involved, the Fund may have difficulty implementing long-term investment strategies, because it cannot predict how much cash it will have to invest. Market timing also may force the Fund to sell portfolio securities at disadvantageous times to raise the cash needed to buy a market timer's Fund shares. These factors may hurt the Fund's performance and its shareholders. When the Manager believes frequent trading would have a disruptive effect on the Fund's ability to manage its investments, the Manager and the Fund may reject purchase orders and exchanges into the Fund by any person, group or account that the
      Manager believes to be a market timer. All accounts under common ownership or control within the Oppenheimer funds complex may be counted together for purposes of determining market timing with respect to any exchange involving this Fund.
   o  The Fund may amend, suspend or terminate the exchange privilege at any time. The Fund may refuse any exchange order and is currently not obligated to provide notice before rejecting an exchange order.

   o  If the Transfer Agent cannot exchange all the shares you request because of a restriction cited above, only the shares eligible for exchange will be exchanged.

Shareholder Account Rules and Policies

More information about the Fund's policies and procedures for buying, selling and exchanging shares is contained in the Statement of Additional Information.
A $12 annual fee is assessed on any account valued at less than $500. The fee is automatically deducted from accounts annually on or about the second to last business day of September. See the Statement of Additional
      Information, or existing shareholders may visit the OppenheimerFunds website, to learn how you can avoid this fee and for circumstances when this fee will not be assessed.

The offering of shares may be suspended during any period in which the determination of net asset value is suspended, and the offering may be suspended by the Board of Trustees at any time the Board believes it is in the Fund's best interest to do so.
Telephone transaction privileges for purchases, redemptions or exchanges may be modified, suspended or terminated by the Fund at any time. The Fund will provide you notice whenever it is required to do so by applicable law. If an account has more than one owner, the Fund and the Transfer
      Agent may rely on the instructions of any one owner. Telephone privileges apply to each owner of the account and the dealer representative of record for the account unless the Transfer Agent receives cancellation instructions from an owner of the account.
The Transfer Agent will record any telephone calls to verify data concerning transactions and has adopted other procedures to confirm that telephone instructions are genuine, by requiring callers to provide tax identification numbers and other account data or by using PINs, and by confirming such transactions in writing. The Transfer Agent and the
      Fund will not be liable for losses or expenses arising out of telephone instructions reasonably believed to be genuine.
Redemption or transfer requests will not be honored until the Transfer Agent receives all required documents in proper form. From time to time, the
      Transfer Agent in its discretion may waive certain of the requirements for redemptions stated in this Prospectus.
Dealers that perform account transactions for their clients by participating in NETWORKING through the National Securities Clearing Corporation are responsible for obtaining their clients' permission to perform those transactions, and are responsible to their clients who are shareholders of the Fund if the dealer performs any transaction erroneously or improperly.
The redemption price for shares will vary from day to day because the value of the securities in the Fund's portfolio fluctuates. The redemption price, which is the net asset value per share, will normally differ for each class of shares. The redemption value of your shares may be more or less than their original cost.

Payment for redeemed shares ordinarily is made in cash. It is forwarded by check, or through AccountLink within seven days after the Transfer
      Agent receives redemption instructions in proper form.  However, under unusual circumstances determined by the Securities and Exchange
      Commission, payment may be delayed or suspended. For accounts registered in the name of a broker-dealer, payment will normally be forwarded within three business days after redemption.

The Transfer Agent may delay processing any type of redemption payment as described under "How to Sell Shares" for recently purchased shares, but only until the purchase payment has cleared. That delay may be as much as 10 days from the date the shares were purchased. That delay may be avoided if you purchase shares by Federal Funds wire or certified check, or arrange with your bank to provide telephone or written assurance to the Transfer Agent that your purchase payment has cleared.
Involuntary redemptions of small accounts may be made by the Fund if the account value has fallen below $200 for reasons other than the fact that the market value of shares has dropped. In some cases, involuntary redemptions may be made to repay the Distributor for losses from the cancellation of share purchase orders.
Shares may be "redeemed in kind" under unusual circumstances (such as a lack of liquidity in the Fund's portfolio to meet redemptions). This means that the redemption proceeds will be paid with liquid securities from the Fund's portfolio.

Federal regulations may require the Fund to obtain your name, your date of birth (for a natural person), your residential street address or principal place of business and your Social Security number, Employer
      Identification Number or other government issued identification when you open an account. Additional information may be required in certain circumstances or to open corporate accounts.  The Fund or the Transfer
      Agent may use this information to attempt to verify your identity.  The
      Fund may not be able to establish an account if the necessary information is not received.  The Fund may also place limits on account transactions while it is in the process of attempting to verify your identity.  Additionally, if the Fund is unable to verify your identity after your account is established, the Fund may be required to redeem your shares and close your account.

"Backup withholding" of federal income tax may be applied against taxable dividends, distributions and redemption proceeds (including exchanges)
      if you fail to furnish the Fund your correct, certified Social Security or Employer Identification Number when you sign your application, or if you under-report your income to the Internal Revenue Service.
To avoid sending duplicate copies of materials to households, the Fund will mail only one copy of each prospectus, annual and semi-annual report and annual notice of the Fund's privacy policy to shareholders having the same last name and address on the Fund's records. The consolidation of these mailings, called householding, benefits the Fund through reduced mailing expense.

      If you want to receive multiple copies of these materials, you may call the Transfer Agent at 1.800.225.5677. You may also notify the Transfer
      Agent in writing. Individual copies of prospectuses, reports and privacy notices will be sent to you commencing 30 days after the
      Transfer Agent receives your request to stop householding.

Dividends, Capital Gains and Taxes

DIVIDENDS. The Fund intends to declare dividends separately for each class of shares from net tax-exempt income and/or net taxable investment income each regular business day and to pay those dividends to shareholders monthly on a date selected by the Board of Trustees. Daily dividends will not be declared or paid on newly-purchased shares until Federal Funds are available to the
Fund from the purchase payment for such shares.

       The Fund attempts to pay dividends on Class A shares at a constant level. There is no assurance that it will be able to do so. The Board of
Trustees may change the targeted dividend level at any time, without prior notice to shareholders. Additionally, the amount of those dividends and any other distributions paid on Class B and Class C shares may vary over time, depending on market conditions, the composition of the Fund's portfolio, and expenses borne by the particular class of shares. Dividends and other distributions paid on Class A shares will generally be higher than for Class
B and Class C shares, which normally have higher expenses than Class A.  The
Fund cannot guarantee that it will pay any dividends or other distributions.

Capital Gains. Although the Fund does not seek capital gains, it may realize capital gains on the sale of portfolio securities. If it does, it may make distributions out of any net short-term or long-term capital gains in
December of each year. The Fund may make supplemental distributions of dividends and capital gains following the end of its fiscal year. There can be no assurance that the Fund will pay any capital gains distributions in a particular year. Long-term capital gains will be separately identified in the tax information the Fund sends you after the end of the calendar year.

WHAT CHOICES DO YOU HAVE FOR RECEIVING DISTRIBUTIONS? When you open your account, specify on your application how you want to receive your dividends and distributions. You have four options:
Reinvest All Distributions in the Fund. You can elect to reinvest all dividends and capital gains distributions in additional shares of the
      Fund.
Reinvest Dividends or Capital Gains. You can elect to reinvest some distributions (dividends, short-term capital gains or long-term capital gains distributions) in the Fund while receiving the other types of distributions by check or having them sent to your bank account through
      AccountLink.
Receive All Distributions in Cash. You can elect to receive a check for all dividends and capital gains distributions or have them sent to your bank through AccountLink.
Reinvest Your Distributions in Another OppenheimerFunds Account. You can
      reinvest all distributions in the same class of shares of another
      OppenheimerFunds account you have established.

Taxes.  Dividends paid from net investment income earned by the Fund on municipal securities will be excludable from gross income for federal income tax purposes. All or a portion of the dividends paid by the Fund that are derived from interest paid on certain "private activity bonds" may be an item of tax preference if you are subject to the federal alternative minimum tax.

      Dividends and capital gains distributions may be subject to federal, state or local taxes. Any short-term capital gain distributions are taxable to you as ordinary income. Any long-term capital gain distributions are taxable to you as long-term capital gains, no matter how long you have owned shares in the Fund. The Fund may derive gains in part from municipal obligations the Fund purchased below their principal or face values. All, or a portion of these gains may be taxable to you as ordinary income rather than capital gains. Whether you reinvest your distributions in additional shares or take them in cash, the tax treatment is the same.

     Every year the Fund will send you and the IRS a statement showing the amount of any taxable distribution you received in the previous year as well as the amount of your tax-exempt income.

Remember, There May be Taxes on Transactions. Because the Fund's share prices fluctuate, you may have a capital gain or loss when you sell or exchange your shares. A capital gain or loss is the difference between the price you paid for the shares and the price you received when you sold them. Any capital gain is subject to capital gains tax.

Returns of Capital Can Occur. In certain cases, distributions made by the
      Fund may be considered a non-taxable return of capital to shareholders.
      If that occurs, it will be identified in notices to shareholders.

      This information is only a summary of certain federal and state income tax information about your investment. You should consult with your tax advisor about the effect of an investment in the Fund on your particular tax situation.

Financial Highlights

The Financial Highlights Table is presented to help you understand the Fund's financial performance for the past five fiscal years.  During the periods prior to October 1, 2001, the Fund invested primarily in investment-grade
Florida municipal securities.  Certain information reflects financial results for a single Fund share. The total returns in the table represent the rate that an investor would have earned (or lost) on an investment in the Fund
(assuming reinvestment of all dividends and distributions). This information has been audited by KPMG LLP, the Fund's independent auditors, whose report, along with the Fund's financial statements, is included in the Statement of
Additional Information, which is available on request.

ROCHESTER NATIONAL MUNICIPALS

FINANCIAL HIGHLIGHTS

 Class A            Year Ended July 31                 2003       2002
2001      2000      1999
-----------------------------------------------------------------------------

 Per Share Operating Data

 Net asset value, beginning of period                $11.28     $11.25
$10.76    $11.24    $11.62
-----------------------------------------------------------------------------
 Income (loss) from investment operations:
 Net investment income                                  .92        .71
..58       .58       .56
 Net realized and unrealized gain (loss)               (.67)       .03
..48      (.45)     (.39)

--------------------------------------------------
 Total from investment operations                       .25        .74
1.06       .13       .17
-----------------------------------------------------------------------------
 Dividends and/or distributions to shareholders:
 Dividends from net investment income                  (.89)      (.71)
(.57)     (.57)     (.55)
 Distributions from net realized gain                    --         --
--      (.04)       --

--------------------------------------------------
 Total dividends and/or distributions
 to shareholders                                       (.89)      (.71)
(.57)     (.61)     (.55)
-----------------------------------------------------------------------------
 Net asset value, end of period                      $10.64     $11.28
$11.25    $10.76    $11.24

==================================================
-----------------------------------------------------------------------------
 Total Return, at Net Asset Value 1                    2.36%      6.89%
10.03%     1.28%     1.36%

-----------------------------------------------------------------------------
 Ratios/Supplemental Data

 Net assets, end of period (in thousands)          $306,857   $193,452
$38,827   $34,050   $35,924
-----------------------------------------------------------------------------
 Average net assets (in thousands)                 $252,496   $ 73,877
$36,900   $34,296   $36,532
-----------------------------------------------------------------------------
 Ratios to average net assets: 2
 Net investment income                                 8.44%      6.61%
5.21%     5.41%     4.78%
 Total expenses                                        1.04%      1.06%
0.87%     1.13%     1.13%
 Expenses after expense reimbursement
 or fee waiver and reduction to
 custodian expenses                                     N/A 3     0.89% 4
0.78% 4   0.96% 4   0.95% 4
-------------------------------------------------------------------------------------------------------
 Portfolio turnover rate                                 57%       127%
37%       12%       55%

1. Assumes an investment on the business day before the first day of the fiscal
period, with all dividends and distributions reinvested in additional shares on
the reinvestment date, and redemption at the net asset value calculated on the last business day of the fiscal period. Sales charges are not reflected in the total returns. Total returns are not annualized for periods of less than one full year. Returns do not reflect the deduction of taxes that a shareholder would pay on Fund distributions or the redemption of Fund shares.
2. Annualized for periods of less than one full year.
3. Reduction to custodian expenses less than 0.01%.
4. Excludes interest expenses.

Class B            Year Ended July 31                 2003       2002
2001      2000      1999
-----------------------------------------------------------------------------
 Per Share Operating Data

 Net asset value, beginning of period                $11.30     $11.27
$10.78    $11.26    $11.64
-------------------------------------------------------------------------------------------------------
 Income (loss) from investment operations:
 Net investment income                                  .83        .63
..49       .50       .47
 Net realized and unrealized gain (loss)               (.66)       .02
..48      (.45)     (.39)

--------------------------------------------------
 Total from investment operations                       .17        .65
..97       .05       .08
-----------------------------------------------------------------------------
 Dividends and/or distributions to shareholders:
 Dividends from net investment income                  (.81)      (.62)
(.48)     (.49)     (.46)
 Distributions from net realized gain                    --         --
--      (.04)       --

--------------------------------------------------
 Total dividends and/or distributions
 to shareholders                                       (.81)      (.62)
(.48)     (.53)     (.46)
-----------------------------------------------------------------------------
 Net asset value, end of period                      $10.66     $11.30
$11.27    $10.78    $11.26

==================================================
-----------------------------------------------------------------------------
 Total Return, at Net Asset Value 1                    1.57%      6.07%
9.19%     0.51%     0.60%
-----------------------------------------------------------------------------
 Ratios/Supplemental Data

 Net assets, end of period (in thousands)          $188,645    $90,547
$20,279   $17,866   $21,524
-----------------------------------------------------------------------------
 Average net assets (in thousands)                 $141,819    $36,100
$18,445   $19,249   $21,648
-----------------------------------------------------------------------------
 Ratios to average net assets: 2
 Net investment income                                 7.67%      5.85%
4.45%     4.64%     4.02%
 Total expenses                                        1.81%      1.80%
1.62%     1.89%     1.88%
 Expenses after expense reimbursement
 or fee waiver and reduction to
 custodian expenses                                     N/A 3     1.63% 4
1.53% 4   1.72% 4   1.70% 4
-----------------------------------------------------------------------------
 Portfolio turnover rate                                 57%       127%
37%       12%       55%

1. Assumes an investment on the business day before the first day of the fiscal
period, with all dividends and distributions reinvested in additional shares on
the reinvestment date, and redemption at the net asset value calculated on the last business day of the fiscal period. Sales charges are not reflected in the total returns. Total returns are not annualized for periods of less than one full year. Returns do not reflect the deduction of taxes that a shareholder would pay on Fund distributions or the redemption of Fund shares.
2. Annualized for periods of less than one full year.
3. Reduction to custodian expenses less than 0.01%.
4. Excludes interest expenses.

FINANCIAL HIGHLIGHTS  Continued

 Class C            Year Ended July 31                 2003       2002
2001      2000      1999
-----------------------------------------------------------------------------
 Per Share Operating Data

 Net asset value, beginning of period                $11.27     $11.24
$10.75    $11.23    $11.61
-----------------------------------------------------------------------------
 Income (loss) from investment operations:
 Net investment income                                  .83        .61
..50       .50       .47
 Net realized and unrealized gain (loss)               (.66)       .04
..48      (.45)     (.39)

--------------------------------------------------
 Total from investment operations                       .17        .65
..98       .05       .08
-----------------------------------------------------------------------------
 Dividends and/or distributions to shareholders:
 Dividends from net investment income                  (.81)      (.62)
(.49)     (.49)     (.46)
 Distributions from net realized gain                    --         --
--      (.04)       --

--------------------------------------------------
 Total dividends and/or distributions
 to shareholders                                       (.81)      (.62)
(.49)     (.53)     (.46)
-----------------------------------------------------------------------------
 Net asset value, end of period                      $10.63     $11.27
$11.24    $10.75    $11.23

==================================================
-----------------------------------------------------------------------------
 Total Return, at Net Asset Value 1                    1.59%      6.09%
9.22%     0.51%     0.60%
-----------------------------------------------------------------------------
 Ratios/Supplemental Data

 Net assets, end of period (in thousands)          $111,710    $49,248
$3,410    $2,442    $3,504
-------------------------------------------------------------------------------------------------------
 Average net assets (in thousands)                 $ 85,483    $13,453
$2,552    $2,790    $3,260
-----------------------------------------------------------------------------
 Ratios to average net assets: 2
 Net investment income                                 7.68%      5.88%
4.45%     4.65%     4.02%
 Total expenses                                        1.80%      1.80%
1.62%     1.89%     1.88%
 Expenses after expense reimbursement
 or fee waiver and reduction to
 custodian expenses                                     N/A 3     1.63% 4
1.53% 4   1.72% 4   1.70% 4
-----------------------------------------------------------------------------
 Portfolio turnover rate                                 57%       127%
37%       12%       55%

1. Assumes an investment on the business day before the first day of the fiscal period, with all dividends and distributions reinvested in additional shares on the reinvestment date, and redemption at the net asset value calculated on the last business day of the fiscal period. Sales charges are not reflected in the total returns. Total returns are not annualized for periods of less than one full year. Returns do not reflect the deduction of taxes that a shareholder would pay on Fund distributions or the redemption of
Fund shares.
2. Annualized for periods of less than one full year.
3. Reduction to custodian expenses less than 0.01%.
4. Excludes interest expenses.

INFORMATION AND SERVICES

For More Information on Oppenheimer Rochester National Municipals
The following additional information about the Fund is available without charge upon request:

STATEMENT OF ADDITIONAL INFORMATION. This document includes additional information about the Fund's investment policies, risks, and operations. It is incorporated by reference into this Prospectus (which means it is legally part of this Prospectus).

ANNUAL AND SEMI-ANNUAL REPORTS. Additional information about the Fund's investments and performance is available in the Fund's Annual and Semi-Annual
Reports to shareholders. The Annual Report includes a discussion of market conditions and investment strategies that significantly affected the Fund's performance during its last fiscal year.

How to Get More Information
You can request the Statement of Additional Information, the Annual and
Semi-Annual Reports, the notice explaining the Fund's privacy policy and other information about the Fund or your account:

------------------------------------------------------------------------------
By Telephone:                 Call OppenheimerFunds Services toll-free:

                              1.800.CALL OPP (225.5677)

------------------------------------------------------------------------------
------------------------------------------------------------------------------
By Mail:                      Write to:
                              OppenheimerFunds Services
                              P.O. Box 5270
                              Denver, Colorado 80217-5270
------------------------------------------------------------------------------
------------------------------------------------------------------------------
On the Internet:              You can send us a request by e-mail or read or
                              download documents on the OppenheimerFunds
                              website: www.oppenheimerfunds.com
                                       ------------------------
------------------------------------------------------------------------------

Information about the Fund including the Statement of Additional Information can be reviewed and copied at the SEC's Public Reference Room in Washington,
D.C. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1.202.942.8090.  Reports and other information about the Fund are available on the EDGAR database on the SEC's Internet website at www.sec.gov. Copies may be obtained after payment of a duplicating
           -----------
fee by electronic request at the SEC's e-mail address: publicinfo@sec.gov or by writing to the SEC's Public Reference Section, Washington, D.C. 20549-0102.
No one has been authorized to provide any information about the Fund or to make any representations about the Fund other than what is contained in this
Prospectus. This Prospectus is not an offer to sell shares of the Fund, nor a solicitation of an offer to buy shares of the Fund, to any person in any state or other jurisdiction where it is unlawful to make such an offer.

The Fund's shares are distributed by:                [logo]   OppenheimerFunds
Distributor, Inc.
The Fund's SEC File No. 811-5867

PR0795.001.0903
Printed on recycled paper

                          Appendix to Prospectus of
                  Oppenheimer Rochester National Municipals

      Graphic material included in the Prospectus of Oppenheimer Rochester
National Municipals: "Annual Total Returns (Class A)(% as of 12/31 each year)":

      A bar chart will be included in the Prospectus of Oppenheimer Rochester
National Municipals (the "Fund") depicting the annual total returns of a hypothetical investment in Class A shares of the Fund for the full calendar years since the Fund's inception, without deducting sales charges. Set forth below are the relevant data points that will appear on the bar chart:

Calendar                         Oppenheimer Rochester
Year                             National Municipals
Ended                            Class A Shares
-----                            --------------

12/31/94                            -7.66%
12/31/95                            17.60%
12/31/96                            4.01%
12/31/97                            9.13%
12/31/98                            5.95%
12/31/99                            -5.08%
12/31/00                            10.83%
12/31/01                            5.23%
12/31/02                            5.78%

------------------------------------------------------------------------------
Oppenheimer Rochester National Municipals
------------------------------------------------------------------------------
------------------------------------------------------------------------------
(formerly Oppenheimer Florida Municipal Fund)
------------------------------------------------------------------------------

6803 South Tucson Way, Centennial, Colorado 80112-3924

1.800.CALL OPP (225.5677)

Statement of Additional Information dated September 24, 2003

      This Statement of Additional Information is not a Prospectus.  This
document contains additional information about the Fund and supplements information in the Prospectus dated September 24, 2003.  It should be read together with the Prospectus.  You can obtain the Prospectus by writing to the Fund's Transfer Agent, OppenheimerFunds Services, at P.O. Box 5270,
Denver, Colorado 80217 or by calling the Transfer Agent at the toll-free number shown above or by downloading it from the OppenheimerFunds Internet website at www.oppenheimerfunds.com.

Contents                                                                  Page

About the Fund
Additional Information About the Fund's Investment Policies and Risks.........
     The Fund's Investment Policies...........................................
     Municipal Securities.....................................................
     Other Investment Techniques and Strategies...............................
     Investment Restrictions..................................................
How the Fund is Managed.......................................................
     Organization and History.................................................
     Trustees and Officers of the Fund........................................
     The Manager .............................................................
Brokerage Policies of the Fund................................................
Distribution and Service Plans................................................
Performance of the Fund.......................................................

About Your Account
How To Buy Shares.............................................................
How To Sell Shares............................................................
How to Exchange Shares........................................................
Dividends, Capital Gains and Taxes............................................
Additional Information About the Fund.........................................

Financial Information About the Fund
Independent Auditors' Report..................................................
Financial Statements .........................................................

------------------------------------------------------------------------------
ABOUT THE FUND
------------------------------------------------------------------------------

Additional Information About the Fund's Investment Policies and Risks

      The investment objective, the principal investment policies and the main risks of the Fund are described in the Prospectus.  This Statement of
Additional Information contains supplemental information about those policies and the types of securities that the Fund's investment Manager,
OppenheimerFunds, Inc., (the "Manager") can select for the Fund.  Additional explanations are also provided about the strategies the Fund may use to try to achieve its objective.

The Fund's Investment Policies. The composition of the Fund's portfolio and the techniques and strategies that the Manager uses in selecting portfolio securities will vary over time.  The Fund is not required to use all of the investment techniques and strategies described below at all times in seeking its goals.  It may use some of the special investment techniques and strategies at some times or not at all.

      The Fund does not make investments with the objective of seeking capital growth, since that would be inconsistent with its goal of seeking tax exempt income.  However, the values of the securities held by the Fund may be affected by changes in general interest rates and other factors, prior to their maturity.  Because the current value of debt securities vary inversely with changes in prevailing interest rates, if interest rates increased after a security is purchased, that security will normally decline in value.
Conversely, should interest rates decrease after a security is purchased, normally its value will rise.

      However, those fluctuations in value will not generally result in realized gains or losses to the Fund unless the Fund sells the security prior to the security's maturity.  A debt security held to maturity is redeemable by its issuer at full principal value plus accrued interest.  The Fund does not usually intend to dispose of securities prior to their maturity, but may do so for liquidity purposes, or because of other factors affecting the issuer that cause the Manager to sell the particular security.  In that case, the Fund could realize a capital gain or loss on the sale.

      There are variations in the credit quality of municipal securities, both within a particular rating classification and between classifications.
These variations depend on numerous factors.  The yields of municipal securities depend on a number of factors, including general conditions in the municipal securities market, the size of a particular offering, the maturity of the obligation and rating (if any) of the issue.  These factors are discussed in greater detail below.

Municipal Securities.  The types of municipal securities in which the Fund may invest are described in the Prospectus under "About the Fund's
Investments."  Municipal securities are generally classified as general obligation bonds, revenue bonds and notes.  A discussion of the general characteristics of these principal types of municipal securities follows below.

      |X| Municipal Bonds.  We have classified municipal securities having a maturity (when the security is issued) of more than one (1) year as
"municipal bonds."  The principal classifications of long-term municipal bonds are "general obligation" and "revenue" (including "industrial development") bonds.  They may have fixed, variable or floating rates of interest, as described below.

      Some bonds may be "callable," allowing the issuer to redeem them before their maturity date.  To protect bondholders, callable bonds may be issued with provisions that prevent them from being called for a period of time.
Typically, that is five (5) to ten (10) years from the issuance date.  When interest rates decline, if the call protection on a bond has expired, it is more likely that the issuer may call the bond.  If that occurs, the Fund might have to reinvest the proceeds of the called bond in bonds that pay a lower rate of return.

            |_| General Obligation Bonds.  The basic security behind general obligation bonds is the issuer's pledge of its full faith and credit and taxing power, if any, for the repayment of principal and the payment of interest.  Issuers of general obligation bonds include states, counties, cities, towns, and regional districts.  The proceeds of these obligations are used to fund a wide range of public projects, including construction or improvement of schools, highways and roads, and water and sewer systems.  The rate of taxes that can be levied for the payment of debt service on these bonds may be limited or unlimited.  Additionally, there may be limits as to the rate or amount of special assessments that can be levied to meet these obligations.

            |_| Revenue Bonds.  The principal security for a revenue bond is generally the net revenues derived from a particular facility, group of facilities, or, in some cases, the proceeds of a special excise tax or other specific revenue source.  Revenue bonds are issued to finance a wide variety of capital projects.  Examples include electric, gas, water and sewer systems; highways, bridges, and tunnels; port and airport facilities;
colleges and universities; and hospitals.

            Although the principal security for these types of bonds may vary from bond to bond, many provide additional security in the form of a debt service reserve fund that may be used to make principal and interest payments on the issuer's obligations.  Housing finance authorities have a wide range of security, including partially or fully insured mortgages, rent subsidized and/or collateralized mortgages, and/or the net revenues from housing or other public projects.  Some authorities provide further security in the form of a state's ability (without obligation) to make up deficiencies in the debt service reserve fund.

            |_|  Industrial Development Bonds.  Industrial development bonds are considered municipal bonds if the interest paid is exempt from federal income tax. They are issued by or on behalf of public authorities to raise money to finance various privately operated facilities for business and manufacturing, housing, sports, and pollution control.  These bonds may also be used to finance public facilities such as airports, mass transit systems, ports, and parking.  The payment of the principal and interest on such bonds is dependent solely on the ability of the facility's user to meet its financial obligations and the pledge, if any, of real and personal property financed by the bond as security for those payments.

            |_| Private Activity Municipal Securities.  The Tax Reform Act of
1986 (the "Tax Reform Act") reorganized, as well as amended, the rules governing tax exemption for interest on certain types of municipal securities.  The Tax Reform Act generally did not change the tax treatment of bonds issued in order to finance governmental operations.  Thus, interest on general obligation bonds issued by or on behalf of state or local governments, the proceeds of which are used to finance the operations of such governments, continues to be tax-exempt.  However, the Tax Reform Act limited the use of tax-exempt bonds for non-governmental (private) purposes.  More stringent restrictions were placed on the use of proceeds of such bonds.
Interest on certain private activity bonds is taxable under the revised rules.  There is an exception for "qualified" tax-exempt private activity bonds, for example, exempt facility bonds including certain industrial development bonds, qualified mortgage bonds, qualified Section 501(c)(3)
bonds, and qualified student loan bonds.

      In addition, limitations as to the amount of private activity bonds which each state may issue were revised downward by the Tax Reform Act, which will reduce the supply of such bonds.  The value of the Fund's portfolio could be affected if there is a reduction in the availability of such bonds.

      Interest on certain private activity bonds issued after August 7, 1986, which continues to be tax-exempt, will be treated as a tax preference item subject to the federal alternative minimum tax (discussed below) to which certain taxpayers are subject.  The Fund may hold municipal securities the interest on which (and thus a proportionate share of the exempt-interest dividends paid by the Fund) will be subject to the Federal alternative minimum tax on individuals and corporations.  There are no limits on the amount of assets the Fund may invest in private activity securities.

      The Federal alternative minimum tax is designed to ensure that all persons who receive income pay some tax, even if their regular tax is zero.
This is accomplished in part by including in taxable income certain tax preference items that are used to calculate alternative minimum taxable income.  The Tax Reform Act made tax-exempt interest from certain private activity bonds a tax preference item for purposes of the alternative minimum tax on individuals and corporations.  Any exempt-interest dividend paid by a regulated investment company will be treated as interest on a specific private activity bond to the extent of the proportionate relationship the interest the investment company receives on such bonds bears to all its exempt interest dividends.

      In addition, corporate taxpayers subject to the alternative minimum tax may, under some circumstances, have to include exempt-interest dividends in calculating their alternative minimum taxable income.  That could occur in situations where the "adjusted current earnings" of the corporation exceeds its alternative minimum taxable income.

      To determine whether a municipal security is treated as a taxable private activity bond, it is subject to a test for: (a) a trade or business use and security interest, or (b) a private loan restriction.  Under the trade or business use and security interest test, an obligation is a private activity bond if: (i) more than 10% of the bond proceeds are used for private business purposes and (ii) 10% or more of the payment of principal or interest on the issue is directly or indirectly derived from such private use or is secured by the privately used property or the payments related to the use of the property. For certain types of uses, a 5% threshold is substituted for this 10% threshold.

      The term "private business use" means any direct or indirect use in a trade or business carried on by an individual or entity other than a state or municipal governmental unit.  Under the private loan restriction, the amount of bond proceeds that may be used to make private loans is limited to the lesser of 5% or $5.0 million of the proceeds.  Thus, certain issues of municipal securities could lose their tax-exempt status retroactively if the issuer fails to meet certain requirements as to the expenditure of the proceeds of that issue or the use of the bond-financed facility.  The Fund makes no independent investigation of the users of such bonds or their use of proceeds of the bonds.  If the Fund should hold a bond that loses its tax-exempt status retroactively, there might be an adjustment to the tax-exempt income previously distributed to shareholders.

      Additionally, a private activity bond that would otherwise be a qualified tax-exempt private activity bond will not, under Internal Revenue
Code Section 147(a), be a qualified bond for any period during which it is held by a person who is a "substantial user" of the facilities or by a
"related person" of such a substantial user.  This "substantial user"
provision applies primarily to exempt facility bonds, including industrial development bonds. The Fund may invest in industrial development bonds and other private activity bonds.  Therefore, the Fund may not be an appropriate investment for entities which are "substantial users" (or persons related to
"substantial users") of such exempt facilities.  Those entities and persons should consult their tax advisers before purchasing shares of the Fund.

      A "substantial user" of such facilities is defined generally as a
"non-exempt person who regularly uses part of a facility" financed from the proceeds of exempt facility bonds.  Generally, an individual will not be a
"related person" under the Internal Revenue Code unless such individual or the individual's immediate family (spouse, brothers, sisters and immediate descendants) own directly or indirectly in the aggregate more than 50% in value of the equity of a corporation or partnership which is a "substantial user" of a facility financed from the proceeds of exempt facility bonds.

      |X| Municipal Notes.  Municipal securities having a maturity (when the security is issued) of less than one (1) year are generally known as municipal notes.  Municipal notes generally are used to provide for short-term working capital needs.  Some of the types of municipal notes the
Fund can invest in are described below.

            |_|  Tax Anticipation Notes.  These are issued to finance working capital needs of municipalities.  Generally, they are issued in anticipation of various seasonal tax revenue, such as income, sales, use or other business taxes, and are payable from these specific future taxes.

            |_|  Revenue Anticipation Notes.  These are notes issued in
expectation of receipt of other types of revenue, such as Federal revenues available under Federal revenue-sharing programs.

            |_|  Bond Anticipation Notes.  Bond anticipation notes are issued to provide interim financing until long-term financing can be arranged.  The long-term bonds that are issued typically also provide the money for the repayment of the notes.

            |_|  Construction Loan Notes.  These are sold to provide project construction financing until permanent financing can be secured.  After successful completion and acceptance of the project, it may receive permanent financing through public agencies, such as the Federal Housing Administration.

      |X|  Municipal Lease Obligations.  The Fund's investments in municipal lease obligations may be through certificates of participation that are offered to investors by public entities. Municipal leases may take the form of a lease or an installment purchase contract issued by a state or local government authority to obtain funds to acquire a wide variety of equipment and facilities.

            Some municipal lease securities may be deemed to be "illiquid"
securities.  Their purchase by the Fund would be limited as described below in "Illiquid Securities."  From time to time the Fund may invest more than 5%
of its net assets in municipal lease obligations that the Manager has determined to be liquid under guidelines set by the Board of Trustees.  Those guidelines require the Manager to evaluate:

      |_| the frequency of trades and price quotations for such securities;
      |_| the number of dealers or other potential buyers willing to purchase or sell such securities;
      |_| the availability of market-makers; and
      |_| the nature of the trades for such securities.

      Municipal leases have special risk considerations. Although lease obligations do not constitute general obligations of the municipality for which the municipality's taxing power is pledged, a lease obligation is ordinarily backed by the municipality's covenant to budget for, appropriate and make the payments due under the lease obligation.  However, certain lease obligations contain "non-appropriation" clauses which provide that the municipality has no obligation to make lease or installment purchase payments in future years unless money is appropriated for that purpose on a yearly basis.  While the obligation might be secured by the lease, it might be difficult to dispose of that property in case of a default.

      Projects financed with certificates of participation generally are not subject to state constitutional debt limitations or other statutory requirements that may apply to other municipal securities.  Payments by the public entity on the obligation underlying the certificates are derived from available revenue sources.  That revenue might be diverted to the funding of other municipal service projects.  Payments of interest and/or principal with respect to the certificates are not guaranteed and do not constitute an obligation of a state or any of its political subdivisions.

      In addition to the risk of "non-appropriation," municipal lease securities do not have as highly liquid a market as conventional municipal bonds.  Municipal leases, like other municipal debt obligations, are subject to the risk of non-payment of interest or repayment of principal by the issuer.  The ability of issuers of municipal leases to make timely lease payments may be adversely affected in general economic downturns and as relative governmental cost burdens are reallocated among federal, state and local governmental units.  A default in payment of income would result in a reduction of income to the Fund.  It could also result in a reduction in the value of the municipal lease and that, as well as a default in repayment of principal, could result in a decrease in the net asset value of the Fund.
While the Fund holds such securities, the Manager will also evaluate the likelihood of a continuing market for these securities and their credit quality.

      |X| Ratings of Municipal Securities.  Ratings by ratings organizations such as Moody's Investors Service, Inc. ("Moody's"), Standard & Poor's Rating
Services, a division of the McGraw-Hill Companies, Inc. ("S&P") and Fitch,
Inc. ("Fitch") represent the respective rating agency's opinions of the credit quality of the municipal securities they undertake to rate.  However, their ratings are general opinions and are not guarantees of quality.
Municipal securities that have the same maturity, coupon and rating may have different yields, while other municipal securities that have the same maturity and coupon but different ratings may have the same yield.

      Lower grade securities may have a higher yield than securities rated in the higher rating categories.  In addition to having a greater risk of default than higher-grade securities, there may be less of a market for these securities.  As a result they may be harder to sell at an acceptable price.
The additional risks mean that the Fund may not receive the anticipated level of income from these securities, and the Fund's net asset value may be affected by declines in the value of lower-grade securities. While securities rated "Baa" by Moody's or "BBB" by S&P are investment grade, they may be subject to special risks and have some speculative characteristics.

      Subsequent to its purchase by the Fund, a municipal security may cease to be rated or its rating may be reduced below the minimum required for purchase by the Fund.  Neither event requires the Fund to sell the security, but the Manager will consider such events in determining whether the Fund should continue to hold the security.  To the extent that ratings given by
Moody's, S&P, or Fitch change as a result of changes in those rating organizations or their rating systems, the Fund will attempt to use comparable ratings as standards for investments in accordance with the Fund's investment policies.

      The Fund may buy municipal securities that are "pre-refunded."  The issuer's obligation to repay the principal value of the security is generally collateralized with U.S. government securities placed in an escrow account.
This causes the pre-refunded security to have essentially the same risks of default as a AAA-rated security.

      The rating definitions of Moody's, S&P and Fitch for municipal securities are contained in Appendix A to this Statement of Additional
Information.  The Fund can purchase securities that are unrated by nationally recognized rating organizations.  The Manager will make its own assessment of the credit quality of unrated issues the Fund buys.  The Manager will use criteria similar to those used by the rating agencies, and assign a rating category to a security that is comparable to what the Manager believes a rating agency would assign to that security.  However, the Manager's rating does not constitute a guarantee of the quality of a particular issue.

      |X|  Municipal Debt Securities. The Fund can invest in a variety of municipal debt securities to seek its objective. Municipal debt securities are subject to different types of risk, including credit risk and interest rate risk.

         |_|  Credit Risk.  Credit risk relates to the ability of the issuer to meet interest or principal payments or both as they become due.  In general, lower-grade, higher-yield municipal bonds are subject to credit risk to a greater extent than lower-yield, higher-quality civic bonds.

      The Fund's debt investments mainly include high yield,
non-investment-grade municipal bonds (commonly referred to as "junk bonds").
Investment-grade municipal bonds are bonds rated at least "Baa" by Moody's, at least "BBB" by S&P or Fitch or that have comparable ratings by another nationally-recognized rating organization.

      In making investments in debt securities, the Manager may rely to some extent on the ratings of ratings organizations or it may use its own research to evaluate a security's credit-worthiness.  If securities the Fund buys are unrated, they are assigned a rating by the Manager of comparable quality to bonds having similar yield and risk characteristics within a rating category of a rating organization.

      The Fund does not have investment policies establishing specific maturity ranges for the Fund's investments, and they may be within any maturity range (short, medium or long) depending on the Manager's evaluation of investment opportunities available within the debt securities markets.
Generally, however, it is expected that the Fund's average portfolio maturity will be of a longer average maturity.  The Fund may shift its investment focus to securities of longer maturity as interest rates decline and to securities of shorter maturity as interest rates rise.

            |_|  Interest Rate Risk.  Interest rate risk refers to the
fluctuations in value of debt securities resulting from the inverse relationship between price and yield.  For example, an increase in general interest rates will tend to reduce the market value of already-issued debt investments, and a decline in general interest rates will tend to increase their value.  In addition, debt securities with longer maturities, which tend to have higher yields, are subject to potentially greater fluctuations in value from changes in interest rates than obligations with shorter maturities.

      While the changes in value of the Fund's portfolio securities after they are purchased will be reflected in the net asset value of the Fund's shares, those changes normally do not affect the interest income paid by those securities (unless the security's interest is paid at a variable rate pegged to particular interest rate changes).  However, those price fluctuations will be reflected in the valuations of the securities, and therefore the Fund's net asset values will be affected by those fluctuations.

            |_|  Special Risks of Lower-Grade Municipal Securities.  The Fund
can invest without limit in lower-grade debt securities, and the Fund will normally invest at least 50% to 70% of its net assets in these securities to seek the Fund's main objective.  Lower-grade securities tend to offer higher yields than investment grade securities, but also are subject to greater risks of default by the issuer in its obligations to pay interest and/or repay principal on the maturity of the security.

      "Lower-grade" debt securities are those rated below "investment grade,"
which means they have a rating lower than "Baa" by Moody's or lower than
"BBB" by S&P or Fitch, or similar ratings by other rating organizations.  If they are unrated, and are determined by the Manager to be of comparable quality to debt securities rated below investment grade, they are considered part of the Fund's portfolio of lower-grade securities.  The Fund can invest in securities rated as low as "C" or "D" or which may be in default at the time the Fund buys them.

      Some of the special credit risks of lower-grade securities are discussed below.  There is a greater risk that the issuer may default on its obligation to pay interest or to repay principal than in the case of investment grade securities.  The issuer's low creditworthiness may increase the potential for its insolvency.  An overall decline in values in the high yield bond market is also more likely during a period of a general economic downturn.  An economic downturn or an increase in interest rates could severely disrupt the market for high yield bonds, adversely affecting the values of outstanding bonds as well as the ability of issuers to pay interest or repay principal.

      To the extent they can be converted into stock, convertible securities may be less subject to some of these risks than non-convertible high yield bonds, since stock may be more liquid and less affected by some of these risk factors.

      While securities rated "Baa" by Moody's or "BBB" by S&P or Fitch are investment grade and are not regarded as junk bonds, those securities may be subject to special risks, and have some speculative characteristics.
Definitions of the debt security ratings categories of the principal rating organizations are included in Appendix A to this Statement of Additional
Information.

Other Investment Techniques and Strategies.  In seeking its objective, the
Fund may from time to time employ the types of investment strategies and investments described below.  It is not required to use all of these strategies at all times, and at times may not use them.

      |X| Portfolio Turnover.  A change in the securities held by the Fund from buying and selling investments is known as "portfolio turnover."
Short-term trading increases the rate of portfolio turnover and could increase the Fund's transaction costs.  However, the Fund ordinarily incurs little or no brokerage expense because most of the Fund's portfolio transactions are principal trades that do not require payment of brokerage commissions.

      The Fund ordinarily does not trade securities to achieve capital gains, because they would not be tax-exempt income.  To a limited degree, the Fund may engage in short-term trading to attempt to take advantage of short-term market variations.  It may also do so to dispose of a portfolio security prior to its maturity.  That might be done if, on the basis of a revised credit evaluation of the issuer or other considerations, the Manager believes such disposition is advisable or the Fund needs to generate cash to satisfy requests to redeem Fund shares.  In those cases, the Fund may realize a capital gain or loss on its investments.

      |X| Floating Rate and Variable Rate Obligations.  Variable rate demand obligations have a demand feature that allows the Fund to tender the obligation to the issuer or a third party to its maturity.  The tender may be at par value plus accrued interest, according to the terms of the obligation.

      The interest rate on a floating rate demand note is based on a stated
prevailing market rate, such as a bank's prime rate, the ninety-one (91) day
U.S. Treasury Bill rate, or some other standard, and is adjusted automatically each time such rate is adjusted.  The interest rate on a variable rate demand note is also based on a stated prevailing market rate but is adjusted automatically at specified intervals of not less than one (1)
year.  Generally, the changes in the interest rate on such securities reduce the fluctuation in their market value.  As interest rates decrease or increase, the potential for capital appreciation or depreciation is less than that for fixed-rate obligations of the same maturity.

      The Manager may determine that an unrated floating rate or variable rate demand obligation meets the Fund's quality standards by reason of being backed by a letter of credit or guarantee issued by a bank that meets those quality standards.

      Floating rate and variable rate demand notes that have a stated
maturity in excess of one (1) year may have features that permit the holder to recover the principal amount of the underlying security at specified intervals not exceeding one (1) year and upon no more than thirty (30) days'
notice.  The issuer of that type of note normally has a corresponding right in its discretion, after a given period, to prepay the outstanding principal amount of the note plus accrued interest.  Generally the issuer must provide a specified number of days' notice to the holder.  Floating rate or variable rate obligations that do not provide for the recovery of principal and interest within seven (7) days are subject to the Fund's limitations on investments in illiquid securities.

      |X| Inverse Floaters and Other Derivative Investments.  Inverse
floaters may offer relatively high current income, reflecting the spread between short-term and long-term tax exempt interest rates.  As long as the municipal yield curve remains relatively steep and short term rates remain relatively low, owners of inverse floaters will have the opportunity to earn interest at above-market rates because they receive interest at the higher long-term rates but have paid for bonds with lower short-term rates.  If the yield curve flattens and shifts upward, an inverse floater will lose value more quickly than a conventional long-term bond.  The Fund will invest in inverse floaters to seek higher tax-exempt yields than are available from fixed-rate bonds that have comparable maturities and credit ratings.  In some cases, the holder of an inverse floater may have an option to convert the floater to a fixed-rate bond, pursuant to a "rate-lock option."

      Some inverse floaters have a feature known as an interest rate "cap" as part of the terms of the investment.  Investing in inverse floaters that have interest rate caps might be part of a portfolio strategy to try to maintain a high current yield for the Fund when the Fund has invested in inverse floaters that expose the Fund to the risk of short-term interest rate fluctuations.  "Embedded" caps can be used to hedge a portion of the Fund's exposure to rising interest rates.  When interest rates exceed a pre-determined rate, the cap generates additional cash flows that offset the decline in interest rates on the inverse floater, and the hedge is successful.  However, the Fund bears the risk that if interest rates do not rise above the pre-determined rate, the cap (which is purchased for additional cost) will not provide additional cash flows and will expire worthless.

      Inverse floaters are a form of derivative investment. Certain derivatives, such as options, futures, indexed securities and entering into swap agreements, can be used to increase or decrease the Fund's exposure to changing security prices, interest rates or other factors that affect the value of securities.  However, these techniques could result in losses to the
Fund, if the Manager judges market conditions incorrectly or employs a strategy that does not correlate well with the Fund's other investments.
These techniques can cause losses if the counterparty does not perform its promises. An additional risk of investing in municipal securities that are derivative investments is that their market value could be expected to vary to a much greater extent than the market value of municipal securities that are not derivative investments but have similar credit quality, redemption provisions and maturities.

      |X| "When-Issued" and "Delayed Delivery" Transactions.  The Fund can
purchase securities on a "when-issued" basis, and may purchase or sell such securities on a "delayed delivery" (or "forward commitment") basis.
"When-issued" or "delayed delivery" refers to securities whose terms and indenture are available and for which a market exists, but which are not available for immediate delivery.

      When such transactions are negotiated the price (which is generally expressed in yield terms) is fixed at the time the commitment is made.
Delivery and payment for the securities take place at a later date.  Normally the settlement date is within six (6) months of the purchase of municipal bonds and notes.  However, the Fund may, from time to time, purchase municipal securities having a settlement date more than six (6) months and possibly as long as two (2) years or more after the trade date. The securities are subject to change in value from market fluctuation during the settlement period.  The value at delivery may be less than the purchase price.  For example, changes in interest rates in a direction other than that expected by the Manager before settlement will affect the value of such securities and may cause loss to the Fund.  No income begins to accrue to the
Fund on a when-issued security until the Fund receives the security at settlement of the trade.

      The Fund will engage in when-issued transactions in order to secure what is considered to be an advantageous price and yield at the time of entering into the obligation.  When the Fund engages in when-issued or delayed delivery transactions, it relies on the buyer or seller, as the case may be, to complete the transaction.  Their failure to do so may cause the
Fund to lose the opportunity to obtain the security at  a price and yield it considers advantageous.

      When the Fund engages in when-issued and delayed delivery transactions, it does so for the purpose of acquiring or selling securities consistent with its investment objective and policies for its portfolio or for delivery pursuant to options contracts it has entered into, and not for the purposes of investment leverage. Although the Fund will enter into when-issued or delayed-delivery purchase transactions to acquire securities, the Fund may dispose of a commitment prior to settlement.  If the Fund chooses to dispose of the right to acquire a when-issued security prior to its acquisition or to dispose of its right to deliver or receive against a forward commitment, it may incur a gain or loss.

      At the time the Fund makes a commitment to purchase or sell a security on a when-issued or forward commitment basis, it records the transaction on its books and reflects the value of the security purchased. In a sale transaction, it records the proceeds to be received, in determining its net asset value. The Fund will identify on its books liquid securities of any type at least equal to the value of purchase commitments until the Fund pays for the investment.

      When-issued transactions and forward commitments can be used by the
Fund as a defensive technique to hedge against anticipated changes in interest rates and prices.  For instance, in periods of rising interest rates and falling prices, the Fund might sell securities in its portfolio on a forward commitment basis to attempt to limit its exposure to anticipated falling prices.  In periods of falling interest rates and rising prices, the
Fund might sell portfolio securities and purchase the same or similar securities on a when-issued or forward commitment basis, to obtain the benefit of currently higher cash yields.

      |X|  Zero-Coupon Securities.  The Fund may buy zero-coupon and delayed interest municipal securities.  Zero-coupon securities do not make periodic interest payments and are sold at a deep discount from their face value.  The buyer recognizes a rate of return determined by the gradual appreciation of the security, which is redeemed at face value on a specified maturity date.
This discount depends on the time remaining until maturity, as well as prevailing interest rates, the liquidity of the security and the credit quality of the issuer.  In the absence of threats to the issuer's credit quality, the discount typically decreases as the maturity date approaches.
Some zero-coupon securities are convertible, in that they are zero-coupon securities until a predetermined date, at which time they convert to a security with a specified coupon rate.

      Because zero-coupon securities pay no interest and compound semi-annually at the rate fixed at the time of their issuance, their value is generally more volatile than the value of other debt securities.  Their value may fall more dramatically than the value of interest-bearing securities when interest rates rise.  When prevailing interest rates fall, zero-coupon securities tend to rise more rapidly in value because they have a fixed rate of return.

      The Fund's investment in zero-coupon securities may cause the Fund to recognize income and make distributions to shareholders before it receives any cash payments on the zero-coupon investment.  To generate cash to satisfy those distribution requirements, the Fund may have to sell portfolio securities that it otherwise might have continued to hold or to use cash flows from other sources such as the sale of Fund shares.

      |X| Puts and Standby Commitments.  When the Fund buys a municipal security subject to a standby commitment to repurchase the security, the Fund is entitled to same-day settlement from the purchaser.  The Fund receives an exercise price equal to the amortized cost of the underlying security plus any accrued interest at the time of exercise.  A put purchased in conjunction with a municipal security enables the Fund to sell the underlying security within a specified period of time at a fixed exercise price.

      The Fund might purchase a standby commitment or put separately in cash or it might acquire the security subject to the standby commitment or put (at a price that reflects that additional feature). The Fund will enter into these transactions only with banks and securities dealers that, in the
Manager's opinion, present minimal credit risks.  The Fund's ability to exercise a put or standby commitment will depend on the ability of the bank or dealer to pay for the securities if the put or standby commitment is exercised.  If the bank or dealer should default on its obligation, the Fund might not be able to recover all or a portion of any loss sustained from having to sell the security elsewhere.

      Puts and standby commitments are not transferable by the Fund. They terminate if the Fund sells the underlying security to a third party.  The
Fund intends to enter into these arrangements to facilitate portfolio liquidity, although such arrangements might enable the Fund to sell a security at a pre-arranged price that may be higher than the prevailing market price at the time the put or standby commitment is exercised.
However, the Fund might refrain from exercising a put or standby commitment if the exercise price is significantly higher than the prevailing market price, to avoid imposing a loss on the seller that could jeopardize the
Fund's business relationships with the seller.

      A put or standby commitment increases the cost of the security and reduces the yield otherwise available from the security.  Any consideration paid by the Fund for the put or standby commitment will be reflected on the
Fund's books as unrealized depreciation while the put or standby commitment is held, and a realized gain or loss when the put or commitment is exercised or expires.  Interest income received by the Fund from municipal securities subject to puts or stand-by commitments may not qualify as tax exempt in its hands if the terms of the put or stand-by commitment cause the Fund not to be treated as the tax owner of the underlying municipal securities.

      |X| Repurchase Agreements.  The Fund may acquire securities subject to repurchase agreements.  It may do so for liquidity purposes to meet anticipated redemptions of Fund shares, or pending the investment of the proceeds from sales of Fund shares, or pending the settlement of portfolio securities.

      In a repurchase transaction, the Fund acquires a security from, and simultaneously resells it to an approved vendor for delivery on an agreed upon future date. The resale price exceeds the purchase price by an amount that reflects an agreed-upon interest rate effective for the period during which the repurchase agreement is in effect.  Approved vendors include U.S.
commercial banks, U.S. branches of foreign banks or broker-dealers that have been designated a primary dealer in government securities, which meet the credit requirements set by the Fund's Board of Trustees from time to time.

      The majority of these transactions run from day to day. Delivery pursuant to resale typically will occur within one (1) to five (5) days of the purchase.  Repurchase agreements having a maturity beyond seven (7) days are subject to the Fund's limits on holding illiquid investments. There is no limit on the amount of the Fund's net assets that may be subject to repurchase agreements of seven (7) days or less.

      Repurchase agreements, considered "loans" under the Investment Company
Act of 1940 ("Investment Company Act"), are collateralized by the underlying security.  The Fund's repurchase agreements require that at all times while the repurchase agreement is in effect, the collateral's value must equal or exceed the repurchase price to fully collateralize the repayment obligation.

      The Manager will monitor the vendor's creditworthiness to confirm that the vendor is financially sound and will continuously monitor the collateral's value.  However, if the vendor fails to pay the resale price on the delivery date, the Fund may incur costs in disposing of the collateral and may experience losses if there is any delay in its ability to do so.

      Pursuant to an Exemptive Order issued by the Securities and Exchange
Commission, the Fund, along with other affiliated entities managed by the
Manager, may transfer uninvested cash balances into one or more joint repurchase accounts. These balances are invested in one or more repurchase agreements, secured by U.S. government securities. Securities that are pledged as collateral for repurchase agreements are held by a custodian bank until the agreements mature. Each joint repurchase arrangement requires that the market value of the collateral be sufficient to cover payments of interest and principal; however, in the event of default by the other party to the agreement, retention or sale of the collateral may be subject to legal proceedings.

      |X| Investment in Other Investment Companies. The Fund can also invest in the securities of other investment companies, which can include open-end funds, closed-end funds and unit investment trusts, subject to the limits set forth in the Investment Company Act that apply to those types of investments.  For example, the Fund can invest in Exchange-Traded Funds, which are typically open-end funds or unit investment trusts, listed on a stock exchange.  The Fund might do so as a way of gaining exposure to the segments of the equity or fixed-income markets represented by the
Exchange-Traded Funds' portfolio, at times when the Fund may not be able to buy those portfolio securities directly.

      Investing in another investment company may involve the payment of substantial premiums above the value of such investment company's portfolio securities and is subject to limitations under the Investment Company Act.
The Fund does not intend to invest in other investment companies unless the
Manager believes that the potential benefits of the investment justify the payment of any premiums or sales charges.  As a shareholder of an investment company, the Fund would be subject to its ratable share of that investment company's expenses, including its advisory and administration expenses.  The
Fund does not anticipate investing a substantial amount of its net assets in shares of other investment companies.

      |X| Illiquid and Restricted Securities.  The Fund has percentage limitations that apply to purchases of illiquid and restricted securities, as stated in the Prospectus.  The Manager monitors holdings of illiquid and restricted securities on an ongoing basis to determine whether to sell any holdings to maintain adequate liquidity.

      |X| Borrowing for Leverage.  The Investment Company Act imposes certain restrictions on the borrowing activities of mutual funds.  The restrictions on borrowing are designed to protect shareholders and their investment in a fund by limiting a fund's ability to leverage its assets.  Leverage exists when a fund has the right to a return on an investment that exceeds the amount the fund contributed to the investment.  Borrowing money to make an investment is an example of how a fund leverages its assets.  The use of leverage exposes shareholders and their investments in a fund to a greater risk of loss.  For example, borrowing may cause the value of a fund's shares to be more volatile than if the fund did not borrow.  A fund's borrowing policy must be a fundamental investment policy.  Currently, under the
Investment Company Act, a mutual fund may borrow only from banks and the maximum amount it may borrow is up to one-third of its total assets
(including the amount borrowed) less all liabilities and indebtedness other than borrowing.  The Fund may also borrow up to 5% of its total assets for temporary purposes from any person.  Under the Investment Company Act, there is a rebuttable presumption that a loan is temporary if it is repaid within
60 days and not extended or renewed.

      The Fund will pay interest on these loans, and that interest expense will raise the overall expenses of the Fund and reduce its returns.  If it does borrow, its expenses will be greater than comparable funds that do not borrow for leverage.  The interest on a loan might be more (or less) than the yield on the securities purchased with the loan proceeds.  Additionally, the
Fund's net asset value per share might fluctuate more than that of funds that do not borrow.

      |X| Interfund Borrowing and Lending Arrangements. Consistent with its fundamental policies and pursuant to an exemptive order issued by the
Securities and Exchange Commission ("SEC"), the Fund may engage in borrowing and lending activities with other funds in the OppenheimerFunds complex.
Borrowing money from affiliated funds may afford the Fund the flexibility to use the most cost-effective alternative to satisfy its borrowing requirements. Lending money to an affiliated fund may allow the Fund to obtain a higher rate of return than it could from interest rates on alternative short-term investments.  Implementation of interfund lending is being accomplished consistent with applicable regulatory requirements, including the provisions of the SEC order.

o     Interfund Borrowing. The Fund will not borrow from affiliated funds unless the terms of the borrowing arrangement are at least as favorable as the terms the Fund could otherwise negotiate with a third party.  To assure that the Fund will not be disadvantaged by borrowing from an affiliated fund, certain safeguards are being implemented.  Examples of these safeguards include the following:
o     the Fund will not borrow money from affiliated funds unless the interest rate is more favorable than available bank loan
               rates;
o     the Fund's borrowing from affiliated funds must be consistent with its investment objective and investment policies;
o     the loan rates will be the average of the overnight repurchase agreement rate available through the OppenheimerFunds joint repurchase agreement account and a pre-established formula based on quotations from independent banks to approximate the lowest interest rate at which bank loans would be available to the Fund;
o     if the Fund has outstanding borrowings from all sources greater than
               10% of its total assets, then the Fund must secure each
               additional outstanding interfund loan by segregating liquid assets of the Fund as collateral;
o     the Fund cannot borrow from an affiliated fund in excess of 125% of its total redemptions for the preceding seven days;
o     each interfund loan may be repaid on any day by the Fund; and
o     the Trustees will be provided with a report of all interfund loans and the Trustees will monitor all such borrowings to ensure that the Fund's participation is appropriate.

      There is a risk that a borrowing fund could have a loan called on one days' notice.  In that circumstance, the Fund might have to borrow from a bank at a higher interest cost if money to lend were not available from another Oppenheimer fund.

o     Interfund Lending. To assure that the Fund will not be disadvantaged by making loans to affiliated funds, certain safeguards are being implemented.
Examples of these safeguards include the following:

o     the Fund will not lend money to affiliated funds unless the interest rate on such loan is determined to be reasonable under the circumstances;
o     the Fund may not make interfund loans in excess of 15% of its net assets;
o     an interfund loan to any one affiliated fund shall not exceed 5% of the
               Fund's net assets;
o     an interfund loan may not be outstanding for more than seven days;
o     each interfund loan may be called on one business day's notice; and
o     the Manager will provide the Trustees reports on all interfund loans demonstrating that the Fund's participation is appropriate and that the loan is consistent with its investment objectives and policies.

      When the Fund  lends  assets to  another  affiliated  fund,  the Fund is subject to the risk that the borrowing fund might fail to repay the loan.

      |X| Loans of Portfolio Securities. To attempt to raise income or raise cash for liquidity purposes, the Fund may lend its portfolio securities to brokers, dealers and other financial institutions approved by the Fund's
Board of Trustees.  These loans are limited to not more than 25% of the value of the Fund's total assets. The Fund presently does not intend to engage in loans of securities that will exceed 5% of the value of the Fund's total assets in the coming year. Income from securities loans does not constitute exempt-interest income for the purpose of paying tax-exempt dividends.

      There are risks in connection with securities lending.  The Fund might experience a delay in receiving additional collateral to secure a loan, or a delay in recovery of the loaned securities. The Fund presently does not intend to engage in loans of securities that will exceed 5% of the value of the Fund's total assets in the coming year. The Fund must receive collateral for a loan. Under current applicable regulatory requirements (which are subject to change), on each business day the loan collateral must be at least equal to the value of the loaned securities.  It must consist of cash, bank letters of credit, securities of the U.S. government or its agencies or instrumentalities, or other cash equivalents in which the Fund is permitted to invest.  To be acceptable as collateral, letters of credit must obligate a bank to pay amounts demanded by the Fund if the demand meets the terms of the letter.  The terms of the letter of credit and the issuing bank both must be satisfactory to the Fund.

      When it lends securities, the Fund receives amounts equal to the dividends or interest on the loaned securities.  It also receives one or more of (a) negotiated loan fees, (b) interest on securities used as collateral, and (c) interest on short-term debt securities purchased with the loan collateral.  Either type of interest may be shared with the borrower.  The
Fund may pay reasonable finder's, custodian and administrative or other fees in connection with these loans.  The terms of the Fund's loans must meet applicable tests under the Internal Revenue Code and must permit the Fund to reacquire loaned securities on five (5) days' notice or in time to vote on any important matter.

      |X| Hedging.  The Fund may use hedging to attempt to protect against declines in the market value of its portfolio, to permit the Fund to retain unrealized gains in the value of portfolio securities that have appreciated, or to facilitate selling securities for investment reasons.  To do so the
Fund could:

      |_| sell interest rate futures or municipal bond index futures,
      |_| buy puts on such futures or securities, or
      |_| write covered calls on securities, broadly-based municipal bond indices, interest rate futures or municipal bond index futures.

      The Fund can also write covered calls on debt securities to attempt to increase the Fund's income, but that income would not be tax-exempt.
Therefore it is unlikely that the Fund would write covered calls for that purpose.

      The Fund may also use hedging to establish a position in the debt securities market as a temporary substitute for purchasing individual debt securities.  In that case the Fund would normally seek to purchase the securities, and then terminate that hedging position.  For this type of hedging, the Fund could:

      |_| buy interest rate futures or municipal bond index futures, or
      |_| buy calls on such futures or on securities.

      The Fund is not obligated to use hedging instruments, even though it is permitted to use them in the Manager's discretion, as described below.  The
Fund's strategy of hedging with futures and options on futures will be incidental to the Fund's investment activities in the underlying cash market.
The particular hedging instruments the Fund can use are described below.  The
Fund may employ new hedging instruments and strategies when they are developed, if those investment methods are consistent with the Fund's investment objective, are approved by its Board, and are permissible under applicable regulations governing the Fund.

      |_| Futures.  The Fund may buy and sell futures contracts relating to debt securities (these are called "interest rate futures") and municipal bond indices (these are referred to as "municipal bond index futures").

      An interest rate future obligates the seller to deliver (and the purchaser to take) cash or a specific type of debt security to settle the futures transaction. Either party could also enter into an offsetting contract to close out the futures position.

      A "municipal bond index" assigns relative values to the municipal bonds in the index, and is used as the basis for trading long-term municipal bond futures contracts.  Municipal bond index futures are similar to interest rate futures except that settlement is made only in cash.  The obligation under the contract may also be satisfied by entering into an offsetting contract.
The strategies which the Fund employs in using municipal bond index futures are similar to those with regard to interest rate futures.

      No money is paid or received by the Fund on the purchase or sale of a futures contract.  Upon entering into a futures transaction, the Fund will be required to deposit an initial margin payment in cash or U.S. government securities with the futures commission merchant (the "futures broker").
Initial margin payments will be deposited with the Fund's Custodian in an account registered in the futures broker's name.  However, the futures broker can gain access to that account only under certain specified conditions.  As the future is marked to market (that is, its value on the Fund's books is changed) to reflect changes in its market value, subsequent margin payments, called variation margin, will be paid to or by the futures broker daily.

      At any time prior to the expiration of the future, the Fund may elect to close out its position by taking an opposite position at which time a final determination of variation margin is made and additional cash is required to be paid by or released to the Fund.  Any gain or loss is then realized by the Fund on the future for tax purposes.  Although interest rate futures by their terms call for settlement by the delivery of debt securities, in most cases the obligation is fulfilled without such delivery by entering into an offsetting transaction.  All futures transactions are effected through a clearing house associated with the exchange on which the contracts are traded.

      The Fund may concurrently buy and sell futures contracts in a strategy anticipating that the future the Fund purchased will perform better than the future the Fund sold.  For example, the Fund might buy municipal bond futures and concurrently sell U.S. Treasury Bond futures (a type of interest rate future).  The Fund would benefit if municipal bonds outperform U.S. Treasury
Bonds on a duration-adjusted basis.

      Duration is a volatility measure that refers to the expected percentage change in the value of a bond resulting from a change in general interest rates (measured by each 1% change in the rates on U.S. Treasury securities).
For example, if a bond has an effective duration of three (3) years, a 1%
increase in general interest rates would be expected to cause the value of the bond to decline about 3%.  There are risks that this type of futures strategy will not be successful. U.S. Treasury bonds might perform better on a duration-adjusted basis than municipal bonds, and the assumptions about duration that were used might be incorrect (for example, the duration of municipal bonds relative to U.S. Treasury Bonds might have been greater than anticipated).

      |_| Put and Call Options.  The Fund can buy and sell certain kinds of put options (puts) and call options (calls).  These strategies are described below.

      |_|  Writing Covered Call Options.  The Fund can write (that is, sell)
call options.  The Fund's call writing is subject to a number of restrictions:
(1)   After the Fund writes a call, not more than 25% of the Fund's total assets may be subject to calls.
(2)   Calls the Fund sells must be listed on a securities or commodities exchange or quoted on NASDAQ, the automated quotation system of The
         Nasdaq Stock Market, Inc. or traded in the over-the-counter market.
(3)   Each call the Fund writes must be "covered" while it is outstanding.
         That means the Fund must own the investment on which the call was written.

      When the Fund writes a call on a security, it receives cash (a premium).  The Fund agrees to sell the underlying investment to a purchaser of a corresponding call on the same security during the call period at a fixed exercise price regardless of market price changes during the call period.  The call period is usually not more than nine (9) months.  The exercise price may differ from the market price of the underlying security.
The Fund has retained the risk of loss that the price of the underlying security may decline during the call period. That risk may be offset to some extent by the premium the Fund receives.  If the value of the investment does not rise above the call price, it is likely that the call will lapse without being exercised.  In that case the Fund would keep the cash premium and the investment.

      When the Fund writes a call on an index, it receives cash (a premium).
If the buyer of the call exercises it, the Fund will pay an amount of cash equal to the difference between the closing price of the call and the exercise price, multiplied by the specified multiple that determines the total value of the call for each point of difference.  If the value of the underlying investment does not rise above the call price, it is unlikely that the call will lapse without being exercised.  In that case the Fund would keep the cash premium.

      The Fund's custodian, or a securities depository acting for the custodian, will act as the Fund's escrow agent through the facilities of the
Options Clearing Corporation ("OCC"), as to the investments on which the Fund has written calls traded on exchanges, or as to other acceptable escrow securities.  In that way, no margin will be required for such transactions.
OCC will release the securities on the expiration of the calls or upon the
Fund's entering into a closing purchase transaction.

      When the Fund writes an over-the-counter ("OTC") option, it will enter into an arrangement with a primary U.S. Government securities dealer which will establish a formula price at which the Fund will have the absolute right to repurchase that OTC option.  The formula price would generally be based on a multiple of the premium received for the option, plus the amount by which the option is exercisable below the market price of the underlying security
(that is, the option is "in-the-money"). When the Fund writes an OTC option, it will treat as illiquid (for purposes of its restriction on illiquid securities) the mark-to-market value of any OTC option held by it, unless the option is subject to a buy-back agreement by the executing broker.  The
Securities and Exchange Commission is evaluating whether OTC options should be considered liquid securities.  The procedure described above could be affected by the outcome of that evaluation.

      To terminate its obligation on a call it has written, the Fund may purchase a corresponding call in a "closing purchase transaction."  The Fund will then realize a profit or loss, depending upon whether the net of the amount of the option transaction costs and the premium received on the call the Fund wrote was more or less than the price of the call the Fund purchased to close out the transaction.  A profit may also be realized if the call lapses unexercised, because the Fund retains the underlying investment and the premium received.  Any such profits are considered short-term capital gains for Federal tax purposes, as are premiums on lapsed calls. When distributed by the Fund they are taxable as ordinary income.

      The Fund may also write calls on futures contracts without owning the futures contract or securities deliverable under the contract.  To do so, at the time the call is written, the Fund must cover the call by segregating in escrow in all appropriate cases an equivalent dollar value of liquid assets identified on the Fund's books.  The Fund will segregate additional liquid assets if the value of the escrowed assets drops below 100% of the current value of the future.  Because of this escrow requirement, in no circumstances would the Fund's receipt of an exercise notice as to that future put the Fund in a "short" futures position.

            |_|  Purchasing Calls and Puts.  The Fund may buy calls only on securities, broadly-based municipal bond indices, municipal bond index futures and interest rate futures.  It can also buy calls to close out a call it has written, as discussed above.  Calls the Fund buys must be listed on a securities or commodities exchange, or quoted on NASDAQ, or traded in the over-the-counter market.  A call or put option may not be purchased if the purchase would cause the value of all the Fund's put and call options to exceed 5% of its total assets.

      When the Fund purchases a call (other than in a closing purchase transaction), it pays a premium.  For calls on securities that the Fund buys, it has the right to buy the underlying investment from a seller of a corresponding call on the same investment during the call period at a fixed exercise price.  The Fund benefits only if (1) the call is sold at a profit or (2) the call is exercised when the market price of the underlying investment is above the sum of the exercise price plus the transaction costs and premium paid for the call.  If the call is not either exercised or sold
(whether or not at a profit), it will become worthless at its expiration date.  In that case the Fund will lose its premium payment and the right to purchase the underlying investment.

      Calls on municipal bond indices, interest rate futures and municipal bond index futures are settled in cash rather than by delivering the underlying investment.  Gain or loss depends on changes in the securities included in the index in question (and thus on price movements in the debt securities market generally) rather than on changes in price of the individual futures contract.

      The Fund may buy only those puts that relate to securities that the
Fund owns, broadly-based municipal bond indices, municipal bond index futures or interest rate futures (whether or not the Fund owns the futures).  The
Fund may not sell puts other than puts it has previously purchased.

      When the Fund purchases a put, it pays a premium.  The Fund then has the right to sell the underlying investment to a seller of a corresponding put on the same investment during the put period at a fixed exercise price.
Puts on municipal bond indices are settled in cash.  Buying a put on a debt security, interest rate future or municipal bond index future the Fund owns enables it to protect itself during the put period against a decline in the value of the underlying investment below the exercise price.  If the market price of the underlying investment is equal to or above the exercise price and as a result the put is not exercised or resold, the put will become worthless at its expiration date.  In that case the Fund will lose its premium payment and the right to sell the underlying investment.  A put may be sold prior to expiration (whether or not at a profit).

      |_| Risks of Hedging with Options and Futures.  The use of hedging instruments requires special skills and knowledge of investment techniques that are different than what is required for normal portfolio management. If the Manager uses a hedging instrument at the wrong time or judges market conditions incorrectly, hedging strategies may reduce the Fund's returns.
The Fund could also experience losses if the prices of its futures and options positions were not correlated with its other investments.

      The Fund's option activities may affect its portfolio turnover rate and brokerage commissions.  The exercise of calls written by the Fund may cause the Fund to sell related portfolio securities, thus increasing its turnover rate.  The exercise by the Fund of puts on securities will cause the sale of underlying investments, increasing portfolio turnover.  Although the decision whether to exercise a put it holds is within the Fund's control, holding a put might cause the Fund to sell the related investments for reasons that would not exist in the absence of the put.

      The Fund could pay a brokerage commission each time it buys a call or put, sells a call or put, or buys or sells an underlying investment in connection with the exercise of a call or put.  Such commissions may be higher on a relative basis than the commissions for direct purchases or sales of the underlying investments.  Premiums paid for options are small in relation to the market value of the underlying investments. Consequently, put and call options offer large amounts of leverage.  The leverage offered by trading in options could result in the Fund's net asset value being more sensitive to changes in the value of the underlying investment.

      If a covered call written by the Fund is exercised on an investment that has increased in value, the Fund will be required to sell the investment at the call price. It will not be able to realize any profit if the investment has increased in value above the call price.

      There is a risk in using short hedging by selling interest rate futures and municipal bond index futures or purchasing puts on municipal bond indices or futures to attempt to protect against declines in the value of the Fund's securities.  The risk is that the prices of such futures or the applicable index will correlate imperfectly with the behavior of the cash (that is, market) prices of the Fund's securities.  It is possible for example, that while the Fund has used hedging instruments in a short hedge, the market may advance and the value of debt securities held in the Fund's portfolio might decline.  If that occurred, the Fund would lose money on the hedging instruments and also experience a decline in value of its debt securities.
However, while this could occur over a brief period or to a very small degree, over time the value of a diversified portfolio of debt securities will tend to move in the same direction as the indices upon which the hedging instruments are based.

      The risk of imperfect correlation increases as the composition of the
Fund's portfolio diverges from the securities included in the applicable index.  To compensate for the imperfect correlation of movements in the price of debt securities being hedged and movements in the price of the hedging instruments, the Fund may use hedging instruments in a greater dollar amount than the dollar amount of debt securities being hedged.  It might do so if the historical volatility of the prices of the debt securities being hedged is greater than the historical volatility of the applicable index.

      The ordinary spreads between prices in the cash and futures markets are subject to distortions due to differences in the natures of those markets.
All participants in the futures markets are subject to margin deposit and maintenance requirements.  Rather than meeting additional margin deposit requirements, investors may close out futures contracts through offsetting transactions which could distort the normal relationship between the cash and futures markets.  From the point of view of speculators, the deposit requirements in the futures markets are less onerous than margin requirements in the securities markets.  Therefore, increased participation by speculators in the futures markets may cause temporary price distortions.

      The Fund may use hedging instruments to establish a position in the municipal securities markets as a temporary substitute for the purchase of individual securities (long hedging). It is possible that the market may decline.  If the Fund then concludes not to invest in such securities because of concerns that there may be further market decline or for other reasons, the Fund will realize a loss on the hedging instruments that is not offset by a reduction in the purchase price of the securities.

      An option position may be closed out only on a market that provides secondary trading for options of the same series.  There is no assurance that a liquid secondary market will exist for a particular option.  If the Fund could not effect a closing purchase transaction due to a lack of a market, it would have to hold the callable investment until the call lapsed or was exercised, and could incur losses.

      |_| Interest Rate Swap Transactions. In an interest rate swap, the Fund and another party exchange their right to receive or their obligation to pay interest on a security.  For example, they may swap a right to receive floating rate payments for fixed rate payments.  The Fund can enter into swaps only on securities it owns.  The Fund may not enter into swaps with respect to more than 25% of its total assets.  Also, the Fund will segregate liquid assets (such as cash or U.S. Government securities) to cover any amounts it could owe under swaps that exceed the amounts it is entitled to receive, and it will adjust that amount daily, as needed.  Income from interest rate swaps may be taxable.

      Swap agreements entail both interest rate risk and credit risk.  There is a risk that, based on movements of interest rates in the future, the payments made by the Fund under a swap agreement will have been greater than those received by it.  Credit risk arises from the possibility that the counterparty will default.  If the counterparty to an interest rate swap defaults, the Fund's loss will consist of the net amount of contractual interest payments that the Fund has not yet received.  The Manager will monitor the creditworthiness of counterparties to the Fund's interest rate swap transactions on an ongoing basis.

      The Fund can enter into swap transactions with appropriate counterparties pursuant to master netting agreements.  A master netting agreement provides that all swaps done between the Fund and that counterparty under the master agreement shall be regarded as parts of an integral agreement.  If on any date amounts are payable under one or more swap transactions, the net amount payable on that date shall be paid.  In addition, the master netting agreement may provide that if one party defaults generally or on one swap, the counterparty can terminate the swaps with that party.  Under master netting agreements, if there is a default resulting in a loss to one party, that party's damages are calculated by reference to the average cost of a replacement swap with respect to each swap.  The gains and losses on all swaps are then netted, and the result is the counterparty's gain or loss on termination.  The termination of all swaps and the netting of gains and losses on termination is generally referred to as "aggregation."

      |_| Regulatory Aspects of Hedging Instruments. When using futures and options on futures, the Fund is required to operate within certain guidelines and restrictions established by the Commodity Futures Trading Commission (the
"CFTC").  In particular, the Fund is exempted from registration with the CFTC as a "commodity pool operator" if the Fund complies with the requirements of
Rule 4.5 adopted by the CFTC.  That Rule does not limit the percentage of the
Fund's assets that may be used for Futures margin and related options premiums for a bona fide hedging position.  However, under the Rule the Fund must limit its aggregate initial futures margin and related options premiums to no more than 5% of the Fund's net assets for hedging strategies that are not considered bona fide hedging strategies under the Rule.  Under the Rule, the Fund also must use short futures and options on futures positions solely for bona fide hedging purposes within the meaning and intent of the applicable provisions of the Commodity Exchange Act.

      Transactions in options by the Fund are subject to limitations established by the option exchanges.  The exchanges limit the maximum number of options that may be written or held by a single investor or group of investors acting in concert.  Those limits apply regardless of whether the options were written or purchased on the same or different exchanges, or are held in one or more accounts or through one or more different exchanges or through one or more brokers.  Thus, the number of options that the Fund may write or hold may be affected by options written or held by other entities, including other investment companies having the same adviser as the Fund (or an adviser that is an affiliate of the Fund's adviser).  The exchanges also impose position limits on futures transactions.  An exchange may order the liquidation of positions found to be in violation of those limits and may impose certain other sanctions.

      Under interpretations of staff members of the Securities and Exchange
Commission regarding applicable provisions of the Investment Company Act, when the Fund purchases an interest rate future or municipal bond index future, it must segregate cash or readily marketable short-term debt instruments in an amount equal to the purchase price of the future, less the margin deposit applicable to it. The account must be a segregated account or accounts held by its custodian bank. Accordingly, segregated accounts will be maintained for these and all other derivative transactions, as required by the Investment Company Act.

      |X| Temporary Defensive Investments. The securities the Fund can invest in for temporary defensive purposes include the following:

            |_|  short-term municipal securities;
            |_| obligations issued or guaranteed by the U.S. Government or
          its agencies or instrumentalities;
             |_| corporate debt securities rated within the three highest
          grades by a nationally recognized rating agency;
             |_| commercial paper rated "A-1" by S&P, or a comparable rating by another nationally recognized rating agency; and
             |_| certificates of deposit of domestic banks with assets of $1 billion or more.

      |X| Taxable Investments. While the Fund can invest up to 20% of its net assets (plus borrowings for investment purposes) in investments that generate income subject to income taxes, it does not anticipate investing substantial amounts of its assets in taxable investments under normal market conditions or as part of its normal trading strategies and policies.  To the extent it invests in taxable securities, the Fund would not be able to meet its objective of providing tax exempt income to its shareholders.  Taxable investments include, for example, hedging instruments, repurchase agreements, and some of the types of securities it would buy for temporary defensive purposes.

Investment Restrictions

      |X| What Are "Fundamental Policies?"  Fundamental policies are those policies that the Fund has adopted to govern its investments that can be changed only by the vote of a "majority" of the Fund's outstanding voting securities.  Under the Investment Company Act, such a "majority" vote is defined as the vote of the holders of the lesser of:
      |_| 67% or more of the shares present or represented by proxy at a shareholder meeting, if the holders of more than 50% of the outstanding shares are present or represented by proxy, or
      |_| more than 50% of the outstanding shares.

      The Fund's investment objective is a fundamental policy. Other policies described in the Prospectus or this Statement of Additional Information are
"fundamental" only if they are identified as such.  The Fund's Board of
Trustees can change non-fundamental policies without shareholder approval.
However, significant changes to investment policies will be described in supplements or updates to the Prospectus or this Statement of Additional
Information, as appropriate. The Fund's most significant investment policies are described in the Prospectus.

      |X| Does the Fund Have Additional Fundamental Policies? The following investment restrictions are fundamental policies of the Fund:

      |_| The Fund cannot invest 25% or more of its total assets in any one industry.  That limit does not apply to municipal securities in general, to securities issued or guaranteed by the U.S. Government or its agencies and instrumentalities or to securities issued by investment companies.

      |_| The Fund cannot buy securities issued or guaranteed by any one issuer if more than 5% of its total assets would be invested in securities of that issuer or if it would then own more than 10% of that issuer's voting securities. That restriction applies to 75% of the Fund's total assets. The limit does not apply to securities issued by the U.S. Government or any of its agencies or instrumentalities or securities of other investment companies.

      |_| The Fund cannot invest in real estate. This restriction shall not prevent the Fund from investing in municipal securities or other permitted securities that are secured by real estate or interests in real estate.

      |_| The Fund cannot make loans except (a) by lending portfolio
securities, (b) through the purchase of debt instruments or similar evidences of indebtedness, (c) through repurchase agreements, and (d) through an interfund lending program with other affiliated funds.  No loan may be made through interfund lending if, as a result, the aggregate of those loans would exceed 33 1/3% of the value of the Fund's total assets (taken at market value at the time the loan is made).

      |_| The Fund may not borrow money, except to the extent permitted under the 1940 Act, the rules or regulations thereunder or any exemption therefrom that is applicable to the fund, as such statute, rules or regulations may be amended or interpreted from time to time.

      |_| The Fund cannot underwrite securities of other companies.  A permitted exception is in case it is deemed to be an underwriter under the
Securities Act of 1933 when reselling any securities held in its own portfolio.

      |_| The Fund cannot issue "senior securities," but this does not prohibit certain investment activities for which assets of the Fund are designated as segregated, or margin, collateral or escrow arrangements are established, to cover the related obligations.  Examples of those activities include borrowing money, reverse repurchase agreements, delayed-delivery and when-issued arrangements for portfolio securities transactions, and contracts to buy or sell derivatives, hedging instruments, options or futures.

      Unless the Prospectus or Statement of Additional Information states that a percentage restriction applies on an ongoing basis, it applies only at the time the Fund makes an investment. In that case the Fund need not sell securities to meet the percentage limits if the value of the investment increases in proportion to the size of the Fund.

      The Fund cannot invest in other investment companies except to the extent permitted by the Act. The Fund would be permitted under this policy to invest its assets in the securities of one or more open-end management investment company for which the Manager, one of its affiliates or a successor is the investment advisor or sub-advisor. That fund or funds must have substantially the same fundamental investment objective, policies and limitations as the Fund. The Fund's policy not to concentrate its investments, as described above, also would permit the Fund to adopt a
"master-feeder" structure. Under that structure, the Fund would be a "feeder"
fund and would invest all of its assets in a single pooled "master fund" in which other feeder funds could also invest. This could enable the Fund to take advantage of potential operational and cost efficiencies in the master-feeder structure. The Fund has no present intention of adopting the master-feeder structure. If it did so, the Prospectus and this Statement of
Additional Information would be revised accordingly.

      |X| Does the Fund Have Other Restrictions that are Not Fundamental
Policies?

      The Fund has several additional restrictions on its investment policies that are not fundamental, which means that they can be changed by the Board of Trustees, without obtaining shareholder approval.

      |_| The Fund cannot invest in securities or other investments other than municipal securities, the temporary investments described in its
Prospectus, repurchase agreements, covered calls, private activity municipal securities and hedging instruments described in "About the Fund" in the
Prospectus or this Statement of Additional Information.

      |_| The Fund will not invest more than 10% of its net assets in securities which are restricted as to disposition under the federal securities laws, except that the Fund may purchase without regard to this limitation restricted securities which are eligible for resale pursuant to
Rule 144A under the Securities Act of 1933.

      |_| The Fund cannot pledge, mortgage or otherwise encumber, transfer or assign its assets to secure a debt.  However, the use of escrow or other collateral arrangements in connection with the Fund's policy on borrowing and hedging instruments is permitted.

      |_| The Fund cannot buy or sell futures contracts other than interest rate futures and municipal bond index futures.

      |_| The Fund cannot purchase securities other than hedging instruments on margin. However, the Fund may obtain short-term credits that may be necessary for the clearance of purchases and sales of securities.

      |_| The Fund cannot sell securities short.

Diversification.   The Fund intends to be "diversified" as defined in the
Investment Company Act and to satisfy the restrictions against investing too much of its assets in any "issuer" as set forth in the restrictions above.

      The Fund limits its investments in the securities of any one issuer to qualify for tax purposes as a "regulated investment company" under the
Internal Revenue Code.  By qualifying, it does not have to pay federal income taxes if more than 90% of its earnings are distributed to shareholders.  To qualify, the Fund must meet a number of conditions.  First, not more than 25%
of the market value of the Fund's total assets may be invested in the securities of a single issuer.  Second, with respect to 50% of the market value of its total assets, (1) no more than 5% of the market value of its total assets may be invested in the securities of a single issuer, and (2)
the Fund must not own more than 10% of the outstanding voting securities of a single issuer.

      The identification of the issuer of a municipal security depends on the terms and conditions of the security.  When the assets and revenues of an agency, authority, instrumentality or other political subdivision are separate from those of the government creating it and the security is backed only by the assets and revenues of the subdivision, agency, authority or instrumentality, the latter would be deemed to be the sole issuer.
Similarly, if an industrial development bond is backed only by the assets and revenues of the non-governmental user, then that user would be deemed to be the sole issuer.  However, if in either case the creating government or some other entity guarantees a security, the guarantee would be considered a separate security and would be treated as an issue of such government or other entity.

Applying the Restriction Against Concentration.  To implement its policy not to concentrate its assets, the Fund has adopted the industry classifications set forth in Appendix B to this Statement of Additional Information.  Those industry classifications are not a fundamental policy.

      In implementing the Fund's policy not to concentrate its investments, the Manager will consider a non-governmental user of facilities financed by industrial development bonds as being in a particular industry.  That is done even though the bonds are municipal securities, as to which the Fund has no concentration limitation.  Although this application of the concentration restriction is not a fundamental policy of the Fund, it will not be changed without shareholder approval. The Manager has no present intention of investing more than 25% of the Fund's total assets in securities paying interest from revenues of similar type projects or in industrial development bonds. This is not a fundamental policy and therefore could be changed without shareholder approval.  However, if that change were made, the
Prospectus or this Statement of Additional Information would be supplemented to reflect the change.

How the Fund Is Managed

Organization and History.  The Fund is a series of a Massachusetts business trust that was originally organized in 1989, as a trust having one series.
In 1993 it was reorganized to be a multi-series business trust (now called
Oppenheimer Multi-State Municipal Trust).  The Fund (formerly known as
Oppenheimer Florida Municipal Fund) was added as a separate series of that
Trust in June 1993. The Fund is an open-end, diversified management investment company with an unlimited number of authorized shares of beneficial interest.  Each of the three series of the Trust is a separate fund that issues its own shares, has its own investment portfolio, and has its own assets and liabilities.

      |X| Classes of Shares. The Trustees are authorized, without shareholder approval, to create new series and classes of shares.  The Trustees may reclassify unissued shares of the Fund into additional series or classes of shares.  The Trustees also may divide or combine the shares of a class into a greater or lesser number of shares without changing the proportionate beneficial interest of a shareholder in the Fund.  Shares do not have cumulative voting rights or preemptive or subscription rights.  Shares may be voted in person or by proxy at shareholder meetings.

      The Fund currently has three classes of shares: Class A, Class B and
Class C.  All classes invest in the same investment portfolio.  Each class of shares:
o     has its own dividends and distributions,
o     pays certain expenses which may be different for the different classes,
o     may have a different net asset value,
o     may have separate voting rights on matters in which interests of one class are different from interests of another class, and
o     votes as a class on matters that affect that class alone.

      Shares are freely transferable, and each share of each class has one vote at shareholder meetings, with fractional shares voting proportionally on matters submitted to the vote of shareholders.  Each share of the Fund represents an interest in the Fund proportionately equal to the interest of each other share of the same class.

      |X| Meetings of  Shareholders.  As a Massachusetts  business trust,  the
Fund is not  required  to hold,  and does  not  plan to hold,  regular  annual meetings of  shareholders.  The Fund will hold meetings when required to do so by the  Investment  Company  Act or other  applicable  law. It will also do so when a  shareholder  meeting is called by the Trustees or upon proper  request of the shareholders.

      Shareholders have the right, upon the declaration in writing or vote of two-thirds of the outstanding shares of the Fund, to remove a Trustee.  The
Trustees will call a meeting of shareholders to vote on the removal of a
Trustee upon the written request of the record holders of 10% of its outstanding shares.  If the Trustees receive a request from at least 10 shareholders stating that they wish to communicate with other shareholders to request a meeting to remove a Trustee, the Trustees will then either make the
Fund's shareholder list available to the applicants or mail their communication to all other shareholders at the applicants' expense. The shareholders making the request must have been shareholders for at least six months and must hold shares of the Fund valued at $25,000 or more or constituting at least 1% of the Fund's outstanding shares. The Trustees may also take other action as permitted by the Investment Company Act.

      |X| Shareholder and Trustee Liability.  The Fund's Declaration of Trust
contains an express disclaimer of shareholder or Trustee liability for the
Fund's obligations. It also provides for indemnification and reimbursement of expenses out of the Fund's property for any shareholder held personally liable for its obligations.  The Declaration of Trust also states that upon request, the Fund shall assume the defense of any claim made against a shareholder for any act or obligation of the Fund and shall satisfy any judgment on that claim.  Massachusetts law permits a shareholder of a business trust (such as the Fund) to be held personally liable as a "partner"
under certain circumstances. However, the risk that a Fund shareholder will incur financial loss from being held liable as a "partner" of the Fund is limited to the relatively remote circumstances in which the Fund would be unable to meet its obligations.

      The Fund's contractual arrangements state that any person doing business with the Fund (and each shareholder of the Fund) agrees under its
Declaration of Trust to look solely to the assets of the Fund for satisfaction of any claim or demand that may arise out of any dealings with the Fund. Additionally, the Trustees shall have no personal liability to any such person, to the extent permitted by law.

Board of Trustees and Oversight Committees. The Fund is governed by a Board of Trustees, which is responsible for protecting the interests of shareholders under Massachusetts law. The Trustees meet periodically throughout the year to oversee the Fund's activities, review its performance, and review the actions of the Manager.  Although the Fund will not normally hold annual meetings of its shareholders, it may hold shareholder meetings from time to time on important matters, and shareholders have the right to call a meeting to remove a Trustee or to take other action described in the
Fund's Declaration of Trust.

      The Board of Trustees has an Audit Committee, a Study Committee, a
Corporate Governance Committee and a Proxy Committee.  The Audit Committee is
comprised solely of Independent Trustees.  The members of the Audit Committee are Edward Regan (Chairman), Kenneth Randall and Russell Reynolds.  The Audit
Committee held ____ meetings during the Fund's fiscal year ended July 31,
2003.  The Audit Committee provides the Board with recommendations regarding the selection of the Fund's independent auditor. The Audit Committee also reviews the scope and results of audits and the audit fees charged, reviews reports from the Fund's independent auditor concerning the Fund's internal accounting procedures, and controls and reviews reports of the Manager's internal auditor, among other duties as set forth in the Committee's charter.

      The members of the Study Committee are Robert Galli (Chairman), Joel
Motley and Phillip Griffiths. The Study Committee held ____ meetings during the Fund's fiscal year ended July 31, 2003.  The Study Committee evaluates and reports to the Board on the Fund's contractual arrangements, including the Investment Advisory and Distribution Agreements, transfer and shareholder service agreements and custodian agreements as well as the policies and procedures adopted by the Fund to comply with the Investment Company Act and other applicable law, among other duties as set forth in the Committee's charter.

      The member of the Corporate Governance Committee are Elizabeth Moynihan
(Chairman), Phillip Griffiths, Kenneth Randall and John Murphy.  The
Corporate Governance Committee held ____ meetings during the Fund's fiscal year ended ____________, 2003.  The Corporate Governance Committee reviews the Fund's governance guidelines and recommends changes it deems appropriate to the Board, assesses the adequacy of the Fund's Codes of Ethics, and develops qualification criteria for Board members consistent with the Fund's governance guidelines, among other duties set forth in the Committee's charter.

                    -----------------------------------------------------------------

     The members of the Proxy  Committee  are Edward Regan  (Chairman),  Russell
Reynolds and John Murphy.  The Proxy  Committee  held ____  meetings  during the
Fund's fiscal year ended  ____________,  2003. The Proxy Committee  provides the
Board with  recommendations  for proxy voting and  monitors  proxy voting by the
Fund.

Trustees and Officers of the Fund.  Except for Mr. Murphy,  each of the Trustees is an  "Independent  Trustee,"  as defined in the  Investment  Company  Act. Mr.
Murphy is an "Interested  Trustee," because he is affiliated with the Manager by virtue of his  positions  as an officer and  director of the  Manager,  and as a shareholder of its parent company.

     The Fund's Trustees and officers and their positions held with the Fund and length of  service  in such  position(s)  and their  principal  occupations  and business  affiliations during the past five years are listed in the chart below.
The information for the Trustees also includes the dollar range of shares of the
Fund as well as the aggregate dollar range of shares  beneficially  owned in any of the Oppenheimer funds overseen by the Trustees.  All of the Trustees are also trustees or  directors  of the  following  publicly  offered  Oppenheimer  funds
(referred to as "Board I Funds"):

Oppenheimer California Municipal Fund   Oppenheimer International Growth Fund

                    -----------------------------------------------------------------
========================================

Oppenheimer Capital Appreciation Fund   Oppenheimer  International  Small Company
                                        Fund

========================================

Oppenheimer Capital Preservation Fund   Oppenheimer Money Market Fund, Inc.
Oppenheimer Developing Markets Fund     Oppenheimer Multiple Strategies Fund
Oppenheimer Discovery Fund              Oppenheimer Multi-Sector Income Trust
Oppenheimer Emerging Growth Fund        Oppenheimer Multi-State Municipal Trust
Oppenheimer Emerging Technologies Fund  Oppenheimer Municipal Bond Fund
Oppenheimer Enterprise Fund             Oppenheimer New York Municipal Fund
Oppenheimer Europe Fund                 Oppenheimer Series Fund, Inc.
Oppenheimer Global Fund                 Oppenheimer Trinity Core Fund
Oppenheimer Global Growth & Income Fund Oppenheimer Trinity Large Cap Growth Fund
Oppenheimer  Gold  &  Special  Minerals
Fund                                    Oppenheimer Trinity Value Fund
Oppenheimer Growth Fund                 Oppenheimer U.S. Government Trust

      In addition to being a trustee or director of the Board I Funds, Mr.
Galli is also a director or trustee of 10 other portfolios in the
OppenheimerFunds complex. Present or former officers, directors, trustees and employees (and their immediate family members) of the Fund, the Manager and its affiliates, and retirement plans established by them for their employees are permitted to purchase Class A shares of the Fund and the other
Oppenheimer funds at net asset value without sales charge.  The sales charges on Class A shares is waived for that group because of the economies of sales efforts realized by the Distributor.

      Messrs. Murphy, Masterson, Molleur, Vottiero, Wixted, Zack and
Fielding, and Mses. Bechtolt, Feld and Ives respectively hold the same offices with one or more of the other Board I Funds as with the Fund.  As of
____________, 2003, the Trustees and officers of the Fund, as a group, owned of record or beneficially less than 1% of each class of shares of the Fund.
The foregoing statement does not reflect ownership of shares of the Fund held of record by an employee benefit plan for employees of the Manager, other than the shares beneficially owned under the plan by the officers of the Fund listed above. In addition, each Independent Trustee, and his or her family members, do not own securities of either the Manager or Distributor of the
Board I Funds or any person directly or indirectly controlling, controlled by or under common control with the Manager or Distributor.

|X|   Affiliated Transactions and Material Business Relationships. Mr.
Reynolds has reported he has a controlling interest in The Directorship
Group, Inc. ("The Directorship Search Group"), a director recruiting firm that provided consulting services to Massachusetts Mutual Life Insurance
Company (which controls the Manager) for fees aggregating $247,500 from
January 1, 2001 through December 31, 2002. Mr. Reynolds estimates that The
Directorship Search Group will not provide consulting services to
Massachusetts Mutual Life Insurance Company during the calendar year 2003.

      The Independent Trustees have unanimously (except for Mr. Reynolds, who abstained) determined that the consulting arrangements between The
Directorship Search Group and Massachusetts Mutual Life Insurance Company
were not material business or professional relationships that would compromise Mr. Reynolds' status as an Independent Trustee. Nonetheless, to assure certainty as to determinations of the Board and the Independent
Trustees as to matters upon which the Investment Company Act or the rules thereunder require approval by a majority of Independent Trustees, Mr.
Reynolds will not be counted for purposes of determining whether a quorum of
Independent Trustees was present or whether a majority of Independent
Trustees approved the matter.

      The address of each Trustee in the chart below is 6803 S. Tucson Way,
Centennial, CO 80112-3924. Each Trustee serves for an indefinite term, until his or her resignation, retirement, death or removal.

-----------------------------------------------------------------------------------

                               Independent Trustees

-----------------------------------------------------------------------------------
-----------------------------------------------------------------------------------

Name,              Principal Occupation(s) During Past 5    Dollar     Aggregate
                                                                       Dollar
                                                                       Range Of
                                                                       Shares
                                                                       Beneficially
                                                                       Owned in
                   Years;                                   Range of   Any of the
Position(s) Held   Other Trusteeships/Directorships Held    Shares     Oppenheimer
with Fund,         by Trustee;                              BeneficiallFunds
Length of Service, Number of Portfolios in Fund Complex     Owned in   Overseen
Age                Currently Overseen by Trustee            the Fund   by Trustee

-----------------------------------------------------------------------------------
-----------------------------------------------------------------------------------

                                                              As of December 31,
                                                                     2002

-----------------------------------------------------------------------------------
-----------------------------------------------------------------------------------

Clayton K.         Of Counsel (since 1993), Hogan &         $0         $50,001-$100,000
Yeutter, Chairman  Hartson (a law firm). Other
of the Board of    directorships: Weyerhaeuser Corp.
Trustees since     (since 1999) and Danielson Holding
2003;              Corp. (since 2002); formerly a director
Trustee since 1993 of Caterpillar, Inc. (1993-December
Age: 72            2002). Oversees 29 portfolios in the
                   OppenheimerFunds complex.

-----------------------------------------------------------------------------------
-----------------------------------------------------------------------------------

Robert G. Galli,   A trustee or director of other           Over       Over
Trustee since 1993 Oppenheimer funds. Formerly Trustee      $100,000   $100,000
Age: 70            (May 2000-2002) of Research Foundation
                   of AIMR (investment research,
                   non-profit) and Vice Chairman (October
                   1995-December 1997) of the Manager.
                   Oversees 39 portfolios in the
                   OppenheimerFunds complex.

-----------------------------------------------------------------------------------
-----------------------------------------------------------------------------------

Phillip A.         A director (since 1991) of the           Over       Over
Griffiths,         Institute for Advanced Study,            $100,000   $100,000
Trustee, since     Princeton, N.J., a director (since
1999               2001) of GSI Lumonics, a trustee (since
Age: 64            1983) of Woodward Academy, a Senior
                   Advisor (since 2001) of The Andrew W.
                   Mellon Foundation. A member of: the
                   National Academy of Sciences (since
                   1979), American Academy of Arts and
                   Sciences (since 1995), American
                   Philosophical Society (since 1996) and
                   Council on Foreign Relations (since
                   2002). Formerly a director of Bankers
                   Trust New York Corporation (1994-1999).
                   Oversees 29 portfolios in the
                   OppenheimerFunds complex.

-----------------------------------------------------------------------------------
-----------------------------------------------------------------------------------

Joel W. Motley,    Director (since 2002) Columbia Equity    None1      None1
Trustee since 2002 Financial Corp. (privately-held
Age: 51            financial adviser); Managing Director
                   (since 2002) Carmona Motley, Inc.
                   (privately-held financial adviser);
                   Formerly he held the following
                   positions: Managing Director (January
                   1998-December 2001), Carmona Motley
                   Hoffman Inc. (privately-held financial
                   adviser); Managing Director (January
                   1992-December 1997), Carmona Motley &
                   Co. (privately-held financial adviser).
                   Oversees 29 portfolios in the
                   OppenheimerFunds complex.

-----------------------------------------------------------------------------------
-----------------------------------------------------------------------------------

Kenneth A.         A director of Dominion Resources, Inc.   $0         Over
Randall, Trustee   (electric utility holding company) and              $100,000
since 1993         Prime Retail, Inc. (real estate
Age: 76            investment trust); formerly a director
                   of Dominion Energy, Inc. (electric
                   power and oil & gas producer),
                   President and Chief Executive Officer
                   of The Conference Board, Inc.
                   (international economic and business
                   research) and a director of Lumbermens
                   Mutual Casualty Company, American
                   Motorists Insurance Company and
                   American Manufacturers Mutual Insurance
                   Company. Oversees 29 portfolios in the
                   OppenheimerFunds complex.

-----------------------------------------------------------------------------------
-----------------------------------------------------------------------------------

Edward V. Regan,   President, Baruch College, CUNY; a       $1-$10,000 $50,001-$100,000
Trustee since 1993 director of RBAsset (real estate
Age: 73            manager); a director of OffitBank;
                   formerly Trustee, Financial Accounting
                   Foundation (FASB and GASB), Senior
                   Fellow of Jerome Levy Economics
                   Institute, Bard College, Chairman of
                   Municipal Assistance Corporation for
                   the City of New York, New York State
                   Comptroller and Trustee of New York
                   State and Local Retirement Fund.
                   Oversees 29 investment companies in the
                   OppenheimerFunds complex.

-----------------------------------------------------------------------------------
-----------------------------------------------------------------------------------

Russell S.         Chairman (since 1993) of The             $0         $10,001-$50,000
Reynolds, Jr.,     Directorship Search Group, Inc.
Trustee since 1993 (corporate governance consulting and
Age: 71            executive recruiting); a life trustee
                   of International House (non-profit
                   educational organization), and a
                   trustee (since 1996) of the Greenwich
                   Historical Society. Oversees 29
                   portfolios in the OppenheimerFunds
                   complex.

-----------------------------------------------------------------------------------
-----------------------------------------------------------------------------------

Donald W. Spiro,   Chairman Emeritus (since January 1991)   $0         Over
Vice Chairman of   of the Manager. Formerly a director                 $100,000
the Board of       (January 1969-August 1999) of the
Trustees,          Manager. Oversees 29 portfolios in the
Trustee since 1993 OppenheimerFunds complex.
Age: 77

-----------------------------------------------------------------------------------

      The address of Mr. Murphy in the chart below is 498 Seventh Avenue, New
York, NY 10018. Mr. Murphy serves for an indefinite term, until his resignation, death or removal.

-------------------------------------------------------------------------------------

                           Interested Trustee and Officer

-------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------

Name,               Principal Occupation(s) During Past 5     Dollar     Aggregate
                                                                         Dollar
                                                                         Range Of
                                                                         Shares
                    Years;                                    Range of   Beneficially
Position(s) Held    Other Trusteeships/Directorships Held by  Shares     Owned in
with Fund,          Trustee;                                  BeneficiallAny of the
Length of Service   Number of Portfolios in Fund Complex      Owned in   Oppenheimer
Age                 Currently Overseen by Trustee             the Fund   Funds

-------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------

                                                                As of December 31,
                                                                       2002

-------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------

John V. Murphy,     Chairman, Chief Executive Officer and     $0            Over
President and       director (since June 2001) and President              $100,000
Trustee,            (since September 2000) of the Manager;
Trustee since 2001  President and a director or trustee of
Age: 54             other Oppenheimer funds; President and a
                    director (since July 2001) of
                    Oppenheimer Acquisition Corp. (the
                    Manager's parent holding company) and of
                    Oppenheimer Partnership Holdings, Inc.
                    (a holding company subsidiary of the
                    Manager); a director (since November
                    2001) of OppenheimerFunds Distributor,
                    Inc. (a subsidiary of the Manager);
                    Chairman and a director (since July
                    2001) of Shareholder Services, Inc. and
                    of Shareholder Financial Services, Inc.
                    (transfer agent subsidiaries of the
                    Manager); President and a director
                    (since July 2001) of OppenheimerFunds
                    Legacy Program (a charitable trust
                    program established by the Manager); a
                    director of the investment advisory
                    subsidiaries of the Manager: OFI
                    Institutional Asset Management, Inc. and
                    Centennial Asset Management Corporation
                    (since November 2001), HarbourView Asset
                    Management Corporation and OFI Private
                    Investments, Inc. (since July 2001);
                    President (since November 1, 2001) and a
                    director (since July 2001) of
                    Oppenheimer Real Asset Management, Inc.;
                    a director (since November 2001) of
                    Trinity Investment Management Corp. and
                    Tremont Advisers, Inc. (investment
                    advisory affiliates of the Manager);
                    Executive Vice President (since February
                    1997) of Massachusetts Mutual Life
                    Insurance Company (the Manager's parent
                    company); a director (since June 1995)
                    of DLB Acquisition Corporation (a
                    holding company that owns the shares of
                    David L. Babson & Company, Inc.);
                    formerly, Chief Operating Officer
                    (September 2000-June 2001) of the
                    Manager; President and trustee (November
                    1999-November 2001) of MML Series
                    Investment Fund and MassMutual
                    Institutional Funds (open-end investment
                    companies); a director (September
                    1999-August 2000) of C.M. Life Insurance
                    Company; President, Chief Executive
                    Officer and director (September
                    1999-August 2000) of MML Bay State Life
                    Insurance Company; a director (June
                    1989-June 1998) of Emerald Isle Bancorp
                    and Hibernia Savings Bank (a
                    wholly-owned subsidiary of Emerald Isle
                    Bancorp). Oversees 75 portfolios in the
                    OppenheimerFunds complex.

-------------------------------------------------------------------------------------

      The address of the Officers in the chart below is as follows: for
Messrs. Fielding, Molleur and Zack and Ms. Feld, 498 Seventh Avenue, New
York, NY 10018, for Messrs. Masterson, Vottiero and Wixted and Mses. Bechtolt
and Ives, 6803 S. Tucson Way, Centennial, CO 80112-3924. Each Officer serves for an annual term or until his or her earlier resignation, death or removal.

-------------------------------------------------------------------------------------

                                Officers of the Fund

-------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------

Name,                   Principal Occupation(s) During Past 5 Years
Position(s) Held with
Fund, Length of
Service,
Age

-------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------

Ronald H. Fielding,     Senior Vice  President  (since January 1996) of the Manager;
Vice President and      Chairman of the  Rochester  Division  of the Manager  (since
Portfolio Manager       January   1996);   an  officer  of  9   portfolios   in  the
since 2002              OppenheimerFunds complex.
Age: 54

-------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------

Brian W. Wixted,        Senior Vice  President and  Treasurer  (since March 1999) of
Treasurer since 1999    the Manager;  Treasurer  (since  March 1999) of  HarbourView
Age: 43                 Asset Management  Corporation,  Shareholder Services,  Inc.,
                        Oppenheimer Real Asset Management  Corporation,  Shareholder
                        Financial Services,  Inc., Oppenheimer Partnership Holdings,
                        Inc.,  OFI Private  Investments,  Inc.  (since  March 2000),
                        OppenheimerFunds  International  Ltd.  and  OppenheimerFunds
                        plc   (since   May   2000)  and  OFI   Institutional   Asset
                        Management,   Inc.  (since  November  2000)  (offshore  fund
                        management  subsidiaries  of  the  Manager);  Treasurer  and
                        Chief  Financial  Officer  (since  May 2000) of  Oppenheimer
                        Trust Company (a trust  company  subsidiary of the Manager);
                        Assistant   Treasurer  (since  March  1999)  of  Oppenheimer
                        Acquisition  Corp.  and   OppenheimerFunds   Legacy  Program
                        (since April 2000);  formerly  Principal and Chief Operating
                        Officer    (March    1995-March    1999),    Bankers   Trust
                        Company-Mutual  Fund  Services  Division.  An  officer of 91 portfolios in the OppenheimerFunds complex.

-------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------

Connie Bechtolt,        Assistant Vice President of the Manager  (since September
Assistant Treasurer     1998); formerly Manager/Fund Accounting (September
since 2002              1994-September 1998) of the Manager. An officer of 91
Age: 40                 portfolios in the OppenheimerFunds complex.

-------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------

Philip Vottiero,        Vice  President/Fund  Accounting of the Manager (since March
Assistant Treasurer     2002); formerly Vice  President/Corporate  Accounting of the
since 2002              Manager (July  1999-March  2002) prior to which he was Chief
Age: 40                 Financial  Officer at Sovlink  Corporation  (April 1996-June
                        1999).  An officer of 91 portfolios in the  OppenheimerFunds complex.

-------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------

Robert G. Zack,         Senior Vice President  (since May 1985) and General  Counsel
Secretary since 2001    (since February 2002) of the Manager;  General Counsel and a
Age: 55                 director   (since   November   2001)   of   OppenheimerFunds
                        Distributor,   Inc.;   Senior  Vice  President  and  General
                        Counsel  (since   November   2001)  of   HarbourView   Asset
                        Management  Corporation;   Vice  President  and  a  director
                        (since November 2000) of Oppenheimer  Partnership  Holdings,
                        Inc.; Senior Vice President,  General Counsel and a director
                        (since  November  2001)  of  Shareholder   Services,   Inc.,
                        Shareholder   Financial   Services,    Inc.,   OFI   Private
                        Investments,   Inc.,   Oppenheimer  Trust  Company  and  OFI
                        Institutional   Asset  Management,   Inc.;  General  Counsel
                        (since  November  2001)  of  Centennial   Asset   Management
                        Corporation;   a   director   (since   November   2001)   of
                        Oppenheimer   Real   Asset   Management,   Inc.;   Assistant
                        Secretary   and  a  director   (since   November   2001)  of
                        OppenheimerFunds  International  Ltd.; Vice President (since
                        November   2001)   of   OppenheimerFunds   Legacy   Program;
                        Secretary  (since November 2001) of Oppenheimer  Acquisition
                        Corp.;    formerly   Acting   General   Counsel    (November
                        2001-February  2002)  and  Associate  General  Counsel  (May
                        1981-October  2001) of the Manager;  Assistant  Secretary of
                        Shareholder   Services,   Inc.  (May  1985-November   2001),
                        Shareholder     Financial    Services,     Inc.    (November
                        1989-November  2001);  OppenheimerFunds  International  Ltd.
                        and  OppenheimerFunds  plc (October  1997-November 2001). An
                        officer of 91 portfolios in the OppenheimerFunds complex.

-------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------

Katherine P. Feld,      Vice  President and Senior  Counsel (since July 1999) of the
Assistant Secretary     Manager;    Vice    President    (since    June   1990)   of
since 2001              OppenheimerFunds    Distributor,    Inc.;   Director,   Vice
Age: 45                 President  and  Assistant  Secretary  (since  June  1999) of
                        Centennial  Asset  Management  Corporation;  Vice  President
                        (since 1997) of  Oppenheimer  Real Asset  Management,  Inc.;
                        formerly  Vice  President  and  Associate   Counsel  of  the
                        Manager (June  1990-July  1999). An officer of 91 portfolios in the OppenheimerFunds complex.

-------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------

Kathleen T. Ives,       Vice  President and Assistant  Counsel  (since June 1998) of
Assistant Secretary     the    Manager;    Vice    President    (since    1999)   of
since 2001              OppenheimerFunds  Distributor,   Inc.;  Vice  President  and
Age: 37                 Assistant  Secretary  (since 1999) of Shareholder  Services,
                        Inc.;   Assistant   Secretary   (since   December  2001)  of
                        OppenheimerFunds  Legacy Program and  Shareholder  Financial
                        Services,   Inc.;  formerly  Assistant  Vice  President  and
                        Assistant  Counsel of the Manager (August  1997-June  1998);
                        Assistant Counsel of the Manager (August  1994-August 1997).
                        An officer of 91 portfolios in the OppenheimerFunds complex.

-------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------

---------------------- Vice      President     and
                       Assistant  Cou
                       Manager  (sincnsel  of  the
                       formerly,(3seae July 1998);
---------------------- with   Davis, nes)associateh
Philip T. Masterson,   Stubbs     LLP  Graham,   &
---------------------- 1997-June          (January
Assistant Secretary    officer  of  91998).     An
since 2002             in   the   Opp1  portfolios
Age: 39                complex.      enheimerFunds

-------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------

Denis R. Molleur,       Vice  President  and Senior  Counsel of the  Manager  (since
Assistant Secretary     July 1999);  formerly a Vice President and Associate Counsel
since 2001              of the Manager (September  1995-July 1999). An officer of 82
Age: 45                 portfolios in the OppenheimerFunds complex.

-------------------------------------------------------------------------------------

      |X|                 Remuneration of Trustees. The officers of the Fund
and one of the Trustees of the Fund (Mr. Murphy) who are affiliated with the
Manager receive no salary or fee from the Fund. The remaining Trustees of the
Fund received the compensation shown below from the Fund with respect to the
Fund's fiscal year ended July 31, 2003.  The compensation from all 31 of the
Board I Funds (including the Fund) represents compensation received for serving as a director or trustee and member of a committee (if applicable) of the boards of those funds during the calendar year 2002.

------------------------------------------------------------------------------------

Trustee Name and Other    Aggregate      Retirement     Estimated        Total
                                                                      Compensation
                                                                        From All
                                                                      Oppenheimer
                                                          Annual       Funds For
                                          Benefits      Retirement       Which
                                         Accrued as    Benefits to     Individual
Fund Position(s)         Compensation   Part of Fund   be Paid Upon    Serves As
(as applicable)           From Fund1     Expenses2     Retirement3   Trustee/Director

------------------------------------------------------------------------------------
------------------------------------------------------------------------------------

Clayton K. Yeutter           $ 4             $0          $36,372        $71,792
Chairman of the Board

------------------------------------------------------------------------------------
------------------------------------------------------------------------------------

Robert G. Galli               $              $0          $55,6785      $198,3866
Regulatory & Oversight
Committee Chairman

------------------------------------------------------------------------------------
------------------------------------------------------------------------------------

Phillip Griffiths
Regulatory & Oversight
Committee Member and         $ 7             $0          $10,256        $60,861
Governance Committee
Member

------------------------------------------------------------------------------------
------------------------------------------------------------------------------------

Joel W. Motley
Governance Committee
Acting Chairman and          $ 8             $0             $0          $14,453
Regulatory & Oversight
Committee Member

------------------------------------------------------------------------------------
------------------------------------------------------------------------------------

Kenneth A. Randall            $              $0          $74,471        $97,012
Audit Committee Member
and Governance
Committee Member

------------------------------------------------------------------------------------
------------------------------------------------------------------------------------

Edward V. Regan               $              $0          $46,313        $95,960
Audit Committee
Chairman and Proxy
Committee Chairman

------------------------------------------------------------------------------------
------------------------------------------------------------------------------------

Russell S. Reynolds,          $              $0          $48,991        $71,792
Jr.
Proxy Committee Member
and Audit Committee
Member

------------------------------------------------------------------------------------
------------------------------------------------------------------------------------

Donald Spiro                  $              $0          $9,3969        $64,080

------------------------------------------------------------------------------------

* Messrs.  Leon Levy and Benjamin Lipstein and Ms. Elizabeth  Moynihan retired as Trustees from the Board I Funds effective  January 1, 2003,  March 31, 2003 and July 31,  2003,  respectively.  For the calendar  year ended  December 31,
2002,  Messrs.  Levy and Lipstein and Ms. Moynihan received total compensation from all of the Board I Funds for which they  served as  Trustee of  $173,700,
$150,152 and  $105,760,  respectively.  For the fiscal year ended  __________,
Messrs.  Levy and Lipstein and Ms. Moynihan  received  aggregate  compensation from the Fund of  $______,  $______  and  $_______,  respectively.  Upon their retirement,  Messrs.  Levy and Lipstein  and Ms.  Moynihan (in the case of Mr.
Levy,  his  beneficiary)  started  receiving  retirement  plan  benefits on an annual  basis paid by the Board I Funds as described  below under  "Retirement
Plan for Trustees," of $80,995, $88,869 and $_______, respectively.
1.    Aggregate   Compensation   From   Fund   includes   fees  and   deferred
   compensation, if any, for a Trustee.
2.    No  retirement  benefits were accrued by the Fund during its fiscal year ended  ______,  2003 due to a  reallocation  of  retirement  plan  benefits previously accrued for a deceased Trustee.
3.    Estimated  Annual  Retirement  Benefits  to be Paid Upon  Retirement  is
   based on a straight life payment plan election with the  assumption  that a
   Trustee  will  retire  at the age of 75 and is  eligible  (after 7 years of service)  to receive  retirement  plan  benefits as  described  below under
   "Retirement Plan for Trustees."
4.    Includes  $___ deferred by Mr.  Yeutter under the Deferred  Compensation
   Plan described below.
5.    Includes  $24,989  estimated  to be paid to Mr.  Galli for  serving as a trustee  or  director  of 10 other  Oppenheimer  funds that are not Board I
   Funds.
6.    Includes  $92,626  paid to Mr.  Galli for serving as trustee or director of 10 other Oppenheimer funds that are not Board I Funds.
7.    Includes $___ deferred by Mr. Griffiths under the Deferred  Compensation
   Plan described below.
8.    Includes  $____  deferred by Mr. Motley under the Deferred  Compensation
   Plan described below.
9.    The amount for Mr. Spiro is based on the assumption  that he will retire at age 82 when he becomes  eligible  to receive  retirement  plan  benefits
   (after 7 years of service).

|X|   Retirement Plan for Trustees. The Fund has adopted a retirement plan that provides for payments to retired Independent Trustees. Payments are up to 80% of the average compensation paid during a Trustee's five years of service in which the highest compensation was received. A Trustee must serve as trustee for any of the Board I Funds for at least seven years in order to be eligible for retirement plan benefits and must serve for at least 15 years to be eligible for the maximum benefit. Each Trustee's retirement benefits will depend on the amount of the Trustee's future compensation and length of service. Therefore the amount of those benefits cannot be determined at this time, nor can we estimate the number of years of credited service that will be used to determine those benefits.

|X|   Deferred Compensation Plan for Trustees. The Board of Trustees has
adopted a Deferred Compensation Plan for disinterested trustees that enables them to elect to defer receipt of all or a portion of the annual fees they are entitled to receive from the Fund. Under the plan, the compensation deferred by a Trustee is periodically adjusted as though an equivalent amount had been invested in shares of one or more Oppenheimer funds selected by the
Trustee. The amount paid to the Trustee under the plan is determined based upon the performance of the selected funds.

      Deferral of Trustees' fees under the plan will not materially affect the Fund's assets, liabilities or net income per share. The plan will not obligate the Fund to retain the services of any Trustee or to pay any particular level of compensation to any Trustee. Pursuant to an Order issued by the Securities and Exchange Commission, the Fund may invest in the funds selected by the Trustee under the plan without shareholder approval for the limited purpose of determining the value of the Trustee's deferred fee account.

      |X|  Major Shareholders.  As of ____________, 2003, the only persons who owned of record or who were known by the Fund to own beneficially 5% or more of the Fund's outstanding Class A, Class B, Class C shares were:

      Smith Barney House Acct 00109801250, Attn: Cindy Tempesta, 7th Fl, 333
West 34th Street, New York, NY  10001-2483, which owned 1,144,103.95 Class A shares (5.21% of the Class A shares then outstanding).

      MLPF & S for the sole benefit of its customers, Attn:  Fund
Admn/#97CM4, 4800 Deer Lake Dr. E., FL 3, Jacksonville, FL  32246-6484, which owned 1,249,402.75 Class B shares (10.66% of the Class B shares then outstanding).

      Smith Barney House Acct 00109801250, Attn: Cindy Tempesta, 7th Fl, 333
West 34th Street, New York, NY  10001-2483, which owned 915,306.79 Class B shares (7.81% of the Class B shares then outstanding).

      MLPF & S for the sole benefit of its customers, Attn:  Fund
Admn/#97HF7, 4800 Deer Lake Dr. E., FL 3, Jacksonville, FL  32246-6484, which owned 956,349.07 Class C shares (13.35% of the Class C shares then outstanding).

      Smith Barney House Acct 00109801250, Attn: Cindy Tempesta, 7th Fl, 333
West 34th Street, New York, NY  10001-2483, which owned 574,463.69 Class C shares (8.02% of the Class B shares then outstanding).

The Manager.  The Manager is wholly-owned by Oppenheimer Acquisition Corp., a holding company controlled by Massachusetts Mutual Life Insurance Company.

      |X| Code of Ethics.  The Fund, the Manager and the Distributor have a
Code of Ethics. It is designed to detect and prevent improper personal trading by certain employees, including portfolio managers, that would compete with or take advantage of the Fund's portfolio transactions.  Covered persons include persons with knowledge of the investments and investment intentions of the Fund and other funds advised by the Manager.  The Code of
Ethics does permit personnel subject to the Code to invest in securities, including securities that may be purchased or held by the Fund, subject to a number of restrictions and controls.  Compliance with the Code of Ethics is carefully monitored and enforced by the Manager.

      The Code of Ethics is an exhibit to the Fund's registration statement filed with the Securities and Exchange Commission and can be reviewed and copied at the SEC's Public Reference Room in Washington, D.C.  You can obtain information about the hours of operation of the Public Reference Room by calling the SEC at 1.202.942.8090.  The Code of Ethics can also be viewed as part of the Fund's registration statement on the SEC's EDGAR database at the
SEC's Internet website at www.sec.gov.  Copies may be obtained after paying a
                          -----------
duplicating fee, by electronic request at the following E-mail address:
publicinfo@sec.gov, or by writing to the SEC's Public Reference Section,
------------------
Washington, D.C. 20549-0102.

      |X| Portfolio Proxy Voting.  The Fund has adopted Portfolio Proxy
Voting Policies and Procedures under which the Fund votes proxies relating to securities ("portfolio proxies") held by the Fund.  The Fund's primary consideration in voting portfolio proxies is the financial interests of the
Fund and its shareholders. The Fund has retained an unaffiliated third-party as its agent to vote portfolio proxies in accordance with the Fund's
Portfolio Proxy Voting Guidelines and to maintain records of such portfolio proxy voting.  The Proxy Voting Guidelines include provisions to address conflicts of interest that may arise between the Fund and OFI where an OFI directly-controlled affiliated manages or administers the assets of a pension plan of the company soliciting the proxy. The Fund's Portfolio Proxy Voting
Guidelines on routine and non-routine proxy proposals are summarized below.

o     The Fund votes with the recommendation of the issuer's management on routine matters, including election of directors nominated by management and ratification of auditors, unless circumstances indicate otherwise.
o     In general, the Fund opposes anti-takeover proposals and supports elimination of anti-takeover proposals, absent unusual
         circumstances.
o     The Fund supports shareholder proposals to reduce a super-majority vote requirement, and opposes management proposals to add a
         super-majority vote requirement.
o     The Fund opposes proposals to classify the board of directors.
o     The Fund support proposals to eliminate cumulative voting.
o     The Fund opposes re-pricing of stock options.
o     The Fund generally considers executive compensation questions such as stock option plans and bonus plans to be ordinary business activity.  The Fund analyzes stock option plans, paying particular attention to their dilutive effect. While the Fund generally supports management proposals, the Fund opposes plans it considers to be excessive.

         The Fund will be required to file new Form N-PX, with its complete proxy voting record for the 12 months ended June 30th, no later than August
31st of each year.  The first such filing is due no later than August 31,
2004, for the twelve months ended June 30, 2004.   Once filed, the Fund's
Form N-PX filing will be available (i) without charge, upon request, by
calling the Fund toll-free at  1.800.225.5677  and   (ii) on the SEC's
website at www.sec.gov
           -----------

      |X| The Investment Advisory Agreement.  The Manager provides investment advisory and management services to the Fund under an investment advisory agreement between the Manager and the Fund.  The Manager selects securities for the Fund's portfolio and handles its day-to day business.

      The portfolio managers of the Fund are employed by the Manager and are the persons who are responsible for the day-to-day management of the Fund's investment portfolio.  Other members of the Manager's Fixed-Income Portfolio
Team provide the portfolio manager with research and counsel in managing the
Fund's investments.

      The investment advisory agreement requires the Manager, at its expense, to provide the Fund with adequate office space, facilities and equipment.  It also requires the Manager to provide and supervise the activities of all administrative and clerical personnel required to provide effective corporate administration for the Fund.  Those responsibilities include the compilation and maintenance of records with respect to the Fund's operations, the preparation and filing of specified reports, and the composition of proxy materials and registration statements for continuous public sale of shares of the Fund.

      The Fund pays expenses not expressly assumed by the Manager under the advisory agreement.  The advisory agreement lists examples of expenses paid by the Fund.  The major categories relate to interest, taxes, fees to disinterested Trustees, legal and audit expenses, custodian and transfer agent expenses, share issuance costs, certain printing and registration costs, brokerage commissions, and non-recurring expenses, including litigation cost.  The management fees paid by the Fund to the Manager are calculated at the rates described in the Prospectus, which are applied to the assets of the Fund as a whole.  The fees are allocated to each class of shares based upon the relative proportion of the Fund's net assets represented by that class.  The management fees paid by the Fund to the
Manager during its last three (3) fiscal years are listed below.

---------------------------------------------------------------------------------

        Fiscal Year               Management Fee        Management Fee Paid to
        Ended 7/31          (Without Voluntary Waiver)  OppenheimerFunds, Inc.
                                                            (after waiver)

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

           2001                      $346,873                  $315,077

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

           2002                      $731,104                  $695,461

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

           2003                     $2,636,346                    N/A

---------------------------------------------------------------------------------

      The investment advisory agreement states that in the absence of willful misfeasance, bad faith, gross negligence in the performance of its duties, or reckless disregard for its obligations and duties under the investment advisory agreement, the Manager is not liable for any loss sustained by reason of any investment of the Fund assets made with due care and in good faith.  The agreement permits the Manager to act as investment adviser for any other person, firm or corporation.  The Manager can use the name
"Oppenheimer" in connection with other investment companies for which it or an affiliate is the investment adviser or general distributor.  If the
Manager shall no longer act as investment adviser to the Fund, the Manager can withdraw its permission to the Fund to use the name "Oppenheimer" as part of its name.

         |X|      Annual Approval of Investment Advisory Agreement. Each
year, the Board of Trustees including a majority of the Independent Trustees is required to approve the renewal of the investment advisory agreement. The
Investment Company Act requires that the Board request and evaluate and the
Manager provide such information as may be reasonably necessary to evaluate the terms of the investment advisory agreement.  The Board employs an independent consultant to prepare a report that provides such information as the Board requests for this purpose.

      The Board also receives information about the 12b-1 distribution fees the Fund pays.  These distribution fees are reviewed and approved at a different time of the year.

      The Board reviewed the foregoing information in arriving at its decision to renew the investment advisory agreement.  Among other factors, the Board considered:
o     The nature, cost, and quality of the services provided to the Fund and its shareholders;
o     The profitability of the Fund to the Manager;
o     The investment performance of the Fund in comparison to regular market indices
o     Economies of scale that may be available to the Fund from the Manager;
o     Fees paid by other mutual funds for similar services;
o     The value and quality of any other benefits or services received by the
         Fund from its relationship with the Manager, and
o     The direct and indirect benefits the Manager received from its relationship with the Fund.  These included services provided by the
         Distributor and the Transfer Agent, and brokerage and soft dollar arrangements permissible under Section 28(e) of the Securities
         Exchange Act.

      The Board considered that the Manager must be able to pay and retain high quality personnel at competitive rates to provide services to the Fund.
The Board also considered that maintaining the financial viability of the
Manager is important so that the Manager will be able to continue to provide quality services to the Fund and its shareholders in adverse times.  The
Board also considered the investment performance of other mutual funds advised by the Manager. The Board is aware that there are alternatives to the use of the Manager.

      These matters were also considered by the Independent Trustees meeting separately from the full Board with experienced Counsel to the Fund who assisted the Board in its deliberations.  The Fund's Counsel is independent of the Manager within the meaning and intent of the SEC Rules regarding the independence of counsel.

      After careful deliberation, the Board of concluded that it was in the best interest of shareholders to continue the investment advisory agreement for another year. In arriving at a decision, the Board did not single out any one factor or group of factors as being more important than other factors, but considered all factors together.  The Board judged the terms and conditions of the investment advisory agreement, including the investment advisory fee, in light of all of the surrounding circumstances.

Brokerage Policies of the Fund

Brokerage Provisions of the Investment Advisory Agreement.  One of the duties of the Manager under the investment advisory agreement is to buy and sell portfolio securities for the Fund.  The investment advisory agreement allows the Manager to use broker-dealers to effect the Fund's portfolio transactions. Under the agreement, the Manager may employ those broker-dealers (including "affiliated" brokers, as that term is defined in the Investment Company Act) that, in the Manager's best judgment based on all relevant factors, will implement the Fund's policy to obtain, at reasonable expense, the "best execution" of portfolio transactions.  "Best execution"
refers to prompt and reliable execution at the most favorable price obtainable.  The Manager need not seek competitive commission bidding.
However, the Manager is expected to minimize the commissions paid to the extent consistent with the interest and policies of the Fund as established by its Board of Trustees.

      Under the investment advisory agreement, the Manager may select brokers that provide brokerage and/or research services for the Fund and/or the other accounts over which the Manager or its affiliates have investment discretion.  The commissions paid to such brokers may be higher than another qualified broker would charge, if the Manager makes a good faith determination that the commission is fair and reasonable in relation to the services provided.  Subject to those other considerations, as a factor in selecting brokers for the Fund's portfolio transactions, the Manager may also consider sales of shares of the Fund and other investment companies managed by the Manager or its affiliates.

Brokerage Practices Followed by the Manager.  The Manager allocates brokerage for the Fund subject to the provisions of the investment advisory agreement and the procedures and rules described above.  Generally the Manager's portfolio traders allocate brokerage upon recommendations from the Manager's portfolio managers.  In certain instances, portfolio managers may directly place trades and allocate brokerage. In either case, the Manager's executive officers supervise the allocation of brokerage.

      Most securities purchases made by the Fund are in principal transactions at net prices. The Fund usually deals directly with the selling or purchasing principal or market maker without incurring charges for the services of a broker on its behalf unless the Manager determines that a better price or execution may be obtained by using the services of a broker.
Therefore, the Fund does not incur substantial brokerage costs.  Portfolio securities purchased from underwriters include a concession paid by the issuer to the underwriter in the price of the security.  Portfolio securities purchased from dealers include a spread between the bid and asked price.

      The Fund seeks to obtain prompt execution of orders at the most favorable net prices.  In an option transaction, the Fund ordinarily uses the same broker for the purchase or sale of the option and any transaction in the investment to which the option relates.  Other funds advised by the Manager have investment objectives and policies similar to those of the Fund.  Those other funds may purchase or sell the same securities as the Fund at the same time as the Fund, which could affect the supply and price of the securities.
When possible, the Manager tries to combine concurrent orders to purchase or sell the same security by more than one of the accounts managed by the
Manager or its affiliates.  The transactions under those combined orders are averaged as to price and allocated in accordance with the purchase or sale orders actually placed for each account.

      The investment advisory agreement permits the Manager to allocate brokerage for research services.  The research services provided by a particular broker may be useful only to one or more of the advisory accounts of the Manager and its affiliates.  Investment research received by the
Manager for the commissions paid by those other accounts may be useful both to the Fund and one or more of the Manager's other accounts.  Investment research services may be supplied to the Manager by a third party at the instance of a broker through which trades are placed.  Investment research services include information and analyses on particular companies and industries as well as market or economic trends and portfolio strategy, market quotations for portfolio evaluations, information systems, computer hardware and similar products and services.  If a research service also assists the Manager in a non-research capacity (such as bookkeeping or other administrative functions), then only the percentage or component that provides assistance to the Manager in the investment decision-making process may be paid in commission dollars.

      The Board of Trustees permits the Manager to use commission on fixed-price offerings to obtain research, in the same manner as is permitted for agency transactions.  The Board also permits the Manager to use stated
commissions on secondary fixed-income agency trades to obtain research if the broker represents to the Manager that: (i) the trade is not from or for the broker's own inventory, (ii) the trade was executed by the broker on an agency basis at the stated commission, and (iii) the trade is not a riskless principal transaction.

      The research services provided by brokers broaden the scope and supplement the research activities of the Manager.  That research provides additional views and comparisons for consideration and helps the Manager to obtain market information for the valuation of securities that are either held in the Fund's portfolio or are being considered for purchase.  The
Manager provides information to the Board of the Fund about the commissions paid to brokers furnishing research services, together with the Manager's representation that the amount of such commissions was reasonably related to the value or benefit of such services.

Distribution and Service Plans

The Distributor.  Under its General Distributor's Agreement with the Fund, the Distributor, whose primary address is P.O. Box 5270, Denver, CO, 80217, acts as the Fund's principal underwriter in the continuous public offering of the different classes of shares of the Fund. The Distributor bears the expenses normally attributable to sales, including advertising and the cost of printing and mailing prospectuses other than those furnished to existing shareholders.  The Distributor is not obligated to sell a specific number of shares.  Expenses normally attributable to sales are borne by the
Distributor.

      The sales charges and concessions paid to, or retained by, the
Distributor from the sale of shares during the Fund's three most recent fiscal years, and the contingent deferred sales charges retained by the
Distributor on the redemption of shares for the three most recent fiscal years are shown in the tables below:

 ------------------------------------------------------------------------------

          Aggregate     Class A                     Concessions  Concessions
 Fiscal   Front-End     Front-End    Concessions    on Class B   on Class C
 Year     Sales         Sales        on Class A     Shares       Shares
 Ended    Charges on    Charges      Shares         Advanced by  Advanced by
 7/31:    Class A       Retained by  Advanced by    Distributor1 Distributor1
          Shares        Distributor* Distributor1

 ------------------------------------------------------------------------------
 ------------------------------------------------------------------------------

   2001     $ 94,024      $ 14,882      $ 4,859      $ 162,678      $ 6,386

 ------------------------------------------------------------------------------
 ------------------------------------------------------------------------------

   2002      $3,125,254   $549,480      $384,406     $2,670,524    $375,166

 ------------------------------------------------------------------------------
 ------------------------------------------------------------------------------

   2003      $4,232,170   $742,361      $322,613     $4,840,008    $782,185

 ------------------------------------------------------------------------------

1.    The  Distributor  advances  concession  payments  to dealers for certain sales of Class A shares  and for sales of Class B and  Class C shares  from its own resources at the time of sale.
*  Includes  amounts  retained by a  broker-dealer  that is an  affiliate or a parent of the Distributor.

 ------------------------------------------------------------------------------

             Class A Contingent   Class B Contingent    Class C Contingent
 Fiscal      Deferred Sales       Deferred Sales        Deferred Sales
 Year  Ended Charges Retained by  Charges Retained by   Charges Retained by
 7/31:       Distributor          Distributor           Distributor

 ------------------------------------------------------------------------------
 ------------------------------------------------------------------------------

    2001            $ 229               $ 59,691                 $ 11

 ------------------------------------------------------------------------------
 ------------------------------------------------------------------------------

    2002           $ 8,338              $ 71,468               $ 5,427

 ------------------------------------------------------------------------------
 ------------------------------------------------------------------------------

    2003           $16,995              $606,720               $109,266

 ------------------------------------------------------------------------------

      For additional information about distribution of the Fund's shares, including fees and expenses, please refer to "Distribution and Service
Plans."

Distribution and Service Plans.  The Fund has adopted a Service Plan for its
Class A shares and Distribution and Service Plans for its Class B and Class C
shares under Rule 12b-1 of the Investment Company Act.  Under those plans, the Fund makes payments to the Distributor in connection with the distribution and/or servicing of the shares of the particular class.  Each plan has been approved by a vote of the Board of Trustees of the Fund, including a majority of the Independent Trustees,2 cast in person at a meeting called for the purpose of voting on that plan.

      Under the plans the Manager and the Distributor may make payments to affiliates and in their sole discretion, from time to time may use their own resources (at no direct cost to the Fund) to make payments to brokers, dealers or other financial institutions for distribution and administrative services they perform.  The Manager may use profits from the advisory fee it receives from the Fund.  The Distributor and the Manager may, in their sole discretion, increase or decrease the amount of payments they make to plan recipients from their own resources.

      Unless a plan is terminated as described below, the plan continues in effect from year to year, but only if the Fund's Board of Trustees and its
Independent Trustees specifically vote annually to approve its continuance.
Approval must be by a vote cast in person at a meeting called for the purpose of voting on continuing the plan.  A plan may be terminated at any time by the vote of a majority of the Independent Trustees or by the vote of the holders of a "majority" (as defined in the Investment Company Act) of the outstanding shares of that class.

      The Board and the Independent Trustees must approve all material amendments to a plan.  An amendment to increase materially the amount of payments to be made under the plan must be approved by shareholders of the class affected by the amendment.  Because Class B shares of the Fund automatically convert into Class A shares 72 months after purchase, the Fund must obtain the approval of both Class A and Class B shareholders for a proposed material amendment to the Class A plan that would materially increase payments under that plan.  That approval must be by a "majority" (as defined in the Investment Company Act) of the shares of each class, voting separately by class.

      While the plans are in effect, the Treasurer of the Fund shall provide separate written reports on the plans to the Fund's Board of Trustees at least quarterly for its review.  The reports shall detail the amount of all payments made under a plan and the purpose for which the payments were made.
Those reports are subject to the review and approval of the Independent
Trustees in the exercise of their fiduciary duty.

      Each plan states that while it is in effect, the selection or replacement and nomination of those Trustees of the Fund who are not
"interested persons" of the Fund is committed to the discretion of the
Independent Trustees.  This provision does not prevent the involvement of others in the selection and nomination process as long as the final decision as to selection or nomination is approved by a majority of the Independent
Trustees.

      Under the plan for a class, no payment will be made to any recipient in any quarter in which the aggregate net asset value of all Fund shares held by the recipient for itself and its customers does not exceed a minimum amount, if any, that may be set from time to time by a majority of the Fund's
Independent Trustees.  Initially, the Board of Trustees has set the fees at the maximum rate allowed under the plans and has set no minimum asset amount needed to qualify for payments.

      |_|  Class A Service Plan Fees.  Under the Class A service plan, the
Distributor currently uses the fees it receives from the Fund to pay brokers, dealers and other financial institutions (they are referred to as
"recipients") for personal services and account maintenance services they provide for their customers who hold Class A shares.  The services include, among others, answering customer inquiries about the Fund, assisting in establishing and maintaining accounts in the Fund, making the Fund's investment plans available and providing other services at the request of the
Fund or the Distributor.  The Distributor makes payments to plan recipients quarterly at an annual rate not to exceed 0.15% of the average annual net assets of Class A shares held in accounts of the service providers or their customers.

      For the fiscal year ended July 31, 2003, payments under the Class A plan totaled $367,261, all of which was paid by the Distributor to recipients.  That included $13,352 paid to an affiliate of the Distributor's parent company.  Any unreimbursed expenses the Distributor incurs with respect to Class A shares for any fiscal year may not be recovered in subsequent years.  The Distributor may not use payments received under the
Class A plan to pay any of its interest expenses, carrying charges, other financial costs, or allocation of overhead.

|_|   Class B and Class C Service and Distribution Plans.

      Under each plan, service fees and distribution fees are computed on the average of the net asset value of shares in the respective class, determined as of the close of each regular business day during the period.  The Class B and Class C plans provide for the Distributor to be compensated at a flat rate, whether the Distributor's distribution expenses are more or less than the amounts paid by the Fund under the plans during that period.  The types of services that recipients provide for the service fee are similar to the services provided under Class A plans, described above.

      The Class B and Class C plans permit the Distributor to retain both the asset-based sales charges and the service fee on shares or to pay recipients the service fee on a quarterly basis, without payment in advance.  However, the Distributor presently intends to pay recipients the service fee on Class
B and Class C shares in advance for the first year the shares are outstanding.  After the first year shares are outstanding, the Distributor makes service fee payments quarterly on those shares.  The advance payment is based on the net asset value of shares sold.  Shares purchased by exchange do not qualify for an advance service fee payment.  If Class B or Class C shares are redeemed during the first year after their purchase, the recipient of the service fees on those shares will be obligated to repay the Distributor a pro rata portion of the advance payment made on those shares.

      The Distributor retains the asset-based sales charge on Class B shares.  The Distributor retains the asset-based sales charge on Class C shares during the first year the shares are outstanding. It pays the asset-based sales charge as an ongoing concession to the dealer on Class C shares outstanding for a year or more. If a dealer has a special agreement with the Distributor, the Distributor will pay the Class B and/or Class C service fees and the asset-based sales charge to the dealer quarterly in lieu of paying the sales concession and service fee in advance at the time of purchase.

      The asset-based sales charge on Class B and Class C shares allows investors to buy shares without a front-end sales charge while allowing the
Distributor to compensate dealers that sell those shares.  The Distributor's actual expenses in selling Class B and Class C shares may be more than the payments it receives from contingent deferred sales charges collected on redeemed shares and from the Fund under the plans.  The Fund pays the asset-based sales charge to the Distributor for its services rendered in distributing Class B and Class C shares.  The payments are made to the
Distributor in recognition that the Distributor:

      |_|         pays sales concessions to authorized brokers and dealers at the time of sale and pays service fees as described in the Prospectus,
      |_|         may finance payment of sales concessions and/or the advance of the service fee payment to recipients under the plans, or may provide such financing from its own resources or from the resources of an affiliate,
      |_|         employs personnel to support distribution of shares,
      |_|         bears the costs of sales literature, advertising and
      prospectuses (other than those furnished to current shareholders) and state "blue sky" registration fees and certain other distribution expenses,
|_|   may not be able to adequately compensate dealers that sell Class B and
      Class C shares without receiving payment under the plans and therefore may not be able to offer such Classes for sale absent the plans,
|_|   receives payments under the plans consistent with the service fees and asset-based sales charges paid by other non-proprietary funds that charge 12b-1 fees,
|_|   may use the payments under the plan to include the Fund in various third-party distribution programs that may increase sales of Fund shares,
|_|   may experience increased difficulty selling the Fund's shares if payments under the plan are discontinued because most competitor funds have plans that pay dealers for rendering distribution services as much or more than the amounts currently being paid by the Fund, and
|_|   may not be able to continue providing, at the same or at a lesser cost, the same quality distribution sales efforts and services, or to obtain such services from brokers and dealers, if the plan payments were to be discontinued.

      When Class B or Class C shares are sold without the designation of a broker-dealer, the Distributor is automatically designated as the broker-dealer of record. In those cases, the Distributor retains the service fee and asset-based sales charge paid on Class B and Class C shares.

      If either the Class B or Class C plan is terminated by the Fund, the
Board of Trustees may allow the Fund to continue payments of the asset-based sales charge to the Distributor for distributing shares before the plan was terminated.

 -------------------------------------------------------------------------------

   Distribution Fees Paid to the Distributor in the Fiscal Year Ended 7/31/03

 -------------------------------------------------------------------------------
 -------------------------------------------------------------------------------

 Class:      Total Payments  Amount          Distributor's      Distributor's
                                             Aggregate          Unreimbursed
                                             Unreimbursed       Expenses as %
                             Retained by     Expenses Under     of Net Assets
             Under Plan      Distributor     Plan               of Class

 -------------------------------------------------------------------------------
 -------------------------------------------------------------------------------

 Class B
 Plan          $1,273,924      $1,191,5301       $7,820,219          4.15%

 -------------------------------------------------------------------------------
 -------------------------------------------------------------------------------

 Class C
 Plan           $767,777        $607,6182        $1,317,558          1.18%

 -------------------------------------------------------------------------------

1.    Includes $761 paid to an affiliate of the Distributor's parent company.
2.    Includes $5,264 paid to an affiliate of the Distributor's parent company.

      All payments under the Class B and Class C plans are subject to the limitations imposed by the Conduct Rules of the National Association of
Securities Dealers, Inc. on payments of asset-based sales charges and service fees to NASD members.

Performance of the Fund

Explanation of Performance Terminology.  The Fund uses a variety of terms to illustrate its performance.  These terms include "standardized yield,"
"tax-equivalent yield," "dividend yield," "average annual total return,"
"cumulative total return," "average annual total return at net asset value"
and "total return at net asset value."  An explanation of how yields and total returns are calculated is set forth below.  The charts below show the
Fund's performance during its most recent fiscal year end.  You can obtain current performance information by calling the Fund's Transfer Agent at
1.800.225.5677 or by visiting the OppenheimerFunds Internet website at
www.oppenheimerfunds.com.

      The Fund's illustrations of its performance data in advertisements must comply with rules of the Securities and Exchange Commission.  Those rules describe the types of performance data that may be used and how it is to be calculated.  In general, any advertisement by the Fund of its performance data must include the average annual total returns for the advertised class of shares of the Fund.  Those returns must be shown for the 1, 5 and 10-year periods (or the life of the class, if less) ending as of the most recently ended calendar quarter prior to the publication of the advertisement (or its submission for publication).  Certain types of yields may also be shown, provided that they are accompanied by standardized average annual total returns.

      Use of standardized performance calculations enables an investor to compare the Fund's performance to the performance of other funds for the same periods.  However, a number of factors should be considered before using the
Fund's performance information as a basis for comparison with other investments:

      |_| Yields and total returns measure the performance of a hypothetical account in the Fund over various periods and do not show the performance of each shareholder's account. Your account's performance will vary from the model performance data if your dividends are received in cash, or you buy or sell shares during the period, or you bought your shares at a different time and price than the shares used in the model.
      |_|  The Fund's performance returns may not reflect the effect of taxes on distributions.
      |_| An investment in the Fund is not insured by the FDIC or any other government agency.
      |_| The principal value of the Fund's shares, and its yields and total returns are not guaranteed and normally will fluctuate on a daily basis.
      |_| When an investor's shares are redeemed, they may be worth more or less than their original cost.
      |_|  Yields and total returns for any given past period represent historical performance information and are not, and should not be considered, a prediction of future yields or returns.

      The performance of each class of shares is shown separately, because the performance of each class of shares will usually be different.  That is because of the different kinds of expenses each class bears.  The yields and total returns of each class of shares of the Fund are affected by market conditions, the quality of the Fund's investments, the maturity of those investments, the types of investments the Fund holds, and its operating expenses that are allocated to the particular class.

      |X|  Yields.  The Fund uses a variety of different yields to illustrate its current returns. Each class of shares calculates its yield separately because of the different expenses that affect each class.

      |_| Standardized Yield.  The "standardized yield" (sometimes referred to just as "yield") is shown for a class of shares for a stated thirty (30)
day period.  It is not based on actual distributions paid by the Fund to shareholders in the thirty (30) day period, but is a hypothetical yield based upon the net investment income from the Fund's portfolio investments for that period.  It may therefore differ from the "dividend yield" for the same class of shares, described below.

      Standardized yield is calculated using the following formula set forth in rules adopted by the Securities and Exchange Commission, designed to assure uniformity in the way that all funds calculate their yields:

STANDARDIZED YIELD = 2 (A - B + 1) - 1
                       -------
                         CD

      The symbols above represent the following factors:
      a =  dividends and interest earned during the thirty (30) day period.
      b =  expenses accrued for the period (net of any expense assumptions).
      c =  the average daily number of shares of that class outstanding during the thirty (30) day period that were entitled to receive dividends.
      d =  the maximum offering price per share of that class on the last day of the period, adjusted for undistributed net investment income.

      The standardized yield for a particular thirty (30) day period may differ from the yield for other periods.  The SEC formula assumes that the standardized yield for a thirty (30) day period occurs at a constant rate for a six (6) month period and is annualized at the end of the six (6) month period.  Additionally, because each class of shares is subject to different expenses, it is likely that the standardized yields of the Fund's classes of shares will differ for any thirty (30) day period.

      |_| Dividend Yield.  The Fund may quote a "dividend yield" for each class of its shares. Dividend yield is based on the dividends paid on a class of shares during the actual dividend period. To calculate dividend yield, the dividends of a class declared during a stated period are added together, and the sum is multiplied by twelve (12) (to annualize the yield) and divided by the maximum offering price on the last day of the dividend period.  The formula is shown below:

            Dividend  Yield  =  dividends  paid x  12/maximum  offering  price
(payment date)

      The maximum offering price for Class A shares includes the current maximum initial sales charge.  The maximum offering price for Class B and
Class C shares is the net asset value per share, without considering the effect of contingent deferred sales charges.  The Class A dividend yield may also be quoted without deducting the maximum initial sales charge.

      |_| Tax-Equivalent Yield.  The "tax-equivalent yield" of a class of shares is the equivalent yield that would have to be earned on a taxable investment to achieve the after-tax results represented by the Fund's tax-equivalent yield.  It adjusts the Fund's standardized yield, as calculated above, by a stated Federal tax rate.  Using different tax rates to show different tax equivalent yields shows investors in different tax brackets the tax equivalent yield of the Fund based on their own tax bracket.

      The tax-equivalent yield is based on a thirty (30) day period, and is computed by dividing the tax-exempt portion of the Fund's current yield (as calculated above) by one minus a stated income tax rate.  The result is added to the portion (if any) of the Fund's current yield that is not tax-exempt.

      The tax-equivalent yield may be used to compare the tax effects of income derived from the Fund with income from taxable investments at the tax rates stated.  Your tax bracket is determined by your Federal and state taxable income (the net amount subject to Federal income tax after deductions and exemptions).  The tax-equivalent yield table assumes that the investor is taxed at the highest bracket, regardless of whether a switch to non-taxable investments would cause a lower bracket to apply.

      The Fund's yields are shown for periods when the Fund invested primarily in investment grade Florida municipal securities.

---------------------------------------------------------------------------------

             The Fund's Yields for the 30-Day Periods Ended 7/31/03

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

                                                           Tax-Equivalent Yield
                Dividend Yield       Standardized Yield      (35.0% Fed. Tax
                                                                 Bracket)
Class of
Shares

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

           Without     After Sales  Without    After      Without     After
           Sales       Charge       Sales      Sales      Sales       Sales
           Charge                   Charge     Charge     Charge      Charge

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

Class A       8.14%       7.75%       7.94%      7.56%      12.21%      11.62%

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

Class B       7.38%        N/A        7.12%       N/A       10.95%       N/A

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

Class C       7.41%        N/A        7.11%       N/A       10.94%       N/A

---------------------------------------------------------------------------------

      |X| Total Return Information.  There are different types of "total returns" to measure the Fund's performance.  Total return is the change in value of a hypothetical investment in the Fund over a given period, assuming that all dividends and capital gains distributions are reinvested in additional shares and that the investment is redeemed at the end of the period.  Because of differences in expenses for each class of shares, the total returns for each class are separately measured. The cumulative total return measures the change in value over the entire period (for example, ten
(10) years).  An average annual total return shows the average rate of return for each year in a period that would produce the cumulative total return over the entire period.  However, average annual total returns do not show actual year-by-year performance.  The Fund uses standardized calculations for its total returns as prescribed by the SEC.  The methodology is discussed below.

      In calculating total returns for Class A shares, the current maximum sales charge of 4.75% (as a percentage of the offering price) is deducted from the initial investment ("P") (unless the return is shown without sales charge, as described below).  For Class B shares, payment of the applicable contingent deferred sales charge is applied, depending on the period for which the return is shown: 5.0% in the first year, 4.0% in the second year,
3.0% in the third and fourth years, 2.0% in the fifth year, 1.0% in the sixth year and none thereafter.  For Class C shares, the 1% contingent deferred sales charge is deducted for returns for the one (1) year period.

      |_| Average Annual Total Return.  The "average annual total return" of each class is an average annual compounded rate of return for each year in a specified number of years.  It is the rate of return based on the change in value of a hypothetical initial investment of $1,000 ("P" in the formula below) held for a number of years ("n") to achieve an Ending Redeemable Value
("ERV" in the formula) of that investment, according to the following formula:

ERV - 1 = AVERAGE ANNUAL TOTAL RETURN
--------
   P

|_|   Average Annual Total Return (After Taxes on Distributions).  The
"average annual total return (after taxes on distributions)" of Class A shares is an average annual compounded rate of return for each year in a specified number of years, adjusted to show the effect of federal taxes
(calculated using the highest individual marginal federal income tax rates in effect on any reinvestment date) on any distributions made by the Fund during the specified period. It is the rate of return based on the change in value of a hypothetical initial investment of $1,000 ("P" in the formula below)
held for a number of years ("n" in the formula) to achieve an ending value
("ATVD" in the formula) of that investment, after taking into account the effect of taxes on Fund distributions, but not on the redemption of Fund shares, according to the following formula:

ATVD        - 1=  Average Annual Total Return (After Taxes on
----
1/n         Distributions)
  P

|_|   Average Annual Total Return (After Taxes on Distributions and
Redemptions).  The "average annual total return (after taxes on distributions and redemptions)" of Class A shares is an average annual compounded rate of return for each year in a specified number of years, adjusted to show the effect of federal taxes (calculated using the highest individual marginal federal income tax rates in effect on any reinvestment date) on any distributions made by the Fund during the specified period and the effect of capital gains taxes or capital loss tax benefits (each calculated using the highest federal individual capital gains tax rate in effect on the redemption date) resulting from the redemption of the shares at the end of the period.
It is the rate of return based on the change in value of a hypothetical initial investment of $1,000 ("P" in the formula below) held for a number of years ("n" in the formula) to achieve an ending value ("ATVDR" in the formula) of that investment, after taking into account the effect of taxes on fund distributions and on the redemption of Fund shares, according to the following formula:

               - 1=  Average Annual Total Return (After Taxes on
ATVDR     1/n  Distributions and Redemption)
-----
  P

      |_| Cumulative Total Return.  The "cumulative total return" calculation measures the change in value of a hypothetical investment of $1,000 over an entire period of years.  Its calculation uses some of the same factors as average annual total return, but it does not average the rate of return on an annual basis.  Cumulative total return is determined as follows:

ERV - P = TOTAL RETURN
-------
   P

      |_| Total Returns at Net Asset Value.  From time to time the Fund may also quote a cumulative or an average annual total return "at net asset value" (without deducting sales charges) for Class A, Class B or Class C shares.  Each is based on the difference in net asset value per share at the beginning and the end of the period for a hypothetical investment in that class of shares (without considering front-end or contingent deferred sales charges) and takes into consideration the reinvestment of dividends and capital gains distributions.

      The Fund's total returns are shown for periods when the Fund invested primarily in investment grade Florida municipal securities.

---------------------------------------------------------------------------------

             The Fund's Total Returns for the Periods Ended 7/31/03

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

          Cumulative Total              Average Annual Total Returns
             Returns (10
          years or life of
               class)
Class of
Shares

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

                                                                    10-Year
                                 1-Year            5-Year         (or life of
                                                                     class)

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

          After    Without  After    Without  After    Without  After   Without
          Sales    Sales    Sales    Sales    Sales    Sales    Sales   Sales
           Charge   Charge   Charge   Charge   Charge   Charge  Charge   Charge

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

Class A   55.88%1  63.64%1   -2.50%   2.36%    3.31%    4.32%   4.62%1   5.14%1

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

Class B   56.60%2  56.60%2   -3.14%   1.57%    3.21%    3.53%   4.67%2   4.67%2

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

Class C   44.09%3  44.09%3   0.64%    1.59%     3.54%   3.54%   4.72%3   4.72%3

---------------------------------------------------------------------------------

1   Inception of Class A:     10/1/93
2   Inception of Class B:     10/1/93
3   Inception of Class C:     8/29/95

----------------------------------------------------------------------------------

         Average Annual Total Returns for Class A Shares1 (After Taxes)
                          For the Periods Ended 7/31/03

----------------------------------------------------------------------------------
----------------------------------------------------------------------------------

                                 1-Year            5-Year        10-Year or Life
                                                                     of Class

----------------------------------------------------------------------------------
----------------------------------------------------------------------------------

After Taxes on Distributions
                                 -2.50%            3.30%              4.61%

----------------------------------------------------------------------------------
----------------------------------------------------------------------------------

After Taxes on Distributions
and Redemption of Fund Shares     1.04%            3.66%              4.75%

----------------------------------------------------------------------------------

1.    Inception of Class A shares: 10/1/93.

Other Performance Comparisons.  The Fund compares its performance annually to that of an appropriate broadly based market index in its Annual Report to shareholders. You can obtain that information by contacting the Transfer
Agent at the addresses or telephone numbers shown on the cover of this
Statement of Additional Information.  The Fund may also compare its performance to that of other investments, including other mutual funds, or use rankings of its performance by independent ranking entities.  Examples of these performance comparisons are set forth below.

      |_| Lipper Rankings.  From time to time the Fund may publish the ranking of the performance of its classes of shares by Lipper, Inc.
("Lipper"). Lipper is a widely-recognized independent mutual fund monitoring service.  Lipper monitors the performance of regulated investment companies, including the Fund, and ranks their performance for various periods based on categories relating to investment objectives.  The performance of the Fund is ranked by Lipper against all other general municipal debt funds, other than money market funds, and other municipal bond funds.  The Lipper performance rankings are based on total returns that include the reinvestment of capital gain distributions and income dividends but do not take sales charges or taxes into consideration.  Lipper also publishes "peer-group" indices of the performance of all mutual funds in a category that it monitors and averages of the performance of the funds in particular categories.

      |_|   Morningstar Ratings. From time to time the Fund may publish the star rating of the performance of its classes of shares by Morningstar, Inc., an independent mutual fund monitoring service.  Morningstar rates mutual funds in their specialized market sector.  The Fund is rated among the municipal national long category.

      Morningstar proprietary star ratings reflect historical risk-adjusted total investment return. For each fund with at least a three-year history,
Morningstar calculates a Morningstar Rating(TM)based on a Morningstar
Risk-Adjusted Return measure that accounts for variation in a fund's monthly performance (including the effects of sales charges, loads, and redemption fees), placing more emphasis on downward variations and rewarding consistent
performance.   The top 10% of funds in each category receive 5 stars, the next 22.5% receive 4 stars, the next 35% receive 3 stars, the next 22.5%
receive 2 stars, and the bottom 10% receive 1 star.  (Each share class is counted as a fraction of one fund within this scale and rated separately, which may cause slight variations in the distribution percentages.) The
Overall Morningstar Rating for a fund is derived from a weighted average of the performance figures associated with its three-, five-and ten-year (if applicable) Morningstar Rating metrics.

      |_|  Performance Rankings and Comparisons by Other Entities and
Publications.  From time to time the Fund may include in its advertisements and sales literature performance information about the Fund cited in newspapers and other periodicals such as The New York Times, the Wall Street
Journal, Barron's, or similar publications.  That information may include performance quotations from other sources, including Lipper and Morningstar.
The performance of the Fund's Class A, Class B or Class C shares may be compared in publications to the performance of various market indices or other investments, and averages, performance rankings or other benchmarks prepared by recognized mutual fund statistical services.

      Investors may also wish to compare the Fund's Class A, Class B or Class
C returns to the return on fixed-income investments available from banks and thrift institutions.  Those include certificates of deposit, ordinary interest-paying checking and savings accounts, and other forms of fixed or variable time deposits, and various other instruments such as Treasury bills.  However, the Fund's returns and share price are not guaranteed or insured by the FDIC or any other agency and will fluctuate daily, while bank depository obligations may be insured by the FDIC and may provide fixed rates of return.  Repayment of principal and payment of interest on Treasury securities is backed by the full faith and credit of the U.S. government.

      From time to time, the Fund may publish rankings or ratings of the
Manager or Transfer Agent, and of the investor services provided by them to shareholders of the Oppenheimer funds, other than performance rankings of the
Oppenheimer funds themselves.  Those ratings or rankings of shareholder and investor services by third parties may include comparisons of their services to those provided by other mutual fund families selected by the rating or ranking services.  They may be based upon the opinions of the rating or ranking service itself, using its research or judgment, or based upon surveys of investors, brokers, shareholders or others.

From time to time the Fund may include in its advertisements and sales literature the total return performance of a hypothetical investment account that includes shares of the fund and other Oppenheimer funds. The combined account may be part of an illustration of an asset allocation model or similar presentation. The account performance may combine total return performance of the fund and the total return performance of other Oppenheimer funds included in the account. Additionally, from time to time, the Fund's advertisements and sales literature may include, for illustrative or comparative purposes, statistical data or other information about general or specific market and economic conditions. That may include, for example,
o     information about the performance of certain securities or commodities markets or segments of those markets,
o     information about the performance of the economies of particular countries or regions,
o     the earnings of companies included in segments of particular industries, sectors, securities markets, countries or regions,
o     the availability of different types of securities or offerings of securities,
o     information relating to the gross national or gross domestic product of the United States or other countries or regions,
o     comparisons of various market sectors or indices to demonstrate performance, risk, or other characteristics of the Fund.

ABOUT your account

How to Buy Shares

      Additional information is presented below about the methods that can be used to buy shares of the Fund. Appendix C contains more information about the special sales charge arrangements offered by the Fund, and the circumstances in which sales charges may be reduced or waived for certain classes of investors.

AccountLink. When shares are purchased through AccountLink, each purchase must be at least $50 and shareholders must invest at least $500 before an
                     ---
Asset Builder Plan (described below) can be established on a new account.
Accounts established prior to November 1, 2002 will remain at $25 for additional purchases. Shares will be purchased on the regular business day the Distributor is instructed to initiate the Automated Clearing House
("ACH") transfer to buy the shares. Dividends will begin to accrue on shares purchased with the proceeds of ACH transfers on the business day the Fund receives Federal Funds for the purchase through the ACH system before the close of The New York Stock Exchange ("the Exchange"). The Exchange normally closes at 4:00 P.M., but may close earlier on certain days. If Federal Funds are received on a business day after the close of the Exchange, the shares will be purchased and dividends will begin to accrue on the next regular business day. The proceeds of ACH transfers are normally received by the Fund three days after the transfers are initiated. If the proceeds of the ACH transfer are not received on a timely basis, the Distributor reserves the right to cancel the purchase order. The Distributor and the Fund are not responsible for any delays in purchasing shares resulting from delays in ACH transmissions.

Reduced Sales Charges. As discussed in the Prospectus, a reduced sales charge rate may be obtained for Class A shares under Right of Accumulation and
Letters of Intent because of the economies of sales efforts and reduction in expenses realized by the Distributor, dealers and brokers making such sales.
No sales charge is imposed in certain other circumstances described in
Appendix C to this Statement of Additional Information because the
Distributor or dealer or broker incurs little or no selling expenses.

|X|   Right of Accumulation. To qualify for the lower sales charge rates that apply to larger purchases of Class A shares, you and your spouse can add together:
o     Class A and Class B shares you purchase for your individual accounts
            (including IRAs and 403(b) plans), or for your joint accounts, or for trust or custodial accounts on behalf of your children who are minors, and
o     Current purchases of Class A and Class B shares of the Fund and other
            Oppenheimer funds to reduce the sales charge rate that applies to current purchases of Class A shares, and
o     Class A and Class B shares of Oppenheimer funds you previously purchased subject to an initial or contingent deferred sales charge to reduce the sales charge rate for current purchases of
            Class A shares, provided that you still hold your investment in one of the Oppenheimer funds.

      A fiduciary can count all shares purchased for a trust, estate or other fiduciary account (including one or more employee benefit plans of the same employer) that has multiple accounts. The Distributor will add the value, at current offering price, of the shares you previously purchased and currently own to the value of current purchases to determine the sales charge rate that applies. The reduced sales charge will apply only to current purchases. You must request it when you buy shares.

|X|   The Oppenheimer Funds. The Oppenheimer funds are those mutual funds for which the Distributor acts as the distributor and currently include the following:

Oppenheimer AMT-Free New York Municipals  Oppenheimer Multiple Strategies Fund
Oppenheimer Bond Fund                     Oppenheimer Municipal Bond Fund
Oppenheimer California Municipal Fund     Oppenheimer New Jersey Municipal Fund
Oppenheimer Capital Appreciation Fund     Oppenheimer Pennsylvania Municipal Fund
Oppenheimer Capital Preservation Fund     Oppenheimer Quest Balanced Value Fund
                                          Oppenheimer  Quest  Capital  Value Fund,
Oppenheimer Capital Income Fund           Inc.
                                          Oppenheimer  Quest  Global  Value  Fund,
Oppenheimer Champion Income Fund          Inc.
Oppenheimer Convertible Securities Fund   Oppenheimer Quest Opportunity Value Fund
Oppenheimer Developing Markets Fund       Oppenheimer Quest Value Fund, Inc.
Oppenheimer Disciplined Allocation Fund   Oppenheimer Real Asset Fund
                                          Oppenheimer      Rochester      National
Oppenheimer Discovery Fund                Municipals
Oppenheimer Emerging Growth Fund          Oppenheimer Senior Floating Rate Fund
Oppenheimer Emerging Technologies Fund    Oppenheimer Small Cap Value Fund
Oppenheimer Enterprise Fund               Oppenheimer Strategic Income Fund
Oppenheimer Europe Fund                   Oppenheimer Total Return Fund, Inc.
Oppenheimer Global Fund                   Oppenheimer Trinity Core Fund
                                          Oppenheimer  Trinity  Large  Cap  Growth
Oppenheimer Global Growth & Income Fund   Fund
Oppenheimer Gold & Special Minerals Fund  Oppenheimer Trinity Value Fund
Oppenheimer Growth Fund                   Oppenheimer U.S. Government Trust
Oppenheimer High Yield Fund               Oppenheimer Value Fund
Oppenheimer International Bond Fund       Limited-Term New York Municipal Fund
Oppenheimer International Growth Fund     Rochester Fund Municipals
Oppenheimer  International  Small Company
Fund                                      OSM1- Gartmore Millennium Growth Fund II
Oppenheimer Limited-Term Government Fund  OSM1 - Jennison Growth Fund
                                          OSM1 -  Mercury  Advisors  S&P 500 Index
Oppenheimer Limited Term Municipal Fund   Fund
Oppenheimer  Main Street  Growth & Income OSM1 -  Mercury  Advisors  Focus  Growth
Fund                                      Fund
Oppenheimer Main Street Opportunity Fund  OSM1 - QM Active Balanced Fund
Oppenheimer Main Street Small Cap Fund    OSM1 - Salomon Brothers All Cap Fund
Oppenheimer MidCap Fund
And the following money market funds:

Oppenheimer Cash Reserves                 Centennial Government Trust
Oppenheimer Money Market Fund, Inc.       Centennial Money Market Trust
Centennial America Fund, L. P.            Centennial New York Tax Exempt Trust
Centennial California Tax Exempt Trust    Centennial Tax Exempt Trust
1 - "OSM" stands for Oppenheimer Select Managers

      There is an initial sales charge on the purchase of Class A shares of each of the Oppenheimer funds described above except the money market funds and Oppenheimer Senior Floating Rate Fund. Under certain circumstances described in this Statement of Additional Information, redemption proceeds of certain money market fund shares may be subject to a contingent deferred sales charge.

Letters of Intent. Under a Letter of Intent, if you purchase Class A shares or Class A and Class B shares of the Fund and other Oppenheimer funds during a 13-month period, you can reduce the sales charge rate that applies to your purchases of Class A shares. The total amount of your intended purchases of both Class A and Class B shares will determine the reduced sales charge rate for the Class A shares purchased during that period. You can include purchases made up to 90 days before the date of the Letter. Letters of Intent do not consider Class C shares you purchase or may have purchased.

      A Letter of Intent is an investor's statement in writing to the
Distributor of the intention to purchase Class A shares or Class A and Class
B shares of the Fund (and other Oppenheimer funds) during a 13-month period
(the "Letter of Intent period"). At the investor's request, this may include purchases made up to 90 days prior to the date of the Letter. The Letter states the investor's intention to make the aggregate amount of purchases of shares which, when added to the investor's holdings of shares of those funds, will equal or exceed the amount specified in the Letter. Purchases made by reinvestment of dividends or distributions of capital gains and purchases made at net asset value without sales charge do not count toward satisfying the amount of the Letter.

      A Letter enables an investor to count the Class A and Class B shares purchased under the Letter to obtain the reduced sales charge rate on purchases of Class A shares of the Fund (and other Oppenheimer funds) that applies under the Right of Accumulation to current purchases of Class A shares. Each purchase of Class A shares under the Letter will be made at the offering price (including the sales charge) that applies to a single lump-sum purchase of shares in the amount intended to be purchased under the Letter.

      In submitting a Letter, the investor makes no commitment to purchase shares. However, if the investor's purchases of shares within the Letter of
Intent period, when added to the value (at offering price) of the investor's holdings of shares on the last day of that period, do not equal or exceed the intended purchase amount, the investor agrees to pay the additional amount of sales charge applicable to such purchases. That amount is described in "Terms of Escrow," below (those terms may be amended by the Distributor from time to time). The investor agrees that shares equal in value to 5% of the intended purchase amount will be held in escrow by the Transfer Agent subject to the
Terms of Escrow. Also, the investor agrees to be bound by the terms of the
Prospectus, this Statement of Additional Information and the application used for a Letter of Intent. If those terms are amended, as they may be from time to time by the Fund, the investor agrees to be bound by the amended terms and that those amendments will apply automatically to existing Letters of Intent.

      If the total eligible purchases made during the Letter of Intent period do not equal or exceed the intended purchase amount, the concessions previously paid to the dealer of record for the account and the amount of sales charge retained by the Distributor will be adjusted to the rates applicable to actual total purchases. If total eligible purchases during the
Letter of Intent period exceed the intended purchase amount and exceed the amount needed to qualify for the next sales charge rate reduction set forth in the Prospectus, the sales charges paid will be adjusted to the lower rate.
That adjustment will be made only if and when the dealer returns to the
Distributor the excess of the amount of concessions allowed or paid to the dealer over the amount of concessions that apply to the actual amount of purchases. The excess concessions returned to the Distributor will be used to purchase additional shares for the investor's account at the net asset value per share in effect on the date of such purchase, promptly after the
Distributor's receipt thereof.

      In determining the total amount of purchases made under a Letter, shares redeemed by the investor prior to the termination of the Letter of
Intent period will be deducted. It is the responsibility of the dealer of record and/or the investor to advise the Distributor about the Letter in placing any purchase orders for the investor during the Letter of Intent period. All of such purchases must be made through the Distributor.

      |X|   Terms of Escrow That Apply to Letters of Intent.

         1. Out of the initial purchase (or subsequent purchases if necessary) made pursuant to a Letter, shares of the Fund equal in value up to
5% of the intended purchase amount specified in the Letter shall be held in escrow by the Transfer Agent. For example, if the intended purchase amount is
$50,000, the escrow shall be shares valued in the amount of $2,500 (computed at the offering price adjusted for a $50,000 purchase). Any dividends and capital gains distributions on the escrowed shares will be credited to the investor's account.

         2.  If the total minimum investment specified under the Letter is completed within the 13-month Letter of Intent period, the escrowed shares will be promptly released to the investor.

         3. If, at the end of the 13-month Letter of Intent period the total purchases pursuant to the Letter are less than the intended purchase amount specified in the Letter, the investor must remit to the Distributor an amount equal to the difference between the dollar amount of sales charges actually paid and the amount of sales charges which would have been paid if the total amount purchased had been made at a single time. That sales charge adjustment will apply to any shares redeemed prior to the completion of the Letter. If the difference in sales charges is not paid within twenty days after a request from the Distributor or the dealer, the Distributor will, within sixty days of the expiration of the Letter, redeem the number of escrowed shares necessary to realize such difference in sales charges. Full and fractional shares remaining after such redemption will be released from escrow. If a request is received to redeem escrowed shares prior to the payment of such additional sales charge, the sales charge will be withheld from the redemption proceeds.

         4. By signing the Letter, the investor irrevocably constitutes and appoints the Transfer Agent as attorney-in-fact to surrender for redemption any or all escrowed shares.

         5. The shares eligible for purchase under the Letter (or the holding of which may be counted toward completion of a Letter) include:
(a)   Class A shares sold with a front-end sales charge or subject to a Class
               A contingent deferred sales charge,
(b)   Class B shares of other Oppenheimer funds acquired subject to a contingent deferred sales charge, and
(c)   Class A or Class B shares acquired by exchange of either (1) Class A shares of one of the other Oppenheimer funds that were
               acquired subject to a Class A initial or contingent deferred sales charge or (2) Class B shares of one of the other
               Oppenheimer funds that were acquired subject to a contingent deferred sales charge.

         6. Shares held in escrow hereunder will automatically be exchanged for shares of another fund to which an exchange is requested, as described in the section of the Prospectus entitled "How to Exchange Shares" and the escrow will be transferred to that other fund.

Asset Builder Plans. As explained in the Prospectus, you must initially establish your account with $500. Subsequently, you can establish an Asset
Builder Plan to automatically purchase additional shares directly from a bank account for as little as $50. For those accounts established prior to
November 1, 2002 and which have previously established Asset Builder Plans, additional purchases will remain at $25. Shares purchased by Asset Builder
Plan payments from bank accounts are subject to the redemption restrictions for recent purchases described in the Prospectus. Asset Builder Plans are available only if your bank is an ACH member. Asset Builder Plans may not be used to buy shares for OppenheimerFunds employer-sponsored qualified retirement accounts. Asset Builder Plans also enable shareholders of
Oppenheimer Cash Reserves to use their fund account to make monthly automatic purchases of shares of up to four other Oppenheimer funds.

      If you make payments from your bank account to purchase shares of the
Fund, your bank account will be debited automatically. Normally the debit will be made two business days prior to the investment dates you selected on your application. Neither the Distributor, the Transfer Agent or the Fund
shall be responsible for any delays in purchasing shares that result from delays in ACH transmissions.

      Before you establish Asset Builder payments, you should obtain a prospectus of the selected fund(s) from your financial advisor (or the
Distributor) and request an application from the Distributor. Complete the application and return it. You may change the amount of your Asset Builder payment or you can terminate these automatic investments at any time by writing to the Transfer Agent. The Transfer Agent requires a reasonable period (approximately 10 days) after receipt of your instructions to implement them. The Fund reserves the right to amend, suspend or discontinue offering Asset Builder plans at any time without prior notice.

Cancellation of Purchase Orders. Cancellation of purchase orders for the
Fund's shares (for example, when a purchase check is returned to the Fund unpaid) causes a loss to be incurred when the net asset values of the Fund's shares on the cancellation date is less than on the purchase date. That loss is equal to the amount of the decline in the net asset value per share multiplied by the number of shares in the purchase order. The investor is responsible for that loss. If the investor fails to compensate the Fund for the loss, the Distributor will do so. The Fund may reimburse the Distributor for that amount by redeeming shares from any account registered in that investor's name, or the Fund or the Distributor may seek other redress.

Classes of Shares. Each class of shares of the Fund represents an interest in the same portfolio of investments of the Fund. However, each class has different shareholder privileges and features. The net income attributable to
Class B or Class C shares and the dividends payable on Class B or Class C shares will be reduced by incremental expenses borne solely by that class.
Those expenses include the asset-based sales charges to which Class B and
Class C are subject.

      The availability of different classes of shares permits an investor to choose the method of purchasing shares that is more appropriate for the investor. That may depend on the amount of the purchase, the length of time the investor expects to hold shares, and other relevant circumstances. Class
A shares normally are sold subject to an initial sales charge. While Class B and Class C shares have no initial sales charge, the purpose of the deferred sales charge and asset-based sales charge on Class B and Class C shares is the same as that of the initial sales charge on Class A shares - to compensate the Distributor and brokers, dealers and financial institutions that sell shares of the Fund. A salesperson who is entitled to receive compensation from his or her firm for selling Fund shares may receive different levels of compensation for selling one class of shares rather than another.

      The Distributor will not accept any order in the amount of $500,000 or more for Class B shares or $1 million or more for Class C shares on behalf of a single investor (not including dealer "street name" or omnibus accounts).
That is because generally it will be more advantageous for that investor to purchase Class A shares of the Fund.

      |X|   Class B Conversion. Under current interpretations of applicable federal income tax law by the Internal Revenue Service, the conversion of
Class B shares to Class A shares 72 months after purchase is not treated as a taxable event for the shareholder. If those laws or the IRS interpretation of those laws should change, the automatic conversion feature may be suspended.
In that event, no further conversions of Class B shares would occur while that suspension remained in effect. Although Class B shares could then be exchanged for Class A shares on the basis of relative net asset value of the two classes, without the imposition of a sales charge or fee, such exchange could constitute a taxable event for the shareholder, and absent such exchange, Class B shares might continue to be subject to the asset-based sales charge for longer than six years.

      |X|   Allocation of Expenses. The Fund pays expenses related to its daily operations, such as custodian fees, Trustees' fees, transfer agency fees, legal fees and auditing costs. Those expenses are paid out of the
Fund's assets and are not paid directly by shareholders. However, those expenses reduce the net asset values of shares, and therefore are indirectly borne by shareholders through their investment.

      The methodology for calculating the net asset value, dividends and distributions of the Fund's share classes recognizes two types of expenses.
General expenses that do not pertain specifically to any one class are allocated pro rata to the shares of all classes. The allocation is based on the percentage of the Fund's total assets that is represented by the assets of each class, and then equally to each outstanding share within a given class. Such general expenses include management fees, legal, bookkeeping and audit fees, printing and mailing costs of shareholder reports, Prospectuses,
Statements of Additional Information and other materials for current shareholders, fees to unaffiliated Trustees, custodian expenses, share issuance costs, organization and start-up costs, interest, taxes and brokerage commissions, and non-recurring expenses, such as litigation costs.

      Other expenses that are directly attributable to a particular class are allocated equally to each outstanding share within that class. Examples of such expenses include distribution and  service plan (12b-1) fees, transfer and shareholder servicing agent fees and expenses and shareholder meeting expenses (to the extent that such expenses pertain only to a specific class).

Account Fees. As stated in the Prospectus, a $12 annual fee is assessed on any account valued at less than $500. This fee will not be assessed on the following accounts:
o     Accounts that have balances below $500 due to the automatic conversion of shares from Class B to Class A shares;
o     Accounts with an active Asset Builder Plan, payroll deduction plan or a military allotment plan;
o     OppenheimerFunds-sponsored group retirement accounts that are making continuing purchases;
o     Certain accounts held by broker-dealers through the National Securities
         Clearing Corporation; and
o     Accounts that fall below the $500 threshold due solely to market fluctuations within the 12-month period preceding the date the fee is deducted.

      The fee is automatically deducted from qualifying accounts annually on or about the second to last business day of September. This annual fee is waived for any shareholders who elect to access their account documents through electronic document delivery rather than in paper copy and who elect to utilize the Internet or PhoneLink as their primary source for their general servicing needs.  To sign up to access account documents electronically via eDocs Direct, please visit the Service Center on our website at www.oppenheimerfunds.com or call 1.888.470.0862 for instructions.
           ------------------------

Determination of Net Asset Values Per Share. The net asset values per share of each class of shares of the Fund are determined as of the close of business of the Exchange on each day that the Exchange is open. The calculation is done by dividing the value of the Fund's net assets attributable to a class by the number of shares of that class that are outstanding. The Exchange normally closes at 4:00 P.M., Eastern time, but may close earlier on some other days (for example, in case of weather emergencies or on days falling before a U.S. holiday).  All references to time in this
Statement of Additional Information mean "Eastern time." The Exchange's most recent annual announcement (which is subject to change) states that it will close on New Year's Day, Martin Luther King, Jr. Day, Presidents' Day, Good
Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and
Christmas Day.  It may also close on other days.

      Dealers other than Exchange members may conduct trading in municipal securities on days on which the Exchange is closed (including weekends and holidays) or after 4:00 P.M. on a regular business day. Because the Fund's net asset values will not be calculated on those days, the Fund's net asset values per share may be significantly affected on such days when shareholders may not purchase or redeem shares.

      |X|   Securities Valuation. The Fund's Board of Trustees has
established procedures for the valuation of the Fund's securities. In general those procedures are as follows:

o     Long-term debt securities having a remaining maturity in excess of 60 days are valued based on the mean between the "bid" and "asked" prices determined by a portfolio pricing service approved by the Fund's Board of
Trustees or obtained by the Manager from two active market makers in the security on the basis of reasonable inquiry.
o     The following securities are valued at the mean between the "bid" and
"asked" prices determined by a pricing service approved by the Fund's Board of Trustees or obtained by the Manager from two active market makers in the security on the basis of reasonable inquiry:
(1)   debt instruments that have a maturity of more than 397 days when issued,
(2)   debt instruments that had a maturity of 397 days or less when issued and have a remaining maturity of more than 60 days, and
(3)   non-money market debt instruments that had a maturity of 397 days or less when issued and which have a remaining maturity of 60 days or less.
o     The following securities are valued at cost, adjusted for amortization of premiums and accretion of discounts:
(1)   money market debt securities held by a non-money market fund that had a maturity of less than 397 days when issued that have a
               remaining maturity of 60 days or less, and
(2)   debt instruments held by a money market fund that have a remaining maturity of 397 days or less.
o     Securities (including restricted securities) not having
readily-available market quotations are valued at fair value determined under the Board's procedures.

      If the Manager is unable to locate two market makers willing to give quotes, a security may be priced at the mean between the "bid" and "asked"
prices provided by a single active market maker (which in certain cases may be the "bid" price if no "asked" price is available).

      In the case of municipal securities, when last sale information is not generally available, the Manager may use pricing services approved by the
Board of Trustees. The pricing service may use "matrix" comparisons to the prices for comparable instruments on the basis of quality, yield and maturity. Other special factors may be involved (such as the tax-exempt status of the interest paid by municipal securities). The Manager will monitor the accuracy of the pricing services. That monitoring may include comparing prices used for portfolio valuation to actual sales prices of selected securities.

      Puts, calls, futures and municipal bond index futures are valued at the last sale price on the principal exchange on which they are traded or on
Nasdaq(R), as applicable, as determined by a pricing service approved by the
Board of Trustees or by the Manager. If there were no sales that day, they shall be valued at the last sale price on the preceding trading day if it is within the spread of the closing "bid" and "asked" prices on the principal exchange or on Nasdaq on the valuation date. If not, the value shall be the closing bid price on the principal exchange or on Nasdaq on the valuation date. If the put, call or future is not traded on an exchange or on Nasdaq, it shall be valued by the mean between "bid" and "asked" prices obtained by the Manager from two active market makers. In certain cases that may be at the "bid" price if no "asked" price is available.

      When the Fund writes an option, an amount equal to the premium received is included in the Fund's Statement of Assets and Liabilities as an asset. An equivalent credit is included in the liability section. The credit is adjusted ("marked-to-market") to reflect the current market value of the option. In determining the Fund's gain on investments, if a call or put written by the Fund is exercised, the proceeds are increased by the premium received. If a call or put written by the Fund expires, the Fund has a gain in the amount of the premium. If the Fund enters into a closing purchase transaction, it will have a gain or loss, depending on whether the premium received was more or less than the cost of the closing transaction.  If the
Fund exercises a put it holds, the amount the Fund receives on its sale of the underlying investment is reduced by the amount of premium paid by the
Fund.

How to Sell Shares

      The information below supplements the terms and conditions for redeeming shares set forth in the Prospectus.

Checkwriting. When a check is presented to United Missouri Bank (the "Bank")
for clearance, the Bank will ask the Fund to redeem a sufficient number of full and fractional shares in the shareholder's account to cover the amount of the check. This enables the shareholder to continue receiving dividends on those shares until the check is presented to the Fund. Checks may not be presented for payment at the offices of the Bank or the Fund's custodian.
This limitation does not affect the use of checks for the payment of bills or to obtain cash at other banks. The Fund reserves the right to amend, suspend or discontinue offering checkwriting privileges at any time.  The Fund will provide you notice whenever it is required to do so by applicable law.

      In choosing to take advantage of the Checkwriting privilege, by signing the account application or by completing a Checkwriting card, each individual who signs:
(1)   for individual accounts, represents that they are the registered owner(s) of the shares of the Fund in that account;
(2)   for accounts for corporations, partnerships, trusts and other entities, represents that they are an officer, general partner, trustee or other fiduciary or agent, as applicable, duly authorized to act on behalf of the registered owner(s);
(3)   authorizes the Fund, its Transfer Agent and any bank through which the
           Fund's drafts (checks) are payable to pay all checks drawn on the
           Fund account of such person(s) and to redeem a sufficient amount of shares from that account to cover payment of each check;
(4)   specifically acknowledges that if they choose to permit checks to be honored if there is a single signature on checks drawn against joint accounts, or accounts for corporations, partnerships, trusts or other entities, the signature of any one signatory on a check will be sufficient to authorize payment of that check and
           redemption from the account, even if that account is registered in the names of more than one person or more than one authorized signature appears on the Checkwriting card or the application, as applicable;
(5)   understands that the Checkwriting privilege may be terminated or amended at any time by the Fund and/or the Fund's bank; and
(6)   acknowledges and agrees that neither the Fund nor its bank shall incur any liability for that amendment or termination of checkwriting privileges or for redeeming shares to pay checks reasonably believed by them to be genuine, or for returning or not paying checks that have not been accepted for any reason.

Reinvestment Privilege. Within six months of a redemption, a shareholder may reinvest all or part of the redemption proceeds of:
o     Class A shares purchased subject to an initial sales charge or Class A shares on which a contingent deferred sales charge was paid, or
o     Class B shares that were subject to the Class B contingent deferred sales charge when redeemed.

      The reinvestment may be made without sales charge only in Class A shares of the Fund or any of the other Oppenheimer funds into which shares of the Fund are exchangeable as described in "How to Exchange Shares" below.
Reinvestment will be at the net asset value next computed after the Transfer
Agent receives the reinvestment order. The shareholder must ask the Transfer
Agent for that privilege at the time of reinvestment. This privilege does not apply to Class C shares. The Fund may amend, suspend or cease offering this reinvestment privilege at any time as to shares redeemed after the date of such amendment, suspension or cessation.

      Any capital gain that was realized when the shares were redeemed is taxable, and reinvestment will not alter any capital gains tax payable on that gain. If there has been a capital loss on the redemption, some or all of the loss may not be tax deductible, depending on the timing and amount of the reinvestment. Under the Internal Revenue Code, if the redemption proceeds of
Fund shares on which a sales charge was paid are reinvested in shares of the
Fund or another of the Oppenheimer funds within 90 days of payment of the sales charge, the shareholder's basis in the shares of the Fund that were redeemed may not include the amount of the sales charge paid. That would reduce the loss or increase the gain recognized from the redemption. However, in that case the sales charge would be added to the basis of the shares acquired by the reinvestment of the redemption proceeds.

Payments "In Kind". The Prospectus states that payment for shares tendered for redemption is ordinarily made in cash. However, under certain circumstances, the Board of Trustees of the Fund may determine that it would be detrimental to the best interests of the remaining shareholders of the
Fund to make payment of a redemption order wholly or partly in cash. In that case, the Fund may pay the redemption proceeds in whole or in part by a distribution "in kind" of liquid securities from the portfolio of the Fund, in lieu of cash.

      The Fund has elected to be governed by Rule 18f-1 under the Investment
Company Act. Under that rule, the Fund is obligated to redeem shares solely in cash up to the lesser of $250,000 or 1% of the net assets of the Fund during any 90-day period for any one shareholder. If shares are redeemed in kind, the redeeming shareholder might incur brokerage or other costs in selling the securities for cash. The Fund will value securities used to pay redemptions in kind using the same method the Fund uses to value its portfolio securities described above under "Determination of Net Asset Values
Per Share." That valuation will be made as of the time the redemption price is determined.

Involuntary Redemptions. The Fund's Board of Trustees has the right to cause the involuntary redemption of the shares held in any account if the aggregate net asset value of those shares is less than $200 or such lesser amount as the Board may fix. The Board of Trustees will not cause the involuntary redemption of shares in an account if the aggregate net asset value of such shares has fallen below the stated minimum solely as a result of market fluctuations. If the Board exercises this right, it may also fix the requirements for any notice to be given to the shareholders in question (not less than 30 days). The Board may alternatively set requirements for the shareholder to increase the investment, or set other terms and conditions so that the shares would not be involuntarily redeemed.

Transfers of Shares. A transfer of shares to a different registration is not an event that triggers the payment of sales charges. Therefore, shares are not subject to the payment of a contingent deferred sales charge of any class at the time of transfer to the name of another person or entity. It does not matter whether the transfer occurs by absolute assignment, gift or bequest, as long as it does not involve, directly or indirectly, a public sale of the shares. When shares subject to a contingent deferred sales charge are transferred, the transferred shares will remain subject to the contingent deferred sales charge. It will be calculated as if the transferee shareholder had acquired the transferred shares in the same manner and at the same time as the transferring shareholder.

      If less than all shares held in an account are transferred, and some but not all shares in the account would be subject to a contingent deferred sales charge if redeemed at the time of transfer, the priorities described in the Prospectus under "How to Buy Shares" for the imposition of the Class B or
Class C contingent deferred sales charge will be followed in determining the order in which shares are transferred.

Special Arrangements for Repurchase of Shares from Dealers and Brokers. The
Distributor is the Fund's agent to repurchase its shares from authorized dealers or brokers on behalf of their customers. Shareholders should contact their broker or dealer to arrange this type of redemption. The repurchase price per share will be the net asset value next computed after the
Distributor receives an order placed by the dealer or broker. However, if the
Distributor receives a repurchase order from a dealer or broker after the close of the Exchange on a regular business day, it will be processed at that day's net asset value if the order was received by the dealer or broker from its customers prior to the time the Exchange closes. Normally, the Exchange closes at 4:00 P.M., but may do so earlier on some days. Additionally, the order must have been transmitted to and received by the Distributor prior to its close of business that day (normally 5:00 P.M.).

      Ordinarily, for accounts redeemed by a broker-dealer under this procedure, payment will be made within three business days after the shares have been redeemed upon the Distributor's receipt of the required redemption documents in proper form. The signature(s) of the registered owners on the redemption documents must be guaranteed as described in the Prospectus.

Automatic Withdrawal and Exchange Plans. Investors owning shares of the Fund valued at $5,000 or more can authorize the Transfer Agent to redeem shares
(having a value of at least $50) automatically on a monthly, quarterly, semi-annual or annual basis under an Automatic Withdrawal Plan. Shares will be redeemed three business days prior to the date requested by the shareholder for receipt of the payment. Automatic withdrawals of up to $1,500 per month may be requested by telephone if payments are to be made by check payable to all shareholders of record. Payments must also be sent to the address of record for the account and the address must not have been changed within the prior 30 days. Required minimum distributions from
OppenheimerFunds-sponsored retirement plans may not be arranged on this basis.

      Payments are normally made by check, but shareholders having
AccountLink privileges (see "How To Buy Shares") may arrange to have
Automatic Withdrawal Plan payments transferred to the bank account designated on the account application or by signature-guaranteed instructions sent to the Transfer Agent. Shares are normally redeemed pursuant to an Automatic
Withdrawal Plan three business days before the payment transmittal date you select in the account application. If a contingent deferred sales charge applies to the redemption, the amount of the check or payment will be reduced accordingly.

      The Fund cannot guarantee receipt of a payment on the date requested.
The Fund reserves the right to amend, suspend or discontinue offering these plans at any time without prior notice. Because of the sales charge assessed on Class A share purchases, shareholders should not make regular additional
Class A share purchases while participating in an Automatic Withdrawal Plan.
Class B and Class C shareholders should not establish automatic withdrawal plans, because of the potential imposition of the contingent deferred sales charge on such withdrawals (except where the contingent deferred sales charge is waived as described in Appendix C to this Statement of Additional
Information).

      By requesting an Automatic Withdrawal or Exchange Plan, the shareholder agrees to the terms and conditions that apply to such plans, as stated below.
These provisions may be amended from time to time by the Fund and/or the
Distributor. When adopted, any amendments will automatically apply to existing Plans.

      |X|   Automatic Exchange Plans. Shareholders can authorize the Transfer
Agent to exchange a pre-determined amount of shares of the Fund for shares
(of the same class) of other Oppenheimer funds automatically on a monthly, quarterly, semi-annual or annual basis under an Automatic Exchange Plan. The minimum amount that may be exchanged to each other fund account is $50.
Instructions should be provided on the OppenheimerFunds Application or signature-guaranteed instructions. Exchanges made under these plans are subject to the restrictions that apply to exchanges as set forth in "How to
Exchange Shares" in the Prospectus and below in this Statement of Additional
Information.

      |X|   Automatic Withdrawal Plans. Fund shares will be redeemed as necessary to meet withdrawal payments. Shares acquired without a sales charge will be redeemed first. Shares acquired with reinvested dividends and capital gains distributions will be redeemed next, followed by shares acquired with a sales charge, to the extent necessary to make withdrawal payments. Depending upon the amount withdrawn, the investor's principal may be depleted. Payments made under these plans should not be considered as a yield or income on your investment.

      The Transfer Agent will administer the investor's Automatic Withdrawal
Plan as agent for the shareholder(s) (the "Planholder") who executed the Plan authorization and application submitted to the Transfer Agent. Neither the
Fund nor the Transfer Agent shall incur any liability to the Planholder for any action taken or not taken by the Transfer Agent in good faith to administer the Plan. Share certificates will not be issued for shares of the
Fund purchased for and held under the Plan, but the Transfer Agent will credit all such shares to the account of the Planholder on the records of the
Fund. Any share certificates held by a Planholder may be surrendered unendorsed to the Transfer Agent with the Plan application so that the shares represented by the certificate may be held under the Plan.

      For accounts subject to Automatic Withdrawal Plans, distributions of capital gains must be reinvested in shares of the Fund, which will be done at net asset value without a sales charge. Dividends on shares held in the account may be paid in cash or reinvested.

      Shares will be redeemed to make withdrawal payments at the net asset value per share determined on the redemption date. Checks or AccountLink payments representing the proceeds of Plan withdrawals will normally be transmitted three business days prior to the date selected for receipt of the payment, according to the choice specified in writing by the Planholder.
Receipt of payment on the date selected cannot be guaranteed.

      The amount and the interval of disbursement payments and the address to which checks are to be mailed or AccountLink payments are to be sent may be changed at any time by the Planholder by writing to the Transfer Agent. The
Planholder should allow at least two weeks' time after mailing such notification for the requested change to be put in effect. The Planholder may, at any time, instruct the Transfer Agent by written notice to redeem all, or any part of, the shares held under the Plan. That notice must be in proper form in accordance with the requirements of the then-current
Prospectus of the Fund. In that case, the Transfer Agent will redeem the number of shares requested at the net asset value per share in effect and will mail a check for the proceeds to the Planholder.

      The Planholder may terminate a Plan at any time by writing to the
Transfer Agent. The Fund may also give directions to the Transfer Agent to terminate a Plan. The Transfer Agent will also terminate a Plan upon its receipt of evidence satisfactory to it that the Planholder has died or is legally incapacitated. Upon termination of a Plan by the Transfer Agent or the Fund, shares that have not been redeemed will be held in uncertificated form in the name of the Planholder. The account will continue as a dividend-reinvestment, uncertificated account unless and until proper instructions are received from the Planholder, his or her executor or guardian, or another authorized person.

      To use shares held under the Plan as collateral for a debt, the
Planholder may request issuance of a portion of the shares in certificated form. Upon written request from the Planholder, the Transfer Agent will determine the number of shares for which a certificate may be issued without causing the withdrawal checks to stop. However, should such uncertificated shares become exhausted, Plan withdrawals will terminate.

      If the Transfer Agent ceases to act as transfer agent for the Fund, the
Planholder will be deemed to have appointed any successor transfer agent to act as agent in administering the Plan.

How to Exchange Shares

      As stated in the Prospectus, shares of a particular class of
Oppenheimer funds having more than one class of shares may be exchanged only for shares of the same class of other Oppenheimer funds. Shares of
Oppenheimer funds that have a single class without a class designation are deemed "Class A" shares for this purpose. You can obtain a current list showing which funds offer which classes of shares by calling the Distributor.

o     All of the Oppenheimer funds currently offer Class A, B, C, N and Y shares with the following exceptions:

      The following funds only offer Class A shares:
      Centennial America Fund, L.P.         Centennial New York Tax Exempt
                                            Trust
      Centennial California Tax Exempt      Centennial Tax Exempt Trust
      Trust
      Centennial Government Trust           Oppenheimer Money Market Fund, Inc.
      Centennial Money Market Trust

      The following funds do not offer Class N shares:
      Oppenheimer AMT-Free New York          Oppenheimer Pennsylvania Municipal
      Municipals                             Fund
      Oppenheimer California Municipal Fund  Oppenheimer Rochester National
                                             Municipals
      Oppenheimer Limited Term Municipal     Oppenheimer Senior Floating Rate
      Fund                                   Fund
      Oppenheimer Municipal Bond Fund        Limited Term New York Municipal Fund
      Oppenheimer New Jersey Municipal Fund  Rochester Fund Municipals

      The following funds do not offer Class Y shares:
      Oppenheimer AMT-Free New York           Oppenheimer International Small
      Municipals                              Company Fund
      Oppenheimer California Municipal Fund   Oppenheimer Limited Term Municipal
                                              Fund
      Oppenheimer Capital Income Fund         Oppenheimer Multiple Strategies Fund
      Oppenheimer Cash Reserves               Oppenheimer New Jersey Municipal Fund
      Oppenheimer Champion Income Fund        Oppenheimer Pennsylvania Municipal
                                              Fund
      Oppenheimer Convertible Securities Fund Oppenheimer Quest Capital Value
                                              Fund, Inc.
      Oppenheimer Disciplined Allocation Fund Oppenheimer Quest Global Value Fund,
                                              Inc.
      Oppenheimer Developing Markets Fund     Oppenheimer Rochester National
                                              Municipals
      Oppenheimer Gold & Special Minerals     Oppenheimer Senior Floating Rate Fund
      Fund
      Oppenheimer International Bond Fund     Oppenheimer Small Cap Value Fund
      Oppenheimer International Growth Fund   Limited Term New York Municipal Fund

o     Class Y shares of Oppenheimer Real Asset Fund may not be exchanged for shares of any other fund.
o     Class B, Class C and Class N shares of Oppenheimer Cash Reserves are generally available only by exchange from the same class of shares of other Oppenheimer funds or through OppenheimerFunds-sponsored 401(k)
      plans.
o     Class M shares of Oppenheimer Convertible Securities Fund may be exchanged only for Class A shares of other Oppenheimer funds. They may not be acquired by exchange of shares of any class of any other
      Oppenheimer funds except Class A shares of Oppenheimer Money Market
      Fund or Oppenheimer Cash Reserves acquired by exchange of Class M shares.
o     Class X shares of Limited Term New York Municipal Fund may be exchanged only for Class B shares of other Oppenheimer funds and no exchanges may be made to Class X shares.
o     Shares of Oppenheimer Capital Preservation Fund may not be exchanged for shares of Oppenheimer Money Market Fund, Inc., Oppenheimer Cash
      Reserves or Oppenheimer Limited-Term Government Fund.  Only
      participants in certain retirement plans may purchase shares of
      Oppenheimer Capital Preservation Fund, and only those participants may exchange shares of other Oppenheimer funds for shares of Oppenheimer
      Capital Preservation Fund.
o     Class A shares of Oppenheimer Senior Floating Rate Fund are not available by exchange of shares of Oppenheimer Money Market Fund or
      Class A shares of Oppenheimer Cash Reserves.
o     Shares of Oppenheimer Select Managers Mercury Advisors S&P Index Fund
      and Oppenheimer Select Managers QM Active Balanced Fund are only available to retirement plans and are available only by exchange from the same class of shares of other Oppenheimer funds held by retirement plans.
o     Class A shares of Oppenheimer funds may be exchanged at net asset value for shares of any money market fund offered by the Distributor. Shares of any money market fund purchased without a sales charge may be exchanged for shares of Oppenheimer funds offered with a sales charge upon payment of the sales charge. They may also be used to purchase shares of Oppenheimer funds subject to an early withdrawal charge or contingent deferred sales charge.
o     Shares of Oppenheimer Money Market Fund, Inc. purchased with the redemption proceeds of shares of other mutual funds (other than funds managed by the Manager or its subsidiaries) redeemed within the 30 days prior to that purchase may subsequently be exchanged for shares of other Oppenheimer funds without being subject to an initial sales charge or contingent deferred sales charge. To qualify for that privilege, the investor or the investor's dealer must notify the
      Distributor of eligibility for this privilege at the time the shares of
      Oppenheimer Money Market Fund, Inc. are purchased. If requested, they must supply proof of entitlement to this privilege.
o     Shares of the Fund acquired by reinvestment of dividends or distributions from any of the other Oppenheimer funds or from any unit investment trust for which reinvestment arrangements have been made with the Distributor may be exchanged at net asset value for shares of any of the Oppenheimer funds.

      The Fund may amend, suspend or terminate the exchange privilege at any time. Although the Fund may impose these changes at any time, it will provide you with notice of those changes whenever it is required to do so by applicable law. It may be required to provide 60 days' notice prior to materially amending or terminating the exchange privilege. That 60 day notice is not required in extraordinary circumstances.

      |X|   How Exchanges Affect Contingent Deferred Sales Charges. No
contingent deferred sales charge is imposed on exchanges of shares of any class purchased subject to a contingent deferred sales charge, with the following exceptions:

o     When Class A shares of any Oppenheimer fund (other than Rochester
National Municipals and Rochester Fund Municipals) acquired by exchange of
Class A shares of any Oppenheimer fund purchased subject to a Class A contingent deferred sales charge are redeemed within 18 months measured from the beginning of the calendar month of the initial purchase of the exchanged
Class A shares, the Class A contingent deferred sales charge is imposed on the redeemed shares.

o     When Class A shares of Rochester National Municipals and Rochester Fund
Municipals acquired by exchange of Class A shares of any Oppenheimer fund purchased subject to a Class A contingent deferred sales charge are redeemed within 24 months of the beginning of the calendar month of the initial purchase of the exchanged Class A shares, the Class A contingent deferred sales charge is imposed on the redeemed shares.

o     If any Class A shares of another Oppenheimer fund that are exchanged for Class A shares of Oppenheimer Senior Floating Rate Fund are subject to the Class A contingent deferred sales charge of the other Oppenheimer fund at the time of exchange, the holding period for that Class A contingent deferred sales charge will carry over to the Class A shares of Oppenheimer Senior
Floating Rate Fund acquired in the exchange. The Class A shares of
Oppenheimer Senior Floating Rate Fund acquired in that exchange will be subject to the Class A Early Withdrawal Charge of Oppenheimer Senior Floating
Rate Fund if they are repurchased before the expiration of the holding period.

o     When Class A shares of Oppenheimer Cash Reserves and Oppenheimer Money
Market Fund, Inc. acquired by exchange of Class A shares of any Oppenheimer fund purchased subject to a Class A contingent deferred sales charge are redeemed within the Class A holding period of the fund from which the shares were exchanged, the Class A contingent deferred sales charge of the fund from which the shares were exchanged is imposed on the redeemed shares.

o     With respect to Class B shares, the Class B contingent deferred sales charge is imposed on Class B shares acquired by exchange if they are redeemed within six years of the initial purchase of the exchanged Class B shares.

o     With respect to Class C shares, the Class C contingent deferred sales charge is imposed on Class C shares acquired by exchange if they are redeemed within 12 months of the initial purchase of the exchanged Class C shares.

o     With respect to Class N shares, a 1% contingent deferred sales charge will be imposed if the retirement plan (not including IRAs and 403(b) plans)
is terminated or Class N shares of all Oppenheimer funds are terminated as an investment option of the plan and Class N shares are redeemed within 18 months after the plan's first purchase of Class N shares of any Oppenheimer fund or with respect to an individual retirement plan or 403(b) plan, Class N shares are redeemed within 18 months of the plan's first purchase of Class N shares of any Oppenheimer fund.

o     When Class B, Class C or Class N shares are redeemed to effect an exchange, the priorities described in "How To Buy Shares" in the Prospectus for the imposition of the Class B, Class C or Class N contingent deferred sales charge will be followed in determining the order in which the shares are exchanged. Before exchanging shares, shareholders should take into account how the exchange may affect any contingent deferred sales charge that might be imposed in the subsequent redemption of remaining shares.

      Shareholders owning shares of more than one class must specify which class of shares they wish to exchange.

      |X|   Limits on Multiple Exchange Orders. The Fund reserves the right to reject telephone or written exchange requests submitted in bulk by anyone on behalf of more than one account. The Fund may accept requests for exchanges of up to 50 accounts per day from representatives of authorized dealers that qualify for this privilege.

      |X|   Telephone Exchange Requests. When exchanging shares by telephone, a shareholder must have an existing account in the fund to which the exchange is to be made. Otherwise, the investors must obtain a prospectus of that fund before the exchange request may be submitted. If all telephone lines are busy
(which might occur, for example, during periods of substantial market fluctuations), shareholders might not be able to request exchanges by telephone and would have to submit written exchange requests.

      |X|   Processing Exchange Requests. Shares to be exchanged are redeemed on the regular business day the Transfer Agent receives an exchange request in proper form (the "Redemption Date"). Normally, shares of the fund to be acquired are purchased on the Redemption Date, but such purchases may be delayed by either fund up to five business days if it determines that it would be disadvantaged by an immediate transfer of the redemption proceeds.
The Fund reserves the right, in its discretion, to refuse any exchange request that may disadvantage it. For example, if the receipt of multiple exchange requests from a dealer might require the disposition of portfolio securities at a time or at a price that might be disadvantageous to the Fund, the Fund may refuse the request.

      When you exchange some or all of your shares from one fund to another, any special account feature such as an Asset Builder Plan or Automatic
Withdrawal Plan will be switched to the new fund account unless you tell the
Transfer Agent not to do so. However, special redemption and exchange features such as Automatic Exchange Plans and Automatic Withdrawal Plans
cannot be switched to an account in Oppenheimer Senior Floating Rate Fund.

      In connection with any exchange request, the number of shares exchanged may be less than the number requested if the exchange or the number requested would include shares subject to a restriction cited in the Prospectus or this
Statement of Additional Information, or would include shares covered by a share certificate that is not tendered with the request. In those cases, only the shares available for exchange without restriction will be exchanged.

      The different Oppenheimer funds available for exchange have different investment objectives, policies and risks. A shareholder should assure that the fund selected is appropriate for his or her investment and should be aware of the tax consequences of an exchange. For federal income tax purposes, an exchange transaction is treated as a redemption of shares of one fund and a purchase of shares of another. "Reinvestment Privilege," above, discusses some of the tax consequences of reinvestment of redemption proceeds in such cases. The Fund, the Distributor, and the Transfer Agent are unable to provide investment, tax or legal advice to a shareholder in connection with an exchange request or any other investment transaction.

Dividends, Capital Gains and Taxes

Dividends and Distributions. Dividends will be payable on shares held of record at the time of the previous determination of net asset value, or as otherwise described in "How to Buy Shares."  Daily dividends will not be declared or paid on newly purchased shares until such time as Federal Funds
(funds credited to a member bank's account at the Federal Reserve Bank) are available from the purchase payment for such shares. Normally, purchase checks received from investors are converted to Federal Funds on the next business day. Shares purchased through dealers or brokers normally are paid for by the third business day following the placement of the purchase order.

      Shares redeemed through the regular redemption procedure will be paid dividends through and including the day on which the redemption request is received by the Transfer Agent in proper form. Dividends will be declared on shares repurchased by a dealer or broker for three business days following the trade date (that is, up to and including the day prior to settlement of the repurchase). If all shares in an account are redeemed, all dividends accrued on shares of the same class in the account will be paid together with the redemption proceeds.

      The Fund's practice of attempting to pay dividends on Class A shares at a constant level requires the Manager to monitor the Fund's portfolio and, if necessary, to select higher-yielding securities when it is deemed appropriate to seek income at the level needed to meet the target. Those securities must be within the Fund's investment parameters, however. The Fund expects to pay dividends at a targeted level from its net investment income and other distributable income without any impact on the net asset values per share.

      Dividends, distributions and proceeds of the redemption of Fund shares represented by checks returned to the Transfer Agent by the Postal Service as undeliverable will be invested in shares of Oppenheimer Money Market Fund,
Inc. Reinvestment will be made as promptly as possible after the return of such checks to the Transfer Agent, to enable the investor to earn a return on otherwise idle funds. Unclaimed accounts may be subject to state escheatment laws, and the Fund and the Transfer Agent will not be liable to shareholders or their representatives for compliance with those laws in good faith.

      The amount of a distribution paid on a class of shares may vary from time to time depending on market conditions, the composition of the Fund's portfolio, and expenses borne by the Fund or borne separately by a class.
Dividends are calculated in the same manner, at the same time and on the same day for shares of each class. However, dividends on Class B and Class C shares are expected to be lower than dividends on Class A shares. That is due to the effect of the asset-based sales charge on Class B and Class C shares.
Those dividends will also differ in amount as a consequence of any difference in net asset value among the different classes of shares.

Tax Status of the Fund's Dividends, Distributions and Redemptions of Shares.
The federal tax treatment of the Fund's distributions is briefly highlighted in the Prospectus. The following is only a summary of certain additional tax considerations generally affecting the Fund and its shareholders.

      The tax discussion in the Prospectus and this Statement of Additional
Information is based on tax law in effect on the date of the Prospectus and this Statement of Additional Information. Those laws and regulations may be changed by legislative, judicial, or administrative action, sometimes with retroactive effect. State and local tax treatment of exempt-interest dividends and potential capital gain distributions from regulated investment companies may differ from the treatment under the Internal Revenue Code described below. Potential purchasers of shares of the Fund are urged to consult their tax advisers with specific reference to their own tax circumstances as well as the consequences of federal, state and local tax rules affecting an investment in the Fund.

      Qualification as a Regulated  Investment  Company.  The Fund has elected to be  taxed as a  regulated  investment  company  under  Subchapter  M of the
Internal  Revenue  Code  of  1986,  as  amended.  As  a  regulated  investment company,  the Fund is not subject to federal  income tax on the portion of its net  investment  income  (that  is,  taxable  interest,  dividends,  and other taxable  ordinary  income,  net of expenses) and capital gain net income (that is, the excess of net  long-term  capital  gains over net  short-term  capital losses) that it distributes to shareholders.

      If the Fund qualifies as a "regulated investment company" under the
Internal Revenue Code, it will not be liable for federal income tax on amounts it pays as dividends and other distributions. That qualification enables the Fund to "pass through" its income and realized capital gains to shareholders without having to pay tax on them. The Fund qualified as a regulated investment company in its last fiscal year and intends to qualify in future years, but reserves the right not to qualify. The Internal Revenue
Code contains a number of complex tests to determine whether the Fund qualifies. The Fund might not meet those tests in a particular year. If it does not qualify, the Fund will be treated for tax purposes as an ordinary corporation and will receive no tax deduction for payments of dividends and other distributions made to shareholders. In such an instance, all of the
Fund's dividends would be taxable to shareholders.

      To qualify as a regulated investment company, the Fund must distribute at least 90% of its investment company taxable income (in brief, net investment income and the excess of net short-term capital gain over net long-term capital loss) and at least 90% of its net tax-exempt income for the taxable year. The Fund must also satisfy certain other requirements of the
Internal Revenue Code, some of which are described below.  Distributions by the Fund made during the taxable year or, under specified circumstances, within 12 months after the close of the taxable year, will be considered distributions of income and gains for the taxable year and will therefore count toward satisfaction of the above-mentioned requirement.

      To qualify as a regulated investment company, the Fund must derive at least 90% of its gross income from dividends, interest, certain payments with respect to securities loans, gains from the sale or other disposition of stock or securities or foreign currencies (to the extent such currency gains are directly related to the regulated investment company's principal business of investing in stock or securities) and certain other income.

      In addition to satisfying the requirements described above, the Fund must satisfy an asset diversification test in order to qualify as a regulated investment company.  Under that test, at the close of each quarter of the
Fund's taxable year, at least 50% of the value of the Fund's assets must consist of cash and cash items (including receivables), U.S. government securities, securities of other regulated investment companies, and securities of other issuers. As to each of those issuers, the Fund must not have invested more than 5% of the value of the Fund's total assets in securities of each such issuer and the Fund must not hold more than 10% of the outstanding voting securities of each such issuer. No more than 25% of the value of its total assets may be invested in the securities of any one issuer (other than U.S. government securities and securities of other regulated investment companies), or in two or more issuers which the Fund controls and which are engaged in the same or similar trades or businesses.
For purposes of this test, obligations issued or guaranteed by certain agencies or instrumentalities of the U.S. government are treated as U.S.
government securities.

|X|   Excise Tax on Regulated Investment Companies. Under the Internal
Revenue Code, by December 31 each year, the Fund must distribute 98% of its taxable investment income earned from January 1 through December 31 of that year and 98% of its capital gains realized in the period from November 1 of the prior year through October 31 of the current year. If it does not, the
Fund must pay an excise tax on the amounts not distributed. It is presently anticipated that the Fund will meet those requirements. To meet this requirement, in certain circumstances the Fund might be required to liquidate portfolio investments to make sufficient distributions to avoid excise tax liability. However, the Board of Trustees and the Manager might determine in a particular year that it would be in the best interests of shareholders for the Fund not to make such distributions at the required levels and to pay the excise tax on the undistributed amounts. That would reduce the amount of income or capital gains available for distribution to shareholders.

|X|   Taxation of Fund Distributions. The Fund intends to qualify under the
Internal Revenue Code during each fiscal year to pay "exempt-interest dividends" to its shareholders. To satisfy this qualification, at the end of each quarter of its taxable year, at least 50% of the value of the Fund's total assets consists of obligations as defined in Section 103(a) of the
Internal Revenue Code, as amended. Exempt-interest dividends that are derived from net investment income earned by the Fund on municipal securities will be excludable from gross income of shareholders for federal income tax purposes.
To the extent the Fund fails to qualify to pay exempt-interest dividends in any given form, such dividends would be included in the gross income of shareholders for federal income tax purposes.

      Net investment income includes the allocation of amounts of income from the municipal securities in the Fund's portfolio that are free from federal income taxes. This allocation will be made by the use of one designated percentage applied uniformly to all income dividends paid during the Fund's tax year. That designation will normally be made following the end of each fiscal year as to income dividends paid in the prior year. The percentage of income designated as tax-exempt may substantially differ from the percentage of the Fund's income that was tax-exempt for a given period.

      A portion of the exempt-interest dividends paid by the Fund may be an item of tax preference for shareholders subject to the federal alternative minimum tax. The amount of any dividends attributable to tax preference items for purposes of the alternative minimum tax will be identified when tax information is distributed by the Fund.

      A shareholder receiving a dividend from income earned by the Fund from one or more of the following sources must treat the dividend as ordinary income in the computation of the shareholder's gross income, regardless of whether the dividend is reinvested:
(1)   certain taxable temporary investments (such as certificates of deposit, repurchase agreements, commercial paper and obligations of the U.S.
          government, its agencies and instrumentalities);
(2)   income from securities loans;
(3)   income or gains from options or futures,
(4)   any net short-term capital gain; and
(5)   any market discount amortization on tax-exempt bonds.

      The Fund's dividends will not be eligible for the dividends-received deduction for corporations. Shareholders receiving Social Security or railroad retirement benefits should be aware that exempt-interest dividends are a factor in determining whether (and the extent to which) such benefits are subject to federal income tax. Losses realized by shareholders on the redemption of Fund shares within six months of purchase will be disallowed for federal income tax purposes to the extent of exempt-interest dividends received on such shares.

      The Fund may either retain or distribute to shareholders its net capital gain for each taxable year.  The Fund currently intends to distribute any such amounts.  If the net capital gain is distributed and designated as a capital gain distribution, it will be taxable to shareholders as a long-term capital gain and will be properly identified in reports sent to shareholders in January of each year. Such treatment will apply no matter how long the shareholder has held his or her shares or whether that gain was recognized by the Fund before the shareholder acquired his or her shares.

      If the Fund elects to retain its net capital gain, the Fund will be subject to tax on it at the 35% corporate tax rate. If the Fund elects to retain its net capital gain, the Fund will provide to shareholders of record on the last day of its taxable year information regarding their pro rata share of the gain and tax paid. As a result, each shareholder will be required to report his or her pro rata share of such gain on their tax return as long-term capital gain, will receive a refundable tax credit for his/her pro rata share of tax paid by the Fund on the gain, and will increase the tax basis for his/her shares by an amount equal to the deemed distribution less the tax credit.

      Distributions by the Fund will be treated in the manner described above regardless of whether the distributions are paid in cash or reinvested in additional shares of the Fund (or of another fund).  Shareholders receiving a distribution in the form of additional shares will be treated as receiving a distribution in an amount equal to the fair market value of the shares received, determined as of the reinvestment date.

      The Fund will be required in certain cases to withhold 30% (29% for payments after December 31, 2003) of ordinary income dividends (not including
"exempt-interest dividends"), capital gains distributions (including short-term and long-term) and the proceeds of the redemption of shares, paid
                        -
to any shareholder (1) who has failed to provide a correct taxpayer
                                                   -------
identification number or to properly certify that number when required, (2)
who is subject to backup withholding for failure to report the receipt of interest or dividend income properly, or (3) who has failed to certify to the
Fund that the shareholder is not subject to backup withholding or is an
"exempt recipient" (such as a corporation). All income and any tax withheld by the Fund is remitted by the Fund to the U.S. Treasury and is identified in reports mailed to shareholders in January of each year.

|X|   Tax Effects of Redemptions of Shares. If a shareholder redeems all or a portion of his/her shares, the shareholder will recognize a gain or loss on the redeemed shares in an amount equal to the difference between the proceeds of the redeemed shares and the shareholder's adjusted tax basis in the shares.  All or a portion of any loss recognized in that manner may be disallowed if the shareholder purchases other shares of the Fund within 30 days before or after the redemption.

      In general, any gain or loss arising from the redemption of shares of the Fund will be considered capital gain or loss, if the shares were held as a capital asset. It will be long-term capital gain or loss if the shares were held for more than one year.  However, any capital loss arising from the redemption of shares held for six months or less will be treated as a long-term capital loss to the extent of the amount of capital gain dividends received on those shares. Special holding period rules under the Internal
Revenue Code apply in this case to determine the holding period of shares and there are limits on the deductibility of capital losses in any year.

|X|   Foreign  Shareholders.  Under U.S.  tax law,  taxation of a  shareholder who is a foreign person (to include,  but not limited to, a nonresident  alien individual,  a foreign trust, a foreign estate,  a foreign  corporation,  or a foreign partnership)  primarily depends on whether the foreign person's income from the Fund is  effectively  connected  with the conduct of a U.S.  trade or
business.   Typically,   ordinary   income   dividends   paid  (not  including
exempt-interest  dividends  paid  by the  Fund)  from a  mutual  fund  are not considered "effectively connected" income.

      Ordinary income dividends that are paid by the Fund (and are deemed not
"effectively connected income") to foreign persons will be subject to a U.S.
tax withheld by the Fund at a rate of 30%, provided the Fund obtains a properly completed and signed Certificate of Foreign Status. The tax rate may be reduced if the foreign person's country of residence has a tax treaty with the U.S. allowing for a reduced tax rate on ordinary income dividends paid by the Fund. All income and any tax withheld by the Fund is remitted by the Fund to the U.S. Treasury and is identified in reports mailed to shareholders in
March of each year.

      If the ordinary income dividends from the Fund are effectively
                                                     ---
connected with the conduct of a U.S. trade or business, then the foreign person may claim an exemption from the U.S. tax described above provided the
Fund obtains a properly completed and signed Certificate of Foreign Status.

      If the foreign person fails to provide a certification of his/her foreign status, the Fund will be required to withhold U.S. tax at a rate of
30% (29% for payments after December 31, 2003) on ordinary income dividends
(not including "exempt-interest dividends"), capital gains distributions
(including short-term and long-term) and the proceeds of the redemption of shares, paid to any foreign person. All income and any tax withheld (in this situation) by the Fund is remitted by the Fund to the U.S. Treasury and is identified in reports mailed to shareholders in January of each year.

      The tax consequences to foreign persons entitled to claim the benefits of an applicable tax treaty may be different from those described herein.
Foreign shareholders are urged to consult their own tax advisors or the U.S.
Internal Revenue Service with respect to the particular tax consequences to them of an investment in the Fund, including the applicability of the U.S.
withholding taxes described above.

Dividend Reinvestment in Another Fund. Shareholders of the Fund may elect to reinvest all dividends and/or capital gains distributions in shares of the same class of any of the other Oppenheimer funds listed above. Reinvestment will be made without sales charge at the net asset value per share in effect at the close of business on the payable date of the dividend or distribution.
To elect this option, the shareholder must notify the Transfer Agent in writing and must have an existing account in the fund selected for reinvestment. Otherwise the shareholder first must obtain a prospectus for that fund and an application from the Distributor to establish an account.
Dividends and/or distributions from shares of certain other Oppenheimer funds
(other than Oppenheimer Cash Reserves) may be invested in shares of this Fund on the same basis.

Additional Information About the Fund

The Distributor. The Fund's shares are sold through dealers, brokers and other financial institutions that have a sales agreement with
OppenheimerFunds Distributor, Inc. a subsidiary of the Manager that acts as the Fund's Distributor. The Distributor also distributes shares of the other
Oppenheimer funds and is sub-distributor for funds managed by a subsidiary of the Manager.

The Transfer Agent. OppenheimerFunds Services, the Fund's Transfer Agent, is
a division of the Manager. It is responsible for maintaining the Fund's shareholder registry and shareholder accounting records, and for paying dividends and distributions to shareholders. It also handles shareholder servicing and administrative functions. It serves as the Transfer Agent for an annual per account fee. It also acts as shareholder servicing agent for the other Oppenheimer funds.  Shareholders should direct inquiries about their accounts to the Transfer Agent at the address and toll-free numbers shown on the back cover.

The Custodian Bank.  Citibank, N.A. is the custodian of the Fund's assets.
The custodian's responsibilities include safeguarding and controlling the
Fund's portfolio securities and handling the delivery of such securities to and from the Fund. It is the practice of the Fund to deal with the custodian in a manner uninfluenced by any banking relationship the custodian may have with the Manager and its affiliates. The Fund's cash balances with the custodian in excess of $100,000 are not protected by federal deposit insurance.  Those uninsured balances at times may be substantial.

Independent Auditors.  KPMG LLP are the independent auditors of the Fund.
They audit the Fund's financial statements and perform other related audit services. They also act as auditors for certain other funds advised by the
Manager and its affiliates.

OPPENHEIMER ROCHESTER NATIONAL MUNICIPALS

INDEPENDENT AUDITORS' REPORT

--------------------------------------------------------------------------------

The Board of Trustees and  Shareholders  of  Oppenheimer  Multi-State  Municipal
Trust:

We have audited the accompanying  statement of assets and liabilities  including the statement of investments of Oppenheimer  Rochester National  Municipals (one
of the portfolios  constituting the Oppenheimer  Multi-State Municipal Trust) as
of July 31, 2003, and the related statement of operations and cash flows for the year then  ended,  the  statements  of changes in net assets for each of the two years in the period then ended,  and the  financial  highlights  for each of the five years in the period then ended.  These  financial  statements and financial highlights are the responsibility of the Fund's  management.  Our responsibility is to express an opinion on these financial  statements and financial highlights based on our audits.

     We conducted our audits in accordance  with  auditing  standards  generally accepted in the United States of America.  Those standards  require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement.  An audit includes  examining,  on a test  basis,  evidence  supporting  the  amounts  and disclosures in the financial statements. Our procedures included confirmation of securities owned as of July 31, 2003, by  correspondence  with the custodian and brokers or by other appropriate  auditing  procedures where replies from brokers were not received.  An audit also includes  assessing the accounting  principles used and  significant  estimates made by  management,  as well as evaluating the overall financial  statement  presentation.We  believe that our audits provide a reasonable basis for our opinion.

     In our opinion,  the financial statements and financial highlights referred to above present fairly,  in all material  respects,  the financial  position of
Oppenheimer  Rochester  National  Municipals as of July 31, 2003, the results of its  operations  and its cash flows for the year then ended,  the changes in its net assets for each of the two years in the period then ended, and the financial highlights  for each of the five years in the period then ended,  in  conformity with accounting principles generally accepted in the United States of America.

/s/KPMG LLP
------------------------
 KPMG LLP

 Denver, Colorado
 August 21, 2003

OPPENHEIMER ROCHESTER NATIONAL MUNICIPALS

STATEMENT OF INVESTMENTS  July 31, 2003

Principal
Market Value
     Amount
Coupon        Maturity         See Note 1
-------------------------------------------------------------------------------------------------------------------

 Municipal Bonds and Notes--105.0%
-------------------------------------------------------------------------------------------------------------------
 Alabama--2.2%
$   180,000  AL IDA Solid Waste Disposal (Pine City Fiber Company)
6.450%      12/01/2023       $    170,631
-------------------------------------------------------------------------------------------------------------------
  7,750,000  Butler, AL IDB (James River Corp. of VA)
8.000       09/01/2028          7,881,750
-------------------------------------------------------------------------------------------------------------------
    800,000  Camden, AL IDB Solid Waste Disposal
             (Macmillan Bloedel)
7.750       04/01/2019            822,640
-------------------------------------------------------------------------------------------------------------------
  2,350,000  Huntsville, AL Special Care Facilities Financing
             Authority (Carlton Cove)
8.125       11/15/2031          2,178,379
-------------------------------------------------------------------------------------------------------------------
  2,250,000  Rainbow City, AL Special Health Care Facilities
             Financing Authority (Regency Pointe)
8.250       01/01/2031          2,262,870

                        ------------

13,316,270
-------------------------------------------------------------------------------------------------------------------
 Arizona--0.9%
  2,115,000  Chandler, AZ IDA (Beverly Enterprises)
7.625       09/01/2008          2,124,327
-------------------------------------------------------------------------------------------------------------------
  2,000,000  Phoenix, AZ IDA (America West Airlines)
6.250       06/01/2019          1,139,400
-------------------------------------------------------------------------------------------------------------------
  2,305,000  Scottsdale, AZ IDA (Beverly Enterprises)
7.625       09/01/2008          2,315,165

------------

                                                              5,578,892
-------------------------------------------------------------------------------------------------------------------
 Arkansas--0.0%
     20,000  Little River County, AR (Georgia-Pacific Corp.)
5.600       10/01/2026             16,187
-------------------------------------------------------------------------------------------------------------------
      5,000  Pope County, AR Pollution Control
             (Arkansas Power & Light Company)
6.300       11/01/2020              5,003

------------

                                                        21,190
-------------------------------------------------------------------------------------------------------------------
 California--7.7%
 14,000,000  CA CDA (East Valley Tourist)
11.000       10/01/2020         13,888,980
-------------------------------------------------------------------------------------------------------------------
  3,000,000  CA CDA (Elder Care Alliance)
8.250       11/15/2032          2,941,020
-------------------------------------------------------------------------------------------------------------------
      5,000  CA EFA (Loyola University)
6.000       10/01/2014              5,016
-------------------------------------------------------------------------------------------------------------------
  6,500,000  CA Golden State Tobacco Securitization Corp.
6.750       06/01/2039          5,621,980
-------------------------------------------------------------------------------------------------------------------
     20,000  CA Health Facilities Financing Authority
             (Small Facilities Loan), Series A
6.700       03/01/2011             20,234
-------------------------------------------------------------------------------------------------------------------
  5,000,000  CA Valley Health System COP
6.875       05/15/2023          3,391,100
-------------------------------------------------------------------------------------------------------------------
 17,000,000  Los Angeles, CA Regional Airports Improvement Corp.
             (American Airlines)
7.500       12/01/2024         14,179,700
-------------------------------------------------------------------------------------------------------------------
  7,025,000  Los Angeles, CA Regional Airports Improvement Corp.
             (Continental Airlines)
9.250       08/01/2024          6,948,849

       ------------

46,996,879
-------------------------------------------------------------------------------------------------------------------
 District of Columbia--0.9%
  2,000,000  District of Columbia Tobacco Settlement Financing Corp.
6.750       05/15/2040          1,739,100
-------------------------------------------------------------------------------------------------------------------
  4,000,000  Metropolitan Washington, D.C. Airport Authority ROLs a
17.710 f     10/01/2032          3,775,520

------------

5,514,620
-------------------------------------------------------------------------------------------------------------------
 Florida--11.6%
  7,625,000  Bonnet Creek, FL Resort Community Devel.
             District Special Assessment
7.500       05/01/2034          7,898,128
-------------------------------------------------------------------------------------------------------------------
  2,000,000  Dade County, FL IDA (Miami Cerebral Palsy Residence)
8.000       06/01/2022          2,031,180
-------------------------------------------------------------------------------------------------------------------
  1,000,000  Fishhawk, FL Community Devel. District
             Special Assessment
7.625       05/01/2018          1,062,870
-------------------------------------------------------------------------------------------------------------------
  8,410,000  FL Capital Projects Finance Authority CCRC
             (Glenridge on Palmer Ranch)
8.000       06/01/2032          8,418,746

  Principal
                                                Market Value
     Amount
Coupon        Maturity         See Note 1
-------------------------------------------------------------------------------------------------------------------

 Florida Continued
$   720,000  FL Capital Trust Agency (American Opportunity)
8.250%      12/01/2038       $    696,744
-------------------------------------------------------------------------------------------------------------------
  9,000,000  FL Capital Trust Agency (Seminole Tribe Convention)
8.950       10/01/2033          9,963,000
-------------------------------------------------------------------------------------------------------------------
  3,800,000  FL Capital Trust Agency (Seminole Tribe Convention)
10.000       10/01/2033          4,481,910
-------------------------------------------------------------------------------------------------------------------
    665,000  Grand Haven, FL Community Devel. District
             Special Assessment, Series B
6.900       05/01/2019            665,146
-------------------------------------------------------------------------------------------------------------------
  2,000,000  Hillsborough County, FL IDA
             (National Gypsum Company)
7.125       04/01/2030          2,020,940
-------------------------------------------------------------------------------------------------------------------
  4,500,000  Jacksonville, FL Health Facilities Authority ROLs a
17.860 f     11/15/2032          3,987,540
-------------------------------------------------------------------------------------------------------------------
 12,810,000  Martin County, FL IDA (Indiantown Cogeneration)
7.875       12/15/2025         13,443,455
-------------------------------------------------------------------------------------------------------------------
    590,000  Martin County, FL IDA (Indiantown Cogeneration)
8.050       12/15/2025            615,252
-------------------------------------------------------------------------------------------------------------------
  1,000,000  Miami Beach, FL Health Facilities Authority
             (Mt. Sinai Medical Center)
6.700       11/15/2019            936,190
-------------------------------------------------------------------------------------------------------------------
    500,000  Miami Beach, FL Health Facilities Authority
             (Mt. Sinai Medical Center)
6.800       11/15/2031            461,755
-------------------------------------------------------------------------------------------------------------------
  2,000,000  Miami, FL Health Facilities Authority
             (Mercy Hospital) IRS
9.350 f     08/15/2015          2,106,420
-------------------------------------------------------------------------------------------------------------------
    500,000  Orlando, FL Utilities Commission Water & Electric RIBS a
9.776 f     10/01/2017            523,565
-------------------------------------------------------------------------------------------------------------------
 10,000,000  Reunion East, FL Community Devel. District, Series A
7.375       05/01/2033         10,060,400
-------------------------------------------------------------------------------------------------------------------
    985,000  Tampa Palms, FL Open Space & Transportation CDD
7.500       05/01/2018          1,024,577

------------

70,397,818
-------------------------------------------------------------------------------------------------------------------
 Georgia--3.5%
  3,605,000  Augusta, GA Hsg. Rehabilitation Agency (Bon Air)
7.500       03/01/2014          3,655,903
-------------------------------------------------------------------------------------------------------------------
    375,000  Columbus, GA Hsg. Authority
             (Columbus Gardens Elderly Hsg.)
8.250       01/01/2024            376,177
-------------------------------------------------------------------------------------------------------------------
  3,885,000  Rockdale County, GA Devel. Authority (Visy Paper)
7.400       01/01/2016          3,897,937
-------------------------------------------------------------------------------------------------------------------
 13,100,000  Rockdale County, GA Devel. Authority (Visy Paper)
7.500       01/01/2026         13,127,248

                                                            ------------

21,057,265
-------------------------------------------------------------------------------------------------------------------
 Hawaii--2.0%
  2,125,000  HI Department of Budget & Finance RITES a
16.256 f     09/01/2032          1,819,043
-------------------------------------------------------------------------------------------------------------------
  8,000,000  HI Department of Budget & Finance
             Special Purpose (Kahala Nui)
8.000       11/15/2033          7,806,480
-------------------------------------------------------------------------------------------------------------------
  3,285,000  HI Department of Transportation (Continental Airlines)
7.000       06/01/2020          2,693,404

                                      ------------

12,318,927
-------------------------------------------------------------------------------------------------------------------
 Illinois--3.8%
 20,750,000  IL DFA (Citgo Petroleum Corp.)
8.000       06/01/2032         20,328,153
-------------------------------------------------------------------------------------------------------------------
     10,000  IL Hsg. Devel. Authority (Multifamily Hsg.), Series A
7.100       07/01/2026             10,109
-------------------------------------------------------------------------------------------------------------------
     20,000  IL Student Assistance Commission Student Loan
             Revenue, Series BB
6.750       03/01/2015             20,203
-------------------------------------------------------------------------------------------------------------------
  2,000,000  Robbins, IL Res Rec (Robbins Res Rec Partners) a
7.250       10/15/2009          1,437,320
-------------------------------------------------------------------------------------------------------------------
  2,000,000  Robbins, IL Res Rec (Robbins Res Rec Partners)
7.250       10/15/2024            910,800
-------------------------------------------------------------------------------------------------------------------
    300,000  Round Lake Beach, IL Tax Increment
7.500       12/01/2013            307,416

------------

                                                               23,014,001
-------------------------------------------------------------------------------------------------------------------
 Indiana--3.4%
  1,690,000  IN Health Facilities Financing Authority RITES a
18.004 f     11/01/2031          1,533,168
-------------------------------------------------------------------------------------------------------------------
  2,500,000  IN Health Facilities Financing Authority RITES a
18.028 f     11/01/2031          2,268,000
-------------------------------------------------------------------------------------------------------------------
 17,500,000  North Manchester, IN (Estelle Peabody Memorial Home)
7.250       07/01/2033         16,784,950

STATEMENT OF INVESTMENTS  Continued

Principal
Market Value
     Amount
Coupon        Maturity         See Note 1
-------------------------------------------------------------------------------------------------------------------

 Indiana Continued
$   170,000  Rockport, IN Pollution Control
             (Indiana-Michigan Power Company)
7.600%      03/01/2016       $    173,213

                    ------------

20,759,331
-------------------------------------------------------------------------------------------------------------------
 Kansas--0.2%
     10,000  Burlington, KS Pollution Control
             (Kansas Gas & Electric Company)
7.000       06/01/2031             10,473
-------------------------------------------------------------------------------------------------------------------
  1,300,000  Lenaxa, KS Multifamily Hsg. (Meadows Apartments)
7.950       10/15/2035          1,271,725

        ------------

1,282,198
-------------------------------------------------------------------------------------------------------------------
 Kentucky--3.0%
  3,045,000  Ashland, KY Solid Waste (Ashland Oil) a
7.200       10/01/2020          3,064,762
-------------------------------------------------------------------------------------------------------------------
  4,895,000  Kenton County, KY Airport (Delta Air Lines)
7.125       02/01/2021          4,211,609
-------------------------------------------------------------------------------------------------------------------
    100,000  Kenton County, KY Airport (Delta Air Lines)
7.250       02/01/2022             88,026
-------------------------------------------------------------------------------------------------------------------
    100,000  Kenton County, KY Airport (Delta Air Lines)
7.500       02/01/2012             90,670
-------------------------------------------------------------------------------------------------------------------
 12,220,000  Kenton County, KY Airport (Delta Air Lines)
7.500       02/01/2020         10,997,145

------------

18,452,212
-------------------------------------------------------------------------------------------------------------------
 Louisiana--13.1%
  1,350,000  Epps, LA COP a
8.000       06/01/2018          1,313,995
-------------------------------------------------------------------------------------------------------------------
 10,780,000  Hodge, LA Utility (Stone Container Corp.)
9.000       03/01/2010         11,046,266
-------------------------------------------------------------------------------------------------------------------
  3,800,000  LA CDA (Eunice Student Hsg. Foundation)
7.375       09/01/2033          3,615,396
-------------------------------------------------------------------------------------------------------------------
    920,000  LA Local Government Environmental Facilities
             & Community Devel. Authority
8.500       06/01/2038            899,751
-------------------------------------------------------------------------------------------------------------------
    555,000  LA Local Government Environmental Facilities
             & Community Devel. Authority (Sharlo Apartments)
8.000       06/20/2028            544,372
-------------------------------------------------------------------------------------------------------------------
  1,875,000  LA Public Facilities Authority ROLs a
16.840 f     05/15/2022          1,762,200
-------------------------------------------------------------------------------------------------------------------
 16,375,000  LA Tobacco Settlement Financing Corp. (TASC)
5.875       05/15/2039         12,695,538
-------------------------------------------------------------------------------------------------------------------
 15,500,000  Lake Charles, LA Harbor & Terminal District Port
             Facilities (Duke Energy Corp.)
7.750       08/15/2022         16,120,000
-------------------------------------------------------------------------------------------------------------------
 17,700,000  St. Charles Parish, LA (Louisiana Power & Light Company)
7.500       06/01/2021         17,965,500
-------------------------------------------------------------------------------------------------------------------
  7,020,000  St. Charles Parish, LA Pollution Control (Union Carbide)
7.350       11/01/2022          7,176,686
-------------------------------------------------------------------------------------------------------------------
  6,000,000  West Feliciana Parish, LA Pollution Control
             (Gulf States Utilities Company)
9.000       05/01/2015          6,085,260

------------

79,224,964
-------------------------------------------------------------------------------------------------------------------
 Maine--1.5%
  7,245,000  ME Finance Authority Solid Waste Recycling
             Facilities (Great Northern Paper)
7.750       10/01/2022          7,208,050
-------------------------------------------------------------------------------------------------------------------
  1,675,000  ME Hsg. Authority Mtg. ROLs a
17.300 f     11/15/2022          1,625,990

------------

8,834,040
-------------------------------------------------------------------------------------------------------------------
 Maryland--0.3%
     15,000  Montgomery County, MD HOC
             (Multifamily Mtg.), Series C
7.150       07/01/2023             15,149
-------------------------------------------------------------------------------------------------------------------
    745,000  Upper Potomac River Commission, MD Pollution
             Control (Westvaco Corp.)
9.125       08/01/2015            756,026
-------------------------------------------------------------------------------------------------------------------
    690,000  Upper Potomac River Commission, MD Pollution
             Control (Westvaco Corp.)
10.500       10/01/2004            698,556

------------
                                    1,469,731
Principal
Market Value
     Amount
Coupon        Maturity         See Note 1
-------------------------------------------------------------------------------------------------------------------

 Massachusetts--0.5%
$ 1,000,000  MA DFA (Eastern Nazarene College)
5.625%      04/01/2029       $    757,050
-------------------------------------------------------------------------------------------------------------------
  2,000,000  MA GO ROLs a
17.050 f     08/01/2027          1,915,120

------------

2,672,170
-------------------------------------------------------------------------------------------------------------------
 Michigan--1.6%
    405,000  Detroit, MI HFC (Across The Park Section 8 Elderly Hsg.)
7.875       06/01/2010            405,304
-------------------------------------------------------------------------------------------------------------------
  2,475,000  MI Higher Education Student Loan Authority RITES a
17.656 f     09/01/2026          2,512,471
-------------------------------------------------------------------------------------------------------------------
  5,185,000  Wayne Charter County, MI Airport Facilities
             (Northwest Airlines)
6.750       12/01/2015          4,197,724
-------------------------------------------------------------------------------------------------------------------
  2,900,000  Wenonah Park Properties, MI (Bay City Hotel)
7.500       04/01/2033          2,765,846

------------

                       9,881,345
-------------------------------------------------------------------------------------------------------------------
 Minnesota--1.5%
  3,330,000  Hubbard County, MN Solid Waste (Potlatch Corp.)
7.375       08/01/2013          3,242,188
-------------------------------------------------------------------------------------------------------------------
  2,000,000  Minneapolis & St. Paul, MN Metropolitan Airports
             Commission (Northwest Airlines)
6.500       04/01/2025          1,782,640
-------------------------------------------------------------------------------------------------------------------
  2,000,000  Minneapolis & St. Paul, MN Metropolitan Airports
             Commission (Northwest Airlines)
7.000       04/01/2025          1,678,400
-------------------------------------------------------------------------------------------------------------------
  2,130,000  St. Paul, MN Hsg. & Redevel. Authority (Upper Landing)
7.000       03/01/2029          2,071,851

------------

                                            8,775,079
-------------------------------------------------------------------------------------------------------------------
 Mississippi--0.0%
    320,000  Hinds County, MS Urban Renewal
             (The Lodge Associates, Ltd.)
8.000       10/15/2022            216,131
-------------------------------------------------------------------------------------------------------------------
 Missouri--0.4%
  2,500,000  St. Joseph, MO IDA (Living Community of St. Joseph)
7.000       08/15/2032          2,429,875
-------------------------------------------------------------------------------------------------------------------
 Nevada--0.4%
  2,065,000  Clark County, NV Industrial Development RITES a
18.056 f     12/01/2038          2,100,601
-------------------------------------------------------------------------------------------------------------------
    325,000  NV Hsg. Division (Single Family Mtg.), Series B
7.850       10/01/2010            326,352

------------

                 2,426,953
-------------------------------------------------------------------------------------------------------------------
 New Hampshire--0.0%
     80,000  NH HE&H Facilities Authority
             (Elliot Hospital of Manchester)
7.125       10/01/2013             80,131
-------------------------------------------------------------------------------------------------------------------
 New Jersey--5.4%
    900,000  NJ EDA (Continental Airlines)
5.500       04/01/2028            571,014
-------------------------------------------------------------------------------------------------------------------
  3,250,000  NJ EDA Retirement Community (Cedar Crest Village)
7.250       11/15/2031          3,295,467
-------------------------------------------------------------------------------------------------------------------
     50,000  NJ State Turnpike Authority, Series A
6.750       01/01/2008             50,073
-------------------------------------------------------------------------------------------------------------------
  6,000,000  NJ Tobacco Settlement Financing Corp. (TASC)
6.000       06/01/2037          4,807,200
-------------------------------------------------------------------------------------------------------------------
 20,500,000  NJ Tobacco Settlement Financing Corp. (TASC)
6.250       06/01/2043         16,753,010
-------------------------------------------------------------------------------------------------------------------
  8,500,000  NJ Tobacco Settlement Financing Corp. (TASC)
6.750       06/01/2039          7,533,975

                                           ------------

33,010,739
-------------------------------------------------------------------------------------------------------------------
 New York--0.0%
     40,000  Port Authority NY/NJ (Continental Airlines)
9.000       12/01/2006             40,458
-------------------------------------------------------------------------------------------------------------------
     50,000  Port Authority NY/NJ (Continental Airlines)
9.125       12/01/2015             50,573

------------

91,031
-------------------------------------------------------------------------------------------------------------------
 North Carolina--0.1%
    600,000  Charlotte, NC Douglas International Airport
             Special Facilities (US Airways) a
7.750       02/01/2028            511,500

STATEMENT OF INVESTMENTS  Continued

  Principal
                                                          Market Value
     Amount
Coupon        Maturity         See Note 1
-------------------------------------------------------------------------------------------------------------------

 Ohio--1.3%
$ 2,880,000  Cleveland, OH Airport (Continental Airlines)
5.375%      09/15/2027       $  1,807,488
-------------------------------------------------------------------------------------------------------------------
  6,020,000  Coshocton County, OH Solid Waste Disposal
             (Stone Container Corp.)
7.875       08/01/2013          6,147,504

------------

                    7,954,992
-------------------------------------------------------------------------------------------------------------------
 Oklahoma--6.6%
  3,000,000  OK Devel. Finance Authority (Inverness Village)
8.000       02/01/2032          2,860,890
-------------------------------------------------------------------------------------------------------------------
  1,500,000  Oklahoma City, OK Industrial &
             Cultural Facilities (AERO)
6.750       01/01/2023          1,431,375
-------------------------------------------------------------------------------------------------------------------
 11,000,000  Tulsa, OK Municipal Airport Trust (American Airlines)
5.375       12/01/2035          8,084,890
-------------------------------------------------------------------------------------------------------------------
  1,500,000  Tulsa, OK Municipal Airport Trust (American Airlines)
5.650       12/01/2035          1,087,485
-------------------------------------------------------------------------------------------------------------------
 24,850,000  Tulsa, OK Municipal Airport Trust (American Airlines)
5.800       06/01/2035         21,184,625
-------------------------------------------------------------------------------------------------------------------
  3,500,000  Tulsa, OK Municipal Airport Trust (American Airlines)
6.000       06/01/2035          2,537,500
-------------------------------------------------------------------------------------------------------------------
  4,485,000  Tulsa, OK Municipal Airport Trust (American Airlines)
6.250       06/01/2020          2,916,326

                         ------------

40,103,091
-------------------------------------------------------------------------------------------------------------------
 Oregon--0.4%
     10,000  Josephine County, OR School District
6.500       08/01/2009             10,252
-------------------------------------------------------------------------------------------------------------------
  3,000,000  Port of Portland, OR Special Obligation (Delta Air Lines)
6.200       09/01/2022          2,197,230

------------

2,207,482
-------------------------------------------------------------------------------------------------------------------
 Pennsylvania--6.2%
 22,010,000  Allegheny County, PA HDA
             (West Penn Allegheny Health System)
9.250       11/15/2030         21,263,861
-------------------------------------------------------------------------------------------------------------------
  4,360,000  Allegheny County, PA HDA
             (West Penn Allegheny Health System)
9.250       11/15/2015          4,250,128
-------------------------------------------------------------------------------------------------------------------
  6,000,000  Allegheny County, PA HDA
             (West Penn Allegheny Health System)
9.250       11/15/2022          5,815,500
-------------------------------------------------------------------------------------------------------------------
  1,000,000  Chester County, PA H&EFA (Jenners Pond)
7.750       07/01/2034            985,710
-------------------------------------------------------------------------------------------------------------------
  1,000,000  Lawrence County, PA IDA
             (Shenango Presbyterian Center)
7.500       11/15/2031            941,990
-------------------------------------------------------------------------------------------------------------------
  5,000,000  PA EDFA (National Gypsum Company)
6.250       11/01/2027          4,586,350

------------

37,843,539
-------------------------------------------------------------------------------------------------------------------
 Rhode Island--0.5%
  2,000,000  RI Hsg. & Mtg. Finance Corp. RITES a
16.525 f     10/01/2022          1,894,040
-------------------------------------------------------------------------------------------------------------------
  1,500,000  RI Tobacco Settlement Financing Corp. (TASC)
6.250       06/01/2042          1,204,200

------------

                                     3,098,240
-------------------------------------------------------------------------------------------------------------------
 South Carolina--0.7%
  2,250,000  Florence County, SC IDR (Stone Container Corp.)
7.375       02/01/2007          2,283,435
-------------------------------------------------------------------------------------------------------------------
  2,000,000  SC Hsg. Finance & Devel. Authority RITES a
15.256 f     01/01/2023          1,716,880
-------------------------------------------------------------------------------------------------------------------
      5,000  SC Resource Authority Local Government Program
7.250       06/01/2020              5,048

------------

4,005,363
-------------------------------------------------------------------------------------------------------------------
 Tennessee--1.1%
    100,000  Hamilton County, TN IDB (Park at 58)
6.700       03/01/2021             89,561
-------------------------------------------------------------------------------------------------------------------
  4,335,000  McMinn County, TN IDB Pollution Control
             (Calhoun Newsprint)
7.625       03/01/2016          4,307,950

Principal
Market Value
     Amount
Coupon        Maturity         See Note 1
-------------------------------------------------------------------------------------------------------------------

 Tennessee Continued
$ 3,000,000   Metropolitan Knoxville, TN Airport Authority
             (Northwest Airlines)
8.000%      04/01/2032       $  2,397,840

------------

6,795,351
-------------------------------------------------------------------------------------------------------------------
 Texas--19.2%
  1,195,000  Bexar County, TX HFC (American Opportunity Hsg.)
8.250       12/01/2037          1,148,837
-------------------------------------------------------------------------------------------------------------------
  1,000,000  Bexar County, TX HFC (American Opportunity Hsg.)
9.250       12/01/2037            959,940
-------------------------------------------------------------------------------------------------------------------
  8,000,000  Brazos River Authority, TX (TXU Energy Company)
7.700       04/01/2033          8,832,320
-------------------------------------------------------------------------------------------------------------------
  1,000,000  Dallas, TX Hsg. Corp. (Section 8)
7.850       08/01/2013          1,008,250
-------------------------------------------------------------------------------------------------------------------
 20,000,000  Dallas-Fort Worth, TX International Airport
5.000       11/01/2035         18,716,000
-------------------------------------------------------------------------------------------------------------------
 45,450,000  Dallas-Fort Worth, TX International Airport
             (American Airlines)
5.950       05/01/2029         41,416,312
-------------------------------------------------------------------------------------------------------------------
    235,000  Dallas-Fort Worth, TX International Airport
             (Delta Air Lines)
7.625       11/01/2021            176,121
-------------------------------------------------------------------------------------------------------------------
  6,000,000  Dallas-Fort Worth, TX International Airport RITES a
15.915 f     11/01/2027          4,773,960
-------------------------------------------------------------------------------------------------------------------
  5,240,000  El Paso, TX Health Facilities Devel. Corp.
             (Bienvivir Senior Health Services)
7.750       08/15/2031          5,099,830
-------------------------------------------------------------------------------------------------------------------
  1,000,000  Grapevine, TX IDC (Air Cargo)
6.500       01/01/2024          1,031,300
-------------------------------------------------------------------------------------------------------------------
  5,960,000  Houston, TX Airport Special Facilities
             (Continental Airlines)
6.125       07/15/2017          4,570,128
-------------------------------------------------------------------------------------------------------------------
  1,330,000  Houston, TX Airport Special Facilities
             (Continental Airlines)
6.125       07/15/2027            935,961
-------------------------------------------------------------------------------------------------------------------
  4,750,000  Houston, TX Airport Special Facilities
             (Continental Airlines)
6.750       07/01/2021          3,800,143
-------------------------------------------------------------------------------------------------------------------
 14,395,000  Houston, TX Airport Special Facilities
             (Continental Airlines)
6.750       07/01/2029         11,503,620
-------------------------------------------------------------------------------------------------------------------
    115,000  Matagorda County, TX Navigation District
             (Reliant Energy)
5.950       05/01/2030            108,540
-------------------------------------------------------------------------------------------------------------------
  1,350,000  Newton County, TX Public Facility Corp. a
8.000       03/01/2019          1,336,851
-------------------------------------------------------------------------------------------------------------------
  2,500,000  TX GO RITES a
20.456 f     12/01/2028          2,800,950
-------------------------------------------------------------------------------------------------------------------
  3,000,000  TX Research Division RITES a
18.856 f     06/01/2029          3,250,740
-------------------------------------------------------------------------------------------------------------------
  2,405,000  TX State Affordable Hsg. Corp.
             (American Hsg. Foundation)
8.000       03/01/2032          2,281,263
-------------------------------------------------------------------------------------------------------------------
  4,000,000  TX Turnpike Authority ROLs
16.840 f     08/15/2042          3,048,880

------------

116,799,946
-------------------------------------------------------------------------------------------------------------------
 Utah--0.1%
    635,000  Carbon, UT Solid Waste Disposal
             (Allied Waste Industries)
7.500       02/01/2010            621,335
-------------------------------------------------------------------------------------------------------------------
 Vermont--0.5%
  3,080,000  VT HFA, Series B
7.600       12/01/2024          3,097,710
-------------------------------------------------------------------------------------------------------------------
 Virginia--2.0%
  2,250,000  Bedford County, VA IDA (Georgia-Pacific Corp.)
6.550      12/01/2025           2,060,550
-------------------------------------------------------------------------------------------------------------------
     25,000  Giles County, VA IDA (Hoechst Celanese Corp.)
6.625       12/01/2022             25,516
-------------------------------------------------------------------------------------------------------------------
  1,750,000  Halifax County, VA IDA RITES a
18.356 f     06/01/2028          1,997,590
-------------------------------------------------------------------------------------------------------------------
  2,000,000  Hopewell, VA IDA (Stone Container Corp.)
8.250       05/01/2010          2,044,500
-------------------------------------------------------------------------------------------------------------------
    165,000  Hopewell, VA IDA (Stone Container Corp.)
8.250       06/01/2016            168,364
-------------------------------------------------------------------------------------------------------------------
  3,500,000  Pocahontas Parkway Association, VA
             (Route 895 Connector Toll Road)
5.000       08/15/2010          3,007,375

STATEMENT OF INVESTMENTS  Continued

Principal
Market Value
     Amount
Coupon        Maturity         See Note 1
-------------------------------------------------------------------------------------------------------------------

 Virginia Continued
$ 3,000,000  Pocahontas Parkway Association, VA
             (Route 895 Connector Toll Road)
5.250%      08/15/2008       $  2,724,450
-------------------------------------------------------------------------------------------------------------------
    200,000  Pocahontas Parkway Association, VA
             (Route 895 Connector Toll Road)
5.500       08/15/2028            141,488

------------

12,169,833
-------------------------------------------------------------------------------------------------------------------
 Washington--1.4%
  3,000,000  Chelan County, WA Public Utility District RITES a
18.259 f     01/01/2036          3,230,400
-------------------------------------------------------------------------------------------------------------------
  3,500,000  Grant County, WA Public Utility District RITES a
16.063 f     01/01/2022          3,512,460
-------------------------------------------------------------------------------------------------------------------
  1,740,000  Pilchuck, WA Devel. Public Corp.
             (B.F. Goodrich Company)
6.000       08/01/2023          1,692,463
-------------------------------------------------------------------------------------------------------------------
    100,000  Port Camas, WA Public Industrial Corp.
             (James River Corp. of VA.)
6.700       04/01/2023             93,577
-------------------------------------------------------------------------------------------------------------------
     25,000  Port Longview, WA IDC (Weyerhauser Company)
7.450       02/01/2013             25,118

                                            ------------

8,554,018
-------------------------------------------------------------------------------------------------------------------
 West Virginia--0.4%
  1,000,000  Kanawha County, WV Industrial Devel.
             (Union Carbide Chemical & Plastics Company)
8.000       08/01/2020          1,022,900
-------------------------------------------------------------------------------------------------------------------
  1,205,000  Marshall County, WV Pollution Control
             (Ohio Power Company)
6.850       06/01/2022          1,218,653

------------

2,241,553
-------------------------------------------------------------------------------------------------------------------
 Wisconsin--0.6%
  1,475,000  Milwaukee, WI (Air Cargo)
7.500       01/01/2025          1,481,770
-------------------------------------------------------------------------------------------------------------------
  2,000,000  WI H&EFA RITES a
17.028 f     02/15/2032          1,999,880

                                       ------------

3,481,650

-------------------------------------------------------------------------------------------------------------------
 Total Investments, at Value (Cost
$634,044,196)--105.0%
637,307,395
-------------------------------------------------------------------------------------------------------------------
 Liabilities in Excess of Other
Assets--(5.0)
(30,094,466)

------------
 Net
Assets--100.0%
$607,212,929

============

Footnotes to Statement of Investments
a. Identifies issues considered to be illiquid or restricted. See Note 5 of
Notes to Financial Statements.
f. Represents the current interest rate for a variable rate bond known as an
"inverse floater". See Note 1 of Notes to Financial Statements.

To simplify the listings of securities, abbreviations are used per the table below:

CCRC     Continuing Care Retirement Community
CDA      Communities Development Authority
CDD      Community Development District
COP      Certificates of Participation
DFA      Development Finance Authority
EDA      Economic Development Authority
EDFA     Economic Development Finance Authority
EFA      Educational Facilities Authority
GO       General Obligation
H&EFA    Health and Educational Facilities Authority
HDA      Hospital Development Authority
HE&H     Higher Educational and Health
HFA      Housing Finance Agency
HFC      Housing Finance Corp.
HOC      Housing Opportunities Commission
IDA      Industrial Development Agency
IDB      Industrial Development Board
IDC      Industrial Development Corporation
IDR      Industrial Development Revenue
IRS      Inverse Rate Security
NY/NJ    New York/New Jersey
RIBS     Residual Interest Bonds
RITES    Residual Interest Tax Exempt Security
Res Rec  Resource Recovery Facility
ROLs     Residual Option Longs
TASC     Tobacco Settlement Asset-Backed Bonds

--------------------------------------------------------------------------------
 Industry Concentrations  July 31, 2003

 Distribution of investments by industry of issue, as a percentage of total investments at value, is as follows:

 Industry                                         Market Value
Percent
--------------------------------------------------------------------------------
 Airlines                                         $151,599,551
23.8%
 Paper, Containers & Packaging                      70,389,078
11.0
 Electric Utilities                                 66,650,191
10.5
 Adult Living Facilities                            55,722,046
8.7
 Hospital/Health Care                               53,213,737
8.3
 Tobacco Settlements                                50,355,003
7.9
 Gas Utilities                                      34,325,836
5.4
 Marine/Aviation Facilities                         33,668,243
5.3
 Hotels, Restaurants &Leisure                       31,099,736
4.9
 Special Assessment                                 22,782,972
3.6
 Multifamily Housing                                17,229,995
2.7
 Single Family Housing                              10,685,706
1.7
 Highways/Railways                                   8,972,266
1.4
 Manufacturing, Non-Durable Goods                    8,225,102
1.3
 Higher Education                                    6,889,933
1.1
 General Obligation                                  3,687,572
0.6
 Resource Recovery                                   3,165,204
0.5
 Municipal Leases                                    2,650,846
0.4
 Not-for-Profit Organization                         2,031,180
0.3
 Manufacturing, Durable Goods                        2,020,940
0.3
 Sales Tax Revenue                                   1,743,839
0.3
 Pollution Control                                     178,216
--
 Student Loans                                          20,203
--

------------------------------
 Total                                            $637,307,395
100.0%

==============================

STATEMENT OF INVESTMENTS  Continued

--------------------------------------------------------------------------------
 Summary of Ratings  July 31, 2003 / Unaudited

 Distribution of investments by rating category, as a percentage of total investments at value, is as follows:

 Rating
Percent
--------------------------------------------------------------------------------
 AAA
9.4%
 AA
2.6
 A
11.9
 BBB
14.3
 BB
8.8
 B
20.6
 CCC
6.6
 CC
0.2
 C
0.0
 D
0.0
 Not Rated
25.6

------

100.0%

======
Bonds rated by any nationally  recognized  statistical  rating  organization are included  in the  equivalent  Standard & Poor's  rating  category.  As a general matter,  unrated bonds may be backed by mortgage liens or equipment liens on the underlying  property,  and also may be  guaranteed.  Bonds which are backed by a letter of credit or by other financial  institutions or agencies may be assigned an  investment-grade  rating by the Manager,  which  reflects the quality of the guarantor,  institution  or agency.  Unrated bonds may also be assigned a rating
when  the  issuer  has  rated   bonds   outstanding   with   comparable   credit
characteristics,  or when,  in the  opinion  of the  Manager,  the  bond  itself possesses credit  characteristics  which allow for rating.  The unrated bonds in the portfolio  are  predominantly  smaller  issuers which have not applied for a bond rating. Only those unrated bonds which subsequent to purchase have not been designated  investment  grade by the  Manager  are  included  in the "Not Rated"
category.

See accompanying Notes to Financial Statements.

STATEMENT OF ASSETS AND LIABILITIES  July 31, 2003

--------------------------------------------------------------------------------

 Assets

 Investments, at value (cost $634,044,196)--see accompanying statement
$637,307,395
--------------------------------------------------------------------------------------
 Cash
162,972
--------------------------------------------------------------------------------------
 Receivables and other assets:
 Interest
14,059,841
 Shares of beneficial interest sold
3,857,541
 Investments sold
158,817

Other
4,349

-------------
 Total assets
655,550,915

--------------------------------------------------------------------------------------
 Liabilities

 Payables and other liabilities:
 Notes payable to bank (interest rate 1.75% at July 31, 2003)
39,200,000
 Investments purchased
5,847,791
 Shares of beneficial interest redeemed
2,081,880
 Dividends
1,004,284
 Distribution and service plan
fees                                            76,637
 Transfer and shareholder servicing agent
fees                                 30,174
 Shareholder
reports                                                           29,660
 Trustees'
compensation                                                        16,429
 Other
                                   51,131

-------------
 Total liabilities
48,337,986

--------------------------------------------------------------------------------------
 Net Assets
$607,212,929

=============

--------------------------------------------------------------------------------------
 Composition of Net Assets

 Paid-in capital
$630,976,601
--------------------------------------------------------------------------------------
 Undistributed net investment income
1,261,810
--------------------------------------------------------------------------------------
 Accumulated net realized loss on investment transactions
(28,288,681)
--------------------------------------------------------------------------------------
 Net unrealized appreciation on investments
3,263,199

-------------
 Net Assets
$607,212,929

=============

STATEMENT OF ASSETS AND LIABILITIES  Continued

--------------------------------------------------------------------------------
 Net Asset Value Per Share

 Class A Shares:
 Net asset value and redemption price per share (based on net assets of
 $306,857,468 and 28,832,120 shares of beneficial interest outstanding)
$10.64
 Maximum offering price per share (net asset value plus sales charge of 4.75% of offering price)
$11.17
--------------------------------------------------------------------------------
 Class B Shares:
 Net asset value, redemption price (excludes applicable contingent deferred sales charge) and offering price per share (based on net assets of $188,645,286 and 17,690,427 shares of beneficial interest outstanding)
$10.66
--------------------------------------------------------------------------------
 Class C Shares:
 Net asset value, redemption price (excludes applicable contingent deferred sales charge) and offering price per share (based on net assets of $111,710,175 and 10,509,910 shares of beneficial interest outstanding)
$10.63

 See accompanying Notes to Financial Statements.

STATEMENT OF OPERATIONS  For the Year Ended July 31, 2003

-------------------------------------------------------------------------------
 Investment Income

 Interest                                                        $  45,466,911

-------------------------------------------------------------------------------
 Expenses

 Management fees                                                     2,636,346
-------------------------------------------------------------------------------
 Distribution and service plan fees:
 Class A                                                               367,261
 Class B                                                             1,273,924
 Class C                                                               767,777
-------------------------------------------------------------------------------
 Transfer and shareholder servicing agent fees:
 Class A                                                               136,644
 Class B                                                                98,268
 Class C                                                                55,216
-------------------------------------------------------------------------------
 Interest expense                                                    1,220,729
-------------------------------------------------------------------------------
 Shareholder reports                                                    43,178
-------------------------------------------------------------------------------
 Custodian fees and expenses                                            32,170
-------------------------------------------------------------------------------
 Trustees' compensation                                                 21,402
-------------------------------------------------------------------------------
 Other                                                                  54,892

------------
 Total expenses                                                      6,707,807
 Less reduction to custodian expenses
(2,105)

------------
 Net expenses                                                        6,705,702

-------------------------------------------------------------------------------
 Net Investment Income                                              38,761,209

-------------------------------------------------------------------------------
 Realized and Unrealized Gain (Loss)

 Net realized loss on investments
(26,526,188)
-------------------------------------------------------------------------------
 Net change in unrealized appreciation on investments                  838,016

-------------------------------------------------------------------------------
 Net Increase in Net Assets Resulting from Operations              $13,073,037

============

 See accompanying Notes to Financial Statements.

STATEMENTS OF CHANGES IN NET ASSETS

 Year Ended July
31,
2003          2002
----------------------------------------------------------------------------------------------------------

 Operations

 Net investment
income                                                         $ 38,761,209
$  7,787,236
----------------------------------------------------------------------------------------------------------
 Net realized gain
(loss)
(26,526,188)      533,148
----------------------------------------------------------------------------------------------------------
 Net change in unrealized
appreciation                                              838,016
571,598

---------------------------
 Net increase in net assets resulting from
operations                            13,073,037     8,891,982

----------------------------------------------------------------------------------------------------------
 Dividends and/or Distributions to Shareholders

 Dividends from net investment income:
 Class
A
(20,618,983)   (4,896,514)
 Class
B
(10,471,076)   (2,106,059)
 Class C

(6,339,849)     (807,906)

----------------------------------------------------------------------------------------------------------
 Beneficial Interest Transactions

 Net increase in net assets resulting from beneficial interest transactions:
 Class
A
126,779,250   154,036,029
 Class
B
104,651,625    69,927,734
 Class
C
66,891,717    45,686,275

----------------------------------------------------------------------------------------------------------
 Net Assets

 Total increase
                                                                273,965,721
270,731,541
----------------------------------------------------------------------------------------------------------
 Beginning of period
                     333,247,208    62,515,667

---------------------------
 End of period [including undistributed (overdistributed)
 net investment income of $1,261,810 and $(69,491),
respectively]              $607,212,929  $333,247,208

===========================

 See accompanying Notes to Financial Statements.

STATEMENT OF CASH FLOWS  For the Year Ended July 31, 2003

--------------------------------------------------------------------------------

 Cash Flows from Operating Activities

 Net increase in net assets from operations                          $
13,073,037
-----------------------------------------------------------------------------------
 Adjustments to reconcile net decrease in net assets from operations to net cash used in operating activities:
 Proceeds from disposition of investment securities
304,563,139
 Realized loss on securities
26,526,188
 Decrease in other assets
6,317,332
 Amortization
1,546,371
 Increase in accrued expenses
1,863,903
 Increase in receivable for securities sold
(158,817)
 Unrealized appreciation on securities
(838,016)
 Increase in interest receivable
(7,446,186)
 Decrease in payable for securities purchased
(41,298,282)
 Purchase of investment securities
(615,231,163)

--------------
 Net cash used in operating activities
(311,082,494)

-----------------------------------------------------------------------------------
 Cash Flows from Financing Activities

 Proceeds from shares sold
426,274,378
 Proceeds from issuance of debt
398,800,000
 Cash distributions paid
(20,032,420)
 Payment on shares redeemed
(145,349,274)
 Payment on outstanding debt
(359,600,000)

--------------
 Net cash provided by financing activities
300,092,684

-----------------------------------------------------------------------------------
 Net decrease in cash
(10,989,810)
-----------------------------------------------------------------------------------
 Cash, beginning balance
11,152,782

--------------
 Cash, ending balance                                                $
162,972

==============

 See accompanying Notes to Financial Statements.

ROCHESTER NATIONAL MUNICIPALS

FINANCIAL HIGHLIGHTS

 Class A            Year Ended July 31                 2003       2002
2001      2000      1999
-------------------------------------------------------------------------------------------------------

 Per Share Operating Data

 Net asset value, beginning of period                $11.28     $11.25
$10.76    $11.24    $11.62
-------------------------------------------------------------------------------------------------------
 Income (loss) from investment operations:
 Net investment income                                  .92        .71
..58       .58       .56
 Net realized and unrealized gain (loss)               (.67)       .03
..48      (.45)     (.39)

--------------------------------------------------
 Total from investment operations                       .25        .74
1.06       .13       .17
-------------------------------------------------------------------------------------------------------
 Dividends and/or distributions to shareholders:
 Dividends from net investment income                  (.89)      (.71)
(.57)     (.57)     (.55)
 Distributions from net realized gain                    --         --
--      (.04)       --

--------------------------------------------------
 Total dividends and/or distributions
 to shareholders                                       (.89)      (.71)
(.57)     (.61)     (.55)
-------------------------------------------------------------------------------------------------------
 Net asset value, end of period                      $10.64     $11.28
$11.25    $10.76    $11.24

==================================================

-------------------------------------------------------------------------------------------------------
 Total Return, at Net Asset Value 1                    2.36%      6.89%
10.03%     1.28%     1.36%

-------------------------------------------------------------------------------------------------------
 Ratios/Supplemental Data

 Net assets, end of period (in thousands)          $306,857   $193,452
$38,827   $34,050   $35,924
-------------------------------------------------------------------------------------------------------
 Average net assets (in thousands)                 $252,496   $ 73,877
$36,900   $34,296   $36,532
-------------------------------------------------------------------------------------------------------
 Ratios to average net assets: 2
 Net investment income                                 8.44%      6.61%
5.21%     5.41%     4.78%
 Total expenses                                        1.04%      1.06%
0.87%     1.13%     1.13%
 Expenses after expense reimbursement
 or fee waiver and reduction to
 custodian expenses                                     N/A 3     0.89% 4
0.78% 4   0.96% 4   0.95% 4
-------------------------------------------------------------------------------------------------------
 Portfolio turnover rate                                 57%       127%
37%       12%       55%

1. Assumes an investment on the business day before the first day of the fiscal
period, with all dividends and distributions reinvested in additional shares on
the reinvestment date, and redemption at the net asset value calculated on the last business day of the fiscal period. Sales charges are not reflected in the total returns. Total returns are not annualized for periods of less than one full year. Returns do not reflect the deduction of taxes that a shareholder would pay on Fund distributions or the redemption of Fund shares.
2. Annualized for periods of less than one full year.
3. Reduction to custodian expenses less than 0.01%.
4. Excludes interest expenses.

See accompanying Notes to Financial Statements.

 Class B            Year Ended July 31                 2003       2002
2001      2000      1999
-------------------------------------------------------------------------------------------------------

 Per Share Operating Data

 Net asset value, beginning of period                $11.30     $11.27
$10.78    $11.26    $11.64
-------------------------------------------------------------------------------------------------------
 Income (loss) from investment operations:
 Net investment income                                  .83        .63
..49       .50       .47
 Net realized and unrealized gain (loss)               (.66)       .02
..48      (.45)     (.39)

--------------------------------------------------
 Total from investment operations                       .17        .65
..97       .05       .08
-------------------------------------------------------------------------------------------------------
 Dividends and/or distributions to shareholders:
 Dividends from net investment income                  (.81)      (.62)
(.48)     (.49)     (.46)
 Distributions from net realized gain                    --         --
--      (.04)       --

--------------------------------------------------
 Total dividends and/or distributions
 to shareholders                                       (.81)      (.62)
(.48)     (.53)     (.46)
-------------------------------------------------------------------------------------------------------
 Net asset value, end of period                      $10.66     $11.30
$11.27    $10.78    $11.26

==================================================

-------------------------------------------------------------------------------------------------------
 Total Return, at Net Asset Value 1                    1.57%      6.07%
9.19%     0.51%     0.60%

-------------------------------------------------------------------------------------------------------
 Ratios/Supplemental Data

 Net assets, end of period (in thousands)          $188,645    $90,547
$20,279   $17,866   $21,524
-------------------------------------------------------------------------------------------------------
 Average net assets (in thousands)                 $141,819    $36,100
$18,445   $19,249   $21,648
-------------------------------------------------------------------------------------------------------
 Ratios to average net assets: 2
 Net investment income                                 7.67%      5.85%
4.45%     4.64%     4.02%
 Total expenses                                        1.81%      1.80%
1.62%     1.89%     1.88%
 Expenses after expense reimbursement
 or fee waiver and reduction to
 custodian expenses                                     N/A 3     1.63% 4
1.53% 4   1.72% 4   1.70% 4
-------------------------------------------------------------------------------------------------------
 Portfolio turnover rate                                 57%       127%
37%       12%       55%

1. Assumes an investment on the business day before the first day of the fiscal
period, with all dividends and distributions reinvested in additional shares on
the reinvestment date, and redemption at the net asset value calculated on the last business day of the fiscal period. Sales charges are not reflected in the total returns. Total returns are not annualized for periods of less than one full year. Returns do not reflect the deduction of taxes that a shareholder would pay on Fund distributions or the redemption of Fund shares.
2. Annualized for periods of less than one full year.
3. Reduction to custodian expenses less than 0.01%.
4. Excludes interest expenses.

See accompanying Notes to Financial Statements.

FINANCIAL HIGHLIGHTS  Continued

 Class C            Year Ended July 31                 2003       2002
2001      2000      1999
-------------------------------------------------------------------------------------------------------

 Per Share Operating Data

 Net asset value, beginning of period                $11.27     $11.24
$10.75    $11.23    $11.61
-------------------------------------------------------------------------------------------------------
 Income (loss) from investment operations:
 Net investment income                                  .83        .61
..50       .50       .47
 Net realized and unrealized gain (loss)               (.66)       .04
..48      (.45)     (.39)

--------------------------------------------------
 Total from investment operations                       .17        .65
..98       .05       .08
-------------------------------------------------------------------------------------------------------
 Dividends and/or distributions to shareholders:
 Dividends from net investment income                  (.81)      (.62)
(.49)     (.49)     (.46)
 Distributions from net realized gain                    --         --
--      (.04)       --

--------------------------------------------------
 Total dividends and/or distributions
 to shareholders                                       (.81)      (.62)
(.49)     (.53)     (.46)
-------------------------------------------------------------------------------------------------------
 Net asset value, end of period                      $10.63     $11.27
$11.24    $10.75    $11.23

==================================================

-------------------------------------------------------------------------------------------------------
 Total Return, at Net Asset Value 1                    1.59%      6.09%
9.22%     0.51%     0.60%

-------------------------------------------------------------------------------------------------------
 Ratios/Supplemental Data

 Net assets, end of period (in thousands)          $111,710    $49,248
$3,410    $2,442    $3,504
-------------------------------------------------------------------------------------------------------
 Average net assets (in thousands)                 $ 85,483    $13,453
$2,552    $2,790    $3,260
-------------------------------------------------------------------------------------------------------
 Ratios to average net assets: 2
 Net investment income                                 7.68%      5.88%
4.45%     4.65%     4.02%
 Total expenses                                        1.80%      1.80%
1.62%     1.89%     1.88%
 Expenses after expense reimbursement
 or fee waiver and reduction to
 custodian expenses                                     N/A 3     1.63% 4
1.53% 4   1.72% 4   1.70% 4
-------------------------------------------------------------------------------------------------------
 Portfolio turnover rate                                 57%       127%
37%       12%       55%

1. Assumes an investment on the business day before the first day of the fiscal
period, with all dividends and distributions reinvested in additional shares on
the reinvestment date, and redemption at the net asset value calculated on the last business day of the fiscal period. Sales charges are not reflected in the total returns. Total returns are not annualized for periods of less than one full year. Returns do not reflect the deduction of taxes that a shareholder would pay on Fund distributions or the redemption of Fund shares.
2. Annualized for periods of less than one full year.
3. Reduction to custodian expenses less than 0.01%.
4. Excludes interest expenses.

See accompanying Notes to Financial Statements.

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------
 1. Significant Accounting Policies
 Oppenheimer Rochester National Municipals (the Fund) is a separate series of
 Oppenheimer Multi-State Municipal Trust, an open-end management investment company registered under the Investment Company Act of 1940, as amended. The
 Fund's investment objective is to seek a high level of current income exempt from federal income taxes for individual investors by investing in a diversified portfolio of high-yield municipal securities. The Fund's investment
 advisor is OppenheimerFunds, Inc. (the Manager).
    The Fund offers Class A, Class B and Class C shares. Class A shares are sold
 at their offering price, which is normally net asset value plus a front-end sales charge. Class B and Class C shares are sold without a front-end sales charge but may be subject to a contingent deferred sales charge (CDSC). All classes of shares have identical rights and voting privileges. Earnings, net assets and net asset value per share may differ by minor amounts due to each class having its own expenses directly attributable to that class. Classes
A, B
 and C have separate distribution and/or service plans. Class B shares will automatically convert to Class A shares six years after the date of purchase.
    The following is a summary of significant accounting policies consistently followed by the Fund.

--------------------------------------------------------------------------------
 Securities Valuation. Securities listed or traded on National Stock Exchanges or other domestic or foreign exchanges are valued based on the last sale price
 of the security traded on that exchange prior to the time when the Fund's assets are valued. Securities traded on NASDAQ are valued based on the closing
 price provided by NASDAQ prior to the time when the Fund's assets are valued.
 In the absence of a sale, the security is valued at the last sale price on the
 prior trading day, if it is within the spread of the closing bid and asked prices, and if not, at the closing bid price. Securities (including restricted
 securities) for which quotations are not readily available are valued primarily
 using dealer-supplied valuations, a portfolio pricing service authorized by the
 Board of Trustees, or at their fair value. Fair value is determined in good faith using consistently applied procedures under the supervision of the
Board
 of Trustees. Short-term "money market type" debt securities with remaining maturities of sixty days or less are valued at amortized cost (which approximates market value).

--------------------------------------------------------------------------------
 Inverse Floating Rate Securities. The Fund invests in inverse floating rate securities that pay interest at a rate that varies inversely with short-term interest rates. Certain of these securities may be leveraged, whereby the interest rate varies inversely at a multiple of the change in short-term rates.
 As interest rates rise, inverse floaters produce less current income. The price
 of such securities is more volatile than comparable fixed rate securities.
The
 Fund intends to invest no more than 35% of its total assets in inverse floaters. Inverse floaters amount to $54,155,418 as of July 31, 2003.
Including
 the effect of leverage, inverse floaters represent 25.07% of the Fund's total assets as of July 31, 2003.

NOTES TO FINANCIAL STATEMENTS  Continued

--------------------------------------------------------------------------------
 1. Significant Accounting Policies Continued
 Security Credit Risk. The Fund invests in high-yield securities, which may be subject to a greater degree of credit risk, greater market fluctuations and risk of loss of income and principal, and may be more sensitive to economic conditions than lower-yielding, higher-rated fixed-income securities. The
Fund
 may acquire securities in default, and is not obligated to dispose of securities whose issuers subsequently default.

--------------------------------------------------------------------------------
 Allocation of Income, Expenses, Gains and Losses. Income, expenses (other than
 those attributable to a specific class), gains and losses are allocated on a daily basis to each class of shares based upon the relative proportion of net assets represented by such class. Operating expenses directly attributable to a
 specific class are charged against the operations of that class.

--------------------------------------------------------------------------------
 Federal Taxes. The Fund intends to comply with provisions of the Internal
 Revenue Code applicable to regulated investment companies and to distribute substantially all of its investment company taxable income, including any net realized gain on investments not offset by capital loss carryforwards, if any,
 to shareholders, therefore, no federal income or excise tax provision is required.

 The tax components of capital shown in the table below represent distribution requirements the Fund must satisfy under the income tax regulations, losses the
 Fund may be able to offset against income and gains realized in future years and unrealized appreciation or depreciation of investment for federal income tax purposes.

                                                                        Net
Unrealized

Appreciation
              Undistributed   Undistributed          Accumulated        Based
on Cost of
              Net Investment      Long-Term                 Loss  Securities
for Federal
              Income                   Gain   Carryforward 1,2,3     Income
Tax Purposes

--------------------------------------------------------------------------

              $2,280,916                $--          $28,144,223
$3,118,739

 1. As of July 31, 2003, the Fund had $1,783,620 of net capital loss carryforwards available to offset future realized capital gains, if any, and thereby reduce future taxable gain distributions. As of July 31, 2003, details
 of the capital loss carryforwards were as follows:

                              Expiring
                              ----------------------
                              2009        $1,051,023
                              2010           711,471
                              2011            21,126
                                          ----------
                              Total       $1,783,620
                                          ==========

 2. During the fiscal years ended July 31, 2003 and July 31, 2002, the Fund did
 not utilize any capital loss carryforwards.

 3. As of July 31, 2003, the Fund had $26,360,603 of post-October losses available to offset future capital gains, if any. Such losses, if unutilized,
 will expire in 2012.

 The tax character of distributions paid during the years ended July 31, 2003 and July 31, 2002 was as follows:

                                              Year Ended        Year Ended
                                           July 31, 2003     July 31, 2002
                 ---------------------------------------------------------
                 Distributions paid from:
                 Exempt-interest dividends   $37,429,908        $7,810,479

 The aggregate cost of investments and the composition of unrealized appreciation and depreciation of investments for federal income tax purposes as
 of July 31, 2003 are noted below. The primary difference between book and tax appreciation or depreciation of investments, if applicable, is attributable to
 the tax deferral of losses or tax realization of financial statement unrealized
 gain or loss.

                 Federal Tax Cost                $634,188,656
                                                 =============
                 Gross unrealized appreciation   $ 23,273,182
                 Gross unrealized depreciation    (20,154,443)
                                                 -------------
                 Net unrealized appreciation     $  3,118,739
                                                 =============

--------------------------------------------------------------------------------
 Trustees' Compensation. The Fund has adopted an unfunded retirement plan for the Fund's independent trustees. Benefits are based on years of service and fees paid to each trustee during the years of service. During the year ended
 July 31, 2003, the Fund's projected benefit obligations were increased by
 $1,429 and payments of $1,637 were made to retired trustees, resulting in an accumulated liability of $14,855 as of July 31, 2003.
    The Board of Trustees has adopted a deferred compensation plan for independent trustees that enables trustees to elect to defer receipt of all
or
 a portion of the annual compensation they are entitled to receive from the
 Fund. Under the plan, deferred amounts are treated as though equal dollar amounts had been invested in shares of the Fund or are invested in other selected Oppenheimer funds. Deferral of trustees' fees under the plan will not
 affect the net assets of the Fund, and will not materially affect the Fund's assets, liabilities or net investment income per share. Amounts will be deferred until distributed in accordance to the Plan.

--------------------------------------------------------------------------------
 Dividends and Distributions to Shareholders. Dividends and distributions to shareholders, which are determined in accordance with income tax regulations, are recorded on the ex-dividend date. Income distributions, if any, are declared daily and paid monthly. Capital gain distributions, if any, are declared and paid annually.

--------------------------------------------------------------------------------
 Investment Income. Interest income, which includes accretion of discount and amortization of premium, is accrued as earned.

--------------------------------------------------------------------------------
 Expense Offset Arrangement. The reduction of custodian fees represents earnings
 on cash balances maintained by the Fund.

--------------------------------------------------------------------------------
 Security Transactions. Security transactions are recorded on the trade date.
 Realized gains and losses on securities sold are determined on the basis of identified cost.

--------------------------------------------------------------------------------
 Other. The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of income
and
 expenses during the reporting period. Actual results could differ from those estimates.

NOTES TO financial statements  Continued

--------------------------------------------------------------------------------
 2. Shares of Beneficial Interest
 The Fund has authorized an unlimited number of no par value shares of beneficial interest of each class. Transactions in shares of beneficial interest were as follows:

                            Year Ended July 31, 2003      Year Ended July 31,
2002
                                Shares        Amount         Shares
Amount
-----------------------------------------------------------------------------------

 Class A
 Sold                       18,625,393  $199,835,999     15,031,670
$168,920,509
 Dividends and/or
 distributions reinvested      894,340     9,452,007        174,139
1,957,410
 Redeemed                   (7,839,075)  (82,508,756)    (1,505,137)
(16,841,890)

-------------------------------------------------------
 Net increase               11,680,658  $126,779,250     13,700,672
$154,036,029

=======================================================

-----------------------------------------------------------------------------------
 Class B
 Sold                       12,221,314  $131,305,363      6,720,122   $
75,616,454
 Dividends and/or
 distributions reinvested      428,130     4,524,872         57,341
645,710
 Redeemed                   (2,972,503)  (31,178,610)      (563,068)
(6,334,430)

-------------------------------------------------------
 Net increase                9,676,941  $104,651,625      6,214,395   $
69,927,734

=======================================================

-----------------------------------------------------------------------------------
 Class C
 Sold                        8,862,569  $ 95,133,016      4,195,905   $
47,120,023
 Dividends and/or
 distributions reinvested      324,517     3,420,609         29,585
332,235
 Redeemed                   (3,048,602)  (31,661,908)      (157,392)
(1,765,983)

-------------------------------------------------------
 Net increase                6,138,484  $ 66,891,717      4,068,098   $
45,686,275

=======================================================
--------------------------------------------------------------------------------
 3. Purchases and Sales of Securities
 The aggregate cost of purchases and proceeds from sales of securities, other than short-term obligations, for the year ended July 31, 2003, were
 $615,231,163 and $304,563,139, respectively.

--------------------------------------------------------------------------------
 4. Fees and Other Transactions with Affiliates
 Management Fees. Management fees paid to the Manager were in accordance with the investment advisory agreement with the Fund which provides for a fee at an
 annual rate of 0.60% of the first $200 million of average annual net assets,
 0.55% of the next $100 million, 0.50% of the next $200 million, 0.45% of the next $250 million, 0.40% of the next $250 million, and 0.35% of average annual
 net assets in excess of $1 billion.

--------------------------------------------------------------------------------
 Transfer Agent Fees. OppenheimerFunds Services (OFS), a division of the
 Manager, acts as the transfer and shareholder servicing agent for the Fund.
The
 Fund pays OFS a per account fee. For the year ended July 31, 2003, the Fund paid $271,737 to OFS for services to the Fund.
    OFS has voluntarily agreed to limit transfer and shareholder servicing agent
 fees for all classes, up to an annual rate of 0.35% of average net assets per class. This undertaking may be amended or withdrawn at any time.

--------------------------------------------------------------------------------
 Distribution and Service Plan (12b-1) Fees. Under its General Distributor's
 Agreement with the Manager, OppenheimerFunds Distributor, Inc. (the
 Distributor) acts as the Fund's principal underwriter in the continuous public
 offering of the different classes of shares of the Fund.

 The compensation paid to (or retained by) the Distributor from the sale of shares or on the redemption of shares is shown in the table below for the period indicated.

                        Aggregate        Class A    Concessions
Concessions     Concessions
                        Front-End      Front-End     on Class A      on Class
B      on Class C
                    Sales Charges  Sales Charges         Shares
Shares          Shares
                       on Class A    Retained by    Advanced by     Advanced
by     Advanced by
 Year Ended                Shares    Distributor  Distributor 1   Distributor
1   Distributor 1
-----------------------------------------------------------------------------------------------

 July 31, 2003         $4,232,170       $742,361       $322,613
$4,840,008        $782,185

 1. The Distributor advances concession payments to dealers for certain sales of
 Class A shares and for sales of Class B and Class C shares from its own resources at the time of sale.

                              Class A             Class B              Class C
                           Contingent          Contingent           Contingent
                             Deferred            Deferred             Deferred
                        Sales Charges       Sales Charges        Sales Charges
                          Retained by         Retained by          Retained by
 Year Ended               Distributor         Distributor          Distributor
------------------------------------------------------------------------------
 July 31, 2003                $16,995            $606,720             $109,266

--------------------------------------------------------------------------------
 Service Plan for Class A Shares. The Fund has adopted a Service Plan for
Class
 A Shares. It reimburses the Distributor for a portion of its costs incurred for
 services provided to accounts that hold Class A shares. Reimbursement is made quarterly at an annual rate of up to 0.15% of the average annual net assets of
 Class A shares of the Fund. For the year ended July 31, 2003, expense under the
 Class A Plan totaled $367,261, all of which were paid by the Distributor to recipients, which included $13,352 paid to an affiliate of the Manager. Any unreimbursed expenses the Distributor incurs with respect to Class A shares in
 any fiscal year cannot be recovered in subsequent years.

--------------------------------------------------------------------------------
 Distribution and Service Plans for Class B and Class C Shares. The Fund has
 adopted Distribution and Service Plans for Class B and Class C shares. Under the plans, the Fund pays the Distributor an annual asset-based sales charge of
 0.75% per year on Class B shares and on Class C shares. The Distributor also receives a service fee of 0.15% per year under each plan.

 Distribution fees paid to the Distributor for the year ended July 31, 2003, were as follows:

Distributor's

Distributor's       Aggregate
                                                               Aggregate
Unreimbursed
                                                            Unreimbursed
Expenses as %
                        Total Payments   Amount Retained    Expenses  of
Net Assets
                            Under Plan    by Distributor      Under
Plan        of Class
----------------------------------------------------------------------------------------

 Class B Plan               $1,273,924        $1,191,530
$7,820,219           4.15%
 Class C Plan                  767,777           607,618
1,317,558           1.18

NOTES TO FINANCIAL STATEMENTS  Continued

--------------------------------------------------------------------------------
 5. Illiquid Securities
 As of July 31, 2003, investments in securities included issues that are illiquid. A security may be considered illiquid if it lacks a readily available
 market or if its valuation has not changed for a certain period of time. The
 Fund intends to invest no more than 15% of its net assets (determined at the time of purchase and reviewed periodically) in illiquid securities. The aggregate value of illiquid securities subject to this limitation as of July
 31, 2003 was $56,664,546, which represents 9.33% of the Fund's net assets.

--------------------------------------------------------------------------------
 6. Bank Borrowings
 The Fund may borrow up to 33 1/3% of its total assets from a bank to purchase portfolio securities, or for temporary and emergency purposes. The purchase of
 securities with borrowed funds creates leverage in the Fund. The Fund has entered into an agreement which enables it to participate with certain other
 Oppenheimer funds in a committed, unsecured line of credit with a bank, which permits borrowings up to $350 million, collectively. Interest is charged to each fund, based on its borrowings, at a rate equal to the Federal Funds Rate plus 0.625%. The Fund also pays a commitment fee equal to its pro rata share of
 the average unutilized amount of the credit facility at a rate of 0.09% per annum.
    The Fund had borrowings outstanding of $39,200,000 at July 31, 2003 at an interest rate of 1.75%. For the year ended July 31, 2003, the average monthly loan balance was $61,214,352 at an average daily interest rate of 2.028%. The
 Fund had gross borrowings and gross loan repayments of $398,800,000 and
 $359,600,000, respectively, during the year ended July 31, 2003. The maximum amount of borrowings outstanding at any month-end was $87,300,000. The Fund paid commitment fees of $1,336 and interest of $1,217,497 during the year ended
 July 31, 2003.

FEDERAL INCOME TAX INFORMATION  Unaudited

--------------------------------------------------------------------------------
 In early 2004, if applicable, shareholders of record will receive information regarding all dividends and distributions paid to them by the Fund during calendar year 2003. Regulations of the U.S. Treasury Department require the
 Fund to report this information to the Internal Revenue Service.
    None of the dividends paid by the Fund during the year ended July 31, 2003 are eligible for the corporate dividend-received deduction. The dividends were
 derived from interest on municipal bonds and are not subject to federal income
 taxes. To the extent a shareholder is subject to any state or local tax laws, some or all of the dividends received may be taxable.
    The foregoing information is presented to assist shareholders in reporting distributions received from the Fund to the Internal Revenue Service. Because of the complexity of the federal regulations which may affect your individual tax return and the many variations in state and local tax regulations, we recommend that you consult your tax advisor for specific guidance.

                                  Appendix A

                      MUNICIPAL BOND RATINGS DEFINITIONS
                      ----------------------------------

Below   are    summaries   of   the   rating    definitions    used   by   the
nationally-recognized  rating agencies listed below for municipal  securities.
Those ratings  represent the opinion of the agency as to the credit quality of issues that they rate. The summaries  below are based upon  publicly-available information provided by the rating organizations.

Moody's Investors Service, Inc. ("Moody's")

LONG-TERM BOND RATINGS

Aaa:  Bonds  rated  "Aaa" are  judged to be the best  quality.  They carry the smallest  degree of  investment  risk.  Interest  payments are  protected by a large or by an  exceptionally  stable  margin and  principal is secure.  While the various protective  elements are likely to change, the changes that can be expected  are most  unlikely to impair the  fundamentally  strong  position of such issues.

Aa:  Bonds  rated  "Aa" are  judged to be of high  quality  by all  standards.
Together  with the "Aaa" group,  they  comprise  what are  generally  known as high-grade  bonds.  They are rated lower than the best bonds  because  margins of protection  may not be as large as with Aaa  securities or  fluctuation  of protective  elements  may be of  greater  amplitude  or  there  may  be  other elements  present which make the long-term  risk appear  somewhat  larger than the of "Aaa" securities.

A: Bonds rated "A" possess many favorable investment  attributes and are to be considered  as  upper-medium-grade  obligations.  Factors  giving  security to principal  and  interest are  considered  adequate but elements may be present which suggest a susceptibility to impairment some time in the future.

Baa: Bonds rated "Baa" are considered medium-grade obligations;  that is, they are  neither  highly  protected  nor poorly  secured.  Interest  payments  and principal  security  appear  adequate  for the present but certain  protective elements  may be  lacking  or may be  characteristically  unreliable  over any great length of time. Such bonds lack outstanding  investment  characteristics and have speculative characteristics as well.

Ba:  Bonds rated "Ba" are judged to have  speculative  elements.  Their future cannot be  considered  well-assured.  Often the  protection  of  interest  and principal  payments  may be very  moderate  and thereby  not well  safeguarded during  both good and bad  times  over the  future.  Uncertainty  of  position characterizes bonds in this class.

B:  Bonds  rated  "B"  generally   lack   characteristics   of  the  desirable
investment.  Assurance of interest and principal payments or of maintenance of other terms of the contract over any long period of time may be small.

Caa: Bonds rated "Caa" are of poor standing.  Such issues may be in default or there  may be  present  elements  of  danger  with  respect  to  principal  or interest.

Ca: Bonds rated "Ca"  represent  obligations  which are  speculative in a high degree. Such issues are often in default or have other marked shortcomings.

C: Bonds  rated "C" are the lowest  class of rated  bonds and can be  regarded as having  extremely  poor  prospects of ever  attaining  any real  investment standing.

Con. (...):  Bonds for which the security  depends on the completion of some act or the fulfillment of some condition are rated conditionally.  These bonds are secured by (a)  earnings  of  projects  under  construction,  (b)  earnings of projects  unseasoned  in  operating  experience,  (c) rentals  that begin when facilities  are  completed,  or (d)  payments  to which  some  other  limiting condition attaches.  The parenthetical  rating denotes probable credit stature upon completion of construction or elimination of the basis of the condition.
Moody's  applies  numerical  modifiers  1,  2,  and 3 in each  generic  rating classification  from "Aa" through  "Caa." The modifier "1" indicates  that the obligation  ranks  in the  higher  end of its  generic  rating  category;  the modifier "2" indicates a mid-range  ranking;  and the modifier "3" indicates a ranking in the lower end of that generic rating  category.  Advanced  refunded issues that are secured by certain assets are identified with a # symbol.

SHORT-TERM RATINGS - U.S. TAX-EXEMPT MUNICIPALS

There are three ratings for short-term  obligations that are investment grade.
Short-term  speculative  obligations  are  designated  "SG." For variable rate demand  obligations,  a  two-component  rating is  assigned.  The first  (MIG)
element  represents an evaluation by Moody's of the degree of risk  associated with  scheduled  principal and interest  payments.  The second  element (VMIG)
represents  an  evaluation  of the degree of risk  associated  with the demand feature.

MIG  1/VMIG 1:  Denotes  superior  credit  quality.  Excellent  protection  is afforded by  established  cash flows,  highly  reliable  liquidity  support or demonstrated broad-based access to the market for refinancing..

MIG 2/VMIG 2: Denotes strong credit  quality.  Margins of protection are ample although not as large as in the preceding group.

MIG 3/VMIG 3: Denotes  acceptable  credit  quality.  Liquidity  and  cash-flow protection  may be narrow,  and market access for  refinancing is likely to be less well established.

SG:  Denotes  speculative-grade  credit  quality.  Debt  instruments  in  this category may lack margins of protection.

Standard & Poor's Ratings Services,  a division of The McGraw-Hill  Companies,
Inc. ("Standard & Poor's")

LONG-TERM CREDIT RATINGS

AAA: Bonds rated `AAA' has the highest rating assigned by Standard & Poor's.
The obligor's capacity to meet its financial commitment on the obligation is extremely strong.

AA: Bonds rated `AA' differs from the highest-rated obligations only in small degree. The obligor's capacity to meet its financial commitment on the obligation is very strong.

A: Bonds rated `A' are somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher-rated categories. However, the obligor's capacity to meet its financial commitment on the obligation is still strong.

BBB: Bonds rated `BBB' exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the obligor to meet its financial commitment on the obligation.

BB, B, CCC, CC, and C

Obligations rated `BB', `B', `CCC', `CC', and `C' are regarded as having significant speculative characteristics. `BB' indicates the least degree of speculation and `C' the highest. While such obligations will likely have some quality and protective characteristics, these may be outweighed by large uncertainties or major exposures to adverse conditions.

BB: Bonds rated `BB' are less vulnerable to nonpayment than other speculative issues. However, it faces major ongoing uncertainties or exposure to adverse business, financial, or economic conditions, which could lead to the obligor's inadequate capacity to meet its financial commitment on the obligation.

B: Bonds rated `B' are more vulnerable to nonpayment than obligations rated
`BB', but the obligor currently has the capacity to meet its financial commitment on the obligation. Adverse business, financial, or economic conditions will likely impair the obligor's capacity or willingness to meet its financial commitment on the obligation.

CCC: Bonds rated `CCC' are currently vulnerable to nonpayment and are dependent upon favorable business, financial, and economic conditions for the obligor to meet its financial commitment on the obligation. In the event of adverse business, financial, or economic conditions, the obligor is not likely to have the capacity to meet its financial commitment on the obligation.

CC: Bonds rated `CC' are currently highly vulnerable to nonpayment.

C: The `C' rating may be used to cover a situation where a bankruptcy petition has been filed or similar action has been taken, but payments on this obligation are being continued.

D: Bonds rated `D' are in payment default. The `D' rating category is used when payments on an obligation are not made on the date due even if the applicable grace period has not expired, unless Standard & Poor's believes that such payments will be made during such grace period. The `D' rating also will be used upon the filing of a bankruptcy petition or the taking of a similar action if payments on an obligation are jeopardized.

The ratings from `AA' to `CCC' may be modified by the addition of a plus or minus sign to show relative standing within the major rating categories.

c: The `c' subscript is used to provide additional information to investors that the bank may terminate its obligation to purchase tendered bonds if the long-term credit rating of the issuer is below an investment-grade level and/or the issuer's bonds are deemed taxable.
p: The letter `p' indicates that the rating is provisional. A provisional rating assumes the successful completion of the project financed by the debt being rated and indicates that payment of debt service requirements is largely or entirely dependent upon the successful, timely completion of the project. This rating, however, while addressing credit quality subsequent to completion of the project, makes no comment on the likelihood of or the risk of default upon failure of such completion. The investor should exercise his own judgment with respect to such likelihood and risk.
r: The `r' highlights derivative, hybrid, and certain other obligations that
Standard & Poor's believes may experience high volatility or high variability in expected returns as a result of noncredit risks. Examples of such obligations are securities with principal or interest return indexed to equities, commodities, or currencies; certain swaps and options; and
interest-only and principal-only mortgage securities. The absence of an `r'
symbol should not be taken as an indication that an obligation will exhibit no volatility or variability in total return.

SHORT-TERM ISSUE CREDIT RATINGS

SP-1:  Strong  capacity to pay principal  and  interest.  An issue with a very strong capacity to pay debt service is given a (+) designation.

SP-2:   Satisfactory  capacity  to  pay  principal  and  interest,  with  some vulnerability  to adverse  financial and economic changes over the term of the notes.

SP-3: Speculative capacity to pay principal and interest.

Fitch, Inc.

INTERNATIONAL LONG-TERM CREDIT RATINGS

Investment Grade:

AAA: Highest Credit Quality. "AAA" ratings denote the lowest expectation of credit risk. They are assigned only in the case of exceptionally strong capacity for timely payment of financial commitments. This capacity is highly unlikely to be adversely affected by foreseeable events.

AA: Very High Credit Quality. "AA" ratings denote a very low expectation of credit risk. They indicate a very strong capacity for timely payment of financial commitments. This capacity is not significantly vulnerable to foreseeable events.

A: High Credit Quality. "A" ratings denote a low expectation of credit risk.
The capacity for timely payment of financial commitments is considered strong. This capacity may, nevertheless, be more vulnerable to changes in circumstances or in economic conditions than is the case for higher ratings.

BBB: Good Credit Quality. "BBB" ratings indicate that there is currently a low expectation of credit risk. The capacity for timely payment of financial commitments is considered adequate, but adverse changes in circumstances and in economic conditions are more likely to impair this capacity. This is the lowest investment-grade category.

Speculative Grade:

BB: Speculative. "BB" ratings indicate that there is a possibility of credit risk developing, particularly as the result of adverse economic change over time. However, business or financial alternatives may be available to allow financial commitments to be met. Securities rated in this category are not investment grade.

B: Highly Speculative. "B" ratings indicate that significant credit risk is present, but a limited margin of safety remains. Financial commitments are currently being met. However, capacity for continued payment is contingent upon a sustained, favorable business and economic environment.

CCC, CC C: High Default Risk.  Default is a real possibility. Capacity for meeting financial commitments is solely reliant upon sustained, favorable business or economic developments. A "CC" rating indicates that default of some kind appears probable. "C" ratings signal imminent default.

DDD, DD, and D: Default. The ratings of obligations in this category are based on their prospects for achieving partial or full recovery in a reorganization or liquidation of the obligor. While expected recovery values are highly speculative and cannot be estimated with any precision, the following serve as general guidelines. "DDD" obligations have the highest potential for recovery, around 90%-100% of outstanding amounts and accrued interest. "DD" indicates potential recoveries in the range of 50%-90%, and
"D" the lowest recovery potential, i.e., below 50%.

Entities rated in this category have defaulted on some or all of their obligations. Entities rated "DDD" have the highest prospect for resumption of performance or continued operation with or without a formal reorganization process. Entities rated "DD" and "D" are generally undergoing a formal reorganization or liquidation process; those rated "DD" are likely to satisfy a higher portion of their outstanding obligations, while entities rated "D"
have a poor prospect for repaying all obligations.

Plus (+) and minus (-) signs may be appended to a rating symbol to denote relative status within the major rating categories.  Plus and minus signs are not added to the "AAA" category or to categories below "CCC," nor to short-term ratings other than "F1" (see below).

INTERNATIONAL SHORT-TERM CREDIT RATINGS

F1: Highest credit quality. Strongest capacity for timely payment of financial commitments. May have an added "+" to denote any exceptionally strong credit feature.

F2: Good credit quality. A satisfactory capacity for timely payment of financial commitments, but the margin of safety is not as great as in the case of higher ratings.
F3: Fair credit quality. Capacity for timely payment of financial commitments is adequate. However, near-term adverse changes could result in a reduction to non-investment grade.

B: Speculative. Minimal capacity for timely payment of financial commitments, plus vulnerability to near-term adverse changes in financial and economic conditions.

C: High default risk. Default is a real possibility. Capacity for meeting financial commitments is solely reliant upon a sustained, favorable business and economic environment.

D: Default. Denotes actual or imminent payment default.

                                  Appendix B

                   Municipal Bond Industry Classifications

Adult Living Facilities
Airlines
Education
Electric Utilities
Gas Utilities
General Obligation
Higher Education
Highways/Railways
Hospital/Healthcare
Hotels, Restaurants & Leisure
Manufacturing, Durable Goods
Manufacturing, Non Durable Goods
Marine/Aviation Facilities
Multi-Family Housing
Municipal Leases
Non Profit Organization
Paper, Containers & Packaging
Parking Fee Revenue
Pollution Control
Resource Recovery
Sales Tax Revenue
Sewer Utilities
Single Family Housing
Special Assessment
Special Tax
Sports Facility Revenue
Student Loans
Telephone Utilities
Tobacco
Water Utilities

                                  Appendix C

OppenheimerFunds Special Sales Charge Arrangements and Waivers
--------------------------------------------------------------

In certain cases, the initial sales charge that applies to purchases of Class
A shares3 of the Oppenheimer funds or the contingent deferred sales charge that may apply to Class A, Class B or Class C shares may be waived.4  That is because of the economies of sales efforts realized by OppenheimerFunds
Distributor, Inc., (referred to in this document as the "Distributor"), or by dealers or other financial institutions that offer those shares to certain classes of investors.

Not all waivers apply to all funds. For example, waivers relating to
Retirement Plans do not apply to Oppenheimer municipal funds, because shares of those funds are not available for purchase by or on behalf of retirement plans. Other waivers apply only to shareholders of certain funds.

For the purposes of some of the waivers described below and in the Prospectus and Statement of Additional Information of the applicable Oppenheimer funds, the term "Retirement Plan" refers to the following types of plans:
         1) plans qualified under Sections 401(a) or 401(k) of the Internal
            Revenue Code,
         2) non-qualified deferred compensation plans,
         3) employee benefit plans5
         4) Group Retirement Plans6
         5) 403(b)(7) custodial plan accounts
         6) Individual Retirement Accounts ("IRAs"), including traditional
            IRAs, Roth IRAs, SEP-IRAs, SARSEPs or SIMPLE plans

The interpretation of these provisions as to the applicability of a special arrangement or waiver in a particular case is in the sole discretion of the
Distributor or the transfer agent (referred to in this document as the
"Transfer Agent") of the particular Oppenheimer fund. These waivers and special arrangements may be amended or terminated at any time by a particular fund, the Distributor, and/or OppenheimerFunds, Inc. (referred to in this document as the "Manager").

Waivers that apply at the time shares are redeemed must be requested by the shareholder and/or dealer in the redemption request.
I.

 Applicability of Class A Contingent Deferred Sales Charges in Certain Cases

------------------------------------------------------------------------------

Purchases of Class A Shares of Oppenheimer Funds That Are Not Subject to
Initial Sales Charge but May Be Subject to the Class A Contingent Deferred
Sales Charge (unless a waiver applies).

      There is no initial sales charge on purchases of Class A shares of any of the Oppenheimer funds in the cases listed below. However, these purchases may be subject to the Class A contingent deferred sales charge if redeemed within 18 months (24 months in the case of Oppenheimer Rochester National
Municipals and Rochester Fund Municipals) of the beginning of the calendar month of their purchase, as described in the Prospectus (unless a waiver described elsewhere in this Appendix applies to the redemption).
Additionally, on shares purchased under these waivers that are subject to the
Class A contingent deferred sales charge, the Distributor will pay the applicable concession described in the Prospectus under "Class A Contingent
Deferred Sales Charge."7 This waiver provision applies to:
|_|   Purchases of Class A shares aggregating $1 million or more.
|_|   Purchases of Class A shares by a Retirement Plan that was permitted to purchase such shares at net asset value but subject to a contingent deferred sales charge prior to March 1, 2001. That included plans
         (other than IRA or 403(b)(7) Custodial Plans) that: 1) bought shares costing $500,000 or more, 2) had at the time of purchase 100 or more eligible employees or total plan assets of $500,000 or more, or 3)
         certified to the Distributor that it projects to have annual plan purchases of $200,000 or more.
|_|   Purchases by an OppenheimerFunds-sponsored Rollover IRA, if the purchases are made:
         1) through a broker, dealer, bank or registered investment adviser that has made special arrangements with the Distributor for those purchases, or
         2) by a direct rollover of a distribution from a qualified
            Retirement Plan if the administrator of that Plan has made special arrangements with the Distributor for those purchases.
|_|   Purchases of Class A shares by Retirement Plans that have any of the following record-keeping arrangements:
         1) The record keeping is performed by Merrill Lynch Pierce Fenner &
            Smith, Inc. ("Merrill Lynch") on a daily valuation basis for the
            Retirement Plan. On the date the plan sponsor signs the
            record-keeping service agreement with Merrill Lynch, the Plan must have $3 million or more of its assets invested in (a) mutual funds, other than those advised or managed by Merrill Lynch
            Investment Management, L.P. ("MLIM"), that are made available under a Service Agreement between Merrill Lynch and the mutual fund's principal underwriter or distributor, and  (b)  funds advised or managed by MLIM (the funds described in (a) and (b)
            are referred to as "Applicable Investments").
         2) The record keeping for the Retirement Plan is performed on a daily valuation basis by a record keeper whose services are provided under a contract or arrangement between the Retirement
            Plan and Merrill Lynch. On the date the plan sponsor signs the record keeping service agreement with Merrill Lynch, the Plan must have $3 million or more of its assets (excluding assets invested in money market funds) invested in Applicable
            Investments.
         3) The record keeping for a Retirement Plan is handled under a service agreement with Merrill Lynch and on the date the plan sponsor signs that agreement, the Plan has 500 or more eligible employees (as determined by the Merrill Lynch plan conversion manager).
II.

            Waivers of Class A Sales Charges of Oppenheimer Funds

------------------------------------------------------------------------------

A. Waivers of Initial and Contingent Deferred Sales Charges for Certain
Purchasers.

Class A shares purchased by the following investors are not subject to any
Class A sales charges (and no concessions are paid by the Distributor on such purchases):
|_|   The Manager or its affiliates.
|_|   Present or former officers, directors, trustees and employees (and their "immediate families") of the Fund, the Manager and its affiliates, and retirement plans established by them for their employees. The term "immediate family" refers to one's spouse, children, grandchildren, grandparents, parents, parents-in-law, brothers and sisters, sons- and daughters-in-law, a sibling's spouse, a spouse's siblings, aunts, uncles, nieces and nephews;
         relatives by virtue of a remarriage (step-children, step-parents, etc.) are included.
|_|   Registered management investment companies, or separate accounts of insurance companies having an agreement with the Manager or the
         Distributor for that purpose.
|_|   Dealers or brokers that have a sales agreement with the Distributor, if they purchase shares for their own accounts or for retirement plans for their employees.
|_|   Employees and registered representatives (and their spouses) of dealers or brokers described above or financial institutions that have entered into sales arrangements with such dealers or brokers (and which are identified as such to the Distributor) or with the
         Distributor. The purchaser must certify to the Distributor at the time of purchase that the purchase is for the purchaser's own account (or for the benefit of such employee's spouse or minor children).
|_|   Dealers, brokers, banks or registered investment advisors that have entered into an agreement with the Distributor providing
         specifically for the use of shares of the Fund in particular investment products made available to their clients. Those clients may be charged a transaction fee by their dealer, broker, bank or advisor for the purchase or sale of Fund shares.
|_|   Investment advisors and financial planners who have entered into an agreement for this purpose with the Distributor and who charge an advisory, consulting or other fee for their services and buy shares for their own accounts or the accounts of their clients.
|_|   "Rabbi trusts" that buy shares for their own accounts, if the purchases are made through a broker or agent or other financial intermediary that has made special arrangements with the Distributor for those purchases.
|_|   Clients of investment advisors or financial planners (that have entered into an agreement for this purpose with the Distributor) who buy shares for their own accounts may also purchase shares without sales charge but only if their accounts are linked to a master account of their investment advisor or financial planner on the books and records of the broker, agent or financial intermediary with which the Distributor has made such special arrangements . Each of these investors may be charged a fee by the broker, agent or financial intermediary for purchasing shares.
|_|   Directors, trustees, officers or full-time employees of OpCap Advisors or its affiliates, their relatives or any trust, pension, profit sharing or other benefit plan which beneficially owns shares for those persons.
|_|   Accounts for which Oppenheimer Capital (or its successor) is the investment advisor (the Distributor must be advised of this arrangement) and persons who are directors or trustees of the company or trust which is the beneficial owner of such accounts.
|_|   A unit investment trust that has entered into an appropriate agreement with the Distributor.
|_|   Dealers, brokers, banks, or registered investment advisers that have entered into an agreement with the Distributor to sell shares to defined contribution employee retirement plans for which the dealer, broker or investment adviser provides administration services.
|-|
      Retirement Plans and deferred compensation plans and trusts used to fund those plans (including, for example, plans qualified or created under sections 401(a), 401(k), 403(b) or 457 of the Internal Revenue
         Code), in each case if those purchases are made through a broker, agent or other financial intermediary that has made special arrangements with the Distributor for those purchases.
|_|   A TRAC-2000 401(k) plan (sponsored by the former Quest for Value
         Advisors) whose Class B or Class C shares of a Former Quest for
         Value Fund were exchanged for Class A shares of that Fund due to the termination of the Class B and Class C TRAC-2000 program on November
         24, 1995.
|_|   A qualified Retirement Plan that had agreed with the former Quest for
         Value Advisors to purchase shares of any of the Former Quest for
         Value Funds at net asset value, with such shares to be held through
         DCXchange, a sub-transfer agency mutual fund clearinghouse, if that arrangement was consummated and share purchases commenced by
         December 31, 1996.

B. Waivers of Initial and Contingent Deferred Sales Charges in Certain
Transactions.

Class A shares issued or purchased in the following transactions are not subject to sales charges (and no concessions are paid by the Distributor on such purchases):
|_|   Shares issued in plans of reorganization, such as mergers, asset acquisitions and exchange offers, to which the Fund is a party.
|_|   Shares purchased by the reinvestment of dividends or other distributions reinvested from the Fund or other Oppenheimer funds
         (other than Oppenheimer Cash Reserves) or unit investment trusts for which reinvestment arrangements have been made with the Distributor.
|_|   Shares purchased through a broker-dealer that has entered into a special agreement with the Distributor to allow the broker's customers to purchase and pay for shares of Oppenheimer funds using the proceeds of shares redeemed in the prior 30 days from a mutual fund (other than a fund managed by the Manager or any of its subsidiaries) on which an initial sales charge or contingent deferred sales charge was paid. This waiver also applies to shares purchased by exchange of shares of Oppenheimer Money Market Fund,
         Inc. that were purchased and paid for in this manner. This waiver must be requested when the purchase order is placed for shares of the Fund, and the Distributor may require evidence of qualification for this waiver.
|_|   Shares purchased with the proceeds of maturing principal units of any
         Qualified Unit Investment Liquid Trust Series.
|_|   Shares purchased by the reinvestment of loan repayments by a participant in a Retirement Plan for which the Manager or an affiliate acts as sponsor.

C. Waivers of the Class A Contingent Deferred Sales Charge for Certain
Redemptions.

The Class A contingent deferred sales charge is also waived if shares that would otherwise be subject to the contingent deferred sales charge are redeemed in the following cases:
|_|   To make Automatic Withdrawal Plan payments that are limited annually to no more than 12% of the account value adjusted annually.
|_|   Involuntary redemptions of shares by operation of law or involuntary redemptions of small accounts (please refer to "Shareholder Account
         Rules and Policies," in the applicable fund Prospectus).
|_|   For distributions from Retirement Plans, deferred compensation plans or other employee benefit plans for any of the following purposes:
         1) Following the death or disability (as defined in the Internal
            Revenue Code) of the participant or beneficiary. The death or disability must occur after the participant's account was
            established.
         2) To return excess contributions.
         3) To return contributions made due to a mistake of fact.
         4) Hardship withdrawals, as defined in the plan.8
         5) Under a Qualified Domestic Relations Order, as defined in the
            Internal Revenue Code, or, in the case of an IRA, a divorce or separation agreement described in Section 71(b) of the Internal
            Revenue Code.
         6) To meet the minimum distribution requirements of the Internal
            Revenue Code.
         7) To make "substantially equal periodic payments" as described in
            Section 72(t) of the Internal Revenue Code.
         8) For loans to participants or beneficiaries.
         9) Separation from service.9
         10)      Participant-directed redemptions to purchase shares of a
            mutual fund (other than a fund managed by the Manager or a subsidiary of the Manager) if the plan has made special
            arrangements with the Distributor.
         11)      Plan termination or "in-service distributions," if the
            redemption proceeds are rolled over directly to an
            OppenheimerFunds-sponsored IRA.
|_|   For distributions from 401(k) plans sponsored by broker-dealers that have entered into a special agreement with the Distributor allowing this waiver.
|_|   For distributions from retirement plans that have $10 million or more in plan assets and that have entered into a special agreement with the Distributor.
|_|   For distributions from retirement plans which are part of a retirement plan product or platform offered by certain banks, broker-dealers, financial advisors, insurance companies or record keepers which have entered into a special agreement with the Distributor.
III.    Waivers of Class B, Class C and Class N Sales Charges of Oppenheimer
                                        Funds
--------------------------------------------------------------------------------

The Class B, Class C and Class N contingent deferred sales charges will not be applied to shares purchased in certain types of transactions or redeemed in certain circumstances described below.

A. Waivers for Redemptions in Certain Cases.

The Class B, Class C and Class N contingent deferred sales charges will be waived for redemptions of shares in the following cases:
|_|   Shares redeemed involuntarily, as described in "Shareholder Account
         Rules and Policies," in the applicable Prospectus.
|_|   Redemptions from accounts other than Retirement Plans following the death or disability of the last surviving shareholder. The death or disability must have occurred after the account was established, and for disability you must provide evidence of a determination of disability by the Social Security Administration.
|_|   The contingent deferred sales charges are generally not waived following the death or disability of a grantor or trustee for a trust account. The contingent deferred sales charges will only be waived in the limited case of the death of the trustee of a grantor trust or revocable living trust for which the trustee is also the sole beneficiary. The death or disability must have occurred after the account was established, and for disability you must provide evidence of a determination of disability by the Social Security
         Administration.
|_|   Distributions from accounts for which the broker-dealer of record has entered into a special agreement with the Distributor allowing this waiver.
|_|   Redemptions of Class B shares held by Retirement Plans whose records are maintained on a daily valuation basis by Merrill Lynch or an independent record keeper under a contract with Merrill Lynch.
|_|   Redemptions of Class C shares of Oppenheimer U.S. Government Trust from accounts of clients of financial institutions that have entered into a special arrangement with the Distributor for this purpose.
|_|   Redemptions requested in writing by a Retirement Plan sponsor of Class
         C shares of an Oppenheimer fund in amounts of $500,000 or more and made more than 12 months after the Retirement Plan's first purchase of Class C shares, if the redemption proceeds are invested in Class
         N shares of one or more Oppenheimer funds.
|_|   Distributions10 from Retirement Plans or other employee benefit plans for any of the following purposes:
         1) Following the death or disability (as defined in the Internal
            Revenue Code) of the participant or beneficiary. The death or disability must occur after the participant's account was
            established in an Oppenheimer fund.
         2) To return excess contributions made to a participant's account.
         3) To return contributions made due to a mistake of fact.
         4) To make hardship withdrawals, as defined in the plan.11
         5) To make distributions required under a Qualified Domestic
            Relations Order or, in the case of an IRA, a divorce or
            separation agreement described in Section 71(b) of the Internal
            Revenue Code.
         6) To meet the minimum distribution requirements of the Internal
            Revenue Code.
         7) To make "substantially equal periodic payments" as described in
            Section 72(t) of the Internal Revenue Code.
         8) For loans to participants or beneficiaries.12
         9) On account of the participant's separation from service.13
         10)      Participant-directed redemptions to purchase shares of a
            mutual fund (other than a fund managed by the Manager or a subsidiary of the Manager) offered as an investment option in a
            Retirement Plan if the plan has made special arrangements with the Distributor.
         11)      Distributions made on account of a plan termination or
            "in-service" distributions, if the redemption proceeds are rolled over directly to an OppenheimerFunds-sponsored IRA.
         12)      For distributions from a participant's account under an
            Automatic Withdrawal Plan after the participant reaches age 59 1/2, as long as the aggregate value of the distributions does not exceed 10% of the account's value, adjusted annually.
         13)      Redemptions of Class B shares under an Automatic Withdrawal
            Plan for an account other than a Retirement Plan, if the
            aggregate value of the redeemed shares does not exceed 10% of the account's value, adjusted annually.
         14)      For distributions from 401(k) plans sponsored by
            broker-dealers that have entered into a special arrangement with the Distributor allowing this waiver.
|_|   Redemptions of Class B shares or Class C shares under an Automatic
         Withdrawal Plan from an account other than a Retirement Plan if the aggregate value of the redeemed shares does not exceed 10% of the account's value annually.

B. Waivers for Shares Sold or Issued in Certain Transactions.

The contingent deferred sales charge is also waived on Class B and Class C shares sold or issued in the following cases:
|_|   Shares sold to the Manager or its affiliates.
|_|   Shares sold to registered management investment companies or separate accounts of insurance companies having an agreement with the Manager or the Distributor for that purpose.
|_|   Shares issued in plans of reorganization to which the Fund is a party.
|_|
      Shares sold to present or former officers, directors, trustees or employees (and their "immediate families" as defined above in
         Section I.A.) of the Fund, the Manager and its affiliates and retirement plans established by them for their employees.
IV.        Special Sales Charge Arrangements for Shareholders of Certain
      Oppenheimer Funds Who Were Shareholders of Former Quest for Value Funds

------------------------------------------------------------------------------

The initial and contingent deferred sales charge rates and waivers for Class
A, Class B and Class C shares described in the Prospectus or Statement of
Additional Information of the Oppenheimer funds are modified as described below for certain persons who were shareholders of the former Quest for Value
Funds.  To be eligible, those persons must have been shareholders on November
24, 1995, when OppenheimerFunds, Inc. became the investment advisor to those former Quest for Value Funds.  Those funds include:
   Oppenheimer Quest Value Fund, Inc.           Oppenheimer Small Cap Value
   Fund
   Oppenheimer Quest Balanced Value Fund        Oppenheimer Quest Global
   Value Fund, Inc.
   Oppenheimer Quest Opportunity Value Fund

      These arrangements also apply to shareholders of the following funds when they merged (were reorganized) into various Oppenheimer funds on
November 24, 1995:

   Quest for Value U.S. Government Income Fund  Quest for Value New York
   Tax-Exempt Fund
   Quest for Value Investment Quality Income Fund     Quest for Value
   National Tax-Exempt Fund
   Quest for Value Global Income Fund     Quest for Value California
   Tax-Exempt Fund

      All of the funds listed above are referred to in this Appendix as the
"Former Quest for Value Funds."  The waivers of initial and contingent deferred sales charges described in this Appendix apply to shares of an
Oppenheimer fund that are either:
|_|   acquired by such shareholder pursuant to an exchange of shares of an
         Oppenheimer fund that was one of the Former Quest for Value Funds,
         or
|_|   purchased by such shareholder by exchange of shares of another
         Oppenheimer fund that were acquired pursuant to the merger of any of the Former Quest for Value Funds into that other Oppenheimer fund on
         November 24, 1995.

A. Reductions or Waivers of Class A Sales Charges.

|X|   Reduced Class A Initial Sales Charge Rates for Certain Former Quest for
Value Funds Shareholders.

Purchases by Groups and Associations.  The following table sets forth the initial sales charge rates for Class A shares purchased by members of
"Associations" formed for any purpose other than the purchase of securities.
The rates in the table apply if that Association purchased shares of any of the Former Quest for Value Funds or received a proposal to purchase such shares from OCC Distributors prior to November 24, 1995.

--------------------------------------------------------------------------------

                      Initial Sales       Initial Sales Charge   Concession as
Number of Eligible    Charge as a % of    as a % of Net Amount   % of Offering
Employees or Members  Offering Price      Invested               Price

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

9 or Fewer                   2.50%                2.56%              2.00%

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

At  least  10 but not        2.00%                2.04%              1.60%
more than 49

--------------------------------------------------------------------------------

------------------------------------------------------------------------------

      For purchases by Associations having 50 or more eligible employees or members, there is no initial sales charge on purchases of Class A shares, but those shares are subject to the Class A contingent deferred sales charge described in the applicable fund's Prospectus.

      Purchases made under this arrangement qualify for the lower of either the sales charge rate in the table based on the number of members of an
Association, or the sales charge rate that applies under the Right of
Accumulation described in the applicable fund's Prospectus and Statement of
Additional Information. Individuals who qualify under this arrangement for reduced sales charge rates as members of Associations also may purchase shares for their individual or custodial accounts at these reduced sales charge rates, upon request to the Distributor.

|X|   Waiver of Class A Sales Charges for Certain Shareholders.  Class A
shares purchased by the following investors are not subject to any Class A initial or contingent deferred sales charges:
         Shareholders who were shareholders of the AMA Family of Funds on
            February 28, 1991 and who acquired shares of any of the Former
            Quest for Value Funds by merger of a portfolio of the AMA Family of Funds.
         Shareholders who acquired shares of any Former Quest for Value Fund by merger of any of the portfolios of the Unified Funds.

|X|   Waiver of Class A Contingent Deferred Sales Charge in Certain
Transactions.  The Class A contingent deferred sales charge will not apply to redemptions of Class A shares purchased by the following investors who were shareholders of any Former Quest for Value Fund:

      Investors who purchased Class A shares from a dealer that is or was not permitted to receive a sales load or redemption fee imposed on a shareholder with whom that dealer has a fiduciary relationship, under the Employee
Retirement Income Security Act of 1974 and regulations adopted under that law.

B. Class A, Class B and Class C Contingent Deferred Sales Charge Waivers.

|X|   Waivers for Redemptions of Shares Purchased Prior to March 6, 1995.  In
the following cases, the contingent deferred sales charge will be waived for redemptions of Class A, Class B or Class C shares of an Oppenheimer fund. The shares must have been acquired by the merger of a Former Quest for Value Fund into the fund or by exchange from an Oppenheimer fund that was a Former Quest for Value Fund or into which such fund merged. Those shares must have been purchased prior to March 6, 1995 in connection with:
         withdrawals under an automatic withdrawal plan holding only either
            Class B or Class C shares if the annual withdrawal does not exceed 10% of the initial value of the account value, adjusted annually, and
         liquidation of a shareholder's account if the aggregate net asset value of shares held in the account is less than the required minimum value of such accounts.

|X|   Waivers for Redemptions of Shares Purchased on or After March 6, 1995
but Prior to November 24, 1995. In the following cases, the contingent deferred sales charge will be waived for redemptions of Class A, Class B or
Class C shares of an Oppenheimer fund. The shares must have been acquired by the merger of a Former Quest for Value Fund into the fund or by exchange from an Oppenheimer fund that was a Former Quest For Value Fund or into which such
Former Quest for Value Fund merged. Those shares must have been purchased on or after March 6, 1995, but prior to November 24, 1995:
         redemptions following the death or disability of the shareholder(s)
            (as evidenced by a determination of total disability by the U.S.
            Social Security Administration);
         withdrawals under an automatic withdrawal plan (but only for Class B or Class C shares) where the annual withdrawals do not exceed 10%
            of the initial value of the account value; adjusted annually, and liquidation of a shareholder's account if the aggregate net asset value of shares held in the account is less than the required minimum account value.

      A shareholder's account will be credited with the amount of any contingent deferred sales charge paid on the redemption of any Class A, Class
B or Class C shares of the Oppenheimer fund described in this section if the proceeds are invested in the same Class of shares in that fund or another
Oppenheimer fund within 90 days after redemption.
V.         Special Sales Charge Arrangements for Shareholders of Certain
          Oppenheimer Funds Who Were Shareholders of Connecticut Mutual
                            Investment Accounts, Inc.
---------------------------------------------------------------------------

The initial and contingent deferred sale charge rates and waivers for Class A and Class B shares described in the respective Prospectus (or this Appendix)
of the following Oppenheimer funds (each is referred to as a "Fund" in this section):
   Oppenheimer U. S. Government Trust,
   Oppenheimer Bond Fund,
   Oppenheimer Value Fund and
   Oppenheimer Disciplined Allocation Fund
are modified as described below for those Fund shareholders who were shareholders of the following funds (referred to as the "Former Connecticut
Mutual Funds") on March 1, 1996, when OppenheimerFunds, Inc. became the investment adviser to the Former Connecticut Mutual Funds:
   Connecticut Mutual Liquid Account      Connecticut Mutual Total Return
   Account
   Connecticut Mutual Government Securities Account   CMIA LifeSpan Capital
   Appreciation Account
   Connecticut Mutual Income Account      CMIA LifeSpan Balanced Account
   Connecticut Mutual Growth Account      CMIA Diversified Income Account

A. Prior Class A CDSC and Class A Sales Charge Waivers.

|X|   Class A Contingent Deferred Sales Charge. Certain shareholders of a
Fund and the other Former Connecticut Mutual Funds are entitled to continue to make additional purchases of Class A shares at net asset value without a
Class A initial sales charge, but subject to the Class A contingent deferred sales charge that was in effect prior to March 18, 1996 (the "prior Class A
CDSC"). Under the prior Class A CDSC, if any of those shares are redeemed within one year of purchase, they will be assessed a 1% contingent deferred sales charge on an amount equal to the current market value or the original purchase price of the shares sold, whichever is smaller (in such redemptions, any shares not subject to the prior Class A CDSC will be redeemed first).

      Those shareholders who are eligible for the prior Class A CDSC are:
         1) persons whose purchases of Class A shares of a Fund and other
            Former Connecticut Mutual Funds were $500,000 prior to March 18,
            1996, as a result of direct purchases or purchases pursuant to the Fund's policies on Combined Purchases or Rights of
            Accumulation, who still hold those shares in that Fund or other
            Former Connecticut Mutual Funds, and
         2) persons whose intended purchases under a Statement of Intention entered into prior to March 18, 1996, with the former general distributor of the Former Connecticut Mutual Funds to purchase shares valued at $500,000 or more over a 13-month period entitled those persons to purchase shares at net asset value without being subject to the Class A initial sales charge

      Any of the Class A shares of a Fund and the other Former Connecticut
Mutual Funds that were purchased at net asset value prior to March 18, 1996, remain subject to the prior Class A CDSC, or if any additional shares are purchased by those shareholders at net asset value pursuant to this arrangement they will be subject to the prior Class A CDSC.

|X|   Class A Sales Charge Waivers. Additional Class A shares of a Fund may be purchased without a sales charge, by a person who was in one (or more) of the categories below and acquired Class A shares prior to March 18, 1996, and still holds Class A shares:
         1) any purchaser, provided the total initial amount invested in the
            Fund or any one or more of the Former Connecticut Mutual Funds totaled $500,000 or more, including investments made pursuant to the Combined Purchases, Statement of Intention and Rights of
            Accumulation features available at the time of the initial purchase and such investment is still held in one or more of the
            Former Connecticut Mutual Funds or a Fund into which such Fund merged;
         2) any participant in a qualified plan, provided that the total initial amount invested by the plan in the Fund or any one or more of the Former Connecticut Mutual Funds totaled $500,000 or more;
         3) Directors of the Fund or any one or more of the Former
            Connecticut Mutual Funds and members of their immediate families;
         4) employee benefit plans sponsored by Connecticut Mutual Financial
            Services, L.L.C. ("CMFS"), the prior distributor of the Former
            Connecticut Mutual Funds, and its affiliated companies;
         5) one or more members of a group of at least 1,000 persons (and persons who are retirees from such group) engaged in a common business, profession, civic or charitable endeavor or other activity, and the spouses and minor dependent children of such persons, pursuant to a marketing program between CMFS and such group; and
         6) an institution acting as a fiduciary on behalf of an individual or individuals, if such institution was directly compensated by the individual(s) for recommending the purchase of the shares of the Fund or any one or more of the Former Connecticut Mutual
            Funds, provided the institution had an agreement with CMFS.

      Purchases of Class A shares made pursuant to (1) and (2) above may be subject to the Class A CDSC of the Former Connecticut Mutual Funds described above.

      Additionally, Class A shares of a Fund may be purchased without a sales charge by any holder of a variable annuity contract issued in New York State by Connecticut Mutual Life Insurance Company through the Panorama Separate
Account which is beyond the applicable surrender charge period and which was used to fund a qualified plan, if that holder exchanges the variable annuity contract proceeds to buy Class A shares of the Fund.

B. Class A and Class B Contingent Deferred Sales Charge Waivers.

In addition to the waivers set forth in the Prospectus and in this Appendix, above, the contingent deferred sales charge will be waived for redemptions of
Class A and Class B shares of a Fund and exchanges of Class A or Class B shares of a Fund into Class A or Class B shares of a Former Connecticut
Mutual Fund provided that the Class A or Class B shares of the Fund to be redeemed or exchanged were (i) acquired prior to March 18, 1996 or (ii) were acquired by exchange from an Oppenheimer fund that was a Former Connecticut
Mutual Fund. Additionally, the shares of such Former Connecticut Mutual Fund must have been purchased prior to March 18, 1996:
   1) by the estate of a deceased shareholder;
   2) upon the disability of a shareholder, as defined in Section 72(m)(7) of the Internal Revenue Code;
   3) for retirement distributions (or loans) to participants or beneficiaries from retirement plans qualified under Sections 401(a) or
      403(b)(7)of the Code, or from IRAs, deferred compensation plans created under Section 457 of the Code, or other employee benefit plans;
   4) as tax-free returns of excess contributions to such retirement or employee benefit plans;
   5) in whole or in part, in connection with shares sold to any state, county, or city, or any instrumentality, department, authority, or agency thereof, that is prohibited by applicable investment laws from paying a sales charge or concession in connection with the purchase of shares of any registered investment management company;
   6) in connection with the redemption of shares of the Fund due to a combination with another investment company by virtue of a merger, acquisition or similar reorganization transaction;
   7) in connection with the Fund's right to involuntarily redeem or liquidate the Fund;
   8) in connection with automatic redemptions of Class A shares and Class B shares in certain retirement plan accounts pursuant to an Automatic
      Withdrawal Plan but limited to no more than 12% of the original value annually; or
   9) as involuntary redemptions of shares by operation of law, or under procedures set forth in the Fund's Articles of Incorporation, or as adopted by the Board of Directors of the Fund.
VI.       Special Reduced Sales Charge for Former Shareholders of Advance
                                America Funds, Inc.
------------------------------------------------------------------------------

Shareholders of Oppenheimer Municipal Bond Fund, Oppenheimer U.S. Government
Trust, Oppenheimer Strategic Income Fund and Oppenheimer Capital Income Fund
who acquired (and still hold) shares of those funds as a result of the reorganization of series of Advance America Funds, Inc. into those
Oppenheimer funds on October 18, 1991, and who held shares of Advance America
Funds, Inc. on March 30, 1990, may purchase Class A shares of those four
Oppenheimer funds at a maximum sales charge rate of 4.50%.
VII.     Sales Charge Waivers on Purchases of Class M Shares of Oppenheimer
                            Convertible Securities Fund
------------------------------------------------------------------------------

Oppenheimer Convertible Securities Fund (referred to as the "Fund" in this section) may sell Class M shares at net asset value without any initial sales charge to the classes of investors listed below who, prior to March 11, 1996, owned shares of the Fund's then-existing Class A and were permitted to purchase those shares at net asset value without sales charge:
|_|   the Manager and its affiliates,
|_|   present or former officers, directors, trustees and employees (and their "immediate families" as defined in the Fund's Statement of
         Additional Information) of the Fund, the Manager and its affiliates, and retirement plans established by them or the prior investment advisor of the Fund for their employees,
|_|   registered management investment companies or separate accounts of insurance companies that had an agreement with the Fund's prior investment advisor or distributor for that purpose,
|_|   dealers or brokers that have a sales agreement with the Distributor, if they purchase shares for their own accounts or for retirement plans for their employees,
|_|   employees and registered representatives (and their spouses) of dealers or brokers described in the preceding section or financial institutions that have entered into sales arrangements with those dealers or brokers (and whose identity is made known to the
         Distributor) or with the Distributor, but only if the purchaser certifies to the Distributor at the time of purchase that the purchaser meets these qualifications,
|_|   dealers, brokers, or registered investment advisors that had entered into an agreement with the Distributor or the prior distributor of the Fund specifically providing for the use of Class M shares of the
         Fund in specific investment products made available to their clients, and
            dealers, brokers or registered investment advisors that had entered into an agreement with the
            Distributor or prior distributor of the Fund's shares to sell shares to defined contribution
            employee retirement plans for which the dealer, broker, or investment advisor provides
            administrative services.

Oppenheimer Rochester National Municipals

Internet Website
     www.oppenheimerfunds.com
     ------------------------

Investment Advisor
     OppenheimerFunds, Inc.
     498 Seventh Avenue
     New York, New York 10018

Distributor
     OppenheimerFunds Distributor, Inc.
     498 Seventh Avenue
     New York, New York 10018

Transfer Agent
     OppenheimerFunds Services
     P.O. Box 5270
     Denver, Colorado 80217
     1.800.CALL OPP(225.5677)

Custodian Bank
     Citibank, N.A.
     111 Wall Street
     New York, New York 10005

Independent Auditors
     KPMG LLP
     707 Seventeenth Street
     Denver, Colorado 80202

Legal Counsel
     Mayer, Brown, Rowe & Maw LLP
     1675 Broadway
     New York, New York 10019

1234
PX795.0903

                   OPPENHEIMER MULTI-STATE MUNICIPAL TRUST

                                  FORM N-1A

                                    PART C

                              OTHER INFORMATION

Item 23.  Exhibits
------------------

(a)   Amended  and  Restated  Declaration  of  Trust  dated  August  1,  2002:
Previously filed with Registrant's  Post-Effective Amendment No. 27 (September
27, 2002), and incorporated herein by reference.

(b)   Amended and Restated  By-Laws dated as of December 14, 2000:  Previously filed with Registrant's  Post-Effective Amendment No. 27 (September 27, 2002),
and incorporated herein by reference.

(c)   (i)  Oppenheimer  Pennsylvania  Municipal  Fund  Specimen  Class A Share
Certificate:  Previously filed with Registrant's  Post-Effective Amendment No.
26 (November 21, 2001), and incorporated herein by reference.

      (ii)  Oppenheimer  Pennsylvania  Municipal  Fund Specimen  Class B Share
Certificate:  Previously filed with Registrant's  Post-Effective Amendment No.
26 (November 21, 2001), and incorporated herein by reference.

      (iii)  Oppenheimer  Pennsylvania  Municipal  Fund Specimen Class C Share
Certificate:  Previously filed with Registrant's  Post-Effective Amendment No.
26 (November 21, 2001), and incorporated herein by reference.

      (iv)  Oppenheimer  Rochester National  Municipals Specimen Class A Share
Certificate:  Previously filed with Registrant's  Post-Effective Amendment No.
26 (November 21, 2001), and incorporated herein by reference.

      (v) Oppenheimer  Rochester  National  Municipals  Specimen Class B Share
Certificate:  Previously filed with Registrant's  Post-Effective Amendment No.
26 (November 21, 2001), and incorporated herein by reference.

      (vi) Oppenheimer  Rochester National  Municipals  Specimen Class C Share
Certificate:  Previously filed with Registrant's  Post-Effective Amendment No.
26 (November 21, 2001), and incorporated herein by reference.

      (vii)  Oppenheimer  New Jersey  Municipal  Fund  Specimen  Class A Share
Certificate:  Previously filed with Registrant's  Post-Effective Amendment No.
26 (November 21, 2001), and incorporated herein by reference.

      (viii)  Oppenheimer  New Jersey  Municipal  Fund Specimen  Class B Share
Certificate:  Previously filed with Registrant's  Post-Effective Amendment No.
26 (November 21, 2001), and incorporated herein by reference.

      (ix)  Oppenheimer  New  Jersey  Municipal  Fund  Specimen  Class C Share
Certificate:  Previously filed with Registrant's  Post-Effective Amendment No.
26 (November 21, 2001), and incorporated herein by reference.

(d)   (i)  Investment   Advisory   Agreement  for   Oppenheimer   Pennsylvania
Municipal Fund dated October 22, 1990:  Previously  filed with  Post-Effective
Amendment  No. 2 (March 1, 1991),  refiled  with  Registrant's  Post-Effective
Amendment No. 12 (April 25, 1995)  pursuant to Item 102 of Regulation  S-T and incorporated herein by reference.

      (ii) Investment  Advisory  Agreement for Oppenheimer  Rochester National
Municipals  (formerly  Oppenheimer  Florida Municipal Fund),  dated October 1,
1993:  Previously  filed with  Post-Effective  Amendment  No. 8 (December  29,
1993), and incorporated herein by reference.

      (iii)   Investment   Advisory   Agreement  for  Oppenheimer  New  Jersey
Municipal Fund dated December 9, 1993:  Previously  filed with  Post-Effective
Amendment No. 9 (February 25, 1994), and incorporated herein by reference.

(e)   (i) General  Distributor's  Agreement dated August 19, 1993:  Previously filed with Registrant's  Post-Effective Amendment No. 12 (April 25, 1995), and
incorporated herein by reference.

      (ii) Form of Dealer Agreement of OppenheimerFunds Distributor, Inc.:
Previously filed with Post-Effective Amendment No. 45 to the Registration
Statement of Oppenheimer High Yield Fund (Reg. No. 2-62076), 10/26/01, and
incorporated herein by reference.

      (iii) Form of Broker Agreement of OppenheimerFunds Distributor, Inc.:
Previously filed with Post-Effective Amendment No. 45 to the Registration
Statement of Oppenheimer High Yield Fund (Reg. No. 2-62076), 10/26/01, and
incorporated herein by reference.

      (iv) Form of Agency Agreement of OppenheimerFunds Distributor, Inc.:
Previously filed with Post-Effective Amendment No. 45 to the Registration
Statement of Oppenheimer High Yield Fund (Reg. No. 2-62076), 10/26/01, and
incorporated herein by reference.

      (v) Form of Trust Company Fund/SERV Purchase Agreement of
OppenheimerFunds Distributor, Inc.: Previously filed with Post-Effective
Amendment No. 45 to the Registration Statement of Oppenheimer High Yield Fund
(Reg. No. 2-62076), 10/26/01, and incorporated herein by reference.

      (vi) Form of Trust Company Agency Agreement of OppenheimerFunds
Distributor, Inc.: Previously filed with Post-Effective Amendment No. 45 to the Registration Statement of Oppenheimer High Yield Fund (Reg. No. 2-62076),
10/26/01, and incorporated herein by reference.

(f)   (i) Amended and Restated Retirement Plan for Non-Interested Trustees or
Directors dated 8/9/01: Previously filed with Post-Effective Amendment No. 34 to the Registration Statement of Oppenheimer Gold & Special Minerals Fund
(Reg. No. 2-82590), 10/25/01, and incorporated herein by reference.

      (ii) Form of Deferred Compensation Plan for Disinterested
Trustees/Directors: Previously filed with Post-Effective Amendment No. 26 to the Registration Statement of Oppenheimer Gold & Special Minerals Fund (Reg.
No. 2-82590), 10/28/98, and incorporated by reference.

(g)   (i) Global Custodial Services Agreement dated May 3, 2001, as amended
July 15, 2003, between Registrant and Citibank, N.A.: Previously filed with the Pre-Effective Amendment No. 1 to the Registration Statement of
Oppenheimer International Large-Cap Core Trust (Reg. No. 333-106014), 8/5/03,
and incorporated herein by reference.

      (ii) Global Custodial Services Agreement dated May 3, 2001 between
Registrant and Citibank, N.A.: Previously filed with Post-Effective Amendment
No. 33 to the Registration Statement of Centennial Money Market Trust (Reg.
No. 2-65245), 10/25/01, and incorporated herein by reference.

      (iii) Amended and Restated  Foreign Custody Manager  Agreement dated May
31, 2001, as amended July 15, 2003,  between  Registrant  and Citibank,  N.A.:
Previously  filed with the  Pre-Effective  Amendment No. 1 to the Registration
Statement  of  Oppenheimer   International  Large-Cap  Core  Trust  (Reg.  No.
333-106014), 8/5/03, and incorporated herein by reference.

(h)   Not applicable.

(i)   Opinion and Consent of Counsel  dated  September  15,  1989:  Previously
filed  with  Registrant's   Pre-Effective  Amendment  No.  2  to  Registrant's
Registration   Statement  (September  18,  1989),  refiled  with  Registrant's
Post-Effective  Amendment  No. 12,  (April 25,  1995)  pursuant to Item 102 of
Regulation S-T and incorporated herein by reference.

(j)   Independent Auditors' Consent: Filed herewith.

(k)   Not applicable.

(l)   Investment  Letter  from  OppenheimerFunds,  Inc.  to  Registrant  dated
August 29, 1989: Previously filed with Registrant's  Post-Effective  Amendment
No. 3 (April 30, 1991,refiled with Registrant's  Post-Effective  Amendment No.
12, (April 25, 1995) pursuant to Item 102 of Regulation  S-T and  incorporated herein by reference.

(m)   (i)  Service  Plan  and  Agreement  for  Class A shares  of  Oppenheimer
Pennsylvania  Municipal  Fund  dated  July  1,  1993:  Previously  filed  with
Registrant's  Post-Effective  Amendment  No. 6 (July 16,  1993),  refiled with
Registrant's  Post-Effective  Amendment No. 12,  (April 25, 1995)  pursuant to
Item 102 of Regulation S-T and incorporated herein by reference.

(ii)  Amended and Restated  Distribution  and Service Plan and  Agreement  for
Class B shares of Oppenheimer  Pennsylvania  Municipal Fund dated February 12,
1998:  Previously  filed with  Registrant's  Post-Effective  Amendment  No. 21
(November 25, 1998) and incorporated herein by reference.

      (iii) Amended and Restated  Distribution  and Service Plan and Agreement
for Class C shares of Oppenheimer  Pennsylvania  Municipal Fund dated February
12, 1998: Previously filed with Registrant's  Post-Effective  Amendment No. 21
(November 25, 1998) and incorporated herein by reference.

      (iv)  Service  Plan and  Agreement  for  Class A shares  of  Oppenheimer
Florida   Municipal  Fund  dated  October  1,  1993:   Previously  filed  with
Registrant's   Post-Effective   Amendment   No.  7  (October  1,  1993),   and
incorporated herein by reference.

      (v)  Distribution  and Service Plan and  Agreement for Class B shares of
Oppenheimer Florida Municipal Fund dated September 14, 2001:  Previously filed with  Registrant's  Post-Effective  Amendment No. 25 (September 28, 2001), and
incorporated herein by reference.

      (vi) Amended and Restated  Distribution  and Service Plan and  Agreement
for Class C shares of  Oppenheimer  Florida  Municipal Fund dated February 12,
1998:  Previously  filed with  Registrant's  Post-Effective  Amendment  No. 21
(November 25, 1998) and incorporated herein by reference.

      (vii) Service Plan and Agreement for Class A shares of  Oppenheimer  New
Jersey   Municipal  Fund  dated  December  9,  1993:   Previously  filed  with
Registrant's   Post-Effective   Amendment  No.  9  (February  25,  1994),  and
incorporated herein by reference.

      (viii) Amended and Restated  Distribution and Service Plan and Agreement
for Class B shares of Oppenheimer  New Jersey  Municipal Fund dated August 30,
2002:  Previously  filed with  Registrant's  Post-Effective  Amendment  No. 27
(September 27, 2002), and incorporated herein by reference.

      (ix) Amended and Restated  Distribution  and Service Plan and  Agreement
for Class C shares of  Oppenheimer  New Jersey  Municipal  Fund dated February
12, 1998: Previously filed with Registrant's  Post-Effective  Amendment No. 21
(November 25, 1998) and incorporated herein by reference.

(n)   Oppenheimer Funds Multiple Class Plan under Rule 18f-3 updated through
5/21/03: Previously filed with Post-Effective Amendment No. 1 to the
Registration Statement of Oppenheimer International Large-Cap Core Trust
(Reg. No. 333-106014), 8/5/03, and incorporated herein by reference.

(o)   (i) Powers of Attorney for all Trustees/Directors and Principal
Officers except for Joel W. Motley and John V. Murphy (including Certified
Board Resolutions): Previously filed with Pre-Effective Amendment No. 1 to the Registration Statement of Oppenheimer Emerging Growth Fund (Reg. No.
333-44176), 10/5/00, and incorporated herein by reference.

      (ii) Power of Attorney for John Murphy (including Certified Board
Resolution): Previously filed with Post-Effective Amendment No. 41 to the
Registration Statement of Oppenheimer U.S. Government Trust (Reg. No.
2-76645), 10/22/01, and incorporated herein by reference.

      (iii) Power of Attorney for Joel W. Motley (including Certified Board
Resolution): Previously filed with Post-Effective Amendment No. 8 to the
Registration Statement of Oppenheimer International Small Company Fund (Reg.
333-31537), 10/22/02, and incorporated herein by reference.

(p)   Amended and Restated Code of Ethics of the Oppenheimer Funds dated May
15, 2002 under Rule 17j-1 of the Investment Company Act of 1940: Previously
filed with Post-Effective Amendment No. 29 to the Registration Statement of
Oppenheimer Discovery Fund (Reg. No. 33-371), 11/21/02, and incorporated herein by reference.

Item 24. - Persons Controlled by or Under Common Control with the Fund
----------------------------------------------------------------------

None.

Item 25. - Indemnification
--------------------------

Reference is made to the provisions of Article Seven of Registrant's Amended and Restated Declaration of Trust filed as Exhibit 23(a) to this Registration
Statement, and incorporated herein by reference.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to trustees, officers and controlling persons of
Registrant pursuant to the foregoing provisions or otherwise, Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities
Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by
Registrant of expenses incurred or paid by a trustee, officer or controlling person of Registrant in the successful defense of any action, suit or proceeding) is asserted by such trustee, officer or controlling person,
Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

Item 26. - Business and Other Connections of the Investment Adviser
-------------------------------------------------------------------

(a)   OppenheimerFunds,  Inc. is the investment adviser of the Registrant;  it and certain  subsidiaries  and  affiliates  act in the same  capacity to other investment companies,  including without limitation those described in Parts A and B hereof and listed in Item 26(b) below.

(b)   There  is  set  forth  below  information  as  to  any  other  business, profession,  vocation  or  employment  of a  substantial  nature in which each officer and director of  OppenheimerFunds,  Inc. is, or at any time during the past two fiscal  years has been,  engaged  for  his/her  own account or in the capacity of director, officer, employee, partner or trustee.

---------------------------------------------------------------------------------
Name and Current Position
with OppenheimerFunds, Inc.    Other Business and Connections During the Past
                               Two Years
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Timothy L. Abbuhl,             None
Assistant Vice President
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Erik Anderson,                 None
Assistant Vice President
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Janette Aprilante,             Secretary of OppenheimerFunds, Distributor,
Vice President & Secretary     Inc., Centennial Asset Management Corporation,

                               Oppenheimer Partnership Holdings, Inc.,
                               Oppenheimer Real Asset Management, Inc.,
                               Shareholder Financial Services, Inc.,
                               Shareholder Services, Inc., HarbourView Asset
                               Management Corporation, OFI Private Investments,
                               Inc., OFI Institutional Asset Management, Inc.
                               and OppenheimerFunds Legacy Program; Assistant
                               Secretary of OFI Trust Company

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Hany S. Ayad,                  None
Assistant Vice President
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
John Michael Banta,            None
Assistant Vice President
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

Joanne Bardell,                None
Assistant Vice President

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Lerae A. Barela,               None
Assistant Vice President
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

Bruce L. Bartlett,             None
Senior Vice President

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Kevin Baum,                    None
Vice President
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Jeff Baumgartner,              None
Assistant Vice President
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Connie Bechtolt,               None
Assistant Vice President
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

Robert Behal                   Assistant Vice President of HarbourView Asset
Assistant Vice President       Management Corporation. Formerly.

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Kathleen Beichert,             Vice President of OppenheimerFunds Distributor,
Vice President                 Inc.
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

Gerald Bellamy,                None
Assistant Vice President

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Erik S. Berg,                  None
Assistant Vice President
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

Victoria Best,                 None
Vice President

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Rajeev Bhaman,                 None
Vice President
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

Craig Billings,                Formerly President of Lorac Technologies, Inc.
Assistant Vice President       (June 1997-July 2001).

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Mark Binning,                  None
Assistant Vice President
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Robert J. Bishop,              None
Vice President
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

Tracey Blinzer,                Assistant Vice President of OppenheimerFunds
Vice President                 Distributor, Inc.

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
John R. Blomfield,             None
Vice President
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Chad Boll,                     None
Assistant Vice President
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

Robert Bonomo,                 None
Senior Vice President

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

Jennifer Bosco,                None
Assistant Vice President

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Lowell Scott Brooks,           Vice President of OppenheimerFunds Distributor,
Vice President                 Inc.
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

Joan Brunelle,                 None
Vice President

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Richard Buckmaster,            None
Vice President
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

Paul Burke,                    None
Assistant Vice President

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Mark Burns,                    Formerly a Marketing Manager with Alliance
Assistant Vice President       Capital Management (October 1999-April 2001).
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

Bruce Burroughs,               None
Vice President

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

Geoffrey Caan,                 Formerly Vice President of ABN AMRO NA, Inc.
Vice President                 (June 2002 - August 2003); Vice President of
                               Zurich Scudder Investments (January 1999 - June
                               2002); Vice President of Lufkin & Jenrette
                               (March 1997 - October 1998).

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Claudia Calich,                None
Assistant Vice President
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Michael A. Carbuto,            None
Vice President
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

Debra Casey,                   None
Assistant Vice President

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

Ronald G. Chibnik,             Formerly Director of technology for Sapient
Assistant Vice President       Corporation (July, 2000-August 2001).

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

Brett Clark,                   None
Assistant Vice President

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
H.C. Digby Clements,           None
Vice   President:    Rochester
Division
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Peter V. Cocuzza,              None
Vice President
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

Scott Cottier,                 None
Vice   President:    Rochester
Division

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

Laura Coulston,                None
Assistant Vice President

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Julie C. Cusker,               None
Assistant Vice President:
Rochester Division
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

George Curry,                  None.
Vice President

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
John Damian,                   Formerly senior analyst/director for Citigroup
Vice President                 Asset Management (November 1999-September 2001).
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
John M. Davis,                 Assistant Vice President of OppenheimerFunds
Assistant Vice President       Distributor, Inc.
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

Ruggero de'Rossi,              Vice President of HarbourView Asset Management
Senior Vice President          Corporation.

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Craig P. Dinsell,              None
Executive Vice President
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Randall C. Dishmon,            Formerly an Associate with Booz Allen & Hamilton
Assistant Vice President       (1998-June 2001).
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Rebecca K. Dolan               None
Vice President
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Steven D. Dombrower,           Vice President of OppenheimerFunds Distributor,
Vice President                 Inc.
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

Thomas Doyle,                  None
Assistant Vice President

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

Bruce C. Dunbar,               None
Senior Vice President

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Richard Edmiston,              None
Assistant Vice President
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Daniel R. Engstrom,            None
Assistant Vice President
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
James Robert Erven             Formerly an Assistant Vice President/Senior
Assistant Vice President       Trader with Morgan Stanley Investment Management
                               (1999-April 2002).
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
George R. Evans,               None
Vice President
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Edward N. Everett,             None
Vice President
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

Kathy Faber,                   None
Assistant Vice President

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

David Falicia,                 None
Assistant Vice President

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Scott T. Farrar,               Vice President of OFI Private Investments, Inc.
Vice President
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

Katherine P. Feld,             Vice President of OppenheimerFunds, Distributor,
Vice President, Senior Counsel Inc. and of Oppenheimer Real Asset Management,
                               Inc.; Vice President, Assistant Secretary and

                               Director of Centennial Asset Management

                               Corporation.

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

Emmanuel Ferreira,             Formerly a portfolio manager with Lashire
Vice President                 Investments (July 1999-December 2002).

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Ronald H. Fielding,            Vice President of OppenheimerFunds Distributor,
Senior Vice President;         Inc.; Director of ICI Mutual Insurance Company;
Chairman: Rochester Division   Governor of St. John's College; Chairman of the
                               Board of Directors of International Museum of
                               Photography at George Eastman House.
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

Brian Finley,                  None
Assistant Vice President

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

John E. Forrest,               Senior Vice President of OppenheimerFunds
Senior Vice President          Distributor, Inc.

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

J. Hayes Foster,               None
Vice President

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
P. Lyman Foster,               Senior Vice President of OppenheimerFunds
Senior Vice President          Distributor, Inc.
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
David Foxhoven,                Assistant Vice President of OppenheimerFunds
Assistant Vice President       Legacy Program.
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Colleen M. Franca,             None
Assistant Vice President
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

Richard Frank,                 None
Vice   President:    Rochester
Division

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

Dominic Freud,                 Formerly, a Partner and European Equity
Vice President                 Portfolio manager at SLS Management (January
                               2002-February 2003) prior to which he was head
                               of the European equities desk and managing
                               director at SG Cowen (May 1994-January 2002).

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

Dan Gagliardo,
Assistant Vice President

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

Hazem Gamal,                   None
Assistant Vice President

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Dan P. Gangemi,                None
Vice President
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Subrata Ghose,                 None
Assistant Vice President
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Charles W. Gilbert,            None
Assistant Vice President
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Alan C. Gilston,               None
Vice President
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

Sharon M. Giordano-Auleta,     None
Assistant Vice President

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Jill E. Glazerman,             None
Vice President
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Mike Goldverg,                 None
Assistant Vice President
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

Bejamin J. Gord,               Vice President of HarbourView Asset Management
Vice President                 Corporation and of OFI Institutional Asset
                               Management, Inc. Formerly Executive Director
                               with Miller Anderson Sherrerd, a division of
                               Morgan Stanley Investment Management. (April
                               1992-March 2002).

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

Laura Granger,                 None
Vice President

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

Michael Graves,                None
Assistant Vice President

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

Robert B. Grill,               None
Senior Vice President

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

Robert Gwynn,
Vice   President:    Rochester
                                    Division

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Robert Haley,                  None
Assistant Vice President
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Marilyn Hall,                  None
Vice President
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

Ping Han,                      None
Assistant Vice President

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Kelly Haney,                   None
Assistant Vice President
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

Shari Harley,                  None
Assistant Vice President

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

Steve Hauenstein,              None
Assistant Vice President

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Thomas B. Hayes,               None
Vice President
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

Michael Henry,                 None
Assistant Vice President

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

Catherine Heron,               None
Assistant Vice President

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

Dennis Hess,                   None
Assistant Vice President

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Dorothy F. Hirshman,           None
Vice President
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

Daniel Hoelscher,              None
Assistant Vice President

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

Edward Hrybenko,               Vice President of OppenheimerFunds Distributor,
Vice President                 Inc.

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Scott T. Huebl,                Assistant Vice President of OppenheimerFunds
Vice President                 Legacy Program.
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Margaret Hui,                  None
Assistant Vice President
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

John Huttlin,                  Vice President (Director of the International
Vice President                 Division) of OFI Institutional Asset Management,
                               Inc.

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
James G. Hyland,               None
Assistant Vice President
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

Steve P. Ilnitzki,             None
Senior Vice President

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Kathleen T. Ives,              Vice President of OppenheimerFunds Distributor,
Vice   President  &  Assistant Inc.; Vice President and Assistant Secretary of
Counsel                        Shareholder Services, Inc.; Assistant Secretary
                               of OppenheimerFunds Legacy Program and
                               Shareholder Financial Services, Inc.
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
William Jaume,                 Senior Vice President and Chief Compliance
Vice President                 Officer (since April 2000) of HarbourView Asset

                               Management Corporation; Senior Vice President of
                               OFI Institutional Asset Management, Inc. (since
                               February 2001); Director of OFI Trust Company

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Frank V. Jennings,             None
Vice President
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
John Jennings,                 None
Vice President
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
John Michael Johnson,          Formerly Vice President, Senior
Assistant Vice President       Analyst/Portfolio Manager at Aladdin Capital
                               Holdings Inc. (February 2001-May 2002).
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

Charles Kandilis,              Formerly managing director of Kandilis Capital
Assistant Vice President       Management (September 1993-August 2002).

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Jennifer E. Kane,              None
Assistant Vice President
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

Lynn O. Keeshan,               Assistant Treasurer of OppenheimerFunds Legacy
Senior Vice President          Program

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Thomas W. Keffer,              None
Senior Vice President
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Cristina J. Keller,            Vice President of OppenheimerFunds Distributor,
Vice President                 Inc.
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

Michael Keogh,                 Vice President of OppenheimerFunds Distributor,
Vice President                 Inc.

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Garrett K. Kolb,               None
Assistant Vice President
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Walter G. Konops,              None
Assistant Vice President
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
James Kourkoulakos,            None
Vice President
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

Brian Kramer,                  None
Assistant Vice President

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

Tracey Lange,                  Vice President of OppenheimerFunds Distributor,
Vice President                 Inc.

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

John Latino,                   Formerly a Senior Trader/Portfolio Engineer at
Assistant Vice President       Jacobs Levy Equity Management (June 1996-August
                               2002)..

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

Guy E. Leaf,                   Formerly a Vice President of Merrill Lynch
Vice President                 (January 2000-September 2001).

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

Christopher M. Leavy,          None
Senior Vice President

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

Dina C. Lee,                   None
Assistant   Vice  President  &
Assistant Counsel

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

Dana Lehrer,                   Assistant Secretary of Oppenheimer Legacy Program
Assistant Vice President

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

Laura Leitzinger,              Senior Vice President of Shareholder Services,
Vice President                 Inc.; Vice President of Shareholder Financial
                               Services, Inc.

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Michael S. Levine,             None
Vice President
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Gang Li,                       None
Assistant Vice President
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Shanquan Li,                   None
Vice President
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Mitchell J. Lindauer,          None
Vice   President  &  Assistant
General Counsel
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Bill Linden,                   None
Assistant Vice President
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Malissa B. Lischin,            Assistant Vice President of OppenheimerFunds
Assistant Vice President       Distributor, Inc.
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
David P. Lolli,                None
Assistant Vice President
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Daniel G. Loughran             None
Vice   President:    Rochester
Division
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Patricia Lovett,               Vice President of Shareholder Financial
Vice President                 Services, Inc. and Senior Vice President of
                               Shareholder Services, Inc.
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Steve Macchia,                 None
Vice President
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

Michael Magee,                 None
Vice President

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

Jerry Madzij,                  None
Assistant Vice President

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

Angelo G. Manioudakis          Senior Vice President of HarbourView Asset
Senior Vice President          Management Corporation and of OFI Institutional
                               Asset Management, Inc. Formerly Executive
                               Director and portfolio manager for Miller,
                               Anderson & Sherrerd, a division of Morgan
                               Stanley Investment Management (August 1993-April
                               2002).

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

LuAnn Mascia,                  Vice President of OppenheimerFunds Distributor,
Vice President                 Inc.

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Philip T. Masterson,           None
Vice   President  &  Assistant
Counsel
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Elizabeth McCormack,           Assistant Secretary of HarbourView Asset
Assistant Vice President       Management Corporation.
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

Joseph McGovern,               None
Assistant Vice President

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

Charles L. McKenzie,           As of May 2003: Chief Executive Officer,
Senior Vice President          President, Senior Managing Director and Director
                               of HarbourView Asset Management Corporation and
                               OFI Institutional Asset Management Corporation;
                               Director (Class A) and Chairman of Trinity
                               Investment Management Corporation

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

Lisa Lamentino,                None
Vice President

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Andrew J. Mika,                None
Senior Vice President
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Joy Milan,                     None
Vice President
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Denis R. Molleur,              None
Vice    President   &   Senior
Counsel
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Nikolaos D. Monoyios,          None
Vice President
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

Charles Moon,                  Vice President of HarbourView Asset Management
Vice President                 Corporation and of OFI Institutional Asset
                               Management, Inc. Formerly an Executive Director
                               and Portfolio Manager with Miller Anderson &
                               Sherrerd, a division of Morgan Stanley
                               Investment Management (June 1999-March 2002).

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

Stacey Morrell,                None
Vice President

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

John Murphy,                   Director of OppenheimerFunds Distributor, Inc.,
Chairman, President, Chief     Centennial Asset Management Corporation,
Executive Officer & Director   HarbourView Asset Management Corporation, OFI
                               Private Investments, Inc., OFI Institutional
                               Asset Management, Inc. and Tremont Advisers,
                               Inc.; Director (Class A) of Trinity Investments
                               Management Corporation; President and Management
                               Director of Oppenheimer Acquisition Corp.;
                               President and Director of Oppenheimer
                               Partnership Holdings, Inc., Oppenheimer Real
                               Asset Management, Inc.; Chairman and Director of
                               Shareholder Financial Services, Inc. and
                               Shareholder Services, Inc.; Executive Vice
                               President of MassMutual Life Insurance Company;
                               director of DLB Acquisition Corp.

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

Kevin Murray,                  None
Assistant Vice President

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Thomas J. Murray,              None
Vice President
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Kenneth Nadler,                None
Vice President
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

Christina Nasta,               Vice President of OppenheimerFunds Distributor,
Vice President                 Inc.

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Richard Nichols,               None
Vice President
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Barbara Niederbrach,           None
Assistant Vice President
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

William Norman,                None
Assistant Vice President

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Raymond C. Olson,              Assistant Vice President and Treasurer of
Assistant Vice President       OppenheimerFunds Distributor, Inc.; Treasurer of
                               Centennial Asset Management Corporation.
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Frank J. Pavlak,               None
Vice President
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
David P. Pellegrino,           None
Vice President
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Allison C. Pells,              None
Assistant Vice President
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

Susan Pergament,               None
Assistant Vice President

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

Brian Petersen,                None
Assistant Vice President

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
James F. Phillips,             None
Vice President
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

Gary Pilc,
Assistant Vice President

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

Peter E. Pisapia,              Formerly, Associate Counsel at SunAmerica Asset
Assistant   Vice  President  & Management Corp. (December 2000-December 2002).
Assistant Counsel

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

Jeaneen Pisarra,               None
Assistant Vice President

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Raghaw Prasad,                 Formerly Associate Vice President with
Assistant Vice President       Prudential Securities New York (January
                               2001-November 2001) prior to which he was a
                               Director/Analytics with Prudential Investments
                               New Jersey (April 1997-November 2001).
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Jane C. Putnam,                None
Vice President
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Michael E. Quinn,              None
Vice President
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Julie S. Radtke,               None
Vice President
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Norma J. Rapini,               None
Assistant Vice President:
Rochester Division
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Brian N. Reid,                 Formerly an Assistant Vice President with Eaton
Assistant Vice President       Vance Management (January 2000-January 2002).
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

Marc Reinganum,                Formerly (until August 2002) Vaughn Rauscher
Vice President                 Chair in Financial Investments and Director,
                               Finance Institute of Southern Methodist
                               University, Texas.

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

Jill Reiter,                   None
Assistant Vice President

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Kristina Richardson,           None
Assistant Vice President
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

Claire Ring,                   None
Assistant Vice President

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
David Robertson,               Senior Vice President of OppenheimerFunds
Senior Vice President          Distributor, Inc.
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Rob Robis,                     None
Assistant Vice President
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Antoinette Rodriguez,          None
Assistant Vice President
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

Stacey Roode,                  Formerly, Assistant Vice President of Human
Vice President                 Resources of OFI (200-July 2002)

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Jeffrey S. Rosen,              None
Vice President
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
James H. Ruff,                 President and Director of OppenheimerFunds
Executive Vice President       Distributor, Inc. and Centennial Asset
                               Management Corporation; Executive Vice President
                               of OFI Private Investments, Inc.
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

Andrew Ruotolo                 Vice Chairman, Treasurer, Chief Financial
Executive  Vice  President and Officer and Management Director of Oppenheimer
Director                       Acquisition Corp.; President and director of
                               Shareholder Services, Inc. and Shareholder
                               Financial Services, Inc.; Director (Class A) of
                               Trinity Investment Management Corporation;
                               Chairman of the Board, Chief Executive Officer,
                               President and Director of OFI Trust Company.

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Rohit Sah,                     None
Assistant Vice President
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Valerie Sanders,               None
Vice President
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

Karen Sandler,                 None
Assistant Vice President

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Tricia Scarlata,               Formerly, Marketing Manager of OppenheimerFunds,
Assistant Vice President       Inc. (April 2001-August 2002); Client Service
                               Support Manager for Sanford C. Bernstein
                               (December 1999-April 2001)
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

Rudi Schadt,                   Formerly a consultant for Arthur Andersen
Vice President                 (August 2001-February 2002); director, senior
                               quantitative analyst at Brinson Partners
                               (September 2000,April 2001).

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Ellen P. Schoenfeld,           None
Vice President
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

Maria Schulte,                 None
Assistant Vice President

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Scott A. Schwegel,             None
Assistant Vice President
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Allan P. Sedmak                None
Assistant Vice President
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Jennifer L. Sexton,            Vice President of OFI Private Investments, Inc.
Vice President
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Martha A. Shapiro,             None
Vice President
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Navin Sharma,                  Formerly, Manager at BNP Paribas Cooper Neff
Vice President                 Advisors (May 2001-April 2002) prior to which he
                               was Development Manager at Reality
                               Online/Reuters America Inc. (June 2000-May 2001).
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Steven J. Sheerin,             Formerly consultant with Pricewaterhouse Coopers
Vice President                 (November 2000-May 2001).
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Bonnie Sherman,                None
Assistant Vice President
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
David C. Sitgreaves,           None
Assistant Vice President
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Edward James Sivigny           Formerly a Director for ABN Amro Securities
Assistant Vice President       (July 2001-July 2002) prior to which he was
                               Associate Director for Barclays Capital
                               (1998-July 2001).
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Enrique H. Smith,              Formerly a business analyst with Goldman Sachs
Assistant Vice President       (August 1999-August 2001).
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Louis Sortino,                 None
Assistant Vice President:
Rochester Division
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Keith J. Spencer,              None
Vice President
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Marco Antonio Spinar,          Formerly, Director of Business Operations at AOL
Assistant Vice President       Time Warner, AOL Time Warner Book Group (June
                               2000-December 2001).
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Richard A. Stein,              None
Vice   President:    Rochester
Division
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Arthur P. Steinmetz,           Senior Vice President of HarbourView Asset
Senior Vice President          Management Corporation.
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

Jennifer Stevens,              None
Assistant Vice President

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Gregory J. Stitt,              None
Vice President
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
John P. Stoma,                 Senior Vice President of OppenheimerFunds
Senior Vice President          Distributor, Inc.
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Wayne Strauss,                 None
Assistant Vice President:
Rochester Division
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

Michael Stricker,              Vice President of Shareholder Services, Inc.
Vice President

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

Deborah A. Sullivan,           Since December 2001, Secretary of OFI Trust
Assistant Vice President,      Company.
Assistant Counsel

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Mary Sullivan,                 None
Assistant Vice President
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

Michael Sussman,               Vice President of OppenheimerFunds Distributor,
Vice President                 Inc.

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Susan B. Switzer,              None
Vice President
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

Martin Telles,                 Senior Vice President of OppenheimerFunds
Senior Vice President          Distributor, Inc.

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Paul Temple,                   Formerly a Vice President of Merrill Lynch
Vice President                 (October 2001-January 2002) prior to which he
                               was a Vice President with OppenheimerFunds, Inc.
                               (May 2000-October 5, 2001).
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Vincent Toner,                 None
Assistant Vice President
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Eamon Tubridy,                 None
Assistant Vice President
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

Keith Tucker,                  None
Assistant Vice President

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
James F. Turner,               Formerly portfolio manager for Technology
Vice President                 Crossover Ventures (May 2000-March 2001).
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Cameron Ullyat,                None
Assistant Vice President
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Angela Utaro,                  None
Assistant Vice President:
Rochester Division
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Mark S. Vandehey,              Vice President of OppenheimerFunds Distributor,
Vice President                 Inc., Centennial Asset Management Corporation
                               and Shareholder Services, Inc.
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Maureen Van Norstrand,         None
Assistant Vice President
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Vincent Vermette,              Assistant Vice President of OppenheimerFunds
Assistant Vice President       Distributor, Inc.
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Phillip F. Vottiero,           None
Vice President
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Teresa M. Ward,                Vice President of OppenheimerFunds Distributor,
Vice President                 Inc.
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Jerry A. Webman,               Senior Vice President of HarbourView Asset
Senior Vice President          Management Corporation.
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Christopher D. Weiler,         None
Assistant Vice President:
Rochester Division
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

Barry D. Weiss,                Vice President of HarbourView Asset Management
Vice President                 Corporation

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Melissa Lynn Weiss,            Formerly an Associate at Hoguet Newman & Regal,
Vice President                 LLP (January 1998-May 2002).
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Christine Wells,               None
Vice President
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Joseph J. Welsh,               Vice President of HarbourView Asset Management
Vice President                 Corporation.
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Diederick Wermolder,           Director of OppenheimerFunds International Ltd.;
Vice President                 Senior Vice President (Managing Director of the
                               International Division) of OFI Institutional
                               Asset Management, Inc.
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Catherine M. White,            Assistant Vice President of OppenheimerFunds
Assistant Vice President       Distributor, Inc. Formerly, Assistant Vice
                               President with Gruntal & Co. LLC (September 1998
                               - October 2000); member of the American Society
                               of Pension Actuaries (ASPA) since 1995.
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
William L. Wilby,              Formerly Senior Vice President of HarbourView
Senior Vice President          Asset Management Corporation (May 1999-July
                               2002).
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Donna M. Winn,                 President, Chief Executive Officer and Director
Senior Vice President          of OFI Private Investments, Inc.; Director and
                               President of OppenheimerFunds Legacy Program;
                               Senior Vice President of OppenheimerFunds
                               Distributor, Inc.
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

Kenneth Winston,               Formerly, principal at Richards & Tierney, Inc.
Senior Vice President          (March 1994-May 2001).

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

Philip Witkower,               Senior Vice President of OppenheimerFunds
Senior Vice President          Distributor, Inc.

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

Brian W. Wixted,               Treasurer of HarbourView Asset Management
Senior Vice President and      Corporation; OppenheimerFunds International
Treasurer                      Ltd., Oppenheimer Partnership Holdings, Inc.,
                               Oppenheimer Real Asset Management, Inc.,
                               Shareholder Services, Inc., Shareholder
                               Financial Services, Inc., OFI Private
                               Investments, Inc., OFI Institutional Asset
                               Management, Inc. and OppenheimerFunds Legacy
                               Program; Treasurer and Chief Financial Officer
                               of OFI Trust Company; Assistant Treasurer of
                               Oppenheimer Acquisition Corp.

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

Carol Wolf,                    Senior Vice President of HarbourView Asset
Senior Vice President          Management Corporation; serves on the Board of
                               the Colorado Ballet.

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

Kurt Wolfgruber,               Director of Tremont Advisers, Inc. (as of
Executive   Vice  President  & January 2002), HarbourView Asset Management
Chief  Investment  Officer and Corporation and OFI Institutional Asset
Director                       Management, Inc. (as of January 2003)

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Caleb C. Wong,                 None
Vice President
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Edward C. Yoensky,             None
Assistant Vice President
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Jill Zachman,                  None
Vice   President:    Rochester
Division
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

Lucy Zachman,                  None
Assistant Vice President

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

Robert G. Zack                 General Counsel and Director of OppenheimerFunds
Senior Vice President and      Distributor, Inc.; General Counsel of Centennial
General Counsel                Asset Management Corporation; Senior Vice
                               President and General Counsel of HarbourView
                               Asset Management Corporation and OFI
                               Institutional Asset Management, Inc.; Senior
                               Vice President, General Counsel and Director of
                               Shareholder Financial Services, Inc.,
                               Shareholder Services, Inc., OFI Private
                               Investments, Inc. and OFI Trust Company; Vice
                               President and Director of Oppenheimer
                               Partnership Holdings, Inc.; Secretary and
                               General Counsel of Oppenheimer Acquisition
                               Corp.; Director and Assistant Secretary of
                               OppenheimerFunds International Ltd.; Director of
                               Oppenheimer Real Asset Management, Inc.; Vice
                               President of OppenheimerFunds Legacy Program.

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Neal A. Zamore,                None
Vice President
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Mark D. Zavanelli,             None
Vice President
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Alex Zhou,                     None
Assistant Vice President
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Arthur J. Zimmer,              Senior Vice President (since April 1999) of
Senior Vice President          HarbourView Asset Management Corporation.
---------------------------------------------------------------------------------

The Oppenheimer Funds include the following:

Centennial America Fund, L.P.
Centennial California Tax Exempt Trust
Centennial Government Trust
Centennial Money Market Trust
Centennial New York Tax Exempt Trust
Centennial Tax Exempt Trust

Limited Term New York Municipal Fund (Rochester Portfolio Series)
Oppenheimer AMT-Free New York Municipals
Oppenheimer Bond Fund (a series of Oppenheimer Integrity Funds)
Oppenheimer California Municipal Fund
Oppenheimer Capital Appreciation Fund
Oppenheimer Capital Income Fund
Oppenheimer Capital Preservation Fund
Oppenheimer Cash Reserves
Oppenheimer Champion Income Fund
Oppenheimer Convertible Securities Fund (Bond Fund Series)
Oppenheimer Developing Markets Fund
Oppenheimer Discovery Fund
Oppenheimer Emerging Growth Fund
Oppenheimer Emerging Technologies Fund
Oppenheimer Enterprise Fund
Oppenheimer Equity Fund, Inc.

Oppenheimer Europe Fund
Oppenheimer Global Fund

Oppenheimer Global Opportunities Fund
Oppenheimer Gold & Special Minerals Fund
Oppenheimer Growth Fund
Oppenheimer High Yield Fund
Oppenheimer International Bond Fund
Oppenheimer International Growth Fund
Oppenheimer  International  Large-Cap  Core  Fund  (a  series  of  Oppenheimer
International Large-
    Cap Core Trust)

Oppenheimer International Small Company Fund

Oppenheimer  International  Value Fund (a series of Oppenheimer  International
Value Trust)
Oppenheimer Limited-Term Government Fund
Oppenheimer  Limited Term Municipal  Fund (a series of  Oppenheimer  Municipal
Fund)
Oppenheimer Main Street Fund (a series of Oppenheimer Main Street Funds, Inc.)
Oppenheimer Main Street Opportunity Fund
Oppenheimer Main Street Small Cap Fund
Oppenheimer MidCap Fund
Oppenheimer Money Market Fund, Inc.
Oppenheimer Multi Cap Value Fund
Oppenheimer Multiple Strategies Fund
Oppenheimer Multi-Sector Income Trust
Oppenheimer Multi-State Municipal Trust (3 series):

     Oppenheimer New Jersey Municipal Fund
     Oppenheimer Pennsylvania Municipal Fund
     Oppenheimer Rochester National Municipals
Oppenheimer Municipal Bond Fund

Oppenheimer  Principal  Protected  Main Street  Fund (a series of  Oppenheimer
Principal
     Protected Trust)

Oppenheimer Quest Capital Value Fund, Inc.
Oppenheimer Quest For Value Funds (3 series)
     Oppenheimer Quest Balanced Value Fund
     Oppenheimer Quest Opportunity Value Fund
     Oppenheimer Small Cap Value Fund

Oppenheimer Quest International Value Fund, Inc.
Oppenheimer Quest Value Fund, Inc.
Oppenheimer Real Asset Fund
Oppenheimer Real Estate Fund
Oppenheimer Select Managers (4 series):
     Jennison Growth Fund
     Mercury Advisors Focus Growth Fund
     Mercury Advisors S&P 500 Index Fund
     Salomon Brothers All Cap Fund

Oppenheimer Senior Floating Rate Fund
Oppenheimer Series Fund, Inc. (2 series):
     Oppenheimer Disciplined Allocation Fund
     Oppenheimer Value Fund

Oppenheimer Strategic Income Fund
Oppenheimer Total Return Bond Fund
Oppenheimer Tremont Core Diversified Hedge Fund
Oppenheimer Tremont Market Neutral Fund LLC
Oppenheimer Tremont Market Neutral Hedge Fund
Oppenheimer Tremont Opportunity Fund LLC
Oppenheimer U.S. Government Trust
Oppenheimer Variable Account Funds (11 series):
     Oppenheimer Aggressive Growth Fund/VA
     Oppenheimer Bond Fund/VA
     Oppenheimer Capital Appreciation Fund/VA
     Oppenheimer Global Securities Fund/VA
     Oppenheimer High Income Fund/VA
     Oppenheimer Main Street Fund/VA
     Oppenheimer Main Street Small Cap Fund/VA
     Oppenheimer Money Fund/VA
     Oppenheimer Multiple Strategies Fund/VA
     Oppenheimer Strategic Bond Fund/VA
     Oppenheimer Value Fund/VA

Panorama Series Fund, Inc. (4 series):
     Growth Portfolio
     Government Securities Portfolio
     Oppenheimer International Growth Fund/VA
     Total Return Portfolio
Rochester Fund Municipals

The address of the  Oppenheimer  funds  listed  above,  Shareholder  Financial
Services,  Inc.,  Shareholder  Services,  Inc.,   OppenheimerFunds   Services,
Centennial   Asset   Management   Corporation,   Centennial   Capital   Corp.,
Oppenheimer Real Asset Management,  Inc. and  OppenheimerFunds  Legacy Program
is 6803 South Tucson Way, Centennial, Colorado 80112-3924.

The address of OppenheimerFunds,  Inc.,  OppenheimerFunds  Distributor,  Inc.,
HarbourView Asset Management  Corporation,  Oppenheimer  Partnership Holdings,
Inc.,  Oppenheimer  Acquisition  Corp.,  OFI Private  Investments,  Inc.,  OFI
Institutional  Asset  Management,  Inc. and  Oppenheimer  Trust Company is 498
Seventh Avenue, New York, New York 10018.

The address of Tremont  Advisers,  Inc. is 555 Theodore  Fremd  Avenue,  Suite
206-C, Rye, New York 10580.

The  address  of  OppenheimerFunds  International  Ltd.  is Bloc C, Irish Life
Center, Lower Abbey Street, Dublin 1, Ireland.

The address of Trinity Investment  Management  Corporation is 301 North Spring
Street, Bellefonte, Pennsylvania 16823.

Item 27. Principal Underwriter
------------------------------

(a)   OppenheimerFunds Distributor, Inc. is the Distributor of the
Registrant's shares. It is also the Distributor of each of the other registered open-end investment companies for which OppenheimerFunds, Inc. is the investment adviser, as described in Part A and B of this Registration
Statement and listed in Item 26(b) above (except Oppenheimer Multi-Sector
Income Trust and Panorama Series Fund, Inc.) and for MassMutual Institutional
Funds.

(b)   The directors and officers of the Registrant's principal underwriter are:

---------------------------------------------------------------------------------
Name & Principal                Position & Office         Position and Office
Business Address                with Underwriter          with Registrant
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Robert Agan(1)                  Vice President            None
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Janette Aprilante(1)            Secretary                 None
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Jason R. Bach                   Vice President            None
3264 Winthrop Cricle
Marietta, GA 30067
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

James Barker                    Vice President            None

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Kathleen Beichert(1)            Vice President            None
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Gabriella Bercze(2)             Vice President            None
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Douglas S. Blankenship          Vice President            None
17011 Woodbark
Spring, TX 77379
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Tracey Blinzler(1)              Assistant Vice President  None
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

David A Borrelli                Vice President            None

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

Michelle Brennan                Assistant Vice President  None

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
L. Scott Brooks(2)              Vice President            None
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Kevin E. Brosmith               Senior Vice President     None
170 Phillip Court
Lake Bluff, IL 60044
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Jeffrey W. Bryan(2)             Vice President            None
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Susan Burton                    Vice President            None
412 Towne Green Circle
Addison, TX 75001
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Kathleen Mary Byron             Vice President            None
6 Dahlia Drive
Irvine, CA 92618
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

Andrew Chonofsky                Vice President            None

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Robert A. Coli                  Vice President            None
12 White Tail Lane
Bedminster, NJ 07921
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Jill E. Crockett(2)             Assistant Vice President  None
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Jeffrey D. Damia(2)             Vice President            None
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
John Davis(2)                   Assistant Vice President  None
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Stephen J. Demetrovits(2)       Vice President            None
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Joseph A. DiMauro               Vice President            None
244 McKinley Avenue
Grosse Pointe Farms, MI 48236
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Steven Dombrower(w)             Vice President            None
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
George P. Dougherty             Vice President            None
4090 Redbud Circle
Doylestown, PA 18901
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Cliff H. Dunteman               Vice President            None
1196 Fieldstone Dr.
Crystal Lake, IL 60014-1642
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
John Eiler(2)                   Vice President            None
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Kent M. Elwell                  Vice President            None
35 Crown Terrace
Yardley, PA 19067
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Gregg A. Everett                Vice President            None
7124 Trysail Circle
Tampa, FL 33607
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

George R. Fahey                 Senior Vice President     None
9 Townview Court

Flemington, NJ 08822
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Eric C. Fallon                  Vice President            None
10 Worth Circle
Newton, MA 02458
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Katherine P. Feld(2)            Vice President            Assistant Secretary
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

Mark J. Ferro(2)                Senior Vice President     None

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Ronald H. Fielding(3)           Vice President            None
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Patrick W. Flynn (1)            Senior Vice President     None
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
John E. Forrest(2)              Senior Vice President     None
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
John ("J) Fortuna(2)            Vice President            None
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
P. Lyman Foster(2)              Senior Vice President     None
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Luiggino J. Galleto             Vice President            None
10302 Riesling Court
Charlotte, NC 28277
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Lucio Giliberti                 Vice President            None
6 Cyndi Court
Flemington, NJ 08822
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Raquel Granahan(2)              Vice President            None
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Ralph Grant(2)                  Senior Vice President     None
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Michael D. Guman                Vice President            None
3913 Pleasant Avenue
Allentown, PA 18103
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Clifford W. Heidinger           Vice President            None
90 Gates Street
Portsmouth, NH 03801
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Phillipe D. Hemery              Vice President            None
184 Park Avenue
Rochester, NY 14607
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Elyse R. Jurman Herman          Vice President            None
1194 Hillsboro Mile, Villa 51
Hillsboro Beach, FL  33062
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Wendy G. Hetson                 Vice President            None
4 Craig Street
Jericho, NY 11753
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
William E. Hortz(2)             Vice President            None
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Edward Hrybenko(2)              Vice President            None
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Brian F. Husch(2)               Vice President            None
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Kathleen T. Ives(1)             Vice President            Assistant Secretary
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Eric K. Johnson                 Vice President            None
28 Oxford Avenue
Mill Valley, CA 94941
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Mark D. Johnson                 Vice President            None
15792 Scenic Green Court
Chesterfield, MO 63017
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Christina J. Keller(2)          Vice President            None
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Brian G. Kelly                  Vice President            None
60 Larkspur Road
Fairfield, CT 06430
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Michael Keogh(2)                Vice President            None
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Lisa Klassen(1)                 Assistant Vice President  None
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Richard Klein                   Senior Vice President     None
4820 Fremont Avenue So.
Minneapolis, MN 55409
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

Richard Knott(2)                Senior Vice President     None

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Dean Kopperud(2)                Senior Vice President     None
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Brent A. Krantz                 Senior Vice President     None
P. O. Box 1313
Seahurst, WA 98062
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
David T. Kuzia                  Vice President            None
9697 S. Golden Eagle Dr.
Highlands, CO 80126
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Tracey Lange(2)                 Vice President            None
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Paul R. LeMire                  Vice President            None
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

Evan M. Lereah                  Vice President            None

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Dawn Lind                       Vice President            None
21 Meadow Lane
Rockville Centre, NY 11570
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Malissa Lischin(2)              Assistant Vice President  None
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
James V. Loehle                 Vice President            None
30 Wesley Hill Lane
Warwick, NY 10990
---------------------------------------------------------------------------------
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Montana Low                     Vice President            None

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
John J. Lynch                   Vice President            None
5341 Ellsworth
Dallas, TX 75206
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

Craig Lyman                     Vice President            None

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Mark Macken                     Vice President            None
462 Lincoln Avenue
Sayville, NY 11782
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Michael Magee(2)                Vice President            None
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Steven C. Manns                 Vice President            None
1941 W. Wolfram
Chicago, IL 60657
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Todd A. Marion                  Vice President            None
3 St. Marks Place
Cold Spring Harbor, NY 11724
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

LuAnn Mascia(2)                 Vice President            None

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Theresa-Marie Maynier           Vice President            None
2421 Charlotte Drive
Charlotte, NC 28203
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Anthony P. Mazzariello          Vice President            None
704 Beaver Road
Leetsdale, PA 15056
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
John C. McDonough               Vice President            None
3812 Leland Street
Chevy Chase, MD 20815
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Kent C. McGowan                 Vice President            None
18424 12th Avenue West
Lynnwood, WA 98037
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

Daniel Melehan                  Vice President            None

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

Mark Mezzanotte                 Vice President            None

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

Robert Moser                    Vice President            None

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

John V. Murphy(2)               Director                  President

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Wendy Jean Murray               Vice President            None
32 Carolin Road
Upper Montclair, NJ 07043
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Christina Nasta(2)              Vice President            None
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Kevin P. Neznek(2)              Vice President            None
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Chad V. Noel                    Vice President            None
2408 Eagleridge Drive
Henderson, NV 89014
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

Bradford Norford                Vice President            None

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Raymond C. Olson(1)             Assistant Vice President  None
                                & Treasurer
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

Alan Panzer                     Vice President            None

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Brian C. Perkes                 Vice President            None
8734 Shady Shore Drive
Frisco, TX 75034
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Charles K. Pettit               Vice President            None
22 Fall Meadow Drive
Pittsford, NY 14534
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

Gazell Pettway                  Vice President            None

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

William Presutti                Vice President            None

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Elaine Puleo-Carter(2)          Senior Vice President     None
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Christopher L. Quinson          Vice President            None
19 Cayuga Street
Rye, NY 10580
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Minnie Ra                       Vice President            None
100 Dolores Street, #203
Carmel, CA 93923
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Gary D. Rakan                   Vice President            None
25031 Woodridge Triangle
Farmington, MI 48335
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

Dusting Raring                  Vice President            None

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Michael A. Raso                 Vice President            None
16 N. Chatsworth Ave., Apt. 301
Larchmont, NY 10538
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Douglas Rentschler              Vice President            None
677 Middlesex Road
Grosse Pointe Park, MI 48230
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Ruxandra Risko(2)               Vice President            None
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
David R. Robertson(2)           Senior Vice President     None
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Kenneth A. Rosenson             Vice President            None
24753 Bantage Point Terr.
Malibu, CA 90265
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
James H. Ruff(2)                President & Director      None
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
William R. Rylander             Vice President            None
85 Evergreen Road
Vernon, CT 06066
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Thomas Sabow(2)                 Vice President            None
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

John Saunders                   Vice President            None

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

Tonya Sax                       Vice President            None

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Alfredo Scalzo                  Vice President            None
9616 Lake Chase Island Way
Tampa, FL 33626
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

Thomas Schmitt                  Vice President            None

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Eric Sharp                      Vice President            None
862 McNeill Circle
Woodland, CA 95695
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Debbie Simon(2)                 Vice President            None
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Douglas Bruce Smith             Vice President            None
808 South 194th Street
Seattle,WA 98148
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Bryan Stein(2)                  Vice President            None
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
John Stoma(2)                   Senior Vice President     None
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Brian C. Summe                  Vice President            None
239 N. Colony Drive
Edgewood, KY 41017
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Michael Sussman(2)              Vice President            None
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
George T. Sweeney               Senior Vice President     None
5 Smoke House Lane
Hummelstown, PA 17036
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
James Taylor(2)                 Assistant Vice President  None
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Martin Telles(2)                Senior Vice President     None
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
David G. Thomas                 Vice President            None
1328 N. Cleveland Street
Arlington, VA 22201
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Bryan K.Toma                    Vice President            None
14575 S. Gallery
Olathe, KS 66062
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Floyd A. Tucker                 Vice President            None
1930 W. Barry Ave., #2
Chicago, IL 60657
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Mark Vandehey(1)                Vice President            None
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Vincent Vermete                 Assistant Vice President  None
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

Kenneth Ward                    Vice President            None

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Teresa Ward(1)                  Vice President            None
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Michael J. Weigner              Vice President            None
4905 W. San Nicholas Street
Tampa, FL 33629
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Donn Weise                      Vice President            None
3249 Earlmar Drive
Los Angeles, CA 90064
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Catherine White(2)              Assistant Vice President  None
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Thomas Wilson(2)                Vice President            None
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Donna Winn(2)                   Senior Vice President     None
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Philip Witkower(2)              Senior Vice President     None
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Cary Patrick Wozniak            Vice President            None
18808 Bravata Court
San Diego, CA 92128
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

John Young                      Vice President            None

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Gregor D. Yuska                 Vice President            None
16035 Canterbury Estates Dr.
Ellisville, MO 63021
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Robert G. Zack(2)               General Counsel &         Secretary
                                Director
---------------------------------------------------------------------------------

(1)6803 South Tucson Way, Centennial, CO 80112-3924
(2)498 Seventh Avenue, New York, NY 10018
(3)350 Linden Oaks, Rochester, NY 14623

(c)   Not applicable.

Item 28. Location of Accounts and Records
-----------------------------------------

The  accounts,  books  and  other  documents  required  to  be  maintained  by
Registrant  pursuant to Section  31(a) of the  Investment  Company Act of 1940
and rules  promulgated  thereunder are in the possession of  OppenheimerFunds,
Inc. at its offices at 6803 South Tucson Way, Centennial, Colorado 80112-3924.

Item 29. Management Services
----------------------------

Not applicable

Item 30. Undertakings
---------------------

Not applicable.

                                  SIGNATURES

Pursuant to the requirements of the Securities Act of 1933 and/or the
Investment Company Act of 1940, the Registrant certifies that it meets all the requirements for effectiveness of this Registration Statement pursuant to
Rule 485(b) under the Securities Act of 1933 and has duly caused this
Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York and State of New York on the 24th day of September, 2003.

                              Oppenheimer Multi-State Municipal Trust

                              By:  /s/ John V. Murphy*
                              ----------------------------------------------
                              John V. Murphy, President,
                              Principal Executive Officer & Trustee

Pursuant to the requirements of the Securities Act of 1933, this Registration
Statement has been signed below by the following persons in the capacities on the dates indicated:

Signatures                   Title                       Date
----------                   -----                       ----

/s/ Clayton K. Yeutter*      Chairman of the
------------------           Board of Trustees           September 24, 2003
Clayton K. Yeutter

/s/ Donald W. Spiro*         Vice Chairman of the        September 24, 2003
-------------------------    Board and Trustee
Donald W. Spiro

/s/ John V. Murphy*          President, Principal

--------------------------   Executive Officer           September 24, 2003
John V. Murphy               & Trustee

/s/ Brian W. Wixted*         Treasurer, Principal        September 24, 2003
-------------------------    Financial and
Brian W. Wixted              Accounting Officer

/s/ Robert G. Galli*         Trustee                     September 24, 2003

-----------------------
Robert G. Galli

/s/ Phillip A. Griffiths*    Trustee                     September 24, 2003

---------------------------
Phillip A. Griffiths

/s/ Joel W. Motley*          Trustee                     September 24, 2003

------------------------
Joel W. Motley

/s/ Kenneth A. Randall*      Trustee                     September 24, 2003

----------------------------
Kenneth A. Randall

/s/ Edward V. Regan*         Trustee                     September 24, 2003

-------------------------
Edward V. Regan

/s/ Russell S. Reynolds, Jr.* Trustee                    September 24, 2003

---------------------------------
Russell S. Reynolds, Jr.

*By: /s/ Robert G. Zack
-----------------------------------------
Robert G. Zack, Attorney-in-Fact

                    Oppenheimer Multi-State Municipal Trust

                       Post-Effective Amendment No. 29
                          Registration No. 33-30198

EXHIBIT INDEX
-------------

Exhibit No.       Description
-----------       -----------

23 (j)            Independent Auditors Consent